                                             Filed Pursuant to Rule 424(b)(5)
                                             Registration File No.: 333-105805

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 29, 2004

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED OCTOBER 29, 2004)

                          $1,352,082,000 (APPROXIMATE)

[CHASE LOGO]
             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                                    DEPOSITOR

        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-CIBC10

                               JPMORGAN CHASE BANK
                                    CIBC INC.
                        BARCLAYS CAPITAL REAL ESTATE INC.
                             MORTGAGE LOAN SELLERS

     J.P. Morgan Chase Commercial Mortgage Securities Corp. is offering certain classes of the Series 2004-CIBC10 Commercial Mortgage Pass-Through
Certificates, which represent the beneficial ownership interests in a trust.
The trust's assets will primarily be 204 fixed rate mortgage loans secured by first liens on 238 commercial, multifamily and manufactured housing community properties and are generally the sole source of payments on the Series
2004-CIBC10 certificates. The Series 2004-CIBC10 certificates are not obligations of J.P. Morgan Chase Commercial Mortgage Securities Corp., the
mortgage loan sellers or any of their respective affiliates, and neither the
Series 2004-CIBC10 certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or any other person or entity.

                                                                     ASSUMED         EXPECTED
              INITIAL CLASS   INITIAL APPROX.   PASS-THROUGH          FINAL          RATINGS       RATED FINAL
               CERTIFICATE      PASS-THROUGH        RATE          DISTRIBUTION      (MOODY'S/     DISTRIBUTION
               BALANCE (1)          RATE         DESCRIPTION        DATE (3)         S&P) (5)       DATE (3)
-----------------------------------------------------------------------------------------------------------------

Class A-1 ..  $ 36,467,000   %                 Fixed           December 12, 2006     Aaa/AAA   November 12, 2039
Class A-2 ..  $ 91,592,000   %                 Fixed             May 12, 2009        Aaa/AAA   November 12, 2039
Class A-3 ..  $250,536,000   %                 Fixed           December 12, 2009     Aaa/AAA   November 12, 2039
Class A-4 ..  $180,896,000   %                 Fixed          September 12, 2011     Aaa/AAA   November 12, 2039
Class A-5 ..  $174,874,000   %                 Fixed             June 12, 2014       Aaa/AAA   November 12, 2039
Class A-6 ..  $387,056,000   %                 Fixed           November 12, 2014     Aaa/AAA   November 12, 2039
Class A-J ..  $119,051,000   %                 Fixed           November 12, 2014     Aaa/AAA   November 12, 2039
Class B ....  $ 62,006,000%                 (6)             November 12, 2014      Aa2/AA   November 12, 2039
Class C ....  $ 17,361,000%                 (6)             November 12, 2014     Aa3/AA-   November 12, 2039
Class D ....  $ 14,881,000%                 (6)             November 12, 2014      A1/A+    November 12, 2039
Class E ....  $ 17,362,000%                 (6)             November 12, 2014       A2/A    November 12, 2039

----------
(Footnotes to table on page S-7)

YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE S-28 OF THIS
PROSPECTUS SUPPLEMENT AND PAGE 9 OF THE PROSPECTUS.

Neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality or any other person or entity.

The certificates will represent interests in the trust fund only. They will not represent interests in or obligations of the depositor, any of its affiliates or any other entity.

     THE SECURITIES AND EXCHANGE COMMISSION AND STATE REGULATORS HAVE NOT
APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR PASSED UPON THE ADEQUACY
OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. J.P. MORGAN CHASE
COMMERCIAL MORTGAGE SECURITIES CORP. WILL NOT LIST THE OFFERED CERTIFICATES ON
ANY SECURITIES EXCHANGE OR ON ANY AUTOMATED QUOTATION SYSTEM OF ANY SECURITIES
ASSOCIATION.

     THE UNDERWRITERS, J.P. MORGAN SECURITIES INC., CIBC WORLD MARKETS CORP.,
BARCLAYS CAPITAL INC., WACHOVIA CAPITAL MARKETS, LLC AND CREDIT SUISSE FIRST
BOSTON LLC WILL PURCHASE THE OFFERED CERTIFICATES FROM J.P. MORGAN CHASE
COMMERCIAL MORTGAGE SECURITIES CORP. AND WILL OFFER THEM TO THE PUBLIC AT
NEGOTIATED PRICES, PLUS, IN CERTAIN CASES, ACCRUED INTEREST, DETERMINED AT THE
TIME OF SALE. J.P. MORGAN SECURITIES INC., CIBC WORLD MARKETS CORP. AND
BARCLAYS CAPITAL INC. ARE ACTING AS CO-LEAD MANAGERS FOR THIS OFFERING.
WACHOVIA CAPITAL MARKETS, LLC AND CREDIT SUISSE FIRST BOSTON LLC ARE ACTING AS
CO-MANAGERS FOR THIS OFFERING. J.P. MORGAN SECURITIES INC. IS ACTING AS SOLE
BOOKRUNNER FOR THIS OFFERING.

     THE UNDERWRITERS EXPECT TO DELIVER THE OFFERED CERTIFICATES TO PURCHASERS
IN BOOK-ENTRY FORM ONLY THROUGH THE FACILITIES OF THE DEPOSITORY TRUST COMPANY
IN THE UNITED STATES AND CLEARSTREAM BANKING, SOCIeTe ANONYME AND EUROCLEAR
BANK, AS OPERATOR OF THE EUROCLEAR SYSTEM, IN EUROPE, AGAINST PAYMENT IN NEW
YORK, NEW YORK ON OR ABOUT NOVEMBER 23, 2004. WE EXPECT TO RECEIVE FROM THIS
OFFERING APPROXIMATELY    % OF THE INITIAL CERTIFICATE BALANCE OF THE OFFERED
CERTIFICATES, PLUS ACCRUED INTEREST FROM NOVEMBER 1, 2004, BEFORE DEDUCTING
EXPENSES PAYABLE BY US.

JPMORGAN                      CIBC WORLD MARKETS                BARCLAYS CAPITAL

CREDIT SUISSE FIRST BOSTON                                  WACHOVIA  SECURITIES

NOVEMBER   , 2004

[CHASE LOGO OMITTED]  J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURTIES CORP.

       Commercial Mortgage Pass-Through Cerfiticates, Series 2004-CIBC 10

                                 [MAP OMITTED]

TEXAS                         NEVADA                            MINNESOTA
24 properties                 5 properties                      2 properties
$201,561,943                  $47,028,512                       $24,785,815
10.2% of total                2.4% of total                     1.2% of total

NEW YORK                      HAWAII                             UTAH
21 properties                 2 properties                       5 properties
$200,832,889                  $45,400,000                        $22,338,003
10.1% of total                2.3% of total                      1.1% of total

NEW JERSEY                    ARIZONA                            VERMONT
6 properties                  5 properties                       1 property
$157,943,310                  $42,832,473                        $20,250,000
8.0% of total                 2.2% of total                      1.0% of total

FLORIDA                       ARKANSAS                           OREGON
15 properties                 2 properties                       1 property
$151,958,681                  $38,939,062                        $18,250,000
7.7% of total                 2.0% of total                      0.9% of total

CALIFORNIA                    NORTH CAROLINA                     WISCONSIN
21 properties                 6 properties                       3 properties
$117,665,971                  $36,746,356                        $18,230,373
5.9% of total                 1.9% of total                      0.9% of total

PENNSYLVANIA                  GEORGIA                            CONNECTICUT
12 properties                 2 properties                       4 properties
$89,770,000                   $36,546,420                        $12,992,584
4.5% of total                 1.8% of total                      0.7% of total

MARYLAND                      COLORADO                           KENTUCKY
25 properties                 4 properties                       1 property
$79,423,915                   $36,297,719                        $10,900,000
4.0% of total                 1.8% of total                      0.5% of total

VIRGINIA                      TENNESSEE                          IDAHO
4 properties                  2 properties                       2 properties
$77,534,293                   $36,231,474                        $5,918,370
3.9% of total                 1.8% of total                      0.3% of total

OHIO                          MICHIGAN                           SOUTH CAROLINA
9 properties                  6 properties                       2 properties
$70,574,997                   $32,219,076                        $5,073,172
3.6% of total                 1.6% of total                      0.3% of total

WASHINGTON                    OKLAHOMA                           KANSAS
7 properties                  3 properties                       1 property
$62,170,000                   $31,295,611                        $3,924,343
3.1% of total                 1.6% of total                      0.2% of total

INDIANA                       NEW HAMPSHIRE                      NEBRASKA
6 properties                  4 properties                       1 property
$56,989,362                   $27,978,351                        $3,646,870
2.9% of total                 1.4% of total                      0.2% of total

LOUISIANA                     MASSACHUSETTES                     ALABAMA
10 properties                 2 properties                       1 property
$51,143,051                   $27,716,069                        $2,632,500
2.6% of total                 1.4% of total                      0.1% of total

ILLINOIS                      MISSISSIPPI                         NEW MEXICO
7 properties                  3 properties                        1 property
$48,936,089                   $27,299,639                         $2,200,000
2.5% of total                 1.4% of total                       0.1% of total

               [ ] (greater than) 1.0% of Cut-off Date Balance
               [ ] 1.0% - 5.0% of Cut-off Date Balance
               [ ] 5.1% - 10.0% of Cut-off Date Balance
               [ ] (less than) 10.0% of Cut-off Date Balance

        [PHOTO OMITTED]                                  [PHOTO OMITTED]
    Highland Hotel Portfolio                       Hauppauge, NY & Boston, MA

       [PHOTO OMITTED]                                    [PHOTO OMITTED]
Continental Plaza   Hackensack, NJ                ABB Building      Houston, TX

              [PHOTO OMITTED]                            [PHOTO OMITTED]
      Walden Pond at East Moriches                        Fountain Square
             East Moriches, NY                             Boca Raton, FL

             [PHOTO OMITTED]                             [PHOTO OMITTED]
Meadows Business Park     Baltimore, MD         Jefferson Commons  Knoxville, TN

                                [PHOTO OMITTED]
1475 Nitterhouse Drive                                         Chambersburg, PA

                                [PHOTO OMITTED]
Sherman Town Center                                                  Sherman, TX

                                 [PHOTO OMITTED]
The Westin Westminster                                          Westminster, CO.

             IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) this prospectus supplement, which describes the specific terms of the offered certificates. If the terms of the offered certificates vary between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement.

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS
SUPPLEMENT AND THE PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU
WITH INFORMATION THAT IS DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS
SUPPLEMENT AND THE PROSPECTUS. THE INFORMATION CONTAINED IN THIS PROSPECTUS
SUPPLEMENT IS ACCURATE ONLY AS OF THE DATE OF THIS PROSPECTUS SUPPLEMENT.

     This prospectus supplement begins with several introductory sections describing the Series 2004-CIBC10 certificates and the trust in abbreviated form:

     Summary of Certificates, commencing on page S-7 of this prospectus supplement, which sets forth important statistical information relating to the
Series 2004-CIBC10 certificates;

     Summary of Terms, commencing on page S-8 of this prospectus supplement, which gives a brief introduction of the key features of the Series 2004-CIBC10 certificates and a description of the underlying mortgage loans; and

     Risk Factors, commencing on page S-28 of this prospectus supplement, which describe risks that apply to the Series 2004-CIBC10 certificates which are in addition to those described in the prospectus with respect to the securities issued by the trust generally.

     This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Tables of Contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

     Certain capitalized terms are defined and used in this prospectus supplement and the prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption
"Index of Principal Definitions" commencing on page S-163 of this prospectus supplement. The capitalized terms used in the prospectus are defined on the pages indicated under the caption "Index of Defined Terms" commencing on page
107 of the prospectus.

     In this prospectus supplement, the terms "Depositor," "we," "us" and "our"
refer to J.P. Morgan Chase Commercial Mortgage Securities Corp.

                                      S-3

                                                  PAGE
                                                 -----
SUMMARY OF TERMS .............................    S-8
RISK FACTORS .................................   S-28
   Geographic Concentration Entails
      Risks ..................................   S-28
   Risks to the Mortgaged Properties
      Relating to Terrorist Attacks and
      Foreign Conflicts ......................   S-29
   Risks Relating to Mortgage Loan
      Concentrations .........................   S-29
   Risks Relating to Enforceability of
      Cross-Collateralization ................   S-31
   The Borrower's Form of Entity May
      Cause Special Risks ....................   S-31
   Ability To Incur Other Borrowings
      Entails Risk ...........................   S-32
   Borrower May Be Unable To Repay
      Remaining Principal Balance on
      Maturity Date or Anticipated
      Repayment Date .........................   S-35
   Commercial and Multifamily Lending
      Is Dependent Upon Net Operating
      Income .................................   S-36
   Tenant Concentration Entails Risk .........   S-37
   Certain Additional Risks Relating to
      Tenants ................................   S-38
   Mortgaged Properties Leased to
      Multiple Tenants Also Have Risks .......   S-38
   Mortgaged Properties Leased to
      Borrowers or Borrower Affiliated
      Entities Also Have Risks ...............   S-39
   Tenant Bankruptcy Entails Risks ...........   S-39
   Mortgage Loans Are Nonrecourse and

   Multifamily Properties Have Special
      Risks ..................................   S-41
   Industrial Properties Have Special
      Risks ..................................   S-42
   Hotel Properties Have Special Risks .......   S-43
   Risks Relating to Affiliation with a
      Franchise or Hotel Management
      Company ................................   S-44
   Manufactured Housing Communities
      Have Special Risks .....................   S-44
   Lack of Skillful Property Management
      Entails Risks ..........................   S-45
   Some Mortgaged Properties May Not
      Be Readily Convertible to
      Alternative Uses .......................   S-45
   Property Value May Be Adversely
      Affected Even When Current
      Operating Income Is Not                    S-46
   Mortgage Loans Secured by Leasehold
      Interests May Expose Investors to
      Greater Risks of Default and Loss ......   S-46
   Limitations of Appraisals .................   S-47
   Your Lack of Control Over the Trust
      Fund Can Create Risks ..................   S-48
   Potential Conflicts of Interest ...........   S-48
   Special Servicer May Be Directed To
      Take Actions ...........................   S-49
   Bankruptcy Proceedings Entail Certain
      Risks ..................................   S-49
   Risks Relating to Prepayments and
      Repurchases ............................   S-50
   Optional Early Termination of the
      Trust Fund May Result in an Adverse
      Impact on Your Yield or May Result
      in a Loss ..............................   S-52
   Mortgage Loan Sellers May Not Be
      Able to Make a Required
      Repurchase or Substitution of a
      Defective Mortgage Loan ................   S-53
   Risks Relating to Enforceability of
      Yield Maintenance Charges,
      Prepayment Premiums or
      Defeasance Provisions ..................   S-53
   Risks Relating to Borrower Default ........   S-53
   Risks Relating to Interest on Advances
      and Special Servicing Compensation......   S-54
   Risks of Limited Liquidity and Market
      Value ..................................   S-54
   Different Timing of Mortgage Loan
      Amortization Poses Certain Risks .......   S-54
   Subordination of Subordinate Offered
      Certificates ...........................   S-54
   Limited Information Causes
      Uncertainty ............................   S-55
   Environmental Risks Relating to the
      Mortgaged Properties ...................   S-55
   Tax Considerations Relating to
      Foreclosure ............................   S-56
   Risks Associated with One Action
      Rules ..................................   S-56
   Risks Relating to Enforceability ..........   S-56
   Potential Absence of Attornment
      Provisions Entails Risks ...............   S-57

                                      S-4

                                                 PAGE
                                               ------
   Property Insurance May Not Be
      Sufficient ...........................    S-57
   Zoning Compliance and Use
      Restrictions May Adversely Affect
      Property Value .......................    S-59
   Risks Relating to Costs of Compliance
      with Applicable Laws and
      Regulations ..........................    S-60
   No Reunderwriting of the Mortgage
      Loans ................................    S-60
   Litigation or Other Legal Proceedings
      Could Adversely Affect the
      Mortgage Loans .......................    S-60
   Risks Relating to Book-Entry
      Registration .........................    S-61
   Risks Relating to Inspections of

   Equity Investments by Mortgage Loan
      Seller and its Affiliates ............    S-68
   AB Mortgage Loan Pairs ..................    S-68
   Top Ten Mortgage Loans or Groups of
      Cross-Collateralized Mortgage
      Loans ................................    S-74
   ARD Loans ...............................    S-74
   Certain Terms and Conditions of the
      Mortgage Loans .......................    S-75
   Additional Mortgage Loan

   Underwriting Guidelines and Processes        S-87
   Representations and Warranties;
      Repurchases and Substitutions ........    S-89
   Repurchase or Substitution of
      Cross-Collateralized Mortgage

   Book-Entry Registration and Definitive
      Certificates .........................    S-97
   Distributions ...........................    S-99
   Allocation of Yield Maintenance
      Charges ..............................   S-113
   Assumed Final Distribution Date;
      Rated Final Distribution Date ........   S-113
   Subordination; Allocation of Collateral

   Reports to Certificateholders; Certain
      Available Information ................   S-122
   Voting Rights ...........................   S-125
   Termination; Retirement of

   Limitation on Liability of Directing

   Servicing and Other Compensation
      and Payment Of Expenses ..............   S-133
   Maintenance of Insurance ................   S-136
   Modifications, Waiver and
      Amendments ...........................   S-138
   Realization Upon Defaulted Mortgage
      Loans ................................   S-139
   Inspections; Collection of Operating
      Information ..........................   S-141
   Certain Matters Regarding the
      Servicer, the Special Servicer and the

CERTAIN FEDERAL INCOME TAX

                                      S-5

SCHEDULE I CLASS X REFERENCE RATES

ANNEX A-1  CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
           PROPERTIES

ANNEX A-2  CERTAIN POOL CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
           PROPERTIES

ANNEX A-3  DESCRIPTION OF TOP TEN MORTGAGE LOANS OR GROUPS OF CROSS
           COLLATERALIZED MORTGAGE LOANS

ANNEX B    CERTAIN CHARACTERISTICS OF THE MULTIFAMILY AND MANUFACTURED HOUSING
           LOANS

ANNEX C    HIGHLAND HOTEL PORTFOLIO AMORTIZATION SCHEDULE

ANNEX D    STRUCTURAL AND COLLATERAL TERM SHEET

ANNEX E    FORM OF REPORT TO CERTIFICATEHOLDERS

                                      S-6

                            SUMMARY OF CERTIFICATES

                   INITIAL                                                            INITIAL
                    CLASS                                                              PASS-     WEIGHTED    EXPECTED   PRINCIPAL OR
                  CERTIFICATE       APPROXIMATE    PASS-THROUGH      ASSUMED FINAL    THROUGH     AVERAGE     RATINGS      NOTIONAL
                   BALANCE OR         CREDIT          RATE          DISTRIBUTION        RATE       LIFE     (MOODY'S/    PRINCIPAL
     CLASS      NOTIONAL AMOUNT(1)   SUPPORT(2)     DESCRIPTION         DATE(3)      (APPROX.)  (YRS.)(4)    S&P)(5)     WINDOW(4)
------------------------------------------------------------------------------------------------------------------------------------

Offered
Certificates
A-1             $   36,467,000       20.000%       Fixed          December 12, 2006%         1.10      Aaa/AAA   12/04--12/06
A-2             $   91,592,000       20.000%       Fixed            May 12, 2009%         3.79      Aaa/AAA    12/06--5/09
A-3             $  250,536,000       20.000%       Fixed          December 12, 2009%         4.91      Aaa/AAA    5/09--12/09
A-4             $  180,896,000       20.000%       Fixed         September 12, 2011%         6.60      Aaa/AAA    12/09--9/11
A-5             $  174,874,000       20.000%       Fixed            June 12, 2014%         7.50      Aaa/AAA    9/11--6/14
A-6             $  387,056,000       20.000%       Fixed          November 12, 2014%         9.83      Aaa/AAA    6/14--11/14
A-J             $  119,051,000       14.000%       Fixed          November 12, 2014%         9.97      Aaa/AAA   11/14--11/14
B               $   62,006,000       10.875%            (6)       November 12, 2014%         9.97       Aa2/AA   11/14--11/14
C               $   17,361,000       10.000%            (6)       November 12, 2014%         9.97      Aa3/AA-   11/14--11/14
D               $   14,881,000        9.250%            (6)       November 12, 2014%         9.97       A1/A+    11/14--11/14
E               $   17,362,000        8.375%            (6)       November 12, 2014%         9.97        A2/A    11/14--11/14
Non-Offered
Certificates
X-1             $1,984,177,292        N/A       Variable(7)              N/A             %         N/A       Aaa/AAA        N/A
X-2             $1,917,535,000        N/A       Variable(7)              N/A             %         N/A       Aaa/AAA        N/A
A-1A            $  465,920,000       20.000%       Fixed                 N/A             %         N/A       Aaa/AAA        N/A
F               $   22,322,000        7.250%            (6)              N/A             %         N/A        A3/A-         N/A
G               $   27,282,000        5.875%            (6)              N/A             %         N/A      Baa1/BBB+       N/A
H               $   22,322,000        4.750%            (6)              N/A             %         N/A       Baa2/BBB       N/A
J               $   27,283,000        3.375%            (6)              N/A             %         N/A      Baa3/BBB-       N/A
K               $    4,960,000        3.125%      Fixed(8)               N/A             %         N/A       Ba1/BB+        N/A
L               $    7,441,000        2.750%      Fixed(8)               N/A             %         N/A        Ba2/BB        N/A
M               $   12,401,000        2.125%      Fixed(8)               N/A             %         N/A       Ba3/BB-        N/A
N               $    4,960,000        1.875%      Fixed(8)               N/A             %         N/A        B1/B+         N/A
P               $    7,441,000        1.500%      Fixed(8)               N/A             %         N/A         B2/B         N/A
Q               $    2,480,000        1.375%      Fixed(8)               N/A             %         N/A        B3/B-         N/A
NR              $   27,283,292        N/A         Fixed(8)               N/A             %         N/A        NR/NR         N/A

---------
(1)   Approximate, subject to a permitted variance of plus or minus 10%.

(2)   The credit support percentages set forth for Class A-1, Class A-2, Class
      A-3, Class A-4, Class A-5, Class A-6 and Class A-1A certificates are represented in the aggregate.

(3)   The assumed final distribution dates set forth in this prospectus supplement have been determined on the basis of the assumptions described in "Description of the Certificates--Assumed Final Distribution Date;
      Rated Final Distribution Date" in this prospectus supplement. The rated final distribution date for each class of certificates is November 12,
      2039. See "Description of the Certificates--Assumed Final Distribution
      Date; Rated Final Distribution Date" in this prospectus supplement.

(4)   The weighted average life and period during which distributions of principal would be received set forth in the foregoing table with respect to each class of certificates are based on the assumptions set forth under
      "Yield and Maturity Considerations--Weighted Average Life" in this prospectus supplement and on the assumptions that there are no prepayments
      (other than on each anticipated repayment date, if any) or losses on the mortgage loans and that there are no extensions of maturity dates of the mortgage loans.

(5)   Ratings shown are those of Moody's Investors Service, Inc. and Standard &
      Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

(6)   The pass-through rates applicable to the Class B, Class C, Class D, Class
      E, Class F, Class G, Class H and Class J certificates on each distribution date will be a per annum rate equal to one of (i) a fixed rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a
      360-day year consisting of twelve 30-day months), (iii) a rate equal to the lesser of a specified fixed pass-through rate and the rate described in clause (ii) above or (iv) the rate described in clause (ii) above less a specified percentage.

(7)   The aggregate interest accrual amount on the Class X-1 and Class X-2 certificates will be calculated by reference to a notional amount equal to the aggregate of the class balances of all or some of the other classes of certificates, as applicable. The pass-through rates on the
      Class X-1 and Class X-2 certificates will be based on the weighted average of the interest strip rates of the components of the Class X-1 and Class X-2 certificates, which will be based on the net mortgage rates applicable to the mortgage loans as of the preceding distribution date minus the pass-through rates of such components. See "Description of the
      Certificates--Distributions" in this prospectus supplement.

(8)   For any distribution date, if the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months)
      as of the first day of the related due period is less than the rate specified for any of the Class K, Class L, Class M, Class N, Class P,
      Class Q and Class NR certificates, then the pass-through rate for that class of certificates on the distribution date will equal the weighted average of the net interest rates on the mortgage loans.

     The Class S, Class R and Class LR certificates are not offered by this prospectus supplement or represented in this table.

                                      S-7

                               SUMMARY OF TERMS

     This summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document and the accompanying prospectus carefully.

                           RELEVANT PARTIES AND DATES

Depositor....................   J.P. Morgan Chase Commercial Mortgage
                                Securities Corp., a wholly-owned subsidiary of
                                JPMorgan Chase Bank, a New York banking
                                corporation which is a wholly-owned subsidiary
                                of J.P. Morgan Chase & Co., a Delaware
                                corporation. The depositor's address is 270 Park
                                Avenue, New York, New York 10017, and its
                                telephone number is (212) 834-9280. See "The
                                Depositor" in the prospectus.

Mortgage Loan Sellers........   JPMorgan Chase Bank, a New York banking
                                corporation, CIBC Inc., a Delaware corporation
                                and Barclays Capital Real Estate Inc., a
                                Delaware corporation. JPMorgan Chase Bank is an
                                affiliate of the depositor and J.P. Morgan
                                Securities Inc., one of the underwriters. CIBC
                                Inc. is an affiliate of CIBC World Markets
                                Corp., one of the underwriters. Barclays Capital
                                Real Estate Inc. is an affiliate of Barclays
                                Capital Inc., one of the underwriters. See
                                "Description of the Mortgage Pool--The Mortgage
                                Loan Sellers" in this prospectus supplement.

                                   SELLERS OF THE MORTGAGE LOANS

                                                        AGGREGATE                  % OF      % OF
                                                        PRINCIPAL        % OF    INITIAL    INITIAL
                                         NUMBER OF      BALANCE OF     INITIAL     LOAN      LOAN
                                          MORTGAGE       MORTGAGE        POOL    GROUP 1    GROUP 2
                 SELLER                    LOANS          LOANS        BALANCE   BALANCE    BALANCE
--------------------------------------- ----------- ----------------- --------- --------- ----------

  JPMorgan Chase Bank .................     105      $  899,377,656      45.3%     41.1%      59.2%
  CIBC Inc. ...........................      77         729,599,143      36.8      36.3       38.2
  Barclays Capital Real Estate Inc.....      22         355,200,494      17.9      22.6        2.6
                                            ---      --------------     -----     -----      -----
  Total ...............................     204      $1,984,177,292     100.0%    100.0%     100.0%
                                            ===      ==============     =====     =====      =====

Servicer.....................   GMAC Commercial Mortgage Corporation, a
                                California corporation. The servicer's principal
                                servicing offices are located at 200 Witmer
                                Road, Horsham, Pennsylvania 19044. See
                                "Servicing of the Mortgage Loans--The Servicer"
                                in this prospectus supplement.

Special Servicer.............   Lennar Partners, Inc., a Florida corporation.
                                The special servicer's principal address is 1601
                                Washington Avenue, Suite 800, Miami Beach,
                                Florida 33139, and its telephone number is (305)
                                695-5600. The special servicer may be removed
                                without cause under certain circumstances
                                described in this prospectus supplement. See
                                "Servicing of the Mortgage Loans--The Special
                                Servicer" in this prospectus supplement.

                                      S-8

Trustee and Paying Agent.....   Wells Fargo Bank, National Association, a
                                national banking association. The corporate
                                trust office of the trustee and the paying agent
                                is located at 9062 Old Annapolis Road, Columbia,
                                Maryland 21045, Attention: Corporate Trust
                                Services (CMBS), J.P. Morgan Chase Commercial
                                Mortgage Securities Corp., Commercial Mortgage
                                Pass-Through Certificates, Series 2004-CIBC10
                                and its telephone number is (410) 884-2000. See
                                "Description of the Certificates--The Trustee
                                and Paying Agent" in this prospectus supplement.
                                Following the transfer of the mortgage loans
                                into the trust, the trustee, on behalf of the
                                trust, will become the mortgagee of record under
                                each mortgage loan.

Cut-off Date.................   With respect to each mortgage loan, the
                                related due date of the mortgage loan in
                                November 2004, or, with respect to those
                                mortgage loans that were originated in October
                                2004 and have their first payment date in
                                December 2004, November 1, 2004, or, with
                                respect to those mortgage loans that were
                                originated in November 2004 and have their first
                                payment date in January 2005, the origination
                                date.

Closing Date.................   On or about November 23, 2004.

Distribution Date............   The 12th day of each month or, if the 12th day
                                is not a business day, on the next succeeding
                                business day, beginning in December 2004.

Interest Accrual Period......   Interest will accrue on the offered
                                certificates during the calendar month prior to
                                the related distribution date and will be
                                calculated assuming that each month has 30 days
                                and each year has 360 days.

Due Period...................   For any mortgage loan and any distribution
                                date, the period commencing on the day
                                immediately following the due date for the
                                mortgage loan in the month preceding the month
                                in which that distribution date occurs and
                                ending on and including the due date for the
                                mortgage loan in the month in which that
                                distribution date occurs. However, in the event
                                that the last day of a due period (or applicable
                                grace period) is not a business day, any
                                periodic payments received with respect to the
                                mortgage loans relating to that due period on
                                the business day immediately following that last
                                day will be deemed to have been received during
                                that due period and not during any other due
                                period.

Determination Date...........   For any distribution date, the fourth business
                                day prior to the distribution date.

                                      S-9

                               OFFERED SECURITIES

General......................   We are offering the following classes of
                                commercial mortgage pass-through certificates as
                                part of Series 2004-CIBC10:

                                o  Class A-1

                                o  Class A-2

                                o  Class A-3

                                o  Class A-4

                                o  Class A-5

                                o  Class A-6

                                o  Class A-J

                                o  Class B

                                o  Class C

                                o  Class D

                                o  Class E

                                Series 2004-CIBC10 will consist of the above
                                classes and the following classes that are not
                                being offered through this prospectus
                                supplement and the accompanying prospectus:
                                Class A-1A, Class X-1, Class X-2, Class F,
                                Class G, Class H, Class J, Class K, Class L,
                                Class M, Class N, Class P, Class Q, Class NR,
                                Class S, Class R and Class LR.

                                The Series 2004-CIBC10 certificates will
                                collectively represent beneficial ownership
                                interests in a trust created by J.P. Morgan
                                Chase Commercial Mortgage Securities Corp. The
                                trust's assets will primarily be 204 mortgage
                                loans secured by first liens on 238 commercial,
                                multifamily and manufactured housing community
                                properties.

Certificate Balances.........   Your certificates will have the approximate
                                aggregate initial certificate balance set forth
                                below, subject to a variance of plus or minus
                                10%:

                                Class A-1 .......................   $ 36,467,000
                                Class A-2 .......................   $ 91,592,000
                                Class A-3 .......................   $250,536,000
                                Class A-4 .......................   $180,896,000
                                Class A-5 .......................   $174,874,000
                                Class A-6 .......................   $387,056,000
                                Class A-J .......................   $119,051,000
                                Class B .........................   $ 62,006,000
                                Class C .........................   $ 17,361,000
                                Class D .........................   $ 14,881,000
                                Class E .........................   $ 17,362,000

                                      S-10

PASS-THROUGH RATES
A. Offered Certificates......   Your certificates will accrue interest at an
                                annual rate called a pass-through rate, which is
                                set forth below for each class:

                                  Class A-1 .......................            %
                                  Class A-2 .......................            %
                                  Class A-3 .......................            %
                                  Class A-4 .......................            %
                                  Class A-5 .......................            %
                                  Class A-6 .......................            %
                                  Class A-J .......................            %
                                  Class B .........................            %
                                  Class C .........................            %
                                  Class D .........................            %
                                  Class E .........................            %

B. Interest Rate Calculation
   Convention................   Interest on your certificates will be
                                calculated based on a 360-day year consisting of
                                twelve 30-day months, or a "30/360 basis." For
                                purposes of calculating the pass-through rates
                                on the Class B, Class C, Class D and Class E
                                certificates and each class of the non-offered
                                certificates, the mortgage loan interest rates
                                will not reflect any default interest rate, any
                                rate increase occurring after an anticipated
                                repayment date, any mortgage loan term
                                modifications agreed to by the special servicer
                                or any modifications resulting from a borrower's
                                bankruptcy or insolvency. For purposes of
                                calculating the pass-through rates on the
                                certificates, the interest rate for each
                                mortgage loan that accrues interest based on the
                                actual number of days in each month and assuming
                                a 360-day year, or an "actual/360 basis", will
                                be recalculated, if necessary, so that the
                                amount of interest that would accrue at that
                                recalculated rate in the applicable month,
                                calculated on a 30/360 basis, will equal the
                                amount of interest that is required to be paid
                                on that mortgage loan in that month, subject to
                                certain adjustments as described in "Description
                                of the Certificates--Distributions--Pass-Through
                                Rates" in this prospectus supplement. See also
                                "Description of the Certificates--
                                Distributions--Interest Distribution Amount" in
                                this prospectus supplement.

DISTRIBUTIONS

A. Amount and Order of
   Distributions.............   On each distribution date, funds available for
                                distribution from the mortgage loans, net of
                                specified trust fees, reimbursements and
                                expenses, will be distributed in the following
                                amounts and order of priority:

                                First/Class A-1, Class A-2, Class A-3, Class
                                A-4, Class A-5, Class A-6, Class A-1A, Class
                                X-1 and Class X-2 certificates: To

                                      S-11

                                pay interest concurrently, (a) on the Class
                                A-1, Class A-2, Class A-3, Class A-4, Class A-5
                                and Class A-6 certificates, pro rata, from the
                                portion of the funds available for distribution
                                attributable to the mortgage loans in loan
                                group 1, (b) on the Class A-1A certificates
                                from the portion of the funds available for
                                distribution attributable to the mortgage loans
                                in loan group 2 and (c) on the Class X-1 and
                                Class X-2 certificates from the funds available
                                for distribution attributable to all mortgage
                                loans, without regard to loan groups, in each
                                case in accordance with their interest
                                entitlements. However, if, on any distribution
                                date, the funds available for distribution (or
                                applicable portion) are insufficient to pay in
                                full the total amount of interest to be paid to
                                any of the classes described above, the funds
                                available for distribution will be allocated
                                among all those classes, pro rata, without
                                regard to loan groups, in accordance with their
                                interest entitlements.

                                Second/Class A-1, Class A-2, Class A-3, Class
                                A-4, Class A-5, Class A-6 and Class A-1A
                                certificates: To the extent of funds allocated
                                to principal and available for distribution,
                                (a) to principal on the Class A-1, Class A-2,
                                Class A-3, Class A-4, Class A-5 and Class A-6
                                certificates, in sequential order, in an amount
                                equal to the funds attributable to mortgage
                                loans in loan group 1 and, after the Class A-1A
                                certificates have been reduced to zero, the
                                funds attributable to mortgage loans in loan
                                group 2, until the certificate balances of the
                                Class A-1, Class A-2 , Class A-3, Class A-4,
                                Class A-5 and Class A-6 certificates have been
                                reduced to zero and (b) to the Class A-1A
                                certificates, in an amount equal to the funds
                                attributable to mortgage loans in loan group 2
                                and, after the Class A-6 certificates have been
                                reduced to zero, the funds attributable to
                                mortgage loans in loan group 1, until the
                                certificate balance of the Class A-1A
                                certificates has been reduced to zero. If the
                                certificate balance of each and every class of
                                certificates other than the Class A-1, Class
                                A-2, Class A-3, Class A-4, Class A-5, Class A-6
                                and Class A-1A certificates has been reduced to
                                zero as a result of the allocation of mortgage
                                loan losses to those certificates, funds
                                available for distributions of principal will
                                be distributed to the Class A-1, Class A-2,
                                Class A-3, Class A-4, Class A-5, Class A-6 and
                                Class A-1A certificates, pro rata, rather than
                                sequentially, without regard to loan groups.

                                Third/Class A-1, Class A-2, Class A-3, Class
                                A-4, Class A-5, Class A-6 and Class A-1A
                                certificates: To reimburse the Class A-1, Class
                                A-2, Class A-3, Class A-4, Class A-5, Class A-6
                                and Class A-1A certificates, pro rata, for any
                                previously unreimbursed losses on the mortgage
                                loans allocable to principal that were
                                previously borne by those classes, without
                                regard to loan groups.

                                      S-12

                                Fourth/Class A-J certificates: To the Class A-J
                                certificates as follows: (a) first, to interest
                                on the Class A-J certificates in the amount of
                                its interest entitlement, (b) second, to the
                                extent of funds allocated to principal and
                                available for distribution remaining after
                                distributions in respect of principal to each
                                class with a higher priority (in this case, the
                                Class A-1, Class A-2, Class A-3, Class A-4,
                                Class A-5, Class A-6 and Class A-1A
                                certificates), to principal on the Class A-J
                                certificates until the certificate balance of
                                the Class A-J certificates has been reduced to
                                zero, and (c) third, to reimburse the Class A-J
                                certificates for any previously unreimbursed
                                losses on the mortgage loans allocable to
                                principal that were previously borne by that
                                class.

                                Fifth/Class B certificates: To the Class B
                                certificates in a manner analogous to the Class
                                A-J certificates allocations of priority Fourth
                                above.

                                Sixth/Class C certificates: To the Class C
                                certificates in a manner analogous to the Class
                                A-J certificates allocations of priority Fourth
                                above.

                                Seventh/Class D certificates: To the Class D
                                certificates in a manner analogous to the Class
                                A-J certificates allocations of priority Fourth
                                above.

                                Eighth/Class E certificates: To the Class E
                                certificates in a manner analogous to the Class
                                A-J certificates allocations of priority Fourth
                                above.

                                Ninth/Non-offered certificates (other than the
                                Class A-1A, Class S, Class X-1 and Class X-2
                                certificates): In the amounts and order of
                                priority described in "Description of the
                                Certificates--Distributions--Priority" in this
                                prospectus supplement.

                                For purposes of making distributions to the
                                Class A-1, Class A-2, Class A-3, Class A-4,
                                Class A-5, Class A-6 and Class A-1A
                                certificates, except in the event of
                                insufficient funds, as described above, the
                                pool of mortgage loans will be deemed to
                                consist of two distinct groups, loan group 1
                                and loan group 2. Loan group 1 will consist of
                                158 mortgage loans, representing approximately
                                76.5% of the aggregate principal balance of all
                                the mortgage loans as of the cut-off date and
                                loan group 2 will consist of 46 mortgage loans,
                                representing approximately 23.5% of the
                                aggregate principal balance of all the mortgage
                                loans as of the cut-off date. Loan group 2 will
                                include approximately 96.9% of all the mortgage
                                loans secured by multifamily properties and
                                approximately 28.7% of all the mortgage loans
                                secured by manufactured housing community
                                properties, in each case, as a percentage of
                                the aggregate principal balance of all the
                                mortgage loans as of the cut-off date. Annex
                                A-1 to this prospectus supplement will set
                                forth the loan group designation with respect
                                to each mortgage loan.

                                      S-13

B. Interest and Principal
   Entitlements..............   A description of the interest entitlement of
                                each class can be found in "Description of the
                                Certificates--Distributions--Interest
                                Distribution Amount" in this prospectus
                                supplement.

                                A description of the amount of principal
                                required to be distributed to the classes
                                entitled to principal on a particular
                                distribution date also can be found in
                                "Description of the Certificates--
                                Distributions--Principal Distribution Amount" in
                                this prospectus supplement.
C. Yield Maintenance
   Charges....................  Yield maintenance charges with respect to the mortgage loans will be allocated to the
                                certificates as described in "Description of the
                                Certificates--Allocation of Yield Maintenance
                                Charges" in this prospectus supplement.

                                For an explanation of the calculation of yield
                                maintenance charges, see "Description of the
                                Mortgage Pool--Certain Terms and Conditions of
                                the Mortgage Loans--Prepayment Provisions" in
                                this prospectus supplement.

D. General...................   The chart below describes the manner in which
                                the payment rights of certain classes will be
                                senior or subordinate, as the case may be, to
                                the payment rights of other classes. The chart
                                shows the entitlement to receive principal
                                and/or interest (other than excess interest that
                                accrues on the mortgage loans that have
                                anticipated repayment dates) on any distribution
                                date in descending order (beginning with the
                                Class A-1, Class A-2, Class A-3, Class A-4,
                                Class A-5, Class A-6, Class A-1A, Class X-1 and
                                Class X-2 certificates). It also shows the
                                manner in which mortgage loan losses are
                                allocated in ascending order (beginning with the
                                other classes of certificates (other than the
                                Class S, Class R and Class LR certificates) that
                                are not being offered by this prospectus
                                supplement). Additionally, no principal payments
                                or mortgage loan losses will be allocated to the
                                Class S, Class R, Class LR, Class X-1 or Class
                                X-2 certificates, although principal payments
                                and mortgage loan losses will reduce the
                                notional amount of the Class X-1 and/or Class
                                X-2 certificates and, therefore, the amount of
                                interest they accrue.

                                      S-14

                                              [GRAPHIC OMITTED]

                                  Class A-1, Class A-2, Class A-3, Class A-4
                                      Class A-5, Class A-6, Class A-1A*,
                                      Class X-1* and Class X-2*

                                                  Class A-J

                                                  Class B

                                                  Class C

                                                  Class D

                                                  Class E

                                          Non-offered Certificates**

                                ----------
                                *     The Class X-1 and Class X-2 certificates
                                      are interest only certificates, and the
                                      Class A-1A, Class X-1 and Class X-2
                                      certificates are not offered by this
                                      prospectus supplement.

                                **    Excluding the Class A-1A, Class X-1 and
                                      Class X-2 certificates.

                                No other form of credit enhancement will be
                                available for the benefit of the holders of the
                                offered certificates.

                                Principal losses on mortgage loans that are
                                allocated to a class of certificates will
                                reduce the certificate balance of that class.

                                See "Description of the Certificates" in this
                                prospectus supplement.
E. Shortfalls in
   Available Funds............  The following types of shortfalls in available funds will reduce distributions to the classes
                                of certificates with the lowest payment
                                priorities: shortfalls resulting from the
                                payment of special servicing fees and other
                                additional compensation that the special
                                servicer is entitled to receive; shortfalls
                                resulting from interest on advances made by the
                                servicer or the trustee (to the extent not
                                covered by late payment charges or default
                                interest paid by the related borrower);
                                shortfalls resulting from extraordinary expenses
                                of the trust; and shortfalls resulting from a
                                modification of a mortgage loan's interest rate
                                or principal balance or from other unanticipated
                                or default-related expenses of the trust.

                                      S-15

                                In addition, prepayment interest shortfalls
                                that are not covered by certain compensating
                                interest payments made by the servicer are
                                required to be allocated to the certificates,
                                on a pro rata basis, to reduce the amount of
                                interest payable on the certificates. See
                                "Description of the Certificates--
                                Distributions--Priority" in this prospectus
                                supplement.

ADVANCES

A. P&I Advances..............   The servicer is required to advance a
                                delinquent periodic mortgage loan payment unless
                                it (or the special servicer or the trustee)
                                determines that the advance would be
                                non-recoverable. The servicer will not be
                                required to advance balloon payments due at
                                maturity in excess of the regular periodic
                                payment, interest in excess of a mortgage loan's
                                regular interest rate, default interest or
                                prepayment premiums or yield maintenance
                                charges. The amount of the interest portion of
                                any advance will be subject to reduction to the
                                extent that an appraisal reduction of the
                                related mortgage loan has occurred. See
                                "Description of the Certificates--Advances" in
                                this prospectus supplement. If the servicer
                                fails to make a required advance, the trustee
                                will be required to make the advance. Neither
                                the servicer nor the trustee is required to
                                advance amounts determined to be
                                non-recoverable. See "Description of the
                                Certificates--Advances" in this prospectus
                                supplement. If an interest advance is made by
                                the servicer, the servicer will not advance its
                                servicing fee, but will advance the trustee's
                                fee.

B. Property Protection
 Advances.....................  The servicer may be required to make advances to pay delinquent real estate taxes, assessments
                                and hazard insurance premiums and similar
                                expenses necessary to:

                                 o protect and maintain the related mortgaged
                                   property;

                                 o maintain the lien on the related mortgaged
                                   property; or

                                 o enforce the related mortgage loan documents.

                                If the servicer fails to make a required
                                advance of this type, the trustee is required
                                to make this advance. Neither the servicer nor
                                the trustee is required to advance amounts
                                determined to be non-recoverable. See
                                "Description of the Certificates--Advances" in
                                this prospectus supplement.

C. Interest on Advances......   The servicer and the trustee, as applicable,
                                will be entitled to interest on the above
                                described advances at the "Prime Rate" as
                                published in The Wall Street Journal, as
                                described in this prospectus supplement.
                                Interest accrued on outstanding advances may
                                result in reductions in amounts otherwise
                                payable on the certificates. Neither the
                                servicer nor the trustee will be entitled to
                                interest on advances made with respect to
                                principal and interest due on a mortgage loan
                                until the related due date has passed and any
                                grace period

                                      S-16

                                for late payments applicable to the mortgage
                                loan has expired. See "Description of the
                                Certificates--Advances" and "--Subordination;
                                Allocation of Collateral Support Deficit" in
                                this prospectus supplement and "Description of
                                the Certificates--Advances in Respect of
                                Delinquencies" and "Description of the Pooling
                                Agreements--Certificate Account" in the
                                prospectus.

THE MORTGAGE LOANS

The Mortgage Pool............   The trust's primary assets will be 204 fixed
                                rate mortgage loans, each evidenced by one or
                                more promissory notes secured by first
                                mortgages, deeds of trust or similar security
                                instruments on the fee and/or leasehold estate
                                of the related borrower in 238 commercial,
                                multifamily and manufactured housing community
                                properties.

                                10 mortgage loans (known as the AB mortgage
                                loans) are each evidenced by the senior of two
                                notes secured by a single mortgage, the related
                                subordinate note (known as a subordinate
                                companion loan) of which is not included in the
                                trust fund. These mortgage loans are secured by
                                the mortgaged properties identified on Annex
                                A-1 to this prospectus supplement as the
                                Highland Hotel Portfolio, Poipu Shopping
                                Village, URS Office Tower, South Shore Lakes,
                                Shafer Crossing Phase II, Frisco Gate Shopping
                                Center, Northwood and Gypsy Lane Manor
                                Apartments, University Commons, Durango
                                Crossing II and Maple Crossing representing in
                                the aggregate approximately 9.0% of the
                                aggregate principal balance of the pool of
                                mortgage loans as of the cut-off date.

                                The mortgage loan secured by the mortgaged
                                property identified on Annex A-1 as the
                                Highland Hotel Portfolio represents
                                approximately 5.4% of the aggregate principal
                                balance of the mortgage loans in loan group 1.
                                The mortgage loan secured by the mortgaged
                                property identified on Annex A-1 as Poipu
                                Shopping Village represents approximately 0.9%
                                of the aggregate principal balance of the
                                mortgage loans in loan group 1. The mortgage
                                loan secured by the mortgaged property
                                identified on Annex A-1 as the URS Office Tower
                                represents approximately 0.9% of the aggregate
                                principal balance of the mortgage loans in loan
                                group 1. The mortgage loan secured by the
                                mortgaged property identified on Annex A-1 as
                                South Shore Lakes represents approximately 0.7%
                                of the aggregate principal balance of the
                                mortgage loans in loan group 2. The mortgage
                                loan secured by the mortgaged property
                                identified on Annex A-1 as Shafer Crossing
                                Phase II represents approximately 0.3% of the
                                aggregate principal balance of the mortgage
                                loans in loan group 1. The mortgage loan
                                secured by the mortgaged property identified on
                                Annex A-1 as Frisco Gate Shopping Center
                                represents approximately

                                      S-17

                                0.3% of the aggregate principal balance of the
                                mortgage loans in loan group 1. The mortgage
                                loan secured by the mortgaged property
                                identified on Annex A-1 as Northwood and Gypsy
                                Lane Manor Apartments represents approximately
                                0.2% of the aggregate principal balance of the
                                mortgage loans in loan group 2. The mortgage
                                loan secured by the mortgaged property
                                identified on Annex A-1 as University Commons
                                represents approximately 0.2% of the aggregate
                                principal balance of the mortgage loans in loan
                                group 1. The mortgage loan secured by the
                                mortgaged property identified on Annex A-1 as
                                Durango Crossing II represents approximately
                                0.1% of the aggregate principal balance of the
                                mortgage loans in loan group 1. The mortgage
                                loan secured by the mortgaged property
                                identified on Annex A-1 as Maple Crossing
                                represents approximately 0.1% of the aggregate
                                principal balance of the mortgage loans in loan
                                group 1.

                                The AB mortgage loans and their related
                                subordinate companion loans are each subject to
                                an intercreditor agreement. The intercreditor
                                agreement generally allocates collections in
                                respect of the mortgage loan prior to a
                                monetary event of default or material
                                non-monetary event of default to the mortgage
                                loan in the trust fund and the related
                                subordinate companion loan on a pro rata basis.
                                After a monetary event of default or material
                                non-monetary event of default, the
                                intercreditor agreement generally allocates
                                collections in respect of such mortgage loans
                                first to the mortgage loan in the trust fund
                                and second to the subordinate companion loan.
                                The servicer and the special servicer will
                                service and administer each AB mortgage loan
                                and its subordinate companion loan pursuant to
                                the pooling and servicing agreement and the
                                related intercreditor agreement so long as such
                                AB mortgage loan is part of the trust fund.
                                Amounts attributable to each subordinate
                                companion loan will not be assets of the trust
                                fund, and will be beneficially owned by the
                                holder of the subordinate companion loan. See
                                "Description of the Mortgage Pool--AB Mortgage
                                Loan Pairs" in this prospectus supplement.

                                Each holder of the subordinate companion loan
                                related to the Highland Hotel Portfolio
                                mortgage loan and the Poipu Shopping Village
                                mortgage loan will have the right, under
                                certain conditions, (i) to direct, consent, or
                                provide advice with respect to certain actions
                                proposed to be taken by the servicer or the
                                special servicer, as applicable, with respect
                                to the related senior loan or mortgaged
                                property and (ii) to make cure payments on the
                                related senior loan. The holder of each
                                subordinate companion loan will have the right
                                to purchase the related AB mortgage loan under
                                certain limited circumstances. In addition, the
                                holder of certain of the subordinate companion
                                loans will have the right to approve certain
                                modifications to the related senior loan under
                                certain

                                      S-18

                                circumstances. See "Description of the Mortgage
                                Pool--AB Mortgage Loan Pairs" in this
                                prospectus supplement.

                                The following tables set forth certain
                                anticipated characteristics of the mortgage
                                loans as of the cut-off date (unless otherwise
                                indicated). Except as otherwise provided in
                                this prospectus supplement, information
                                presented in this prospectus supplement
                                (including loan-to-value ratios and debt
                                service coverage ratios) with respect to a
                                mortgage loan with a subordinate companion loan
                                is calculated without regard to the related
                                subordinate companion loan. The sum of the
                                numerical data in any column may not equal the
                                indicated total due to rounding. Unless
                                otherwise indicated, all figures presented in
                                this "Summary of Terms" are calculated as
                                described under "Description of the Mortgage
                                Pool--Additional Mortgage Loan Information" in
                                this prospectus supplement and all percentages
                                represent the indicated percentage of the
                                aggregate principal balance of the pool of
                                mortgage loans, the mortgage loans in loan
                                group 1 or the mortgage loans in loan group 2,
                                in each case, as of the cut-off date. The
                                principal balance of each mortgage loan as of
                                the cut-off date assumes the timely receipt of
                                principal scheduled to be paid on or before the
                                cut-off date and no defaults, delinquencies or
                                prepayments on any mortgage loan on or prior to
                                the cut-off date.

                                      S-19

                                The mortgage loans will have the following
                                approximate characteristics as of the cut-off
                                date:

                   CUT-OFF DATE MORTGAGE LOAN CHARACTERISTICS

                                         ALL MORTGAGE LOANS              LOAN GROUP 1                  LOAN GROUP 2
                                       ---------------------      ------------------------      --------------------------

Aggregate outstanding
 principal balance(1) ........                $1,984,177,292                $1,518,256,532                    $465,920,760
Number of mortgage loans .....                           204                           158                             46
Number of mortgaged
 properties ..................                           238                           191                             47
Number of crossed loan pools .                             2                             2                              0
Crossed loan pools as a
 percentage of the
 aggregate outstanding
 principal balance ...........                          0.6%                          0.8%                           0.0%
Range of mortgage loan
 principal balances ..........      $560,000 to $106,217,270      $560,000 to $106,217,270      $2,097,943 to $38,000,000
Average mortgage loan
 principal balance ...........                    $9,726,359                    $9,609,219                    $10,128,712
Range of mortgage rates ......            4.6000% to 7.4600%            4.6000% to 7.4600%             4.9900% to 6.8400%
Weighted average mortgage
 rate ........................                       5.6340%                       5.6622%                        5.5423%
Range of original terms to
 maturity(2) .................       60 months to 240 months       60 months to 240 months        60 months to 240 months
Weighted average original
 term to maturity(2) .........                    112 months                    109 months                     121 months
Range of remaining terms to
 maturity(2) .................       54 months to 240 months       54 months to 240 months        56 months to 240 months
Weighted average remaining
 term to maturity(2) .........                    111 months                    108 months                     119 months
Range of original
 amortization terms(3) .......       86 months to 360 months       86 months to 360 months       240 months to 360 months
Weighted average original
 amortization term(3) ........                    333 months                    329 months                     345 months
Range of remaining
 amortization terms(3) .......       85 months to 360 months       85 months to 360 months       236 months to 360 months
Weighted average remaining
 amortization term(3) ........                    332 months                    328 months                     344 months
Range of loan-to-value
 ratios(5) ...................                26.7% to 80.0%                26.7% to 80.0%                 51.9% to 80.0%
Weighted average
 loan-to-value ratio(5) ......                         71.3%                         69.9%                          75.5%
Range of loan-to-value ratios
 as of the maturity
 date(2)(4)(5) ...............                14.4% to 80.0%                14.4% to 77.6%                 43.9% to 80.0%
Weighted average
 loan-to-value ratio as of the
 maturity date(2)(4)(5) ......                         62.0%                         61.5%                          63.5%
Range of debt service
 coverage ratios .............             1.06x(6) to 2.97x             1.06x(6) to 2.97x                 1.17x to 1.75x
Weighted average debt
 service coverage ratio ......                         1.49x                         1.55x                          1.32x
Percentage of aggregate
 outstanding principal
 balance consisting of:
Balloon mortgage loans
 (other than ARD loans)
 Balloon .....................                         54.4%                         55.4%                          51.3%
 Partial Interest Only .......                         23.6%                         17.6%                          42.9%
 Interest Only ...............                         15.6%                         19.7%                           2.1%
ARD Loans
 ARD .........................                          0.9%                          1.2%                           0.0%
 Partial Interest Only .......                          0.3%                          0.3%                           0.0%
Fully Amortizing Loans .......                          5.3%                          5.8%                           3.7%

-----------
(1)   Subject to a permitted variance of plus or minus 10%.

(2)   In the case of the mortgage loans with anticipated repayment dates, as of the related anticipated repayment date.

(3)   Excludes the mortgage loans that pay interest only to maturity.

(4)   Excludes the fully amortizing mortgage loans.

(5)   With respect to the calculation of loan-to-value ratios on certain of the mortgage loans, the respective appraisal values and appraisal dates are reflective of stabilized values as defined in the respective appraisals.

(6)   Loan No. 58 on Annex A-1 to this prospectus supplement, representing approximately 0.6% of the aggregate principal balance as of the cut-off date, is a 10-year fully amortizing loan.

                                      S-20

                                The mortgage loans accrue interest based on the
                                following conventions:

                             INTEREST ACCRUAL BASIS

                                    AGGREGATE                  % OF       % OF
                                    PRINCIPAL        % OF    INITIAL    INITIAL
                     NUMBER OF      BALANCE OF     INITIAL     LOAN       LOAN
      INTEREST        MORTGAGE       MORTGAGE        POOL    GROUP 1    GROUP 2
   ACCRUAL BASIS       LOANS          LOANS        BALANCE   BALANCE    BALANCE
------------------- ----------- ----------------- --------- --------- ----------
  Actual/360 ......     203      $1,969,677,292      99.3%     99.0%      100.0%
  30/360 ..........       1          14,500,000       0.7       1.0         0.0
                        ---      --------------     -----     -----       -----
  Total ...........     204      $1,984,177,292     100.0%    100.0%      100.0%
                        ===      ==============     =====     =====       =====

                                See "Description of the Mortgage Pool--Certain
                                Terms and Conditions of the Mortgage Loans" in
                                this prospectus supplement.

                                     AMORTIZATION TYPES

                                                 AGGREGATE                  % OF      % OF
                                                 PRINCIPAL        % OF    INITIAL    INITIAL
                                  NUMBER OF      BALANCE OF     INITIAL     LOAN      LOAN
             TYPE OF               MORTGAGE       MORTGAGE        POOL    GROUP 1    GROUP 2
          AMORTIZATION              LOANS          LOANS        BALANCE   BALANCE    BALANCE
-------------------------------- ----------- ----------------- --------- --------- ----------

  Balloon Loans
  Balloon ......................     130      $1,079,494,032      54.4%     55.4%      51.3%
  Partial Interest Only ........      32         467,538,000      23.6      17.6       42.9
  Interest Only ................      13         309,055,000      15.6      19.7        2.1
                                     ---      --------------     -----     -----      -----
  Subtotal .....................     175      $1,856,087,032      93.6%     92.7%      96.3%
  ARD Loans
  ARD ..........................       5      $   17,604,148       0.9%      1.2%       0.0%
  Partial Interest Only ........       1           5,200,000       0.3       0.3        0.0
                                     ---      --------------     -----     -----      -----
  Subtotal .....................       6      $   22,804,148       1.1%      1.5%       0.0%
  Fully Amortizing Loans .......      23      $  105,286,113       5.3%      5.8%       3.7%
                                     ---      --------------     -----     -----      -----
  Total ........................     204      $1,984,177,292     100.0%    100.0%     100.0%
                                     ===      ==============     =====     =====      =====

                                6 mortgage loans, representing approximately
                                1.1% of the aggregate principal balance of the
                                pool of mortgage loans as of the cut-off date
                                (approximately 1.5% of the aggregate principal
                                balance of the mortgage loans in loan group 1
                                as of the cut-off date) provide for an increase
                                in the related interest rate after a certain
                                date, referred to as the anticipated repayment
                                date. The interest accrued in excess of the
                                original rate, together with any interest on
                                that accrued interest, will be deferred and
                                will not be paid until the principal balance of
                                the mortgage loan has been paid, at which time
                                the deferred interest will be paid to the Class
                                S certificates. In addition, after the
                                anticipated repayment date, cash flow in excess
                                of that required for debt service and certain
                                budgeted expenses with respect to the related
                                mortgaged property will be applied towards the
                                payment of principal (without payment of a
                                yield maintenance charge) of the related
                                mortgage loan until its principal balance has
                                been reduced to zero. A substantial principal
                                payment would be required to pay off these
                                mortgage loans on their

                                      S-21

                                anticipated repayment dates. The amortization
                                terms for these mortgage loans are
                                significantly longer than the periods up to the
                                related mortgage loans' anticipated repayment
                                dates. See "Description of the Mortgage
                                Pool--ARD Loans" in this prospectus supplement.

                                See "Description of the Mortgage
                                Pool--Additional Mortgage Loan Information" and
                                "--Certain Terms and Conditions of the Mortgage
                                Loans" in this prospectus supplement.

                                The following table contains general
                                information regarding the prepayment provisions
                                of the mortgage loans:

                                                    OVERVIEW OF PREPAYMENT PROTECTION

                                                                    AGGREGATE                  % OF      % OF
                                                                    PRINCIPAL        % OF    INITIAL    INITIAL
                                                     NUMBER OF      BALANCE OF     INITIAL     LOAN      LOAN
                     PREPAYMENT                       MORTGAGE       MORTGAGE        POOL    GROUP 1    GROUP 2
                     PROTECTION                        LOANS          LOANS        BALANCE   BALANCE    BALANCE
--------------------------------------------------- ----------- ----------------- --------- --------- ----------

  Lockout period with defeasance(1) ...............     198      $1,949,378,952      98.2%     98.3%      98.0%
  Lockout period followed by yield maintenance.....       5          29,205,770       1.5       1.3        2.0
  Yield Maintenance(2) ............................       1           5,592,570       0.3       0.4        0.0
                                                        ---      --------------     -----     -----      -----
  Total ...........................................     204      $1,984,177,292     100.0%    100.0%     100.0%
                                                        ===      ==============     =====     =====      =====

              ----------
              (1)   With respect to the mortgage loan identified as Loan No. 55 on Annex A-1 to this prospectus supplement, the related
                    borrower is permitted to partially prepay such mortgage
                    loan in an amount up to $1,800,000 with payment of a yield maintenance charge.

              (2)   This mortgage loan permits prepayment in whole (but not in part) at any time with the payment of a prepayment premium or yield maintenance charge calculated on the basis of the greater of a yield maintenance formula and 1% of the amount prepaid.

                                Defeasance permits the related borrower to
                                substitute direct non-callable U.S. Treasury
                                obligations or, in certain cases, other
                                government securities for the related mortgaged
                                property as collateral for the related mortgage
                                loan.

                                The mortgage loans generally permit voluntary
                                prepayment without payment of a yield
                                maintenance charge or any prepayment premium
                                during a limited "open period" immediately
                                prior to and including the stated maturity date
                                or anticipated repayment date as follows:

                           PREPAYMENT OPEN PAYMENTS

                                  AGGREGATE                  % OF      % OF
                                  PRINCIPAL        % OF    INITIAL    INITIAL
                   NUMBER OF      BALANCE OF     INITIAL     LOAN      LOAN
                    MORTGAGE       MORTGAGE        POOL    GROUP 1    GROUP 2
  OPEN PAYMENTS      LOANS          LOANS        BALANCE   BALANCE    BALANCE
----------------- ----------- ----------------- --------- --------- ----------

  2 .............      15      $  309,560,764      15.6%     19.6%       2.6%
  3 .............      19         209,799,238      10.6      13.4        1.3
  4 .............     151       1,303,349,422      65.7      60.7       81.8
  10 ............       1          30,000,000       1.5       2.0        0.0
  13 ............      10          98,132,296       4.9       3.2       10.6
  25 ............       8          33,335,572       1.7       1.1        3.7
                      ---      --------------     -----     -----      -----
  Total .........     204      $1,984,177,292     100.0%    100.0%     100.0%
                      ===      ==============     =====     =====      =====

                                      S-22

                                See "Description of the Mortgage
                                Pool--Additional Mortgage Loan Information" and
                                "--Certain Terms and Conditions of the Mortgage
                                Loans--Defeasance; Collateral Substitution" in
                                this prospectus supplement.

                   CURRENT USES OF THE MORTGAGED PROPERTIES(1)

                                      AGGREGATE                  % OF      % OF
                                      PRINCIPAL        % OF    INITIAL    INITIAL
                       NUMBER OF      BALANCE OF     INITIAL     LOAN      LOAN
                       MORTGAGED       MORTGAGE        POOL    GROUP 1    GROUP 2
     CURRENT USE      PROPERTIES        LOANS        BALANCE   BALANCE    BALANCE
-------------------- ------------ ----------------- --------- --------- ----------

  Retail ...........       89      $  542,893,762      27.4%     35.8%       0.0%
  Office ...........       53         581,554,407      29.3      38.3        0.0
  Multifamily ......       50         478,270,321      24.1       1.0       99.5
  Industrial .......       23         161,511,557       8.1      10.6        0.0
  Hotel ............        6         152,167,270       7.7      10.0        0.0
  Mixed Use ........        8          46,464,044       2.3       3.1        0.0
  Self-Storage .....        5          13,300,000       0.7       0.9        0.0
  Manufactured
  Housing
  Community ........        4           8,015,932       0.4       0.4        0.5
                           --      --------------     -----     -----      -----
  Total ............      238      $1,984,177,292     100.0%    100.0%     100.0%
                          ===      ==============     =====     =====      =====

                                ----------
                                (1)   Because this table presents information
                                      relating to mortgaged properties and not
                                      mortgage loans, the information for
                                      mortgage loans secured by more than one
                                      mortgaged property is based on allocated
                                      loan amounts as stated in Annex A-1.

                                The mortgaged properties are located in 39
                                states. The following tables list the states
                                that have concentrations of mortgaged
                                properties of 5% or more of the aggregrate
                                principal balance of the pool of mortgage loans
                                or related loan group, as applicable, as of the
                                cut-off date:

                   GEOGRAPHIC DISTRIBUTION--ALL LOANS(1)

                                                 AGGREGATE
                                                 PRINCIPAL          % OF
                                NUMBER OF        BALANCE OF        INITIAL
                                MORTGAGED         MORTGAGE          POOL
          LOCATION             PROPERTIES          LOANS           BALANCE
---------------------------   ------------   -----------------   ----------

  Texas ...................         24        $  201,561,943         10.2%
  New York ................         21           200,832,889         10.1
  New Jersey ..............          6           157,943,310          8.0
  Florida .................         15           151,958,681          7.7
  California ..............         21           117,665,971          5.9
  Other Locations .........        151         1,154,214,498         58.2
                                   ---        --------------        -----
  Total ...................        238        $1,984,177,292        100.0%
                                   ===        ==============        =====

                                ----------
                                (1)   Because this table presents information
                                      relating to mortgaged properties and not
                                      mortgage loans, the information for
                                      mortgage loans secured by more than one
                                      mortgaged property is based on allocated
                                      loan amounts as stated in Annex A-1.

                                      S-23

                 GEOGRAPHIC DISTRIBUTION--LOAN GROUP 1(1)

                                                 AGGREGATE
                                                 PRINCIPAL          % OF
                                NUMBER OF        BALANCE OF        INITIAL
                                MORTGAGED         MORTGAGE          POOL
          LOCATION             PROPERTIES          LOANS           BALANCE
---------------------------   ------------   -----------------   ----------
  Texas ...................         19        $  159,151,781         10.5%
  New Jersey ..............          6           157,943,310         10.4
  New York ................         18           151,405,990         10.0
  Florida .................         13           126,496,746          8.3
  California ..............         21           117,665,971          7.8
  Pennsylvania ............         12            89,770,000          5.9
  Virginia ................          4            77,534,293          5.1
  Other Locations .........         98           638,288,440         42.0
                                    --        --------------        -----
  Total ...................        191        $1,518,256,532        100.0%
                                   ===        ==============        =====

                                ----------
                                (1)   Because this table presents information
                                      relating to mortgaged properties and not
                                      mortgage loans, the information for
                                      mortgage loans secured by more than one
                                      mortgaged property is based on allocated
                                      loan amounts as stated in Annex A-1.

                GEOGRAPHIC DISTRIBUTION--LOAN GROUP 2(1)

                                                AGGREGATE
                                                PRINCIPAL        % OF
                                NUMBER OF      BALANCE OF       INITIAL
                                MORTGAGED       MORTGAGE         POOL
          LOCATION             PROPERTIES         LOANS         BALANCE
---------------------------   ------------   --------------   ----------
  New York ................         3         $ 49,426,899        10.6%
  Texas ...................         5           42,410,162         9.1
  Arkansas ................         2           38,939,062         8.4
  Tennessee ...............         2           36,231,474         7.8
  Other Locations .........        35          298,913,163        64.2
                                   --         ------------       -----
  Total ...................        47         $465,920,760       100.0%
                                   ==         ============       =====

                                ----------
                                (1)   Because this table presents information
                                      relating to mortgaged properties and not
                                      mortgage loans, the information for
                                      mortgage loans secured by more than one
                                      mortgaged property is based on allocated
                                      loan amounts as stated in Annex A-1.

                      ADDITIONAL ASPECTS OF CERTIFICATES

Denominations................   The offered certificates will be offered in
                                minimum denominations of $10,000 initial
                                certificate balance. Investments in excess of
                                the minimum denominations may be made in
                                multiples of $1.

Registration, Clearance and
 Settlement..................   Each class of offered certificates will be
                                registered in the name of Cede & Co., as nominee
                                of The Depository Trust Company, or DTC.

                                You may hold your offered certificates through:
                                (1) DTC in the United States; or (2)
                                Clearstream Banking, societe anonyme or
                                Euroclear Bank, as operator of the Euroclear
                                System. Transfers within DTC, Clearstream
                                Banking, societe anonyme or Euroclear Bank, as
                                operator of the Euroclear

                                      S-24

                                System, will be made in accordance with the
                                usual rules and operating procedures of those
                                systems.

                                We may elect to terminate the book-entry system
                                through DTC, Clearstream Banking, societe
                                anonyme or Euroclear Bank, as operator of the
                                Euroclear System, with respect to all or any
                                portion of any class of the offered
                                certificates.

                                See "Description of the Certificates--Book-Entry
                                Registration and Definitive Certificates" in
                                this prospectus supplement and in the
                                prospectus.

Information Available to
 Certificateholders..........   On each distribution date, the paying agent
                                will prepare and make available to each
                                certificateholder of record, initially expected
                                to be Cede & Co., a statement as to the
                                distributions being made on that date.
                                Additionally, under certain circumstances,
                                certificateholders of record may be entitled to
                                certain other information regarding the trust.
                                See "Description of the Certificates--Reports to
                                Certificateholders; Certain Available
                                Information" in this prospectus supplement.

Deal Information/Analytics...   Certain information concerning the mortgage
                                loans and the offered certificates may be
                                available to subscribers through the following
                                services:

                                 o Bloomberg, L.P.; and

                                 o the paying agent's website, initially
                                   located at www.ctslink.com/cmbs.

Optional Termination.........   On any distribution date on which the
                                aggregate principal balance of the pool of
                                mortgage loans remaining in the trust is less
                                than 1% of the aggregate principal balance of
                                the mortgage loans as of the cut-off date,
                                certain entities specified in this prospectus
                                supplement will have the option to purchase all
                                of the remaining mortgage loans (and all
                                property acquired through exercise of remedies
                                in respect of any mortgage loan) at the price
                                specified in this prospectus supplement.
                                Exercise of this option will terminate the trust
                                and retire the then outstanding certificates.
                                The trust fund may also be terminated in
                                connection with a voluntary exchange of all the
                                then outstanding certificates (other than the
                                Class S, Class R and Class LR certificates),
                                including the Class X-1 and Class X-2
                                certificates (provided, however, that the
                                offered certificates are no longer outstanding
                                and there is only one holder of the outstanding
                                certificates), for the mortgage loans remaining
                                in the trust.

                                See "Description of the Certificates--
                                Termination; Retirement of Certificates" in this
                                prospectus supplement and "Description of the
                                Certificates--Termination" in the prospectus.

                                      S-25

Tax Status...................   Elections will be made to treat a portion of
                                the trust (exclusive of the interest that is
                                deferred after the anticipated repayment date on
                                the mortgage loans that have anticipated
                                repayment dates and the related distribution
                                account for this deferred interest) as two
                                separate REMICs--a lower-tier REMIC and an
                                upper-tier REMIC--for federal income tax
                                purposes. The portion of the trust representing
                                the deferred interest described above will be
                                treated as a grantor trust for federal income
                                tax purposes. In the opinion of counsel, the
                                portions of the trust referred to above will
                                qualify for this treatment.

                                Pertinent federal income tax consequences of an
                                investment in the offered certificates include:

                                o  Each class of offered certificates will
                                   represent "regular interests" in the
                                   upper-tier REMIC.

                                o  The regular interests will be treated as
                                   newly originated debt instruments for
                                   federal income tax purposes.

                                o  You will be required to report income on the
                                   regular interests represented by your
                                   certificates using the accrual method of
                                   accounting.

                                o  It is anticipated that the offered
                                   certificates will be issued at a [     ] for
                                   federal income tax purposes.

                                See "Certain Federal Income Tax Consequences"
                                in this prospectus supplement and in the
                                prospectus.

Certain ERISA
 Considerations...............  Subject to important considerations described under "Certain ERISA Considerations" in this
                                prospectus supplement and in the prospectus, the
                                offered certificates are eligible for purchase
                                by persons investing assets of employee benefit
                                plans or individual retirement accounts.

Legal Investment.............   The offered certificates will not constitute
                                "mortgage related securities" for purposes of
                                the Secondary Mortgage Market Enhancement Act of
                                1984, as amended. If your investment activities
                                are subject to legal investment laws and
                                regulations, regulatory capital requirements, or
                                review by regulatory authorities, then you may
                                be subject to restrictions on investment in the
                                offered certificates. You should consult your
                                own legal advisors for assistance in determining
                                the suitability of and consequences to you of
                                the purchase, ownership, and sale of the offered
                                certificates.

                                See "Legal Investment" in this prospectus
                                supplement and in the prospectus.

                                      S-26

Ratings......................   The offered certificates will not be issued
                                unless each of the offered classes receives the
                                following ratings from Moody's Investors
                                Service, Inc. and Standard & Poor's Ratings
                                Services, a division of The McGraw-Hill
                                Companies, Inc.:

                                                               MOODY'S     S&P
                                                              ---------   -----
                                Class A-1 .................      Aaa       AAA
                                Class A-2 .................      Aaa       AAA
                                Class A-3 .................      Aaa       AAA
                                Class A-4 .................      Aaa       AAA
                                Class A-5 .................      Aaa       AAA
                                Class A-6 .................      Aaa       AAA
                                Class A-J .................      Aaa       AAA
                                Class B ...................      Aa2        AA
                                Class C ...................      Aa3       AA-
                                Class D ...................       A1        A+
                                Class E ...................       A2        A

                                A rating agency may downgrade, qualify or
                                withdraw a security rating at any time. A
                                rating agency not requested to rate the offered
                                certificates may nonetheless issue a rating
                                and, if one does, it may be lower than those
                                stated above. The security ratings do not
                                address the frequency of prepayments (whether
                                voluntary or involuntary) of mortgage loans,
                                the degree to which prepayments might differ
                                from those originally anticipated, the
                                likelihood of collection of excess interest,
                                default interest or yield maintenance charges,
                                or the tax treatment of the certificates. See
                                "Yield and Maturity Considerations", "Risk
                                Factors" and "Description of the
                                Certificates--Advances" in this prospectus
                                supplement and "Yield and Maturity
                                Considerations" in the prospectus.

                                See "Ratings" in this prospectus supplement and
                                "Rating" in the prospectus for a discussion of
                                the basis upon which ratings are given and the
                                conclusions that may not be drawn from a
                                rating.

                                      S-27

                                 RISK FACTORS

     You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

     The risks and uncertainties described below are not the only ones relating to your certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment.

     If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected.

     This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus supplement.

GEOGRAPHIC CONCENTRATION ENTAILS RISKS

     Mortgaged properties located in Texas, New York, New Jersey, Florida and
California secure mortgage loans representing approximately 10.2%, 10.1%, 8.0%,
7.7% and 5.9%, respectively, by allocated loan amount of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

     Mortgaged properties located in Texas, New Jersey, New York and Florida secure mortgage loans representing approximately 10.5%, 10.4%, 10.0% and 8.3%, respectively, by allocated loan amount of the aggregate principal balance of the pool of mortgage loans in loan group 1 as of the cut-off date.

     Mortgaged properties located in New York, Texas, Arkansas and Tennessee secure mortgage loans representing approximately 10.6%, 9.1%, 8.4% and 7.8%, respectively, by allocated loan amount of the aggregate principal balance of the pool of mortgage loans in loan group 2 as of the cut-off date.

     With respect to the mortgaged properties located in California, 18 of the mortgaged properties securing mortgage loans representing approximately 4.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 5.6% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) by allocated loan amount are in southern California, and 3 of the mortgaged properties securing mortgage loans representing approximately 1.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 2.1% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date)
by allocated loan amount are in northern California. For purposes of determining whether a mortgaged property is in northern California or southern
California, mortgaged properties located north of San Luis Obispo County, Kern
County and San Bernardino County are included in northern California and mortgaged properties located in or south of those counties are included in southern California. Concentrations of mortgaged properties in geographic areas may increase the risk that adverse economic or other developments or natural disasters affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by those properties.
In recent periods, several regions of the United States have experienced significant real estate downturns. Regional economic declines or conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties. Other regional factors -- e.g., earthquakes, floods, forest fires or hurricanes or changes in governmental rules or fiscal policies -- also may adversely affect the mortgaged properties.
For example, mortgaged properties located in California may be more susceptible to certain hazards (such as earthquakes) than mortgaged properties in other parts of the country.

                                      S-28

RISKS TO THE MORTGAGED PROPERTIES RELATING TO TERRORIST ATTACKS AND FOREIGN
CONFLICTS

     The terrorist attacks on the World Trade Center and the Pentagon on
September 11, 2001 suggest the possibility that large public areas such as shopping malls or large office buildings could become the target of terrorist attacks in the future. The occurrence or the possibility of such attacks could
(i) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur, (ii) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties, or (iii) impact leasing patterns or shopping patterns, which could adversely impact leasing revenue, mall traffic and percentage rent. As a result, the ability of the mortgaged properties to generate cash flow may be adversely affected.

     With respect to shopping patterns, attacks in the United States, incidents of terrorism occurring outside the United States and the military conflicts in
Iraq and elsewhere may continue to significantly reduce air travel throughout the United States, and, therefore, continue to have a negative effect on revenues in areas heavily dependent on tourism. The decrease in air travel may have a negative effect on certain of the mortgaged properties located in areas heavily dependent on tourism, which could reduce the ability of the affected mortgaged properties to generate cash flow.

     The United States continues to maintain a military presence in Iraq and
Afghanistan. It is uncertain what effect the activities of the United States in
Iraq, Afghanistan or any future conflict with any other country will have on domestic and world financial markets, economies, real estate markets, insurance costs or business segments. Foreign or domestic conflict of any kind could have an adverse effect on the performance of the mortgaged properties.

RISKS RELATING TO MORTGAGE LOAN CONCENTRATIONS

     The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool's aggregate principal balance. In this regard:

     o  The largest mortgage loan represents approximately 5.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date
        (the largest mortgage loan in loan group 1 represents approximately 7.0%
        of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and the largest mortgage loan in loan group 2 represents approximately 8.2% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date). See "Description of the Mortgage Pool--Top Ten Mortgage Loans or Groups of
        Cross-Collateralized Mortgage Loans" in this prospectus supplement.

     o  The 3 largest mortgage loans (treating as a single mortgage loan all mortgage loans that are cross-collateralized with each other) represent, in the aggregate, approximately 12.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (the 3 largest mortgage loans in loan group 1 represent approximately 16.1% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and the 3 largest mortgage loans in loan group 2 represent approximately 20.9% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date).

     o  The 10 largest mortgage loans (treating as a single mortgage loan all mortgage loans that are cross-collateralized with each other) represent, in the aggregate, approximately 24.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (the 10 largest mortgage loans in loan group 1 represent approximately 31.5% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and the 10 largest mortgage loans in loan group 2 represent approximately 51.2% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date).

                                      S-29

     Each of the other mortgage loans represents no more than 1.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Each of the other mortgage loans in loan group 1 represents no more than
1.6% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date. Each of the other mortgage loans in loan group 2 represents no more than 3.3% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date.

     A concentration of mortgaged property types can pose increased risks. A concentration of mortgage loans secured by the same property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. In that regard, the following table lists the property type concentrations in excess of 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date:

                PROPERTY TYPE CONCENTRATIONS GREATER THAN 5%(1)

                                      AGGREGATE
                                      PRINCIPAL
                        NUMBER OF     BALANCE OF                   % OF INITIAL   % OF INITIAL
                        MORTGAGED      MORTGAGE     % OF INITIAL   LOAN GROUP 1   LOAN GROUP 2
    PROPERTY TYPE      PROPERTIES       LOANS       POOL BALANCE      BALANCE       BALANCE
--------------------- ------------ --------------- -------------- -------------- -------------

Office ..............      53       $581,554,407         29.3%          38.3%          0.0%
Retail ..............      89       $542,893,762         27.4%          35.8%          0.0%
Multifamily .........      50       $478,270,321         24.1%           1.0%         99.5%
Industrial ..........      23       $161,511,557          8.1%          10.6%          0.0%
Hotel ...............       6       $152,167,270          7.7%          10.0%          0.0%

----------
(1)   Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1.

     A concentration of mortgage loans with the same borrower or related borrowers can also impose increased risks.

     o  19 groups of mortgage loans have borrowers related to each other, but no group of mortgage loans having borrowers that are related to each other represents more than approximately 3.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (no more than approximately 3.3% of the aggregate principal balance of the mortgage loans for any such group in loan group 1 as of the cut-off date and no more than approximately 13.0% of the aggregate principal balance of the mortgage loans for any such group in loan group 2 as of the cut-off date).

     o  2 groups of mortgage loans are cross-collateralized and cross-defaulted, and represent, in the aggregate, approximately 0.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date
        (approximately 0.8% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date). See "--Risks Relating to
        Enforceability of Cross-Collateralization" below.

     o  11 mortgage loans, representing approximately 13.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date
        (10 mortgage loans in loan group 1, representing approximately 15.8% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 1 mortgage loan in loan group 2, representing approximately 6.9% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), are secured by more than one mortgaged property.

                                      S-30

     See "Description of the Mortgage Pool--Additional Mortgage Loan
Information" in this prospectus supplement. Mortgaged properties owned by related borrowers are likely to:

     o  have common management, increasing the risk that financial or other difficulties experienced by the property manager could have a greater impact on the pool of mortgage loans; and

     o  have common general partners or managing members, which could increase the risk that a financial failure or bankruptcy filing would have a greater impact on the pool of mortgage loans.

RISKS RELATING TO ENFORCEABILITY OF CROSS-COLLATERALIZATION

     As described above and in Annex A-1 to this prospectus supplement, 2 groups of mortgage loans are cross-collateralized and cross-defaulted and represent, in the aggregate, approximately 0.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately
0.8% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date). Cross-collateralization arrangements may be terminated with respect to such mortgage loan groups in certain circumstances under the terms of the related mortgage loan documents. Cross-collateralization arrangements involving more than one borrower could be challenged as fraudulent conveyances by creditors of the related borrower in an action brought outside a bankruptcy case or, if the borrower were to become a debtor in a bankruptcy case, by the borrower's representative.

     A lien granted by a borrower could be avoided if a court were to determine that:

     o  the borrower was insolvent when it granted the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness, or was not able to pay its debts as they matured when it granted the lien; and

     o  the borrower did not receive fair consideration or reasonably equivalent value when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness.

     Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could:

     o  subordinate all or part of the pertinent mortgage loan to existing or future indebtedness of that borrower;

     o  recover payments made under that mortgage loan; or

     o  take other actions detrimental to the holders of the certificates, including, under certain circumstances, invalidating the mortgage loan or the mortgages securing the cross-collateralization.

THE BORROWER'S FORM OF ENTITY MAY CAUSE SPECIAL RISKS

     Most of the borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most of the entities generally, but not in all cases, do not have personal assets and creditworthiness at stake. The terms of the mortgage loans generally, but not in all cases, require that the borrowers covenant to be single-purpose entities, although in many cases the borrowers are not required to observe all covenants and conditions that typically are required in order for them to be viewed under standard rating agency criteria as "special purpose entities." In general,

                                      S-31

but not in all cases, borrowers' organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers' ability to incur additional indebtedness. These provisions are designed to mitigate the possibility that the borrowers' financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that the related borrowers will comply with these requirements. See "Certain Legal Aspects of Mortgage Loans--Bankruptcy
Laws" in the prospectus. Also, although a borrower may currently be a single purpose entity, that borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a "single purpose entity." The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage. Borrowers that are not special purpose entities structured to limit the possibility of becoming insolvent or bankrupt, may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because the borrowers may be:

     o  operating entities with business distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business; or

     o  individuals that have personal liabilities unrelated to the property.

     However, any borrower, even a special purpose entity structured to be bankruptcy-remote, as an owner of real estate will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against the borrower or corporate or individual general partner or managing member.

     Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of the borrowers with those of the parent. Consolidation of the assets of the borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See "Certain Legal Aspects of Mortgage
Loans--Bankruptcy Laws" in the prospectus.

     With respect to a number of mortgage loans, the related borrowers own the related mortgaged property as tenants in common. As a result, if a borrower exercises its right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants in common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant in common borrowers, particularly if the tenant in common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common for the mortgage loans are special purpose entities.

ABILITY TO INCUR OTHER BORROWINGS ENTAILS RISK

     When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are subordinated or mezzanine loans), the trust is subjected to additional risk. The borrower may have difficulty servicing and repaying multiple loans. The existence of another loan will generally also make it more difficult for the borrower to obtain refinancing of its mortgage loan and may thereby jeopardize repayment of the mortgage loan. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

     Additionally, if a borrower (or its constituent members) defaults on its mortgage loan and/or any other loan, actions taken by other lenders such as a foreclosure or an involuntary petition for

                                      S-32

bankruptcy against the borrower could impair the security available to the trust, including the mortgaged property, or stay the trust's ability to foreclose during the course of the bankruptcy case. The bankruptcy of another lender also may operate to stay foreclosure by the trust. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

     In this regard, the mortgage loans generally prohibit borrowers from incurring any additional debt secured by their mortgaged property without the consent of the lender. No investigations, searches or inquiries to determine the existence or status of any subordinate secured financing with respect to any of the mortgaged properties have been made at any time since origination of the related mortgage loan. We cannot assure you that any of the borrowers have complied with the restrictions on indebtedness in the related mortgage loan documents.

     10 mortgage loans, representing approximately 9.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (8 mortgage loans in loan group 1, representing approximately 10.6% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 2 mortgage loans in loan group 2, representing approximately
3.9% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), are senior loans in a split loan structure with subordinate companion loans. Each pair of senior and subordinate companion loans is secured by a single mortgage instrument on the related mortgaged property. The subordinate companion loans will not be included as assets of the trust fund. However, the subordinate companion loans will be serviced under the pooling and servicing agreement, subject to the related intercreditor agreement. Subject to the restrictions described under "--Special Servicer May
Be Directed to Take Actions," each holder of the subordinate companion loan related to the Highland Hotel Portfolio mortgage loan and the Poipu Shopping
Village mortgage loan will have the right, under certain conditions, (i) to direct, consent, or provide advice with respect to certain actions proposed to be taken by the servicer or the special servicer, as applicable, with respect to the related senior loan or mortgaged property and (ii) to make cure payments on the related senior loan. The holder of each subordinate companion loan will have the right to purchase the related AB mortgage loan under certain limited circumstances. In addition, the holders of certain of the subordinate companion loans will have the right to approve certain modifications to the related senior loans under certain circumstances. In exercising such rights, the holder of the subordinate companion loan does not have any obligation to consider the interests of, or the impact of such exercise on, the trust or the certificates.
See "Description of the Mortgage Pool--Additional Debt--AB Loans" in this prospectus supplement.

     Although the subordinate companion loans are not assets of the trust fund, each related borrower is still obligated to make interest and principal payments on these other obligations. As a result, the trust fund is subject to additional risks, including:

     o  the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may decline as a result; and

     o  the risk that it may be more difficult for the related borrower to refinance an AB mortgage loan or to sell the mortgaged property for purposes of making any balloon payment on the entire balance of both the senior obligations and the subordinate obligations, as applicable, upon the maturity of an AB mortgage loan.

     See "Description of the Mortgage Pool--General," "--Additional Debt" and
"--AB Mortgage Loans" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Subordinate Financing" in the prospectus.

     The mortgage loan sellers have informed us that they are aware of certain permitted existing secured debt and provisions in the mortgage loan documents with respect to certain of the mortgage loans that allow the related borrower to incur additional debt that is secured by the related mortgaged property in the future. The mortgage loan documents with respect to 5

                                      S-33

mortgage loans, representing approximately 1.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (3 mortgage loans in loan group 1 representing approximately 1.7% of the aggregate principal balance of the mortgage loans in loan group 1 and 2 mortgage loans in loan group 2 representing approximately 1.3% of the aggregate principal balance of the mortgage loans in loan group 2) specifically permit the incurrence of secured subordinate debt under certain circumstances. In addition, substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related mortgaged property. In addition, the borrowers under certain of the mortgage loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business. Moreover, in general, any borrower that does not meet single-purpose entity criteria may not be restricted from incurring unsecured debt or debt secured by other property of the borrower. See "Description of the Mortgage Pool--Additional Debt" in this prospectus supplement.

     Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

     The mortgage loan documents generally place certain restrictions on the transfer and/or pledge of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgage loans generally permit, subject to certain limitations, the transfer or pledge of less than a controlling portion of the limited partnership or non-managing member equity or other interests in a borrower.
Certain of the mortgage loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage or control limitation or requiring the consent of the mortgagee to any such transfer.
Moreover, in general, mortgage loans with borrowers that do not meet single-purpose entity criteria may not restrict in any way the incurrence by the relevant borrower of mezzanine debt. See "Risk Factors--The Borrower's Form of Entity May Cause Special Risks" in this prospectus supplement. Certain of the mortgage loans permit mezzanine debt, secured by pledges of ownership interests in the borrower, in the future subject to criteria set forth in the mortgage loan documents.

     As of the cut-off date, the applicable mortgage loan sellers have informed us that they are aware that there is currently in existence mezzanine indebtedness with respect to 6 mortgage loans, representing approximately 14.7%
of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (5 mortgage loans in loan group 1 representing approximately 17.0%
of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 1 mortgage loan in loan group 2 representing approximately
6.9% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date).

     As of the cut-off date, the applicable mortgage loan sellers have informed us that they are aware that the mortgage loan documents with respect to 10 mortgage loans, representing approximately 7.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (6 mortgage loans in loan group 1 representing approximately 5.2% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 4 mortgage loans in loan group 2 representing approximately 17.0% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date) specifically permit the incurrence of mezzanine indebtedness under certain circumstances.

     Mezzanine debt is debt that is incurred by the owner of equity in one or more borrowers and is secured by a pledge of the equity ownership interests in such borrowers. Because mezzanine debt is secured by the obligor's equity interest in the related borrowers, such financing effectively reduces the obligor's economic stake in the related mortgaged property. The existence of mezzanine debt may reduce cash flow on the borrower's mortgaged property after

                                      S-34

the payment of debt service or result in liquidity pressures if the mezzanine debt matures or becomes payable prior to the maturity of the mortgage loan, and may thus increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged property to fall and may create a greater risk that a borrower will default on the mortgage loan secured by a mortgaged property whose value or income is relatively weak. In addition, the current and any future mezzanine lender may have cure rights with respect to the related mortgage loan and/or an option to purchase the mortgage loan after a default pursuant to an intercreditor agreement.

     Generally, upon a default under mezzanine debt, the holder of such mezzanine debt would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such mezzanine debt.
Although such transfer of equity may not trigger the due on sale clause under the related mortgage loan, it could cause a change of control in the borrower and/or cause the obligor under such mezzanine debt to file for bankruptcy, which could negatively affect the operation of the related mortgaged property and such borrower's ability to make payments on the related mortgage loan in a timely manner.

BORROWER MAY BE UNABLE TO REPAY REMAINING PRINCIPAL BALANCE ON MATURITY DATE OR
ANTICIPATED REPAYMENT DATE

     Mortgage loans with substantial remaining principal balances at their stated maturity, also known as balloon loans, or with substantial remaining principal balances at the anticipated repayment date of the related mortgage loan involve greater risk than fully amortizing loans. This is because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans that pay interest on an "actual/360" basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.

     A borrower's ability to repay a mortgage loan on its stated maturity date or anticipated repayment date typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower's ability to achieve either of these goals will be affected by a number of factors, including:

     o  the availability of, and competition for, credit for commercial real estate projects;

     o  the prevailing interest rates;

     o  the fair market value of the related mortgaged property;

     o  the borrower's equity in the related mortgaged property;

     o  the borrower's financial condition;

     o  the operating history and occupancy level of the mortgaged property;

     o  reductions in applicable government assistance/rent subsidy programs;

     o  the tax laws; and

     o  the prevailing general and regional economic conditions.

     181 of the mortgage loans, representing approximately 94.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (138 mortgage loans in loan group 1, representing approximately 94.2% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 43 mortgage loans in loan group 2, representing 96.3% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), are expected to have substantial remaining principal balances as of their respective anticipated repayment dates or stated maturity dates. This includes 33 mortgage loans, representing approximately 23.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (20 mortgage loans in loan group 1, representing approximately 18.0% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 13 mortgage loans in loan group 2, representing approximately
42.9% of the principal

                                      S-35

balance of the mortgage loans in loan group 2 as of the cut-off date), all of which pay interest only for the first 12 to 36 months of their respective terms and 13 mortgage loans, representing approximately 15.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (12 mortgage loans in loan group 1, representing approximately 19.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 1 mortgage loan in loan group 2, representing approximately
2.1% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), which pay interest only for their entire terms.

     136 of the mortgage loans, representing approximately 57.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (107 mortgage loans in loan group 1, representing approximately 55.5% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 29 mortgage loans in loan group 2, representing approximately
63.5% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), mature or have an anticipated repayment date in the year 2014.

     We cannot assure you that each borrower will have the ability to repay the remaining principal balances on the pertinent date.

     See "Description of the Mortgage Pool--Certain Terms and Conditions of the
Mortgage Loans" in this prospectus supplement and "Risk Factors--Borrowers May
Be Unable to Make Balloon Payments" in the prospectus.

COMMERCIAL AND MULTIFAMILY LENDING IS DEPENDENT UPON NET OPERATING INCOME

     The mortgage loans are secured by various income-producing commercial and multifamily properties. Commercial and multifamily lending are generally thought to expose a lender to greater risk than residential one-to-four family lending because they typically involve larger mortgage loans to a single borrower or groups of related borrowers.

     The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property's cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the mortgage loan at any given time.

     The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

     o  the age, design and construction quality of the properties;

     o  perceptions regarding the safety, convenience and attractiveness of the properties;

     o  the proximity and attractiveness of competing properties;

     o  the adequacy of the property's management and maintenance;

     o  increases in operating expenses at the mortgaged property and in relation to competing properties;

     o  an increase in the capital expenditures needed to maintain the properties or make improvements;

     o  dependence upon a single tenant, or a concentration of tenants in a particular business or industry;

     o  a decline in the financial condition of a major tenant;

     o  an increase in vacancy rates; and

     o  a decline in rental rates as leases are renewed or entered into with new tenants.

     Other factors are more general in nature, such as:

                                      S-36

     o  national, regional or local economic conditions, including plant closings, military base closings, industry slowdowns and unemployment rates;

     o  local real estate conditions, such as an oversupply of competing properties, retail space, office space or multifamily housing or hotel capacity;

     o  demographic factors;

     o  consumer confidence;

     o  consumer tastes and preferences;

     o  retroactive changes in building codes;

     o  changes or continued weakness in specific industry segments; and

     o  the public perception of safety for customers and clients.

     The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

     o  the length of tenant leases;

     o  the creditworthiness of tenants;

     o  tenant defaults;

     o  in the case of rental properties, the rate at which new rentals occur;
        and

     o  the property's "operating leverage" which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

     A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources, such as short-term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

TENANT CONCENTRATION ENTAILS RISK

     A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is wholly or significantly owner-occupied or leased to a single tenant or if any tenant makes up a significant portion of the rental income. Mortgaged properties that are wholly or significantly owner-occupied or leased to a single tenant or tenants that make up a significant portion of the rental income also are more susceptible to interruptions of cash flow if the owner-occupier's business operations are negatively impacted or if such a tenant or tenants fail to renew their leases.
This is so because the financial effect of the absence of operating income or rental income may be severe; more time may be required to re-lease the space;
and substantial capital costs may be incurred to make the space appropriate for replacement tenants. In this respect, 38 mortgaged properties, securing 29 mortgage loans, representing approximately 12.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately
16.9% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are secured solely by properties that are wholly or significantly owner occupied or leased to a single tenant. The underwriting of the single-tenant mortgage loans is based primarily upon the monthly rental payments due from the tenant under the lease of the related mortgaged property.
Where the primary lease term expires before the scheduled maturity date of the related mortgage loan, the mortgage loan sellers considered the incentives for the primary tenant to re-lease the premises and the anticipated rental value of the premises at the end of the primary lease term. Additionally, the underwriting of certain of these mortgage loans leased to single tenants may have taken into account the creditworthiness of the tenants under the related leases and consequently may have higher loan-to-value ratios and

                                      S-37

lower debt service coverage ratios than other types of mortgage loans. We cannot assure you that the tenant will re-lease the premises.

     Retail and office properties also may be adversely affected if there is a concentration of particular tenants among the mortgaged properties or of tenants in a particular business or industry. In this regard, see "--Retail
Properties Have Special Risks" below.

CERTAIN ADDITIONAL RISKS RELATING TO TENANTS

     The income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

     o  space in the mortgaged properties could not be leased or re-leased;

     o  leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

     o  substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

     o  tenants were unwilling or unable to meet their lease obligations;

     o  a significant tenant were to become a debtor in a bankruptcy case; or

     o  rental payments could not be collected for any other reason.

     Repayment of the mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms and on a timely basis. Certain of the mortgaged properties may be leased in whole or in part by government-sponsored tenants who have the right to rent reductions or to cancel their leases at any time or for lack of appropriations.
Additionally, mortgaged properties may have concentrations of leases expiring at varying rates in varying percentages including single-tenant mortgaged properties, during the term of the related mortgage loans.

     Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the related mortgaged property.

     Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions
(provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.
Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated.

     With respect to certain of the mortgage loans, the related borrower has given to certain tenants or others an option to purchase, a right of first refusal or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right may not be subordinate to the related mortgage. This may impede the mortgagee's ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property.

MORTGAGED PROPERTIES LEASED TO MULTIPLE TENANTS ALSO HAVE RISKS

     If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow

                                      S-38

available for debt service payments. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

MORTGAGED PROPERTIES LEASED TO BORROWERS OR BORROWER AFFILIATED ENTITIES ALSO
HAVE RISKS

     If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower's ability to perform under the mortgage loan as it can directly interrupt the cash flow from the mortgaged property if the borrower or its affiliate's financial condition worsens, which risk may be mitigated when mortgaged properties are leased to unrelated third parties.

TENANT BANKRUPTCY ENTAILS RISKS

     The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, office and industrial properties may adversely affect the income produced by a mortgaged property. Under the federal bankruptcy code a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim). The claim would be limited to the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) that are unrelated to the rejection, plus the greater of one year's rent or 15% of the remaining reserved rent (but not more than three years' rent).

MORTGAGE LOANS ARE NONRECOURSE AND ARE NOT INSURED OR GUARANTEED

     The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

     Investors should treat each mortgage loan as a nonrecourse loan. If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the mortgage loan.
Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower's ability to refinance the mortgaged property for an amount sufficient to repay the mortgage loan.

RETAIL PROPERTIES HAVE SPECIAL RISKS

     Retail properties secure 83 mortgage loans representing approximately
27.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 35.8% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) by allocated loan amount.

     The quality and success of a retail property's tenants significantly affect the property's market value and the related borrower's ability to refinance such property. For example, if the sales revenues of retail tenants were to decline, rents tied to a percentage of gross sales revenues may decline and those tenants may be unable to pay their rent or other occupancy costs.

     The presence or absence of an "anchor tenant" or a "shadow anchor" in or near a shopping center also can be important because anchors play a key role in generating customer traffic and making a shopping center desirable for other tenants. An "anchor tenant" is usually proportionately larger in size than most other tenants in the mortgaged property, is vital in attracting customers to a retail property and is located on or adjacent to the related mortgaged property. A "shadow anchor" is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property, but not on the mortgaged property, so as to influence and attract potential customers. The economic performance of an anchored or shadow anchored retail property will consequently be adversely affected by:

                                      S-39

     o  an anchor tenant's or shadow anchor tenant's failure to renew its lease;

     o  termination of an anchor tenant's or shadow anchor tenant's lease; or if the anchor tenant or shadow anchor tenant owns its own site, a decision to vacate;

     o  the bankruptcy or economic decline of an anchor tenant, shadow anchor or self-owned anchor; or

     o  the cessation of the business of an anchor tenant, a shadow anchor tenant or of a self-owned anchor (notwithstanding its continued payment of rent).

     51 of the mortgaged properties, securing mortgage loans representing approximately 19.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 25.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are retail properties that are considered by the applicable mortgage loan seller to have an "anchor tenant." 11 of the mortgaged properties, securing mortgage loans representing approximately 2.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 2.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are retail properties that are considered by the applicable mortgage loan seller to be "shadow anchored." 27 of the mortgaged properties, securing mortgage loans representing approximately 6.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date
(approximately 8.5% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are retail properties that are considered by the applicable mortgage loan seller to be "unanchored."

     If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. Certain of the tenants or anchor stores of the retail properties may have co-tenancy clauses and/or operating covenants in their leases or operating agreements that permit those tenants or anchor stores to cease operating under certain conditions, including, without limitation, certain other stores not being open for business at the mortgaged property or a subject store not meeting the minimum sales requirement under its lease, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant or dark space. In addition, in the event that a "shadow anchor" fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. We cannot assure you that such space will be occupied or that the related mortgaged property will not suffer adverse economic consequences. In this regard, see
"--Tenant Bankruptcy Entails Risks" and "--Certain Additional Risks Relating to
Tenants" above.

     Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers; discount shopping centers and clubs; catalogue retailers; home shopping networks;
internet websites; and telemarketing. Continued growth of these alternative retail markets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower's ability to refinance such property.

     Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

OFFICE PROPERTIES HAVE SPECIAL RISKS

     Office properties secure 39 mortgage loans representing approximately
29.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 39.5% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) by allocated loan amount.

                                      S-40

   A large number of factors may adversely affect the value of office properties, including:

     o  the quality of an office building's tenants;

     o  an economic decline in the business operated by the tenants;

     o  the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, location, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);

     o  the physical attributes of the building with respect to the technological needs of the tenants, including the adaptability of the building to changes in the technological needs of the tenants;

     o  the diversity of an office building's tenants (or reliance on a single or dominant tenant);

     o  the desirability of the area as a business location;

     o  the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;

     o  an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space); and

     o  in the case of medical office properties, the performance of a medical office property may depend on (i) the proximity of such property to a hospital or other health care establishment and (ii) reimbursements for patient fees from private or government-sponsored insurers. Issues related to reimbursement (ranging from non-payment to delays in payment)
        from such insurers could adversely impact cash flow at such mortgaged property.

     Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.
See "--Risks Relating to Mortgage Loan Concentrations" above.

MULTIFAMILY PROPERTIES HAVE SPECIAL RISKS

     Multifamily properties secure 49 mortgage loans representing approximately
24.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (4 mortgaged properties securing mortgage loans in loan group
1, representing approximately 1.0% of the aggregate principal balance of the mortgage loans in loan group 1 and 46 mortgaged properties securing mortgage loans in loan group 2, representing approximately 99.5% of the aggregate principal balance of the mortgage loans in loan group 2) by allocated loan amount. A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

     o  the physical attributes of the apartment building such as its age, condition, design, appearance, access to transportation and construction quality;

     o  the location of the property, for example, a change in the neighborhood over time;

     o  the ability of management to provide adequate maintenance and insurance;

     o  the types of services or amenities that the property provides;

     o  the property's reputation;

     o  the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

     o  the presence of competing properties;

     o  the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or personnel from a local military base;

                                      S-41

     o  in the case of student housing facilities, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on-campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

     o  dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

     o  adverse local or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;

     o  state and local regulations, which may affect the building owner's ability to increase rent to market rent for an equivalent apartment; and

     o  government assistance/rent subsidy programs.

     Certain states regulate the relationship of an owner and its tenants.
Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident's choice of unit vendors. Apartment building owners have been the subject of suits under state "Unfair and Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection.
For example, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower's ability to raise property rents may impair such borrower's ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

INDUSTRIAL PROPERTIES HAVE SPECIAL RISKS

     Industrial properties secure 16 of the mortgage loans representing approximately 8.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 10.6% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) by allocated loan amount. Significant factors determining the value of industrial properties are:

     o  the quality of tenants;

     o  reduced demand for industrial space because of a decline in a particular industry segment;

     o  property becoming functionally obsolete;

     o  building design and adaptability;

     o  unavailability of labor sources;

     o  changes in access, energy prices, strikers, relocation of highways, the construction of additional highways or other factors;

                                      S-42

     o  changes in proximity of supply sources;

     o  the expenses of converting a previously adapted space to general use;
        and

     o  the location of the property.

     Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties may be more frequently dependent on a single or a few tenants.

     Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (for example, a decline in defense spending), and a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. In addition, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

     Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

     In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

     Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

HOTEL PROPERTIES HAVE SPECIAL RISKS

     Hotel properties secure 3 of the mortgage loans representing approximately
7.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 10.0% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) by allocated loan amount.

     Various factors may adversely affect the economic performance of a hotel, including:

     o  adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

     o  the construction of competing hotels or resorts;

     o  continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

     o  a deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel; and

     o  changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways, concerns about travel safety or other factors.

     Because hotel rooms generally are rented for short periods of time, the financial performance of hotels tends to be affected by adverse economic conditions and competition

                                      S-43

more quickly than other commercial properties. Additionally, terrorist attacks in September 2001 and the potential for future terrorist attacks may have adversely affected the occupancy rates, and accordingly, the financial performance of hotel properties. See "--Risks to the Mortgaged Properties
Relating to Terrorist Attacks and Foreign Conflicts" above.

     Moreover, the hotel and lodging industry is generally seasonal in nature and different seasons affect different hotels depending on type and location.
This seasonality can be expected to cause periodic fluctuations in a hotel property's room and restaurant revenues, occupancy levels, room rates and operating expenses.

     The liquor licenses for most of the hotel mortgaged properties are held by affiliates of the borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person. In the event of a foreclosure of a hotel property that holds a liquor license, the trustee or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant.
There can be no assurance that a new license could be obtained promptly or at all. The lack of a liquor license in a full-service hotel could have an adverse impact on the revenue from the related mortgaged property or on the hotel's occupancy rate.

RISKS RELATING TO AFFILIATION WITH A FRANCHISE OR HOTEL MANAGEMENT COMPANY

     All of the hotel properties that secure the mortgage loans are affiliated with a franchise or hotel management company through a franchise or management agreement. The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

     o  the continued existence and financial strength of the franchisor or hotel management company;

     o  the public perception of the franchise or hotel chain service mark; and

     o  the duration of the franchise licensing or management agreements.

     The continuation of a franchise agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions could result in the loss or cancellation of their rights under the franchise agreement or management agreement. There can be no assurance that a replacement franchise could be obtained in the event of termination. In addition, replacement franchises may require significantly higher fees as well as the investment of capital to bring the hotel into compliance with the requirements of the replacement franchisor.
Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable.

     The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor's consent. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor or a hotel management company that it desires to replace following a foreclosure.

MANUFACTURED HOUSING COMMUNITIES HAVE SPECIAL RISKS

     Manufactured housing community properties secure 4 mortgage loan representing approximately 0.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 0.4% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and approximately 0.5% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date) by allocated loan amount.

     Mortgage loans secured by liens on manufactured housing community properties pose risks not associated with mortgage loans secured by liens on other types of income-producing real

                                      S-44

estate. The successful operation of a manufactured housing community property may depend upon the number of other competing residential developments in the local market, such as:

     o  other manufactured housing community properties;

     o  apartment buildings; and

     o  site-built single family homes.

     Other factors may also include:

     o  the physical attributes of the community, including its age and appearance;

     o  location of the manufactured housing community property;

     o  the ability of management to provide adequate maintenance and insurance;

     o  the types of services or amenities it provides;

     o  the property's reputation; and

     o  state and local regulations, including rent control and rent stabilization.

     The manufactured housing community properties are "special purpose"
properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing community properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing community property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.

     Some manufactured housing communities are either recreational vehicle resorts or a significant component of the communities are intended for short-term recreational vehicle hook-ups, and tenancy of these communities may vary significantly by season. This seasonality may cause periodic fluctuations in revenues, tenancy levels, rental rates and operating expenses for these properties.

LACK OF SKILLFUL PROPERTY MANAGEMENT ENTAILS RISKS

     The successful operation of a real estate project depends upon the property manager's performance and viability. The property manager is responsible for:

     o  responding to changes in the local market;

     o  planning and implementing the rental structure;

     o  operating the property and providing building services;

     o  managing operating expenses; and

     o  assuring that maintenance and capital improvements are carried out in a timely fashion.

     Properties deriving revenues primarily from short-term sources, such as short-term or month-to-month leases, are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

     We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager is the borrower or an affiliate of the borrower and may not manage properties for non-affiliates.
Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

SOME MORTGAGED PROPERTIES MAY NOT BE READILY CONVERTIBLE TO ALTERNATIVE USES

     Some of the mortgaged properties securing the mortgage loans included in the trust fund may not be readily convertible (or convertible at all) to alternative uses if those properties were

                                      S-45

to become unprofitable. For example, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are part of a condominium regime, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. Additionally, any vacant theater space would not easily be converted to other uses due to the unique construction requirements of theaters. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties. Furthermore, certain properties may be subject to certain low-income housing restrictions in order to remain eligible for low-income housing tax credits or governmental subsidized rental payments that could prevent the conversion of the mortgaged property to alternative uses. The liquidation value of any mortgaged property, subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if the property were readily adaptable to other uses.

     Zoning or other restrictions also may prevent alternative uses. See
"--Zoning Compliance and Use Restrictions May Adversely Affect Property Value"
below. See also "--Industrial Properties Have Special Risks" and
"--Manufactured Housing Communities Have Special Risks" above.

PROPERTY VALUE MAY BE ADVERSELY AFFECTED EVEN WHEN CURRENT OPERATING INCOME IS
NOT

     Various factors may adversely affect the value of a mortgaged property without affecting the property's current net operating income. These factors include, among others:

     o  the existence of, or changes in, governmental regulations, fiscal policy, zoning or tax laws;

     o  potential environmental legislation or liabilities or other legal liabilities;

     o  the availability of refinancing; and

     o  changes in interest rate levels.

MORTGAGE LOANS SECURED BY LEASEHOLD INTERESTS MAY EXPOSE INVESTORS TO GREATER
RISKS OF DEFAULT AND LOSS

     6 mortgage loans, representing approximately 2.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date
(approximately 2.6% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and approximately 2.3% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date)
are secured by a first mortgage lien on a leasehold interest on the related mortgaged property. In addition, 4 mortgage loans, representing approximately
11.8% of the aggregate principal balance of the pool of mortgage loan as of the cut-off date (approximately 15.4% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) are secured by a first mortgage lien on both a fee parcel and a leasehold interest in a separate parcel.

     Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower's leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease requires the lessor to give the lender notice of the borrower's defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a "mortgageable" ground lease.

     Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right to remain in

                                      S-46

possession of its leased premises for the rent otherwise payable under the lease for the term of the ground lease (including renewals). If a debtor lessee/borrower rejects the lease, the leasehold lender could succeed to the lessee/borrower's position under the lease only if the lessor specifically grants the lender such right. If both the lessor and the lessee/borrowers are involved in bankruptcy proceedings, the bankrupt lessee/borrower's right to refuse to treat a ground lease rejected by a bankrupt lessor as terminated may not be enforceable. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

     Some of the ground leases securing the mortgaged properties may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

     Further, in a decision by the United States Court of Appeals for the
Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537
(7th Cir. 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the Bankruptcy Code (11 U.S.C.  Section  363(f))
upon the bankruptcy of a landlord, such sale terminates a lessee's possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the
Bankruptcy Code (11 U.S.C.  Section  363(e)), a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a "free and clear" sale under Section 363(f) of the
Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of Section
363(f)(1)(4) of the Bankruptcy Code otherwise permits the sale), we cannot provide assurances that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot provide assurances that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the Bankruptcy Code, the lessee will be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender (to the extent it can obtain standing to intervene)
will be able to recoup the full value of the leasehold interest in bankruptcy court.

     See "Certain Legal Aspects of Mortgage Loans--Foreclosure--Leasehold
Risks" and "--Bankruptcy Laws" in the prospectus.

LIMITATIONS OF APPRAISALS

     Appraisals were obtained with respect to each of the mortgaged properties at or about the time of the origination or acquisition of the applicable mortgage loan. In general, appraisals represent the analysis and opinion of qualified appraisers, but appraisals are not guarantees of present or future value. One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising that property.
Moreover, the values of the mortgaged properties may have fluctuated significantly since the appraisals were performed. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. That amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. We cannot assure you that the information set forth in this prospectus supplement regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items.

                                      S-47

YOUR LACK OF CONTROL OVER THE TRUST FUND CAN CREATE RISKS

     You and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the trust. See "Servicing of the Mortgage Loans--General" in this prospectus supplement. Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the servicer, the trustee, or the special servicer, as applicable. Any decision made by one of those parties in respect of the trust, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

POTENTIAL CONFLICTS OF INTEREST

     The pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standards without regard to ownership of any certificate by a servicer or any of its affiliates.
See "Servicing of the Mortgage Loans--General" in this prospectus supplement.

     Notwithstanding the foregoing, the servicer, the special servicer or any of their respective affiliates may have interests when dealing with the mortgage loans that are in conflict with those of holders of the offered certificates. These relationships may create conflicts of interest. If the special servicer or the entity managed by its affiliate holds the Series
2004-CIBC10 non-offered certificates, it might seek to reduce the potential for losses allocable to those certificates from a troubled mortgage loan by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the trust than would be realized if earlier action had been taken. In general, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of offered certificates than to Series 2004-CIBC10 non-offered certificates. See
"--Special Servicer May Be Directed to Take Actions" below.

     Each servicer services and will, in the future, service, in the ordinary course of its business, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans that will be included in the trust. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans that will be included in the trust.
Consequently, personnel of any of the servicers may perform services, on behalf of the trust, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicts for the servicer or the special servicer.

     In addition, certain of the mortgage loans included in the trust may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of a mortgage loan seller and the mortgage loan sellers or their respective affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the trust. Each of the mortgage loan sellers and their affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the mortgage loans. Additional financial interests in, or other financial dealings with, a borrower or its affiliates under any of the mortgage loans may create conflicts of interest.

     Each mortgage loan seller is obligated to repurchase or substitute for a mortgage loan sold by it under the circumstances described under "Description of the Mortgage Pool-- Representations and Warranties; Repurchases and
Substitutions" in this prospectus supplement.

     The managers of the mortgaged properties and the borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties because:

     o  a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

     o  these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

                                      S-48

     o  affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

     10 mortgage loans, representing approximately 9.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (8 mortgage loans in loan group 1, representing approximately 10.6% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 2 mortgage loans in loan group 2, representing approximately
3.9% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), are each evidenced by one of two notes secured by a single mortgage and a single assignment of a lease. The subordinate companion loans will not be included as assets of the trust fund. However, each subordinate companion loan will be serviced under the pooling and servicing agreement, subject to the related intercreditor agreement. The holders of the subordinate companion loans will also have certain rights with respect to the related senior loan and the related mortgaged property as described under
"Description of the Mortgage Pool -- AB Mortgage Loan Pairs" in this prospectus supplement. In exercising such rights, the holders of the subordinate companion loans do not have any obligation to consider the interests of, or the impact of the exercise of such right on, the trust or the certificates.

SPECIAL SERVICER MAY BE DIRECTED TO TAKE ACTIONS

     In connection with the servicing of the specially serviced mortgage loans, the special servicer may, at the direction of the directing certificateholder, take actions with respect to the specially serviced mortgage loans that could adversely affect the holders of some or all of the classes of offered certificates. The directing certificateholder will be controlled by the controlling class certificateholders. The directing certificateholder may have interests in conflict with those of the certificateholders of the classes of the offered certificates. As a result, it is possible that the directing certificateholder may direct the special servicer to take actions that conflict with the interests of certain classes of the offered certificates. However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standards or the terms of the mortgage loan documents. In addition, the special servicer may be removed without cause by the directing certificateholder as described in this prospectus supplement. See "Servicing of the Mortgage Loans--General," "--The Special Servicer" and "--The Directing
Certificateholder" in this prospectus supplement.

BANKRUPTCY PROCEEDINGS ENTAIL CERTAIN RISKS

     Under federal bankruptcy law, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action.
In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property
(subject to certain protections available to the lender). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property, which would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may: (1) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (2) reduce periodic payments due under a mortgage loan; (3)
change the rate of interest due on a mortgage loan; or (4) otherwise alter the mortgage loan's repayment schedule.

     Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under federal bankruptcy law, the lender will be stayed from enforcing a borrower's assignment of rents and leases. Federal bankruptcy law also may interfere with the servicer's or

                                      S-49

special servicer's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

     Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions. There can be no assurance that in the event of the borrower's bankruptcy, a court will enforce such restrictions against a subordinated lender.

     In its decision in In re 203 North LaSalle Street Partnership, 246 B.R.
325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for
the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee's claim with respect to a Chapter 11 reorganization plan on the grounds that prebankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which at least one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender's objections.

     As a result of the foregoing, the trust's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

     Certain of the mortgage loans may have sponsors that have previously filed bankruptcy, which in some cases may have involved the same property which currently secures the mortgage loan. In each case, the related entity or person has emerged from bankruptcy. However, we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related loan documents.

RISKS RELATING TO PREPAYMENTS AND REPURCHASES

     The yield to maturity on your certificates will depend, in significant part, upon the rate and timing of principal payments on the mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties.

     In addition, because the amount of principal that will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 and Class
A-1A certificates will generally be based upon the particular loan group in which the related mortgage loan is deemed to be a part, the yield on the Class
A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 certificates will be particularly sensitive to prepayments on mortgage loans in loan group 1 and the yield on the Class A-1A certificates will be particularly sensitive to prepayments on mortgage loans in loan group 2.

     The yield on each of the Class B, Class C, Class D and Class E certificates would be adversely affected if mortgage loans with higher interest rates pay faster than the mortgage loans with lower interest rates, since those classes bear interest at a rate equal to, based upon, or limited by, the weighted average net mortgage rate of the mortgage loans. The pass-through rates on those classes of certificates may be adversely affected as a result of a decrease in the weighted average of the net mortgage rates on the mortgage loans even if principal prepayments do not occur. See "Yield and Maturity
Considerations" in this prospectus supplement.

     The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment on the mortgage loans is higher or lower than you anticipate.

                                      S-50

     Any changes in the weighted average lives of your certificates may adversely affect your yield. Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

     Except in the case of the mortgage loan identified as Loan No. 102 on
Annex A-1 to this prospectus supplement, all of the mortgage loans have prepayment protection in the form of lockout periods with defeasance provisions or with yield maintenance or prepayment premium provisions. However, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of yield maintenance charges or prepayment premiums or that involuntary prepayments will not occur.

     Voluntary prepayments, if permitted, generally require the payment of a yield maintenance charge or a prepayment premium unless the mortgage loan is prepaid within a 3-month period prior to the stated maturity date or anticipated repayment date, or after the anticipated repayment date, as the case may be. However, 18 mortgage loans representing approximately 6.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (13 mortgage loans in loan group 1, representing approximately 4.3% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 5 mortgage loans in loan group 2, representing approximately
14.3% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date) permit voluntary prepayment without payment of a yield maintenance charge at any time on or after a date ranging from 12 months to 24 months prior to the stated maturity date. Additionally, none of the mortgage loans with anticipated repayment dates require a yield maintenance charge after the related anticipated repayment date. See "Description of the Mortgage
Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment
Provisions" in this prospectus supplement. In any case, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of yield maintenance charges or prepayment premiums or that involuntary prepayments will not occur.

     The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

     o  the terms of the mortgage loans;

     o  the length of any prepayment lockout period;

     o  the level of prevailing interest rates;

     o  the availability of mortgage credit;

     o  the applicable yield maintenance charges and prepayment premiums;

     o  the servicer's or special servicer's ability to enforce those charges or premiums;

     o  the failure to meet certain requirements for the release of escrows;

     o  the occurrence of casualties or natural disasters; and

     o  economic, demographic, tax, legal or other factors.

     Generally, no yield maintenance charge will be required for prepayments in connection with a casualty or condemnation unless, in the case of some of the mortgage loans, an event of default has occurred and is continuing. We cannot assure you that the obligation to pay any yield maintenance charge or prepayment premium will be enforceable. See "--Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions"
below. In addition, certain of the mortgage loans permit the related borrower, after a partial

                                      S-51

casualty or partial condemnation, to prepay the remaining principal balance of the mortgage loan (after application of the related insurance proceeds or condemnation award to pay the principal balance of the mortgage loan), which may in certain cases not be accompanied by any prepayment consideration, provided that the prepayment of the remaining balance is made within a specified period of time following the date of the application of proceeds or award.

     Certain shortfalls in interest as a result of involuntary prepayments may reduce the available distribution amount. In addition, if a mortgage loan seller repurchases any mortgage loan from the trust due to breaches of representations or warranties, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge will be payable. Additionally, mezzanine lenders and holders of subordinate companion loans may have options to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance payments or prepayment charges. A repurchase or the exercise of a purchase option may adversely affect the yield to maturity on your certificates.

     10 mortgage loans (identified as Loan Nos. 12, 13, 24, 27, 28, 34, 48, 54,
115 and 148 on Annex A-1 to this prospectus supplement), representing approximately 8.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (4 mortgage loans in loan group 1 representing approximately 3.4% of the aggregate principal balance of the mortgage loans in loan group 1 and 6 mortgage loans in loan group 2 representing approximately
23.1% of the aggregate principal balance of the mortgage loans in loan group
2), are secured by letters of credit that in each such case:

       (i) will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

       (ii) if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject mortgage loan if such performance related conditions are not satisfied within specified time periods.

     In addition, with respect to certain of the mortgage loans, if the borrower does not satisfy the performance conditions and does not qualify for the release of the related cash reserve, the reserve, less, in some cases, a yield maintenance charge or prepayment premium, will be applied against the principal balance of the mortgage loan and the remaining unpaid balance of the mortgage loan may be re-amortized over the remaining amortization term.

     Certain of the mortgage loans, in connection with the partial release of the related mortgaged property, may be partially prepaid at any time. See
"Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage
Loans--Partial Releases" in this prospectus supplement.

OPTIONAL EARLY TERMINATION OF THE TRUST FUND MAY RESULT IN AN ADVERSE IMPACT ON
YOUR YIELD OR MAY RESULT IN A LOSS

     The certificates will be subject to optional early termination by means of the purchase of the mortgage loans in the trust fund. We cannot assure you that the proceeds from a sale of the mortgage loans and/or REO properties will be sufficient to distribute the outstanding certificate balance plus accrued interest and any undistributed shortfalls in interest accrued on the certificates that are subject to the termination. Accordingly, the holders of offered certificates affected by such a termination may suffer an adverse impact on the overall yield on their certificates, may experience repayment of their investment at an unpredictable and inopportune time or may even incur a loss on their investment. See "Description of the Certificates--
Termination; Retirement of Certificates" in this prospectus supplement.

                                      S-52

MORTGAGE LOAN SELLERS MAY NOT BE ABLE TO MAKE A REQUIRED REPURCHASE OR
SUBSTITUTION OF A DEFECTIVE MORTGAGE LOAN

     Each mortgage loan seller is the sole warranting party in respect of the mortgage loans sold by such mortgage loan seller to us. Neither we nor any of our affiliates (except, in certain circumstances, for JPMorgan Chase Bank in its capacity as a mortgage loan seller) are obligated to repurchase or substitute any mortgage loan in connection with either a breach of any mortgage loan seller's representations and warranties or any document defects, if such mortgage loan seller defaults on its obligation to do so. We cannot provide assurances that the mortgage loan sellers will have the financial ability to effect such repurchases or substitutions. Any mortgage loan that is not repurchased or substituted and that is not a "qualified mortgage" for a REMIC may cause the trust fund to fail to qualify as one or more REMICs or cause the trust fund to incur a tax. See "Description of the Mortgage Pool--The Mortgage
Loan Sellers" and "--Representations and Warranties; Repurchases and
Substitutions" in this prospectus supplement and "Description of the Pooling
Agreements--Representations and Warranties; Repurchases" in the prospectus.

RISKS RELATING TO ENFORCEABILITY OF YIELD MAINTENANCE CHARGES, PREPAYMENT
PREMIUMS OR DEFEASANCE PROVISIONS

     Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring yield maintenance charges or prepayment premiums also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay any yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

     Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge or prepayment premiums. In certain jurisdictions, those collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.

RISKS RELATING TO BORROWER DEFAULT

     The rate and timing of delinquencies or defaults on the mortgage loans will affect:

     o  the aggregate amount of distributions on the offered certificates;

     o  their yield to maturity;

     o  their rate of principal payments; and

     o  their weighted average life.

     If losses on the mortgage loans exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class).

     If you calculate your anticipated yield based on assumed rates of defaults and losses that are lower than the default rate and losses actually experienced, and those losses are allocated to your certificates, your actual yield to maturity will be lower than the assumed yield. Under certain extreme scenarios, that yield could be negative. In general, the earlier a loss borne by you on your certificates occurs, the greater the effect on your yield to maturity.

     Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This may be so, because those losses lead to your certificates having a higher percentage ownership interest in the trust and related distributions of principal payments on the mortgage loans than would

                                      S-53

otherwise have been the case and the related prepayment may affect the pass-through rate on your certificates. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

     Delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any delinquency or default.

     Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See "Certain Legal Aspects of the Mortgage Loans--Foreclosure"
in the prospectus.

RISKS RELATING TO INTEREST ON ADVANCES AND SPECIAL SERVICING COMPENSATION

     To the extent described in this prospectus supplement, the servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed advances at the "Prime Rate" as published in The Wall Street Journal. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer is entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is generally senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

RISKS OF LIMITED LIQUIDITY AND MARKET VALUE

     Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates.
While the underwriters currently intend to make a secondary market in the offered certificates, they are not obligated to do so. Additionally, one or more purchasers may purchase substantial portions of one or more classes of offered certificates. Accordingly, you may not have an active or liquid secondary market for your certificates. Lack of liquidity could result in a substantial decrease in the market value of your certificates. The market value of your certificates also may be affected by many other factors, including the then-prevailing interest rates and market perceptions of risks associated with commercial mortgage lending.

DIFFERENT TIMING OF MORTGAGE LOAN AMORTIZATION POSES CERTAIN RISKS

     As principal payments or prepayments are made on a mortgage loan that is part of a pool of mortgage loans, the pool will be subject to more concentration risks with respect to the diversity of mortgaged properties, types of mortgaged properties and number of borrowers, as described in this prospectus supplement. Classes that have a later sequential designation or a lower payment priority are more likely to be exposed to this concentration risk than are classes with an earlier sequential designation or a higher priority.
This is so because principal on the offered certificates is generally payable in sequential order, and no class entitled to distribution of principal generally receives principal until the certificate balance of the preceding class or classes entitled to receive principal has been reduced to zero.

SUBORDINATION OF SUBORDINATE OFFERED CERTIFICATES

     As described in this prospectus supplement, unless your certificates are
Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6
certificates, your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to

                                      S-54

those of the holders of the offered certificates with an earlier alphabetical designation and to the Class A-1A, Class X-1 and Class X-2 certificates.

     See "Description of the Certificates--Distributions--Priority" and
"Description of the Certificates--Subordination; Allocation of Collateral
Support Deficit" in this prospectus supplement.

LIMITED INFORMATION CAUSES UNCERTAINTY

     Some of the mortgage loans that we intend to include in the trust are mortgage loans that were made to enable the related borrower to acquire the related mortgaged property. Accordingly, for certain of these mortgage loans, limited or no historical operating information is available with respect to the related mortgaged properties. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

ENVIRONMENTAL RISKS RELATING TO THE MORTGAGED PROPERTIES

     The trust could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

     Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan
(or in certain limited cases, after origination), including Phase I site assessments or updates of previously performed Phase I site assessments, or
(ii) subject to a secured creditor environmental insurance policy or other environmental insurance policy. In some cases, Phase II site assessments also have been performed. Although assessments were made on the majority of the mortgaged properties and these involved site visits and other types of review, we cannot assure you that all environmental conditions and risks were identified.

     Except as described below, none of the environmental assessments revealed any material adverse environmental condition or circumstance at any mortgaged property except for those:

     o  that will be remediated or abated in all material respects by the closing date;

     o  for which an escrow for the remediation was established;

     o  for which an environmental insurance policy was obtained from a third party insurer;

     o  for which the consultant recommended an operations and maintenance plan with respect to the applicable mortgaged property or periodic monitoring of nearby properties, which recommendations are consistent with industry practice;

     o  for which the principal of the borrower or another financially responsible party has provided an indemnity or is required to take, or is liable for the failure to take, such actions, if any, with respect to such matters as have been required by the applicable governmental authority or recommended by the environmental assessments;

     o  for which such conditions or circumstances were investigated further and the environmental consultant recommended no further action or remediation;

     o  as to which the borrower or other responsible party obtained a "no further action" letter or other evidence that governmental authorities are not requiring further action or remediation; or

     o  that would not require substantial cleanup, remedial action or other extraordinary response under environmental laws.

     In certain cases, the identified condition was related to the presence of asbestos-containing materials, lead-based paint and/or radon. Where these substances were present, the environmental consultant generally recommended, and the related mortgage loan documents,

                                      S-55

with certain exceptions, generally required, the establishment of an operation and maintenance plan to address the issue or, in the case of asbestos-containing materials and lead-based paint, a containment, abatement or removal program. Other identified conditions could, for example, include leaks from storage tanks and on-site spills. Corrective action, as required by the regulatory agencies, has been or is currently being undertaken and, in some cases, the related borrowers have made deposits into environmental reserve accounts. However, we cannot assure you that any environmental indemnity, insurance or reserve amounts will be sufficient to remediate the environmental conditions or that all environmental conditions have been identified or that operation and maintenance plans will be put in place and/or followed.
Additionally, we cannot assure you that actions of tenants at mortgaged properties will not adversely affect the environmental condition of the mortgaged properties.

     See "Servicing of the Mortgage Loans--Realization Upon Defaulted Mortgage
Loans" in this prospectus supplement and "Risk Factors--Failure to Comply with
Environmental Law May Result in Additional Losses" and "Certain Legal Aspects
of Mortgage Loans--Environmental Risks" in the prospectus.

TAX CONSIDERATIONS RELATING TO FORECLOSURE

     If the trust acquires a mortgaged property pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer must retain an independent contractor to operate the property. Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was at least 10% completed when the mortgage loan defaulted or the default of the mortgage loan became imminent. Any net income from the operation of the property (other than qualifying "rents from real property"), or any rental income based on the net profits of a tenant or sub-tenant or allocable to a non-customary service, will subject the lower-tier REMIC to federal tax on that income at the highest marginal corporate tax rate (currently 35%) and possibly state or local tax. In that event, the net proceeds available for distribution to certificateholders will be reduced. The special servicer may permit the lower-tier REMIC to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to certificateholders is greater than under another method of operating or net leasing the mortgaged property. In addition, if the trust were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the trust may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

RISKS ASSOCIATED WITH ONE ACTION RULES

     The ability to realize upon the mortgage loans may be limited by the application of state and federal laws. For example, several states (including
California) have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. Accordingly, the special servicer is required to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the mortgage loans that include mortgaged properties where a "one action" rule could be applicable. In the case of a multi-property mortgage loan that is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. The application of other state and federal laws may delay or otherwise limit the ability to realize on defaulted mortgage loans. See "Certain Legal Aspects of Mortgage
Loans--Foreclosure" in the prospectus.

RISKS RELATING TO ENFORCEABILITY

     All of the mortgages permit the lender to accelerate the debt upon default by the borrower. The courts of all states will enforce acceleration clauses in the event of a material payment

                                      S-56

default. Courts, however, may refuse to permit foreclosure or acceleration if a default is deemed immaterial or the exercise of those remedies would be unjust or unconscionable.

     If a mortgaged property has tenants, the borrower typically assigns its income as landlord to the lender as further security, while retaining a license to collect rents as long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. In certain jurisdictions, such assignments may not be perfected as security interests until the lender takes actual possession of the property's cash flow. In some jurisdictions, the lender may not be entitled to collect rents until the lender takes possession of the property and secures the appointment of a receiver. In addition, as previously discussed, if bankruptcy or similar proceedings are commenced by or for the borrower, the lender's ability to collect the rents may be adversely affected.

POTENTIAL ABSENCE OF ATTORNMENT PROVISIONS ENTAILS RISKS

     In some jurisdictions, if tenant leases are subordinate to the liens created by the mortgage and do not contain attornment provisions (i.e., provisions requiring the tenant to recognize a successor owner following foreclosure as landlord under the lease), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.
Not all leases were reviewed to ascertain the existence of attornment or subordination provisions. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced.

     If a lease is not subordinate to a mortgage, the trust will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property
(unless otherwise agreed to with the tenant). If the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender's rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.

PROPERTY INSURANCE MAY NOT BE SUFFICIENT

     All of the mortgage loans require the related borrower to maintain, or cause to be maintained, property insurance (which, in some cases, is provided by allowing a tenant to self-insure). However, the mortgaged properties may suffer casualty losses due to risks that were not covered by insurance or for which insurance coverage is inadequate. Specifically, certain of the mortgage loans may have insurance coverage that specifically excludes coverage for losses due to mold, certain acts of nature, terrorism activities or other comparable conditions or events. In addition, approximately 10.2%, 7.7% and
5.9% of the mortgaged properties, by aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 10.5%, 8.3% and 7.8%, respectively, of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and approximately 9.1%, 5.5% and 0.0%, respectively, of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), are located in Texas, Florida and California, respectively, which states have historically been at greater risk regarding acts of nature (such as earthquakes, floods and hurricanes) than other states.
We cannot assure you that borrowers will be able to maintain adequate insurance. Moreover, if reconstruction or any major repairs are required, changes in laws may materially affect the borrower's ability to effect any reconstruction or major repairs or may materially increase the costs of the reconstruction or repairs. Certain mortgage loans are secured by improvements for which coverage for acts of terrorism have been waived or are required only if certain conditions (such as availability at reasonable rates or maximum cost limits) are satisfied.

     Following the September 11, 2001 terrorist attacks in the New York City area and in the Washington, D.C. area, many reinsurance companies (which assume some of the risk of policies

                                      S-57

sold by primary insurers) eliminated coverage for acts of terrorism from their reinsurance policies. Without that reinsurance coverage, primary insurance companies would have to assume that risk themselves, which may cause them to eliminate such coverage in their policies, increase the amount of the deductible for acts of terrorism or charge higher premiums for such coverage.
In order to offset this risk, Congress passed the Terrorism Risk Insurance Act of 2002, which established the Terrorism Insurance Program. The Terrorism
Insurance Program is administered by the Secretary of the Treasury and will provide financial assistance from the United States government to insurers in the event of another terrorist attack that results in an insurance claim. The
Treasury Department established procedures for the Terrorism Insurance Program under which the federal share of compensation will be equal to 90% of that portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year. The federal share in the aggregate in any program year may not exceed $100 billion. An insurer that has paid its deductible is not liable for the payment of any portion of total annual United States-wide losses that exceed $100 billion, regardless of the terms of the individual insurance contracts.

     The Terrorism Insurance Program requires that each insurer for policies in place prior to November 26, 2002, provide its insureds with a statement of the proposed premiums for terrorism coverage, identifying the portion of the risk that the federal government will cover, within 90 days after November 26, 2002.
Insureds will have 30 days to accept the continued coverage and pay the premium. If an insured does not pay the premium, insurance for acts of terrorism may be excluded from the policy. All policies for insurance issued after November 26, 2002 must make similar disclosure. The Terrorism Risk
Insurance Act of 2002 does not require insureds to purchase the coverage nor does it stipulate the pricing of the coverage. In addition, there can be no assurance that all of the borrowers under the mortgage loans have accepted the continued coverage or, if any have, that they will continue to maintain the coverage.

     Through December 2005, insurance carriers are required under the program to provide terrorism coverage in their basic "all-risk" policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses, subject to the immediately preceding paragraph. Any state approval of such types of exclusions in force on November 26, 2002 is also voided.

     However, the Terrorism Insurance Program applies to United States risks only and to acts that are committed by an individual or individuals acting on behalf of foreign person or foreign interest as an effort to influence or coerce United States civilians or the United States government. It remains unclear what acts will fall under the purview of the Terrorism Insurance
Program.

     Furthermore, because the Terrorism Insurance Program has only been recently passed into law, there can be no assurance that it or state legislation will substantially lower the cost of obtaining terrorism insurance.

     Finally, the Terrorism Insurance Program terminates on December 31, 2005.
There can be no assurance that such temporary program will create any long-term changes in the availability and cost of such insurance. Moreover, there can be no assurance that such program will be renewed or extended, or that subsequent terrorism insurance legislation will be passed upon its expiration.

     The various forms of insurance maintained with respect to any of the mortgaged properties, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure mortgage loans in the trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the mortgage loans in the trust.

                                      S-58

     Some of the mortgage loans specifically require terrorism insurance, but this insurance may be required only to the extent it can be obtained for premiums less than or equal to a "cap" amount specified in the related mortgage loan documents, only if it can be purchased at commercially reasonable rates, only with a deductible at a certain threshold and/or other similar conditions.

     With respect to certain of the mortgage loans, the "all-risk" policy specifically excludes terrorism insurance from its coverage. In some such cases, the related borrower obtained supplemental insurance to cover terrorism risk. In other cases, the lender waived the requirement that such insurance be maintained.

     With respect to certain of the mortgage loans, the related mortgage loan documents generally provide that the borrowers are required to maintain comprehensive all-risk casualty insurance but may not specify the nature of the specific risks required to be covered by such insurance policies. With respect to certain mortgage loans in the trust, the related borrower is not required to maintain any terrorism insurance coverage either as part of its "all-risk"
policy or under a stand-alone policy.

     Even if the mortgage loan documents specify that the related borrower must maintain all-risk casualty insurance or other insurance that covers acts of terrorism, the borrower may fail to maintain such insurance and the servicer or special servicer may not enforce such default or cause the borrower to obtain such insurance if the special servicer, has determined, based on inquiry consistent with the servicing standards, that either (a) such insurance is not available at any rate or (b) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related mortgaged property and located in or around the region in which such related mortgaged property is located.
Additionally, if the related borrower fails to maintain such insurance, the servicer or the special servicer, as applicable, will not be required to maintain such terrorism insurance coverage if the special servicer determines, in accordance with the servicing standards, that such insurance is not available for the reasons set forth in (a) or (b) of the preceding sentence.
Furthermore, at the time existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will be available and covered under the new policies or, if covered, whether such coverage will be adequate. Most insurance policies covering commercial real properties such as the mortgaged properties are subject to renewal on an annual basis. If such coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificate.

     We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

ZONING COMPLIANCE AND USE RESTRICTIONS MAY ADVERSELY AFFECT PROPERTY VALUE

     Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws are otherwise permitted, are considered to be a "legal non-conforming use" and/or the improvements are considered to be "legal non-conforming structures." This means that the borrower is not required to alter its use or structure to comply with the existing or new law; however, the borrower may not be able to continue the non-conforming use or rebuild the non-conforming premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired

                                      S-59

or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

     In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be "legal non-conforming uses" or "legal non-conforming structures." The failure of a mortgaged property to comply with zoning laws or to be a "legal non-conforming use" or "legal non-conforming structure" may adversely affect market value of the mortgaged property or the borrower's ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities.

     In addition, certain of the mortgaged properties may be subject to certain restrictions imposed pursuant to restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the use or character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers' right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower's ability to fulfill its obligations under the related mortgage loan.

RISKS RELATING TO COSTS OF COMPLIANCE WITH APPLICABLE LAWS AND REGULATIONS

     A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with
Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See "Certain Legal Aspects of Mortgage Loans--Americans with
Disabilities Act" in the prospectus. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower's noncompliance could negatively impact the borrower's cash flow and, consequently, its ability to pay its mortgage loan.

NO REUNDERWRITING OF THE MORTGAGE LOANS

     We have not reunderwritten the mortgage loans. Instead, we have relied on the representations and warranties made by the mortgage loan sellers, and the applicable mortgage loan seller's obligation to repurchase, substitute or cure a mortgage loan in the event that a representation or warranty was not true when made and such breach materially and adversely affects the value of the mortgage loan or the interests of the certificateholders. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans. If we had reunderwritten the mortgage loans, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty. In addition, we can give no assurance that the applicable mortgage loan seller will be able to repurchase a mortgage loan if a representation or warranty has been breached.
See "Description of the Mortgage Pool--Representations and Warranties;
Repurchases and Substitutions" in this prospectus supplement.

LITIGATION OR OTHER LEGAL PROCEEDINGS COULD ADVERSELY AFFECT THE MORTGAGE LOANS

     There may be pending or threatened legal proceedings against the borrowers and managers of the mortgaged properties and their respective affiliates arising out of the ordinary business of the borrowers, managers and affiliates.
In certain cases, principals and/or affiliates of the borrowers are involved or may have been involved in prior litigation or property foreclosures or deed-in-lieu of foreclosures. We cannot assure you that any litigation or other legal proceedings will not have a material adverse effect on your investment.

                                      S-60

     With respect to one mortgage loan (identified as Loan No. 7 on Annex A-1 to this prospectus supplement), and representing approximately 1.8% of the initial mortgage pool balance, the sponsor Triple Net Properties, LLC ("Triple
Net") advised the related mortgage loan seller that the SEC has opened an investigation regarding certain of its activities. In its filings with the SEC,
Triple Net has advised that the SEC has requested information relating to disclosure in securities offerings (including offerings by G REIT, Inc., T
REIT, Inc. and A REIT, Inc.) and exemptions from the registration requirement of the Securities Act of 1933, as amended, for the private offerings in which
Triple Net and its affiliated entitles were involved. In addition, the SEC has requested financial information regarding these REITs as well as the limited liability companies advised by Triple Net. Although no litigation is currently pending, we cannot assure you that any litigation, if adversely determined, would not have a material adverse effect on your certificates.

RISKS RELATING TO BOOK-ENTRY REGISTRATION

     Your certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in your name. As a result, you will not be recognized as a certificateholder, or holder of record of your certificates. See "Risk
Factors--Book-Entry System for Certain Classes May Decrease Liquidity and Delay
Payment" in the prospectus for a discussion of important considerations relating to not being a certificateholder of record.

RISKS RELATING TO INSPECTIONS OF PROPERTIES

     Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the closing of the offered certificates.

OTHER RISKS

     See "Risk Factors" in the prospectus for a description of certain other risks and special considerations that may be applicable to your certificates.

                                      S-61

                       DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     The trust will consist primarily of 204 fixed rate mortgage loans secured by 238 commercial, multifamily and manufactured housing community Mortgaged
Properties with an aggregate principal balance of approximately $1,984,177,292 as of the cut-off date (the "Initial Pool Balance"). All percentages of the mortgage loans and Mortgaged Properties, or of any specified group of mortgage loans and Mortgaged Properties, referred to in this prospectus supplement without further description are approximate percentages by Initial Pool
Balance.

     The pool of mortgage loans will be deemed to consist of two loan groups
("Loan Group 1" and "Loan Group 2" and, collectively, the "Loan Groups") for the purpose of principal and interest distributions on the Class A
Certificates. Loan Group 1 will consist of 158 mortgage loans, representing approximately 76.5% of the Initial Pool Balance (the "Initial Loan Group 1
Balance"). Loan Group 2 will consist of 46 mortgage loans, representing approximately 23.5% of the Initial Pool Balance (the "Initial Loan Group 2
Balance"). Annex A-1 to this prospectus supplement sets forth the loan group designation with respect to each mortgage loan.

     The "Cut-off Date Balance" of any mortgage loan will be the unpaid principal balance of that mortgage loan as of the cut-off date, after application of all payments due on or before that date, whether or not received. Unless otherwise noted, all numerical and statistical information presented herein, including Cut-off Date Balances, loan-to-value ratios and debt service coverage ratios ("DSCR") with respect to each mortgage loan with a subordinate companion loan is calculated without regard to the related subordinate companion loan.

     Each mortgage loan is evidenced by a promissory note (a "Mortgage Note")
and secured by a mortgage, deed of trust or other similar security instrument
(a "Mortgage") that creates a first mortgage lien:

       (1) on a fee simple estate in one or more commercial, multifamily and manufactured housing community mortgaged properties;

       (2) with respect to 6 mortgaged properties securing mortgage loans
   (identified as Loan Nos. 26, 79, 81, 82, 115 and 151 on Annex A-1 to this prospectus supplement) representing approximately 2.5% of the Initial Pool
   Balance (4 mortgaged properties securing mortgage loans in Loan Group 1, representing approximately 2.6% of the Initial Loan Group 1 Balance and 2 mortgaged properties securing mortgage loans in Loan Group 2, representing approximately 2.3% of the Initial Loan Group 2 Balance), on a leasehold estate in one or more commercial properties; or

       (3) with respect to 7 mortgaged properties securing mortgage loans
   (identified as Loan Nos. 1, 2, 10 and 66 on Annex A-1 to this prospectus supplement) representing approximately 11.8% of the Initial Pool Balance
   (approximately 15.4% of the Initial Loan Group 1 Balance), on a fee simple estate in a portion of the related property and a leasehold estate in the remaining portion of one or more commercial properties (each of the fee and/or leasehold estates described in clauses (1) through (3), a "Mortgaged
   Property");

     Mortgage loans secured by ground leases present certain bankruptcy and foreclosure risks not present with mortgage loans secured by fee simple estates. See "Certain Legal Aspects of Mortgage Loans--Foreclosure--Leasehold
Risks" and "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the
prospectus.

     On or about November 23, 2004 (the "Closing Date"), J.P. Morgan Chase
Commercial Mortgage Securities Corp. (the "Depositor") will acquire the mortgage loans from JPMorgan Chase Bank, CIBC Inc. and Barclays Capital Real
Estate Inc. (each, a "Mortgage Loan Seller") pursuant to a separate mortgage loan purchase agreement with each Mortgage Loan Seller (collectively, the
"Purchase Agreements"), between the Depositor and the applicable Mortgage Loan
Seller. The Depositor will then assign its interests in the mortgage loans, without recourse,

                                      S-62

to Wells Fargo Bank, National Association, as trustee (in such capacity, the
"Trustee"), for the benefit of the holders of the Certificates (the
"Certificateholders"). See "--The Mortgage Loan Sellers" below and "Description of the Pooling Agreements--Assignment of Mortgage Loans; Repurchases" in the
prospectus. In addition, on the Closing Date, the applicable Mortgage Loan
Sellers will be required to remit to Wells Fargo Bank, National Association, as paying agent (in such capacity, the "Paying Agent") an amount that will be sufficient to cover the interest shortfalls that would otherwise occur on the first Distribution Date as a result of certain mortgage loans not having their first due date until January 2005. This amount will be distributed to
Certificateholders on the first Distribution Date as part of their regular interest distribution.

     The mortgage loans were originated in the period between July 2003 and
November 2004.

     The mortgage loans are not insured or guaranteed by the Mortgage Loan
Sellers or any other person or entity. You should consider all of the mortgage loans to be nonrecourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure a mortgage loan.

     Borrowers under certain of the mortgage loans may receive subsidies or other assistance from government programs to the extent that certain conditions are met. Such conditions include, among other things, that the related
Mortgaged Property must satisfy certain requirements, the borrower must observe certain leasing practices and/or the tenant must regularly meet certain income tests for the related Mortgaged Property. There is no certainty that such government program will continue or that the borrower will continue to comply with the requirements of such program to enable it to receive such subsidies in the future. These restrictions could reduce the market value of the related
Mortgaged Property and the ability of the related borrower to repay the related mortgage loan.

ADDITIONAL DEBT

     General. Substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property. Moreover, in general, any borrower that does not meet single purpose entity criteria may not be restricted from incurring unsecured debt.

     The terms of certain mortgage loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the mortgage loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

     AB Mortgage Loans. 10 mortgage loans (each, an "AB Mortgage Loan")
(identified as Loan Nos. 1, 26, 33, 47, 96, 105, 119, 155, 175 and 189 on Annex
A-1 to this prospectus supplement), representing approximately 9.0% of the
Initial Pool Balance (8 mortgage loans in Loan Group 1, representing approximately 10.6% of the Initial Loan Group 1 Balance and 2 mortgage loans in
Loan Group 2, representing approximately 3.9% of the Initial Loan Group 2
Balance), are each a senior loan in a split loan structure with a subordinate companion loan (with respect to each AB Mortgage Loan, the "Subordinate
Companion Loan" and, together with the related AB Mortgage Loan, the "AB
Mortgage Loan Pair"). No Subordinate Companion Loan is an asset of the trust.
Each such pair of senior and subordinate loans is evidenced by two notes that are both secured by a single mortgage instrument on the related Mortgaged
Property.

     The first such AB Mortgage Loan (the "Highland Hotel Portfolio AB Mortgage
Loan") (identified as Loan No. 1 on Annex A-1 to this prospectus supplement)
has a principal balance as of the cut-off date of $106,217,270. The related
Subordinate Companion Loan, which is not included in the trust, has an initial principal balance of $28,500,000.

     The second such AB Mortgage Loan (the "Poipu Shopping Village AB Mortgage
Loan") (identified as Loan No. 26 on Annex A-1 to this prospectus supplement)
has a principal balance as

                                      S-63

of the cut-off date of $18,400,000. The related Subordinate Companion Loan, which is not included in the trust, has an initial principal balance of
$1,100,000.

     The third such AB Mortgage Loan ("URS Office Tower AB Mortgage Loan")
(identified as Loan No. 33 on Annex A-1 to this prospectus supplement) has a principal balance as of the cut-off date of $17,000,000. The related
Subordinate Companion Loan, which is not included in the trust, has an initial principal balance of $1,085,000.

     The fourth such AB Mortgage Loan (the "South Shore Lakes AB Mortgage
Loan") (identified as Loan No. 47 on Annex A-1 to this prospectus supplement)
has a principal balance as of the cut-off date of $5,345,000. The related
Subordinate Companion Loan, which is not included in the trust, has an initial principal balance of $347,500.

     The fifth such AB Mortgage Loan ("Shafer Crossing Phase II AB Mortgage
Loan") (identified as Loan No. 96 on Annex A-1 to this prospectus supplement)
has a principal balance as of the cut-off date of $5,944,346. The related
Subordinate Companion Loan, which is not included in the trust, has an initial principal balance of $395,000.

     The sixth such AB Mortgage Loan ("Frisco Gate Shopping Center AB Mortgage
Loan") (identified as Loan No. 105 on Annex A-1 to this prospectus supplement)
has a principal balance as of the cut-off date of $5,345,000. The related
Subordinate Companion Loan, which is not included in the trust, has an initial principal balance of $347,500.

     The seventh such AB Mortgage Loan ("Northwood and Gypsy Lane Manor
Apartments AB Mortgage Loan") (identified as Loan No. 119 on Annex A-1 to this prospectus supplement) has a principal balance as of the cut-off date of
$4,627,005. The related Subordinate Companion Loan, which is not included in the trust, has an initial principal balance of $290,000.

     The eighth such AB Mortgage Loan (the "University Commons AB Mortgage
Loan") (identified as Loan No. 155 on Annex A-1 to this prospectus supplement)
has a principal balance as of the cut-off date of $3,180,626. The related
Subordinate Companion Loan, which is not included in the trust, has an initial principal balance of $215,000.

     The ninth such AB Mortgage Loan ("Durango Crossing AB Mortgage Loan")
(identified as Loan No. 175 on Annex A-1 to this prospectus supplement) has a principal balance as of the cut-off date of $2,397,719. The related Subordinate
Companion Loan, which is not included in the trust, has an initial principal balance of $157,500.

     The tenth such AB Mortgage Loan ("Maple Crossing AB Mortgage Loan")
(identified as Loan No. 189 on Annex A-1 to this prospectus supplement) has a principal balance as of the cut-off date of $1,798,289. The related Subordinate
Companion Loan, which is not included in the trust, has an initial principal balance of $118,750. The holder of each Subordinate Companion Loan will have certain rights with respect to the related AB Mortgage Loans as described under
"--AB Mortgage Loan Pairs" below.

     Other Secured Subordinate Indebtedness.

     In addition to the outstanding secured indebtedness discussed above, with respect to the mortgage loans identified as Loan Nos. 46, 90, 93, 131 and 184 on Annex A-1 to this prospectus supplement, representing approximately 1.6% of the Initial Pool Balance (3 mortgage loans in Loan Group 1 representing approximately 1.7% of the Initial Loan Group 1 Balance and 2 mortgage loans in
Loan Group 2 representing approximately 1.3% of the Initial Loan Group 2
Balance), the borrower may incur secured subordinated indebtedness, subject to the satisfaction of certain predetermined conditions.

     Mezzanine Debt. Although the mortgage loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the mortgages generally permit, subject to certain limitations, the pledge of less than a controlling portion of the limited partnership or non-managing membership equity interests in a borrower.

                                      S-64

However, certain of the mortgage loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt. Holders of mezzanine loans generally have the right to cure certain defaults occurring on the related mortgage loan and the right to purchase the related mortgage loan if certain defaults on the related mortgage loan occur. The purchase price generally required to be paid in connection with such a purchase would equal the outstanding principal balance of the related mortgage loan, together with accrued and unpaid interest on, and unpaid servicing expenses related to, such mortgage loan. Upon a default under the mezzanine debt, the holder of the mezzanine debt may foreclose upon the ownership interests in the related borrower. As of the cut-off date, the applicable Mortgage Loan Sellers have informed us that they are aware of the following mezzanine indebtedness with respect to the following 6 mortgage loans, representing approximately 14.7% of the Initial Pool Balance:

     o  In the case of one mortgage loan (identified as Loan No. 2 on Annex A-1 to this prospectus supplement), representing approximately 4.4% of the
        Initial Pool Balance (approximately 5.8% of the Initial Loan Group 1
        Balance), a mezzanine loan with a principal balance of $3,000,000 as of the date of the origination of the related mortgage loan has been made to an owner of the mortgage borrower. The mezzanine lender and mortgage lender have entered into an intercreditor agreement whereby the mezzanine lender (i) acknowledges that it is not entitled to payment under the mezzanine loan documents until all current debt service on the mortgage loan, reserves for anticipated expenses and property operating expenses then due and payable have been paid in full and (ii) agrees that for so long as the mortgage loan is outstanding, the mezzanine lender has no right to foreclose or otherwise realize on the equity interests in the mortgage borrower pledged to the mezzanine lender without confirmation from each Rating Agency that such action will not result in a downgrade, qualification or withdrawal of the ratings assigned to any of the outstanding Certificates unless certain conditions are satisfied, including that the transferee of the equity interests in the mortgage borrower is an entity that meets certain financial and other criteria specified in the intercreditor agreement.
        Pursuant to the intercreditor agreement, the mezzanine lender also has certain cure rights with respect to the defaults under the mortgage loan. In addition, the same mezzanine lender made a separate $5,740,000 mezzanine loan to an indirect equity owner of the mortgage borrower.
        Each mezzanine loan matures on the earlier to occur of an event of default under the related mezzanine loan documents and October 1, 2009.

     o  In the case of the mortgage loan (identified as Loan No. 10 on Annex A-1 to this prospectus supplement), representing approximately 1.5% of the
        Initial Pool Balance (approximately 2.0% of the Initial Loan Group 1
        Balance), simultaneously with the origination of the mortgage loan, a mezzanine loan in the amount of $11,000,000 was made to an owner of the mortgage borrower. The mezzanine loan matures in 7 years. The mezzanine lender and mortgage lender have entered into an intercreditor agreement whereby the mezzanine lender (i) acknowledges that it has no claim for payment against the mortgage borrower, other than the right to receive mezzanine loan payments from distributions of excess cash flow from the mortgage loan lockbox that would otherwise have been payable to the mortgage borrower and (ii) agrees that for so long as the mortgage loan is outstanding, the mezzanine lender has no right to foreclose or otherwise realize on the equity interests in the mortgage borrower pledged to the mezzanine lender without confirmation from each Rating
        Agency that such action will not result in a downgrade, qualification or withdrawal of the ratings assigned to any of the outstanding
        Certificates unless certain conditions are satisfied, including that the transferee of the equity interests in the mortgage borrower is an entity that meets certain financial and other criteria specified in the related intercreditor agreement. In

                                      S-65

        addition, pursuant to the intercreditor agreement, the mezzanine lender has certain cure rights with respect to the mortgage loan and an option to purchase the mortgage loan after a default..

     o  In the case of the mortgage loan identified as Loan No. 128 on Annex A-1 to this prospectus supplement, representing approximately 0.2% of the
        Initial Pool Balance (approximately 0.3% of the Initial Loan Group 1
        Balance), subsequent to the origination of the mortgage loan, a mezzanine loan in the amount of $1,100,000 was made to an owner of the mortgage borrower. The mezzanine loan matures in 5 years. The mezzanine lender and mortgage lender have entered into an intercreditor agreement whereby the mezzanine lender (i) acknowledges that it has no claim for payment against the mortgage borrower, other than the right to receive mezzanine loan payments from excess cash flow otherwise distributable to the holders of equity interests in the related mortgage borrower and
        (ii) agrees that for so long as the mortgage loan is outstanding, the mezzanine lender has no right to foreclose or otherwise realize on the equity interests in the mortgage borrower pledged to the mezzanine lender without confirmation from each Rating Agency that such action will not result in a downgrade, qualification or withdrawal of the ratings assigned to any of the outstanding Certificates unless certain conditions are satisfied, including that the transferee of the equity interests in the mortgage borrower is an entity that meets certain financial and other criteria specified in the related intercreditor agreement. In addition, pursuant to the intercreditor agreement, the mezzanine lender has certain cure rights with respect to the mortgage loan and an option to purchase the mortgage loan after a default.

     o  In the case of 2 mortgage loans (identified as Loan Nos. 1 and 11 on
        Annex A-1 to this prospectus supplement), representing approximately
        5.4% and 1.5%, respectively, of the Initial Pool Balance (approximately
        7.0% and 2.0%, respectively, of the Initial Loan Group 1 Balance), a mezzanine loan with a principal balance of $25,000,000 and $8,000,000, respectively, as of the date of the origination of the related mortgage loan has been made to an owner of the related mortgage borrower. The mezzanine lender and mortgage lender have entered into a subordination and standstill agreement whereby the mezzanine lender (i) acknowledges that it is not entitled to payment under the mezzanine loan documents until all current debt service on the mortgage loan, reserves for anticipated expenses and property operating expenses then due and payable have been paid in full and (ii) agrees that for so long as the mortgage loan is outstanding, the mezzanine lender has no right to foreclose or otherwise realize on the equity interests in the mortgage borrower pledged to the mezzanine lender without confirmation from each
        Rating Agency that such action will not result in a downgrade, qualification or withdrawal of the ratings assigned to any of the outstanding Certificates unless certain conditions are satisfied, including that the transferee of the equity interests in the mortgage borrower is an entity that meets certain financial and other criteria specified in the subordination and standstill agreement. In addition, the mezzanine lender will have certain cure rights with respect to the related mortgage loan and an option to purchase the mortgage loan after a default.

     o  In the case of 1 mortgage loan (identified as Loan No. 8 on Annex A-1 to this prospectus supplement), representing approximately 1.6% of the
        Initial Pool Balance (approximately 6.9% of the Initial Loan Group 2
        Balance), a mezzanine loan with a principal balance of approximately
        $5,574,730 as of the date of the origination of the related mortgage loan has been made to an owner of the mortgage borrower. The mezzanine lender and mortgage lender have entered into a subordination and standstill agreement whereby the mezzanine lender acknowledges and agrees that (i) the mezzanine lender has no claim for payment against the mortgage borrower, other than the right to receive any excess cash flow distributed by the mortgage borrower to the mezzanine borrower with respect to the mezzanine borrower's ownership interests in the mortgage borrower (i.e., out of excess cash flow from the related Mortgaged
        Property after payment of all

                                      S-66

        mortgage loan reserves and debt service and all property operating expenses) and (ii) for so long as the mortgage loan is outstanding, the mezzanine lender has no right to pursue any enforcement action against the direct and indirect interests pledged to the mezzanine lender or against the related Mortgaged Property.

     o  In the case of 10 mortgage loans (identified as Loan Nos. 13, 16, 18,
        24, 29, 37, 45, 51, 120 and 164 on Annex A-1 to this prospectus supplement), representing in the aggregate approximately 7.9% of the
        Initial Pool Balance (6 mortgage loans in Loan Group 1, representing in the aggregate approximately 5.1% of the Initial Loan Group 1 Balance and
        4 mortgage loans in Loan Group 2, representing in the aggregate approximately 17.0% of the Initial Loan Group 2 Balance), the owners of the related borrowers are permitted to pledge their ownership interests in the borrowers as collateral for mezzanine debt. The incurrence of this mezzanine indebtedness is generally subject to the satisfaction of certain conditions, which may include the consent of the mortgage lender, the satisfaction of loan-to-value ratio and DSCR tests and receipt of confirmation from each Rating Agency that the incurrence of such debt will not result in the downgrade, qualification or withdrawal of any ratings then assigned to the Certificates.

     Unsecured Subordinate Indebtedness. In general, any borrower that does not meet single purpose entity criteria may not be restricted from incurring unsecured debt. In addition, the applicable Mortgage Loan Sellers have informed us that they are aware of the following unsecured subordinate indebtedness with respect to the mortgage loans:

     o  In the case of the mortgage loan identified as Loan No. 3 on Annex A-1 to this prospectus supplement) representing approximately 2.5% of the
        Initial Pool Balance (approximately 3.3% of the Initial Loan Group 1
        Balance that includes a master lease structure under which the 99%
        limited partner of the master lessee has incurred unsecured debt in the original principal amount of $13,000,000 from Alton Properties & Trading
        S.A. ("Alton"), a Panama corporation (the "Tenant Debt"). The Tenant
        Debt is interest-only, bears interest at a rate of 14.50% per annum, and matures on the earlier to occur of October 18, 2009 and the date on which the master lessee transfers its interest in the related Mortgaged
        Property. The lender has entered into a subordination and standstill agreement with Alton that provides, among other things, that (i) Alton will not be entitled to exercise remedies following a default or an event of default under the Tenant Debt without the consent of the lender and (ii) Alton will not be permitted to transfer the Tenant Debt without the consent of the lender (which consent may be withheld in the lender's sole and absolute discretion) and confirmation from each Rating Agency then rating the Certificates that such event will not cause a downgrade, withdrawal or qualification of the ratings on such Certificates.

     o  In the case of 2 mortgage loans (identified as Loan Nos. 6 and 60 on
        Annex A-1 to this prospectus supplement) representing approximately 1.9%
        and 0.5%, respectively, of the Initial Pool Balance (1 mortgage loan in
        Loan Group 1, representing approximately 8.2% of the Initial Loan Group
        2 Balance and 1 mortgage loan in Loan Group 2, representing approximately 0.7% of the Initial Loan Group 1 Balance) the related borrower has incurred unsecured debt in the original principal amount of
        $1,870,000 and $300,000, respectively, which are subject to a related subordination and standstill agreement.

     o  In the case of the mortgage loan identified as Loan No. 63 on Annex A-1 to this prospectus supplement, representing approximately 0.5% of the
        Initial Pool Balance (approximately 0.7% of the Initial Loan Group 1
        Balance) the related borrower is indebted to an affiliate for an unsecured loan in the approximate original principal amount of
        $1,563,448. The mortgage lender has entered into a subordination and standstill agreement with the affiliate lender whereby the affiliate lender agrees that (i) the affiliate lender has no claim for payment against the mortgage borrower, other than the right to receive any excess cash flow from the related Mortgaged Property (i.e. after payment of all mortgage loan reserves and debt service and all property operating

                                      S-67

        expenses) and (ii) for so long as the mortgage loan is outstanding, the affiliate lender has no right to pursue any enforcement action against the mortgage borrower.

     o  In the case of the mortgage loan (identified as Loan No. 173 on Annex
        A-1 to this prospectus supplement), representing approximately 0.1% of the Initial Pool Balance (approximately 0.5% of the Initial Loan Group 2
        Balance), the related borrower is indebted to two of its affiliates for an unsecured loan having a balance of approximately $475,100 as of the time of origination of the related mortgage loan. The affiliate lenders and mortgage lender have entered into a subordination and standstill agreement whereby the affiliate lenders acknowledge and agree that (i)
        the affiliate lenders have no claim for payment against the mortgage borrower, other than the right to receive any excess cash flow from the related Mortgaged Property (i.e., after payment of all mortgage loan reserves and debt service and all property operating expenses) and (ii)
        for so long as the mortgage loan is outstanding, the affiliate lenders have no right to pursue any enforcement action against the mortgage borrower or against the related Mortgaged Property.

     o  In the case of the mortgage loan (identified as Loan No. 174 on Annex
        A-1 to this prospectus supplement), representing approximately 0.1% of the Initial Pool Balance (approximately 0.5% of the Initial Loan Group 2
        Balance), the related borrower is indebted to two of its affiliates for an unsecured loan having a balance of approximately $350,000 as of the time of origination of the related mortgage loan. The affiliate lenders and mortgage lender have entered into a subordination and standstill agreement whereby the affiliate lenders acknowledge and agree that (i)
        the affiliate lenders have no claim for payment against the mortgage borrower, other than the right to receive any excess cash flow from the related Mortgaged Property (i.e., after payment of all mortgage loan reserves and debt service and all property operating expenses) and (ii)
        for so long as the mortgage loan is outstanding, the affiliate lenders have no right to pursue any enforcement action against the mortgage borrower or against the related Mortgaged Property.

EQUITY INVESTMENTS BY MORTGAGE LOAN SELLER AND ITS AFFILIATES

     With respect to the mortgage loan (identified as Loan No. 14 on Annex A-1 to this prospectus supplement) representing approximately 1.4% of the Initial
Pool Balance (approximately 1.8% of the Initial Loan Group 1 Balance), BCRE,
one of the mortgage loan sellers, intends to make a preferred equity investment in the amount of $29.6 million in the parent of the borrower, an entity that directly or indirectly owns an interest in 10 properties. Generally, it is anticipated that BCRE will be entitled to receive preferred distributions prior to distributions being made to other partners or members but no distribution will be permitted to be made until all required monthly debt service payments, reserve payments and other payments under the related mortgage loan and all monthly operating expenses with respect to the related Mortgaged Property have been paid. After payment of such amounts, it is anticipated that BCRE will be entitled to a distribution of a preferred yield and a monthly return of capital. Upon the occurrence of certain events, including non-payment of BCRE's distribution and/or return of capital, it is anticipated that BCRE will be entitled to take certain actions, including to direct the affairs of the parent.

AB MORTGAGE LOAN PAIRS

   General

     Each AB Mortgage Loan is evidenced by one of two notes secured by a single
Mortgage and a single assignment of a lease. The Subordinate Companion Loan relating to each AB Mortgage Loan, which is in each case the second of the two notes, is not part of the trust fund.

     Each AB Mortgage Loan and the related Subordinate Companion Loan are cross-defaulted. For purposes of the information presented in this prospectus supplement with respect to each AB

                                      S-68

Mortgage Loan, the LTV Ratio and DSCR reflects only the AB Mortgage Loan and does not take into account the related Subordinate Companion Loan.

     The trust, as the holder of each AB Mortgage Loan, and the holder of the related Subordinate Companion Loan will be parties to a separate intercreditor agreement (each, an "Intercreditor Agreement").

     The AB Mortgage Loans and the related Mortgaged Properties will be serviced and administered by the Servicer and, if necessary, the Special
Servicer, pursuant to the Pooling and Servicing Agreement, in the manner described under "Servicing of the Mortgage Loans" in this prospectus supplement. The Servicer and Special Servicer will service and administer the related Subordinate Companion Loans to the extent described below. The
Servicing Standards set forth in the Pooling and Servicing Agreement will require the Servicer and the Special Servicer to take into account the interests of both the Certificateholders and the holders of the Subordinate
Companion Loans when servicing the AB Mortgage Loan Pairs as a collective whole. The Servicer and the Special Servicer have the initial authority to service and administer, and to exercise the rights and remedies with respect to, the AB Mortgage Loan Pairs.

     Amounts payable to the trust as holder of an AB Mortgage Loan pursuant to the related Intercreditor Agreement will be included in the Available
Distribution Amount for each Distribution Date to the extent described in this prospectus supplement and amounts payable to the holder of the related
Subordinate Companion Loan will be distributed to such holder net of fees and expenses on the related Subordinate Companion Loan.

     The Highland Hotel Portfolio and Poipu Shopping Village Loan Pairs

     General. The Highland Hotel Portfolio AB Mortgage Loan is one of two
mortgage loans that are part of a split loan structure, each of which is secured by the same mortgage instrument (the "Highland Hotel Portfolio
Mortgaged Property"). The Highland Hotel Portfolio AB Mortgage Loan is
evidenced by promissory note A. The other mortgage loan evidenced by the B note is referred to in this prospectus supplement as the "Highland Hotel Portfolio
Subordinate Companion Loan." The Highland Hotel Portfolio Subordinate Companion
Loan, which has a principal balance of $28,500,000 as of the cut-off date, is subordinate to the Highland Hotel Portfolio AB Mortgage Loan. Only the Highland
Hotel Portfolio AB Mortgage Loan is included in the trust. The Highland Hotel
Portfolio AB Mortgage Loan and the Highland Hotel Portfolio Subordinate
Companion Loan together are referred to in this prospectus supplement as the
"Highland Hotel Portfolio Loan Pair."

     The holder of the Highland Hotel Portfolio AB Mortgage Loan and the holder of the Highland Hotel Portfolio Subordinate Companion Loan have entered into an intercreditor agreement that sets forth their respective rights (the "Highland
Hotel Portfolio Intercreditor Agreement").

     The Poipu Shopping Village AB Mortgage Loan is one of two mortgage loans that are part of a split loan structure, each of which is secured by the same mortgage instrument (the "Poipu Shopping Village Mortgaged Property"). The
Poipu Shopping Village AB Mortgage Loan is evidenced by promissory note A. The other mortgage loan evidenced by the B note is referred to in this prospectus supplement as the "Poipu Shopping Village Subordinate Companion Loan." The
Poipu Shopping Village Subordinate Companion Loan, which has a principal balance of $1,100,000 as of the cut-off date, is subordinate to the Poipu
Shopping Village AB Mortgage Loan. Only the Poipu Shopping Village AB Mortgage
Loan is included in the trust. The Poipu Shopping Village AB Mortgage Loan and the Poipu Shopping Village Subordinate Companion Loan together are referred to in this prospectus supplement as the "Poipu Shopping Village Loan Pair."

     The holder of the Poipu Shopping Village AB Mortgage Loan and the holder of the Poipu Shopping Village Subordinate Companion Loan have entered into an intercreditor agreement that sets forth their respective rights (the "Poipu
Shopping Village Intercreditor Agreement").

                                      S-69

     Prior to a Control Appraisal Event with respect to the Highland Hotel
Portfolio Loan Pair or the Poipu Shopping Village Loan Pair, the holder of the related Subordinate Companion Loan will have the right to consult with and advise the Special Servicer with respect to the related AB Mortgage Loan Pair.
A "Control Appraisal Event" with respect to the Highland Hotel Portfolio Loan
Pair or the Poipu Shopping Village Loan Pair will exist if, and for so long as, the initial principal balance of the related Subordinate Companion Loan (minus the sum (i) of any principal payments (whether as scheduled amortization, principal prepayments or otherwise) allocated to, and received on, such
Subordinate Companion Loan after the cut-off date, (ii) any appraisal reduction allocated to such Subordinate Companion Loan and (iii) realized losses allocated to such Subordinate Companion Loan) is less than 25% of its initial principal balance.

     The Intercreditor Agreement with respect to each of the Highland Hotel
Portfolio Loan Pair and the Poipu Shopping Village Loan Pair provides that expenses, losses and shortfalls relating to such AB Mortgage Loan Pair will be allocated first, to the holder of the related Subordinate Companion Loan and then, to the holder of the related AB Mortgage Loan.

     Distributions. Under the terms of the Intercreditor Agreement for each of the Highland Hotel Portfolio Loan Pair and the Poipu Shopping Village Loan
Pair, prior to the occurrence and continuance of a monetary event of default or other material non-monetary event of default with respect to such AB Mortgage
Loan Pair (or, if such a default has occurred, but the holder of the related
Subordinate Companion Loan has cured such a default), after payment of amounts payable or reimbursable under the Pooling and Servicing Agreement, payments and proceeds received with respect to such AB Mortgage Loan Pair will generally be paid in the following manner:

     First, the holder of the related AB Mortgage Loan will receive accrued and unpaid interest on its outstanding principal at its interest rate;

     Second, any scheduled principal payments will be paid to the holder of the related AB Mortgage Loan;

     Third, the holder of the related Subordinate Companion Loan will receive accrued and unpaid interest on its outstanding principal balance at its interest rate;

     Fourth, any scheduled principal payments will be paid to the holder of the related Subordinate Companion Loan;

     Fifth, any unscheduled principal payments, on a pro rata basis in accordance with the respective principal balance of each loan to the holder of the related AB Mortgage Loan and to the holder of the related Subordinate
Companion Loan;

     Sixth, any prepayment premium that, to the extent actually paid by the borrower, will be paid pro rata (based on the interest rates on such AB
Mortgage Loan Pair) to the holder of the related AB Mortgage Loan and to the holder of the related Subordinate Companion Loan;

     Seventh, any default interest (in excess of the interest paid in accordance with clauses first and third above) will be paid to the holders of the related AB Mortgage Loan and the related Subordinate Companion Loan on a pro rata basis in accordance with the respective principal balance of each loan, to the holder of the related AB Mortgage Loan and to the holder of the related Subordinate Companion Loan; and

     Eighth, if any excess amount is paid by the borrower, and not otherwise applied in accordance with the foregoing clauses first through seventh above, such amount will be paid to the holders of the related AB Mortgage Loan and the related Subordinate Companion Loan on a pro rata basis in accordance with the respective principal balance of each loan.

     Following the occurrence and during the continuance of a monetary event of default or other material non-monetary event of default with respect to the
Highland Hotel Portfolio Loan Pair or the Poipu Shopping Village Loan Pair
(unless the holders of the related Subordinate Companion Loan have cured such a default), after payment of all amounts then payable or

                                      S-70

reimbursable under the Pooling and Servicing Agreement with respect to such AB
Mortgage Loan Pair will generally be applied in the following manner:

     First, the holder of the related AB Mortgage Loan will receive accrued and unpaid interest on its outstanding principal balance at its interest rate;

     Second, the holder of the related AB Mortgage Loan will receive an amount up to its principal balance until such principal balance has been paid in full;

     Third, the holder of the related Subordinate Companion Loan will receive accrued and unpaid interest on its outstanding principal balance at its interest rate;

     Fourth, the holder of the related Subordinate Companion Loan will receive an amount up to its principal balance, until such principal balance has been paid in full;

     Fifth, if the proceeds of any foreclosure sale or any liquidation of the related AB Mortgage Loan Pair or the related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through fourth and, as a result of a workout, the principal balance of the related AB Mortgage Loan on the one hand, and the related Subordinate Companion
Loan on the other hand have been reduced, such excess amount will first be paid to the holder of the related AB Mortgage Loan in an amount up to the reduction, if any, of its balance as a result of such workout, and then to the holder of the related Subordinate Companion Loan in an amount up to the reduction, if any, of its principal balance as a result of such workout;

     Sixth, any prepayment premium that is allocable to the related AB Mortgage
Loan on the one hand, and the related Subordinate Companion Loan on the other hand, to the extent actually paid by the borrower, will be paid first to the holder of the related AB Mortgage Loan and then to the holder of the related
Subordinate Companion Loan;

     Seventh, any default interest in excess of the interest paid in accordance with clauses first and third above, will be paid first to the holder of the related AB Mortgage Loan and then to the holder of the related Subordinate
Companion Loan, based on the total amount of default interest then owing to each party; and

     Eighth, if any excess amount is paid by the borrower that is not otherwise applied in accordance with the foregoing clauses first through seventh or the proceeds of any foreclosure sale or any liquidation of the related Loan Pair or the related Mortgaged Property are received in excess of the amounts required to be applied in accordance with the foregoing clauses first through seventh, such amount will generally be paid first to the holder of the related AB
Mortgage Loan on the one hand, and then to the holder of the related
Subordinate Companion Loan on the other hand, in accordance with their respective initial principal balances.

     Cure Rights. In the event that the related borrower fails to make any payment of principal or interest on the Highland Hotel Portfolio Loan Pair or the Poipu Shopping Village Loan Pair, resulting in a monetary event of default, the holder of the related Subordinate Companion Loan, will have the right to cure such monetary event of default subject to certain limitations set forth in the related Intercreditor Agreement.

     Purchase Option. In the event that the Highland Hotel Portfolio AB
Mortgage Loan or the Poipu Shopping Village AB Mortgage Loan is in default, the holder of the related Subordinate Companion Loan will have an option to purchase such AB Mortgage Loan from the trust fund at a price generally equal to the unpaid principal balance of such AB Mortgage Loan, plus accrued and unpaid interest on such balance, all related unreimbursed servicing advances, together with accrued and unpaid interest on all advances and all accrued special servicing fees allocable to such AB Mortgage Loan whether paid or unpaid and any other additional trust fund expenses relating to the related AB
Mortgage Loan Pair.

     Loan Pairs Other Than Highland Hotel Portfolio and Poipu Shopping Village

     General. The Servicer will be required to collect payments with respect to a Subordinate Companion Loan (other than the Highland Hotel Portfolio
Subordinate Companion Loan and the

                                      S-71

Poipu Shopping Village Subordinate Companion Loan) prior to the inclusion of that Subordinate Companion Loan in a separate securitization and after the occurrence of certain events of default as described under "--Servicing of the
AB Mortgage Loan Pairs" below. The following discussion is a description of certain provisions of the Intercreditor Agreements (other than the Highland
Hotel Portfolio Intercreditor Agreement and the Poipu Shopping Village
Intercreditor Agreement).

     Application of Payments. The right of the holder of each Subordinate
Companion Loan (other than the Highland Hotel Portfolio Subordinate Companion
Loan and the Poipu Shopping Village Subordinate Companion Loan) to receive payments of interest, principal and other amounts are subordinated to the rights of the holder of the related AB Mortgage Loan. Pursuant to the related
Intercreditor Agreement, prior to the occurrence of (i) the acceleration of the related AB Mortgage Loan or its Subordinate Companion Loan, (ii) a monetary event of default or (iii) an event of default triggered by the bankruptcy of the borrower (each a "Material AB Loan Default"), the borrower will make separate monthly payments of principal and interest to the Servicer and the servicer of the related Subordinate Companion Loan. Any escrow and reserve payments required in respect of the related AB Mortgage Loan or its Subordinate
Companion Loan will be paid to the Servicer. Following the occurrence and during the continuance of a Material AB Loan Default, and subject to certain rights of the holder of the related Subordinate Companion Loan to purchase the related AB Mortgage Loan from the trust, all payments and proceeds (of whatever nature) on the related Subordinate Companion Loan will be subordinated to all payments due on the related AB Mortgage Loan and the amounts with respect to each of the related AB Mortgage Loan and Subordinate Companion Loan will be paid: first, to the Servicer, Special Servicer, or Trustee, up to the amount of any unreimbursed costs and expenses paid by such entity, including unreimbursed advances and interest thereon; second, to the Servicer and the Special
Servicer, in an amount equal to the accrued and unpaid servicing fees earned by such entity; third, to the trust, in an amount equal to interest due with respect to the related AB Mortgage Loan; fourth, to the trust, in an amount equal to the principal balance of the related AB Mortgage Loan until paid in full; fifth, to the trust, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the related AB Mortgage Loan; sixth, to the holder of the related Subordinate Companion Loan up to the amount of any unreimbursed costs and expenses paid by the holder of the related Subordinate
Companion Loan; seventh, to the holders of the related Subordinate Companion
Loan, in an amount equal to interest due with respect to the related
Subordinate Companion Loan; eighth, to the holder of the related Subordinate
Companion Loan in an amount equal to the principal balance of the related
Subordinate Companion Loan until paid in full; ninth, to the holder of the related Subordinate Companion Loan in an amount equal to any prepayment premium, to the extent actually paid, allocable to the related Subordinate
Companion Loan; tenth, to the trust and the holder of the related Subordinate
Companion Loan, in an amount equal to any unpaid default interest accrued on the related AB Mortgage Loan and the related Subordinate Companion Loan, respectively; eleventh, any amounts that represent late payment charges, excluding prepayment premiums or default interest, that are not required to be returned to the borrower or paid to the servicers, pro rata; and twelfth, any excess, to the trust as holder of the related AB Mortgage Loan and the holder of the related Subordinate Companion Loan, pro rata, based upon their initial principal balances.

     Servicing.  Prior to a securitization of a Subordinate Companion Loan
(other than the Highland Hotel Portfolio Subordinate Companion Loan and the
Poipu Shopping Village Subordinate Companion Loan), the Servicer will be required to service such Subordinate Companion Loan or cause such Subordinate
Companion Loan to be serviced. When the related Subordinate Companion Loan is included within a securitization, primary and master servicers of such
Subordinate Companion Loan will be designated, and such servicers will be responsible for collecting from the related borrower and distributing payments in respect of such Subordinate Companion Loan. The Servicer will otherwise administer the AB Mortgage Loan Pairs (other than the Highland Hotel Portfolio
Loan Pair and the Poipu Shopping Village Loan Pair) unless: (i) there

                                      S-72

shall occur and be continuing a related Material AB Mortgage Loan Pair Default, in which case the Servicer and the Special Servicer will collect and distribute such payments with respect to the related AB Mortgage Loan Pair, subject to the terms of the related Intercreditor Agreement, or (ii) the holder of the related
Subordinate Companion Loan purchases the related AB Mortgage Loan pursuant to the terms of the related Intercreditor Agreement, in which case the servicers designated to service the related Subordinate Companion Loan will assume all responsibility with respect to the servicing of the related AB Mortgage Loan
Pair.

     Modifications. The holders of each Subordinate Companion Loan (other than the Highland Hotel Portfolio Subordinate Companion Loan and the Poipu Shopping
Village Subordinate Companion Loan) may exercise certain approval rights relating to modifications of such Subordinate Companion Loan and/or the related
AB Mortgage Loan that materially and adversely affect the holder of such
Subordinate Companion Loan prior to the expiration of the repurchase period described in the following paragraph. Unless the trust (as the holder of the related AB Mortgage Loan) shall first have obtained the written consent of the holder of the related Subordinate Companion Loan, the lien priority of such AB
Mortgage Loan Pair may not be adversely affected and no such modification may violate any of the related provisions more specifically set forth in the related Intercreditor Agreement.

     Purchases of the AB Mortgage Loans by the Holders of the Related
Subordinate Companion Loans. In the event that (i) any payment of principal or interest on an AB Mortgage Loan (other than the Highland Hotel Portfolio AB
Mortgage Loan and the Poipu Shopping Village AB Mortgage Loan) or its
Subordinate Companion Loan becomes 90 or more days delinquent, (ii) the principal balance of such AB Mortgage Loan or its Subordinate Companion Loan has been accelerated, (iii) the principal balance of such AB Mortgage Loan or its Subordinate Companion Loan is not paid at maturity, (iv) the borrower under such AB Mortgage Loan or its Subordinate Companion Loan declares bankruptcy or is otherwise the subject of a bankruptcy proceeding or (v) any other event where the cash flow payment under the related Subordinate Companion Loan has been interrupted and payments are made in a default scenario, the holder of the related Subordinate Companion Loan will be entitled to purchase the related AB
Mortgage Loan from the trust for a period of 30 days after its receipt of a repurchase option notice, subject to certain conditions set forth in the related Intercreditor Agreement. The purchase price will generally equal the unpaid principal balance of the related AB Mortgage Loan, together with all unpaid interest on such AB Mortgage Loan (other than default interest) at the related mortgage rate and any outstanding servicing expenses, advances and interest on advances, in each such case, for which the borrower under such AB
Mortgage Loan is responsible. Unless the borrower or an affiliate is purchasing the related AB Mortgage Loan, no prepayment consideration will be payable in connection with the purchase of such AB Mortgage Loan.

     If, after the expiration of the right of the holder of a Subordinate
Companion Loan (other than the Highland Hotel Portfolio Subordinate Companion
Loan and the Poipu Shopping Village Subordinate Companion Loan) to purchase the related AB Mortgage Loan, such AB Mortgage Loan or the related Subordinate
Companion Loan is modified in connection with a work-out so that, with respect to that AB Mortgage Loan or Subordinate Companion Loan, (a) the outstanding principal balance is decreased, (b) payments of interest or principal are waived, reduced or deferred or (c) any other adjustment is made to any of the terms of that mortgage loan, then all payments to the trust (as the holder of such AB Mortgage Loan) will be made as though that work-out did not occur and the payment terms of such AB Mortgage Loan will remain the same. In that case, the holder of the related Subordinate Companion Loan will bear the economic effect of all waivers, reductions or deferrals of amounts due on either the related AB Mortgage Loan or such Subordinate Companion Loan attributable to such work-out (up to the outstanding principal balance, together with accrued interest thereon and any other amounts due, of such Subordinate Companion
Loan).

                                      S-73

TOP TEN MORTGAGE LOANS OR GROUPS OF CROSS-COLLATERALIZED MORTGAGE LOANS

     The following table shows certain information regarding the ten largest mortgage loans or groups of cross-collateralized mortgage loans by Cut-off Date
Balance:

                                                      % OF
                                                    INITIAL                         CUT-OFF
                              LOAN   CUT-OFF DATE     POOL    LOAN PER                DATE      PROPERTY
         LOAN NAME           GROUP      BALANCE     BALANCE     UNIT     UW DSCR   LTV RATIO      TYPE
--------------------------- ------- -------------- --------- ---------- --------- ----------- ------------

Highland Hotel Portfolio...    1     $106,217,270      5.4%   $ 62,962     2.12x      46.8%      Hotel
Continental Plaza .........    1       88,000,000      4.4    $    138     1.60x      76.9%      Office
ABB Building ..............    1       50,000,000      2.5    $    107     1.63x      72.5%      Office
Sherman Town Center .......    1       39,472,917      2.0    $    138     1.37x      77.5%      Retail
Meadows Business Park .....    1       39,460,143      2.0    $     46     2.14x      72.0%      Various
Walden Pond at East
 Moriches .................    2       38,000,000      1.9    $117,284     1.34x      80.0%      Multifamily
Fountain Square ...........    1       36,250,000      1.8    $    150     1.30x      70.4%      Office
Jefferson Commons --
 Stillwater/Knoxville .....    2       32,000,000      1.6    $ 22,222     1.28x      73.4%      Multifamily
1475 Nitterhouse Drive ....    1       32,000,000      1.6    $     37     1.38x      77.1%      Industrial
The Westin Westminster.....    1       30,500,000      1.5    $ 82,656     1.60x      57.0%      Hotel
                                     ------------     ----                 ----       ----
Total/Weighted Average.....          $491,900,330     24.8%                1.66x      67.9%
                                     ============     ====                 ====       ====

     For more information regarding the top ten mortgage loans and/or loan concentrations and related Mortgaged Properties, see Annex A-3 to this prospectus supplement.

ARD LOANS

     6 mortgage loans (the "ARD Loans"), representing approximately 1.1% of the
Initial Pool Balance (approximately 1.2% of the Initial Loan Group 1 Balance), provided that, if after a certain date (each, an "Anticipated Repayment Date"), the borrower has not prepaid the respective ARD Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate
(which rate may continue to increase annually after the Anticipated Repayment
Date) (the "Revised Rate") rather than the stated Mortgage Rate (the "Initial
Rate"). The Revised Rate for each ARD Loan is generally equal to the greater of the Initial Rate plus at least 2% or the then-current treasury rate corresponding to a term equal to the remaining amortization period of such ARD
Loan plus at least 2% per annum. After the Anticipated Repayment Date, these
ARD Loans further require that all cash flow available from the related
Mortgaged Property after payment of the Periodic Payments required under the terms of the related mortgage loan documents and all escrows and property expenses required under the related mortgage loan documents be used to accelerate amortization of principal on the respective ARD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on the ARD Loans after their Anticipated Repayment Dates, the payment of interest at the excess of the Revised Rate over the Initial Rate for the ARD Loans will be deferred and will be required to be paid, with interest (to the extent permitted under applicable law and the related mortgage loan documents), only after the outstanding principal balance of the respective ARD Loan has been paid in full, at which time the deferred interest will be paid to the holders of the Class S Certificates.

     Additionally, an account was established at the origination of each ARD
Loan into which the related borrower, property manager and/or tenants is required to directly deposit rents or other revenues from the related Mortgaged
Property. In certain instances, the lockbox structure does not come into effect
(i.e., spring) until immediately prior to, or on, the respective Anticipated
Repayment Date. See "--Lockbox Accounts" below. The foregoing features, to the extent applicable, are designed to increase the likelihood that the ARD Loans will be prepaid by the respective borrower on or about their Anticipated
Repayment Dates. However, we cannot assure you that the ARD Loans will be prepaid on their respective Anticipated Repayment Dates.

                                      S-74

CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

     Mortgage Loans. The mortgage loans have due dates that occur on the day of each month as set forth in the following table:

                             OVERVIEW OF DUE DATES

                                      AGGREGATE
                    NUMBER OF     PRINCIPAL BALANCE   % OF INITIAL POOL   % OF INITIAL LOAN   % OF INITIAL LOAN
    DUE DATE     MORTGAGE LOANS   OF MORTGAGE LOANS        BALANCE         GROUP 1 BALANCE     GROUP 2 BALANCE
--------------- ---------------- ------------------- ------------------- ------------------- ------------------

1st ...........        203          $1,952,177,292           98.4%               100.0%              93.1%
7th ...........          1              32,000,000            1.6                  0.0                6.9
                       ---          --------------          -----                -----              -----
Total .........        204          $1,984,177,292          100.0%               100.0%             100.0%
                       ===          ==============          =====                =====              =====

   The mortgage loans have grace periods as set forth in the following table:

                           OVERVIEW OF GRACE PERIODS

                                          AGGREGATE
                        NUMBER OF     PRINCIPAL BALANCE   % OF INITIAL POOL   % OF INITIAL LOAN   % OF INITIAL LOAN
  GRACE PERIOD(1)    MORTGAGE LOANS   OF MORTGAGE LOANS        BALANCE         GROUP 1 BALANCE     GROUP 2 BALANCE
------------------- ---------------- ------------------- ------------------- ------------------- ------------------

0 days ............          2          $  138,217,270            7.0%                7.0%                6.9%
5 days(2) .........         31             550,361,633           27.7                29.4                22.4
7 days ............        163           1,240,076,863           62.5                61.8                64.9
9 days ............          1               5,345,000            0.3                 0.4                 0.0
10 days ...........          4              25,120,467            1.3                 1.0                 2.1
15 days ...........          3              25,056,060            1.3                 0.5                 3.7
                           ---          --------------          -----               -----               -----
Total .............        204          $1,984,177,292          100.0%              100.0%              100.0%
                           ===          ==============          =====               =====               =====

----------
(1)   In the case of certain mortgage loans, if the last day of the related grace period is not a business day, the last day of the grace period will be either the immediately preceding or succeeding business day, as the case may be.

(2)   In the case of certain mortgage loans with due dates of the first day of the month, a 5 day grace period means a date no later than the sixth calendar day of such month.

     In some cases, there are exceptions to the strict operation of the grace period (or lack thereof), allowing a notice and cure right, for example, prior to acceleration of the mortgage loan or in the event that the failure to make timely principal and interest payments is relatively infrequent.

     The mortgage loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year ("Actual/360 Basis") or accrue interest on the basis of twelve 30-day months, assuming a 360-day year ("30/360
Basis"), as set forth in the following table:

                             INTEREST ACCRUAL BASIS

                                               AGGREGATE
                             NUMBER OF     PRINCIPAL BALANCE   % OF INITIAL POOL   % OF INITIAL LOAN   % OF INITIAL LOAN
 INTEREST ACCRUAL BASIS   MORTGAGE LOANS   OF MORTGAGE LOANS        BALANCE         GROUP 1 BALANCE     GROUP 2 BALANCE
------------------------ ---------------- ------------------- ------------------- ------------------- ------------------

Actual/360 .............        203          $1,969,677,292           99.3%               99.0%              100.0%
30/360 .................          1              14,500,000            0.7                 1.0                 0.0
                                ---          --------------          -----               -----               -----
Total ..................        204          $1,984,177,292          100.0%              100.0%              100.0%
                                ===          ==============          =====               =====               =====

                                      S-75

   The mortgage loans have the amortization characteristics set forth in the following table:

                               AMORTIZATION TYPES

                                              AGGREGATE
                            NUMBER OF     PRINCIPAL BALANCE   % OF INITIAL   % OF INITIAL LOAN   % OF INITIAL LOAN
  TYPE OF AMORTIZATION   MORTGAGE LOANS   OF MORTGAGE LOANS   POOL BALANCE    GROUP 1 BALANCE     GROUP 2 BALANCE
----------------------- ---------------- ------------------- -------------- ------------------- ------------------

Balloon Loans .........        130          $1,079,494,032         54.4%            55.4%               51.3%
Partial Interest Only
 Balloon ..............         32             467,538,000         23.6             17.6                42.9
Interest Only .........         13             309,055,000         15.6             19.7                 2.1
                               ---          --------------        -----            -----               -----
Subtotal ..............        175          $1,856,087,032         93.5%            92.7%               96.3%
ARD Loans .............          5          $   17,604,148          0.9%             1.2%                0.0%
Partial Interest Only
 ARD ..................          1               5,200,000          0.3              0.3                 0.0
                               ---          --------------        -----            -----               -----
Subtotal ..............          6          $   22,804,148          1.1%             1.5%                0.0%
Fully Amortizing
 Loans ................         23          $  105,286,113          5.3%             5.8%                3.7%
                               ---          --------------        -----            -----               -----
Total .................        204          $1,984,177,292        100.0%           100.0%              100.0%
                               ===          ==============        =====            =====               =====

     Prepayment Provisions. Except with respect to one mortgage loan
(identified as Loan No. 102 on Annex A-1 of this prospectus supplement), each mortgage loan prohibits any prepayments or Defeasance for a specified period of time after its date of origination (a "Lockout Period"). In addition, each mortgage loan restricts voluntary prepayments or Defeasance in one of the following ways, subject in each case to any described open periods:

                       OVERVIEW OF PREPAYMENT PROTECTION

                                  NUMBER OF         AGGREGATE
                                   MORTGAGE     PRINCIPAL BALANCE     % OF INITIAL     % OF INITIAL LOAN     % OF INITIAL LOAN
     PREPAYMENT PROTECTION          LOANS       OF MORTGAGE LOANS     POOL BALANCE      GROUP 1 BALANCE       GROUP 2 BALANCE
------------------------------   -----------   -------------------   --------------   -------------------   ------------------

Lockout period with
 defeasance(1) ...............       198       $1,949,378,952              98.2%              98.3%                 98.0%
Lockout period
 followed by yield
 maintenance .................         5           29,205,770               1.5                1.3                   2.0
Yield maintenance(2) .........         1            5,592,570               0.3                0.4                   0.0
                                     ---       --------------             -----              -----                 -----
Total ........................       204       $1,984,177,292             100.0%             100.0%                100.0%
                                     ===       ==============             =====              =====                 =====

----------
(1)   With respect to the mortgage loan identified as Loan No. 55 on Annex A-1 to this prospectus supplement, the related borrower is permitted to partially prepay such mortgage loan in an amount up to $1,800,000 with payment of a Yield Maintenance Charge.

(2)   This mortgage loan permits prepayment in whole (but not in part) at any time with the payment of a prepayment premium or yield maintenance charge calculated on the basis of the greater of a yield maintenance formula and
      1% of the amount prepaid.

     With respect to 1 mortgage loan (identified as Loan No. 102 on Annex A-1 to this prospectus supplement), representing approximately 0.3% of the Initial
Pool Balance (approximately 0.4% of the Initial Loan Group 1 Balance), "Yield
Maintenance Charge" will generally be equal to: the greater of (A) one percent
(1.0%) of the principal amount being prepaid, and (B) the positive excess of
(i) the present value ("PV") of all future installments of principal and interest due under this note including the principal amount due at maturity
(collectively, "All Future Payments"), discounted at an interest rate per annum equal to the Treasury Constant Maturity Yield Index

                                      S-76

published during the second full week preceding the date on which such premium is payable for instruments having a maturity coterminous with the remaining term of this note, over (ii) the principal amount of this note outstanding immediately before such prepayment ((PV of All Future Payments) -- (principal balance at time of prepayment) = prepayment fee). "Treasury Constant Maturity
Yield Index" shall mean the average yield for "This Week" as reported by the
Federal Reserve Board in Federal Reserve Statistical Release H.15 (519). If
there is no Treasury Constant Maturity Yield Index for instruments having a maturity coterminous with the remaining term of this note, then the index shall be equal to the weighted average yield to maturity of the Treasury Constant
Maturity Yield Indices with maturities next longer and shorter than such remaining average life to maturity, calculated by averaging (rounded upward to the nearest 1/8 of 1% per annum) the yields of the relevant Treasury Constant
Maturity Yield indices (rounded upward to the nearest 1/8 of 1% per annum). In the event that there is no Treasury Constant Maturity Index available, lender may select an alternate index as may be reasonable based on the available indices.

     With respect to 5 mortgage loans (identified as Loan Nos. 46, 90, 131, 156 and 184 on Annex A-1 to this prospectus supplement), representing approximately
1.5% of the Initial Pool Balance (2 mortgage loans in Loan Group 1 representing approximately 1.3% of the Initial Loan Group 1 Balance and 3 mortgage loans in
Loan Group 2 representing approximately 2.0% of the Initial Loan Group 2
Balance), the "Yield Maintenance Charge" will generally be equal to the greater of (i) 1% of the principal amount being prepaid and (ii) the present value, as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through the maturity date or anticipated repayment date, if applicable (including any date that a balloon payment is due) determined by discounting such payments at the Discount Rate, less the amount of principal being prepaid. The term "Discount Rate" means the rate that, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually, and the term "Treasury Rate" means the yield calculated by the linear interpolation of the yields, as reported in Federal
Reserve Statistical Release H.15-Selected Interest Rates ("Release H.15") under the heading U.S. Government Securities/Treasury Constant Maturities for the
week ending prior to the prepayment date, of U.S. Treasury Constant Maturities with maturity dates (one longer and one shorter) most nearly approximating the maturity date or anticipated repayment date, if applicable of the mortgage loan. In the event Release H.15 is no longer published, the Servicer will select a comparable publication to determine the Treasury Rate.

     With respect to 1 mortgage loan, identified as Loan No. 55 on Annex A-1 to this prospectus supplement, representing approximately 0.6% of the Initial Pool
Balance (representing approximately 0.8% of the Initial Group 1 Balance), the
Yield Maintenance Charge will generally be equal to the greater of (A) one percent (1.0%) of the principal amount being prepaid and (B) the present value of a series of payments each equal to the Payment Differential and payable on each payment date over the remaining original term of the note discounted at the Reinvestment Yield for the number of months remaining as of the date of such prepayment to each such payment date and the maturity date, respectively.
The term "Payment Differential" means an amount equal to (i) the note rate less the Reinvestment Yield, divided by (ii) twelve (12) and multiplied by (iii)
$1,800,000.00; the Payment Differential will in no event be less than zero. The term "Reinvestment Yield" means an amount equal to the lesser of (i) the yield on the U.S. Treasury issue (primary issue) with a term equal to the remaining average life of the mortgage loan, as determined by lender, with each such yield being based on the bid price for such issue as published in the Wall
Street Journal on the date that is fourteen (14) days prior to the date of such prepayment set forth in the notice of prepayment (or, if such bid price is not published on that date, the next preceding date on which such bid price is so published) and converted to a monthly compounded nominal yield.

     Yield Maintenance Charges and any prepayment premiums are distributable as described under "Description of the Certificates--Allocation of Yield
Maintenance Charges" in this prospectus supplement.

                                      S-77

     The mortgage loans generally permit voluntary prepayment without the payment of a Yield Maintenance Charge or any prepayment premium during an "open period" immediately prior to and including the stated maturity date or
Anticipated Repayment Date set forth in the following table:

                            PREPAYMENT OPEN PAYMENTS

                                      AGGREGATE
                    NUMBER OF     PRINCIPAL BALANCE   % OF INITIAL POOL   % OF INITIAL LOAN   % OF INITIAL LOAN
 OPEN PAYMENTS   MORTGAGE LOANS   OF MORTGAGE LOANS        BALANCE         GROUP 1 BALANCE     GROUP 2 BALANCE
--------------- ---------------- ------------------- ------------------- ------------------- ------------------

2 .............         15          $  309,560,764           15.6%               19.6%                2.6%
3 .............         19             209,799,238           10.6                13.4                 1.3
4 .............        151           1,303,349,422           65.7                60.7                81.8
10 ............          1              30,000,000            1.5                 2.0                 0.0
13 ............         10              98,132,296            4.9                 3.2                10.6
25 ............          8              33,335,572            1.7                 1.1                 3.7
                       ---          --------------          -----               -----               -----
Total .........        204          $1,984,177,292          100.0%              100.0%              100.0%
                       ===          ==============          =====               =====               =====

     Unless a mortgage loan is relatively near its stated maturity date or unless the sale price or the amount of the refinancing of the related Mortgaged
Property is considerably higher than the current outstanding principal balance of the mortgage loan (due to an increase in the value of the Mortgaged Property or otherwise) and depending on the interest rate environment at the time of prepayment, the Yield Maintenance Charge or prepayment premium may offset entirely or render insignificant any economic benefit to be received by a related borrower upon a refinancing or sale of its Mortgaged Property. The
Yield Maintenance Charge or prepayment premium provision of a mortgage loan creates an economic disincentive for the borrower to prepay its mortgage loan voluntarily and, accordingly, the related borrower may elect not to prepay its mortgage loan. However, we cannot assure you that the imposition of a Yield
Maintenance Charge or prepayment premium will provide a sufficient disincentive to prevent a voluntary principal prepayment or sufficient compensation to
Certificates affected by a prepayment.

     Certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan. Certain mortgage loans require the payment of Yield Maintenance
Charges or prepayment premiums in connection with a prepayment of the related mortgage loan with Insurance and Condemnation Proceeds as a result of a casualty or condemnation. Certain other of the mortgage loans do not require the payment of Yield Maintenance Charges or prepayment premiums in connection with a prepayment of the related mortgage loan with Insurance and Condemnation
Proceeds as a result of a casualty or condemnation, provided that no event of default exists. In addition, certain of the mortgage loans permit the related borrower, after a partial casualty or partial condemnation, to prepay the remaining principal balance of the mortgage loan (after application of the related Insurance and Condemnation Proceeds to pay the principal balance of the mortgage loan), which may in certain cases not be accompanied by any prepayment consideration, provided that the prepayment of the remaining balance is made within a specified period of time following the date of the application of proceeds or award. Certain of the mortgage loans provide for a recast of the amortization schedule and an adjustment of the scheduled debt service payments on the mortgage loan upon application of specified amounts of Insurance and
Condemnation Proceeds to pay the related unpaid principal balance. Certain of the mortgage loans provide for a recast of the amortization schedule and an adjustment of the scheduled debt service payments on the mortgage loan upon application of certain holdbacks, if such holdbacks are not used for their specified purpose, to pay the related unpaid principal balance of such mortgage loan. Such application of the holdback may require a payment of a corresponding amount of a yield maintenance charge or prepayment premium based upon the amount of the principal being paid. Furthermore, the enforceability, under the laws of a number of states, of provisions providing for payments comparable to the Yield Maintenance Charges or prepayment premiums

                                      S-78

upon an involuntary prepayment is unclear. We cannot assure you that, at the time a Yield Maintenance Charge or prepayment premium is required to be made on a mortgage loan in connection with an involuntary prepayment, the obligation to pay the Yield Maintenance Charge will be enforceable under applicable state law. See "Certain Legal Aspects of Mortgage Loans--Default Interest and
Limitations on Prepayments" in the prospectus.

     Defeasance; Collateral Substitution. The terms of 198 of the mortgage loans, representing approximately 98.2% of the Initial Pool Balance (155 mortgage loans in Loan Group 1, representing approximately 98.3% of the Initial
Loan Group 1 Balance and 43 mortgage loans in Loan Group 2, representing approximately 98.0% of the Initial Loan Group 2 Balance), permit the applicable borrower on any due date after a specified period (the "Defeasance Lockout
Period") to obtain a release of all or a portion of a Mortgaged Property from the lien of the related Mortgage (a "Defeasance"). The Defeasance Lockout
Period is at least two years from the Closing Date. The release is subject to certain conditions, including, among other conditions, that the borrower:

       (a) pays or delivers to the Servicer on any due date (the "Release
   Date") (1) all interest accrued and unpaid on the principal balance of the
   Mortgage Note due through and including the Release Date, (2) all other sums due under the mortgage loan and all other mortgage loan documents executed in connection with the related mortgage loan, (3) funds to purchase direct non-callable obligations of the United States of America or, in certain cases, other U.S. obligations providing payments (x) on or prior to all successive scheduled payment dates from the Release Date to the related maturity date (or, in some cases, the first day of the open period) including the balloon payment (or the Anticipated Repayment Date, including all amounts due and outstanding on the ARD Loan), assuming, in the case of each ARD Loan, that the mortgage loan is prepaid on the related
   Anticipated Repayment Date (or, in some cases, the first day of the open period for such ARD Loan) and (y) in amounts at least equal to the scheduled payments due on those dates under the mortgage loan or the related defeased amount of the mortgage loan in the case of a partial defeasance (including any balloon payment), and (4) any costs and expenses incurred in connection with the purchase of the U.S. obligations; and

       (b) delivers a security agreement granting the trust fund a first priority lien on the U.S. obligations purchased as substitute collateral and an opinion of counsel relating to the enforceability of such security interest.

     The mortgage loans secured by more than one Mortgaged Property that permit release of one or more of the Mortgaged Properties without releasing all such
Mortgaged Properties by means of partial defeasance generally require that either (or, in some cases, both) (1) prior to the release of a related
Mortgaged Property, a specified percentage (generally between 110% and 125%) of the allocated loan amount for the Mortgaged Property be defeased and/or (2)
certain debt service coverage ratio and LTV Ratio tests (if applicable) be satisfied with respect to the remaining Mortgaged Properties after the
Defeasance.

     The related borrower or, if the borrower is not required to do so under the mortgage loan documents, the Servicer, will be responsible for purchasing the U.S. obligations on behalf of the borrower at the borrower's expense.
Simultaneously with these actions, the related Mortgaged Property will be released from the lien of the mortgage loan and the pledged U.S. obligations
(together with any Mortgaged Property not released, in the case of a partial
Defeasance) will be substituted as the collateral securing the mortgage loan.

     In general, a successor borrower established or designated by the related borrower (or, if the borrower is not required to do so under the mortgage loan documents, established or designated by the Servicer) will assume all of the defeased obligations of a borrower exercising a Defeasance option under a mortgage loan and the borrower will be relieved of all of the defeased obligations under the mortgage loan. In other cases, the existing borrower will remain liable for all of the defeased obligations, subject to the mortgage loan documents, after releasing the Mortgaged Property.

                                      S-79

     Although the collateral substitution provisions related to Defeasance are not intended to be, and do not have the same effect on the Certificateholders as, a prepayment of the related mortgage loan, a court could interpret these provisions as being equivalent to an unenforceable Yield Maintenance Charge or prepayment premium. We make no representation as to the enforceability of the defeasance provisions of any mortgage loan.

     Partial Releases. Certain of the mortgage loans permit a partial release of an unimproved portion (which may have landscaping, parking or other non-income generating improvements) of the related Mortgaged Property for no consideration upon the satisfaction of certain requirements other than pursuant to Defeasance.

     In the case of the mortgage loan (identified as Loan No. 34 on Annex A-1 to this prospectus supplement), representing approximately 0.9% of the Initial
Pool Balance (approximately 1.1% of the Initial Loan Group 1 Balance), the related Mortgaged Property is leased entirely to Foss Manufacturing, Inc.
("Foss"). In the event that Foss desires to construct additional improvements
("Foss Additional Improvements") on the unimproved portion of the Mortgaged
Property designated as "Excess Land" under the lease between the mortgagor and
Foss (the "Foss Lease"), such construction shall be permitted provided that all of the conditions set forth in the related mortgage and in the Foss Lease with respect thereto are satisfied. Upon completion of the construction, the Foss
Additional Improvements and the land on which the Foss Additional Improvements are built (collectively, the "New Unit") shall, subject to satisfaction of all of the conditions set forth in the related Mortgage and in the Foss Lease with respect thereto, be conveyed by mortgagor to Foss or to an affiliate of the mortgagor, and the New Unit will be released from the lien of the Mortgage and released from the Foss Lease. In connection with the conveyance of the New Unit by mortgagor and release of the New Unit from the mortgage, the related
Mortgaged Property will be converted to a condominium (this is required due to the fact that the local subdivision laws would not permit an actual subdivision of the New Unit from the remainder of the mortgaged property). No value was attributed to the Excess Land in the related Mortgage Loan Seller's underwriting of the mortgage loan.

     In the case of the mortgage loan (identified as Loan No. 61 on Annex A-1 to this prospectus supplement), representing approximately 0.5% of the Initial
Pool Balance (approximately 0.7% of the Initial Loan Group 1 Balance), a portion of the related Mortgaged Property commonly referred to as Building "H"
is leased entirely to the Redevelopment Agency of South Jordan City. The
mortgagor shall have the right to release from the lien of the related Mortgage the portion of the related Mortgaged Property on which Building "H" is constructed upon (i) mortgagee's receipt of evidence that the Redevelopment
Agency of South Jordan City has made all reimbursement payments due mortgagor pursuant to a certain development agreement between the Redevelopment Agency of
South Jordan City and mortgagor and (ii) satisfaction of all of the related release conditions as set forth in the related Mortgage, including without limitation, that the remaining portion of the mortgaged property shall be in compliance with all zoning and subdivisions laws and that the remaining portion of the related Mortgaged Property shall be a separate tax lot.

     In the case of the mortgage loan (identified as Loan No. 128 on Annex A-1 to this prospectus supplement), representing approximately 0.2% of the Initial
Pool Balance (approximately 0.3% of the Initial Loan Group 1 Balance), the related Mortgaged Property is leased entirely to Intermec Technologies
Corporation ("Intermec"). If Intermec desires to construct additional improvements on the related Mortgaged Property ("Intermec Additional
Improvements"), and mortgagor rejects Intermec's request that Intermec build the Intermec Additional Improvements and that mortgagor reimburse Intermec for the cost of such construction, mortgagor shall have the right to release from the lien of the mortgage the unimproved portion of the Mortgaged Property on which the Additional Improvements are to be constructed (the "Subdivided
Parcel") and convey same to Intermec, so long as mortgagor satisfies all of the conditions set forth in the related Mortgage with respect to the release, including, without limitation, that the remaining portion of the Mortgaged
Property must be incompliance with all zoning and subdivisions laws and that

                                      S-80

the remaining portion of the related Mortgaged Property must be a separate tax lot. No value was attributed to the Subdivided Parcel in the related Mortgage
Loan Seller's underwriting of the mortgage loan.

     In the case of the mortgage loan (identified as Loan No. 55 on Annex A-1 to this prospectus supplement), representing approximately 0.6% of the Initial
Pool Balance (approximately 0.8% of the Initial Loan Group 1 Balance), a portion of the related Mortgaged Property contains a three story building located at the western end of the related Mortgaged Property (the "Tower
Parcel"). Subject to the conditions set forth in the related Mortgage with respect thereto, the mortgagor may (i) demolish and subsequently lease the
Tower Parcel pad, (ii) demolish and subsequently rebuild the Tower Parcel, or
(iii) obtain a release of the Tower Parcel form the lien of the mortgage (a
"Tower Parcel Release"); provided that in connection with a Tower Parcel
Release, (a) a prepayment of $1,800,000, together with a Yield Maintenance
Charge will be payable by the mortgagor, (b) following such prepayment and release, the debt service coverage ratio (as determined pursuant to the mortgage loan documents) for the remaining portion of the mortgage loan based on the remaining portion of the mortgaged property, must be not less than
1.25:1.0 and (c) the remaining portion of the related Mortgaged Property shall be incompliance with all zoning and subdivision laws and the remaining portion of the related Mortgaged Property will be a separate tax lot.

     In the case of the mortgage loan (identified as Loan No. 35 on Annex A-1 to this prospectus supplement), representing approximately 0.8% of the Initial
Pool Balance (approximately 1.1% of the Initial Loan Group 1 Balance), an unimproved portion of the related Mortgaged Property (the "Village Release
Parcel") may be released from the lien of the Mortgage upon satisfaction of all of the release conditions as set forth in the Mortgage, including without limitation, that the remaining portion of the related Mortgaged Property shall be in compliance with all zoning and subdivisions laws and that the remaining portion of the related Mortgaged Property will be a separate tax lot. No value was attributed to the Village Release Parcel in the related Mortgage Loan
Seller's underwriting of the mortgage loan.

     In the case of the mortgage loan (identified as Loan No. 20 on Annex A-1 to this prospectus supplement, representing approximately 1.0% of the Initial
Pool Balance (approximately 1.3% of the Initial Loan Group 1 Balance), the mortgage loan documents permit the partial release of a portion of the related
Mortgaged Property (the "Lower Welden Release Parcel") for no consideration upon satisfaction of specified conditions. These conditions include, without limitation, construction (on a portion of the related Mortgaged Property that will not be released) by an affiliate of the related borrower of a multi-level parking structure that would, when completed, serve both the related Mortgaged
Property and any building that might subsequently be constructed on the released parcel, pursuant to an easement agreement that was in place at the closing of this mortgage loan; this easement agreement contains certain conditions precedent to construction, including, without limitation, that the related borrower or its affiliate deliver cash or a letter of credit equal to the estimated costs of constructing the contemplated parking structure.
Construction of this parking structure will require demolition of a building on the related Mortgaged Property that is currently income generating. It is a condition precedent to this demolition that (i) the related tenant consent to this demolition, in consideration of the reduction in rent attributable to this space, and (ii) the prospective purchaser of the release parcel agree that, in consideration for the right to use the parking structure, it will pay to the related borrower an annual amount equal to the rent that would have been due for the demolished building. No value was attributed to the Lower Welden
Release Parcel in the related Mortgage Loan Seller's underwriting of the mortgage loan.

     "Due-on-Sale" and "Due-on-Encumbrance" Provisions. The mortgage loans contain "due-on-sale" and "due-on-encumbrance" provisions that in each case, with limited exceptions, permit the holder of the Mortgage to accelerate the maturity of the related mortgage loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property without the consent of the holder of the Mortgage; provided, however, under the terms of many of the mortgage loans, this consent may not be unreasonably withheld, and in some cases must be

                                      S-81

granted if certain conditions are met. The transfer of a Mortgaged Property to a new unaffiliated entity will likely involve the termination of any applicable cross-collateralization arrangement under the related mortgage loan documents.
Certain of the mortgage loans permit or, within a specified time period, require the tenants in common borrowers to transfer ownership to other tenants in common or into a special purpose entity. Certain of the Mortgaged Properties have been, or may become, subject to additional financing. See "--Additional
Debt" above and "Risk Factors--Multifamily Properties Have Special Risks" in
this prospectus supplement.

     The Servicer with respect to non-Specially Serviced Mortgage Loans and the
Special Servicer with respect to Specially Serviced Mortgage Loans, will be required (a) to exercise any right it may have with respect to a mortgage loan containing a "due-on-sale" clause (1) to accelerate the payments on that mortgage loan, or (2) to withhold its consent to any sale or transfer, consistent with the Servicing Standards or (b) to waive its right to exercise such rights; provided, however, that with respect to such waiver of rights, (i)
with respect to all non-Specially Serviced Mortgage Loans, the Servicer has
obtained the prior written consent (or deemed consent) of the Special Servicer,
(ii) with respect to all Specially Serviced Mortgage Loans, and all non-Specially Serviced Mortgage Loans, the Special Servicer has obtained the prior written consent (or deemed consent) of the Directing Certificateholder and (iii) with respect to any mortgage loan (x) with a Stated Principal Balance greater than or equal to $20,000,000, (y) with a Stated Principal Balance greater than or equal to 5% of the aggregate Stated Principal Balance of the mortgage loans then outstanding or (z) that is one of the ten largest mortgage loans (by Stated Principal Balance) outstanding, confirmation from each Rating
Agency is obtained that such waiver or consent would not result in the downgrade, withdrawal or qualification of the then-current ratings on any class of outstanding Certificates.

     With respect to a mortgage loan with a "due-on-encumbrance" clause, the
Servicer, with respect to non-Specially Serviced Mortgage Loans and the Special
Servicer, with respect to Specially Serviced Mortgage Loans will be required
(a) to exercise any right it may have with respect to a mortgage loan containing a "due-on-encumbrance" clause (1) to accelerate the payments thereon, or (2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standards or (b) to waive its right to exercise such rights, provided that, with respect to such waiver of rights, (i) if the mortgage loan is a non-Specially Serviced Mortgage Loan, the Servicer has made a recommendation and obtained the consent (or deemed consent) of the Special Servicer and (ii) the Special Servicer has obtained (a)
the consent of the Directing Certificateholder and (b) from each Rating Agency a confirmation that such waiver would not result in the downgrade, withdrawal or qualification of the then-current ratings on any class of outstanding
Certificates if such mortgage loan (1) has an outstanding principal balance
(together with any cross-collateralized mortgage loan) that is greater than or equal to 2% of the aggregate Stated Principal Balance of the mortgage loans
(provided, however, if the mortgage loan is greater than or equal to 2% of the aggregate Stated Principal Balance of the mortgage loans, but less than
$5,000,000, a confirmation from each Rating Agency will not be required) or (2)
has an LTV Ratio greater than 85% (including any proposed debt) or (3) a debt service coverage ratio less than 1.20x (in each case, determined based upon the aggregate of the Stated Principal Balance of the mortgage loan and the principal amount of the proposed additional loan) or (4) is one of the ten largest mortgage loans (by Stated Principal Balance) or (5) has a principal balance over $20,000,000. Any confirmation required will be at the related borrower's expense, to the extent permitted by the related mortgage loan documents; provided, that to the extent the mortgage loan documents are silent as to who bears the costs of any such confirmation, the Servicer or Special
Servicer will use reasonable efforts to have the related borrower bear such costs and expenses.

     If any "due-on-sale" or "due-on-encumbrance" provision is not subject to the consent of the lender but is subject to the satisfaction of certain conditions, set forth in the mortgage loan documents, then (a) in the case of non-Specially Serviced Mortgage Loans, the Servicer is required to obtain the consent of the Special Servicer as to the Servicer's determination that such conditions have been satisfied or not satisfied and (b) in the case of
Specially Serviced Mortgage

                                      S-82

Loans, the Special Servicer is required to make the determination as to whether such conditions have been satisfied or not satisfied. In addition, in the case of non-Specially Serviced Mortgage Loans, the Servicer may not reject the application of a borrower seeking a waiver of the "due-on-sale" clause or
"due-on-encumbrance" clause without the prior consent of the Special Servicer.

     Notwithstanding the foregoing, the existence of any additional indebtedness may increase the difficulty of refinancing the related mortgage loan at its maturity date or Anticipated Repayment Date, as applicable, and increase the possibility that reduced cash flow could result in deferred maintenance. Also, if the holder of the additional debt has filed for bankruptcy or been placed in involuntary receivership, foreclosure of the related mortgage loan could be delayed. See "Certain Legal Aspects of Mortgage
Loans--Due-on-Sale and Due-on-Encumbrance" and "--Subordinate Financing" in the
prospectus.

     Hazard, Liability and Other Insurance. The mortgage loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of
(a) the outstanding principal balance of the related mortgage loan and (b) 100%
of the replacement cost of the improvements located on the related Mortgaged
Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the mortgage loans, the hazard insurance may be in such other amounts as was required by the related originator. Certain mortgage loans permit a borrower to satisfy its insurance coverage requirement by permitting its tenant to self-insure.

     In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion and smoke, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Each mortgage loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related
Mortgaged Property in an amount generally equal to at least $1,000,000. Each mortgage loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100%
of the gross rental income from the related Mortgaged Property for not less than 12 months. In general, the mortgage loans (including those secured by
Mortgaged Properties located in California) do not require earthquake insurance. 32 of the Mortgaged Properties, securing mortgage loans representing approximately 10.2% of the Initial Pool Balance (27 of the Mortgaged
Properties, securing mortgage loans in Loan Group 1, representing approximately
9.4% of the Initial Loan Group 1 Balance and 5 of the Mortgaged Properties,
securing mortgage loans in Loan Group 2, representing approximately 9.0% of the
Initial Loan Group 2 Balance), are located in areas that are considered a high earthquake risk (seismic zones 3 or 4). These areas include all or parts of the
States of California, Washington, Oregon and Utah. With the exception of 2
Mortgaged Properties securing the mortgage loan identified as Loan No. 31 on
Annex A-1 to this prospectus supplement that each have a probable maximum loss
("PML") of 25% and 1 Mortgaged Property securing the mortgage loan identified as Loan No. 134 on Annex A-1 to this prospectus supplement that has a PML of
24%, no Mortgaged Property has a PML in excess of 20%.

     See "Risk Factors--Property Insurance May Not Be Sufficient" in this prospectus supplement for information regarding insurance coverage for acts of terrorism.

ADDITIONAL MORTGAGE LOAN INFORMATION

     The tables presented in Annex A-2 set forth certain anticipated characteristics of the mortgage loans and the Mortgaged Properties. The sum in any column may not equal the indicated total due to rounding. The descriptions in this prospectus supplement of the mortgage loans and the Mortgaged
Properties are based upon the pool of mortgage loans as it is expected

                                      S-83

to be constituted as of the close of business on the Closing Date, assuming that (1) all scheduled principal and/or interest payments due on or before the cut-off date will be made and (2) there will be no principal prepayments on or before the cut-off date.

     Prior to the issuance of the Certificates, one or more mortgage loans
(including mortgage loans specifically described in this prospectus supplement)
may be removed from the pool of mortgage loans as a result of prepayments, delinquencies, incomplete documentation or for any other reason, if the
Depositor or a Mortgage Loan Seller deems the removal necessary, appropriate or desirable. A limited number of other mortgage loans may be included in the pool of mortgage loans prior to the issuance of the Certificates, unless including those mortgage loans would materially alter the characteristics of the pool of mortgage loans as described in this prospectus supplement. The Depositor believes that the information set forth in this prospectus supplement will be representative of the characteristics of the pool of mortgage loans as it will be constituted at the time the Certificates are issued, although the range of
Mortgage Rates and maturities as well as other characteristics of the mortgage loans described in this prospectus supplement may vary.

     With respect to mortgage loans secured by more than one Mortgaged
Property, the information presented in this prospectus supplement with respect to debt service coverage ratios and LTV Ratios assumes that the debt service coverage ratio and LTV Ratio with respect to each Mortgaged Property is the debt service coverage ratio or LTV Ratio of the mortgage loan in the aggregate.

     For purposes of the statistical information in this prospectus supplement, unless otherwise noted, all numbers and statistical information do not include any Subordinate Companion Loan.

     A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates shortly after the Closing Date and will be filed, together with the Pooling and Servicing Agreement, with the
Securities and Exchange Commission. If mortgage loans are removed from or added to the pool of mortgage loans as set forth above, the removal or addition will be noted in the Form 8-K.

     For a detailed presentation of certain characteristics of the mortgage loans and the Mortgaged Properties on an individual basis, see Annex A-1.

     The "Underwritten Cash Flow Debt Service Coverage Ratio" or "UW DSCR" for
any mortgage loan for any period, as presented in this prospectus supplement, including the tables presented on Annex A-1 and Annex A-2 attached to this prospectus supplement, is the ratio of Underwritten Cash Flow calculated for the related Mortgaged Property to the amount of total annual debt service on such mortgage loan. With respect to any mortgage loan that is part of a cross-collateralized group of mortgage loans, the Underwritten Cash Flow Debt
Service Coverage Ratio is the ratio of the Underwritten Cash Flow calculated for the Mortgaged Properties related to the cross-collateralized group to the total annual debt service for all of the mortgage loans in the cross-collateralized group.

     "Underwritten Cash Flow" or "UW NCF" means the Underwritten NOI for the related Mortgaged Property decreased by an amount that the related Mortgage
Loan Seller has determined to be an appropriate allowance for average annual tenant improvements and leasing commissions and/or replacement reserves for capital items based upon its underwriting guidelines.

     "Underwritten NOI" or "UW NOI" means the Net Operating Income for the related Mortgaged Property as determined by the related Mortgage Loan Seller in accordance with its underwriting guidelines for similar properties. Revenue from a Mortgaged Property ("Effective Gross Income") is generally calculated as follows: rental revenue is calculated using actual rental rates, in some cases adjusted downward to market rates with vacancy rates equal to the higher of the related Mortgaged Property's historical rate, the market rate or an assumed vacancy rate; other revenue, such as parking fees, laundry and other income items are included only if supported by a trend and/or are likely to be recurring. Operating expenses generally reflect the

                                      S-84

related Mortgaged Property's historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee.
Generally, "Net Operating Income" or "NOI," for a Mortgaged Property equals the operating revenues (consisting principally of rental and related revenue) for that Mortgaged Property minus the operating expenses (such as utilities, repairs and maintenance, general and administrative, management fees, marketing and advertising, insurance and real estate tax expenses) for the Mortgaged
Property. NOI generally does not reflect debt service, tenant improvements, leasing commissions, depreciation, amortization and similar non-operating items.

     The amounts representing Net Operating Income, Underwritten NOI and
Underwritten Cash Flow are not a substitute for or an improvement upon net income, as determined in accordance with generally accepted accounting principles, as a measure of the results of the Mortgaged Property's operations or a substitute for cash flows from operating activities, as determined in accordance with generally accepted accounting principles, as a measure of liquidity. No representation is made as to the future cash flow of the
Mortgaged Properties, nor are the Net Operating Income, Underwritten NOI and
Underwritten Cash Flow set forth in this prospectus supplement intended to represent such future cash flow.

     The UW NCFs and UW NOIs used as a basis for calculating the UW DSCRs presented in this prospectus supplement, including the tables presented on
Annex A-1 and Annex A-2 were derived principally from operating statements obtained from the respective borrowers (the "Operating Statements"). With respect to mortgage loans secured by newly constructed Mortgaged Properties, the UW NCFs and UW NOIs used as a basis for calculating UW DSCRs are derived principally from rent rolls, tenant leases, budgets and the appraisers'
projected expense levels. The Operating Statements and rent rolls were not audited and in most cases were not prepared in accordance with generally accepted accounting principles. To increase the level of consistency between the Operating Statements and rent rolls, in some instances, adjustments were made to such Operating Statements. These adjustments were principally for real estate tax and insurance expenses (e.g., adjusting for the payment of two years of expenses in one year), and to eliminate obvious items not related to the operation of the Mortgaged Property. However, such adjustments were subjective in nature and may not have been made in a uniform manner. The UW NCF for any residential cooperative Mortgaged Properties is based on projected Net
Operating Income at the Mortgaged Property, as determined by the appraisal obtained in connection with the origination of the related mortgage loan, assuming that the Mortgaged Property was operated as a rental property with rents set at prevailing market rates taking into account the presence of, if any, existing rent-controlled or rent-stabilized occupants, if any, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves. In the case of 2 mortgage loans
(identified as Loan Nos. 16 and 112 on Annex A-1 to this prospectus supplement), the debt service coverage ratios were calculated based on expected stabilized (and not actual) UW NCF and UW NOI. Each of these mortgage loans has an earnout reserve that will require the amount in such reserve to be used to prepay such mortgage loan to the extent that certain triggers, including, debt service coverage ratio, occupancy, loan-to-value ratio and leasing requirements, are not satisified.

     The tables presented in Annex A-2 that are entitled "Cut-off Date LTV
Ratios" and "Maturity Date LTV Ratios" set forth the range of LTV Ratios of the mortgage loans as of the cut-off date and the stated maturity dates or
Anticipated Repayment Date of the mortgage loans. An "LTV Ratio" for any mortgage loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the mortgage loan as of that date (assuming no defaults or prepayments on the mortgage loan prior to that date), and the denominator of which is the appraised value of the related Mortgaged Property or Mortgaged Properties as determined by an appraisal of the property obtained at or about the time of the origination of the mortgage loan. However, in the event that a mortgage loan is part of a cross-collateralized group of mortgage loans, the LTV Ratio is the fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of all the mortgage loans in the cross-collateralized group and the denominator of which is the aggregate of the appraised

                                      S-85

values of all the Mortgaged Properties related to the cross-collateralized group. The LTV Ratio as of the mortgage loan maturity date or Anticipated
Repayment Date, as the case may be, set forth in Annex A-2 was calculated based on the principal balance of the related mortgage loan on the maturity date or
Anticipated Repayment Date, as the case may be, assuming all principal payments required to be made on or prior to the mortgage loan's maturity date or
Anticipated Repayment Date, as the case may be (not including the balloon payment), are made. In addition, because it is based on the value of a
Mortgaged Property determined as of loan origination, the information set forth in this prospectus supplement, in Annex A-1 and in Annex A-2 is not necessarily a reliable measure of the related borrower's current equity in each Mortgaged
Property. In a declining real estate market, the appraised value of a Mortgaged
Property could have decreased from the appraised value determined at origination and the current actual LTV Ratio of a mortgage loan may be higher than its LTV Ratio at origination even after taking into account amortization since origination.

     The characteristics described above and in Annex A-2, along with certain additional characteristics of the mortgage loans presented on a loan-by-loan basis, are set forth in Annex A-1 to this prospectus supplement. Certain additional information regarding the mortgage loans is set forth in this prospectus supplement below under "--Underwriting Guidelines and Processes" and in the prospectus under "Description of the Trust Funds--Mortgage Loans" and
"Certain Legal Aspects of Mortgage Loans."

THE MORTGAGE LOAN SELLERS

     The Mortgage Loan Sellers are JPMorgan Chase Bank, CIBC Inc. and Barclays
Capital Real Estate Inc. JPMorgan Chase Bank is an affiliate of the Depositor and one of the Underwriters. CIBC Inc. is an affiliate of one of the
Underwriters. Barclays Capital Real Estate Inc. is an affiliate of one of the
Underwriters.

JPMORGAN CHASE BANK

     JPMorgan Chase Bank is a wholly-owned bank subsidiary of J.P. Morgan Chase
& Co., a Delaware corporation whose principal office is located in New York,
New York. JPMorgan Chase Bank is a commercial bank offering a wide range of banking services to its customers both domestically and internationally. Its business is subject to examination and regulation by Federal and New York State banking authorities. As of June 30, 2004, JPMorgan Chase Bank had total assets of $654.6 billion, total net loans of $184.8 billion, total deposits of $341.7 billion, and total stockholder's equity of $37.5 billion. As of December 31,
2003, JPMorgan Chase Bank had total assets of $628.7 billion, total net loans of $181.1 billion, total deposits of $326.7 billion, and total stockholder's equity of $37.5 billion.

     Effective July 1, 2004, Banc One Corporation merged with and into J.P.
Morgan Chase & Co., the surviving corporation in the merger, pursuant to the
Agreement and Plan of Merger dated as of January 14, 2004.

     JPMorgan Chase Bank is an affiliate of JP Morgan Chase Commercial Mortgage
Securities Corp., which is the Depositor, and is an affiliate of J.P. Morgan
Securities Inc., which is an Underwriter.

CIBC INC.

     CIBC Inc. is a majority owned subsidiary of Canadian Imperial Holdings
Inc. and is incorporated under the laws of Delaware. Canadian Imperial Holdings
Inc. is a wholly-owned subsidiary of CIBC Delaware Holdings Inc., also a
Delaware corporation, which is a subsidiary of Canadian Imperial Bank of
Commerce. Canadian Imperial Bank of Commerce is a bank chartered under the Bank
Act of Canada, having its head office in the City of Toronto, in the Province of Ontario, Canada. It is licensed to do business in the United States through its agency located in New York, New York. CIBC Inc. is a commercial finance company that originates commercial and multifamily real estate loans and purchases participations in loans from third party lenders. CIBC Inc. has offices in Atlanta, Chicago, Houston, Dallas, Salt Lake City, San Francisco,
Los Angeles and New York.

                                      S-86

BARCLAYS CAPITAL REAL ESTATE INC.

     Barclays Capital Real Estate Inc. ("BCRE") is an indirect wholly owned subsidiary of Barclays Bank PLC (together with its subsidiary companies, the
"Barclays Bank Group"), an international financial services group engaged primarily in banking, investment banking and asset management. In terms of assets employed, the Barclays Bank Group is one of the largest financial services groups in the United Kingdom. The Barclays Bank Group also operates in many other countries around the world and is a leading provider of coordinated global services to multinational corporations and financial institutions in the world's main financial centers. Worldwide, the Barclays Bank Group has 2,916 branches. The whole of the issued ordinary share capital of Barclays Bank PLC is owned by Barclays PLC, the ultimate parent company of the Barclays Bank
Group, and the investment in the Barclays Bank PLC is the only significant asset of Barclays PLC.

     On June 30, 2004, total assets of the Barclays Bank Group were  (pounds sterling)498,127 million, total deposits by banks, customer accounts and debt securities in issue were  (pounds sterling)377,320 million, total loans and advances to banks and customers were  (pounds sterling)323,750 million and total capital resources were  (pounds sterling)29,713 million. A significant portion of the Barclays Bank Group's total assets are denominated in non-sterling currencies. On June 30, 2004, the noon buying rate in New York
City for cable transfers in pounds sterling, as certified for customs purposes by the Federal Reserve Bank of New York, was $1.81 per pound sterling. All figures in this paragraph were derived from the unaudited consolidated balance sheet of the Barclays Bank PLC at June 30, 2004, prepared in accordance with generally accepted accounting principles in the United Kingdom.

UNDERWRITING GUIDELINES AND PROCESSES

     Each Mortgage Loan Seller has developed guidelines establishing certain procedures with respect to underwriting the mortgage loans originated or purchased by it. Each Mortgage Loan Seller has confirmed to the Depositor and the Underwriters that its guidelines are generally consistent with those described below. All of the mortgage loans were generally underwritten in accordance with such guidelines. In some instances, one or more provisions of the guidelines were waived or modified by a Mortgage Loan Seller where it was determined not to adversely affect the mortgage loan underwritten by it in any material respect. The information set forth in this prospectus supplement concerning the Mortgage Loan Sellers and their underwriting standards has been provided by the Mortgage Loan Sellers, and neither the Depositor nor the
Underwriters make any representation or warranty as to the accuracy or completeness of that information.

     Property Analysis. The related Mortgage Loan Seller generally performs or causes to be performed a site inspection to evaluate the location and quality of the related mortgaged properties. Such inspection generally includes an evaluation of functionality, design, attractiveness, visibility and accessibility, as well as convenience to major thoroughfares, transportation centers, employment sources, retail areas and educational or recreational facilities. The related Mortgage Loan Seller assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends. In addition, the related Mortgage Loan Seller evaluates the property's age, physical condition, operating history, lease and tenant mix, and management.

     Cash Flow Analysis. The related Mortgage Loan Seller reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio. See
"Description of the Mortgage Pool--Additional Mortgage Loan Information" in
this prospectus supplement.

     Appraisal and Loan-to-Value Ratio. For each Mortgaged Property, the related Mortgage Loan Seller obtains a current full narrative appraisal conforming at least to the requirements of the Financial Institutions Reform,
Recovery, and Enforcement Act of 1989 ("FIRREA"). The appraisal must be based on the highest and best use of the Mortgaged Property and must

                                      S-87

include an estimate of the current market value of the property in its current condition. The related Mortgage Loan Seller then determines the loan-to-value ratio of the mortgage loan at the date of origination or, if applicable, in connection with its acquisition, in each case based on the value set forth in the appraisal.

     Evaluation of Borrower. The Mortgage Loan Seller evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the borrower's financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities.

     Finally, although the mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the borrower and certain principals of the borrower may be required to assume legal responsibility for liabilities relating to fraud, misrepresentation, misappropriation of funds, breach of environmental or hazardous waste requirements. The related Mortgage Loan Seller evaluates the financial capacity of the borrower and such principals to meet any obligations that may arise with respect to such liabilities.

     Environmental Site Assessment. Prior to origination, the related Mortgage
Loan Seller either (i) obtains or updates an environmental site assessment
("ESA") for a Mortgaged Property prepared by a qualified environmental firm or
(ii) obtains an environmental insurance policy for a Mortgaged Property. If an
ESA is obtained or updated, the related Mortgage Loan Seller reviews the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous waste. In cases in which the
ESA identifies such violations, the related Mortgage Loan Seller requires the borrower to carry out satisfactory remediation activities prior to the origination of the mortgage loan, to establish an operations and maintenance plan, to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such remediation within a specified period of time, to obtain an environmental insurance policy for the Mortgaged Property or to execute an indemnity agreement with respect to such condition.

     Certain of the mortgage loans may also have secured creditor or other environmental policies. See "Risk Factors-- Environmental Risks Relating to the
Mortgaged Properties " in this prospectus supplement.

     Physical Assessment Report. At origination, the related Mortgage Loan
Seller obtains a physical assessment report ("PAR") for each Mortgaged Property prepared by a qualified structural engineering firm. The related Mortgage Loan
Seller reviews the PAR to verify that the property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the mortgage loan. In cases in which the PAR identifies material repairs or replacements needed immediately, the related Mortgage Loan
Seller generally requires the borrower to carry out such repairs or replacements prior to the origination of the mortgage loan, or, in most but not all cases, requires the borrower to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve months.

     Title Insurance Policy. The borrower is required to provide, and the related Mortgage Loan Seller reviews, a title insurance policy for each
Mortgaged Property. The title insurance policy must meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located, (b) the policy must be in an amount equal to the original principal balance of the mortgage loan, (c) the protection and benefits must run to the mortgagee and its successors and assigns, (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the Mortgaged Property is located and (e)
the legal description of the Mortgaged Property in the title policy must conform to that shown on the survey of the Mortgaged Property, where a survey has been required.

                                      S-88

     Property Insurance. The borrower is required to provide, and the related
Mortgage Loan Seller reviews, certificates of required insurance with respect to the Mortgaged Property. Such insurance generally may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2)
an "All Risk of Physical Loss" policy; (3) if applicable, boiler and machinery coverage; (4) if the Mortgaged Property is located in a flood hazard area, flood insurance; and (5) such other coverage as the related Mortgage Loan
Seller may require based on the specific characteristics of the Mortgaged
Property.

REPRESENTATIONS AND WARRANTIES; REPURCHASES AND SUBSTITUTIONS

     In each Purchase Agreement, the applicable Mortgage Loan Seller will represent and warrant with respect to each mortgage loan (subject to certain exceptions specified in the related Purchase Agreement) sold by that Mortgage
Loan Seller as of the Closing Date, or as of another date specifically provided in the representation and warranty, among other things, that:

          (a) the mortgage loan is not delinquent 30 days or more in payment of principal and interest (without giving effect to any applicable grace period) and has not been 30 days or more past due, without giving effect to any applicable notice and grace period;

          (b) the mortgage loan is secured by a Mortgage that is a valid and subsisting first priority lien on the Mortgaged Property (or a leasehold interest therein) free and clear of any liens, claims or encumbrances, subject only to certain permitted encumbrances;

          (c) the Mortgage, together with any separate security agreements, UCC
     Financing Statement or similar agreement, if any, establishes a first priority security interest in favor of the Mortgage Loan Seller, in all the related borrower's personal property used in, and reasonably necessary to the operation of, the Mortgaged Property, and to the extent a security interest may be created therein and perfected by the filing of a UCC
     Financing Statement, the proceeds arising from the Mortgaged Property and any other collateral securing the Mortgage subject only to certain permitted encumbrances;

          (d) there is an assignment of leases and rents provision or agreement creating a first priority security interest in leases and rents arising in respect of the related Mortgaged Property, subject only to certain permitted encumbrances;

          (e) to the Mortgage Loan Seller's actual knowledge, there are no mechanics' or other similar liens affecting the Mortgaged Property that are or may be prior or equal to the lien of the Mortgage, except those insured against pursuant to the applicable title insurance policy;

          (f) the related borrower has good and indefeasible fee simple or leasehold title to the Mortgaged Property subject to certain permitted encumbrances;

          (g) the Mortgaged Property is covered by a title insurance policy insuring that the Mortgage is a valid first lien, subject only to certain permitted encumbrances;

          (h) no claims have been made under the related title insurance policy and such policy is in full force and effect and will provide that the insured includes the owner of the mortgage loan;

          (i) at the time of the assignment of the mortgage loan to the
     Depositor, the Mortgage Loan Seller had good and marketable title to and was the sole owner of the mortgage loan, free and clear of any pledge, lien, encumbrance or security interest (other than the rights to servicing and related compensation) and such assignment validly transfers ownership of the mortgage loan to the Depositor free and clear of any pledge, lien, encumbrance or security interest;

          (j) the related assignment of mortgage and related assignment of the assignment of leases and rents is legal, valid and binding;

          (k) the Mortgage Loan Seller's endorsement of the related Mortgage
     Note constitutes the legal, valid, binding and enforceable (except as such enforcement may be limited by

                                      S-89

     anti-deficiency laws or bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law)) assignment of the Mortgage Note, and together with an assignment of mortgage and the assignment of the assignment of leases and rents, legally and validly conveys all right, title and interest in the mortgage loan and related mortgage loan documents;

          (l) each Mortgage and Mortgage Note is a legal, valid and binding obligation of the parties thereto (subject to any non-recourse provisions therein), enforceable in accordance with its terms, except as the enforceability thereof may be limited by applicable state law and by bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or other laws relating to creditors' rights and general equitable principles and except that certain provisions of such documents are or may be unenforceable in whole or in part, but the inclusion of such provisions does not render such documents invalid as a whole, and such documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the principal rights and benefits afforded thereby;

          (m) the terms of the mortgage loan and related mortgage loan documents have not been modified or waived in any material respect except as set forth in the related mortgage loan file;

          (n) the mortgage loan has not been satisfied, canceled, subordinated, released or rescinded and the related borrower has not been released from its obligations under any mortgage loan document;

          (o) except with respect to the enforceability of provisions requiring the payment of default interest, late fees, additional interest, prepayment premiums or yield maintenance charges, none of the mortgage loan documents is subject to any valid right of rescission or set-off or valid counterclaim or defense, except as the enforceability thereof may be limited by applicable state law and by bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or other laws relating to creditors' rights and general equitable principles;

          (p) each mortgage loan document complied in all material respects with all applicable local, state and federal laws including usury to the extent non-compliance would have a material adverse effect on the mortgage loan;

          (q) to the Mortgage Loan Seller's knowledge, as of the date of origination of the mortgage loan, based on inquiry customary in the industry, and to the Mortgage Loan Seller's actual knowledge, as of the
     Closing Date, the related Mortgaged Property is, in all material respects, in compliance with, and is used and occupied in accordance with, all restrictive covenants of record applicable to the Mortgaged Property and applicable zoning laws and all inspections, licenses, permits and certificates of occupancy required by law, ordinance or regulation to be made or issued with regard to the Mortgaged Property have been obtained and are in full force and effect, except to the extent (a) any material non-compliance with applicable zoning laws is insured by an ALTA lender's title insurance policy (or binding commitment therefor), or the equivalent as adopted in the applicable jurisdiction, or a law and ordinance insurance policy, or (b) the failure to obtain or maintain such inspections, licenses, permits or certificates of occupancy does not materially impair or materially and adversely affect the use and/or operation of the
     Mortgaged Property as it was used and operated as of the date of origination of the mortgage loan or the rights of a holder of the related mortgage loan;

          (r) to the Mortgage Loan Seller's knowledge, (i) in reliance on an engineering report, the related Mortgaged Property is in good repair or escrows have been established to cover the estimated costs of repairs and
     (ii) no condemnation proceedings are pending;

                                      S-90

          (s) as of the date of origination of the mortgage loan, and to the
     Mortgage Loan Seller's actual knowledge, as of the Closing Date, the
     Mortgaged Property is covered by insurance policies providing coverage against certain losses or damage;

          (t) all amounts required to be deposited by the borrower at origination have been deposited; and

          (u) to the Mortgage Loan Seller's knowledge, as of the date of origination of the mortgage loan, and to Mortgage Loan Seller's actual knowledge, as of the Closing Date, there are no pending actions, suits or proceedings by or before any court or other governmental authority against or affecting the related borrower under the mortgage loan or the Mortgaged
     Property which, if determined against the borrower or property would materially and adversely affect the value of such property or ability of the borrower to pay principal, interest and other amounts due under the mortgage loan.

     If a Mortgage Loan Seller has been notified of a breach of any of the foregoing representations and warranties or of a document defect that in any case materially and adversely affects the value of a mortgage loan, the related
Mortgaged Property or the interests of any Certificateholder, and if the respective Mortgage Loan Seller cannot cure the breach or defect within a period of 90 days following the earlier of its receipt of that notice and its discovery of the breach or defect (the "Initial Resolution Period"), then the respective Mortgage Loan Seller will be obligated, pursuant to the respective
Purchase Agreement (the relevant rights under which will be assigned, together with the mortgage loans, to the Trustee), to (a) repurchase the affected mortgage loan or the related REO Loan within the Initial Resolution Period (or with respect to certain document defects, an extended cure period), at a price
(the "Purchase Price") equal to the sum of (1) the outstanding principal balance of the mortgage loan (or related REO Loan) as of the date of purchase,
(2) all accrued and unpaid interest on the mortgage loan (or the related REO
Loan) at the related Mortgage Rate, in effect from time to time (excluding any portion of such interest that represents additional interest on an ARD Loan), to, but not including, the due date immediately preceding the Determination
Date for the Due Period of purchase, (3) all related unreimbursed Servicing
Advances plus accrued and unpaid interest on all related Advances at the
Reimbursement Rate, Special Servicing Fees (whether paid or unpaid) and additional trust fund expenses in respect of the mortgage loan or related REO
Loan, if any, (4) solely in the case of a repurchase or substitution by a
Mortgage Loan Seller, all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the Servicer, the Special Servicer, the Depositor or the
Trustee in respect of the breach or defect giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation, including, without limitation, legal fees and expenses and any additional trust fund expenses relating to such mortgage loan (or related REO Loan), and (5) Liquidation Fees, if any, payable with respect to the affected mortgage loan or (b) within 2 years following the Closing Date, substitute a Qualified Substitute Mortgage Loan and pay any shortfall amount equal to the difference between the Purchase Price of the mortgage loan calculated as of the date of substitution and the stated principal balance of the Qualified Substitute Mortgage Loan as of the date of substitution;
provided, that the applicable Mortgage Loan Seller generally has an additional
90-day period immediately following the expiration of the Initial Resolution
Period to cure the breach or default if it is diligently proceeding toward that cure, and has delivered to each Rating Agency, the Servicer, the Special
Servicer, the Trustee and the Directing Certificateholder an officer's certificate that describes the reasons that a cure was not effected within the
Initial Resolution Period. Notwithstanding the foregoing, the actions specified in (a) and (b) of the preceding sentence must be taken within 90 days following the earlier of the Mortgage Loan Seller's receipt of notice or discovery of a breach or defect, with no extension, if such breach or defect would cause the mortgage loan not to be a "qualified mortgage" within the meaning of Section
860G(a)(3) of the Code. Any breach of a representation or warranty with respect to a mortgage loan that is cross-collateralized with other mortgage loans may require the repurchase of or substitution for such other mortgage loans to the extent described under "--Repurchase or Substitution of Cross-Collateralized
Mortgage Loans" below.

                                      S-91

     A "Qualified Substitute Mortgage Loan" is a mortgage loan that must, on the date of substitution: (a) have an outstanding principal balance, after application of all scheduled payments of principal and/or interest due during or prior to the month of substitution, not in excess of the outstanding principal balance of the deleted mortgage loan as of the due date in the calendar month during which the substitution occurs; (b) have a Mortgage Rate not less than the Mortgage Rate of the deleted mortgage loan; (c) have the same due date and a grace period no longer than that of the deleted mortgage loan;
(d) accrue interest on the same basis as the deleted mortgage loan (for example, on the basis of a 360-day year consisting of twelve 30-day months);
(e) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted mortgage loan; (f) have a then-current LTV Ratio not higher than that of the deleted mortgage loan as of the Closing Date and a current LTV Ratio not higher than the then-current LTV Ratio of the deleted mortgage loan, in each case using a "value" for the Mortgaged Property as determined using an appraisal conducted by a member of the Appraisal Institute ("MAI"); (g) comply (except in a manner that would not be adverse to the interests of the Certificateholders)
in all material respects with all of the representations and warranties set forth in the applicable Purchase Agreement; (h) have an environmental report with respect to the related Mortgaged Property that will be delivered as a part of the related mortgage file; (i) have a then-current debt service coverage ratio not less than the original debt service coverage ratio of the deleted mortgage loan as of the Closing Date, and a current debt service coverage ratio of not less than the current debt service coverage ratio of the deleted mortgage loan; (j) constitute a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code as evidenced by an opinion of counsel
(provided at the applicable Mortgage Loan Seller's expense); (k) not have a maturity date or an amortization period that extends to a date that is after the date two years prior to the Rated Final Distribution Date; (l) have prepayment restrictions comparable to those of the deleted mortgage loan; (m)
not be substituted for a deleted mortgage loan unless the Trustee has received prior confirmation in writing by each Rating Agency that the substitution will not result in the withdrawal, downgrade, or qualification of the then-current rating assigned by such Rating Agency to any class of Certificates then rated by such Rating Agency, respectively (the cost, if any, of obtaining the confirmation to be paid by the applicable Mortgage Loan Seller); (n) have been approved by the Directing Certificateholder; (o) prohibit Defeasance within two years of the Closing Date; and (p) not be substituted for a deleted mortgage loan if it would result in the termination of the REMIC status of either the
Lower-Tier REMIC or the Upper-Tier REMIC or the imposition of tax on either
REMIC other than a tax on income expressly permitted or contemplated to be received by the terms of the Pooling and Servicing Agreement. In the event that more than one mortgage loan is substituted for a deleted mortgage loan or mortgage loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each proposed substitute mortgage loan shall individually satisfy each of the requirements specified in clauses (a) through (p), except (z) the rates described in clause
(b) above and the remaining term to stated maturity referred to in clause (e)
above are required to be determined on a weighted average basis, provided that no individual Mortgage Rate (net of the Servicing Fee and the Trustee Fee)
shall be lower than the highest fixed Pass-Through Rate (and not subject to a cap equal to the WAC Rate) of any class of Certificates having a principal balance then outstanding. When a Qualified Substitute Mortgage Loan is substituted for a deleted mortgage loan, (i) the applicable Mortgage Loan
Seller will be required to certify that the mortgage loan meets all of the requirements of the above definition and send the certification to the Trustee and the Directing Certificateholder and (ii) such Qualified Substitute Mortgage
Loan will become a part of the same Loan Group as the deleted mortgage loan.

     The foregoing repurchase or substitution obligation will constitute the sole remedy available to the Certificateholders and the Trustee under the
Pooling and Servicing Agreement for any uncured breach of any Mortgage Loan
Seller's representations and warranties regarding the mortgage loans or any uncured document defect. The respective Mortgage Loan Seller will be the sole warranting party in respect of the mortgage loans sold by that Mortgage Loan
Seller to

                                      S-92

the Depositor, and none of the Depositor, the Servicer, the Special Servicer, the other Mortgage Loan Sellers, the Trustee, the Paying Agent, the
Underwriters or any of their affiliates will be obligated to repurchase any affected mortgage loan in connection with a breach of the Mortgage Loan
Seller's representations and warranties or in connection with a document defect if the Mortgage Loan Seller defaults on its obligation to do so. However, the
Depositor will not include any mortgage loan in the pool of mortgage loans if anything has come to the Depositor's attention prior to the Closing Date that causes it to believe that the representations and warranties, subject to the exceptions to the representations and warranties, made by a Mortgage Loan
Seller regarding the mortgage loan will not be correct in all material respects when made. See "Description of the Pooling Agreements--Representations and
Warranties; Repurchases" in the prospectus.

REPURCHASE OR SUBSTITUTION OF CROSS-COLLATERALIZED MORTGAGE LOANS

     To the extent that the related Mortgage Loan Seller repurchases or substitutes for an affected mortgage loan as provided above with respect to a document omission or defect or a breach of a representation or warranty and such mortgage loan is cross-collateralized and cross-defaulted with one or more other mortgage loans (each a "Crossed Loan"), such document omission or defect or breach of a representation or warranty will be deemed to affect all such
Crossed Loans. In such event, the applicable Mortgage Loan Seller will be required to (1) repurchase or substitute for all such Crossed Loans which are, or are deemed to be, materially and adversely affected by such document defect or omission or breach of a representation or warranty or (2) if the Crossed
Loans meet the criteria listed below, repurchase only the affected mortgage loan in the manner described above in "--Representations and Warranties;
Repurchases and Substitutions". The Mortgage Loan Seller may (in its
discretion) repurchase or substitute for only the affected mortgage loan if (i)
the weighted average debt service coverage ratio for all the remaining Crossed
Loans for the four most recent reported calendar quarters preceding the repurchase or substitution is not less than the greater of (x) the weighted average debt service coverage ratio for all such related Crossed Loans, including the affected Crossed Loan for the four most recent reported calendar quarters preceding the repurchase or substitution and (y) 1.25x, and (ii) the weighted average loan-to-value ratio for all of the remaining Crossed Loans, excluding the affected Crossed Loan, based upon the appraised values of the related Mortgaged Properties at the time of repurchase or substitution, is not greater than the lesser of (x) the weighted average loan-to-value ratio for all such related Crossed Loans, including the affected Crossed Loan at the time of repurchase or substitution and (y) 75% and (iii) the related Mortgage Loan
Seller causes the related mortgage loans to become not cross-collateralized and cross-defaulted with each other prior to such repurchase and provides the trustee with certain REMIC opinions.

LOCKBOX ACCOUNTS

     With respect to 88 mortgage loans (the "Lockbox Loans"), representing approximately 59.4% of the Initial Pool Balance (72 mortgage loans in Loan
Group 1, representing approximately 64.9% of the Initial Loan Group 1 Balance and 16 mortgage loans in Loan Group 2, representing approximately 41.5% of the
Initial Loan Group 2 Balance), one or more accounts (collectively, the "Lockbox
Accounts") have been or may be established into which the related borrower, property manager and/or tenants directly deposit rents or other revenues from the related Mortgaged Property. Pursuant to the terms of 14 Lockbox Loans, representing approximately 9.7% of the Initial Pool Balance (13 mortgage loans in Loan Group 1 representing approximately 10.6% of the Initial Loan Group 1
Balance and 1 mortgage loan in Loan Group 2 representing approximately 6.9% of the Initial Loan Group 2 Balance), the related Lockbox Accounts were required to be established on the origination dates of the related mortgage loans into which operating lessees are required to make deposits directly and amounts may not be released to the borrowers, unless, with respect to certain Lockbox
Loans, all debt service and required reserve account deposits have been made.
Pursuant to the terms of 12 Lockbox Loans, representing

                                      S-93

approximately 15.2% of the Initial Pool Balance (approximately 19.8% of the
Initial Loan Group 1 Balance), a cash management account was required to be established for such mortgage loans on or about the origination date of such mortgage loans into which the operating lessees are required to deposit rents directly, but the related borrower will have withdrawal rights until the occurrence of certain events specified in the related mortgage loan documents.
Pursuant to the terms of 62 Lockbox Loans, representing approximately 34.6% of the Initial Pool Balance (47 mortgage loans in Loan Group 1, representing approximately 34.6% of the Initial Loan Group 1 Balance and 15 mortgage loans in Loan Group 2, representing approximately 34.7% of the Initial Loan Group 2
Balance), the related mortgage loan documents provide for the establishment of a Lockbox Account upon the occurrence of certain events (such as (i) an event of default under the related mortgage loan documents, (ii) the date 3 months prior to the Anticipated Repayment Date or (iii) the related Anticipated
Repayment Date). Except as set forth above, the agreements governing the
Lockbox Accounts provide that the borrower has no withdrawal or transfer rights with respect to the related Lockbox Account. The Lockbox Accounts will not be assets of either REMIC.

                                      S-94

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Certificates will be issued pursuant to a pooling and servicing agreement, among the Depositor, the Servicer, the Special Servicer, the Trustee
and the Paying Agent (the "Pooling and Servicing Agreement") and will represent in the aggregate the entire beneficial ownership interest in the trust fund consisting of: (1) the mortgage loans and all payments under and proceeds of the mortgage loans received after the cut-off date (exclusive of payments of principal and/or interest due on or before the cut-off date); (2) any REO
Property but, in the case of any mortgage loan with a split loan structure, only to the extent of the trust fund's interest therein; (3) those funds or assets as from time to time are deposited in the Certificate Account, the
Distribution Accounts, the Interest Reserve Account, the Excess Interest
Distribution Account, the Gain on Sale Reserve Account or the REO Account, if
established; (4) the rights of the mortgagee under all insurance policies with respect to its mortgage loans; and (5) certain rights of the Depositor under the Purchase Agreements relating to mortgage loan document delivery requirements and the representations and warranties of each Mortgage Loan
Seller regarding the mortgage loans it sold to the Depositor.

     The Depositor's Commercial Mortgage Pass-Through Certificates, Series
2004-CIBC10 (the "Certificates") will consist of the following classes (each, a
"Class"): the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6
and Class A-1A Certificates (collectively, the "Class A Certificates"), the
Class X-1 and Class X-2 Certificates (collectively, the "Class X Certificates")
and the Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class
H, Class J, Class K, Class L, Class M, Class N, Class P, Class Q, Class NR,
Class S, Class R and Class LR Certificates. The Class A Certificates and the
Class X Certificates are referred to collectively in this prospectus supplement as the "Senior Certificates." The Class A-J, Class B, Class C, Class D, Class
E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N,
Class P, Class Q and Class NR Certificates are referred to collectively in this prospectus supplement as the "Subordinate Certificates." The Class A-J, Class
B, Class C, Class D and Class E Certificates are referred to in this prospectus supplement as the "Subordinate Offered Certificates." The Class R and Class LR
Certificates are referred to collectively in this prospectus supplement as the
"Residual Certificates."

     Only the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6,
Class A-J, Class B, Class C, Class D and Class E Certificates are offered hereby (collectively, the "Offered Certificates"). The Class X-1, Class X-2,
Class A-1A, Class F, Class G, Class H, Class J, Class K, Class L, Class M,
Class N, Class P, Class Q, Class NR, Class S, Class R and Class LR Certificates
(collectively, the "Non-Offered Certificates") have not been registered under the Securities Act of 1933 and are not offered hereby.

     The "Certificate Balance" of any Class of Certificates (other than the
Class S Certificates, Class X Certificates and Residual Certificates)
outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the mortgage loans and the other assets in the trust fund. On each
Distribution Date, the Certificate Balance of each Class of Certificates will be reduced by any distributions of principal actually made on, and any
Collateral Support Deficit actually allocated to, that Class of Certificates on that Distribution Date. With respect to any Class of Certificates that has unreimbursed Collateral Support Deficit allocated to such Class, the
Certificate Balance of such Class may be increased by the amount of any recoveries of Nonrecoverable Advances, up to the unreimbursed Collateral
Support Deficit for such Class, allocated in accordance with the distribution priorities described under " --Distributions--
Priority" below. The initial Certificate Balance of each Class of Offered
Certificates is expected to be the balance set forth on the cover of this prospectus supplement. The Class S Certificates, the Class X-1 Certificates,
the Class X-2 Certificates and the Residual Certificates will not have
Certificate Balances or entitle their holders to distributions of principal.

     The Class X Certificates will not have a Certificate Balance, but will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their notional amount (the "Notional
Amount"). The Notional Amount of the Class X-1 Certificates will equal the aggregate of the Certificate Balances of each Class of Certificates (other than the Class X-1, Class X-2,

                                      S-95

Class S, Class R and Class LR Certificates) (the "Principal Balance
Certificates") outstanding from time-to-time. The initial Notional Amount of the Class X-1 Certificates will be approximately $1,984,177,292.

     The Notional Amount of the Class X-2 Certificates will equal:

          (1) up to and including the Distribution Date in November 2005, the sum of (a) the lesser of $15,647,000 and the Certificate Balance of the
     Class A-1 Certificates, (b) the lesser of $462,262,000 and the Certificate
     Balance of the Class A-1A Certificates and (c) the aggregate of the
     Certificate Balances of the Class A-2, Class A-3, Class A-4, Class A-5,
     Class A-6, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G,
     Class H, Class J, Class K, Class L and Class M Certificates;

          (2) after the Distribution Date in November 2005 through and including the Distribution Date in November 2006, the sum of (a) the lesser of
     $30,870,000 and the Certificate Balance of the Class A-2 Certificates, (b)
     the lesser of $439,990,000 and the Certificate Balance of the Class A-1A
     Certificates and (c) the aggregate of the Certificate Balances of the Class
     A-3, Class A-4, Class A-5, Class A-6, Class A-J, Class B, Class C, Class D,
     Class E, Class F, Class G, Class H, Class J, Class K, Class L and Class M
     Certificates;

          (3) after the Distribution Date in November 2006 through and including the Distribution Date in November 2007, the sum of (a) the lesser of
     $202,217,000 and the Certificate Balance of the Class A-3 Certificates, (b)
     the lesser of $416,427,000 and the Certificate Balance of the Class A-1A
     Certificates, (c) the aggregate of the Certificate Balances of the Class
     A-4, Class A-5, Class A-6, Class A-J, Class B, Class C, Class D, Class E,
     Class F, Class G, Class H, Class J and Class K Certificates;

          (4) after the Distribution Date in November 2007 through and including the Distribution Date in November 2008, the sum of (a) the lesser of
     $127,476,000 and the Certificate Balance of the Class A-3 Certificates, (b)
     the lesser of $393,583,000 and the Certificate Balance of the Class A-1A
     Certificates and (c) the aggregate of the Certificate Balances of the Class
     A-4, Class A-5, Class A-6, Class A-J, Class B, Class C, Class D, Class E,
     Class F, Class G and Class H Certificates and (c) the lesser of $3,745,000 and the Certificate Balance of the Class J Certificates;

          (5) after the Distribution Date in November 2008 through and including the Distribution Date in November 2009, the sum of (a) the lesser of
     $23,197,000 and the Certificate Balance of the Class A-4 Certificates, (b)
     the lesser of $340,013,000 and the Certificate Balance of the Class A-1A
     Certificates, (c) the aggregate of the Certificate Balances of the Class
     A-5, Class A-6, Class A-J, Class B, Class C, Class D, Class E and Class F
     Certificates and (d) the lesser of $26,942,000 and the Certificate Balance of the Class G Certificates;

          (6) after the Distribution Date in November 2009 through and including the Distribution Date in November 2010, the sum of (a) the lesser of
     $140,991,000 and the Certificate Balance of the Class A-5 Certificates, (b)
     the lesser of $315,271,000 and the Certificate Balance of the Class A-1A
     Certificates, (c) the aggregate of the Certificate Balance of the Class
     A-6, Class A-J, Class B, Class C, Class D, Class E and Class F Certificates
     and (d) the lesser of $6,254,000 and the Certificate Balance of the Class G
     Certificates;

          (7) after the Distribution Date in November 2010 through and including the Distribution Date in November 2011, the sum of (a) the lesser of
     $312,604,000 and the Certificate Balance of the Class A-6 Certificates, (b)
     the lesser of $270,664,000 and the Certificate Balance of the Class A-1A
     Certificates, (c) the aggregate of the Certificate Balance of the Class
     A-J, Class B, Class C, Class D and Class E Certificates; and (d) the lesser of $9,924,000 and the Certificate Balance of the Class F Certificates; and

          (8) after the Distribution Date in November 2011, $0.

     The initial Notional Amount of the Class X-2 Certificates will be approximately $1,917,535,000.

     The Class A-1A, Class F, Class G, Class H, Class J, Class K, Class L,
Class M, Class N, Class P, Class Q and Class NR Certificates will have an aggregate initial Certificate Balance of approximately $632,095,292.

     The Class S Certificates will not have a Certificate Balance and will be entitled to receive only Excess Interest received on the ARD Loans.

                                      S-96

     The Offered Certificates will be maintained and transferred in book-entry form and issued in denominations of $10,000 initial Certificate Balance, and integral multiples of $1 in excess of that amount. The "Percentage Interest"
evidenced by any Certificate (other than the Residual Certificates) is equal to its initial denomination as of the Closing Date, divided by the initial
Certificate Balance or Notional Amount of the Class to which it belongs.

     The Offered Certificates will initially be represented by one or more global certificates registered in the name of the nominee of The Depository
Trust Company ("DTC"). The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No person acquiring an interest in the Offered
Certificates (this person, a "Certificate Owner") will be entitled to receive an Offered Certificate in fully registered, certificated form, a definitive certificate, representing its interest in that Class, except as set forth under
"--Book-Entry Registration and Definitive Certificates" below. Unless and until definitive certificates are issued, all references to actions by holders of the
Offered Certificates will refer to actions taken by DTC upon instructions received from Certificate Owners through its participating organizations
(together with Clearstream Banking, societe anonyme ("Clearstream") and
Euroclear Bank, as operator of the Euroclear System ("Euroclear"), participating organizations (the "Participants"), and all references in this prospectus supplement to payments, notices, reports and statements to holders of the Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered
Certificates, for distribution to Certificate Owners through DTC and its
Participants in accordance with DTC procedures. See "Description of the
Certificates--Book-Entry Registration and Definitive Certificates" in the
prospectus.

     Until definitive certificates are issued, interests in any Class of
Offered Certificates will be transferred on the book-entry records of DTC and its Participants.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     General. Certificate Owners may hold their Certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are
Participants in that system, or indirectly through organizations that are
Participants in those systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear
Participants, respectively, through customers' securities accounts in
Clearstream's and Euroclear's names on the books of their respective depositories (collectively, the "Depositories") which in turn will hold those positions in customers' securities accounts in the Depositories' names on the books of DTC. DTC is a limited purpose trust company organized under the New
York Banking Law, a "banking organization" within the meaning of the New York
Banking Law, a member of the Federal Reserve System, a "clearing corporation"
within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of
1934, as amended. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between
Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations ("Direct
Participants"). Indirect access to the DTC system also is available to others
(such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant), either directly or indirectly ("Indirect Participants"). Transfers between DTC Participants will occur in accordance with DTC rules.

     Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or
Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures.
If the transaction complies with all relevant requirements, Euroclear or
Clearstream, as the case may be, will then deliver instructions to the
Depository to take action to effect final settlement on its behalf.

                                      S-97

     Because of time-zone differences, it is possible that credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC
Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and those credits or any transactions in those securities settled during this processing will be reported to the relevant Clearstream Participant or Euroclear
Participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a
Euroclear Participant to a DTC Participant will be received with value on the
DTC settlement date but, due to time-zone differences, may be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

     Certificate Owners that are not Direct or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Offered Certificates may do so only through Direct and Indirect
Participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the Offered Certificates from the Paying Agent through DTC and its Direct and Indirect Participants. Accordingly, Certificate
Owners may experience delays in their receipt of payments, since those payments will be forwarded by the Paying Agent to Cede & Co., as nominee of DTC. DTC will forward those payments to its Participants, which thereafter will forward them to Indirect Participants or beneficial owners of Offered Certificates.
Except as otherwise provided under "--Reports to Certificateholders; Certain
Available Information" below, Certificate Owners will not be recognized by the
Trustee, the Paying Agent, the Special Servicer or the Servicer as holders of record of Certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of
Certificateholders only indirectly through DTC and its Direct and Indirect
Participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of the Offered Certificates among Participants and to receive and transmit distributions of principal of, and interest on, the Offered Certificates.
Direct and Indirect Participants with which Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit the distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess physical certificates evidencing their interests in the
Offered Certificates, the Rules provide a mechanism by which Certificate
Owners, through their Direct and Indirect Participants, will receive distributions and will be able to transfer their interests in the Offered
Certificates.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of
Certificateholders to pledge the Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to the
Certificates, may be limited due to the lack of a physical certificate for the
Certificates.

     DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing
Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of Participants whose holdings include the undivided interests.

     Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in global certificates among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with the foregoing procedures, and the foregoing procedures may be discontinued at any time.

     None of the Depositor, the Servicer, the Underwriters, the Special
Servicer, the Trustee or the Paying Agent will have any liability for any actions taken by DTC, Euroclear or Clearstream, their respective Direct or
Indirect Participants or their nominees, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Offered Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to that beneficial ownership interest. The information in this prospectus supplement concerning DTC, Clearstream and Euroclear and their book-entry systems has

                                      S-98

been obtained from sources believed to be reliable, but the Depositor takes no responsibility for the accuracy or completeness of the information.

     Definitive Certificates. Definitive certificates will be issued to
Certificate Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth under "Description of the
Certificates--Book-Entry Registration and Definitive Certificates" in the
prospectus.

     Upon the occurrence of an event described in the prospectus in the second to last paragraph under "Description of the Certificates--Book-Entry
Registration and Definitive Certificates," the Paying Agent is required to notify, through DTC, Direct Participants who have ownership of Offered
Certificates as indicated on the records of DTC of the availability of definitive certificates. Upon surrender by DTC of the global certificates representing the Offered Certificates and upon receipt of instructions from DTC for re-registration, the Paying Agent will reissue the Offered Certificates as definitive certificates issued in the respective Certificate Balances or
Notional Amounts, as applicable, owned by individual Certificate Owners, and thereafter the Trustee, the Paying Agent, the Special Servicer and the Servicer
will recognize the holders of those definitive certificates as
Certificateholders under the Pooling and Servicing Agreement.

     For additional information regarding DTC and Certificates maintained on the book-entry records of DTC, see "Description of the Certificates--Book-Entry
Registration and Definitive Certificates" in the prospectus.

DISTRIBUTIONS

     Method, Timing and Amount. Distributions on the Certificates are required to be made by the Paying Agent, to the extent of available funds, on the 12th day of each month or, if the 12th day is not a business day, then on the next succeeding business day, commencing in December 2004 (each, a "Distribution
Date"). The "Determination Date" for any Distribution Date will be the fourth business day prior to the related Distribution Date. All distributions (other than the final distribution on any Certificate) are required to be made to the
Certificateholders in whose names the Certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the
"Record Date" will be the last business day of the month preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if the Certificateholder has provided the Paying Agent with written wiring instructions no less than five business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any Certificate is required to be made in like manner, but only upon presentation and surrender of the
Certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a Class of
Certificates will be allocated pro rata among the outstanding Certificates of that Class based on their respective Percentage Interests.

     The Servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts (collectively, the
"Certificate Account") as described in the Pooling and Servicing Agreement. The
Servicer is required to deposit in the Certificate Account on a daily basis
(and in no event later than the business day following receipt in available funds) all payments and collections due after the cut-off date and other amounts received or advanced with respect to the mortgage loans (including, without limitation, all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related mortgage loan or in connection with the full or partial condemnation of a Mortgaged Property (the "Insurance and Condemnation
Proceeds") and other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired by foreclosure or otherwise (the "Liquidation Proceeds")), and will be permitted to make withdrawals therefrom as set forth in the Pooling and Servicing Agreement.
Notwithstanding the foregoing, Insurance and Condemnation Proceeds and
Liquidation Proceeds will be limited, in the case of any loan in a split loan structure, to

                                      S-99

the portion of such amounts that are payable to the holder of the mortgage loan included in the trust pursuant to the related intercreditor agreement.

     The Paying Agent is required to establish and maintain accounts (the
"Upper-Tier Distribution Account" and the "Lower-Tier Distribution Account,"
each of which may be sub-accounts of a single account (collectively, the
"Distribution Account")), in the name of the Trustee and for the benefit of the
Certificateholders. On each Distribution Date, the Paying Agent is required to apply amounts on deposit in the Upper-Tier Distribution Account (which will include all funds that were remitted by the Servicer from the Certificate
Account plus, among other things, any P&I Advances less amounts, if any, distributable to the Class LR Certificates as set forth in the Pooling and
Servicing Agreement) generally to make distributions of interest and principal from the Available Distribution Amount to the Certificateholders as described in this prospectus supplement. Each of the Certificate Account and the
Distribution Account will conform to certain eligibility requirements set forth in the Pooling and Servicing Agreement.

     The Paying Agent is required to establish and maintain an "Interest
Reserve Account," which may be a sub-account of the Distribution Account, in the name of the Trustee for the benefit of the holders of the Certificates. On the Servicer Remittance Date occurring each February and on any Servicer
Remittance Date occurring in any January which occurs in a year that is not a leap year, the Paying Agent will be required to deposit amounts remitted by the
Servicer or P&I Advances made on the related mortgage loans into the Interest
Reserve Account during the related interest period, in respect of the mortgage loans that accrue interest on an Actual/360 Basis (collectively, the "Withheld
Loans"), an amount equal to one day's interest at the Net Mortgage Rate for each Withheld Loan on its Stated Principal Balance as of the Distribution Date
in the month preceding the month in which the related Servicer Remittance Date occurs, to the extent a Periodic Payment or P&I Advance is made in respect of the mortgage loans (all amounts so deposited in any consecutive January (if applicable) and February, "Withheld Amounts"). On the Servicer Remittance Date
occurring each March, the Paying Agent will be required to withdraw from the
Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier Distribution Account.

     The Paying Agent is required to establish and maintain an "Excess Interest
Distribution Account," which may be a sub-account of the Distribution Account, in the name of the Trustee for the benefit of the holders of the Class S
Certificates. Prior to the applicable Distribution Date, the Servicer is required to remit to the Paying Agent for deposit into the Excess Interest
Distribution Account an amount equal to the Excess Interest received prior to the related Determination Date.

     The Paying Agent is required to establish and maintain an account (the
"Gain on Sale Reserve Account"), which may be a sub-account of the Distribution
Account, in the name of the Trustee on behalf of the Certificateholders. To the extent that gains realized on sales of Mortgaged Properties, if any, are not used to offset Collateral Support Deficits previously allocated to the
Certificates, such gains will be held and applied to offset future Collateral
Support Deficits, if any.

     The Servicer is authorized but not required to direct the investment of funds held in the Certificate Account in U.S. government securities and other obligations that are acceptable to each of the Rating Agencies ("Permitted
Investments"). The Servicer will be entitled to retain any interest or other income earned on such funds and the Servicer will be required to bear any losses resulting from the investment of such funds, as provided in the Pooling and Servicing Agreement. Funds held in the Lower-Tier Distribution Account, the
Upper-Tier Distribution Account, the Interest Reserve Account, the Gain on Sale
Reserve Account and the Excess Interest Distribution Account will not be invested.

     The aggregate amount available for distribution to Certificateholders
(other than the holders of the Class S Certificates) on each Distribution Date
(the "Available Distribution Amount") will, in general, equal the sum of the following amounts (without duplication):

          (x) the total amount of all cash received on the mortgage loans and any REO Properties that are on deposit in the Certificate Account, the
     Lower-Tier Distribution Account and, without duplication, the REO Account, as of the related Servicer Remittance Date, exclusive of (without duplication):

                                     S-100

               (1) all scheduled payments of principal and/or interest (the
          "Periodic Payments") and balloon payments collected but due on a due date subsequent to the related Due Period;

               (2) all unscheduled payments of principal (including
          prepayments), unscheduled interest, Liquidation Proceeds, Insurance and Condemnation Proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each mortgage loan with a due date occurring after the related Determination Date, the related due date);

               (3) all amounts in the Certificate Account that are due or reimbursable to any person other than the Certificateholders;

               (4) with respect to each Withheld Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year, the related Withheld Amount to the extent those funds are on deposit in the Certificate Account;

               (5) Excess Interest;

               (6) all Yield Maintenance Charges;

               (7) all amounts deposited in the Certificate Account, the
          Lower-Tier Distribution Account and without duplication, the REO
          Account in error; and

               (8) any accrued interest on a mortgage loan allocable to the default interest rate for such mortgage loan, to the extent permitted by law, as more particularly defined in the related mortgage loan documents, excluding any interest calculated at the Mortgage Rate for the related mortgage loan;

          (y) all P&I Advances made by the Servicer or the Trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders).
     See "Description of the Pooling Agreements--Certificate Account" in the
     prospectus; and

          (z) with respect to the Distribution Date occurring in each March, the related Withheld Amounts required to be deposited in the Lower-Tier
     Distribution Account pursuant to the Pooling and Servicing Agreement.

     The "Due Period" for each Distribution Date and any mortgage loan will be the period commencing on the day immediately following the due date for the mortgage loan in the month preceding the month in which that Distribution Date occurs and ending on and including the due date for the mortgage loan in the month in which that Distribution Date occurs.

     Notwithstanding the foregoing, in the event that the last day of a Due
Period (or applicable grace period) is not a business day, any Periodic
Payments received with respect to the mortgage loans relating to the related
Due Period on the business day immediately following that day will be deemed to have been received during that Due Period and not during any other Due Period.

     Priority. On each Distribution Date, for so long as the Certificate
Balances of the Certificates have not been reduced to zero, the Paying Agent is required to apply amounts on deposit in the Upper-Tier Distribution Account, to the extent of the Available Distribution Amount, in the following order of priority:

     First, to pay interest, concurrently, (i) on the Class A-1, Class A-2,
Class A-3, Class A-4, Class A-5 and Class A-6 Certificates, pro rata, from the
Available Distribution Amount for such Distribution Date attributable to mortgage loans in Loan Group 1 up to an amount equal to the aggregate Interest
Distribution Amount for those Classes; (ii) on the Class A-1A Certificates from the portion of the Available Distribution Amount for such Distribution Date attributable to mortgage loans in Loan Group 2 up to an amount equal to the aggregate Interest Distribution Amount for such Class; and (iii) on the Class
X-1 and Class X-2 Certificates, pro rata, from the portion of the Available
Distribution Amount for such Distribution Date up to an amount equal to the aggregate Interest Distribution Amount for those Classes, without regard to
Loan Group, in each case based upon their respective

                                     S-101

entitlements to interest for that Distribution Date; provided, however, on any
Distribution Date where the Available Distribution Amount (or applicable portion of the Available Distribution Amount) is not sufficient to make distributions in full to the related Classes of Certificates as described above, the Available Distribution Amount will be allocated among the above
Classes of Certificates without regard to Loan Group, pro rata, in accordance with the respective amounts of Distributable Certificate Interest in respect of such Classes of Certificates on such Distribution Date, in an amount equal to all Interest Distribution Amounts in respect of each such Class of Certificates for such Distribution Date;

     Second, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5,
Class A-6 and Class A-1A Certificates, in reduction of the Certificate Balances of those Classes: (i)(A) to the Class A-1 Certificates, in an amount equal to the Group 1 Principal Distribution Amount and, after the Class A-1A
Certificates have been reduced to zero, the Group 2 Principal Distribution
Amount remaining after payments to the Class A-1A Certificates have been made on such Distribution Date, until the Class A-1 Certificates are reduced to zero, (B) to the Class A-2 Certificates, in an amount equal to the Group 1
Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1 Certificates) and, after the Class A-1A
Certificates have been reduced to zero, the Group 2 Principal Distribution
Amount remaining after payments to the Class A-1A and Class A-1 Certificates have been made on such Distribution Date, until the Class A-2 Certificates are reduced to zero, (C) to the Class A-3 Certificates, in an amount equal to the
Group 1 Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1 and Class A-2 Certificates) and, after the Class
A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution
Amount remaining after payments to the Class A-1A, Class A-1 and Class A-2
Certificates have been made on such Distribution Date, until the Class A-3
Certificates are reduced to zero, (D) to the Class A-4 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2 and Class A-3
Certificates) and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class
A-1A, Class A-1, Class A-2 and Class A-3 Certificates have been made on such
Distribution Date, until the Class A-4 Certificates are reduced to zero, (E) to the Class A-5 Certificates, in an amount equal to the Group 1 Principal
Distribution Amount (or the portion of it remaining after distributions on the
Class A-1, Class A-2, Class A-3 and Class A-4 Certificates) and, after the
Class A-1A Certificates have been reduced to zero, the Group 2 Principal
Distribution Amount remaining after payments to the Class A-1A, Class A-1,
Class A-2, Class A-3 and Class A-4 Certificates have been made on such
Distribution Date, until the Class A-5 Certificates are reduced to zero and (F)
to the Class A-6 Certificates, in an amount equal to the Group 1 Principal
Distribution Amount (or the portion of it remaining after distributions on the
Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates) and,
after the Class A-1A Certificates have been reduced to zero, the Group 2
Principal Distribution Amount remaining after payments to the Class A-1A, Class
A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates have been made on such Distribution Date, until the Class A-6 Certificates are reduced to zero and (ii) to the Class A-1A Certificates, in an amount equal to the Group 2
Principal Distribution Amount and, after the Class A-6 Certificates have been reduced to zero, the Group 1 Principal Distribution Amount remaining after payments to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class
A-6 Certificates have been made on such Distribution Date, until the Class A-1A
Certificates are reduced to zero;

     Third, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class
A-6 and Class A-1A Certificates, pro rata (based upon the aggregate unreimbursed Collateral Support Deficit allocated to each Class), until all amounts of Collateral Support Deficit previously allocated to those Classes, but not previously reimbursed, have been reimbursed in full;

     Fourth, to the Class A-J Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Fifth, following reduction of the Certificate Balances of the Class A
Certificates to zero, to the Class A-J Certificates, in reduction of their
Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

                                     S-102

     Sixth, to the Class A-J Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class A-J Certificates, but not previously reimbursed, have been reimbursed in full;

     Seventh, to the Class B Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Eighth, following reduction of the Certificate Balances of the Class A and
Class A-J Certificates to zero, to the Class B Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount
(or the portion of it remaining after distributions on the Class A and Class
A-J Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     Ninth, to the Class B Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class B Certificates, but not previously reimbursed, have been reimbursed in full;

     Tenth,to the Class C Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Eleventh, following reduction of the Certificate Balances of the Class A,
Class A-J and Class B Certificates to zero, to the Class C Certificates, in reduction of their Certificate Balance, an amount equal to the Principal
Distribution Amount (or the portion of it remaining after distributions on the
Class A, Class A-J and Class B Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     Twelfth, to the Class C Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class C Certificates, but not previously reimbursed, have been reimbursed in full;

     Thirteenth, to the Class D Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Fourteenth, following reduction of the Certificate Balances of the Class
A, Class A-J, Class B and Class C Certificates to zero, to the Class D
Certificates, in reduction of their Certificate Balance, an amount equal to the
Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class A-J, Class B and Class C Certificates on
that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     Fifteenth, to the Class D Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class D Certificates, but not previously reimbursed, have been reimbursed in full;

     Sixteenth, to the Class E Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Seventeenth, following reduction of the Certificate Balances of the Class
A, Class A-J, Class B, Class C and Class D Certificates to zero, to the Class E
Certificates, in reduction of their Certificate Balance, an amount equal to the
Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class A-J, Class B, Class C and Class D
Certificates on that Distribution Date), until the Certificate Balance of that
Class is reduced to zero;

     Eighteenth, to the Class E Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class E Certificates, but not previously reimbursed, have been reimbursed in full;

     Nineteenth, to the Class F Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Twentieth, following reduction of the Certificate Balances of the Class A,
Class A-J, Class B, Class C, Class D and Class E Certificates to zero, to the
Class F Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class A-J, Class B, Class C, Class D and
Class E Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     Twenty-first, to the Class F Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class F Certificates, but not previously reimbursed, have been reimbursed in full;

                                     S-103

     Twenty-second, to the Class G Certificates, in respect of interest up to an amount equal to the Interest Distribution Amount for that Class;

     Twenty-third, following reduction of the Certificate Balances of the Class
A, Class A-J, Class B, Class C, Class D, Class E and Class F Certificates to
zero, to the Class G Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class A-J, Class B, Class C,
Class D, Class E and Class F Certificates on that Distribution Date), until the
Certificate Balance of that Class is reduced to zero;

     Twenty-fourth, to the Class G Certificates, until all amounts of
Collateral Support Deficit previously allocated to the Class G Certificates, but not previously reimbursed, have been reimbursed in full;

     Twenty-fifth, to the Class H Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Twenty-sixth, following reduction of the Certificate Balances of the Class
A, Class A-J, Class B, Class C, Class D, Class E, Class F and Class G
Certificates to zero, to the Class H Certificates, in reduction of their
Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class A-J,
Class B, Class C, Class D, Class E, Class F and Class G Certificates on that
Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     Twenty-seventh, to the Class H Certificates, until all amounts of
Collateral Support Deficit previously allocated to the Class H Certificates, but not previously reimbursed, have been reimbursed in full;

     Twenty-eighth, to the Class J Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Twenty-ninth, following reduction of the Certificate Balances of the Class
A, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G and Class H
Certificates to zero, to the Class J Certificates, in reduction of their
Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class A-J,
Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates
on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     Thirtieth, to the Class J Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class J Certificates, but not previously reimbursed, have been reimbursed in full;

     Thirty-first, to the Class K Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Thirty-second, following reduction of the Certificate Balances of the
Class A, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class
H and Class J Certificates to zero, to the Class K Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution
Amount (or the portion of it remaining after distributions on the Class A,
Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H and
Class J Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     Thirty-third, to the Class K Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class K Certificates, but not previously reimbursed, have been reimbursed in full;

     Thirty-fourth, to the Class L Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Thirty-fifth, following reduction of the Certificate Balances of the Class
A, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H,
Class J and Class K Certificates to zero, to the Class L Certificates, in reduction of their Certificate Balance, an amount equal to the Principal
Distribution Amount (or the portion of it remaining after distributions on the
Class A, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class
H, Class J and Class K Certificates on that Distribution Date), until the
Certificate Balance of that Class is reduced to zero;

                                     S-104

     Thirty-sixth, to the Class L Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class L Certificates, but not previously reimbursed, have been reimbursed in full;

     Thirty-seventh, to the Class M Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Thirty-eighth, following reduction of the Certificate Balances of the
Class A, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class
H, Class J, Class K and Class L Certificates to zero, to the Class M
Certificates, in reduction of their Certificate Balance, an amount equal to the
Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class A-J, Class B, Class C, Class D, Class E,
Class F, Class G, Class H, Class J, Class K and Class L Certificates on that
Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     Thirty-ninth, to the Class M Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class M Certificates, but not previously reimbursed, have been reimbursed in full;

     Fortieth, to the Class N Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Forty-first, following reduction of the Certificate Balances of the Class
A, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H,
Class J, Class K, Class L and Class M Certificates to zero, to the Class N
Certificates, in reduction of their Certificate Balance, an amount equal to the
Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class A-J, Class B, Class C, Class D, Class E,
Class F, Class G, Class H, Class J, Class K, Class L and Class M Certificates
on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     Forty-second, to the Class N Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class N Certificates, but not previously reimbursed, have been reimbursed in full;

     Forty-third, to the Class P Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Forty-fourth, following reduction of the Certificate Balances of the Class
A, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H,
Class J, Class K, Class L, Class M and Class N Certificates to zero, to the
Class P Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class A-J, Class B, Class C, Class D, Class
E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N
Certificates on that Distribution Date), until the Certificate Balance of that
Class is reduced to zero;

     Forty-fifth, to the Class P Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class P Certificates, but not previously reimbursed, have been reimbursed in full;

     Forty-sixth, to the Class Q Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Forty-seventh, following reduction of the Certificate Balances of the
Class A, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class
H, Class J, Class K, Class L, Class M, Class N and Class P Certificates to
zero, to the Class Q Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class A-J, Class B, Class C,
Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class
M, Class N and Class P Certificates on that Distribution Date), until the
Certificate Balance of that Class is reduced to zero;

     Forty-eighth, to the Class Q Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class Q Certificates, but not previously reimbursed, have been reimbursed in full;

     Forty-ninth, to the Class NR Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Fiftieth, following reduction of the Certificate Balances of the Class A,
Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class
J, Class K, Class L, Class M, Class N, Class P and Class Q Certificates to
zero, to the Class NR Certificates, in reduction of their Certificate Balance, an amount

                                     S-105

equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class A-J, Class B, Class C, Class D, Class
E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N,
Class P and Class Q Certificates on that Distribution Date), until the
Certificate Balance of that Class is reduced to zero;

     Fifty-first, to the Class NR Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class NR Certificates, but not previously reimbursed, have been reimbursed in full; and

     Fifty-second, to the Class R Certificates, the amount, if any, of the
Available Distribution Amount remaining in the Upper-Tier Distribution Account, and to the Class LR Certificates, the amount remaining in the Lower-Tier
Distribution Account with respect to that Distribution Date.

     Reimbursement of previously allocated Collateral Support Deficit will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of Certificates in respect of which a reimbursement is made.

     Notwithstanding the distribution priority second set forth above, on and after the Distribution Date on which the Certificate Balances of the
Subordinate Certificates have all been reduced to zero as a result of the allocation of mortgage loan losses to those certificates (that date, the
"Cross-Over Date"), the Principal Distribution Amount will be distributed, pro rata (based upon their respective Certificate Balances), among the Class A-1,
Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 and Class A-1A
Certificates without regard to the priorities set forth above.

     Pass-Through Rates. The interest rate (the "Pass-Through Rate") applicable to each Class of Certificates (other than the Class S Certificates and the
Residual Certificates) for any Distribution Date will equal the rates set forth below:

     The Pass-Through Rate on the Class A-1 Certificates is a per annum rate equal to %.

     The Pass-Through Rate on the Class A-2 Certificates is a per annum rate equal to %.

     The Pass-Through Rate on the Class A-3 Certificates is a per annum rate equal to %.

     The Pass-Through Rate on the Class A-4 Certificates is a per annum rate equal to %.

     The Pass-Through Rate on the Class A-5 Certificates is a per annum rate equal to %.

     The Pass-Through Rate on the Class A-6 Certificates is a per annum rate equal to %.

     The Pass-Through Rate on the Class A-1A Certificates is a per annum rate equal to %.

     The Pass-Through Rate on the Class A-J Certificates is a per annum rate equal to %.

     The Pass-Through Rate on the Class B Certificates is a per annum rate equal to %.

     The Pass-Through Rate on the Class C Certificates is a per annum rate equal to %.

     The Pass-Through Rate on the Class D Certificates is a per annum rate equal to %.

     The Pass-Through Rate on the Class E Certificates is a per annum rate equal to %.

     The Pass-Through Rate on the Class F Certificates is a per annum rate equal to %.

     The Pass-Through Rate on the Class G Certificates is a per annum rate equal to %.

     The Pass-Through Rate on the Class H Certificates is a per annum rate equal to %.

     The Pass-Through Rate on the Class J Certificates is a per annum rate equal to %.

     The Pass-Through Rate on the Class K Certificates is a per annum rate equal to %, subject to a maximum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class L Certificates is a per annum rate equal to %, subject to a maximum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class M Certificates is a per annum rate equal to %, subject to a maximum rate equal to the WAC Rate.

                                     S-106

     The Pass-Through Rate on the Class N Certificates is a per annum rate equal to %, subject to a maximum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class P Certificates is a per annum rate equal to %, subject to a maximum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class Q Certificates is a per annum rate equal to %, subject to a maximum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class NR Certificates is a per annum rate equal to %, subject to a maximum rate equal to the WAC Rate.

     The Pass Through Rate applicable to the Class X-1 and Class X-2
Certificates for the initial Distribution Date will equal approximately % and %
per annum, respectively.

     The Pass-Through Rate for the Class X-1 Certificates for each Distribution
Date will equal the weighted average of the respective Class X-1 Strip Rates, at which interest accrues from time to time on the respective components (the
"Class X-1 Components") of the Class X-1 Certificates outstanding immediately prior to such Distribution Date (weighted on the basis of the respective balances of those Class X-1 Components immediately prior to the Distribution
Date). Each Class X-1 Component will be comprised of all or a designated portion of the Certificate Balance of one of the Classes of Principal Balance
Certificates. In general, the Certificate Balance of each Class of Principal
Balance Certificates will constitute a separate Class X-1 Component. However, if a portion, but not all, of the Certificate Balance of any particular Class of Principal Balance Certificates is identified under "--General" above as being part of the Notional Amount of the Class X-2 Certificates immediately prior to any Distribution Date, then the identified portion of the Certificate
Balance will also represent one or more separate Class X-1 Components for purposes of calculating the Pass-Through Rate of the Class X-1 Certificates,
and the remaining portion of the Certificate Balance will represent one or more separate Class X-1 Components for purposes of calculating the Pass-Through Rate of the Class X-1 Certificates. For each Distribution Date through and including the Distribution Date in November 2011, the "Class X-1 Strip Rate" for each
Class X-1 Component will be calculated as follows:

          (1) if such Class X-1 Component consists of the entire Certificate
     Balance of any Class of Principal Balance Certificates, and if the
     Certificate Balance also constitutes, in its entirety, a Class X-2
     Component immediately prior to the Distribution Date, then the applicable
     Class X-1 Strip Rate will equal the excess, if any, of (a) the WAC Rate for the Distribution Date, over (b)(x) with respect to the Class , Class and
     Class Certificates, the sum of (i) the Class X-2 Strip Rate for the
     applicable Class X-2 Component and (ii) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Principal Balance
     Certificates and (y) for each other Class of Principal Balance
     Certificates, the greater of (i) the reference rate specified on Schedule I for such Distribution Date and (ii) the Pass-Through Rate in effect for the
     Distribution Date for the applicable Class of Principal Balance
     Certificates;

          (2) if such Class X-1 Component consists of a designated portion (but not all) of the Certificate Balance of any Class of Principal Balance
     Certificates, and if the designated portion of the Certificate Balance also constitutes a Class X-2 Component immediately prior to the Distribution
     Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the WAC Rate for the Distribution Date, over (b)(x) with respect to the Class , Class and Class Certificates, the sum of (i) the
     Class X-2 Strip Rate for the applicable Class X-2 Component and (ii) the
     Pass-Through Rate in effect for the Distribution Date for the applicable
     Class of Principal Balance Certificates and (y) for each other Class of
     Principal Balance Certificates, the greater of (i) the reference rate specified on Schedule I for such Distribution Date and (ii) the
     Pass-Through Rate in effect for the Distribution Date for the applicable
     Class of Principal Balance Certificates;

          (3) if such Class X-1 Component consists of the entire Certificate
     Balance of any Class of Principal Balance Certificates, and if the
     Certificate Balance does not, in whole or in part, also constitute a Class
     X-2 Component immediately prior to the Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the
     WAC Rate for the Distribution Date, over (b) the Pass-Through Rate in effect for the Distribution Date for the Class of Principal Balance
     Certificates; and

                                     S-107

          (4) if such Class X-1 Component consists of a designated portion (but not all) of the Certificate Balance of any Class of Principal Balance
     Certificates, and if the designated portion of the Certificate Balance does not also constitute a Class X-2 Component immediately prior to the
     Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the WAC Rate for the Distribution Date, over (b) the
     Pass-Through Rate in effect for the Distribution Date for the applicable
     Class of Principal Balance Certificates.

     For each Distribution Date after the Distribution Date in November 2011, the Certificate Balance of each Class of Principal Balance Certificates will constitute one or more separate Class X-1 Components, and the applicable Class
X-1 Strip Rate with respect to each such Class X-1 Component for each
Distribution Date will equal the excess, if any, of (a) the WAC Rate for the
Distribution Date, over (b) the Pass-Through Rate in effect for the
Distribution Date for the Class of Principal Balance Certificates whose
Certificate Balance makes up the applicable Class X-1 Component.

     The Pass-Through Rate for the Class X-2 Certificates, for each
Distribution Date through and including the Distribution Date in November 2011, will equal the weighted average of the respective Class X-2 Strip Rates, at which interest accrues from time to time on the respective components (each, a
"Class X-2 Component") of the Class X-2 Certificates outstanding immediately prior to the Distribution Date (weighted on the basis of the balances of the applicable Class X-2 Components immediately prior to the Distribution Date).
Each Class X-2 Component will be comprised of all or a designated portion of the Certificate Balance of a specified Class of Principal Balance Certificates.
If all or a designated portion of the Certificate Balance of any Class of
Principal Balance Certificates is identified under "--General" above as being part of the Notional Amount of the Class X-2 Certificates immediately prior to any Distribution Date, then that Certificate Balance (or designated portion of that Certificate Balance) will represent one or more separate Class X-2
Components for purposes of calculating the Pass-Through Rate of the Class X-2
Certificates. For each Distribution Date through and including the Distribution
Date in November 2011, the "Class X-2 Strip Rate" for each Class X-2 Component will equal:

          (x) with respect to the Class   , Class    and Class    Certificates,
     the lesser of:

               (1) the Class X-2 Fixed Strip Rate (as defined in the table below), and

               (2) the WAC Rate for such Distribution Date less the Pass-Through
          Rate in effect on such Distribution Date for the Class of Principal
          Balance Certificates whose Certificate Balance, or a designated portion of that Certificate Balance, comprises such Class X-2
          Component, and

          (y) with respect to each other Class of Principal Balance
     Certificates, the excess, if any, of:

               (1) the lesser of (a) the reference rate specified on Schedule I for such Distribution Date and (b) the WAC Rate for such Distribution
          Date, over

               (2) the Pass-Through Rate in effect on such Distribution Date for the Class of Principal Balance Certificates whose Certificate Balance, or a designated portion of that Certificate Balance, comprises such
          Class X-2 Component.

     After the Distribution Date in November 2011, the Class X-2 Certificates
will cease to accrue interest and will have a 0% Pass-Through Rate.

                                                                                    CLASS X-2
 CLASS X-2 COMPONENT RELATING TO THE FOLLOWING PRINCIPAL BALANCE CERTIFICATE     FIXED STRIP RATE
-----------------------------------------------------------------------------   -----------------

Class   .....................................................................            %
Class   .....................................................................            %
Class   .....................................................................            %

     The Pass-Through Rate on each Class of Offered Certificates for the first
Distribution Date is expected to be as set forth on page S-7 of this prospectus supplement.

     The "WAC Rate" with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates for the mortgage loans weighted on the basis of their respective Stated Principal Balances as of the
Closing Date, in the case of the first Distribution Date, or, for all other
Distribution Dates, the preceding Distribution Date.

                                     S-108

     The "Net Mortgage Rate" for each mortgage loan is equal to the related
Mortgage Rate in effect from time to time, less the related Administrative Cost
Rate; provided, however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any mortgage loan will be determined without regard to any modification, waiver or amendment of the terms of the mortgage loan, whether agreed to by the Servicer, the Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower.
Notwithstanding the foregoing, for mortgage loans that do not accrue on a
30/360 Basis, then, solely for purposes of calculating the Pass-Through Rate on the Certificates, the Net Mortgage Rate of the mortgage loan for any one-month period preceding a related due date will be the annualized rate at which interest would have to accrue in respect of the mortgage loan on the basis of a
360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the mortgage loan during the one-month period at the related Net Mortgage Rate;
provided, however, that with respect to each Withheld Loan, the Net Mortgage
Rate for the one month period (1) prior to the due dates in January and
February in any year which is not a leap year or in February in any year which is a leap year will be the per annum rate stated in the related Mortgage Note less the related Administrative Cost Rate, and (2) prior to the due date in
March, will be determined inclusive of the amounts withheld for the immediately preceding February and, if applicable, January.

     "Administrative Cost Rate" as of any date of determination and with respect to any mortgage loan will be equal to the sum of the Servicing Fee Rate and the Trustee Fee Rate.

     "Mortgage Rate" with respect to any mortgage loan is the per annum rate at which interest accrues on the mortgage loan as stated in the related Mortgage
Note in each case without giving effect to any default rate or an increased interest rate.

     "Excess Interest" with respect to each ARD Loan is the interest accrued at the related Revised Rate in respect of each ARD Loan in excess of the interest accrued at the related Initial Rate, plus any related interest, to the extent permitted by applicable law.

     Interest Distribution Amount. Interest will accrue for each Class of
Certificates (other than the Class S and Residual Certificates) during the related Interest Accrual Period. The "Interest Distribution Amount" of any
Class of Certificates (other than the Class S and Residual Certificates) for any Distribution Date is an amount equal to the sum of all Distributable
Certificate Interest in respect of that Class for that Distribution Date and, to the extent not previously paid, for all prior Distribution Dates and any
Accrued Interest From Recoveries for such Class, to the extent not previously paid for all prior Distribution Dates.

     "Accrued Interest From Recoveries" in respect of each Distribution Date and any Class of Certificates (other than the Class X, Class S and the Residual
Certificates) that had an increase to its Certificate Balance as a result of a recovery of Nonrecoverable Advances, an amount equal to interest at the
Pass-Through Rate applicable to that Class on the amount of such increase to its Certificate Balance accrued from the Distribution Date on which Collateral
Support Deficit was allocated to such Class as a result of the reimbursement of
Nonrecoverable Advances from the trust to, but not including, the Distribution
Date on which the Certificate Balance was so increased.

     The "Interest Accrual Period" in respect of each Class of Certificates
(other than the Class S and Residual Certificates) for each Distribution Date will be the calendar month prior to the calendar month in which that
Distribution Date occurs and will be calculated on a 30/360 Basis.

     The "Distributable Certificate Interest" in respect of each Class of
Certificates (other than the Class S and Residual Certificates) for each
Distribution Date is equal to one month's interest at the Pass-Through Rate applicable to that Class of Certificates for that Distribution Date accrued for the related Interest Accrual Period on the related Certificate Balance or
Notional Amount, as the case may be, outstanding immediately prior to that
Distribution Date, reduced (other than in the case of the Class X Certificates)
(to not less than zero) by such Class's allocable share (calculated as described below) of the aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the mortgage loans during the related Due Period that are not covered by the Servicer's Compensating Interest
Payment for the related Distribution Date (the aggregate of the

                                     S-109

Prepayment Interest Shortfalls that are not so covered, as to the related
Distribution Date, the "Net Aggregate Prepayment Interest Shortfall").

     The portion of the Net Aggregate Prepayment Interest Shortfall for any
Distribution Date that is allocable to each Class of Certificates (other than the Class S Certificates, the Residual Certificates and the Class X
Certificates) will equal the product of (a) the Net Aggregate Prepayment
Interest Shortfall, multiplied by (b) a fraction, the numerator of which is equal to the Interest Distribution Amount in respect of that Class of
Certificates for the related Distribution Date, and the denominator of which is equal to the aggregate Interest Distribution Amount in respect of all Classes of Certificates (other than the Class S Certificates, the Residual Certificates and the Class X Certificates) for the related Distribution Date.

     Principal Distribution Amount. So long as both the Class A-6 and Class
A-1A Certificates remain outstanding, the Principal Distribution Amount for each Distribution Date will be calculated on a Loan Group-by-Loan Group basis.
On each Distribution Date after the Certificate Balance of either the Class A-6 or Class A-1A Certificates has been reduced to zero, a single Principal
Distribution Amount will be calculated in the aggregate for both Loan Groups.
The "Principal Distribution Amount" for any Distribution Date is an amount equal to the sum of (a) the Principal Shortfall for that Distribution Date, (b)
the Scheduled Principal Distribution Amount for that Distribution Date and (c)
the Unscheduled Principal Distribution Amount for that Distribution Date;
provided, that the Principal Distribution Amount for any Distribution Date will be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances, with interest on such Nonrecoverable Advances that are paid or reimbursed from principal collections on the mortgage loans in a period during which such principal collections would have otherwise been included in the Principal
Distribution Amount for such Distribution Date and (ii) Workout-Delayed
Reimbursement Amounts paid or reimbursed from principal collections on the mortgage loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such
Distribution Date (provided, that, in the case of clause (i) and (ii) above, if any of the amounts that were reimbursed from principal collections on the mortgage loans are subsequently recovered on the related mortgage loan, such recovery will increase the Principal Distribution Amount for the Distribution
Date related to the period in which such recovery occurs).

     The "Group 1 Principal Distribution Amount" for any Distribution Date is
an amount equal to the sum of (a) the Group 1 Principal Shortfall for that
Distribution Date, (b) the Scheduled Principal Distribution Amount for Loan
Group 1 for that Distribution Date and (c) the Unscheduled Principal
Distribution Amount for Loan Group 1 for that Distribution Date; provided, that the Group 1 Principal Distribution Amount for any Distribution Date will be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances, plus interest on such Nonrecoverable Advances, that are paid or reimbursed from principal collections on the mortgage loans in Loan Group 1 in a period during which such principal collections would have otherwise been included in the
Group 1 Principal Distribution Amount for that Distribution Date, (ii)
Workout-Delayed Reimbursement Amounts that are paid or reimbursed from principal collections on the mortgage loans in Loan Group 1 in a period during which such principal collections would have otherwise been included in the
Group 1 Principal Distribution Amount for that Distribution Date and (iii)
following the reimbursements described in clauses (i) and (ii), the excess, if any of (A) the total amount of Nonrecoverable Advances and Workout-Delayed
Reimbursement Amounts, plus interest on such Nonrecoverable Advances and
Workout-Delayed Reimbursement Amounts, that would have been paid or reimbursed from principal collections on the mortgage loans in Loan Group 2 as described in clauses (i) and (ii) of the definition of Group 2 Principal Distribution
Amount had the aggregate amount available for distribution of principal with respect to Loan Group 2 been sufficient to make such reimbursements in full, over (B) the aggregate amount available for distribution of principal with respect to Loan Group 2 for that Distribution Date (provided, further, that, in the case of clauses (i), (ii) and (iii) above, if any of such amounts reimbursed from principal collections on the mortgage loans in Loan Group 1 are subsequently recovered on the related mortgage loan, such recovery will be applied to increase the Group 1 Principal Distribution Amount for the
Distribution Date related to the period in which such recovery occurs).

                                     S-110

     The "Group 2 Principal Distribution Amount" for any Distribution Date is
an amount equal to the sum of (a) the Group 2 Principal Shortfall for that
Distribution Date, (b) the Scheduled Principal Distribution Amount for Loan
Group 2 for that Distribution Date and (c) the Unscheduled Principal
Distribution Amount for Loan Group 2 for that Distribution Date; provided, that the Group 2 Principal Distribution Amount for any Distribution Date will be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances, plus interest on such Nonrecoverable Advances, that are paid or reimbursed from principal collections on the mortgage loans in Loan Group 2 in a period during which such principal collections would have otherwise been included in the
Group 2 Principal Distribution Amount for that Distribution Date, (ii)
Workout-Delayed Reimbursement Amounts that are paid or reimbursed from principal collections on the mortgage loans in Loan Group 2 in a period during which such principal collections would have otherwise been included in the
Group 2 Principal Distribution Amount for that Distribution Date and (iii)
following the reimbursements described in clauses (i) and (ii), the excess, if any of (A) the total amount of Nonrecoverable Advances and Workout-Delayed
Reimbursement Amounts, plus interest on such Nonrecoverable Advances and
Workout-Delayed Reimbursement Amounts, that would have been paid or reimbursed from principal collections on the mortgage loans in Loan Group 1 as described in clauses (i) and (ii) of the definition of Group 1 Principal Distribution
Amount had the aggregate amount available for distribution of principal with respect to Loan Group 1 been sufficient to make such reimbursements in full, over (B) the aggregate amount available for distribution of principal with respect to Loan Group 1 for that Distribution Date (provided, further, that, in the case of clauses (i), (ii) and (iii) above, if any of such amounts reimbursed from principal collections on the mortgage loans in Loan Group 2 are subsequently recovered on the related mortgage loan, such recovery will be applied to increase the Group 2 Principal Distribution Amount for the
Distribution Date related to the period in which such recovery occurs).

     The "Scheduled Principal Distribution Amount" for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments
(excluding balloon payments and Excess Interest) due during or, if and to the extent not previously received or advanced and distributed to
Certificateholders on a preceding Distribution Date, prior to the related Due
Period and all Assumed Scheduled Payments for the related Due Period, in each case to the extent paid by the related borrower as of the related Determination
Date (or, with respect to each mortgage loan with a due date occurring, or a grace period ending, after the related Determination Date, the related due date or, last day of such grace period, as applicable) or advanced by the Servicer or the Trustee, as applicable, and (b) all balloon payments to the extent received on or prior to the related Determination Date (or, with respect to each mortgage loan with a due date occurring, or a grace period ending, after the related Determination Date, the related due date or, last day of such grace period, as applicable, to the extent received by the Servicer as of the business day preceding the related Servicer Remittance Date), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower, including late payments in respect of a delinquent balloon payment, regardless of the timing of those late payments, except to the extent those late payments are otherwise reimbursable to the Servicer or the Trustee, as the case may be, for prior Advances.

     The "Unscheduled Principal Distribution Amount" for each Distribution Date will equal the aggregate of: (a) all prepayments of principal received on the mortgage loans as of the business day preceding the related Servicer Remittance
Date; and (b) any other collections (exclusive of payments by borrowers)
received on the mortgage loans and any REO Properties on or prior to the business day immediately preceding the related Servicer Remittance Date, whether in the form of Liquidation Proceeds, Insurance and Condemnation
Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the Servicer as recoveries of previously unadvanced principal of the related mortgage loan; provided that all such
Liquidation Proceeds and Insurance and Condemnation Proceeds shall be reduced by any unpaid Special Servicing Fees, Liquidation Fees, accrued interest on
Advances and other additional trust fund expenses incurred in connection with the related mortgage loan, thus reducing the Unscheduled Principal Distribution
Amount.

     The "Assumed Scheduled Payment" for any Due Period and with respect to any mortgage loan that is delinquent in respect of its balloon payment (including any REO Loan as to which the balloon

                                     S-111

payment would have been past due), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on that mortgage loan on the related due date based on the constant payment required by the related Mortgage Note or the original amortization schedule of the mortgage loan (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a default or a bankruptcy modification, and (b) interest on the Stated Principal Balance of that mortgage loan at its Mortgage Rate (net of the applicable rate at which the Servicing Fee is calculated).

     For purposes of the foregoing definition of Principal Distribution Amount, the term "Principal Shortfall" for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution
Date exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class
A-1A, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H,
Class J, Class K, Class L, Class M, Class N, Class P, Class Q and Class NR
Certificates on the preceding Distribution Date. There will be no Principal
Shortfall on the first Distribution Date.

     For purposes of the foregoing definition of Group 1 Principal Distribution
Amount, the term "Group 1 Principal Shortfall" for any Distribution Date means the amount, if any, by which (1) the lesser of (a) the Group 1 Principal
Distribution Amount for the prior Distribution Date and (b) the Certificate
Balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class
A-6 Certificates, exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and
Class A-6 Certificates on the preceding Distribution Date. There will be no
Group 1 Principal Shortfall on the first Distribution Date.

     For purposes of the foregoing definition of Group 2 Principal Distribution
Amount, the term "Group 2 Principal Shortfall" for any Distribution Date means the amount, if any, by which (1) the lesser of (a) the Group 2 Principal
Distribution Amount for the prior Distribution Date and (b) the Certificate
Balance of the Class A-1A Certificates, exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1A Certificates on the preceding Distribution Date. There will be no Group 2 Principal Shortfall on the first Distribution Date.

     Certain Calculations with Respect to Individual Mortgage Loans. The Stated
Principal Balance of each mortgage loan outstanding at any time represents the principal balance of the mortgage loan ultimately due and payable to the
Certificateholders. The "Stated Principal Balance" of each mortgage loan will initially equal its Cut-off Date Balance and, on each Distribution Date, will be reduced by the amount of principal payments received from the related borrower or advanced for such Distribution Date. The Stated Principal Balance of a mortgage loan may also be reduced in connection with any forced reduction of its actual unpaid principal balance imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor. See "Certain
Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the prospectus. If any mortgage loan is paid in full or the mortgage loan (or any Mortgaged Property acquired in respect of the mortgage loan) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Due Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal
Balance of the mortgage loan will be zero.

     For purposes of calculating distributions on, and allocations of
Collateral Support Deficit to the Certificates, as well as for purposes of calculating the Servicing Fee and Trustee Fee payable each month, each REO
Property will be treated as if there exists with respect to such REO Property an outstanding mortgage loan (an "REO Loan"), and all references to mortgage loan, mortgage loans and pool of mortgage loans in this prospectus supplement and in the prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO
Loan will generally be deemed to have the same characteristics as its actual predecessor mortgage loan, including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor mortgage loan, including any portion of it payable or reimbursable to the Servicer or Special
Servicer, will continue to be "due" in respect of the REO Loan; and amounts received in respect

                                     S-112

of the related REO Property, net of payments to be made, or reimbursement to the Servicer or Special Servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the Servicer as if received on the predecessor mortgage loan.

     Excess Interest. On each Distribution Date, the Paying Agent is required to distribute any Excess Interest received with respect to ARD Loans on or prior to the related Determination Date to the Class S Certificates.

ALLOCATION OF YIELD MAINTENANCE CHARGES

     On any Distribution Date, Yield Maintenance Charges, if any, collected in respect of the mortgage loans during the related Due Period will be required to be distributed by the Paying Agent to the holders of each Class of Offered
Certificates and the Class A-1A, Class F, Class G, Class H and Class J
Certificates in the following manner: the holders of each Class of Offered
Certificates and the Class A-1A, Class F, Class G, Class H and Class J
Certificates will be entitled to receive, with respect to the related Loan
Group, as applicable, on each Distribution Date an amount of Yield Maintenance
Charges equal to the product of (a) a fraction whose numerator is the amount of principal distributed to such Class on such Distribution Date and whose denominator is the total amount of principal distributed to all of the
Certificates representing principal payments in respect of mortgage loans in
Loan Group 1 or Loan Group 2, as applicable, on such Distribution Date, (b) the
Base Interest Fraction for the related principal prepayment and such Class of
Certificates and (c) the Yield Maintenance Charges collected on such principal prepayment during the related Due Period. If there is more than one such Class of Certificates entitled to distributions of principal with respect to the related Loan Group on any particular Distribution Date on which Yield
Maintenance Charges are distributable, the aggregate amount of such Yield
Maintenance Charges will be allocated among all such Classes up to, and on a pro rata basis in accordance with, their respective entitlements thereto in accordance with, the first sentence of this paragraph. Any Yield Maintenance
Charges collected during the related Due Period remaining after such distributions will be distributed to the holders of the Class X-1 Certificates.

     The "Base Interest Fraction" with respect to any principal prepayment on any mortgage loan and with respect to any Class of the Class A-1, Class A-2,
Class A-3, Class A-4, Class A-5, Class A-6, Class A-1A, Class A-J, Class B,
Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates
is a fraction (A) whose numerator is the greater of (x) zero and (y) the difference between (i) the Pass-Through Rate on such Class of Certificates and
(ii) the Discount Rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment and (B) whose denominator is the difference between (i) the Mortgage Rate on the related mortgage loan and (ii)
the Discount Rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment; provided, however, that under no circumstances will the Base Interest Fraction be greater than one. If such Discount Rate is greater than the Mortgage Rate on the related mortgage loan, then the Base
Interest Fraction will equal zero.

     Notwithstanding the foregoing, any prepayment premiums collected that are calculated under the related mortgage loan documents as a specified percentage of the amount being prepaid will be distributed to the Class X-1 Certificates entirely.

     For a description of Yield Maintenance Charges, see "Description of the
Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment
Provisions" in this prospectus supplement. See also "Risk Factors--Risks
Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or
Defeasance Provisions" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments" in the
prospectus regarding the enforceability of Yield Maintenance Charges.

ASSUMED FINAL DISTRIBUTION DATE; RATED FINAL DISTRIBUTION DATE

     The "Assumed Final Distribution Date" with respect to any Class of Offered
Certificates is the Distribution Date on which the aggregate Certificate
Balance of that Class of Certificates would be

                                     S-113

reduced to zero based on the assumptions set forth below. The Assumed Final
Distribution Date will in each case be as follows:

  CLASS DESIGNATION                             ASSUMED FINAL DISTRIBUTION DATE
--------------------------------------------    -------------------------------

Class A-1 ..................................             December 12, 2006
Class A-2 ..................................                May 12, 2009
Class A-3 ..................................             December 12, 2009
Class A-4 ..................................             September 12, 2011
Class A-5 ..................................               June 12, 2014
Class A-6 ..................................             November 12, 2014
Class A-J ..................................             November 12, 2014
Class B ....................................             November 12, 2014
Class C ....................................             November 12, 2014
Class D ....................................             November 12, 2014
Class E ....................................             November 12, 2014

     The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to a reasonable liquidation time with respect to any mortgage loans that may become delinquent. Accordingly, in the event of defaults on the mortgage loans, the actual final Distribution Date for one or more Classes of the
Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

     In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR and assuming the ARD Loans are prepaid in full on their respective Anticipated Repayment Dates. Since the rate of payment
(including prepayments) of the mortgage loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more Classes of the Offered
Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the mortgage loans will depend on the characteristics of the mortgage loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.
Finally, the Assumed Final Distribution Dates were calculated assuming that there would not be an early termination of the trust fund.

     The "Rated Final Distribution Date" for each Class of Offered Certificates will be November 12, 2039, the first Distribution Date after the 24th month following the end of the stated amortization term for the mortgage loan that, as of the cut-off date, will have the longest remaining amortization term.

SUBORDINATION; ALLOCATION OF COLLATERAL SUPPORT DEFICIT

     The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the mortgage loans will be subordinated, to the extent described in this prospectus supplement, to the rights of holders of the Senior Certificates. Moreover, to the extent described in this prospectus supplement:

     o  the rights of the holders of the Class NR Certificates will be subordinated to the rights of the holders of the Class Q Certificates,

     o  the rights of the holders of the Class Q and Class NR Certificates will be subordinated to the rights of the holders of the Class P
        Certificates,

     o  the rights of the holders of the Class P, Class Q and Class NR
        Certificates will be subordinated to the rights of the holders of the
        Class N Certificates,

     o  the rights of the holders of the Class N, Class P, Class Q and Class NR
        Certificates will be subordinated to the rights of the holders of the
        Class M Certificates,

     o  the rights of the holders of the Class M, Class N, Class P, Class Q and
        Class NR Certificates will be subordinated to the rights of the holders of the Class L Certificates,

                                     S-114

     o  the rights of the holders of the Class L, Class M, Class N, Class P,
        Class Q and Class NR Certificates will be subordinated to the rights of the holders of the Class K Certificates,

     o  the rights of the holders of the Class K, Class L, Class M, Class N,
        Class P, Class Q and Class NR Certificates will be subordinated to the rights of the holders of the Class J Certificates,

     o  the rights of the holders of the Class J, Class K, Class L, Class M,
        Class N, Class P, Class Q and Class NR Certificates will be subordinated to the rights of the holders of the Class H Certificates,

     o  the rights of the holders of the Class H, Class J, Class K, Class L,
        Class M, Class N, Class P, Class Q and Class NR Certificates will be subordinated to the rights of the holders of the Class G Certificates,

     o  the rights of the holders of the Class G, Class H, Class J, Class K,
        Class L, Class M, Class N, Class P, Class Q and Class NR Certificates
        will be subordinated to the rights of the holders of the Class F
        Certificates,

     o  the rights of the holders of the Class F, Class G, Class H, Class J,
        Class K, Class L, Class M, Class N, Class P, Class Q and Class NR
        Certificates will be subordinated to the rights of the holders of the
        Class E Certificates,

     o  the rights of the holders of the Class E, Class F, Class G, Class H,
        Class J, Class K, Class L, Class M, Class N, Class P, Class Q and Class
        NR Certificates will be subordinated to the rights of the holders of the
        Class D Certificates,

     o  the rights of the holders of the Class D, Class E, Class F, Class G,
        Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class Q
        and Class NR Certificates will be subordinated to the rights of the holders of the Class C Certificates,

     o  the rights of the holders of the Class C, Class D, Class E, Class F,
        Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P,
        Class Q and Class NR Certificates will be subordinated to the rights of the holders of the Class B Certificates,

     o  the rights of the holders of the Class B, Class C, Class D, Class E,
        Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N,
        Class P, Class Q and Class NR Certificates will be subordinated to the rights of the holders of the Class A-J Certificates, and

     o  the rights of the holders of the Class A-J, Class B, Class C, Class D,
        Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M,
        Class N, Class P, Class Q and Class NR Certificates will be subordinated to the rights of the holders of the Senior Certificates.

     This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each Distribution Date, and the ultimate receipt by the holders of the Class A Certificates of principal in an amount equal to, in each case, the entire Certificate Balance of the Class A
Certificates. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the
Class A-J Certificates, the holders of the Class B Certificates, the holders of the Class C Certificates, the holders of the Class D Certificates and the holders of the Class E Certificates of the full amount of interest payable in respect of that Class of Certificates on each Distribution Date, and the ultimate receipt by the holders of the Class A-J Certificates, the holders of the Class B Certificates, the holders of the Class C Certificates, the holders of the Class D Certificates and the holders of the Class E Certificates of principal equal to the entire Certificate Balance of each of those Classes of
Certificates.

     The protection afforded to the holders of the Class E Certificates by means of the subordination of the Non-Offered Certificates that are Subordinate
Certificates (the "Non-Offered Subordinate Certificates"), to the holders of the Class D Certificates by the subordination of the Class E Certificates and the Non-Offered Subordinate Certificates, to the holders of the Class C
Certificates by the subordination of the Class D and Class E Certificates and the Non-Offered Subordinate Certificates, to the holders of the Class B
Certificates by the subordination of the Class C, Class D and Class E

                                     S-115

Certificates and the Non-Offered Subordinate Certificates, to the holders of the Class A-J Certificates by the subordination of the Class B, Class C, Class
D and Class E Certificates and to the holders of the Senior Certificates by means of the subordination of the Subordinate Certificates will be accomplished by the application of the Available Distribution Amount on each Distribution
Date in accordance with the order of priority described under "--Distributions"
above and by the allocation of Collateral Support Deficits in the manner described below. No other form of credit support will be available for the benefit of the holders of the Offered Certificates.

     After the Cross-Over Date has occurred, allocation of principal will be made to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6
and Class A-1A Certificates that are still outstanding, pro rata, without regard to Loan Groups, until their Certificate Balances have been reduced to zero. Prior to the Cross-Over Date, allocation of principal will be made (i)
with respect to Loan Group 1, first to the Class A-1 Certificates until their
Certificate Balances have been reduced to zero, second to the Class A-2
Certificates until their Certificate Balances have been reduced to zero, third to the Class A-3 Certificates until their Certificate Balances have been reduced to zero, fourth to the Class A-4 Certificates until their Certificate
Balances have been reduced to zero, fifth to the Class A-5 Certificates until their Certificate Balances have been reduced to zero and sixth to the Class A-6
Certificates until their Certificate Balances have been reduced to zero, and then, if the Class  A-1A Certificates are still outstanding, to the Class A-1A
Certificates until their Certificate Balances have been reduced to zero and
(ii) with respect to Loan Group 2, to the Class A-1A Certificates until their
Certificate Balances have been reduced to zero and then, if any of the Class
A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 Certificates are
still outstanding, first to the Class A-1 Certificates until their Certificate
Balances have been reduced to zero, second to the Class A-2 Certificates until their Certificate Balances have been reduced to zero, third to the Class A-3
Certificates until their Certificate Balances have been reduced to zero, fourth to the Class A-4 Certificates until their Certificate Balances have been reduced to zero, fifth to the Class A-5 Certificates until their Certificate
Balances have been reduced to zero and sixth to the Class A-6 Certificates until their Certificate Balances have been reduced to zero. Allocation to the
Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 and Class A-1A
Certificates, for so long as they are outstanding, of the entire Principal
Distribution Amount with respect to the related Loan Group for each
Distribution Date will have the effect of reducing the aggregate Certificate
Balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6
and Class A-1A Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of mortgage loans will decline. Therefore, as principal is distributed to the holders of the Class
A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 and Class A-1A
Certificates, the percentage interest in the trust fund evidenced by the Class
A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 and Class A-1A
Certificates will be decreased (with a corresponding increase in the percentage interest in the trust fund evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A-1, Class A-2, Class A-3, Class A-4, Class
A-5, Class A-6 and Class A-1A Certificates by the Subordinate Certificates.

     Following retirement of the Class A-1, Class A-2, Class A-3, Class A-4,
Class A-5, Class A-6 and Class A-1A Certificates, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the
Class A-J Certificates, Class B Certificates, Class C Certificates, Class D
Certificates and Class E Certificates, in that order, for so long as they are outstanding, will provide a similar benefit to that Class of Certificates as to the relative amount of subordination afforded by the outstanding Classes of
Certificates (other than the Class S Certificates, the Class X Certificates and the Residual Certificates) with later alphabetical Class designations.

     On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the Paying Agent is required to calculate the amount, if any, by which (1) the aggregate Stated Principal
Balance (for purposes of this calculation only, the aggregate Stated Principal
Balance will not be reduced by the amount of principal payments received on the mortgage loans that were used to reimburse the Servicer, the Special Servicer or the Trustee from general collections of principal on the mortgage loans for
Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the mortgage

                                     S-116

loans including any REO loans expected to be outstanding immediately following that Distribution Date is less than (2) the aggregate Certificate Balance of the Certificates (other than the Class S, Class X and Residual Certificates)
after giving effect to distributions of principal on that Distribution Date
(any deficit, "Collateral Support Deficit"). The Paying Agent will be required to allocate any Collateral Support Deficit among the respective Classes of
Certificates as follows: to the Class NR, Class Q, Class P, Class N, Class M,
Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class
C, Class B and Class A-J Certificates, in that order, and in each case in respect of and until the remaining Certificate Balance of that Class has been reduced to zero. Following the reduction of the Certificate Balances of all
Classes of Subordinate Certificates to zero, the Paying Agent will be required to allocate the Collateral Support Deficit among the Classes of Class A-1,
Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 and Class A-1A
Certificates, pro rata, without regard to Loan Groups (based upon their respective Certificate Balances), until the remaining Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 and Class
A-1A Certificates have been reduced to zero. Any Collateral Support Deficit allocated to a Class of Certificates will be allocated among respective
Certificates of the Class in proportion to the Percentage Interests evidenced by those Certificates.

     Mortgage loan losses and Collateral Support Deficits will not be allocated to the Class S, Class R or Class LR Certificates and will not be directly allocated to the Class X Certificates. However, the Notional Amount of the
Class X Certificates may be reduced if the related Class of Certificates are reduced by such loan losses or such Collateral Support Deficits.

     In general, Collateral Support Deficits could result from the occurrence of: (1) losses and other shortfalls on or in respect of the mortgage loans, including as a result of defaults and delinquencies on the mortgage loans,
Nonrecoverable Advances made in respect of the mortgage loans, the payment to the Special Servicer of any compensation as described in "Servicing of the
Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" in
this prospectus supplement, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-mortgage loan specific expenses of the trust fund, including certain reimbursements to the Trustee as described under "Description of the Pooling Agreements--Certain Matters
Regarding the Trustee" in the prospectus, certain reimbursements to the Paying
Agent as described under "--The Paying Agent" below, certain reimbursements to the Servicer and the Depositor as described under "Description of the Pooling
Agreements--Certain Matters Regarding the Master Servicer and the Depositor" in
the prospectus, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the trust fund as described under "Certain
Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC
Certificates" and "--Taxes That May Be Imposed on the REMIC Pool" in the
prospectus. Accordingly, the allocation of Collateral Support Deficit as described above will constitute an allocation of losses and other shortfalls experienced by the trust fund.

     A Class of Offered Certificates will be considered outstanding until its
Certificate Balance is reduced to zero. However, notwithstanding a reduction of its Certificate Balance to zero, reimbursements of any previously allocated
Collateral Support Deficits are required thereafter to be made to a Class of
Offered Certificates in accordance with the payment priorities set forth in
"--Distributions--Priority" above.

ADVANCES

     On the business day immediately preceding each Distribution Date (the
"Servicer Remittance Date"), the Servicer will be obligated, to the extent determined to be recoverable as described below, to make advances (each, a "P&I
Advance") out of its own funds or, subject to the replacement of those funds as provided in the Pooling and Servicing Agreement, certain funds held in the
Certificate Account that are not required to be part of the Available
Distribution Amount for that Distribution Date, in an amount equal to (but subject to reduction as described below) the aggregate of: (1) all Periodic
Payments (net of any applicable Servicing Fees), other than balloon payments that were due on the mortgage loans and any REO Loan during the related Due
Period and not received as of the Servicer Remittance Date; and (2) in the case of each mortgage loan delinquent in respect of its balloon payment as of the related Servicer Remittance Date (including any REO Loan as to which the balloon payment would have been past due) and each REO Loan, an amount equal to its Assumed

                                     S-117

Scheduled Payment. The Servicer's obligations to make P&I Advances in respect of any mortgage loan or REO Loan will continue, except if a determination as to non recoverability is made, through and up to liquidation of the mortgage loan or disposition of the related REO Property, as the case may be. However, no interest will accrue on any P&I Advance made with respect to a mortgage loan unless the related Periodic Payment is received after the related due date has passed and any applicable grace period has expired or if the related Periodic
Payment is received prior to the Servicer Remittance Date. To the extent that the Servicer fails to make a P&I Advance that it is required to make under the
Pooling and Servicing Agreement, the Trustee will make the required P&I Advance in accordance with the terms of the Pooling and Servicing Agreement.

     Neither the Servicer nor the Trustee will be required to make a P&I
Advance for default interest, Yield Maintenance Charges, prepayment premiums or
Excess Interest.

     If an Appraisal Reduction has been made with respect to any mortgage loan and such mortgage loan experiences subsequent delinquencies, then the interest portion of any P&I Advance in respect of that mortgage loan for the related
Distribution Date will be reduced (there will be no reduction in the principal portion of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that mortgage loan for the related
Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated
Principal Balance of that mortgage loan immediately prior to the related
Distribution Date, net of the related Appraisal Reduction, if any, and the denominator of which is equal to the Stated Principal Balance of that mortgage loan immediately prior to the related Distribution Date. For purposes of the immediately preceding sentence, the Periodic Payment due on the maturity date for a balloon loan will be the Assumed Scheduled Payment for the related
Distribution Date.

     In addition to P&I Advances, the Servicer will also be obligated (subject to the limitations described in this prospectus supplement) to make advances
("Servicing Advances" and, collectively with P&I Advances, "Advances") in connection with the servicing and administration of any mortgage loan in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property or REO Property, in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related mortgage loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the Servicer fails to make a Servicing Advance that it is required to make under the Pooling and
Servicing Agreement and the Trustee has notice of this failure, the Trustee will be required to make the required Servicing Advance in accordance with the terms of the Pooling and Servicing Agreement.

     The Servicer or the Trustee, as applicable, will be entitled to recover any Servicing Advance made out of its own funds from any amounts collected in respect of a mortgage loan (including, with respect to a Servicing Advance made with respect to an AB Mortgage Loan, in accordance with the related
Intercreditor Agreement, the related Subordinate Companion Loan), as to which that Servicing Advance was made, and to recover any P&I Advance made out of its own funds from any amounts collected in respect of a mortgage loan, whether in the form of late payments, Insurance and Condemnation Proceeds, Liquidation
Proceeds or otherwise from the related mortgage loan ("Related Proceeds").
Notwithstanding the foregoing, neither the Servicer nor the Trustee will be obligated to make any Advance that it determines in its reasonable judgment would, if made, not be recoverable (including interest on the Advance) out of
Related Proceeds (a "Nonrecoverable Advance"). Each of the Servicer and the
Trustee will be entitled to recover any Advance made by it that it subsequently determines to be a Nonrecoverable Advance out of general funds relating to the mortgage loans on deposit in the Certificate Account (first from principal collections and then from interest collections). The Trustee will be entitled to rely conclusively on any non-recoverability determination of the Servicer.
If the funds in the Certificate Account relating to the mortgage loans allocable to principal on the mortgage loans are insufficient to fully reimburse the party entitled to reimbursement, then such party as an accommodation may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to

                                     S-118

reimburse the excess portion from principal for a consecutive period up to 12 months and any election to so defer shall be deemed to be in accordance with the servicing standard; provided that no such deferral shall occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement. Each of the Servicer and the Trustee will be entitled to recover any Advance (together with interest on that Advance) that is outstanding at the time that a mortgage loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, a
"Workout-Delayed Reimbursement Amount") out of principal collections on the mortgage loans in the Certificate Account. Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter shall be recoverable as any other Nonrecoverable Advance. To the extent a Nonrecoverable
Advance or a Workout-Delayed Reimbursement Amount with respect to a mortgage loan is required to be reimbursed from the principal portion of the general collections on the mortgage loans as described in this paragraph, such reimbursement will be made first, from the principal collections available on the mortgage loans included in the same Loan Group as such mortgage loan and if the principal collections in such Loan Group are not sufficient to make such reimbursement in full, then from the principal collections available in the other Loan Group (after giving effect to any reimbursement of Nonrecoverable
Advances and Workout-Delayed Reimbursement Amounts that are related to such other Loan Group). To the extent a Nonrecoverable Advance with respect to a mortgage loan is required to be reimbursed from the interest portion of the general collections on the mortgage loans as described in this paragraph, such reimbursement will be made first, from the interest collections available on the mortgage loans included in the same Loan Group as such mortgage loan and if the interest collections in such Loan Group are not sufficient to make such reimbursement in full, then from the interest collections available in the other Loan Group (after giving effect to any reimbursement of Nonrecoverable
Advances that are related to such other Loan Group). In addition, the Special
Servicer may, at its option, in consultation with the Directing
Certificateholder, make a determination in accordance with the Servicing
Standards that any P&I Advance or Servicing Advance, if made, would be a
Nonrecoverable Advance and may deliver to the Servicer and the Trustee notice of such determination, which determination will be conclusive and binding on the Servicer and the Trustee; however, the Special Servicer shall have no such option to make an affirmative determination that any P&I Advance is, or would be, recoverable, and in the absence of a determination by the Special Servicer that such an Advance is non-recoverable, each such decision will remain with the Servicer. In making such non-recoverability determination, such person will be entitled to consider (among other things) only the obligations of the borrower under the terms of the related mortgage loan as it may have been modified, to consider (among other things) the related Mortgaged Properties in their "as is" or then current conditions and occupancies, as modified by such party's assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, to estimate and consider
(among other things) future expenses and to estimate and consider (among other things) the timing of recoveries and will be entitled to give due regard to the existence of any Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the
Servicer, in light of the fact that Related Proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advances. In addition, any such person may update or change its recoverability determinations (but not reverse any other person's determination that an Advance is non-recoverable) at any time and may obtain at the expense of the trust any analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any non-recoverability determination described in this paragraph will be conclusive and binding on the Certificateholders. The Servicer will be entitled to rely conclusively on any non-recoverability determination of the Special Servicer and the Trustee shall be entitled to rely conclusively on any non-recoverability determination of the Servicer or the Special Servicer.
Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders. No P&I Advances will be made by the Servicer or the
Trustee with respect to delinquent amounts in respect of monthly payments or the balloon payment due on any Subordinate Companion Loan. No Servicing
Advances will be made with respect to any Subordinate Companion Loan if the related AB Mortgage Loan is no longer part of

                                     S-119

the trust. Any requirement of the Servicer or Trustee to make an Advance in the
Pooling and Servicing Agreement is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more mortgage loans. See "Description of the Certificates--Advances in Respect of
Delinquencies" and "Description of the Pooling Agreements--Certificate Account"
in the prospectus.

     In connection with its recovery of any Advance, each of the Servicer and the Trustee will be entitled to be paid, out of any amounts relating to the mortgage loans then on deposit in the Certificate Account, interest at the
Prime Rate (the "Reimbursement Rate") accrued on the amount of the Advance from the date made to, but not including, the date of reimbursement. Neither the
Servicer nor the Trustee will be entitled to interest on P&I Advances that accrues before the related due date has passed and any applicable grace period has expired. The "Prime Rate" will be the prime rate, for any day, set forth in
The Wall Street Journal, New York edition.

     Each Statement to Certificateholders furnished or made available by the
Paying Agent to the Certificateholders will contain information relating to the amounts of Advances made with respect to the related Distribution Date. See
"Description of the Certificates--Reports to Certificateholders; Certain
Available Information" in this prospectus supplement and "Description of the
Certificates--Reports to Certificateholders" in the prospectus.

APPRAISAL REDUCTIONS

     After an Appraisal Reduction Event has occurred with respect to a mortgage loan, an Appraisal Reduction is required to be calculated. An "Appraisal
Reduction Event" will occur on the earliest of:

          (1) 120 days after an uncured delinquency (without regard to the application of any grace period) occurs in respect of a mortgage loan;

          (2) the date on which a reduction in the amount of Periodic Payments on a mortgage loan, or a change in any other material economic term of the mortgage loan (other than an extension of its maturity), becomes effective as a result of a modification of the related mortgage loan by the Special
     Servicer;

          (3) the date on which a receiver has been appointed;

          (4) 60 days after a borrower declares bankruptcy;

          (5) 60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower if not dismissed within such time;

          (6) 90 days after an uncured delinquency occurs in respect of a balloon payment for a mortgage loan, except where a refinancing is anticipated within 120 days after the maturity date of the mortgage loan, in which case 120 days after such uncured delinquency; and

          (7) immediately after a mortgage loan becomes an REO Loan.

     No Appraisal Reduction Event may occur at any time when the aggregate
Certificate Balance of all Classes of Certificates (other than the Class A
Certificates) has been reduced to zero.

     The "Appraisal Reduction" for any Distribution Date and for any mortgage loan as to which any Appraisal Reduction Event has occurred will be an amount calculated by the Special Servicer, in consultation with the Directing
Certificateholder, as of the first Determination Date following the date the
Special Servicer receives or performs such appraisal equal to the excess of (a)
the Stated Principal Balance of that mortgage loan over (b) the excess of (1)
the sum of (x) 90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals with respect to that mortgage loan
(together with any other mortgage loan cross-collateralized with such loan)
with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the Servicer as an Advance), or (B) by an internal valuation performed by the Special Servicer with respect to that mortgage loan (together with any other mortgage loan cross-collateralized with that mortgage loan) with an outstanding principal balance less than $2,000,000, minus with respect to any MAI appraisals such downward adjustments as the
Special Servicer may make (without implying any

                                     S-120

obligation to do so) based upon its review of the appraisals and any other information it deems relevant, and (y) all escrows, letters of credit and reserves in respect of that mortgage loan as of the date of calculation, over
(2) the sum as of the due date occurring in the month of the date of determination of (x) to the extent not previously advanced by the Servicer or the Trustee all unpaid interest on that mortgage loan at a per annum rate equal to the Mortgage Rate, (y) all Advances not reimbursed from the proceeds of such mortgage loan and interest on those Advances at the Reimbursement Rate in respect of that mortgage loan and (z) all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special
Servicing Fees and all other amounts due and unpaid under that mortgage loan
(which tax, premiums, ground rents and other amounts have not been the subject of an Advance by the Servicer, the Special Servicer or the Trustee, as
applicable).

     The Special Servicer will be required to order an appraisal or conduct a valuation promptly upon the occurrence of an Appraisal Reduction Event. On the first Determination Date occurring on or after the delivery of the MAI appraisal or the completion of the valuation, the Special Servicer will be required to calculate in consultation with the Directing Certificateholder and report to the Directing Certificateholder, the Servicer and the Trustee, the
Appraisal Reduction, taking into account the results of such appraisal or valuation. In the event that the Special Servicer has not received any required
MAI appraisal within 60 days after the Appraisal Reduction Event (or, in the case of an appraisal in connection with an Appraisal Reduction Event described in clauses (1) and (6) of the third preceding paragraph, within 120 days after the initial delinquency for the related Appraisal Reduction Event), the amount of the Appraisal Reduction will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related mortgage loan until the MAI appraisal is received.

     As a result of calculating one or more Appraisal Reductions, the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate Class of
Certificates then outstanding (i.e., first to the Class NR Certificates, then to the Class Q Certificates, then to the Class P Certificates, then to the
Class N Certificates, then to the Class M Certificates, then to the Class L
Certificates, then to the Class K Certificates, then to the Class J
Certificates, then to the Class H Certificates, then to the Class G
Certificates, then to the Class F Certificates, then to the Class E
Certificates, then to the Class D Certificates, then to the Class C
Certificates, then to the Class B Certificates and then to the Class A-J
Certificates). See "--Advances" above.

     With respect to each mortgage loan as to which an Appraisal Reduction has occurred (unless the mortgage loan has remained current for three consecutive
Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect to that mortgage loan during the preceding three months), the Special Servicer is required, within 30 days of each annual anniversary of the related Appraisal Reduction Event to order an appraisal
(which may be an update of a prior appraisal), the cost of which will be a
Servicing Advance, or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation, the Special Servicer is required to redetermine in consultation with the Directing Certificateholder and report to the Directing Certificateholder, the Servicer and the Trustee, the recalculated amount of the Appraisal Reduction with respect to the mortgage loan. The
Directing Certificateholder will have 10 business days to review and approve each calculation of any recalculated Appraisal Reduction; provided, however, that if the Directing Certificateholder fails to approve any calculation of the recalculated Appraisal Reduction within such 10 business days, such consent will be deemed to be given. Notwithstanding the foregoing, the Special Servicer will not be required to obtain an appraisal or valuation with respect to a mortgage loan that is the subject of an Appraisal Reduction Event to the extent the Special Servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the Special Servicer may use the
prior appraisal or valuation in calculating any Appraisal Reduction with respect to the mortgage loan, provided that the Special Servicer is not aware of any material change to the Mortgaged Property, its earnings potential or risk characteristics, or marketability, or market conditions that has occurred that would affect the validity of the appraisal or valuation.

                                     S-121

     With respect to any AB Mortgage Loan, Appraisal Reductions will be calculated based on the aggregate outstanding principal balance of such AB
Mortgage Loan and the related Subordinate Companion Loan. Any resulting
Appraisal Reductions will be allocated to the related Subordinate Companion
Loan prior to being allocated to the AB Mortgage Loan.

     Any mortgage loan previously subject to an Appraisal Reduction that becomes current and remains current for three consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, will no longer be subject to an Appraisal Reduction.

REPORTS TO CERTIFICATEHOLDERS; CERTAIN AVAILABLE INFORMATION

     On each Distribution Date, the Paying Agent will be required to make available on its website to each holder of a Certificate, the Servicer, the
Underwriters, the Special Servicer, the Directing Certificateholder, each
Rating Agency, the Trustee and certain assignees of the Depositor, including a financial market publisher (which is anticipated to initially be Bloomberg,
L.P.), if any, a statement (a "Statement to Certificateholders") based upon information provided by the Servicer in accordance with the Commercial Mortgage
Securities Association (or any successor organization reasonably acceptable to the Servicer and the Paying Agent) guidelines setting forth, among other things:

          (1) the amount of the distribution on the Distribution Date to the holders of each Class of Certificates in reduction of the Certificate
     Balance of the Certificates;

          (2) the amount of the distribution on the Distribution Date to the holders of each Class of Certificates allocable to Distributable
     Certificate Interest;

          (3) the aggregate amount of P&I Advances made in respect of the
     Distribution Date;

          (4) the amount of compensation paid to the Trustee and the Paying
     Agent and servicing compensation paid to the Servicer and the Special
     Servicer with respect to the Due Period for the Distribution Date;

          (5) the aggregate Stated Principal Balance of the mortgage loans and any REO Loans outstanding immediately before and immediately after the
     Distribution Date;

          (6) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the mortgage loans as of the end of the related Due Period for the Distribution
     Date;

          (7) the number and aggregate principal balance of mortgage loans (A)
     delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more, (D) current but specially serviced or in foreclosure but not an REO
     Property and (E) for which the related borrower is subject to oversight by a bankruptcy court;

          (8) the value of any REO Property included in the trust fund as of the
     Determination Date for the Distribution Date, on a loan-by-loan basis, based on the most recent appraisal or valuation;

          (9) the Available Distribution Amount for the Distribution Date;

          (10) the amount of the distribution on the Distribution Date to the holders of each Class of Certificates allocable to Yield Maintenance
     Charges;

          (11) the Pass-Through Rate for each Class of Certificates for the
     Distribution Date and the next succeeding Distribution Date;

          (12) the Scheduled Principal Distribution Amount and the Unscheduled
     Principal Distribution Amount for the Distribution Date;

          (13) the Certificate Balance or Notional Amount, as the case may be, of each Class of Certificates immediately before and immediately after the
     Distribution Date, separately identifying any reduction in these amounts as a result of the allocation of any Collateral Support Deficit on the
     Distribution Date;

          (14) the fraction, expressed as a decimal carried to eight places, the numerator of which is the then related Certificate Balance or Notional
     Amount, as the case may be, and the denominator of

                                     S-122

     which is the related initial aggregate Certificate Balance or Notional
     Amount, as the case may be, for each Class of Certificates (other than the
     Residual Certificates and the Class S Certificates) immediately following the Distribution Date;

          (15) the amount of any Appraisal Reductions effected in connection with the Distribution Date on a loan-by-loan basis and the total Appraisal
     Reduction effected in connection with such Distribution Date;

          (16) the number and Stated Principal Balances of any mortgage loans extended or modified since the previous Determination Date (or in the case of the first Distribution Date, as of the cut-off date) on a loan-by-loan basis;

          (17) the amount of any remaining unpaid interest shortfalls for each
     Class of Certificates as of the Distribution Date;

          (18) a loan-by-loan listing of each mortgage loan which was the subject of a principal prepayment since the previous Determination Date (or in the case of the first Distribution Date, as of the cut-off date) and the amount and the type of principal prepayment occurring;

          (19) a loan-by-loan listing of any mortgage loan that was defeased since the previous Determination Date (or in the case of the first
     Distribution Date, as of the cut-off date);

          (20) all deposits into, withdrawals from, and the balance of the
     Interest Reserve Account on the related Servicer Remittance Date;

          (21) the amount of the distribution on the Distribution Date to the holders of each Class of Certificates in reimbursement of Collateral
     Support Deficit;

          (22) the aggregate unpaid principal balance of the mortgage loans outstanding as of the close of business on the related Determination Date;

          (23) with respect to any mortgage loan as to which a liquidation occurred since the previous Determination Date (or in the case of the first
     Distribution Date, as of the cut-off date) (other than a payment in full),
     (A) its loan number, (B) the aggregate of all Liquidation Proceeds which are included in the Available Distribution Amount and other amounts received in connection with the liquidation (separately identifying the portion allocable to distributions on the Certificates) and (C) the amount of any Collateral Support Deficit in connection with the liquidation;

          (24) with respect to any REO Property included in the trust as to which the Special Servicer determined, in accordance with the Servicing
     Standards, that all payments or recoveries with respect to the Mortgaged
     Property have been ultimately recovered since the previous Determination
     Date, (A) the loan number of the related mortgage loan, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with that determination (separately identifying the portion allocable to distributions on the Certificates) and (C) the amount of any realized loss in respect of the related REO Loan in connection with that determination;

          (25) the aggregate amount of interest on P&I Advances paid to the
     Servicer and the Trustee since the previous Determination Date (or in the case of the first Distribution Date, as of the cut-off date);

          (26) the aggregate amount of interest on Servicing Advances paid to the Servicer, the Special Servicer and the Trustee since the previous
     Determination Date (or in the case of the first Distribution Date, as of the cut-off date);

          (27) the original and then-current credit support levels for each
     Class of Certificates;

          (28) the original and then-current ratings for each Class of
     Certificates;

          (29) the amount of the distribution on the Distribution Date to the holders of the Residual Certificates; and

          (30) the aggregate amount of Yield Maintenance Charges collected since the previous Determination Date (or in the case of the first Distribution
     Date, as of the cut-off date).

                                     S-123

     The Paying Agent will make available the Statements to Certificateholders through its website, which is initially located at www.ctslink.com/cmbs. In addition, the Paying Agent may make certain other information and reports
(including the collection of reports specified by The Commercial Mortgage
Securities Association (or any successor organization reasonably acceptable to the Paying Agent and the Servicer) known as the "CMSA Investor Reporting
Package") related to the mortgage loans available, to the extent that the
Paying Agent receives such information and reports from the Servicer, and direction from the Depositor, or is otherwise directed to do so under the
Pooling and Servicing Agreement. The Paying Agent will not make any representations or warranties as to the accuracy or completeness of any information provided by it and may disclaim responsibility for any information for which it is not the original source. In connection with providing access to the Paying Agent's website, the Paying Agent may require registration and acceptance of a disclaimer. The Paying Agent will not be liable for the dissemination of information made in accordance with the Pooling and Servicing
Agreement.

     In the case of information furnished pursuant to clauses (1), (2), (10),
(17) and (21) above, the amounts will be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per any definitive certificate. In addition, within a reasonable period of time after the end of each calendar year, the Paying Agent is required to furnish to each person or entity who at any time during the calendar year was a holder of a Certificate, a statement containing the information set forth in clauses (1) and (2) above as to the applicable Class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the Paying Agent deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the Paying Agent will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the Paying Agent pursuant to any requirements of the Code as from time to time are in force.

     The Paying Agent will be required to provide or make available to a financial market publisher, which is anticipated initially to be Bloomberg,
L.P., certain current information with respect to the Mortgaged Properties on a monthly basis, including current and original net operating income, debt service coverage ratio based upon borrowers' annual Operating Statements and occupancy rates, to the extent it has received the information from the
Servicer pursuant to the Pooling and Servicing Agreement.

     The Pooling and Servicing Agreement requires that the Paying Agent (except for items (6) and (7) below, which will be made available by the Trustee) make available at its offices, during normal business hours, for review by any holder of an Offered Certificate, the Mortgage Loan Sellers, the Depositor, the
Special Servicer, the Servicer, the Directing Certificateholder, each Rating
Agency, any designee of the Depositor or any other person to whom the Paying
Agent or the Trustee, as applicable, believes the disclosure is appropriate, upon their prior written request, originals or copies of, among other things, the following items:

          (1) the Pooling and Servicing Agreement and any amendments to that agreement;

          (2) all Statements to Certificateholders made available to holders of the relevant Class of Offered Certificates since the Closing Date;

          (3) all officer's certificates delivered to the Trustee and the Paying
     Agent since the Closing Date as described under "Description of the Pooling
     Agreements--Evidence as to Compliance" in the prospectus;

          (4) all accountants' reports delivered to the Trustee and the Paying
     Agent since the Closing Date as described under "Description of the Pooling
     Agreements--Evidence as to Compliance" in the prospectus;

          (5) the most recent property inspection report prepared by or on behalf of the Servicer or the Special Servicer and delivered to the Paying
     Agent in respect of each Mortgaged Property;

          (6) copies of the mortgage loan documents;

                                     S-124

          (7) any and all modifications, waivers and amendments of the terms of a mortgage loan entered into by the Servicer or the Special Servicer and delivered to the Trustee; and

          (8) any and all statements and reports delivered to, or collected by, the Servicer or the Special Servicer, from the borrowers, including the most recent annual property Operating Statements, rent rolls and borrower financial statements, but only to the extent that the statements and reports have been delivered to the Paying Agent.

     Copies of any and all of the foregoing items will be available to those named in the above paragraph, from the Paying Agent or the Trustee, as applicable, upon request; however, the Paying Agent or the Trustee, as applicable, will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies, except that the
Directing Certificateholder shall be entitled to receive such items free of charge. Pursuant to the Pooling and Servicing Agreement, the Servicer will be required to use reasonable efforts to collect certain financial and property information required under the mortgage loan documents, such as Operating
Statements, rent rolls and financial statements.

     The Pooling and Servicing Agreement will require the Servicer and the
Paying Agent, subject to certain restrictions (including execution and delivery of a confidentiality agreement) set forth in the Pooling and Servicing
Agreement, to provide certain of the reports or, in the case of the Servicer and the Controlling Class Certificateholder, access to the reports available as set forth above, as well as certain other information received by the Servicer or the Paying Agent, as the case may be, to any Certificateholder, the
Underwriters, the Mortgage Loan Sellers, any Certificate Owner or any
prospective investor so identified by a Certificate Owner or an Underwriter, that requests reports or information. However, the Paying Agent and the
Servicer will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of these reports or information, except that, other than for extraordinary or duplicate requests, the Directing Certificateholder will be entitled to reports and information free of charge. Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of Certificates will be available to Certificate Owners of
Offered Certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate
Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the Servicer, the Special Servicer, the
Paying Agent and the Depositor are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar. The initial registered holder of the
Offered Certificates will be Cede & Co., as nominee for DTC.

VOTING RIGHTS

     At all times during the term of the Pooling and Servicing Agreement, the voting rights for the Certificates (the "Voting Rights") will be allocated among the respective Classes of Certificateholders as follows: (1) 4% in the case of the Class X Certificates (allocated pro rata between the Class X-1 and
Class X-2 Certificates based upon their Notional Amounts), and (2) in the case of any other Class of Certificates (other than the Class S Certificates and the
Residual Certificates), a percentage equal to the product of 96% and a fraction, the numerator of which is equal to the aggregate Certificate Balance of the Class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance of all
Classes of Certificates (other than the Class S Certificates), each determined as of the prior Distribution Date. None of the Class S, Class R or the Class LR
Certificates will be entitled to any Voting Rights. For purposes of determining
Voting Rights, the Certificate Balance of each Class (other than the Class S
Certificates) will not be reduced by the amount allocated to that Class of any
Appraisal Reductions related to mortgage loans as to which Liquidation Proceeds or other final payment have not yet been received. Voting Rights allocated to a
Class of Certificateholders will be allocated among the Certificateholders in proportion to the Percentage Interests evidenced by their respective
Certificates. Solely for purposes of giving any consent, approval or waiver pursuant to the Pooling and Servicing Agreement, neither the Servicer,

                                     S-125

the Special Servicer, nor the Depositor will be entitled to exercise any Voting
Rights with respect to any Certificates registered in its name, if the consent, approval or waiver would in any way increase its compensation or limit its obligations in the named capacities or waive an Event of Default under the
Pooling and Servicing Agreement; provided, however, that the restrictions will not apply to the exercise of the Special Servicer's rights, if any, as a member of the Controlling Class.

TERMINATION; RETIREMENT OF CERTIFICATES

     The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the Paying Agent on behalf of the Trustee and required to be paid following the earlier of (1) the final payment (or related Advance) or other liquidation of the last mortgage loan or REO Property, (2) the voluntary exchange of all the then outstanding certificates (other than the Class S and the Residual Certificates) for the mortgage loans remaining in the trust
(provided, however, that (a) the Offered Certificates are no longer outstanding, (b) there is only one holder of the then outstanding Certificates
(other than the Class S and the Residual Certificates) and (c) the Servicer
consents to the exchange) or (3) the purchase or other liquidation of all of the assets of the trust fund by the holders of the Controlling Class, the
Special Servicer, the Servicer or the holders of the Class LR Certificates, in that order of priority. Written notice of termination of the Pooling and
Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the
Certificates at the office of the Certificate Registrar or other location specified in the notice of termination.

     The holders of the Controlling Class, the Special Servicer, the Servicer
and the holders of the Class LR Certificates (in that order) will have the right to purchase all of the assets of the trust fund. This purchase of all the mortgage loans and other assets in the trust fund is required to be made at a price equal to the sum of (1) the aggregate Purchase Price of all the mortgage loans (exclusive of REO Loans) then included in the trust fund and (2) the aggregate fair market value of the trust fund's portion of all REO Properties then included in the trust fund (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected and mutually agreed upon by the Servicer and the Trustee, plus the reasonable out-of-pocket expenses of the Servicer related to such purchase, unless the Servicer is the purchaser. This purchase will effect early retirement of the then outstanding Offered Certificates, but the rights of the holders of the Controlling Class, the Special Servicer, the
Servicer or the holders of the Class LR Certificates to effect the termination is subject to the requirement that the then aggregate Stated Principal Balance of the pool of mortgage loans be less than 1% of the Initial Pool Balance. The voluntary exchange of Certificates, including the Class X Certificates, for the remaining mortgage loans is not subject to the 1% limit, but is limited to each
Class of outstanding Certificates being held by one Certificateholder who must voluntarily participate.

     On the final Distribution Date, the aggregate amount paid by the holders of the Controlling Class, the Special Servicer, the Servicer or the holders of the Class LR Certificates, as the case may be, for the mortgage loans and other assets in the trust fund (if the trust fund is to be terminated as a result of the purchase described in the preceding paragraph), together with all other amounts on deposit in the Certificate Account and not otherwise payable to a person other than the Certificateholders (see "Description of the Pooling
Agreements--Certificate Account" in the prospectus), will be applied generally as described above under "--Distributions--Priority" in this prospectus supplement.

     Any optional termination by the holders of the Controlling Class, the
Special Servicer, the Servicer or the holders of the Class LR Certificates would result in prepayment in full of the Certificates and would have an adverse effect on the yield of the Class X Certificates because a termination would have an effect similar to a principal prepayment in full of the mortgage loans and, as a result, investors in the Class X Certificates and any other
Certificates purchased at premium might not fully recoup their initial investment. See "Yield and Maturity Considerations" in this prospectus supplement.

THE TRUSTEE AND PAYING AGENT

     Wells Fargo Bank, National Association, a national banking association, will act as Trustee on behalf of the Certificateholders. The corporate trust office of the Trustee is located at 9062 Old

                                     S-126

Annapolis Road, Columbia, Maryland 21045, Attn:Corporate Trust Services (CMBS),
J.P. Morgan Chase Commercial Mortgage Securities Corp., Series 2004-CIBC10.
Wells Fargo Bank, National Association will also serve as paying agent (in that capacity, the "Paying Agent"). In addition, Wells Fargo Bank, National
Association will initially serve as certificate registrar (in that capacity, the "Certificate Registrar") for the purposes of recording and otherwise providing for the registration of the Offered Certificates and transfers and exchanges of the definitive certificates, if issued, and as authenticating agent of the Certificates (in that capacity, the "Authenticating Agent"). As compensation for the performance of its routine duties as Trustee, Paying
Agent, Certificate Registrar and Authenticating Agent, the Trustee will be paid a fee (the "Trustee Fee"). The Trustee Fee will be payable monthly from amounts received in respect of the mortgage loans and will be equal to the product of a rate equal to 0.0011% per annum (the "Trustee Fee Rate") and the Stated
Principal Balance of the mortgage loans and in the same manner as interest is calculated on the related mortgage loan. In addition, the Trustee will be entitled to recover from the trust fund all reasonable unanticipated expenses and disbursements incurred or made by the Trustee, Paying Agent, Certificate
Registrar and Authenticating Agent in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including routine expenses incurred in the ordinary course of performing its duties as Trustee under the
Pooling and Servicing Agreement, and not including any expense, disbursement or advance as may arise from its willful misfeasance, negligence or bad faith. See
"Description of the Pooling Agreements--The Trustee," "--Duties of the
Trustee", "--Certain Matters Regarding the Trustee" and "--Resignation and
Removal of the Trustee" in the prospectus.

     The Trustee, Paying Agent, Certificate Registrar and Authenticating Agent
and each of their respective directors, officers, employees, agents and controlling persons will be entitled to indemnification from the trust against any loss, liability or expense incurred without negligence or willful misconduct on their respective parts, arising out of, or in connection with the
Pooling and Servicing Agreement, the Certificates and the mortgage loans.

                                     S-127

                         SERVICING OF THE MORTGAGE LOANS

GENERAL

     The servicing of the mortgage loans and any REO Properties will be governed by the Pooling and Servicing Agreement. The following summaries describe certain provisions of the Pooling and Servicing Agreement relating to the servicing and administration of the mortgage loans and any REO Properties.
The summaries do not purport to be complete and are subject, and qualified in their entirety by reference, to the provisions of the Pooling and Servicing
Agreement. Reference is made to the prospectus for additional information regarding the terms of the Pooling and Servicing Agreement relating to the servicing and administration of the mortgage loans and any REO Properties, provided that the information in this prospectus supplement supersedes any contrary information set forth in the prospectus. See "Description of the
Pooling Agreements" in the prospectus.

     Each of the Servicer (directly or through one or more sub-servicers) and the Special Servicer (directly or through one or more sub-servicers) will be required to service and administer the mortgage loans for which it is responsible. The Servicer may delegate and/or assign some or all of its servicing obligations and duties with respect to some or all of the mortgage loans to one or more third-party subservicers (although the Servicer will remain primarily responsible for the servicing of those mortgage loans).

     The Servicer will be required to service and administer the mortgage loans for which it is obligated to service and administer, as an independent contractor, pursuant to the Pooling and Servicing Agreement on behalf of the trust and in the best interests of and for the benefit of Certificateholders
(as determined by the Servicer in its good faith and reasonable judgment) in accordance with applicable law, the terms of the Pooling and Servicing
Agreement and the terms of the respective mortgage loan documents (and in the case of a mezzanine loan or a Subordinate Companion Loan, the terms of the related intercreditor agreement) and, to the extent consistent with the foregoing, further as follows: (1) with the same skill, care and diligence as is normal and usual in its mortgage servicing activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans that are comparable to the mortgage loans, (2) with a view to the timely collection of all scheduled payments of principal and interest under the mortgage loans and (3) without regard to:

          (A) any relationship that the Servicer or any of its affiliates, as the case may be, may have with the related borrower;

          (B) the ownership of any Certificate by the Servicer or any of its affiliates, as the case may be;

          (C) the Servicer's obligation to make Advances; and

          (D) the right of the Servicer to receive compensation payable to it under the Pooling and Servicing Agreement or with respect to any particular transaction (the foregoing, collectively referred to as the "Servicer
     Servicing Standards").

     The Special Servicer will be required to service and administer the mortgage loans for which it is responsible in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the mortgage loan documents and in the case of each AB Mortgage Loan, the terms of the related AB
Mortgage Loan intercreditor agreement and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care:
(1) the same manner in which, and with the same care, skill, prudence and diligence with which the Special Servicer services and administers similar mortgage loans for other third-party portfolios, and (2) the same care, skill, prudence and diligence with which the Special Servicer services and administers commercial, multifamily and manufactured housing community mortgage loans owned by the Special Servicer with a view to the maximization of recovery of principal and interest on a net present value basis on the mortgage loans or
Specially Serviced Mortgage Loans, as applicable, and the best interests of the trust and the Certificateholders (as a collective whole), and in the case of an
AB Mortgage Loan, the holder of the related Subordinate Companion Loan (as a collective whole), but without regard to:

                                     S-128

          (A) any relationship that the Special Servicer, or any of its affiliates may have with the related borrower or any borrower affiliate, any Mortgage Loan Seller or any other party to the Pooling and Servicing
     Agreement;

          (B) the ownership of any Certificate by the Special Servicer or any of
     its affiliates;

          (C) the Special Servicer's right to receive compensation for its services under the Pooling and Servicing Agreement or with respect to any particular transaction;

          (D) the ownership, servicing or management for others of any other mortgage loans or mortgaged properties by the Special Servicer; and

          (E) any debt that the Special Servicer or any of its affiliates has extended to any borrower or any of its affiliates (the foregoing, collectively referred to as the "Special Servicer Servicing Standards").

     "Servicing Standards" means (i) with respect to the Servicer, the Servicer
Servicing Standards and (ii) with respect to the Special Servicer, the Special
Servicer Servicing Standards.

     Except as otherwise described under "--Inspections; Collection of
Operating Information" below, the Servicer will be responsible initially for the servicing and administration of the entire pool of mortgage loans. The
Servicer will be required to transfer its servicing responsibilities to the
Special Servicer with respect to any mortgage loan:

          (1) as to which a payment default has occurred at its original maturity date, or, if the original maturity date has been extended, at its extended maturity date; provided that in the case of a balloon payment, if the borrower delivers a refinancing commitment acceptable to the Special
     Servicer prior to the date such balloon payment was due, a servicing transfer event will not occur until the earlier of (x) 60 days following the due date of the balloon payment and (y) the date on which the refinancing commitment terminates;

          (2) as to which any Periodic Payment (other than a balloon payment or other payment due at maturity) is more than 60 days delinquent (unless, prior to such Periodic Payment becoming more than 60 days delinquent, in the case of an AB Mortgage Loan, the holder of the related Subordinate
     Companion Loan cures such delinquency);

          (3) as to which the borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding, or the borrower has become the subject of a decree or order for that proceeding (provided that if the appointment, decree or order is stayed or discharged, or the case dismissed within 60 days, that mortgage loan will not be considered a Specially Serviced Mortgage Loan during that period), or the related borrower has admitted in writing its inability to pay its debts generally as they become due;

          (4) as to which the Servicer has received notice of the foreclosure or proposed foreclosure of any other lien on the Mortgaged Property;

          (5) as to which, in the judgment of the Servicer or Special Servicer, as applicable, a payment default is imminent and is not likely to be cured by the borrower within 60 days;

          (6) as to which a default that the Servicer or Special Servicer (in the case of the Special Servicer with the consent of the Directing
     Certificateholder) has notice (other than a failure by the related borrower to pay principal or interest) and the Servicer or Special Servicer determines, in its good faith reasonable judgment, may materially and adversely affect the interests of the Certificateholders (or, with respect to each AB Mortgage Loan, the holder of the related Subordinate Companion
     Loan) has occurred and remains unremediated for the applicable grace period specified in the mortgage loan documents, other than, in certain circumstances, the failure to maintain terrorism insurance (or if no grace period is specified for events of default which are capable of cure, 60 days); or

          (7) as to which the Servicer or Special Servicer (in the case of the
     Special Servicer, with the consent of the Directing Certificateholder)
     determines that (i) a default (other than as described in

                                     S-129

     clause (5) above) under the mortgage loan is imminent, (ii) such default will materially impair the value of the corresponding Mortgaged Property as security for the mortgage loan or otherwise materially adversely affect the interests of Certificateholders (or, with respect to each AB Mortgage Loan, the holder of the related Subordinate Companion Loan), and (iii) the default will continue unremedied for the applicable cure period under the terms of the mortgage loan or, if no cure period is specified and the default is capable of being cured, for 30 days (provided that such 30-day grace period does not apply to a default that gives rise to immediate acceleration without application of a grace period under the terms of the mortgage loan); provided that any determination that a special servicing transfer event has occurred under this clause (7) with respect to any mortgage loan solely by reason of the failure (or imminent failure) of the related borrower to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism may only be made by the Special Servicer (with the consent of the Directing
     Certificateholder) as described under "--Maintenance of Insurance" below.

     However, the Servicer will be required to continue to (w) receive payments on the mortgage loan (including amounts collected by the Special Servicer), (x)
make certain calculations with respect to the mortgage loan, (y) make remittances and prepare certain reports to the Certificateholders with respect to the mortgage loan and (z) receive the Servicing Fee in respect of the mortgage loan at the Servicing Fee Rate. If the related Mortgaged Property is acquired in respect of any mortgage loan (upon acquisition, an "REO Property")
whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the
Special Servicer will continue to be responsible for its operation and management. The mortgage loans (including any Subordinate Companion Loans)
serviced by the Special Servicer and any mortgage loans (including any
Subordinate Companion Loans) that have become REO Properties are referred to in this prospectus supplement as the "Specially Serviced Mortgage Loans." If any
of the Subordinate Companion Loans become specially serviced, then the related
AB Mortgage Loan will become a Specially Serviced Mortgage Loan. If any AB
Mortgage Loan becomes a Specially Serviced Mortgage Loan, then the related
Subordinate Companion Loan will become a Specially Serviced Mortgage Loan. The
Servicer will have no responsibility for the performance by the Special
Servicer of its duties under the Pooling and Servicing Agreement. Any mortgage loan that is cross-collateralized with a Specially Serviced Mortgage Loan will become a Specially Serviced Mortgage Loan.

     If any Specially Serviced Mortgage Loan, in accordance with its original terms or as modified in accordance with the Pooling and Servicing Agreement, becomes performing for at least 3 consecutive Periodic Payments (provided no additional event of default is foreseeable in the reasonable judgment of the
Special Servicer), the Special Servicer will be required to return servicing of that mortgage loan (a "Corrected Mortgage Loan") to the Servicer.

     The Special Servicer will be required to prepare a report (an "Asset
Status Report") for each mortgage loan that becomes a Specially Serviced
Mortgage Loan not later than 60 days after the servicing of such mortgage loan is transferred to the Special Servicer. Each Asset Status Report will be required to be delivered to the Directing Certificateholder, the Servicer, the
applicable Mortgage Loan Seller(s), the Trustee and each Rating Agency. If the
Directing Certificateholder does not disapprove an Asset Status Report within ten business days, the Special Servicer will be required to implement the recommended action as outlined in the Asset Status Report. The Directing
Certificateholder may object to any Asset Status Report within ten business days of receipt; provided, however, that the Special Servicer will be required to implement the recommended action as outlined in the Asset Status Report if it makes a determination in accordance with the Servicing Standards that the objection is not in the best interest of all the Certificateholders. If the
Directing Certificateholder disapproves the Asset Status Report and the Special
Servicer has not made the affirmative determination described above, the
Special Servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The Special Servicer will be required to revise the Asset Status
Report until the Directing Certificateholder fails to disapprove the revised
Asset Status Report as described above or until the Special Servicer makes a determination that the objection is not in the best interests of the
Certificateholders; provided, however, in the event that the Directing
Certificateholder and the Special Servicer have not agreed upon an Asset Status
Report with respect to a Specially Serviced Mortgage Loan within 90 days of the
Directing Certificateholder's receipt of the

                                     S-130

initial Asset Status Report with respect to such Specially Serviced Mortgage
Loan, the Special Servicer will implement the actions described in the most recent Asset Status Report submitted to the Directing Certificateholder by the
Special Servicer. Notwithstanding the foregoing, the Asset Status Report approval or delayed approval will not substitute for or supercede any specific required approval that the Special Servicer must obtain from the Directing
Certificateholder.

THE DIRECTING CERTIFICATEHOLDER

     The Directing Certificateholder will be entitled to advise the Servicer or the Special Servicer, as applicable, with respect to the following actions and others more particularly described in the Pooling and Servicing Agreement.
Except as otherwise described in the succeeding paragraphs below, the Servicer or the Special Servicer, as applicable, will not be permitted to take any of the following actions as to which the Directing Certificateholder has objected in writing within ten business days of having been notified of the proposed action (provided that if such written objection has not been received by the
Servicer or the Special Servicer, as applicable, within the ten day period, the
Directing Certificateholder will be deemed to have approved such action):

          (i) any proposed or actual foreclosure upon or comparable conversion
     (which may include acquisitions of an REO Property) of the ownership of properties securing such of the mortgage loans as come into and continue in default;

          (ii) any modification, consent to a modification or waiver of any monetary term or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of a mortgage loan or any extension of the maturity date of such mortgage loan;

          (iii) any sale of a defaulted mortgage loan or REO Property (other than in connection with the termination of the trust as described under
     "Description of the Certificates--Termination; Retirement of Certificates"
     in this prospectus supplement) for less than the applicable Purchase Price
     (other than in connection with the exercise of the Purchase Option described under "--Realization Upon Defaulted Mortgage Loans" below);

          (iv) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

          (v) any release of collateral or any acceptance of substitute or additional collateral for a mortgage loan or any consent to either of the foregoing, other than if required pursuant to the specific terms of the related mortgage loan;

          (vi) any waiver of a "due-on-sale" or "due-on-encumbrance" clause with respect to a mortgage loan or any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt;

          (vii) any property management company changes or franchise changes with respect to a mortgage loan;

          (viii) releases of any escrow accounts, reserve accounts or letters of credit held as performance escrows or reserves, other than those required pursuant to the specific terms of the mortgage loan with no material lender discretion;

          (ix) any acceptance of an assumption agreement releasing a borrower from liability under a mortgage loan other than pursuant to the specific terms of such mortgage loan; and

          (x) any determination of an Acceptable Insurance Default;

Notwithstanding the foregoing, in the event that the Servicer or the Special
Servicer determines that immediate action is necessary to protect the interests of the Certificateholders (as a collective whole), the Servicer or the Special
Servicer, as applicable, may take any such action without waiting for the
Directing Certificateholder's response.

     In addition, the Directing Certificateholder may direct the Servicer and/or the Special Servicer to take, or to refrain from taking, other actions with respect to a mortgage loan, as the Directing

                                     S-131

Certificateholder may reasonably deem advisable; provided that the Servicer and/or the Special Servicer will not be required to take or refrain from taking any action pursuant to instructions from the Directing Certificateholder that would cause it to violate applicable law, the related mortgage loan documents, the Pooling and Servicing Agreement, including the Servicing Standards or the
REMIC Provisions.

     Furthermore, the Special Servicer will not be obligated to seek approval from the Directing Certificateholder, as contemplated above, for any actions to be taken by the Special Servicer with respect to a mortgage loan if: (i) the
Special Servicer has, as described above, notified the Directing
Certificateholder in writing of various actions that the Special Servicer proposes to take with respect to the workout or liquidation of such mortgage loan and (ii) for 60 days following the first such notice, the Directing
Certificateholder has objected to all of those proposed actions but has failed to suggest any alternative actions that do not violate the Servicing Standard.

     The "Directing Certificateholder" will be the Controlling Class
Certificateholder selected by more than 50% of the Controlling Class
Certificateholders, by Certificate Balance, as certified by the Certificate
Registrar from time to time; provided, however, that (1) absent that selection,
(2) until a Directing Certificateholder is so selected, or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by
Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class will be the Directing
Certificateholder.

     A "Controlling Class Certificateholder" is each holder (or Certificate
Owner, if applicable) of a Certificate of the Controlling Class as certified to the Certificate Registrar from time to time by the holder (or Certificate
Owner).

     The "Controlling Class" will be as of any time of determination the most subordinate Class of Certificates (other than the Class X Certificates) then outstanding that has a Certificate Balance at least equal to 25% of the initial
Certificate Balance of that Class. For purposes of determining the identity of the Controlling Class, the Certificate Balance of each Class will not be reduced by the amount allocated to that Class of any Appraisal Reductions. The
Controlling Class as of the Closing Date will be the Class NR Certificates.

     The Special Servicer will not be required to take or refrain from taking any action pursuant to instructions from the Directing Certificateholder that would cause the Special Servicer to violate applicable law, the Pooling and
Servicing Agreement, including the Servicing Standards or the REMIC Provisions.

LIMITATION ON LIABILITY OF DIRECTING CERTIFICATEHOLDER

     The Directing Certificateholder will not be liable to the trust fund or the Certificateholders for any action taken, or for refraining from the taking of any action for errors in judgment. However, the Directing Certificateholder will not be protected against any liability to the Controlling Class
Certificateholders that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties.

     Each Certificateholder acknowledges and agrees, by its acceptance of its
Certificates, that the Directing Certificateholder:

          (a) may have special relationships and interests that conflict with those of holders of one or more Classes of Certificates,

          (b) may act solely in the interests of the holders of the Controlling
     Class,

          (c) does not have any liability or duties to the holders of any Class of Certificates other than the Controlling Class,

          (d) may take actions that favor the interests of the holders of the
     Controlling Class over the interests of the holders of one or more other
     Classes of Certificates,

          (e) absent willful misfeasance, bad faith or negligence, will not be deemed to have been negligent or reckless, or to have acted in bad faith or engaged in willful misconduct, by reason of its having acted solely in the interests of the Controlling Class, and

                                     S-132

          (f) will have no liability whatsoever for having so acted and that no
     Certificateholder may take any action whatsoever against the Directing
     Certificateholder or any director, officer, employee, agent or principal of the Directing Certificateholder for having so acted. The taking of, or refraining from taking, any action by the Servicer or the Special Servicer in accordance with the direction of or approval of the Directing
     Certificateholder, which does not violate any law or the accepted servicing practices or the provisions of the Pooling and Servicing Agreement, will not result in any liability on the part of the Servicer or the Special
     Servicer.

THE SERVICER

     GMAC Commercial Mortgage Corporation (the "Servicer") is a California
corporation with its principal offices located at 200 Witmer Road, Horsham
Pennsylvania 19044. As of September 30, 2004, GMAC Commercial Mortgage
Corporation was the servicer of a portfolio of multifamily and commercial loans totaling approximately $198.4 billion in aggregate outstanding principal balance.

     The information set forth in this prospectus supplement concerning the
Servicer has been provided by the Servicer, and neither the Depositor nor the
Underwriters make any representation or warranty as to the accuracy or completeness of that information. The Servicer makes no representations as to the validity or sufficiency of the Pooling and Servicing Agreement, the
Certificates, the mortgage loans, this prospectus supplement or related documents.

THE SPECIAL SERVICER

     Lennar Partners, Inc., a Florida corporation and a subsidiary of LNR
Property Corporation ("LNR"), will initially be appointed as the Special
Servicer of the mortgage loans. The principal executive offices of the Special
Servicer are located at 1601 Washington Avenue, Miami Beach, Florida 33139, and
its telephone number is (305) 695-5600. LNR, its subsidiaries and affiliates are involved in the real estate investment, finance and management business and engage principally in (i) acquiring, developing, repositioning, managing and selling commercial and multi-family residential real estate properties, (ii)
investing in high-yielding real estate loans, and (iii) investing in, and managing as special servicer, unrated and non-investment grade rated commercial mortgage-backed securities. The Special Servicer and its affiliates have regional offices located across the United States in Florida, Georgia, Oregon,
Texas, Massachusetts, North Carolina and California, and in Europe in London,
England and Paris, France. As of May 31, 2004, the Special Servicer and its
affiliates were managing a portfolio which included an original count of approximately 16,700 assets in all 50 states and in Europe with an original face value of over $125 billion, most of which are commercial real estate assets. Included in this managed portfolio are $122 billion of commercial real estate assets representing 126 securitization transactions, for which the
Special Servicer acts as special servicer. The Special Servicer and its affiliates own and are in the Business of acquiring assets similar in type to the assets of the trust fund. Accordingly, the assets of the Special Servicer and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, complete with the Mortgaged Properties for tenants, purchasers, financing and so forth.

     The information set forth in this prospectus supplement concerning the
Special Servicer has been provided by the Special Servicer, and neither the
Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of that information. The Special Servicer makes no representations as to the validity or sufficiency of the Pooling and Servicing
Agreement, the Certificates, the mortgage loans, this prospectus supplement or related documents.

REPLACEMENT OF THE SPECIAL SERVICER

     The Special Servicer may be removed, and a successor Special Servicer appointed, at any time by the Directing Certificateholder, provided that each
Rating Agency confirms in writing that the replacement of the Special Servicer, in and of itself, will not cause a qualification, withdrawal or downgrade of the then-current ratings assigned to any Class of Certificates.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The fee of the Servicer (the "Servicing Fee") will be payable monthly from amounts received in respect of the mortgage loans, and will accrue at a rate
(the "Servicing Fee Rate"), equal to a per

                                     S-133

annum rate ranging from 0.040% to 0.120%. As of the cut-off date the weighted average Servicing Fee Rate will be 0.0446% per annum. In addition to the
Servicing Fee, the Servicer will be entitled to retain, as additional servicing compensation, (1) a specified percentage of application, defeasance and certain non-material modification, waiver and consent fees, provided, with respect to the non-material modification, waiver and consent fees, the consent of the
Special Servicer is not required for the related transaction, (2) a specified percentage of all assumption (subject to certain subservicing agreements), extension, material modification, waiver, consent and earnout fees, in each case, with respect to all mortgage loans that are not Specially Serviced
Mortgage Loans, but arise from a transaction that requires the approval of the
Special Servicer and (3) late payment charges and default interest paid by the borrowers (that were collected while the related mortgage loans were not
Specially Serviced Mortgage Loans), but only to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses incurred with respect to the related mortgage loan since the Closing Date. The Servicer also is authorized but not required to invest or direct the investment of funds held in the Certificate
Account in Permitted Investments, and the Servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the
Pooling and Servicing Agreement. The Servicer also is entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers.

     The Servicing Fee is calculated on the Stated Principal Balance of the mortgage loans and in the same manner as interest is calculated on the mortgage loans. The Servicing Fee for each mortgage loan is included in the
Administrative Cost Rate listed for that mortgage loan on Annex A-1. Any
Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on a
30/360 Basis for purposes of calculating the Net Mortgage Rate.

     The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee, the
Workout Fee and the Liquidation Fee.

     The "Special Servicing Fee" will accrue with respect to each Specially
Serviced Mortgage Loan at a rate equal to 0.25% per annum (the "Special
Servicing Fee Rate") calculated on the basis of the Stated Principal Balance of the related Specially Serviced Mortgage Loans and in the same manner as interest is calculated on the Specially Serviced Mortgage Loans, and will be payable monthly from the trust fund.

     The "Workout Fee" will generally be payable with respect to each Corrected
Mortgage Loan and will be calculated by application of a "Workout Fee Rate" of
1% to each collection of interest and principal (including scheduled payments, prepayments, balloon payments, and payments at maturity) received on the respective mortgage loan for so long as it remains a Corrected Mortgage Loan.
The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if the Corrected Mortgage Loan again becomes a Specially Serviced
Mortgage Loan, but will become payable again if and when the mortgage loan again becomes a Corrected Mortgage Loan.

     If the Special Servicer is terminated (other than for cause) or resigns, it shall retain the right to receive any and all Workout Fees payable with respect to a mortgage loan that became a Corrected Mortgage Loan during the period that it acted as Special Servicer and remained a Corrected Mortgage Loan at the time of that termination or resignation, but such fee will cease to be payable if the Corrected Mortgage Loan again becomes a Specially Serviced
Mortgage Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If the Special Servicer resigns or is terminated other than for cause, it will receive any Workout Fees payable on Specially
Serviced Mortgage Loans for which the resigning or terminated Special Servicer had cured the event of default through a modification, restructuring or workout negotiated by the Special Servicer and evidenced by a signed writing, but which had not, as of the time the Special Servicer resigned or was terminated, become a Corrected Mortgage Loan solely because the borrower had not made three consecutive timely Periodic Payments and which subsequently becomes a Corrected
Mortgage Loan as a result of the borrower making such three consecutive timely
Periodic Payments.

     A "Liquidation Fee" will be payable with respect to each Specially
Serviced Mortgage Loan as to which the Special Servicer obtains a full or discounted payoff (or unscheduled partial payment to the

                                     S-134

extent such prepayment is required by the Special Servicer as a condition to a workout) from the related borrower and, except as otherwise described below, with respect to any Specially Serviced Mortgage Loan or REO Property as to
which the Special Servicer receives any Liquidation Proceeds or Insurance and
Condemnation Proceeds. The Liquidation Fee for each Specially Serviced Mortgage
Loan will be payable from, and will be calculated by application of a
"Liquidation Fee Rate" of 1% to the related payment or proceeds.
Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds received in connection with (i) the repurchase of any mortgage loan by a Mortgage Loan
Seller for a breach of representation or warranty or for defective or deficient mortgage loan documentation within the time period provided for such repurchases, (ii) the purchase of any Specially Serviced Mortgage Loan by the majority holder of the Controlling Class (or with respect to an AB Mortgage
Loan, the holder of the related Subordinate Companion Loan or with respect to a mortgage loan that is subject to mezzanine indebtedness, the holder of the related mezzanine loan, provided, that with respect to an AB Mortgage Loan or a mortgage loan that is subject to mezzanine indebtedness, the purchase occurs within the time period provided in the underlying intercreditor agreement), the
Special Servicer or the Servicer, or (iii) the purchase of all of the mortgage loans and REO Properties in connection with an optional termination of the trust fund. The Special Servicer may not receive a Workout Fee and a
Liquidation Fee with respect to the same proceeds collected on a mortgage loan.

     The Special Servicer will also be entitled to additional servicing compensation in the form of all application fees with respect to assumptions, assumption fees, extensions and modifications and all defeasance fees, in each case, received with respect to the Specially Serviced Mortgage Loans, and a specified percentage of all application, assumption, extension, material modification, waiver, consent and earnout fees received with respect to all mortgage loans that are not Specially Serviced Mortgage Loans and for which the
Special Servicer's consent or approval is required. The Special Servicer will also be entitled to late payment charges and default interest paid by the borrowers and collected while the related mortgage loans were Specially
Serviced Mortgage Loans and that are not needed to pay interest on Advances or certain additional trust fund expenses with respect to the related mortgage loan since the Closing Date. The Special Servicer will not be entitled to retain any portion of Excess Interest paid on the ARD Loans.

     Although the Servicer and the Special Servicer are each required to service and administer the pool of mortgage loans in accordance with the
Servicing Standards above and, accordingly, without regard to their rights to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Servicer or the Special Servicer, as the case may be, with an economic disincentive to comply with this standard.

     As and to the extent described in this prospectus supplement under
"Description of the Certificates--Advances," the Servicer will be entitled to receive interest on Advances, which will be paid contemporaneously with the reimbursement of the related Advance.

     Each of the Servicer and the Special Servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the Pooling and Servicing
Agreement. Neither the Servicer nor the Special Servicer will be entitled to reimbursement for any expenses incurred by it, except as expressly provided in the Pooling and Servicing Agreement. The Servicer or Special Servicer, as
applicable, will be responsible for all fees payable to any sub-servicers. See
"Description of the Certificates--Distributions--Method, Timing and Amount" in
this prospectus supplement and "Description of the Pooling
Agreements--Certificate Account" and "--Servicing Compensation and Payment of
Expenses" in the prospectus.

     If a borrower prepays a mortgage loan, in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees and any Excess Interest) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected, constitute a "Prepayment Interest Excess."
Conversely, if a borrower prepays a mortgage loan, in whole or in part, after the business day preceding the Servicer Remittance Date in any

                                     S-135

calendar month and does not pay interest on such prepayment through the following due date, then the shortfall in a full month's interest (net of related Servicing Fees) on such prepayment will constitute a "Prepayment
Interest Shortfall." Prepayment Interest Excesses (to the extent not offset by
Prepayment Interest Shortfalls) collected on the mortgage loans will be retained by the Servicer as additional servicing compensation.

     The Servicer will be required to deliver to the Paying Agent for deposit in the Distribution Account on each Servicer Remittance Date, without any right of reimbursement thereafter, a cash payment (a "Compensating Interest Payment")
in an amount equal to the lesser of (i) the aggregate amount of Prepayment
Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the mortgage loans for the related Distribution Date, and (ii) the aggregate of (A) that portion of its Servicing Fees for the related Distribution Date that is, in the case of each and every mortgage loan and REO Loan for which such Servicing Fees are being paid in such Due Period, calculated at 0.02% per annum, and (B) all Prepayment Interest Excesses and to the extent earned on principal prepayments, net investment earnings received by the Servicer during such Due Period. If a Prepayment Interest Shortfall occurs as a result of the Servicer's allowing the related borrower to deviate from the terms of the related mortgage loan documents regarding principal prepayments
(other than (X) subsequent to a default under the related mortgage loan documents (with the consent of the Special Servicer), (Y) pursuant to applicable law or a court order, or (Z) at the request or with the consent of the Directing Certificateholder), then, for purposes of calculating the
Compensating Interest Payment for the related Distribution Date, the amount in clause (ii) above shall be the aggregate of (A) all Servicing Fees for such Due
Period, (B) all Prepayment Interest Excesses and (C) to the extent earned on principal prepayments, net investment earnings received by the Servicer during such Due Period. In no event will the rights of the Certificateholders to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

MAINTENANCE OF INSURANCE

     To the extent permitted by the related mortgage loan and required by the
Servicing Standards, the Servicer or the Special Servicer will be required to use efforts consistent with the Servicing Standards, to cause each borrower to maintain for the related Mortgaged Property all insurance coverage required by the terms of the mortgage loan documents, except to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default. This insurance coverage is required to be in the amounts, and from an insurer meeting the requirements, set forth in the related mortgage loan documents. If the borrower does not maintain such coverage, the Servicer (with respect to mortgage loans) or the Special Servicer (with respect to REO Properties), as the case may be, will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates and the Trustee has an insurable interest, as determined by the Special Servicer in accordance with the Servicing Standard; provided that the Servicer will be obligated to maintain insurance against property damage resulting from terrorist or similar acts unless the borrower's failure is an Acceptable Insurance Default. The coverage described in the immediately preceding sentence will be in an amount that is not less than the lesser of the full replacement cost of the improvements securing that mortgage loan or the outstanding principal balance owing on that mortgage loan, but in any event, in an amount sufficient to avoid the application of any co-insurance clause unless otherwise noted in the related mortgage loan documents. After the Servicer determines that a Mortgaged
Property is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), the Servicer will be required to use efforts consistent with the Servicing Standards to (1)
cause each borrower to maintain (to the extent required by the related mortgage loan documents), and if the borrower does not so maintain, will be required to
(2) itself maintain to the extent the Trustee, as mortgagee, has an insurable interest in the Mortgaged Property and is available at commercially reasonable rates (as determined by the Servicer in accordance with the Servicing
Standards) a flood insurance policy in an amount representing coverage not less than the lesser of (1) the outstanding principal balance of the related mortgage loan and (2) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, but only to the extent that the related mortgage loan permits the lender to require the coverage and maintaining coverage is consistent with the Servicing Standards.

                                     S-136

     Notwithstanding the foregoing, with respect to the mortgage loans that either (x) require the borrower to maintain "all risk" property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such mortgage loan reasonably requires from time to time in order to protect its interests, the Servicer will be required to (A) actively monitor whether the insurance policies for the related
Mortgaged Property contain exclusions in addition to those customarily found in insurance policies prior to September 11, 2001 ("Additional Exclusions"), (B)
request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) notify the Special Servicer if any insurance policy contains Additional Exclusions or if any borrower fails to purchase the insurance requested to be purchased by the Servicer pursuant to clause (B) above. If the Special Servicer determines in accordance with the
Servicing Standards that such failure is not an Acceptable Insurance Default
(the Special Servicer with respect to Specially Serviced Mortgage Loans will be required to notify the Servicer of such default), the Servicer will be required to cause such insurance to be maintained. If the Special Servicer determines that such failure is an Acceptable Insurance Default, it will be required to inform each Rating Agency as to such conclusions for those mortgage loans that
(i) have one of the ten (10) highest outstanding principal balances of the mortgage loans then included in the trust or (ii) comprise more than 5% of the outstanding principal balance of the mortgage loans then included in the trust.

     "Acceptable Insurance Default" means, with respect to any mortgage loan, a default under the related mortgage loan documents arising by reason of (i) any failure on the part of the related borrower to maintain with respect to the related mortgaged real property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or (ii) any failure on the part of the related borrower to maintain with respect to the related mortgaged real property, insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of
November 23, 2004, in each case, as to which default the Servicer and the
Special Servicer may forbear taking any enforcement action; provided that the
Special Servicer has determined based on inquiry consistent with the Servicing
Standards and after consultation with the Directing Certificateholder, that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related mortgaged real property and located in or around the region in which such related mortgaged real property is located, or (b) such insurance is not available at any rate; provided, however, the Directing
Certificateholder will not have more than 30 days to respond to the Special
Servicer's request for consultation; provided, further, that upon the Special
Servicer's determination consistent with the Servicing Standards, that exigent circumstances do not allow the Special Servicer to consult with the Directing
Certificateholder, the Special Servicer will not be required to do so. Each of the Servicer and the Special Servicer will be entitled to rely on insurance consultants in making the determinations described above. The cost of such expense shall be paid from the Certificate Account as a Servicing Advance.

     During the period that the Special Servicer is evaluating the availability of such insurance, the Servicer will not be liable for any loss related to its failure to require the borrower to maintain such insurance and will not be in default of its obligations as a result of such failure.

     The Special Servicer will be required to maintain (or cause to be maintained), fire and hazard insurance on each REO Property, to the extent obtainable at commercially reasonable rates, in an amount that is at least equal to the lesser of (1) the full replacement cost of the improvements on the
REO Property, or (2) the outstanding principal balance owing on the related mortgage loan, and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the
Special Servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the Special
Servicer in accordance with the Servicing Standards), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance
Administration in an amount representing coverage not less than the maximum amount of insurance that is available under the National Flood Insurance Act of
1968, as amended.

                                     S-137

     The Pooling and Servicing Agreement provides that the Servicer and the
Special Servicer may satisfy their respective obligations to cause each borrower to maintain a hazard insurance policy by maintaining a blanket or master single interest or force-placed policy insuring against hazard losses on the mortgage loans and REO Properties. Any losses incurred with respect to mortgage loans or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by the Servicer or
Special Servicer in maintaining a hazard insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the Servicer as a
Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the mortgage loan documents to maintain earthquake insurance on any Mortgaged Property and the Special Servicer will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the Special Servicer will be paid out of a segregated custodial account created and maintained by the Special Servicer on behalf of the Trustee in trust for the Certificateholders (the "REO Account") or advanced by the
Servicer as a Servicing Advance.

     The costs of the insurance may be recovered by the Servicer or Trustee, as applicable, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the Pooling and Servicing Agreement. All costs and expenses incurred by the Special
Servicer in maintaining the insurance described above on REO Properties will be paid out of the related REO Account or, if the amount in such account is insufficient, such costs and expenses will be advanced by the Servicer to the
Special Servicer as a Servicing Advance.

     No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the mortgage loans, nor will any mortgage loan be subject to
FHA insurance.

MODIFICATIONS, WAIVER AND AMENDMENTS

     Except as otherwise set forth in this paragraph, the Special Servicer (or, with respect to non-material modifications, waivers and amendments, the
Servicer) may not waive, modify or amend (or consent to waive, modify or amend)
any provision of a mortgage loan that is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the Pooling and
Servicing Agreement, and (2) any waiver, modification or amendment more than three months after the Closing Date that would not be a "significant modification" of the mortgage loan within the meaning of Treasury Regulations
Section 1.860G-2(b). The Servicer will not be permitted under the Pooling and
Servicing Agreement to agree to any modifications, waivers and amendments without the consent of the Special Servicer except certain non-material consents and waivers described in the Pooling and Servicing Agreement. The
Special Servicer, subject to any required Directing Certificateholder consent described in this prospectus supplement, will have the sole authority to approve any assumptions, transfers of interest, material modifications, property management company changes, franchise affiliation changes, releases of performance escrows, additional indebtedness, due-on-sale or due-on-encumbrance provisions with respect to all mortgage loans (other than non-material modifications, waivers and amendments).

     If, and only if, the Special Servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Mortgage Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the Special Servicer's judgment, reasonably foreseeable, is reasonably likely to produce a greater recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) than liquidation of the Specially Serviced
Mortgage Loan, then the Special Servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Mortgage Loan, subject to the restrictions and limitations described below (and with respect to each AB Mortgage Loan, subject to any rights of the holder of the related
Subordinate Companion Loan to consent to such modification, waiver or amendment).

                                     S-138

     The Special Servicer will use its reasonable efforts to the extent reasonably possible to fully amortize a modified mortgage loan prior to the
Rated Final Distribution Date. The Special Servicer may not agree to a modification, waiver or amendment of any term of any Specially Serviced
Mortgage Loan if that modification, waiver or amendment would extend the maturity date of the Specially Serviced Mortgage Loan to a date occurring later than the earlier of (A) two years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Mortgage Loan is secured by a leasehold estate and not the related fee interest, the date twenty years or, to the extent consistent with the Servicing Standards, giving due consideration to the remaining term of the ground lease, ten years, prior to the end of the current term of the ground lease, plus any unilateral options to extend.

     In the event of a modification that creates a deferral of interest on a mortgage loan and a capitalization of such interest deferral, the Pooling and
Servicing Agreement will provide that the amount of deferred interest will be allocated to reduce the Distributable Certificate Interest of the Class or
Classes (other than the Class S Certificates and the Class X Certificates) with the latest alphabetical designation then outstanding, and to the extent so allocated, will be added to the Certificate Balance of the Class or Classes.

     The Special Servicer or the Servicer, as the case may be, will be required to notify each other, the Directing Certificateholder, the applicable Mortgage
Loan Seller, each Rating Agency, the Paying Agent and the Trustee of any modification, waiver or amendment of any term of any mortgage loan and will be required to deliver to the Trustee for deposit in the related mortgage file, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution of that agreement, all as set forth in the Pooling and Servicing Agreement. Copies of each agreement whereby the modification, waiver or amendment of any term of any mortgage loan is effected are required to be available for review during normal business hours at the offices of the Trustee. See "Description of the Certificates--Reports to
Certificateholders; Certain Available Information" in this prospectus supplement.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     Within 30 days after a mortgage loan has become a Specially Serviced
Mortgage Loan, the Special Servicer will be required to order an appraisal
(which will not be required to be received within that 30-day period) and, not more than 30 days after receipt of such appraisal, determine the fair value of the mortgage loan in accordance with the Servicing Standards. The Special
Servicer will be permitted to change, from time to time thereafter, its determination of the fair value of a mortgage loan in default based upon changed circumstances, new information or otherwise, in accordance with the
Servicing Standards.

     In the event a mortgage loan is in default, the Certificateholder holding the largest aggregate Certificate Balance of the Controlling Class and the
Special Servicer will each have an assignable option (a "Purchase Option") to purchase the mortgage loan in default from the trust fund ((i) subject to, with respect to each AB Mortgage Loan, the purchase right of the holder of the related Subordinate Companion Loan and (ii) in the case of any mortgage loan, subject to any purchase rights of any holders of mezzanine debt as described under "Description of the Mortgage Pool--General" in this prospectus supplement) at a price (the "Option Price") equal to, if the Special Servicer has not yet determined the fair value of the mortgage loan in default, (i) (a)
the unpaid principal balance of the mortgage loan in default, plus (b) accrued and unpaid interest on such balance, plus (c) all Yield Maintenance Charges and/or prepayment penalties then due (except if the Purchase Option is exercised by the Controlling Class Certificateholder), plus (d) all related unreimbursed Servicing Advances, together with accrued and unpaid interest on all Advances, all accrued Special Servicing Fees allocable to such mortgage loan in default whether paid or unpaid, and any unreimbursed trust fund expenses in respect of such mortgage loan, or (ii) the fair value of the mortgage loan in default as determined by the Special Servicer, if the Special
Servicer has made such fair value determination. The Certificateholder holding the largest aggregate Certificate Balance of the Controlling Class will have an exclusive right to exercise the Purchase Option for a specified period of time.

     Unless and until the Purchase Option with respect to a mortgage loan in default is exercised, the Special Servicer will be required to pursue such other resolution strategies available under the Pooling

                                     S-139

and Servicing Agreement, including workout and foreclosure, consistent with the
Servicing Standards, but the Special Servicer will not be permitted to sell the mortgage loan in default other than pursuant to the exercise of the Purchase
Option.

     If not exercised sooner, the Purchase Option with respect to any mortgage loan in default will automatically terminate upon (i) the related borrower's cure of all defaults on the mortgage loan in default, (ii) the acquisition on behalf of the trust fund of title to the related Mortgaged Property by foreclosure or deed in lieu of foreclosure or (iii) the modification or pay-off
(full or discounted) of the mortgage loan in default in connection with a workout. In addition, the Purchase Option with respect to a mortgage loan in default held by any person will terminate upon the exercise of the Purchase
Option by any other holder of a Purchase Option.

     If (a) a Purchase Option is exercised with respect to a mortgage loan in default and the person expected to acquire the mortgage loan in default pursuant to such exercise is a Controlling Class Certificateholder, the Special
Servicer, or any of their respective affiliates (in other words, the Purchase
Option has not been assigned to another unaffiliated person) and (b) the Option
Price is based on the Special Servicer's determination of the fair value of the mortgage loan in default, then the Servicer (or, if the Servicer is an affiliate of the Special Servicer, an independent third party appointed by the
Trustee) will be required to determine if the Option Price represents a fair value for the mortgage loan in default. The Servicer (or the independent third party, as applicable) will be entitled to receive, out of general collections on the mortgage loans and any REO Properties in the trust fund, a reasonable fee for each such determination not to exceed $2,500 per mortgage loan plus reasonable out-of-pocket costs and expenses; provided, however, with respect to any mortgage loan, the $2,500 fee shall be collectible once in any six month period.

     If title to any Mortgaged Property is acquired by the trust fund, the
Special Servicer, on behalf of the trust fund, will be required to sell the
Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the Internal Revenue Service (the
"IRS") grants an extension of time to sell the property or (2) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund longer than the above-referenced three year period will not result in the imposition of a tax on either of the Upper-Tier
REMIC or the Lower-Tier REMIC or cause the trust fund (or either of the
Upper-Tier REMIC or the Lower-Tier REMIC) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the Pooling and
Servicing Agreement, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired on the same terms and conditions it would if it were the owner. The Special Servicer will also be required to ensure that any Mortgaged Property acquired by the trust fund is administered so that it constitutes "foreclosure property" within the meaning of Code
Section 860G(a)(8) at all times and that the sale of the property does not result in the receipt by the trust fund of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If the trust fund acquires title to any Mortgaged Property, the Special Servicer, on behalf of the trust fund, will retain, at the expense of the trust fund, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was at least 10% completed at the time default on the related mortgage loan became imminent. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage the Mortgaged Property as required under the Pooling and
Servicing Agreement.

     Generally, neither the Upper-Tier REMIC nor the Lower-Tier REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the trust fund to the extent that it constitutes "rents from real property," within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the
Code. Rents from real property include fixed rents and rents based on the receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be

                                     S-140

considered as customary if, in the geographic market in which the building is located, tenants in buildings that are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the trust fund would not constitute rents from real property, or that none of such income would qualify if a separate charge is not stated for such non-customary services or they are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel. Any of the foregoing types of income may instead constitute "net income from foreclosure property," which would be taxable to the Lower-Tier REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes.
The Pooling and Servicing Agreement provides that the Special Servicer will be permitted to cause the Lower-Tier REMIC to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the trust fund to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of
Certificates. See "Certain Federal Income Tax Consequences--Federal Income Tax
Consequences for REMIC Certificates--Taxes That May Be Imposed on the REMIC
Pool" in the prospectus.

     To the extent that Liquidation Proceeds collected with respect to any mortgage loan are less than the sum of: (1) the outstanding principal balance of the mortgage loan, (2) interest accrued on the mortgage loan and (3) the aggregate amount of expenses reimbursable to the Servicer, Special Servicer or the Trustee or paid out of the trust fund that were not reimbursed by the related borrower (including any unpaid servicing compensation, unreimbursed
Servicing Advances and unpaid and accrued interest on all Advances) incurred with respect to the mortgage loan, the trust fund will realize a loss in the amount of the shortfall. The Trustee, the Servicer and/or the Special Servicer
will be entitled to reimbursement out of the Liquidation Proceeds recovered on any mortgage loan, prior to the distribution of those Liquidation Proceeds to
Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related mortgage loan, certain unreimbursed expenses incurred with respect to the mortgage loan and any unreimbursed
Advances (including interest thereon) made with respect to the mortgage loan.
In addition, amounts otherwise distributable on the Certificates will be further reduced by interest payable to the Servicer, the Special Servicer or the Trustee on these Advances.

     If any Mortgaged Property suffers damage and the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the Servicer will not be required to advance the funds to effect the restoration unless (1) the Special Servicer determines that the restoration will increase the proceeds to Certificateholders on liquidation of the mortgage loan after reimbursement of the Special Servicer or the Servicer, as the case may be, for its expenses and (2) the Servicer has not determined that the advance would be a Nonrecoverable Advance.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The Servicer will be required to perform or cause to be performed (at its own expense), physical inspections of each Mortgaged Property securing a
Mortgage Note with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case commencing in the calendar year 2005, unless a physical inspection has been performed by the Special Servicer within the last calendar year and the Servicer has no knowledge of a material change in the Mortgaged
Property since such physical inspection; provided, further, however, that if any scheduled payment becomes more than 60 days delinquent on the related mortgage loan, the Special Servicer is required to inspect the related
Mortgaged Property as soon as practicable after the mortgage loan becomes a
Specially Serviced Mortgage Loan and annually thereafter for so long as the mortgage loan remains a Specially Serviced Mortgage Loan (the cost of which inspection will be

                                     S-141

reimbursed first from default interest and late charges constituting additional compensation of the Special Servicer on the related mortgage loan and then from the Certificate Account as an expense of the trust fund. The Special Servicer or the Servicer, as applicable, will be required to prepare or cause to be prepared a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property and specifying the existence of any material vacancies in the Mortgaged Property of which it has knowledge, of any sale, transfer or abandonment of the Mortgaged Property, of any material change in the condition of the Mortgaged Property, or of any material waste committed on the Mortgaged Property.

     With respect to each mortgage loan that requires the borrower to deliver
Operating Statements, the Special Servicer or the Servicer, as applicable, is also required to use reasonable efforts to collect and review the annual
Operating Statements of the related Mortgaged Property. Most of the mortgage loan documents obligate the related borrower to deliver annual property
Operating Statements. However, we cannot assure you that any Operating
Statements required to be delivered will in fact be delivered, nor is the
Special Servicer or the Servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing mortgage loan.

     Copies of the inspection reports and Operating Statements referred to above that are delivered to the Directing Certificateholder and the Paying
Agent will be available for review by Certificateholders during normal business hours at the offices of the Paying Agent. See "Description of the
Certificates--Reports to Certificateholders; Certain Available Information" in
this prospectus supplement.

CERTAIN MATTERS REGARDING THE SERVICER, THE SPECIAL SERVICER AND THE DEPOSITOR

     The Pooling and Servicing Agreement permits the Servicer and the Special
Servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor and receipt by the Trustee of written confirmation from each Rating Agency that the resignation and appointment will not, in and of itself, cause a downgrade, withdrawal or qualification of the rating assigned by such Rating Agency to any
Class of Certificates, and the approval of such successor by the Directing
Certificateholder, which approval shall not be unreasonably withheld, or (b) a determination that their respective obligations are no longer permissible with respect to the Servicer or the Special Servicer, as the case may be, under applicable law. No resignation will become effective until the Trustee or other successor has assumed the obligations and duties of the resigning Servicer or
Special Servicer, as the case may be, under the Pooling and Servicing
Agreement.

     The Pooling and Servicing Agreement will provide that none of the
Servicer, the Special Servicer, the Depositor or any member, manager, director, officer, employee or agent of any of them will be under any liability to the trust fund or the Certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling and Servicing Agreement or for errors in judgment; provided, however, that none of the Servicer, the Special Servicer, the Depositor or similar person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the Pooling and
Servicing Agreement or by reason of negligent disregard of the obligations and duties. The Pooling and Servicing Agreement will also provide that the
Servicer, the Special Servicer (or the Special Servicer's members and managers), the Depositor and their respective affiliates and any director, officer, employee or agent of any of them will be entitled to indemnification by the trust fund against any loss, liability or expense incurred in connection with any legal action or claim that relates to the Pooling and Servicing
Agreement or the Certificates; provided, however, that the indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing Agreement, by reason of negligent disregard of such party's obligations or duties, or in the case of the
Depositor and any of its directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law.

     In addition, the Pooling and Servicing Agreement will provide that none of the Servicer, the Special Servicer or the Depositor will be under any obligation to appear in, prosecute or defend any

                                     S-142

legal action that is not incidental to its respective responsibilities under the Pooling and Servicing Agreement or that in its opinion may involve it in any expense or liability not reimbursed by the trust. However, each of the
Servicer, the Special Servicer and the Depositor will be permitted, in the exercise of its discretion, to undertake any action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the Certificateholders (and in the case of each AB Mortgage Loan, the rights of the Certificateholders and the holder of the related Subordinate
Companion Mortgage Loan (as a collective whole) under the Pooling and Servicing
Agreement. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the Certificateholders, the Servicer, the Special Servicer or the Depositor, as
the case may be, will be entitled to charge the Certificate Account for the expenses.

     Pursuant to the Pooling and Servicing Agreement, the Servicer and Special
Servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the Pooling and Servicing Agreement. Notwithstanding the foregoing, the
Servicer and the Special Servicer will be allowed to self-insure with respect to an errors and omission policy and a fidelity bond so long as certain conditions set forth in the Pooling and Servicing Agreement are met.

     Any person into which the Servicer, the Special Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Servicer, the Special Servicer or the Depositor is a
party, or any person succeeding to the business of the Servicer, the Special
Servicer or the Depositor, will be the successor of the Servicer, the Special
Servicer or the Depositor, as the case may be, under the Pooling and Servicing
Agreement. The Servicer and the Special Servicer may have other normal business relationships with the Depositor or the Depositor's affiliates.

EVENTS OF DEFAULT

     "Events of Default" under the Pooling and Servicing Agreement with respect to the Servicer or the Special Servicer, as the case may be, will include, without limitation:

          (a) (i) any failure by the Servicer to make a required deposit to the
     Certificate Account on the day such deposit was first required to be made, which failure is not remedied within one business day, or (ii) any failure by the Servicer to deposit into, or remit to the Paying Agent for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

          (b) any failure by the Special Servicer to deposit into the REO
     Account within two business days after the day such deposit is required to be made, or to remit to the Servicer for deposit in the Certificate Account any such remittance required to be made by the Special Servicer on the day such remittance is required to be made under the Pooling and Servicing
     Agreement;

          (c) any failure by the Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for thirty days (fifteen days in the case of the
     Servicer's failure to make a Servicing Advance or fifteen days in the case of a failure to pay the premium for any insurance policy required to be maintained under the Pooling and Servicing Agreement) after written notice of the failure has been given to the Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the Servicer or the Special Servicer, as the case may be, with a copy to each other party to the related Pooling and Servicing Agreement, by
     Certificateholders of any Class, evidencing as to that Class, Percentage
     Interests aggregating not less than 25%; provided, however, if that failure is capable of being cured and the Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

          (d) any breach on the part of the Servicer or the Special Servicer of any representation or warranty in the Pooling and Servicing Agreement that materially and adversely affects the

                                     S-143

     interests of any Class of Certificateholders and that continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the Servicer or the Special Servicer, as the case may be, by the Depositor, the Paying
     Agent or the Trustee, or to the Servicer, the Special Servicer, the
     Depositor, the Paying Agent and the Trustee by the Certificateholders of
     any Class, evidencing as to that Class, Percentage Interests aggregating not less than 25%; provided, however, if that breach is capable of being cured and the Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

          (e) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the Servicer or the Special Servicer, and certain actions by or on behalf of the Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations;

          (f) a servicing officer of the Servicer or the Special Servicer, as applicable, obtains actual knowledge that Moody's has (i) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of
     Certificates, or (ii) has placed one or more Classes of Certificates on
     "watch status" in contemplation of a ratings downgrade or withdrawal (and such "watch status" placement shall not have been withdrawn by Moody's within 60 days of the date such servicing officer obtained such actual knowledge) and, in the case of either of clause (i) or (ii), cited servicing concerns with the Servicer or Special Servicer, as applicable, as the sole or material factor in such rating action; or

          (g) the Trustee has received written notice from S&P to the effect that the Servicer or the Special Servicer has been removed from S&P's approved master servicer list or S&P's approved special servicer list, respectively, and any of the ratings assigned to the Certificates have been qualified, downgraded or withdrawn in connection with such removal.

RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default occurs with respect to the Servicer or the Special
Servicer under the Pooling and Servicing Agreement, then, so long as the Event of Default remains unremedied, the Depositor or the Trustee will be authorized, and at the written direction of Certificateholders entitled to not less than
51% of the Voting Rights or the Directing Certificateholder, the Trustee will be required, to terminate all of the rights and obligations of the defaulting party as Servicer or Special Servicer, as applicable (other than certain rights in respect of indemnification and certain items of servicing compensation), under the Pooling and Servicing Agreement. The Trustee, or the Servicer with respect to a termination of the Special Servicer, will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as
Servicer or Special Servicer, as applicable, under the Pooling and Servicing
Agreement and will be entitled to similar compensation arrangements. If the
Trustee is unwilling or unable so to act, it may (or, at the written request of the Directing Certificateholder or Certificateholders entitled to not less than
51% of the Voting Rights, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity that would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates by either Rating Agency to act as successor to the Servicer or Special Servicer, as the case may be, under the Pooling and Servicing Agreement and that has been approved by the Directing
Certificateholder, which approval shall not be unreasonably withheld.

     No Certificateholder will have any right under the Pooling and Servicing
Agreement to institute any proceeding with respect to the Certificates or the
Pooling and Servicing Agreement unless the holder previously has given to the
Trustee written notice of default and the continuance of the default and unless the holders of Certificates of any Class evidencing not less than 25% of the aggregate Percentage Interests constituting the Class have made written request upon the Trustee to institute a proceeding in its own name (as Trustee) and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing
Agreement or to institute, conduct or defend any

                                     S-144

related litigation at the request, order or direction of any of the
Certificateholders, unless the Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

AMENDMENT

     The Pooling and Servicing Agreement may be amended by the parties to the
Pooling and Servicing Agreement, without the consent of any of the holders of
Certificates:

          (a) to cure any ambiguity to the extent the cure does not materially and adversely affect the interests of any Certificateholder;

          (b) to cause the provisions in the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in this prospectus supplement with respect to the Certificates, the trust or the Pooling and Servicing Agreement or to correct or supplement any of its provisions which may be inconsistent with any other provisions therein or to correct any error to the extent, in each case, it does not materially and adversely affect the interests of any Certificateholder;

          (c) to change the timing and/or nature of deposits in the Certificate
     Account, the Distribution Accounts or the REO Account, provided that (A)
     the Servicer Remittance Date shall in no event be later than the business day prior to the related Distribution Date, (B) the change would not adversely affect in any material respect the interests of any
     Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment) and (C) the change would not result in the downgrade, qualification or withdrawal of the ratings assigned to any
     Class of Certificates by either Rating Agency, as evidenced by a letter from each Rating Agency;

          (d) to modify, eliminate or add to any of its provisions (i) to the extent as will be necessary to maintain the qualification of either of the
     Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, to maintain the grantor trust portion of the trust fund as a grantor trust or to avoid or minimize the risk of imposition of any tax on the trust fund, provided that the Trustee has received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates or Subordinate Companion Loans or (ii) to restrict (or to remove any existing restrictions with respect
     to) the transfer of the Residual Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee (see "Certain Federal Income Tax Consequences--Federal Income
     Tax Consequences for REMIC Certificates--Taxation of Residual
     Certificates--Tax-Related Restrictions on Transfer of Residual
     Certificates" in the prospectus);

          (e) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel and written confirmation that the change would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates by either Rating Agency;

          (f) to amend or supplement any provision of the Pooling and Servicing
     Agreement to the extent necessary to maintain the ratings assigned to each
     Class of Certificates by each Rating Agency, as evidenced by written confirmation that the change would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of
     Certificates by such Rating Agency; and

          (g) to modify the provisions generally described under the third to last paragraph of the Section "Description of the Certificates--Advances"
     if (1) the Depositor, the Servicer, the Special Servicer, the Trustee and
     the Directing Certificateholder determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (2) such modification does not adversely affect the status of the Upper-Tier

                                     S-145

     REMIC or the Lower-Tier REMIC as a REMIC or of the grantor trust portion of the Trust Fund as a grantor trust, as evidenced by an opinion of counsel and (3) each Rating Agency has delivered written confirmation that such modification would not cause the downgrade, withdrawal or qualification of any of the then current ratings of any Class of Certificates.

     Notwithstanding the foregoing, no amendment may be made that changes in any manner the obligations of any Mortgage Loan Seller under a Purchase
Agreement without the consent of the applicable Mortgage Loan Seller.

     The Pooling and Servicing Agreement may also be amended by the parties to the Pooling and Servicing Agreement with the consent of the holders of
Certificates of each Class affected by such amendment evidencing, in each case, not less than 66% of the aggregate Percentage Interests constituting the Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of the Certificates, except that the amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received on the mortgage loans that are required to be distributed on a Certificate of any Class without the consent of the holder of that Certificate, (2) reduce such percentage of Certificates of any Class, the holders of which are required to consent to the amendment or remove the requirement to obtain consent without the consent of the holders of all
Certificates of that Class then outstanding, (3) adversely affect the Voting
Rights of any Class of Certificates, without the consent of the holders of all
Certificates of that Class then outstanding, (4) change in any manner the obligations of any Mortgage Loan Seller under a Purchase Agreement without the consent of the applicable Mortgage Loan Seller, or (5) amend the Servicing
Standards without, in each case, the consent of 100% of the holders of
Certificates or written confirmation that such amendment would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates by either Rating Agency.

     Notwithstanding the foregoing, no party will be required to consent to any amendment to the Pooling and Servicing Agreement without having first received an opinion of counsel (at the trust fund's expense) to the effect that the amendment is permitted under the Pooling and Servicing Agreement and that the amendment or the exercise of any power granted to the Servicer, the Special
Servicer, the Depositor, the Trustee, the Paying Agent or any other specified person in accordance with the amendment, will not result in the imposition of a tax on any portion of the trust fund or cause either of the Upper-Tier REMIC or
Lower-Tier REMIC to fail to qualify as a REMIC or cause the grantor trust portion of the trust fund to fail to qualify as a grantor trust.

                                     S-146

                       YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     General. The yield on any Offered Certificate will depend on: (1) the
Pass-Through Rate for the Certificate; (2) the price paid for the Certificate and, if the price was other than par, the rate and timing of payments of principal on the Certificate; (3) the aggregate amount of distributions on the
Certificate; and (4) the aggregate amount of Collateral Support Deficit amounts allocated to a Class of Offered Certificates.

     Pass-Through Rate. The Pass-Through Rate applicable to each class of
Offered Certificates for any Distribution Date will equal the rate set forth on the cover of this prospectus supplement. See "Description of the Certificates"
in this prospectus supplement.

     Rate and Timing of Principal Payments. The yield to holders of Offered
Certificates that are purchased at a discount or premium will be affected by the rate and timing of principal payments on the mortgage loans (including principal prepayments on the mortgage loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations). As described in this prospectus supplement, the Group 1 Principal Distribution Amount (and, after the Class A-1A Certificates have been reduced to zero, any remaining
Group 2 Principal Distribution Amount) for each Distribution Date will generally be distributable first, in respect of the Class A-1 Certificates until their Certificate Balance is reduced to zero, second, in respect of the
Class A-2 Certificates until their Certificate Balance is reduced to zero, third, in respect of the Class A-3 Certificates until their Certificate Balance is reduced to zero, fourth, in respect of the Class A-4 Certificates until their Certificate Balance is reduced to zero, fifth, in respect of the Class
A-5 Certificates until their Certificate Balance is reduced to zero and sixth, in respect of the Class A-6 Certificates until their Certificate Balance is reduced to zero; and the Group 2 Principal Distribution Amount (and, after the
Class A-6 Certificates have been reduced to zero, any remaining Group 1
Principal Distribution Amount) for each Distribution Date will generally be distributable to the Class A-1A Certificates until their Certificate Balance is reduced to zero. After those distributions, the remaining Principal
Distribution Amount with respect to the pool of mortgage loans will generally be distributable entirely in respect of the Class A-J, Class B, Class C, Class
D and Class E Certificates and then the Non-Offered Certificates (other than the Class A-1A, Class X-1 and Class X-2 Certificates), in that order, in each case until the Certificate Balance of such Class of Certificates is reduced to zero. Consequently, the rate and timing of principal payments on the mortgage loans will in turn be affected by their amortization schedules, Lockout
Periods, Yield Maintenance Charges, the dates on which balloon payments are due, any extensions of maturity dates by the Servicer or the Special Servicer and the rate and timing of principal prepayments and other unscheduled collections on the mortgage loans (including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of mortgage loans out of the trust fund). Furthermore, because the amount of principal that will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class
A-5, Class A-6 and Class A-1A Certificates will generally be based upon the particular Loan Group in which the related mortgage loan is deemed to be included, the yield on the Class A-1, Class A-2, Class A-3, Class A-4, Class
A-5 and Class A-6 Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 1 and the yield on the Class A-1A Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group
2. In addition, although the borrowers under the ARD Loans may have certain incentives to prepay the ARD Loans on their Anticipated Repayment Dates, we cannot assure you that the borrowers will be able to prepay the ARD Loans on their Anticipated Repayment Dates. The failure of a borrower to prepay an ARD
Loan on its Anticipated Repayment Date will not be an event of default under the terms of the ARD Loans, and pursuant to the terms of the Pooling and
Servicing Agreement, neither the Servicer nor the Special Servicer will be permitted to take any enforcement action with respect to a borrower's failure to pay Excess Interest, other than requests for collection, until the scheduled maturity of the respective ARD Loan; provided, that the Servicer or the Special
Servicer, as the case may be, may take action to enforce the trust fund's right to apply excess cash flow to principal in accordance with the terms of the ARD
Loan documents. See "Risk Factors--Borrower May Be Unable to Repay Remaining
Principal Balance on Maturity Date or Anticipated Repayment Date" in this prospectus supplement.

                                     S-147

     Prepayments and, assuming the respective stated maturity dates for the mortgage loans have not occurred, liquidations and purchases of the mortgage loans, will result in distributions on the Offered Certificates of amounts that would otherwise be distributed over the remaining terms of the mortgage loans.
Defaults on the mortgage loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the mortgage loans (and, accordingly, on the Offered Certificates), while work-outs are negotiated or foreclosures are completed. See "Servicing of the Mortgage
Loans--Modifications, Waiver and Amendments" and "--Realization Upon Defaulted
Mortgage Loans" in this prospectus supplement and "Certain Legal Aspects of
Mortgage Loans--Foreclosure" in the prospectus. Because the rate of principal payments on the mortgage loans will depend on future events and a variety of factors (as described below), we cannot assure you as to the rate of principal payments or the rate of principal prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans.

     The extent to which the yield to maturity of any Class of Offered
Certificates may vary from the anticipated yield will depend upon the degree to which the Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans (with respect to the
Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 and Class A-1A
Certificates, the Loan Group in which such mortgage loan is deemed to be included) are in turn distributed on the Certificates. An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans will result in an actual yield to the investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans will result in an actual yield to the investor that is lower than the anticipated yield. In general, the earlier a payment of principal is distributed on an Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments distributed on an investor's Offered Certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

     Principal prepayments on the mortgage loans would also affect the yield on the Class B, Class C, Class D and Class E Certificates to the extent the WAC
Rate is reduced as a result of those prepayments for one or more future periods. The Pass-Through Rates on the Classes of Certificates that are equal to, based upon, or limited by, the WAC Rate may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

     Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which the holders are required to bear the effects of any losses or shortfalls on the mortgage loans. Losses and other shortfalls on the mortgage loans will generally be borne by the holders of the
Class NR, Class Q, Class P, Class N, Class M, Class L, Class K, Class J, Class
H, Class G, Class F, Class E, Class D, Class C, Class B and Class A-J
Certificates, in that order, in each case to the extent of amounts otherwise distributable in respect of the Class of Certificates. In the event of the reduction of the Certificate Balances of all those Classes of Certificates to zero, the resulting losses and shortfalls will then be borne, pro rata, by the
Class A Certificates.

     Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the mortgage loans (for example, due-on-sale clauses, Lockout
Periods or Yield Maintenance Charges and amortization terms that require balloon payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the
Mortgaged Properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors" and
"Description of the Mortgage Pool" in this prospectus supplement and "Risk
Factors" and "Yield and Maturity Considerations--Yield and Prepayment
Considerations" in the prospectus.

                                     S-148

     The rate of prepayment on the pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level as the mortgage loans. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. However, under all of the mortgage loans, voluntary prepayments are subject to Lockout Periods and/or Yield
Maintenance Charges. See "Description of the Mortgage Pool--Certain Terms and
Conditions of the Mortgage Loans--Prepayment Provisions" in this prospectus supplement. In any case, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of Yield
Maintenance Charges or prepayment premiums, or that involuntary prepayments will not occur.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell
Mortgaged Properties in order to realize their equity in the Mortgaged
Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

     The Depositor makes no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans, as to the relative importance of those factors, as to the percentage of the principal balance of the mortgage loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the mortgage loans.

     Delay in Payment of Distributions. Because each monthly distribution is made on each Distribution Date, which is at least 12 days after the end of the related Interest Accrual Period, the effective yield to the holders of the
Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

     Unpaid Distributable Certificate Interest. As described under "Description of the Certificates--Distributions--Priority" in this prospectus supplement, if the portion of the Available Distribution Amount distributable in respect of interest on any Class of Offered Certificates on any Distribution Date is less than the Distributable Certificate Interest then payable for that Class, the shortfall will be distributable to holders of that Class of Certificates on subsequent Distribution Dates, to the extent of available funds. Any shortfall will not bear interest, however, so it will negatively affect the yield to maturity of the Class of Certificates for so long as it is outstanding.

WEIGHTED AVERAGE LIFE

     The weighted average life of an Offered Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of the Certificate is distributed to the related investor. The weighted average life of an Offered Certificate will be influenced by, among other things, the rate at which principal on the mortgage loans is paid or otherwise collected, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and
Liquidation Proceeds. As described in this prospectus supplement, the Group 1
Principal Distribution Amount (and, after the Class A-1A Certificates have been reduced to zero, any remaining Group 2 Principal Distribution Amount) for each
Distribution Date will generally be distributable first, in respect of the
Class A-1 Certificates until their Certificate Balance is reduced to zero, second, in respect of the Class A-2 Certificates until their Certificate
Balance is reduced to zero, third, in respect of the Class A-3 Certificates until their Certificate Balance is reduced to zero, fourth, in respect of the
Class A-4 Certificates until their Certificate Balance is reduced to zero, fifth, in respect of the Class A-5 Certificates until their Certificate Balance is reduced to zero and sixth, in respect of the Class A-6 Certificates until their Certificate Balance is reduced to zero; and the Group 2 Principal
Distribution Amount (and, after the Class A-6 Certificates have been reduced to zero, any remaining Group 1 Principal Distribution Amount) for each
Distribution Date will generally be distributable to the Class A-1A
Certificates. After those distributions, the remaining Principal Distribution
Amount with respect to all the mortgage loans will generally be distributable entirely in respect of the Class A-J, Class B, Class C, Class D and Class E
Certificates and then the Non-Offered

                                     S-149

Certificates (other than the Class A-1A, Class X-1 and Class X-2 Certificates), in that order, in each case until the Certificate Balance of each such Class of
Certificates is reduced to zero.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the "Constant Prepayment
Rate" or "CPR" model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of mortgage loans. As used in each of the following tables, the column headed "0% CPR" assumes that none of the mortgage loans is prepaid before its maturity date or Anticipated Repayment
Date, as the case may be. The columns headed "3% CPR," "6% CPR," "9% CPR" and
"12% CPR" assume that prepayments on the mortgage loans are made at those levels of CPR following the expiration of any Lockout Period and any applicable period in which Defeasance is permitted. We cannot assure you, however, that prepayments of the mortgage loans will conform to any level of CPR, and no representation is made that the mortgage loans will prepay at the levels of CPR shown or at any other prepayment rate.

     The following tables indicate the percentage of the initial Certificate
Balance of each Class of the Offered Certificates that would be outstanding after each of the dates shown at various CPRs and the corresponding weighted average life of each Class of Certificates. The tables have been prepared on the basis of the following assumptions, among others:

          (a) scheduled periodic payments including payments due at maturity of principal and/or interest on the mortgage loans will be received on a timely basis and will be distributed on the 12th day of the related month, beginning in December 2004;

          (b) the Mortgage Rate in effect for each mortgage loan as of the cut-off date will remain in effect to the maturity date or the Anticipated
     Repayment Date, as the case may be, and will be adjusted as required pursuant to the definition of Mortgage Rate;

          (c) no Mortgage Loan Seller will be required to repurchase any mortgage loan, none of the holders of the Controlling Class (or any other
     Certificateholder), the Special Servicer, the Servicer or the holders of the Class LR Certificates will exercise its option to purchase all the mortgage loans and thereby cause an early termination of the trust fund, no holder of any Subordinate Companion Loan will exercise its option to purchase the related AB Mortgage Loan and no holder of any mezzanine indebtedness will exercise its option to purchase the related mortgage loan;

          (d) any principal prepayments on the mortgage loans will be received on their respective due dates after the expiration of any applicable
     Lockout Period and/or Defeasance period at the respective levels of CPR set forth in the tables;

          (e) no Yield Maintenance Charges or prepayment premiums are included in any allocations or calculations;

          (f) the Closing Date is November 23, 2004;

          (g) the ARD Loans prepay in full on their Anticipated Repayment Dates;

          (h) the Pass-Through Rates and initial Certificate Balances of the respective Classes of Certificates are as described in this prospectus supplement;

          (i) the Administrative Cost Rate is calculated on the Stated Principal
     Balance of the mortgage loans and in the same manner as interest is calculated on the mortgage loans; and

          (j) the portion of the mortgage loan, identified as Loan No. 55 on
     Annex A-1 to this prospectus supplement, that is prepayable with a Yield
     Maintenance Charge prior to the end of the Defeasance period for such mortgage loan is not so prepaid.

     To the extent that the mortgage loans have characteristics that differ from those assumed in preparing the tables set forth below, a Class of Offered
Certificates may mature earlier or later than indicated by the tables. It is highly unlikely that the mortgage loans will prepay at any constant rate until maturity or that all the mortgage loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or

                                     S-150

decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the mortgage loans were to equal any of the specified CPR percentages. Investors are urged to conduct their own analyses of the rates at which the mortgage loans may be expected to prepay. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each Class of Offered Certificates and set forth the percentage of the initial Certificate Balance of the Class of the Offered
Certificate that would be outstanding after each of the dates shown at the indicated CPRs.

                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS A-1 CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:

                     DATE                         0% CPR         3% CPR         6% CPR         9% CPR         12% CPR
--------------------------------------------- -------------- -------------- -------------- -------------- --------------

Initial Percentage ..........................           100            100            100            100            100
November 12, 2005 ...........................            56             55             55             54             54
November 12, 2006 ...........................             5              4              3              2              2
November 12, 2007 ...........................             0              0              0              0              0
November 12, 2008 ...........................             0              0              0              0              0
November 12, 2009 ...........................             0              0              0              0              0
November 12, 2010 ...........................             0              0              0              0              0
November 12, 2011 ...........................             0              0              0              0              0
November 12, 2012 ...........................             0              0              0              0              0
November 12, 2013 ...........................             0              0              0              0              0
November 12, 2014 ...........................             0              0              0              0              0
November 12, 2015 ...........................             0              0              0              0              0
Weighted Average Life (years)(1) ............          1.10           1.09           1.08           1.07           1.06
Estimated Month of First Principal ..........    12/12/2004     12/12/2004     12/12/2004     12/12/2004     12/12/2004
Estimated Month of Maturity .................    12/12/2006     12/12/2006     12/12/2006     12/12/2006     12/12/2006

----------------
(1)   The weighted average life of the Class A-1 Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-1 Certificates to the related Distribution Date, (b) summing the results and (c)
      dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-1 Certificates.

                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS A-2 CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:

                     DATE                         0% CPR         3% CPR         6% CPR         9% CPR         12% CPR
--------------------------------------------- -------------- -------------- -------------- -------------- --------------

Initial Percentage ..........................           100            100            100            100            100
November 12, 2005 ...........................           100            100            100            100            100
November 12, 2006 ...........................           100            100            100            100            100
November 12, 2007 ...........................            78             78             77             77             76
November 12, 2008 ...........................            53             52             52             51             51
November 12, 2009 ...........................             0              0              0              0              0
November 12, 2010 ...........................             0              0              0              0              0
November 12, 2011 ...........................             0              0              0              0              0
November 12, 2012 ...........................             0              0              0              0              0
November 12, 2013 ...........................             0              0              0              0              0
November 12, 2014 ...........................             0              0              0              0              0
November 12, 2015 ...........................             0              0              0              0              0
Weighted Average Life (years)(1) ............          3.79           3.77           3.76           3.74           3.73
Estimated Month of First Principal ..........    12/12/2006     12/12/2006     12/12/2006     12/12/2006     12/12/2006
Estimated Month of Maturity .................     5/12/2009      5/12/2009      5/12/2009      5/12/2009      5/12/2009

----------------
(1)   The weighted average life of the Class A-2 Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-2 Certificates to the related Distribution Date, (b) summing the results and (c)
      dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-2 Certificates.

                                     S-151

                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS A-3 CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:

                     DATE                           0% CPR          3% CPR          6% CPR          9% CPR         12% CPR
---------------------------------------------   -------------   -------------   -------------   -------------   -------------

Initial Percentage ..........................           100             100             100             100             100
November 12, 2005 ...........................           100             100             100             100             100
November 12, 2006 ...........................           100             100             100             100             100
November 12, 2007 ...........................           100             100             100             100             100
November 12, 2008 ...........................           100             100             100             100             100
November 12, 2009 ...........................            13              12              12              11              11
November 12, 2010 ...........................             0               0               0               0               0
November 12, 2011 ...........................             0               0               0               0               0
November 12, 2012 ...........................             0               0               0               0               0
November 12, 2013 ...........................             0               0               0               0               0
November 12, 2014 ...........................             0               0               0               0               0
November 12, 2015 ...........................             0               0               0               0               0
Weighted Average Life (years)(1) ............          4.91            4.90            4.90            4.89            4.89
Estimated Month of First Principal ..........     5/12/2009       5/12/2009       5/12/2009       5/12/2009       5/12/2009
Estimated Month of Maturity .................    12/12/2009      12/12/2009      12/12/2009      12/12/2009      12/12/2009

----------------
(1)   The weighted average life of the Class A-3 Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-3 Certificates to the related Distribution Date, (b) summing the results and (c)
      dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-3 Certificates.

                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS A-4 CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:

                     DATE                         0% CPR         3% CPR         6% CPR         9% CPR         12% CPR
--------------------------------------------- -------------- -------------- -------------- -------------- --------------

Initial Percentage ..........................          100            100            100            100            100
November 12, 2005 ...........................          100            100            100            100            100
November 12, 2006 ...........................          100            100            100            100            100
November 12, 2007 ...........................          100            100            100            100            100
November 12, 2008 ...........................          100            100            100            100            100
November 12, 2009 ...........................          100            100            100            100            100
November 12, 2010 ...........................           88             87             86             85             85
November 12, 2011 ...........................            0              0              0              0              0
November 12, 2012 ...........................            0              0              0              0              0
November 12, 2013 ...........................            0              0              0              0              0
November 12, 2014 ...........................            0              0              0              0              0
November 12, 2015 ...........................            0              0              0              0              0
Weighted Average Life (years)(1) ............         6.60           6.59           6.57           6.56           6.55
Estimated Month of First Principal ..........   12/12/2009     12/12/2009     12/12/2009     12/12/2009     12/12/2009
Estimated Month of Maturity .................    9/12/2011      9/12/2011      9/12/2011      9/12/2011      9/12/2011

----------------
(1)   The weighted average life of the Class A-4 Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-4 Certificates to the related Distribution Date, (b) summing the results and (c)
      dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-4 Certificates.

                                     S-152

                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS A-5 CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:

                     DATE                           0% CPR          3% CPR          6% CPR          9% CPR         12% CPR
---------------------------------------------   -------------   -------------   -------------   -------------   -------------

Initial Percentage ..........................           100             100             100             100             100
November 12, 2005 ...........................           100             100             100             100             100
November 12, 2006 ...........................           100             100             100             100             100
November 12, 2007 ...........................           100             100             100             100             100
November 12, 2008 ...........................           100             100             100             100             100
November 12, 2009 ...........................           100             100             100             100             100
November 12, 2010 ...........................           100             100             100             100             100
November 12, 2011 ...........................            40              39              38              38              37
November 12, 2012 ...........................            27              26              25              24              23
November 12, 2013 ...........................             8               7               6               5               4
November 12, 2014 ...........................             0               0               0               0               0
November 12, 2015 ...........................             0               0               0               0               0
Weighted Average Life (years)(1) ............          7.50            7.48            7.45            7.43            7.41
Estimated Month of First Principal ..........     9/12/2011       9/12/2011       9/12/2011       9/12/2011       9/13/2011
Estimated Month of Maturity .................     6/12/2014       5/12/2014       4/12/2014       4/12/2014       3/12/2014

----------------
(1)   The weighted average life of the Class A-5 Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-5 Certificates to the related Distribution Date, (b) summing the results and (c)
      dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-5 Certificates.

                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS A-6 CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:

                     DATE                           0% CPR          3% CPR          6% CPR          9% CPR         12% CPR
---------------------------------------------   -------------   -------------   -------------   -------------   -------------

Initial Percentage ..........................           100             100             100             100             100
November 12, 2005 ...........................           100             100             100             100             100
November 12, 2006 ...........................           100             100             100             100             100
November 12, 2007 ...........................           100             100             100             100             100
November 12, 2008 ...........................           100             100             100             100             100
November 12, 2009 ...........................           100             100             100             100             100
November 12, 2010 ...........................           100             100             100             100             100
November 12, 2011 ...........................           100             100             100             100             100
November 12, 2012 ...........................           100             100             100             100             100
November 12, 2013 ...........................           100             100             100             100             100
November 12, 2014 ...........................             0               0               0               0               0
November 12, 2015 ...........................             0               0               0               0               0
Weighted Average Life (years)(1) ............          9.83            9.82            9.82            9.82            9.81
Estimated Month of First Principal ..........     6/12/2014       5/12/2014       4/12/2014       4/12/2014       3/12/2014
Estimated Month of Maturity .................    11/12/2014      11/12/2014      11/12/2014      11/12/2014      11/12/2014

----------------
(1)   The weighted average life of the Class A-6 Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-6 Certificates to the related Distribution Date, (b) summing the results and (c)
      dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-6 Certificates.

                                     S-153

                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS A-J CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:

                     DATE                         0% CPR         3% CPR         6% CPR         9% CPR         12% CPR
--------------------------------------------- -------------- -------------- -------------- -------------- --------------

Initial Percentage ..........................          100            100            100            100            100
November 12, 2005 ...........................          100            100            100            100            100
November 12, 2006 ...........................          100            100            100            100            100
November 12, 2007 ...........................          100            100            100            100            100
November 12, 2008 ...........................          100            100            100            100            100
November 12, 2009 ...........................          100            100            100            100            100
November 12, 2010 ...........................          100            100            100            100            100
November 12, 2011 ...........................          100            100            100            100            100
November 12, 2012 ...........................          100            100            100            100            100
November 12, 2013 ...........................          100            100            100            100            100
November 12, 2014 ...........................            0              0              0              0              0
November 12, 2015 ...........................            0              0              0              0              0
Weighted Average Life (years)(1) ............         9.97           9.97           9.97           9.97           9.97
Estimated Month of First Principal ..........   11/12/2014     11/12/2014     11/12/2014     11/12/2014     11/12/2014
Estimated Month of Maturity .................   11/12/2014     11/12/2014     11/12/2014     11/12/2014     11/12/2014

----------------
(1)   The weighted average life of the Class A-J Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-J Certificates to the related Distribution Date, (b) summing the results and (c)
      dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-J Certificates.

                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
               OF THE CLASS B CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:

                     DATE                         0% CPR         3% CPR         6% CPR         9% CPR         12% CPR
--------------------------------------------- -------------- -------------- -------------- -------------- --------------

Initial Percentage ..........................          100            100            100            100            100
November 12, 2005 ...........................          100            100            100            100            100
November 12, 2006 ...........................          100            100            100            100            100
November 12, 2007 ...........................          100            100            100            100            100
November 12, 2008 ...........................          100            100            100            100            100
November 12, 2009 ...........................          100            100            100            100            100
November 12, 2010 ...........................          100            100            100            100            100
November 12, 2011 ...........................          100            100            100            100            100
November 12, 2012 ...........................          100            100            100            100            100
November 12, 2013 ...........................          100            100            100            100            100
November 12, 2014 ...........................            0              0              0              0              0
November 12, 2015 ...........................            0              0              0              0              0
Weighted Average Life (years)(1) ............         9.97           9.97           9.97           9.97           9.97
Estimated Month of First Principal ..........   11/12/2014     11/12/2014     11/12/2014     11/12/2014     11/12/2014
Estimated Month of Maturity .................   11/12/2014     11/12/2014     11/12/2014     11/12/2014     11/12/2014

----------------
(1)   The weighted average life of the Class B Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class B Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class B Certificates.

                                     S-154

                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
               OF THE CLASS C CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:

                     DATE                         0% CPR         3% CPR         6% CPR         9% CPR         12% CPR
--------------------------------------------- -------------- -------------- -------------- -------------- --------------

Initial Percentage ..........................          100            100            100            100            100
November 12, 2005 ...........................          100            100            100            100            100
November 12, 2006 ...........................          100            100            100            100            100
November 12, 2007 ...........................          100            100            100            100            100
November 12, 2008 ...........................          100            100            100            100            100
November 12, 2009 ...........................          100            100            100            100            100
November 12, 2010 ...........................          100            100            100            100            100
November 12, 2011 ...........................          100            100            100            100            100
November 12, 2012 ...........................          100            100            100            100            100
November 12, 2013 ...........................          100            100            100            100            100
November 12, 2014 ...........................            0              0              0              0              0
November 12, 2015 ...........................            0              0              0              0              0
Weighted Average Life (years)(1) ............         9.97           9.97           9.97           9.97           9.97
Estimated Month of First Principal ..........   11/12/2014     11/12/2014     11/12/2014     11/12/2014     11/12/2014
Estimated Month of Maturity .................   11/12/2014     11/12/2014     11/12/2014     11/12/2014     11/12/2014

----------------
(1)   The weighted average life of the Class C Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class C Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class C Certificates.

                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
               OF THE CLASS D CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:

                     DATE                         0% CPR         3% CPR         6% CPR         9% CPR         12% CPR
--------------------------------------------- -------------- -------------- -------------- -------------- --------------

Initial Percentage ..........................          100            100            100            100            100
November 12, 2005 ...........................          100            100            100            100            100
November 12, 2006 ...........................          100            100            100            100            100
November 12, 2007 ...........................          100            100            100            100            100
November 12, 2008 ...........................          100            100            100            100            100
November 12, 2009 ...........................          100            100            100            100            100
November 12, 2010 ...........................          100            100            100            100            100
November 12, 2011 ...........................          100            100            100            100            100
November 12, 2012 ...........................          100            100            100            100            100
November 12, 2013 ...........................          100            100            100            100            100
November 12, 2014 ...........................            0              0              0              0              0
November 12, 2015 ...........................            0              0              0              0              0
Weighted Average Life (years)(1) ............         9.97           9.97           9.97           9.97           9.97
Estimated Month of First Principal ..........   11/12/2014     11/12/2014     11/12/2014     11/12/2014     11/12/2014
Estimated Month of Maturity .................   11/12/2014     11/12/2014     11/12/2014     11/12/2014     11/12/2014

----------------
(1)   The weighted average life of the Class D Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class D Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class D Certificates.

                                     S-155

                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
               OF THE CLASS E CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:

                     DATE                         0% CPR         3% CPR         6% CPR         9% CPR         12% CPR
--------------------------------------------- -------------- -------------- -------------- -------------- --------------

Initial Percentage ..........................          100            100            100            100            100
November 12, 2005 ...........................          100            100            100            100            100
November 12, 2006 ...........................          100            100            100            100            100
November 12, 2007 ...........................          100            100            100            100            100
November 12, 2008 ...........................          100            100            100            100            100
November 12, 2009 ...........................          100            100            100            100            100
November 12, 2010 ...........................          100            100            100            100            100
November 12, 2011 ...........................          100            100            100            100            100
November 12, 2012 ...........................          100            100            100            100            100
November 12, 2013 ...........................          100            100            100            100            100
November 12, 2014 ...........................            0              0              0              0              0
November 12, 2015 ...........................            0              0              0              0              0
Weighted Average Life (years)(1) ............         9.97           9.97           9.97           9.97           9.97
Estimated Month of First Principal ..........   11/12/2014     11/12/2014     11/12/2014     11/12/2014     11/12/2014
Estimated Month of Maturity .................   11/12/2014     11/12/2014     11/12/2014     11/12/2014     11/12/2014

----------------
(1)   The weighted average life of the Class E Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class E Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class E Certificates.

                                     S-156

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Upon the issuance of the Certificates, Cadwalader, Wickersham & Taft LLP,
special counsel to the Depositor, will deliver its opinion that, assuming (1)
the making of appropriate elections, (2) compliance with the provisions of the
Pooling and Servicing Agreement and (3) compliance with applicable changes in the Internal Revenue Code of 1986, as amended (the "Code"), including the REMIC
Provisions, for federal income tax purposes, designated portions of the trust fund will qualify as two separate real estate mortgage investment conduits (the
"Upper-Tier REMIC" and the "Lower-Tier REMIC", respectively, and each, a
"REMIC") within the meaning of Sections 860A through 860G (the "REMIC
Provisions") of the Code, and (1) the Class A-1, Class A-2, Class A-3, Class
A-4, Class A-5, Class A-6, Class A-1A, Class X-1, Class X-2, Class A-J, Class
B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K,
Class L, Class M, Class N, Class P, Class Q and Class NR Certificates will evidence the "regular interests" in the Upper-Tier REMIC and (2) the Class R
Certificates will represent the sole class of "residual interest" in the
Upper-Tier REMIC and the Class LR Certificates will represent the sole class of
"residual interests" in the Lower-Tier REMIC, within the meaning of the REMIC
Provisions. The Certificates (other than the Class S, Class R and Class LR
Certificates) are "Regular Certificates" as defined in the prospectus. In addition, in the opinion of Cadwalader, Wickersham & Taft LLP, the portion of the trust fund consisting of the Excess Interest and the Excess Interest
Distribution Account will be treated as a grantor trust for federal income tax purposes under subpart E, Part I of subchapter J of the Code and the Class S
Certificates will represent undivided beneficial interests in the grantor trust.

     The Lower-Tier REMIC will hold the mortgage loans and their proceeds, and the Trust's allocable share of any property that secured a mortgage loan that was acquired by foreclosure or deed in lieu of foreclosure, and will issue certain uncertificated classes of regular interests (the "Lower-Tier REMIC
Regular Interests") and the Class LR Certificates, which will represent the sole class of residual interest in the Lower-Tier REMIC. The Upper-Tier REMIC will hold the Lower-Tier REMIC Regular Interests and their proceeds and will issue the Regular Certificates as regular interests in the Upper-Tier REMIC and the Class R certificates as the sole class of residual interest in the
Upper-Tier REMIC.

     Because they represent regular interests, each Class of Offered
Certificates generally will be treated as newly originated debt instruments for federal income tax purposes. Holders of the Classes of Offered Certificates will be required to include in income all interest on the regular interests represented by their Certificates in accordance with the accrual method of accounting, regardless of a Certificateholder's usual method of accounting. It is anticipated that the Offered Certificates will be issued [at a premium][with
[de minimis] original issue discount] for federal income tax purposes. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, if any, and market discount or whether any such discount is de minimis, and that may be used to amortize premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the mortgage loans will prepay at a rate equal to a CPR of 0%; provided, that it is assumed that the ARD Loans prepay on their
Anticipated Repayment Dates (the "Prepayment Assumption"). No representation is made that the mortgage loans will prepay at that rate or at any other rate. See
"Certain Federal Income Tax Consequences--Federal Income Tax Consequences for
REMIC Certificates" and "--Taxation of Regular Certificates" in the prospectus.

     Yield Maintenance Charges actually collected will be distributed among the holders of the respective Classes of Certificates as described under
"Description of the Certificates--Allocation of Yield Maintenance Charges" in
this prospectus supplement. It is not entirely clear under the Code when the amount of Yield Maintenance Charges so allocated should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges will be treated as giving rise to any income to the holder of an Offered Certificate prior to the
Servicer's actual receipt of a Yield Maintenance Charge. Yield Maintenance
Charges, if any, may be treated as ordinary income, although authority exists for treating such amounts as capital gain if they are treated as paid upon the retirement or partial retirement of a Certificate. Certificateholders should consult their own tax advisers concerning the treatment of Yield Maintenance
Charges.

                                     S-157

     Except as provided below, the Offered Certificates will be treated as
"real estate assets" within the meaning of Section 856(c)(5)(B) of the Code in the hands of a real estate investment trust or "REIT" and interest (including
OID, if any) on the Offered Certificates will be interest described in Section
856(c)(3)(B) of the Code, and the Offered Certificates will be treated as
"loans secured by an interest in real property which is residential real property" under Section 7701(a)(19)(C)(v) of the Code for a domestic building and loan association to the extent the mortgage loans are secured by multifamily and manufactured housing properties. As of the cut-off date, mortgage loans representing approximately 24.5% of the Initial Pool Balance are secured by multifamily properties and manufactured housing community properties. Mortgage loans that have been defeased with U.S. Treasury obligations will not qualify for the foregoing treatments. Moreover, the
Offered Certificates will be "qualified mortgages" for another REMIC within the meaning of Section 860G(a)(3) of the Code. See "Certain Federal Income Tax
Consequences--Federal Income Tax Consequences for REMIC Certificates" in the
prospectus.

                         CERTAIN ERISA CONSIDERATIONS

     A fiduciary of any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which those plans, annuities, accounts or arrangements are invested, including insurance company general accounts, that is subject to the fiduciary responsibility rules of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code (an "ERISA Plan") or which is a governmental plan, as defined in Section 3(32) of ERISA, or a church plan, as defined in Section
3(33) of ERISA and for which no election has been made under Section 410(d) of the Code, subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code
(collectively, with an ERISA Plan, a "Plan") should review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted under
ERISA, the Code or Similar Law or whether there exists any statutory, regulatory or administrative exemption applicable thereto. Moreover, each Plan fiduciary should determine whether an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

     The U.S. Department of Labor has issued to J.P. Morgan Securities Inc. an individual prohibited transaction exemption, PTE 2002-19, 67 Fed. Reg. 14,979
(March 28, 2002) (the "Exemption"). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of
ERISA, and the excise taxes imposed on the prohibited transactions pursuant to
Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the trust, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by J.P. Morgan Securities Inc., provided that certain conditions set forth in the Exemption are satisfied.

     The Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered
Certificates to be eligible for exemptive relief. First, the acquisition of the
Offered Certificates by a Plan must be on terms (including the price paid for the Certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Offered
Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by Moody's, Fitch or S&P. Third, the
Trustee cannot be an affiliate of any other member of the Restricted Group other than an Underwriter. The "Restricted Group" consists of any Underwriter, the Depositor, the Trustee, the Servicer, the Special Servicer, any
sub-servicer, any entity that provides insurance or other credit support to the trust fund and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the Underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and

                                     S-158

retained by the Depositor pursuant to the assignment of the mortgage loans to the trust fund must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by the
Servicer, the Special Servicer and any sub-servicer must represent not more than reasonable compensation for that person's services under the Pooling and
Servicing Agreement and reimbursement of the person's reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange
Commission under the Securities Act of 1933, as amended.

     It is a condition of the issuance of the Offered Certificates that they have the ratings specified on the cover page. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered
Certificates. A fiduciary of a Plan contemplating purchasing an Offered
Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the related Certificates or in the secondary market, must make its own determination that the first, fourth and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

     The Exemption also requires that the trust fund meet the following requirements: (1) the trust fund must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories of
Moody's, Fitch or S&P for at least one year prior to the Plan's acquisition of
Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Offered Certificates.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and
407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and
(b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (1) the direct or indirect sale, exchange or transfer of
Offered Certificates in the initial issuance of Certificates between the
Depositor or the Underwriters and a Plan when the Depositor, any of the
Underwriters, the Trustee, the Servicer, the Special Servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2)
the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections
406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an
Offered Certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus supplement, an "Excluded
Plan" is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions of the Exemption are also satisfied, the
Exemption may provide an exemption from the restrictions imposed by Sections
406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the Underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those Certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

     Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by
Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections
4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

     Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm that the specific and general conditions and the other requirements set forth in the Exemption would be satisfied at the time of purchase. In addition to making its own determination as to the availability of

                                     S-159

the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions, including with respect to governmental plans, any exemptive relief afforded under Similar Law. See "Certain ERISA Considerations" in the prospectus. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

     THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A
REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT
MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS
GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR
PLANS GENERALLY OR ANY PARTICULAR PLAN.

                            METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the underwriting agreement (the "Underwriting Agreement"), among the Depositor, J.P. Morgan
Securities Inc., for itself and as representative of CIBC World Markets Corp.,
Barclays Capital Inc., Credit Suisse First Boston LLC and Wachovia Capital
Markets, LLC (collectively, the "Underwriters"), the Depositor has agreed to sell to the Underwriters, and the Underwriters have severally, but not jointly, agreed to purchase from the Depositor the respective Certificate Balances of each Class of Offered Certificates set forth below subject in each case to a variance of 10%.

                                                                        CREDIT SUISSE
                                    CIBC WORLD                              FIRST         WACHOVIA
       CLASS           JPMORGAN       MARKETS      BARCLAYS CAPITAL        BOSTON        SECURITIES
-------------------   ----------   ------------   ------------------   --------------   -----------

Class A-1 .........
Class A-2 .........
Class A-3 .........
Class A-4 .........
Class A-5 .........
Class A-6 .........
Class A-J .........
Class B ...........
Class C ...........
Class D ...........
Class E ...........

     In the event of a default by any Underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting Underwriter(s) may be increased or the Underwriting Agreement may be terminated. Additionally, the Depositor and the Mortgage Loan Sellers
have severally agreed to indemnify the Underwriters, and the Underwriters have agreed to indemnify the Depositor, against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     The Depositor has been advised by the Underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of Offered
Certificates will be   % of the initial aggregate Certificate Balance of the
Offered Certificates, plus accrued interest on the Offered Certificates from
November 1, 2004, before deducting expenses payable by the Depositor estimated
to be approximately $     . The Underwriters may effect the transactions by
selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters. In connection with the purchase and sale of the Offered Certificates offered hereby, the Underwriters may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

     We cannot assure you that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The Underwriters expect to make, but are not obligated to make, a

                                     S-160

secondary market in the Offered Certificates. The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed in the prospectus under "Description of the
Certificates--Reports to Certificateholders," which will include information as to the outstanding principal balance of the Offered Certificates and the status of the applicable form of credit enhancement. Except as described in this prospectus supplement under "Description of the Certificates--Reports to
Certificateholders; Certain Available Information," we cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered
Certificates, even if a secondary market for the Offered Certificates becomes available.

     J.P. Morgan Securities Inc., one of the Underwriters, is an affiliate of the Depositor and JPMorgan Chase Bank, a Mortgage Loan Seller. CIBC World
Markets Corp., one of the Underwriters, is an affiliate of CIBC Inc., a
Mortgage Loan Seller. Barclays Capital Inc., one of the Underwriters is an
affiliate of Barclays Capital Real Estate Inc., a Mortgage Loan Seller.

                                 LEGAL MATTERS

     The validity of the Certificates will be passed upon for the Depositor by
Cadwalader, Wickersham & Taft LLP, and for the Underwriters by Thacher Proffitt
& Wood LLP. In addition, certain federal income tax matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP.

                                    RATINGS

     It is a condition to issuance that the Offered Certificates be rated not lower than the following ratings by Moody's Investors Service, Inc. ("Moody's")
and Standard & Poor's Ratings Services, a division of The McGraw-Hill
Companies, Inc. ("S&P" and, together with Moody's, the "Rating Agencies"):

                   CLASS           MOODY'S           S&P
                  -------         ---------         ----
                     A-1             Aaa             AAA
                     A-2             Aaa             AAA
                     A-3             Aaa             AAA
                     A-4             Aaa             AAA
                     A-5             Aaa             AAA
                     A-6             Aaa             AAA
                     A-J             Aaa             AAA
                      B              Aa2             AA
                      C              Aa3             AA-
                      D               A1             A+
                      E               A2              A

     A securities rating on mortgage pass-through certificates addresses the likelihood of the timely receipt by their holders of interest and the ultimate repayment of principal to which they are entitled by the Rated Final
Distribution Date. The rating takes into consideration the credit quality of the pool of mortgage loans, structural and legal aspects associated with the certificates, and the extent to which the payment stream from the pool of mortgage loans is adequate to make payments required under the certificates.
The ratings on the Offered Certificates do not, however, constitute a statement regarding the likelihood, timing or frequency of prepayments (whether voluntary or involuntary) on the mortgage loans or the degree to which the payments might differ from those originally contemplated. In addition, a rating does not address the likelihood or frequency of voluntary or mandatory prepayments of mortgage loans, payment of prepayment premiums, payment of Excess Interest,
Yield Maintenance Charges or net default interest. In addition, S&P's rating on the respective Classes of Certificates does not address (i) the tax attributes of the Offered Certificates or of the trust, (ii) whether or to what extent the interest payable on any Class of Certificates may be reduced in

                                     S-161

connection with Net Aggregate Prepayment Interest Shortfalls or (iii) the yield to maturity that investors in the Offered Certificates may experience.

     We cannot assure you as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any Class of
Offered Certificates and, if so, what the rating would be. A rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned thereto by the Rating Agencies.

     The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

                               LEGAL INVESTMENT

     The Offered Certificates will not constitute "mortgage related securities"
for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as
amended. The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Offered Certificates, is subject to significant interpretive uncertainties.

     No representations are made as to the proper characterization of the
Offered Certificates for legal investment, financial institution regulatory or other purposes, or as to the ability of particular investors to purchase the
Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for them or are subject to investment, capital or other restrictions.

     See "Legal Investment" in the prospectus.

                                     S-162

                         INDEX OF PRINCIPAL DEFINITIONS

                                              PAGE
                                            ------
30/360 Basis ............................     S-75
AB Mortgage Loan ........................     S-63
AB Mortgage Loan Pair ...................     S-63
Acceptable Insurance Default ............    S-137
Actual/360 Basis ........................     S-75
Additional Exclusions ...................    S-137
Administrative Cost Rate ................    S-109
Advances ................................    S-118
All Future Payments .....................     S-76
Alton ...................................     S-67
Anticipated Repayment Date ..............     S-74
Appraisal Reduction .....................    S-120
Appraisal Reduction Event ...............    S-120
ARD Loans ...............................     S-74
Asset Status Report .....................    S-130
Assumed Final Distribution Date .........    S-113
Assumed Scheduled Payment ...............    S-111
Authenticating Agent ....................    S-127
Available Distribution Amount ...........    S-100
Base Interest Fraction ..................    S-113
BCRE ....................................     S-87
Certificate Account .....................     S-99
Certificate Balance .....................     S-95
Certificate Owner .......................     S-97
Certificate Registrar ...................    S-127
Certificateholders ......................     S-63
Certificates ............................     S-95
Class ...................................     S-95
Class A Certificates ....................     S-95
Class X Certificates ....................     S-95
Class X-1 Components ....................    S-107
Class X-1 Strip Rate ....................    S-107
Class X-2 Component .....................    S-108
Class X-2 Strip Rate ....................    S-108
Clearstream .............................     S-97
Closing Date ............................     S-62
Code ....................................    S-157
Collateral Support Deficit ..............    S-117
Compensating Interest Payment ...........    S-136
Constant Prepayment Rate ................    S-150
Controlling Class .......................    S-132
Controlling Class Certificateholder .....    S-132
Corrected Mortgage Loan .................    S-130
CPR .....................................    S-150
Crossed Loan ............................     S-93
Cross-Over Date .........................    S-106
Cut-off Date Balance ....................     S-62
Cut-off Date LTV Ratios .................     S-85
Defeasance ..............................     S-79
Defeasance Lockout Period ...............     S-79
Depositor ...............................     S-62
Depositories ............................     S-97
Determination Date ......................     S-99
Direct Participants .....................     S-97
Directing Certificateholder .............    S-132
Discount Rate ...........................     S-77
Distributable Certificate Interest ......    S-109
Distribution Account ....................    S-100
Distribution Date .......................     S-99
DSCR ....................................     S-62
DTC .....................................     S-97
Due Period ..............................    S-101
Durango Crossing AB Mortgage
   Loan .................................     S-64
Effective Gross Income ..................     S-84
ERISA ...................................    S-158
ERISA Plan ..............................    S-158
ESA .....................................     S-88
Euroclear ...............................     S-97
Events of Default .......................    S-143
Excess Interest .........................    S-109
Excess Interest Distribution
   Account ..............................    S-100
Excluded Plan ...........................    S-159
Exemption ...............................    S-158
FIRREA ..................................     S-87
Form 8-K ................................     S-84
Foss ....................................     S-80
Foss Additional Improvements ............     S-80
Foss Lease ..............................     S-80
Frisco Gate Shopping Center AB
   Mortgage Loan ........................     S-64
Gain on Sale Reserve Account ............    S-100
Group 1 Principal Distribution
   Amount ...............................    S-110
Group 1 Principal Shortfall .............    S-112
Group 2 Principal Distribution
   Amount ...............................    S-111
Group 2 Principal Shortfall .............    S-112
Highland Hotel Portfolio AB
   Mortgage Loan ........................     S-63
Highland Hotel Portfolio
   Intercreditor Agreement ..............     S-69
Highland Hotel Portfolio Loan Pair.......     S-69
Highland Hotel Portfolio
   Mortgaged Property ...................     S-69

                                     S-163

                                            PAGE
                                          ------
Highland Hotel Portfolio
   Subordinate Companion Loan. ........     S-69
Indirect Participants .................     S-97
Initial Loan Group 1 Balance ..........     S-62
Initial Loan Group 2 Balance ..........     S-62
Initial Pool Balance ..................     S-62
Initial Rate ..........................     S-74
Initial Resolution Period .............     S-91
Insurance and Condemnation
   Proceeds ...........................     S-99
Intercreditor Agreement ...............     S-69
Interest Accrual Period ...............    S-109
Interest Distribution Amount ..........    S-109
Interest Reserve Account ..............    S-100
Intermec ..............................     S-80
Intermec Additional Improvements.......     S-80
IRS ...................................    S-140
Liquidation Fee .......................    S-134
Liquidation Fee Rate ..................    S-135
Liquidation Proceeds ..................     S-99
LNR ...................................    S-133
Loan Groups ...........................     S-62
Loan Group 1 ..........................     S-62
Loan Group 2 ..........................     S-62
Lockbox Accounts ......................     S-93
Lockbox Loans .........................     S-93
Lockout Period ........................     S-76
Lower Welden Release Parcel ...........     S-81
Lower-Tier Distribution Account .......    S-100
Lower-Tier REMIC ......................    S-157
Lower-Tier REMIC Regular Interests.....    S-157
LTV Ratio .............................     S-85
MAI ...................................     S-92
Maple Crossing AB Mortgage Loan........     S-64
Material AB Loan Default ..............     S-72
Maturity Date LTV Ratios ..............     S-85
Moody's ...............................    S-161
Mortgage ..............................     S-62
Mortgage Loan Seller ..................     S-62
Mortgage Note .........................     S-62
Mortgage Rate .........................    S-109
Mortgaged Property ....................     S-62
Net Aggregate Prepayment Interest
   Shortfall ..........................    S-110
Net Mortgage Rate .....................    S-109
Net Operating Income ..................     S-85
New Unit ..............................     S-80
NOI ...................................     S-85
Non-Offered Certificates ..............     S-95
Non-Offered Subordinate
   Certificates .......................    S-115
Nonrecoverable Advance ................    S-118
Northwood and Gypsy Lane Manor
   Apartments AB Mortgage Loan ........     S-64
Notional Amount .......................     S-95
Offered Certificates ..................     S-95
Operating Statements ..................     S-85
Option Price ..........................    S-139
PAR ...................................     S-88
Participants ..........................     S-97
Pass-Through Rate .....................    S-106
                                           S-63,
Paying Agent ..........................    S-127
Payment Differential ..................     S-77
Percentage Interest ...................     S-97
Periodic Payments .....................    S-101
Permitted Investments .................    S-100
P&I Advance ...........................    S-117
Plan ..................................    S-158
PML ...................................     S-83
Poipu Shopping Village AB
   Mortgage Loan ......................     S-63
Poipu Shopping Village
   Intercreditor Agreement ............     S-69
Poipu Shopping Village Loan Pair. .....     S-69
Poipu Shopping Village Mortgaged
   Property ...........................     S-69
Poipu Shopping Village
   Subordinate Companion Loan. ........     S-69
Pooling and Servicing Agreement .......     S-95
Prepayment Assumption .................    S-157
Prepayment Interest Excess ............    S-135
Prepayment Interest Shortfall .........    S-136
Prime Rate ............................    S-120
Principal Balance Certificates ........     S-96
Principal Distribution Amount .........    S-110
Principal Shortfall ...................    S-112
Purchase Agreements ...................     S-62
Purchase Option .......................    S-139
Purchase Price ........................     S-91
PV ....................................     S-76
Qualified Substitute Mortgage
   Loan ...............................     S-92
Rated Final Distribution Date .........    S-114
Rating Agencies .......................    S-161
Record Date ...........................     S-99
Regular Certificates ..................    S-157
Reimbursement Rate ....................    S-120
Reinvestment Yield ....................     S-77

                                     S-164

                                              PAGE
                                            ------
REIT ....................................    S-158
Related Proceeds ........................    S-118
Release Date ............................     S-79
Release H.15 ............................     S-77
REMIC ...................................    S-157
REMIC Provisions ........................    S-157
REO Account .............................    S-138
REO Loan ................................    S-112
REO Property ............................    S-130
Residual Certificates ...................     S-95
Restricted Group ........................    S-158
Revised Rate ............................     S-74
Rules ...................................     S-98
Scheduled Principal Distribution
   Amount ...............................    S-111
Senior Certificates .....................     S-95
Servicer Remittance Date ................    S-117
Servicer Servicing Standards ............    S-128
Servicing Advances ......................    S-118
Servicing Fee ...........................    S-133
Servicing Fee Rate ......................    S-133
Servicing Standards .....................    S-129
Shafer Crossing Phase II AB
   Mortgage Loan ........................     S-64
Similar Law .............................    S-158
South Shore Lakes AB Mortgage
   Loan .................................     S-64
S&P .....................................    S-161
Special Servicer Servicing Standards.....    S-129
Special Servicing Fee ...................    S-134
Special Servicing Fee Rate ..............    S-134
Specially Serviced Mortgage Loans .......    S-130
Stated Principal Balance ................    S-112
Statement to Certificateholders .........    S-122
Subdivided Parcel .......................     S-80
Subordinate Certificates ................     S-95
Subordinate Companion Loan ..............     S-63
Subordinate Offered Certificates ........     S-95
Tenant Debt .............................     S-67
Tower Parcel ............................     S-81
Tower Parcel Release ....................     S-81
Treasury Constant Maturity Yield
   Index ................................     S-77
Treasury Rate ...........................     S-77
Triple Net ..............................     S-61
Trustee .................................     S-63
Trustee Fee .............................    S-127
Trustee Fee Rate ........................    S-127
Underwriters ............................    S-160
Underwriting Agreement ..................    S-160
Underwritten Cash Flow ..................     S-84
Underwritten Cash Flow Debt
   Service Coverage Ratio ...............     S-84
Underwritten NOI ........................     S-84
University Commons AB Mortgage
   Loan .................................     S-64
Unscheduled Principal Distribution
   Amount ...............................    S-111
Upper-Tier Distribution Account .........    S-100
Upper-Tier REMIC ........................    S-157
URS Office Tower AB Mortgage
   Loan .................................     S-64
UW DSCR .................................     S-84
UW NCF ..................................     S-84
UW NOI ..................................     S-84
Village Release Parcel ..................     S-81
Voting Rights ...........................    S-125
WAC Rate ................................    S-108
Withheld Amounts ........................    S-100
Withheld Loans ..........................    S-100
Workout Fee .............................    S-134
Workout Fee Rate ........................    S-134
Workout-Delayed Reimbursement
   Amount ...............................    S-119
"Accrued Interest From Recoveries .......    S-109
                                             S-76,
Yield Maintenance Charge ................     S-77

                                     S-165

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                                   SCHEDULE I
                             CLASS X REFERENCE RATES

     DISTRIBUTION DATE                                     REFERENCE RATE
------------------------                                   --------------
       December 2004
       January 2005
       February 2005
        March 2005
        April 2005
         May 2005
         June 2005
         July 2005
        August 2005
      September 2005
       October 2005
       November 2005
       December 2005
       January 2006
       February 2006
        March 2006
        April 2006
         May 2006
         June 2006
         July 2006
        August 2006
      September 2006
       October 2006
       November 2006
       December 2006
       January 2007
       February 2007
        March 2007
        April 2007
         May 2007
         June 2007
         July 2007
        August 2007
      September 2007
       October 2007
       November 2007
       December 2007
       January 2008
       February 2008
        March 2008
        April 2008
         May 2008
         June 2008
         July 2008
        August 2008
      September 2008
       October 2008

     DISTRIBUTION DATE                                           REFERENCE RATE
--------------------------                                       --------------
       November 2008
       December 2008
       January 2009
       February 2009
        March 2009
        April 2009
         May 2009
         June 2009
         July 2009
        August 2009
      September 2009
       October 2009
       November 2009
       December 2009
       January 2010
       February 2010
        March 2010
        April 2010
         May 2010
         June 2010
         July 2010
        August 2010
      September 2010
       October 2010
       November 2010
       December 2010
       January 2011
       February 2011
        March 2011
        April 2011
         May 2011
         June 2011
         July 2011
        August 2011
      September 2011
       October 2011
       November 2011

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ANNEX A-1
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

  LOAN #     ORIGINATOR    PROPERTY NAME
  ------     ----------    -------------

    1           JPMCB      Highland Hotel Portfolio
   1.1          JPMCB      Hilton Parsippany
   1.2          JPMCB      Crowne Plaza Ravinia
   1.3          JPMCB      Hyatt Regency Wind Watch
   1.4          JPMCB      Courtyard by Marriott-Boston Tremont
    2         Barclays     Continental Plaza
    3         Barclays     ABB Building
    4           JPMCB      Sherman Town Center
    5           CIBC       Meadows Business Park
   5.1          CIBC       Braka Building
   5.2          CIBC       Whitestone Building
   5.3          CIBC       Four Sixes Building
   5.4          CIBC       Brookview Building
   5.5          CIBC       Meadowwood East Building
   5.6          CIBC       Beltway Building
   5.7          CIBC       Gwynn Oak Building
   5.8          CIBC       Michael Building
   5.9          CIBC       Hunter Building
   5.10         CIBC       Edwards Building
   5.11         CIBC       Professional Building
   5.12         CIBC       Radcliffe Building
   5.13         CIBC       Dunleavy Building
   5.14         CIBC       Sather Building
   5.15         CIBC       Meadowwood West Building
   5.16         CIBC       Evens Building
   5.17         CIBC       Meadows East Building
   5.18         CIBC       1st National Bank Building
   5.19         CIBC       Oak Meadows Building
    6           JPMCB      Walden Pond at East Moriches
    7         Barclays     Fountain Square
    8           JPMCB      Jefferson Commons - Stillwater/Knoxville
   8.1          JPMCB      Jefferson Commons - Knoxville
   8.2          JPMCB      Jefferson Commons - Stillwater
    9           CIBC       1475 Nitterhouse Drive
    10          CIBC       The Westin Westminster
    11          JPMCB      Shirlington Gateway
    12          JPMCB      The Greens at Hurricane Creek Apartments
    13          JPMCB      Piilani Garden Apartments
    14        Barclays     Selig Portfolio
   14.1       Barclays     200 West Thomas
   14.2       Barclays     South Tower
   14.3       Barclays     North Tower
    15          JPMCB      3773 Howard Hughes Parkway
    16        Barclays     Birch Run Station
    17          CIBC       Sun Plus Distribution Center
    18          JPMCB      The Links at Oxford Apartments
    19          CIBC       Crystal Lakes Apartments
    20          CIBC       65-75 Lower Welden Street
    21          JPMCB      Summit Centre
    22          JPMCB      Meadows IV Office Building
    23        Barclays     Unity Medical Center
    24          JPMCB      Cross Pointe Centre
    25          CIBC       Universal Technical Institute
    26        Barclays     Poipu Shopping Village
    27          CIBC       Orenco Gardens Apartments
    28          JPMCB      Campus Crossings
    29          CIBC       Keeneland Crest Apartments
    30          CIBC       Southport Plaza
    31          JPMCB      Cypress Office Portfolio
   31.1         JPMCB      10805 Holder
   31.2         JPMCB      5785 Corporate Avenue
    32          CIBC       Summit Square Apartments
    33          CIBC       URS Office Tower
    34          CIBC       Foss Manufacturing
   34.1         CIBC       390 Lafayette Road
   34.2         CIBC       11 Merrill Industrial Drive
   34.3         CIBC       380 Lafayette Road
    35          CIBC       Village Plaza
    36          CIBC       Pacific Gas & Electric
    37          JPMCB      Cocoa Beach Radisson
    38          JPMCB      The Reserve on Stinson
    39          CIBC       Campus Commons Apartments
    40          CIBC       Belleville Industrial
    41        Barclays     Cypress Point
    42          JPMCB      3753 Howard Hughes Parkway
    43          CIBC       Santa Fe Ridge
    44          JPMCB      Totenville Commons
    45          CIBC       Rosedale Village Shopping Center
    46          JPMCB      Arlington Plaza
    47          CIBC       South Shore Lakes
    48          JPMCB      Aberdeen Apartments
    49          CIBC       Fountain Park Office and Retail Centre
    50          JPMCB      Beltway Plaza Shopping Center
    51          CIBC       L'Atriums on the Creek Apartments
    52          CIBC       Glenwood Plaza
    53        Barclays     Lorlyn of Batavia Apartments
    54          JPMCB      Liberty Ship Way
    55          CIBC       Mercede Executive Park and The Tower Building Portfolio
   55.1         CIBC       Mercede Executive Park
   55.2         CIBC       The Tower Building
    56          JPMCB      Southern View Apartments
    57          CIBC       South Plains Crossing
    58          CIBC       Jefferson Mill
    59          JPMCB      Pine Grove Plaza
    60          JPMCB      Paragon Centre I and II
    61          CIBC       South Jordan Town Center
    62          CIBC       100 Tormee Drive
    63        Barclays     Best Buy
    64          JPMCB      Elizabeth Lakes
    65          JPMCB      3737 Hillcroft Apartments
    66          CIBC       Spring Del Office Building
    67          JPMCB      Olde Sproul Shopping Center
    68        Barclays     Union Parkade
    69          CIBC       30-02 48th Avenue
    70          CIBC       Center Pointe at Radisson
    71          JPMCB      Arrowhead Commerce Center
    72          CIBC       Bellewood Commons
    73          CIBC       Red Willow Plaza
    74          JPMCB      Waters Edge Corporate Center I
    75          CIBC       Tustin Freeway Center, Loma Linda Town Plaza, Pico Rivera Shopping Center and Santa Fe Plaza Portfolio
   75.1         CIBC       Tustin Freeway Center
   75.2         CIBC       Loma Linda Town Plaza
   75.3         CIBC       Pico Rivera Shopping Center
   75.4         CIBC       Santa Fe Plaza
    76          JPMCB      Sinagua Plaza
    77          CIBC       Hilltown Plaza
    78          CIBC       Zane Plaza Shopping Center
    79        Barclays     Stonecreek Plaza
    80          JPMCB      Coursey Commons
    81          JPMCB      Crimson Crossing Apartments
    82          JPMCB      Federal Express - Buffalo
    83          CIBC       Airmont Village Square
    84          CIBC       IV United Plaza
    85          JPMCB      Paramus Retail - La-z-Boy
    86          JPMCB      Pinnacle Center II
    87          CIBC       College and Perkins
    88          CIBC       601-693 Sunrise Highway
    89        Barclays     HP Building
    90          JPMCB      Green Oaks Shopping Center
    91          CIBC       12212-12224 Rockville Pike
    92          CIBC       1296-1316 Broadway
    93          JPMCB      36-02 35th Avenue
    94          JPMCB      3309 S Bristol St
    95          JPMCB      Northridge Medical Plaza
    96          JPMCB      Shafer Crossing Phase II
    97          JPMCB      740 64th Street
    98          JPMCB      One Bala Avenue
    99          JPMCB      Shoppes @ North Huntingdon Square
   100          CIBC       Northpointe Apartments
   101        Barclays     Putnam Shopping Parkade
   102        Barclays     310-330 Army Trail Road
   103          JPMCB      The Reserve at Summerset
   104          CIBC       Waterford Place Apartments Phase II
   105          JPMCB      Frisco Gate Shopping Center
   106          JPMCB      Premier Landing
   107          CIBC       McNab Commercial Centre
   108          CIBC       Stockdale West Shopping Center
   109          JPMCB      North Village Shopping Center
   110          CIBC       Conch Plaza
   111          CIBC       Palatine Center
   112        Barclays     Lakes Plaza
   113          CIBC       Springfield Farms Apartments
   114          JPMCB      Baker Properties 1
  114.1         JPMCB      Haverford Petco
  114.2         JPMCB      Bryn Mawr Place
   115          CIBC       Dick's Sporting Goods - Greenwood
   116          JPMCB      Katy Road All Storage
   117          CIBC       Seaway Plaza
   118          CIBC       Holladay Hills
   119          CIBC       Northwood and Gypsy Lane Manor Apartments
   120          JPMCB      362 - 420 Palm Canyon Drive
   121          JPMCB      780 East 132nd Street
   122          CIBC       State Street Station
   123          CIBC       Legendary Office Building
   124          CIBC       Centre at Antietam Creek Shopping Center
   125          CIBC       Cline Commons
   126          CIBC       Centre Plaza
   127          JPMCB      Las Misiones Apartments
   128          CIBC       Intermec Technologies
   129          JPMCB      Baker Properties 2
  129.1         JPMCB      Haverford Place
  129.2         JPMCB      Haverford Plaza
   130          CIBC       6 Rhoads Drive
   131          JPMCB      Venoy Pines Apartments
   132          JPMCB      Pinetree Meadows - Phase I
   133          CIBC       Trailridge Shopping Center
   134          CIBC       2202 Wilshire Boulevard
   135          JPMCB      South Main Apartments
   136          CIBC       Citrus Court
   137          JPMCB      The Bentley Apartments
   138          JPMCB      Calaveras Square
   139          JPMCB      The Vineyards II
   140        Barclays     Freeway Office Plaza
   141          JPMCB      Brookside Plaza Shopping Center
   142          JPMCB      Bentley Plaza Apartments
   143          JPMCB      Northbrook Village
   144          JPMCB      IBP Retail III
   145          CIBC       Southeast Plaza
   146          JPMCB      Judson Market
   147          CIBC       Willows Medical Office Complex
   148          JPMCB      Brooks Towne Townhomes
   149          CIBC       Waterford Place Apartments Phase I
   150          JPMCB      Colorado Springs Self Storage Portfolio
  150.1         JPMCB      Stor-n-lok
  150.2         JPMCB      Interstate Self storage
   151          JPMCB      Mayflower Apartments
   152          CIBC       Marina Marketplace
   153          JPMCB      Arrowhead Mini-Storage
   154        Barclays     Palm Plaza
   155          JPMCB      University Commons
   156          JPMCB      Plymouth House Apartments
   157          JPMCB      1400 Copeland Road
   158          CIBC       Brookside Apartments
   159          JPMCB      Walgreens- Laurel, MS
   160          JPMCB      Oak Woods Apartments
   161          CIBC       Teton River Village
   162          JPMCB      100 South Shore Drive
   163        Barclays     Mitchell Plaza
   164          CIBC       1 Park Place West
   165          JPMCB      5130 Westport Boulevard
   166          JPMCB      Booty's Crossing Retail Center
   167          JPMCB      Walgreens- Brookway Development
   168        Barclays     GK Barrington Office Bldg
   169        Barclays     Walgreens
   170          CIBC       Eastwood Hills MHP
   171          JPMCB      University Apartments at High Point
   172          CIBC       College Crest Apartments
   173          CIBC       Avion Townhomes
   174          CIBC       Riverview Apartments
   175          JPMCB      Durango Crossing II
   176          JPMCB      Petersen Industrial Center
   177          JPMCB      55 Nagle Avenue
   178          JPMCB      Walgreens - Dayton, TX
   179          JPMCB      Eldora Estates
   180          JPMCB      Bradford Square Apartments
   181          JPMCB      Walgreens - Belen, New Mexico
   182          JPMCB      Sumter Commons
   183          JPMCB      Craig Simmons Center
   184          JPMCB      Orleans Place Apartments
   185          CIBC       Riverdale III Shopping Center
   186        Barclays     Shops at Bay City Mall
   187          JPMCB      One Cornerstone Atrium
   188          JPMCB      Bradley Medical Building
   189          JPMCB      Maple Crossing
   190          JPMCB      Park Plaza Estates
   191          JPMCB      The Windsor Apartments
   192          JPMCB      All Seasons Storage Center
   193          JPMCB      Valley View Central
   194          JPMCB      Sepulveda and Oxnard Center - Van Nuys
   195          JPMCB      Humble Shopping Center
   196          JPMCB      Park Lawn Estates
   197          JPMCB      Walgreens - South Carrollton
   198          JPMCB      731-749 Boston Post Road
   199          JPMCB      Walgreens - Coursey
   200          JPMCB      Walgreens - Front Street
   201          JPMCB      Walgreens - Sulphur
   202          CIBC       9 Lee Street
   203          JPMCB      Walgreens - Ryan Street
   204          CIBC       2212 Genesee Street

LOAN #   STREET ADDRESS                                                            CITY                          STATE     ZIP CODE
------   --------------                                                            ----                          -----     --------

  1      Various                                                                   Various                      Various    Various
 1.1     One Hilton Court                                                          Parsippany                     NJ        07054
 1.2     4355 Ashford-Dunwoody Road                                                Atlanta                        GA        30346
 1.3     1717 Motor Parkway                                                        Hauppauge                      NY        11788
 1.4     275 Tremont Street                                                        Boston                         MA        02116
  2      401-433 Hackensack Avenue                                                 Hackensack                     NJ        07601
  3      3010 Briarpark                                                            Houston                        TX        77042
  4      4100 US Highway 75 North                                                  Sherman                        TX        75092
  5      Various                                                                   Baltimore                      MD        21207
 5.1     1713 Whitehead Road                                                       Baltimore                      MD        21207
 5.2     6704-20 Whitestone Road                                                   Baltimore                      MD        21207
 5.3     6666 Security Boulevard                                                   Baltimore                      MD        21207
 5.4     6601 Whitestone Road                                                      Baltimore                      MD        21207
 5.5     1849 Gwynn Oak Avenue                                                     Baltimore                      MD        21207
 5.6     6707 Whitestone Road                                                      Baltimore                      MD        21207
 5.7     1710-22 Gwynn Oak Avenue                                                  Baltimore                      MD        21207
 5.8     1506 Woodlawn Drive                                                       Baltimore                      MD        21207
 5.9     1724 Whitehead Road                                                       Baltimore                      MD        21207
 5.10    1726 Whitehead Road                                                       Baltimore                      MD        21207
 5.11    6660 Security Boulevard                                                   Baltimore                      MD        21207
 5.12    1817-21 Whitehead Road                                                    Baltimore                      MD        21207
 5.13    1508 Woodlawn Drive                                                       Baltimore                      MD        21207
 5.14    1717 Whitehead Road                                                       Baltimore                      MD        21207
 5.15    6401 Dogwood Road                                                         Baltimore                      MD        21207
 5.16    1705 Whitehead Road                                                       Baltimore                      MD        21207
 5.17    6300 Security Boulevard                                                   Baltimore                      MD        21207
 5.18    1514 Woodlawn Drive                                                       Baltimore                      MD        21207
 5.19    6340 Security Boulevard                                                   Baltimore                      MD        21207
  6      181 Frowein Road                                                          East Moriches                  NY        11940
  7      2600 North Military Trail                                                 Boca Raton                     FL        33431
  8      Various                                                                   Various                      Various    Various
 8.1     1640 Grand Avenue                                                         Knoxville                      TN        37916
 8.2     1822 North Perkins Road                                                   Stillwater                     OK        74075
  9      1475 Nitterhouse Drive                                                    Chambersburg                   PA        17201
  10     10600 Westminster Boulevard                                               Westminster                    CO        80020
  11     2800 Shirlington Road                                                     Arlington                      VA        22206
  12     5100 Hurricane Drive                                                      Bryant                         AR        72022
  13     150 Manino Circle                                                         Kihei                          HI        96753
  14     Various                                                                   Seattle                        WA       Various
 14.1    200 West Thomas Street                                                    Seattle                        WA        98119
 14.2    401 1st Avenue West                                                       Seattle                        WA        98119
 14.3    413 1st Avenue South                                                      Seattle                        WA        98104
  15     3773 Howard Hughes Parkway                                                Las Vegas                      NV        89109
  16     1715 Beam Avenue                                                          Maplewood                      MN        55109
  17     1777 and 1887 North Line Road                                             Port Allen                     LA        70767
  18     44 Public Road 3151                                                       Oxford                         MS        38655
  19     2545 Northwest 207th Street                                               Miami                          FL        33056
  20     65 and 75 Lower Welden Street                                             St. Albans                     VT        05478
  21     4700 King Street                                                          Alexandria                     VA        22302
  22     4795 Meadow Wood Lane                                                     Chantilly                      VA        20151
  23     1345 Unity Place                                                          Lafayette                      IN        47905
  24     101 East Alex Bell Road                                                   Centerville                    OH        45459
  25     10695 West Pierce Street                                                  Avondale                       AZ        85323
  26     2360 Kiahuna Plantation Road                                              Poipu                          HI        96756
  27     6199 NE Alder Street                                                      Hillsboro                      OR        97124
  28     285 North Rutherford Boulevard                                            Murfreesboro                   TN        37130
  29     5540 Ashview Drive                                                        Indianapolis                   IN        46237
  30     1150 South Avenue                                                         Staten Island                  NY        10314
  31     Various                                                                   Cypress                        CA        90630
 31.1    10805 Holder Street                                                       Cypress                        CA        90630
 31.2    5785 Corporate Avenue                                                     Cypress                        CA        90630
  32     614 Snowcrest Trail                                                       Durham                         NC        27707
  33     36 East 7th Street                                                        Cincinnati                     OH        45202
  34     Various                                                                   Hampton                        NH        03842
 34.1    390 Lafayette Road                                                        Hampton                        NH        03842
 34.2    11 Merrill Industrial Drive                                               Hampton                        NH        03842
 34.3    380 Lafayette Road                                                        Hampton                        NH        03842
  35     19 Clifton Country Road                                                   Clifton Park                   NY        12065
  36     705 P Street and 650 O Street                                             Fresno                         CA        93721
  37     8701 Astronaut Boulevard                                                  Cape Canaveral                 FL        32920
  38     730 Stinson Drive                                                         Norman                         OK        73072
  39     1920 Northeast Terre View Drive and 1405 Merman Drive                     Pullman                        WA        99163
  40     25 Main Street                                                            Belleville                     NJ        07109
  41     25813 U.S. Highway 19 North                                               Clearwater                     FL        33763
  42     3753-3763 Howard Hughes Parkway                                           Las Vegas                      NV        89109
  43     1415 NE Santa Fe Lane                                                     Silverdale                     WA        98383
  44     250 Page Avenue                                                           Staten Island                  NY        10307
  45     2556-2765 Calloway Drive                                                  Bakersfield                    CA        93312
  46     150 East Rand Road                                                        Arlington Heights              IL        60004
  47     3850 FM 518 East                                                          League City                    TX        77573
  48     437 West Gorham Street                                                    Madison                        WI        53703
  49     7955 Airport Pulling Road                                                 Naples                         FL        34109
  50     8300 West Sam Houston Parkway                                             Houston                        TX        77072
  51     1676 Carter Drive                                                         Arlington                      TX        76010
  52     2002-2194 Glenwood Avenue                                                 Oneida                         NY        13421
  53     1034 Lorlyn Circle                                                        Batavia                        IL        60510
  54     28 and 30 Liberty Ship Way                                                Sausalito                      CA        94965
  55     Various                                                                   Plantation                     FL        33322
 55.1    1802-1888 University Drive                                                Plantation                     FL        33322
 55.2    1802 North University Drive                                               Plantation                     FL        33322
  56     400 South Futrall Drive                                                   Fayetteville                   AR        72701
  57     6816 Slide Road                                                           Lubbock                        TX        79424
  58     670 North Commercial Street                                               Manchester                     NH        03101
  59     3504-3568 Pine Grove Avenue                                               Port Huron                     MI        48060
  60     6060-6040 Dutchman's Lane                                                 Louisville                     KY        40205
  61     1615-1681 Town Center Drive and 10541-10577 South Redwood Road            South Jordan                   UT        84095
  62     100 Tormee Drive                                                          Tinton Falls                   NJ        07712
  63     3125 Crain Highway                                                        Waldorf                        MD        20603
  64     5302 Sara Lane                                                            Waterford                      MI        48327
  65     3737 Hillcroft Street                                                     Houston                        TX        77057
  66     520 North Christopher Columbus Boulevard                                  Philadelphia                   PA        19123
  67     1140 Baltimore Pike                                                       Springfield                    PA        19064
  68     1150 Union Street                                                         West Springfield               MA        01089
  69     30-02 48th Avenue                                                         Long Island City               NY        11101
  70     8927 Center Pointe Drive                                                  Lysander                       NY        13027
  71     8581, 8615 and 8643 West Kelton Lane                                      Peoria                         AZ        85382
  72     521-555 East Market Street                                                Leesburg                       VA        20176
  73     5830 Red Bug Lake Road                                                    Winter Springs                 FL        32708
  74     4690 Millennium Drive                                                     Belcamp                        MD        21017
  75     Various                                                                   Various                        CA       Various
 75.1    14051-141061 Newport Avenue                                               Tustin                         CA        92780
 75.2    24940-24960 Redlands Boulevard                                            Loma Linda                     CA        92354
 75.3    9531 Telegraph Road                                                       Pico Rivera                    CA        90660
 75.4    5936 Santa Fe Avenue                                                      Huntington Park                CA        90255
  76     320 North Highway 89A                                                     Sedona                         AZ        86336
  77     4020 Bethlehem Pike                                                       Telford                        PA        18969
  78     1080 North Bridge Street                                                  Chillicothe                    OH        45601
  79     4180-4330 Barranca Parkway                                                Irvine                         CA        92604
  80     14241 Coursey Boulevard                                                   Baton Rouge                    LA        70817
  81     1466 North Kinser Pike                                                    Bloomington                    IN        47404
  82     299 Cayuga Road                                                           Cheektowaga                    NY        14225
  83     209-221 Route 59                                                          Airmont                        NY        10901
  84     8555 United Plaza Boulevard                                               Baton Rouge                    LA        70809
  85     332 East Route 4                                                          Paramus                        NJ        07652
  86     5295 Brook Hollow Parkway                                                 Norcross                       GA        30071
  87     4463 Perkins Road                                                         Baton Rouge                    LA        70808
  88     601-693 Sunrise Highway and 111 Broadway                                  Lynbrook                       NY        11563
  89     299 East Sixth Street                                                     Cincinnati                     OH        45202
  90     9500 South Cicero Avenue                                                  Oak Lawn                       IL        60453
  91     12212-12224 Rockville Pike                                                Rockville                      MD        20852
  92     1296-1316 Broadway                                                        Hewlett                        NY        11557
  93     36-02 35th Avenue                                                         Astoria                        NY        11106
  94     3309 South Bristol Street                                                 Santa Ana                      CA        92704
  95     9535 Reseda Boulevard                                                     Northridge                     CA        91324
  96     2916 US Highway 75                                                        Sherman                        TX        75090
  97     740 64th Street                                                           Brooklyn                       NY        11220
  98     One Bala Avenue                                                           Bala Cynwyd                    PA        19004
  99     8931 Route 30                                                             North Huntingdon Township      PA        15642
 100     4333 Chesford Road                                                        Columbus                       OH        43224
 101     40 & 50-62 Providence Pike                                                Putnam                         CT        06260
 102     310-330 Army Trail Road                                                   Carol Stream                   IL        60188
 103     1123 Frick Lane                                                           Pittsburgh                     PA        15217
 104     1521-1617 Lorelei Drive                                                   Zion                           IL        60099
 105     3520 Preston Road                                                         Frisco                         TX        75034
 106     271 Premier Boulevard                                                     Roanoke Rapids                 NC        27870
 107     7540 West McNab Road                                                      North Lauderdale               FL        33321
 108     5404 - 5498 California Avenue                                             Bakersfield                    CA        93309
 109     18712 North Village Center                                                Hagerstown                     MD        21742
 110     2500 Roosevelt Avenue                                                     Key West                       FL        33040
 111     6025 Route 5                                                              Palatine Bridge                NY        13428
 112     8181 N.W. 154th Street                                                    Miami Lakes                    FL        33016
 113     415 Baker Hill Lane                                                       Williamsport                   MD        21795
 114     Various                                                                   Various                        PA       Various
114.1    532 Lancaster Avenue                                                      Haverford                      PA        19041
114.2    715 West Lancaster Avenue                                                 Bryn Mawr                      PA        19010
 115     1251 US Highway 31 North                                                  Greenwood                      IN        46142
 116     4874 Keller Haslett Road                                                  Keller                         TX        76248
 117     53 Finney Boulevard                                                       Malone                         NY        12953
 118     3690 South Highland Drive                                                 Salt Lake City                 UT        84106
 119     461, 465, 475 and 483 Gypsy Lane                                          Youngstown                     OH        44054
 120     362-420 South Palm Canyon Drive                                           Palm Springs                   CA        92262
 121     780 East 132nd Street                                                     Bronx                          NY        10454
 122     211-525 State Street and 2007 Roseland Street                             Greensboro                     NC        27405
 123     4460 Legendary Drive                                                      Destin                         FL        32541
 124     37-91 Eastern Boulevard North                                             Haggerstown                    MD        21740
 125     730 East Lincoln Highway                                                  Schererville                   IN        46375
 126     2127 Galloway Road                                                        Bensalem                       PA        19020
 127     3807 Plantation Boulevard                                                 Mission                        TX        78572
 128     9290 Le Saint Drive                                                       West Chester                   OH        45014
 129     Various                                                                   Haverford                      PA        19041
129.1    393 Lancaster Avenue                                                      Haverford                      PA        19041
129.2    390 - 396 Lancaster Avenue                                                Haverford                      PA        19041
 130     6 Rhodes Drive                                                            Utica                          NY        13502
 131     7127 Bonnie Drive                                                         Westland                       MI        48185
 132     418 Lock Road                                                             Deerfield Beach                FL        33442
 133     7408 Nieman Road                                                          Shawnee                        KS        66203
 134     2202 Wilshire Boulevard                                                   Santa Monica                   CA        90403
 135     4021-4051 William Bill Luther Drive                                       Hope Mills                     NC        28348
 136     6102 Gunn Highway                                                         Tampa                          FL        33625
 137     1545 South Bentley Avenue                                                 Los Angeles                    CA        90025
 138     1019 - 1163 East March Lane                                               Stockton                       CA        95210
 139     6706 North Dysart Road                                                    Glendale                       AZ        85307
 140     1500 West 4th Avenue                                                      Spokane                        WA        99204
 141     13780 Millard Avenue                                                      Omaha                          NE        68137
 142     2335-2339 South Bentley Avenue                                            Los Angeles                    CA        90064
 143     1509-1595 West Dupont Road                                                Fort Wayne                     IN        46825
 144     3432 East Hebron Parkway                                                  Carrollton                     TX        75010
 145     219 Highway 111 South                                                     Goldsboro                      NC        27534
 146     7250 Crestway Boulevard                                                   San Antonio                    TX        78239
 147     125-131 Kings Highway North                                               Westport                       CT        06880
 148     1002 College Court                                                        Madison                        WI        53715
 149     1503-1519 Lorelei Drive                                                   Zion                           IL        60099
 150     Various                                                                   Colorado Springs               CO       Various
150.1    1625 Lashelle Way                                                         Colorado Springs               CO        80906
150.2    330 Karen Lane                                                            Colorado Springs               CO        80907
 151     263 South Main Street                                                     Akron                          OH        44308
 152     1495 East Prater Way                                                      Sparks                         NV        89434
 153     19315 North 83rd Avenue                                                   Peoria                         AZ        85382
 154     1951 South McCall Road                                                    Englewood                      FL        34223
 155     603 West University Avenue                                                Georgetown                     TX        78626
 156     42560 Postiff Avenue                                                      Plymouth                       MI        48170
 157     1400 Copeland Road                                                        Arlington                      TX        76011
 158     2300 Sunnybrook Drive                                                     Nampa                          ID        83686
 159     419 16th Avenue                                                           Laurel                         MS        39440
 160     10861 Alco Avenue                                                         Baton Rouge                    LA        70816
 161     485 North 2nd East                                                        Rexburg                        ID        83440
 162     100 South Shore Drive                                                     East Haven                     CT        06512
 163     215 West Columbia                                                         Batesburg                      SC        29006
 164     1 Park Place West                                                         Woodridge                      NJ        07075
 165     5130 Westport Boulevard                                                   Montgomery                     AL        36108
 166     3221 Williams Drive                                                       Georgetown                     TX        78628
 167     719 Brookway Boulevard                                                    Brookhaven                     MS        39601
 168     257 East Main Street                                                      Barrington                     IL        60010
 169     5271 Salem Avenue                                                         Dayton                         OH        45426
 170     11315 Hill Ridge Drive                                                    Conroe                         TX        77385
 171     806, 812 and 904 Sixth Street                                             High Point                     NC        27262
 172     1555 NE Merman Drive                                                      Pullman                        WA        99163
 173     7905 South Old Bingham Highway                                            West Jordon                    UT        84088
 174     1665 South Riverside Drive                                                Salt Lake City                 UT        84104
 175     361 South Camino Del Rio                                                  Durango                        CO        81303
 176     4535 Statz Avenue                                                         North Las Vegas                NV        89031
 177     55 Nagle Avenue                                                           Inwood                         NY        10040
 178     209 US Highway 90 West                                                    Dayton                         TX        77535
 179     610 East Eldora Road                                                      Pharr                          TX        78577
 180     2442 East 51st Street                                                     Tulsa                          OK        74105
 181     315 North Main Street                                                     Belen                          NM        87002
 182     1285 Broad Street                                                         Sumter                         SC        29150
 183     3073 West Craig Road                                                      North Las Vegas                NV        89032
 184     23210 Heritage Drive                                                      Woodhaven                      MI        48183
 185     4113 Riverdale Road                                                       Riverdale                      UT        84405
 186     3900 State Street Road                                                    Bay City                       MI        48706
 187     3920 FM 1960 Road West                                                    Houston                        TX        77068
 188     28125-28127 Bradley Road                                                  Sun City                       CA        92586
 189     4807 Maple Avenue                                                         Dallas                         TX        75219
 190     1130 Fireside Drive                                                       Minneapolis                    MN        55432
 191     8600 Burton Way                                                           Los Angeles                    CA        90048
 192     2708 South 39th Street                                                    Temple                         TX        76504
 193     13260 Josey Lane                                                          Farmers Branch                 TX        75234
 194     5955-5961 North Sepulveda Boulevard and 15326-15328 West Oxnard Street    Van Nuys                       CA        91411
 195     20845 Highway 59                                                          Humble                         TX        77338
 196     250 Scott Drive                                                           Holmen                         WI        54650
 197     3033 South Carrollton Avenue                                              New Orleans                    LA        70118
 198     731-749 Boston Post Road                                                  Madison                        CT        06443
 199     14444 Coursey Boulevard                                                   Baton Rouge                    LA        70817
 200     1224 Front Street                                                         Slidell                        LA        70458
 201     1001 and 1021 South Beglis Parkway                                        Sulphur                        LA        70663
 202     9 Lee Street                                                              Utica                          NY        13502
 203     2725 Ryan Street                                                          Lake Charles                   LA        70601
 204     2212 Genesee Street                                                       Utica                          NY        13502

                                      NUMBER OF    PROPERTY                PROPERTY                                         YEAR
  LOAN #   COUNTY                    PROPERTIES    TYPE                    SUBTYPE                       YEAR BUILT       RENOVATED
  ------   ------                    ----------    ----                    -------                       ----------       ---------

    1      Various                        4        Hotel                   Full Service                    Various         Various
   1.1     Morris                         1        Hotel                   Full Service                     1981            2001
   1.2     Dekalb                         1        Hotel                   Full Service                     1986
   1.3     Suffolk                        1        Hotel                   Full Service                     1989
   1.4     Suffolk                        1        Hotel                   Full Service                     1925            1997
    2      Bergen                         1        Office                  Suburban                         1968            1999
    3      Harris                         1        Office                  Suburban                         1999
    4      Grayson                        1        Retail                  Anchored                         2004
    5      Baltimore                     19        Various                 Various                         Various         Various
   5.1     Baltimore                      1        Industrial              Flex                             1970            1993
   5.2     Baltimore                      1        Industrial              Flex                             1967            1997
   5.3     Baltimore                      1        Mixed Use               Office/Retail                    1973            1996
   5.4     Baltimore                      1        Industrial              Flex                             1969            2002
   5.5     Baltimore                      1        Office                  Suburban                         1971            1997
   5.6     Baltimore                      1        Office                  Suburban                         1962            1992
   5.7     Baltimore                      1        Office                  Suburban                         1968            2002
   5.8     Baltimore                      1        Office                  Suburban                         1968            1997
   5.9     Baltimore                      1        Industrial              Flex                             1972            1992
   5.10    Baltimore                      1        Office                  Suburban                         1972            1994
   5.11    Baltimore                      1        Mixed Use               Office/Retail                    1965            1992
   5.12    Baltimore                      1        Industrial              Flex                             1964            1992
   5.13    Baltimore                      1        Office                  Suburban                         1969            2002
   5.14    Baltimore                      1        Industrial              Flex                             1968            1992
   5.15    Baltimore                      1        Office                  Suburban                         1971            1993
   5.16    Baltimore                      1        Office                  Suburban                         1968            1994
   5.17    Baltimore                      1        Office                  Suburban                         1973            2003
   5.18    Baltimore                      1        Retail                  Unanchored                       1970            2003
   5.19    Baltimore                      1        Office                  Suburban                         1973            1988
    6      Suffolk                        1        Multifamily             Garden                           2004
    7      Palm Beach                     1        Office                  Suburban                         1987            1998
    8      Various                        2        Multifamily             Garden                           1999
   8.1     Knox                           1        Multifamily             Garden                           1999
   8.2     Payne                          1        Multifamily             Garden                           1999
    9      Franklin                       1        Industrial              Warehouse/Distribution           1999
    10     Jefferson                      1        Hotel                   Full Service                     2000
    11     Alexandria City                1        Office                  Suburban                         1986            2003
    12     Saline                         1        Multifamily             Garden                           2003
    13     Maui                           1        Multifamily             Garden                           2004
    14     King                           3        Office                  CBD                             Various          2003
   14.1    King                           1        Office                  CBD                              1974            2003
   14.2    King                           1        Office                  CBD                              1970            2003
   14.3    King                           1        Office                  CBD                              1972            2003
    15     Clark                          1        Office                  Suburban                         1996
    16     Ramsey                         1        Retail                  Anchored                         1989            1997
    17     West Baton Rouge               1        Industrial              Warehouse/Distribution           2002
    18     Lafayette                      1        Multifamily             Garden                           2003
    19     Miami-Dade                     1        Multifamily             Garden                           1970            2004
    20     Franklin                       1        Office                  Suburban                         1989            2000
    21     Alexandria City                1        Office                  Suburban                         1985
    22     Fairfax                        1        Office                  Suburban                         1988
    23     Tippecanoe                     1        Office                  Suburban                         2001
    24     Montgomery                     1        Retail                  Anchored                         1987
    25     Maricopa                       1        Industrial              Warehouse/Distribution           2004
    26     Kauai                          1        Retail                  Unanchored                       1985            2002
    27     Washington                     1        Multifamily             Garden                           2003
    28     Rutherford                     1        Multifamily             Garden                           2004
    29     Marion                         1        Multifamily             Garden                           1995
    30     Richmond                       1        Office                  Suburban                         2002
    31     Orange                         2        Office                  Suburban                        Various
   31.1    Orange                         1        Office                  Suburban                         1989
   31.2    Orange                         1        Office                  Suburban                         1988
    32     Durham                         1        Multifamily             Garden                           1990
    33     Hamilton                       1        Office                  CBD                              1989
    34     Rockingham                     3        Various                 Various                         Various         Various
   34.1    Rockingham                     1        Industrial              Warehouse/Distribution           1977            2004
   34.2    Rockingham                     1        Mixed Use               Office/Industrial                1984
   34.3    Rockingham                     1        Office                  Suburban                         1890            1990
    35     Saratoga                       1        Retail                  Anchored                         1988
    36     Fresno                         1        Office                  Suburban                         1989
    37     Brevard                        1        Hotel                   Full Service                     1967            2000
    38     Cleveland                      1        Multifamily             Garden                           2004
    39     Whitman                        1        Multifamily             Garden                           1972            1985
    40     Essex                          1        Industrial              Warehouse/Distribution           1920            2001
    41     Pinellas                       1        Retail                  Anchored                         1983            1999
    42     Clark                          1        Office                  Suburban                         1991
    43     Kitsap                         1        Multifamily             Garden                           1991
    44     Richmond                       1        Retail                  Anchored                         2003
    45     Kern                           1        Retail                  Anchored                         1991
    46     Cook                           1        Retail                  Anchored                         1976
    47     Galveston                      1        Multifamily             Garden                           1998
    48     Dane                           1        Multifamily             Mid/High Rise                    2004
    49     Collier                        1        Mixed Use               Office/Retail                    2001            2004
    50     Harris                         1        Retail                  Anchored                         1995            2003
    51     Tarrant                        1        Multifamily             Garden                           1969
    52     Madison                        1        Retail                  Anchored                         1989
    53     Kane                           1        Multifamily             Garden                           1974            2004
    54     Marin                          1        Office                  Suburban                         1942            2001
    55     Broward                        2        Mixed Use               Office/Retail                   Various         Various
   55.1    Broward                        1        Mixed Use               Office/Retail                    1974            1998
   55.2    Broward                        1        Mixed Use               Office/Retail                    1978
    56     Washington                     1        Multifamily             Garden                           2004
    57     Lubbock                        1        Retail                  Anchored                         1996
    58     Hillsborough                   1        Office                  Suburban                         1886            2004
    59     St. Clair                      1        Retail                  Anchored                         1966            1992
    60     Jefferson                      1        Office                  Suburban                         1986
    61     Salt Lake                      1        Retail                  Shadow Anchored                  2002
    62     Monmouth                       1        Office                  Suburban                         2001
    63     Charles                        1        Retail                  Anchored                         2003
    64     Oakland                        1        Multifamily             Garden                           1975
    65     Harris                         1        Multifamily             Garden                           1974            2001
    66     Philadelphia                   1        Office                  CBD                              1900            1988
    67     Delaware                       1        Retail                  Anchored                         1970
    68     Hampden                        1        Retail                  Anchored                         1979            2004
    69     Queens                         1        Industrial              Warehouse/Distribution           1926            2002
    70     Onondaga                       1        Multifamily             Garden                           2003
    71     Maricopa                       1        Industrial              Flex                             1999
    72     Loudoun                        1        Retail                  Unanchored                       1989
    73     Seminole                       1        Retail                  Unanchored                       1987            1989
    74     Harford                        1        Office                  Suburban                         2003
    75     Various                        4        Retail                  Unanchored                      Various         Various
   75.1    Orange                         1        Retail                  Unanchored                       1991
   75.2    San Bernardino                 1        Retail                  Unanchored                       1988
   75.3    Los Angeles                    1        Retail                  Unanchored                       1961            1997
   75.4    Los Angeles                    1        Retail                  Unanchored                       1987            2003
    76     Coconino                       1        Retail                  Unanchored                       1991
    77     Bucks                          1        Retail                  Anchored                         2003
    78     Ross                           1        Retail                  Anchored                         1960            2003
    79     Orange                         1        Mixed Use               Retail/Office                    1980            1999
    80     East Baton Rouge               1        Retail                  Anchored                         2003
    81     Monroe                         1        Multifamily             Garden                           2004
    82     Erie                           1        Industrial              Warehouse/Distribution           1986            1994
    83     Rockland                       1        Retail                  Anchored                         1998
    84     East Baton Rouge               1        Office                  Suburban                         1984
    85     Bergen                         1        Retail                  Anchored                         1937            1996
    86     Gwinnett                       1        Industrial              Flex                             1996            2000
    87     East Baton Rouge               1        Retail                  Anchored                         2001
    88     Nassau                         1        Retail                  Unanchored                       1955            1986
    89     Hamilton                       1        Office                  CBD                              1915            2002
    90     Cook                           1        Retail                  Anchored                         1957            2004
    91     Montgomery                     1        Retail                  Unanchored                       1970            2002
    92     Nassau                         1        Retail                  Anchored                         1953
    93     Queens                         1        Office                  Suburban                         1953            2004
    94     Orange                         1        Retail                  Anchored                         1972
    95     Los Angeles                    1        Office                  Suburban                         1966            2003
    96     Grayson                        1        Retail                  Unanchored                       2001
    97     Kings                          1        Office                  Suburban                         2004
    98     Montgomery                     1        Office                  Suburban                         1956            1994
    99     Westmoreland                   1        Retail                  Anchored                         1995
   100     Franklin                       1        Multifamily             Garden                           1972            2003
   101     Windham                        1        Retail                  Anchored                         1998            2002
   102     Du Page                        1        Retail                  Unanchored                       2000             N/A
   103     Allegheny                      1        Multifamily             Garden                           2003
   104     Lake                           1        Multifamily             Garden                           1994
   105     Collin                         1        Retail                  Unanchored                       2002
   106     Halifax                        1        Retail                  Shadow Anchored                  2003
   107     Broward                        1        Industrial              Warehouse/Distribution           1987
   108     Kern                           1        Retail                  Unanchored                       1976
   109     Washington                     1        Retail                  Anchored                         1974            1994
   110     Monroe                         1        Retail                  Anchored                         1958            1996
   111     Montgomery                     1        Retail                  Anchored                         1999
   112     Miami-Dade                     1        Office                  Suburban                         1991
   113     Washington                     1        Multifamily             Garden                           2003
   114     Various                        2        Retail                  Anchored                        Various         Various
  114.1    Montgomery                     1        Retail                  Anchored                         1922            1985
  114.2    Delaware                       1        Retail                  Anchored                         1960
   115     Johnson                        1        Retail                  Anchored                         2004
   116     Tarrant                        1        Self Storage            Self Storage                     2003
   117     Franklin                       1        Retail                  Anchored                         1968            2001
   118     Salt Lake                      1        Multifamily             Garden                           1963            1994
   119     Mahoning                       1        Multifamily             Garden                           1955            2002
   120     Riverside                      1        Retail                  Anchored                         1950            1988
   121     Bronx                          1        Industrial              Warehouse/Distribution           1956            1980
   122     Guilford                       1        Mixed Use               Retail/Office                    1911            1986
   123     Okaloosa                       1        Office                  Suburban                         2001
   124     Washington                     1        Retail                  Shadow Anchored                  2000
   125     Lake                           1        Retail                  Unanchored                       2004
   126     Bucks                          1        Retail                  Unanchored                       1976            1997
   127     Hidalgo                        1        Multifamily             Garden                           2004
   128     Butler                         1        Industrial              Warehouse/Distribution           1990            1995
   129     Montgomery                     2        Retail                  Unanchored                      Various         Various
  129.1    Montgomery                     1        Retail                  Unanchored                       1960
  129.2    Montgomery                     1        Retail                  Unanchored                       1950            1993
   130     Oneida                         1        Office                  Suburban                         1999
   131     Wayne                          1        Multifamily             Garden                           1968            2004
   132     Broward                        1        Multifamily             Garden                           1985
   133     Johnson                        1        Retail                  Anchored                         1974            1998
   134     Los Angeles                    1        Office                  Suburban                         1964            1998
   135     Cumberland                     1        Multifamily             Garden                           2003
   136     Hillsborough                   1        Retail                  Unanchored                       2004
   137     Los Angeles                    1        Multifamily             Garden                           2004
   138     San Joaquin                    1        Retail                  Shadow Anchored                  1990
   139     Maricopa                       1        Multifamily             Garden                           1984
   140     Spokane                        1        Office                  CBD                              1979            2003
   141     Douglas                        1        Retail                  Anchored                         1990            2003
   142     Los Angeles                    1        Multifamily             Garden                           2003
   143     Allen                          1        Retail                  Unanchored                       1999
   144     Denton                         1        Retail                  Unanchored                       2004
   145     Wayne                          1        Retail                  Anchored                         2001
   146     Bexar                          1        Retail                  Shadow Anchored                  2004
   147     Fairfield                      1        Office                  Suburban                         1963
   148     Dane                           1        Multifamily             Garden                           1986            2003
   149     Lake                           1        Multifamily             Garden                           1993
   150     El Paso                        2        Self Storage            Self Storage                    Various
  150.1    El Paso                        1        Self Storage            Self Storage                     1973
  150.2    El Paso                        1        Self Storage            Self Storage                     1984
   151     Summit                         1        Multifamily             Mid/High Rise                    1931            1981
   152     Washoe                         1        Retail                  Unanchored                       2003
   153     Maricopa                       1        Self Storage            Self Storage                     1998
   154     Sarasota                       1        Retail                  Anchored                         1971            2003
   155     Williamson                     1        Retail                  Anchored                         1972            2001
   156     Wayne                          1        Multifamily             Garden                           1968
   157     Tarrant                        1        Retail                  Unanchored                       1998
   158     Canyon                         1        Multifamily             Garden                           1994
   159     Jones                          1        Retail                  Anchored                         2004
   160     East Baton Rouge               1        Multifamily             Garden                           1973            2003
   161     Madison                        1        Retail                  Unanchored                       2004
   162     New Haven                      1        Office                  Suburban                         1987
   163     Lexington                      1        Retail                  Anchored                         1986
   164     Bergen                         1        Industrial              Warehouse/Distribution           1954            1986
   165     Montgomery                     1        Industrial              Warehouse/Distribution           2004
   166     Williamson                     1        Retail                  Unanchored                       2004
   167     Lincoln                        1        Retail                  Anchored                         2004
   168     Cook                           1        Office                  Suburban                         1982            2004
   169     Montgomery                     1        Retail                  Anchored                         2004
   170     Montgomery                     1        Manufactured Housing    Manufactured Housing             1985
   171     Guilford                       1        Multifamily             Garden                           2002
   172     Whitman                        1        Multifamily             Garden                           1972
   173     Salt Lake                      1        Multifamily             Garden                           1995
   174     Salt Lake                      1        Multifamily             Garden                           1994
   175     La Plata                       1        Retail                  Shadow Anchored                  2002
   176     Clark                          1        Industrial              Warehouse/Distribution           2004
   177     New York                       1        Multifamily             Mid/High Rise                    1939            2000
   178     Liberty                        1        Retail                  Anchored                         2004
   179     Hidalgo                        1        Manufactured Housing    Manufactured Housing             2000
   180     Tulsa                          1        Multifamily             Garden                           1970            2003
   181     Valencia                       1        Retail                  Anchored                         2004
   182     Sumter                         1        Retail                  Shadow Anchored                  2004
   183     Clark                          1        Retail                  Shadow Anchored                  2003
   184     Wayne                          1        Multifamily             Garden                           1970
   185     Weber                          1        Retail                  Anchored                         2004
   186     Bay                            1        Retail                  Shadow Anchored                  1995            2004
   187     Harris                         1        Office                  Suburban                         1985
   188     Riverside                      1        Office                  Suburban                         1981
   189     Dallas                         1        Retail                  Unanchored                       2001
   190     Anoka                          1        Manufactured Housing    Manufactured Housing             1963
   191     Los Angeles                    1        Multifamily             Garden                           1988            1996
   192     Bell                           1        Self Storage            Self Storage                     1998            2001
   193     Dallas                         1        Retail                  Shadow Anchored                  1967            2000
   194     Los Angeles                    1        Industrial              Flex                             1946            1998
   195     Harris                         1        Retail                  Shadow Anchored                  2002
   196     La Crosse                      1        Manufactured Housing    Manufactured Housing             1968            1976
   197     Orleans                        1        Retail                  Anchored                         1991            2002
   198     New Haven                      1        Office                  Suburban                         2000
   199     East Baton Rouge               1        Retail                  Anchored                         1993
   200     St. Tammany                    1        Retail                  Anchored                         1992
   201     Calcasieu                      1        Retail                  Anchored                         1993
   202     Oneida                         1        Industrial              Warehouse/Distribution           1991
   203     Calcasieu                      1        Retail                  Anchored                         1992
   204     Oneida                         1        Office                  Suburban                         1978            1992

                              UNIT OF                             OCCUPANCY         APPRAISED        APPRAISAL     CURRENT
  LOAN #           UNITS      MEASURE          OCCUPANCY %           DATE         VALUE ($)(18)      DATE(18)     LTV %(1,19)
  ------           -----      -------          -----------           ----         -------------      --------     -----------

    1              1,687       Rooms              69.6             06/30/04           227,000,000     Various       46.8
   1.1               510       Rooms              60.2             06/30/04            80,900,000    08/01/04
   1.2               495       Rooms              64.2             06/30/04            62,300,000    08/01/04
   1.3               360       Rooms              75.7             06/30/04            46,600,000    08/01/04
   1.4               322       Rooms              86.0             06/30/04            37,200,000    07/14/04
    2            639,315    Square Feet           90.5             08/31/04           114,500,000    06/24/04       76.9
    3            469,027    Square Feet           100.0            09/23/04            69,000,000    08/15/04       72.5
    4            285,312    Square Feet           98.6             09/16/04            50,900,000    04/29/05       77.5
    5            862,716    Square Feet           82.8             09/02/04            54,770,000    02/04/04       72.0
   5.1            35,477    Square Feet           100.0            09/02/04             1,400,000    02/04/04
   5.2           102,442    Square Feet           61.9             09/02/04             2,700,000    02/04/04
   5.3            29,759    Square Feet           100.0            09/02/04             3,400,000    02/04/04
   5.4            33,003    Square Feet           86.4             09/02/04             1,200,000    02/04/04
   5.5            41,746    Square Feet           69.5             09/02/04             3,400,000    02/04/04
   5.6            46,507    Square Feet           89.8             09/02/04             3,000,000    02/04/04
   5.7            28,087    Square Feet           100.0            09/02/04             2,000,000    02/04/04
   5.8            53,336    Square Feet           90.9             09/02/04             4,000,000    02/04/04
   5.9            22,192    Square Feet           100.0            09/02/04               470,000    02/04/04
   5.10           36,457    Square Feet            0.0             09/02/04             2,300,000    02/04/04
   5.11           30,252    Square Feet           52.3             09/02/04             2,100,000    02/04/04
   5.12           33,730    Square Feet           72.0             09/02/04             1,200,000    02/04/04
   5.13           75,076    Square Feet           100.0            09/02/04             8,800,000    02/04/04
   5.14           53,092    Square Feet           100.0            09/02/04             1,300,000    02/04/04
   5.15           24,000    Square Feet           100.0            09/02/04             1,850,000    02/04/04
   5.16           35,471    Square Feet           49.3             09/02/04             2,100,000    02/04/04
   5.17          119,905    Square Feet           100.0            09/02/04             9,400,000    02/04/04
   5.18            1,800    Square Feet            0.0             09/02/04               250,000    02/04/04
   5.19           60,384    Square Feet           100.0            09/02/04             3,900,000    02/04/04
    6                324       Units              83.3             10/01/04            47,500,000    07/20/04       80.0
    7            242,139    Square Feet           95.9             10/14/04            51,500,000    10/07/04       70.4
    8              1,440       Beds               93.4             09/24/04            43,600,000     Various       73.4
   8.1               708       Beds               93.9             09/24/04            22,800,000    05/13/04
   8.2               732       Beds               93.0             09/24/04            20,800,000    05/11/04
    9            862,450    Square Feet           100.0            10/05/04            41,500,000    08/25/04       77.1
    10               369       Units              67.8             08/31/04            53,500,000    07/19/04       57.0
    11           206,968    Square Feet           94.1             06/07/04            40,500,000    09/23/04       74.1
    12               576       Units              75.0             08/31/04            35,400,000    07/27/04       77.6
    13               200       Units              97.0             08/15/04            35,400,000    06/03/04       76.3
    14           197,349    Square Feet           90.0             08/19/04            39,000,000    09/08/04       69.2
   14.1           63,971    Square Feet           95.1             08/19/04            13,000,000    09/08/04
   14.2           69,048    Square Feet           92.3             08/19/04            15,000,000    09/08/04
   14.3           64,330    Square Feet           80.5             08/19/04            11,000,000    09/08/04
    15           164,469    Square Feet           97.0             07/31/04            37,500,000    08/11/04       66.0
    16           278,323    Square Feet           97.1             08/31/04            29,000,000    02/01/05       79.3
    17         1,116,605    Square Feet           100.0            07/29/04            32,000,000    06/03/04       70.2
    18               492       Units              99.8             08/31/04            27,300,000    08/05/04       79.9
    19               491       Units              97.6             09/10/04            27,600,000    08/17/04       77.8
    20           149,105    Square Feet           100.0            05/27/04            25,330,000    06/07/04       79.9
    21           114,757    Square Feet           92.1             08/30/04            24,500,000    08/20/04       77.6
    22           147,996    Square Feet           100.0            09/01/04            27,500,000    09/15/04       69.1
    23           114,854    Square Feet           93.8             05/27/04            24,500,000    07/12/04       77.6
    24           216,883    Square Feet           98.5             9/7/2004            23,800,000    07/11/04       79.0
    25           279,015    Square Feet           100.0            09/15/03            28,300,000    07/19/04       65.7
    26            39,127    Square Feet           96.2             10/11/04            23,000,000    05/28/04       80.0
    27               265       Units              97.7             08/18/04            26,510,000    05/18/04       68.8
    28               576       Beds               98.6             09/01/04            22,800,000    09/01/04       78.9
    29               424       Units              90.3             07/27/04            22,500,000    07/26/04       78.9
    30           189,062    Square Feet           79.7             10/01/04            27,200,000    10/01/04       64.3
    31           144,361    Square Feet           98.2             07/15/04            25,300,000    06/22/04       68.2
   31.1           84,924    Square Feet           97.0             07/15/04            14,800,000    06/22/04
   31.2           59,437    Square Feet           100.0            07/15/04            10,500,000    06/22/04
    32               362       Units              93.1             09/20/04            22,900,000    03/17/04       74.3
    33           191,611    Square Feet           90.3             07/31/04            21,710,000    07/08/04       78.3
    34           528,010    Square Feet           100.0            07/01/04            26,500,000    04/15/04       63.7
   34.1          371,800    Square Feet           100.0            07/01/04            17,000,000    04/15/04
   34.2          143,762    Square Feet           100.0            07/01/04             8,400,000    04/15/04
   34.3           12,448    Square Feet           100.0            07/01/04             1,100,000    04/15/04
    35           180,097    Square Feet           89.7             06/25/04            20,700,000    05/27/04       79.7
    36           102,580    Square Feet           100.0            10/12/04            22,000,000    08/03/04       75.0
    37               284       Rooms              82.5             08/31/04            28,440,000    07/29/04       54.3
    38               144       Units              90.3             09/07/04            22,000,000                   69.5
    39               334       Units              98.5             09/10/04            21,500,000    08/01/05       69.8
    40           397,036    Square Feet           100.0            09/01/04            20,000,000    07/28/04       75.0
    41           158,685    Square Feet           96.8             09/01/04            19,300,000    09/10/04       75.1
    42           123,165    Square Feet           92.1             07/31/04            21,500,000    08/11/04       66.7
    43               240       Units              92.9             07/21/04            18,510,000    07/09/04       75.6
    44            58,586    Square Feet           92.1             07/19/04            17,100,000    08/24/04       78.9
    45           127,546    Square Feet           99.2             06/30/04            17,200,000    07/06/04       78.5
    46           301,763    Square Feet           95.1             06/23/04            19,400,000    06/12/04       69.4
    47               328       Units              92.4             08/06/04            17,200,000    07/24/04       77.9
    48               224       Beds               96.1             09/20/04            16,980,000    08/15/04       78.6
    49            72,214    Square Feet           92.4             09/09/04            17,750,000    07/24/04       73.2
    50           134,344    Square Feet           97.2             08/30/04            18,250,000    09/08/04       69.9
    51               484       Units              88.2             07/01/04            16,300,000    06/28/04       76.8
    52           221,373    Square Feet           87.3             07/06/04            15,400,000    08/23/04       79.5
    53               253       Units              96.4             06/29/04            17,150,000    07/09/04       69.7
    54            54,416    Square Feet           89.7             09/03/04            14,620,000    06/10/04       80.0
    55           123,327    Square Feet           88.0             08/30/04            15,400,000    05/27/04       74.7
   55.1          108,723    Square Feet           88.1             08/30/04            13,200,000    05/27/04
   55.2           14,604    Square Feet           87.2             08/30/04             2,200,000    05/27/04
    56               300       Units              99.0             08/01/04            15,600,000    07/27/04       73.6
    57           144,965    Square Feet           95.3             09/17/04            14,300,000    08/17/04       79.6
    58           250,000    Square Feet           71.5             08/01/04            24,900,000    07/08/04       44.6
    59           129,355    Square Feet           93.2             08/06/04            13,750,000    07/12/04       79.8
    60           125,155    Square Feet           95.9             08/12/04            14,350,000    08/10/04       76.0
    61            86,965    Square Feet           91.4             08/19/04            13,280,000    08/01/04       79.7
    62            90,008    Square Feet           100.0            09/10/04            15,600,000    07/19/04       65.6
    63            45,680    Square Feet           100.0            10/01/04            12,800,000    08/20/04       79.5
    64               257       Units              95.3             08/25/04            12,500,000    08/03/04       80.0
    65               381       Units              93.4             07/31/04            12,500,000    07/25/04       80.0
    66           188,000    Square Feet           96.9             12/31/04            13,350,000    07/09/04       73.0
    67            69,750    Square Feet           97.4             08/01/04            14,000,000    09/07/04       68.6
    68           144,350    Square Feet           100.0            05/01/04            11,800,000    12/01/04       78.4
    69           147,650    Square Feet           87.1             11/01/04            13,700,000    03/01/05       67.2
    70               120       Units              91.7             08/31/04            12,000,000    02/01/04       75.7
    71           121,402    Square Feet           87.9             09/01/04            13,200,000    7/1/2004       68.2
    72            61,544    Square Feet           100.0            07/31/04            13,000,000    06/11/04       67.6
    73            96,235    Square Feet           100.0            05/10/04            11,560,000    06/15/04       74.3
    74            79,649    Square Feet           100.0            12/01/03            11,000,000    08/31/04       77.3
    75           106,818    Square Feet           96.6             Various             12,100,000     Various       70.2
   75.1           32,306    Square Feet           100.0            10/01/04             4,200,000    07/06/04
   75.2           25,178    Square Feet           90.7             09/01/04             3,300,000    07/03/04
   75.3           22,420    Square Feet           94.3             09/01/04             2,100,000    07/12/04
   75.4           26,914    Square Feet           100.0            09/01/04             2,500,000    07/12/04
    76            29,989    Square Feet           85.2             08/23/04            12,000,000    07/31/04       68.3
    77            59,725    Square Feet           96.0             09/21/04            10,150,000    01/01/05       79.6
    78           152,987    Square Feet           98.1             09/15/04            12,000,000    09/22/04       66.7
    79            72,455    Square Feet           100.0            07/26/04            20,000,000    07/14/04       39.9
    80            67,755    Square Feet           95.2             08/06/04            10,900,000    08/03/04       70.6
    81               219       Beds               95.9             09/01/04             9,650,000    09/01/04       76.7
    82            75,965    Square Feet           100.0            07/01/04             9,300,000    08/27/04       79.0
    83            31,015    Square Feet           100.0            08/23/04             9,400,000    08/27/04       76.3
    84            72,653    Square Feet           100.0            08/01/04             9,400,000    06/08/04       74.9
    85            44,092    Square Feet           90.2             06/01/04            12,000,000    06/01/04       58.3
    86            82,092    Square Feet           100.0            08/16/04            10,125,000    07/26/04       68.1
    87            34,259    Square Feet           87.2             09/01/04             8,400,000    08/23/04       79.2
    88            37,847    Square Feet           100.0            08/03/04            10,200,000    06/08/04       64.9
    89           126,321    Square Feet           100.0            09/16/04             9,600,000    07/01/04       67.7
    90            91,958    Square Feet           100.0            08/18/04            10,850,000    08/19/04       59.8
    91            22,727    Square Feet           100.0            09/10/04             8,500,000    09/09/04       75.3
    92            33,100    Square Feet           100.0            03/04/04             9,600,000    08/12/04       65.1
    93            50,760    Square Feet           100.0            09/20/04             8,900,000    09/02/04       69.7
    94            47,141    Square Feet           100.0            10/11/04            10,300,000    05/14/04       59.7
    95            34,274    Square Feet           97.8             05/26/04             8,800,000    06/15/04       67.6
    96            41,980    Square Feet           84.9             06/14/04             7,900,000    07/01/04       75.4
    97            20,500    Square Feet           100.0            08/19/04             7,500,000    07/20/04       78.5
    98            43,792    Square Feet           94.0             09/01/04             7,300,000    01/01/05       79.5
    99            70,149    Square Feet           100.0            03/30/04             7,250,000    10/15/04       78.6
   100               270       Units              91.5             08/24/04             7,100,000    06/15/04       79.8
   101            57,311    Square Feet           100.0            09/10/04             7,200,000    09/10/04       77.8
   102            97,914    Square Feet           100.0            09/08/04             7,600,000    06/16/04       73.6
   103                40       Units              97.5             01/00/00             7,800,000    08/16/04       70.5
   104               180       Units              97.8             06/25/04             7,250,000    03/16/04       75.8
   105            21,409    Square Feet           89.5             09/30/04             7,000,000    06/29/04       76.4
   106            47,650    Square Feet           100.0            08/26/04             6,675,000    06/18/04       79.6
   107           136,000    Square Feet           96.3             06/01/04             7,600,000    05/27/04       69.5
   108            43,143    Square Feet           92.6             08/04/04             7,000,000    07/12/04       74.9
   109            68,837    Square Feet           100.0            09/24/04             6,950,000    08/25/04       74.8
   110            51,779    Square Feet           100.0            09/12/04             7,200,000    08/31/04       72.2
   111            61,150    Square Feet           100.0            03/09/04             6,500,000    05/27/04       80.0
   112            44,286    Square Feet           90.9             10/01/04             6,500,000    09/16/04       80.0
   113                72       Units              98.6             09/01/04             6,700,000    06/05/04       77.5
   114            18,550    Square Feet           100.0            09/14/04             6,666,667                   75.0
  114.1            6,000    Square Feet           100.0            09/14/04             2,400,000
  114.2           12,550    Square Feet           100.0            09/14/04             4,266,667
   115            75,000    Square Feet           100.0            09/02/04             8,750,000    08/01/04       57.1
   116             1,111       Units              78.9             09/20/04            10,050,000    10/01/04       48.8
   117            60,330    Square Feet           100.0            06/25/04             6,000,000    05/27/04       80.0
   118               130       Units              94.6             06/14/04             6,240,000    06/17/04       76.9
   119               148       Units              87.2             06/01/04             5,800,000    04/14/04       79.8
   120            45,809    Square Feet           100.0            08/05/04             7,200,000    04/28/04       63.8
   121           285,905    Square Feet           100.0            08/19/04             7,900,000    08/02/04       58.1
   122            64,964    Square Feet           91.5             08/10/04             6,080,000    09/09/04       74.0
   123            26,640    Square Feet           100.0            08/01/04             6,260,000    04/28/04       71.8
   124            42,484    Square Feet           93.2             08/18/04             5,650,000    09/03/04       79.5
   125            34,560    Square Feet           89.5             07/01/04             5,400,000    06/30/04       78.6
   126            43,550    Square Feet           100.0            07/02/04             5,300,000    08/17/04       80.0
   127                66       Units              97.0             08/01/04             5,250,000    8/9/2004       79.9
   128           100,300    Square Feet           100.0            08/17/04             8,300,000    04/19/04       49.9
   129            15,313    Square Feet           100.0            09/14/04             6,200,000    09/01/04       66.1
  129.1            7,745    Square Feet           100.0            09/14/04             3,300,000    09/01/04
  129.2            7,568    Square Feet           100.0            09/14/04             2,900,000    09/01/04
   130            67,320    Square Feet           100.0            10/01/04             7,000,000    07/20/04       57.1
   131               161       Units              89.4             08/26/04             6,800,000    06/17/04       58.8
   132               120       Units              100.0            09/14/04             7,670,000    06/03/04       51.9
   133           101,989    Square Feet           90.0             03/23/04             5,350,000    04/03/04       73.4
   134            13,667    Square Feet           100.0            11/01/04             6,450,000    03/16/04       60.6
   135                84       Units              94.0             09/13/04             5,000,000    08/17/04       77.9
   136            17,957    Square Feet           100.0            08/19/04             4,900,000    09/01/04       78.6
   137                14       Units              92.9             08/02/04             6,400,000    08/27/04       59.4
   138            59,163    Square Feet           90.4             07/01/04             8,300,000    07/26/04       45.1
   139               150       Units              91.3             05/18/04             5,600,000    05/25/04       66.8
   140            45,048    Square Feet           94.6             10/01/04             4,650,000    09/22/04       80.0
   141            63,602    Square Feet           100.0           8/11/2004             4,800,000    08/13/04       76.0
   142                21       Units              90.5             07/08/04             5,500,000    06/14/04       65.3
   143            32,000    Square Feet           91.9             10/01/04             4,500,000    07/20/04       79.8
   144            17,392    Square Feet           100.0            09/09/04             4,500,000    07/28/04       78.9
   145            48,600    Square Feet           100.0            08/19/04             4,450,000    07/15/04       79.6
   146            19,207    Square Feet           71.4             09/29/04             4,420,000    08/27/04       79.8
   147            20,205    Square Feet           100.0            07/01/04             4,400,000    08/09/04       79.5
   148                76       Beds               100.0            09/01/04             4,970,000    07/23/04       69.4
   149               108       Units              96.3             06/25/04             4,300,000    03/16/04       79.6
   150               893       Units              78.9             Various              4,750,000    09/09/04       71.6
  150.1              450       Units              82.2             09/08/04             2,000,000    09/09/04
  150.2              443       Units              75.6             07/27/04             2,750,000    09/09/04
   151               233       Units              99.6             08/01/04             4,525,000    04/22/04       74.0
   152            16,018    Square Feet           100.0            08/09/04             6,000,000    07/23/04       55.5
   153               499       Units              99.2             07/16/04             4,170,000    08/25/04       79.1
   154           107,262    Square Feet           100.0            09/08/04             5,450,000    09/15/04       58.7
   155            38,466    Square Feet           100.0            08/02/04             4,300,000    12/01/04       74.0
   156                94       Units              94.7             08/10/04             4,250,000    06/18/04       74.0
   157            11,805    Square Feet           100.0            08/30/04             4,150,000    08/15/04       72.6
   158                84       Units              91.7             09/21/04             4,100,000    08/04/04       73.1
   159            14,820    Square Feet           100.0            09/17/04             4,700,000    08/17/04       63.5
   160               104       Units              96.2             08/05/04             3,820,000    08/02/04       77.0
   161            23,277    Square Feet           100.0            07/26/04             4,110,000    02/01/05       71.1
   162            42,758    Square Feet           84.6             07/23/04             3,900,000    06/15/04       74.2
   163            46,894    Square Feet           100.0            09/24/04             4,000,000    03/17/04       71.9
   164            59,000    Square Feet           100.0            07/14/04             4,100,000    08/01/04       65.8
   165            44,400    Square Feet           100.0            8/7/2004             4,050,000    08/18/04       65.0
   166            15,979    Square Feet           100.0            07/22/04             3,600,000    09/17/04       72.2
   167            14,820    Square Feet           100.0            08/09/04             3,900,000    08/17/04       64.2
   168            15,015    Square Feet           100.0            05/31/04             3,300,000    08/25/04       75.8
   169            14,820    Square Feet           100.0            11/01/04             3,750,000    08/15/04       66.6
   170               103       Pads               96.1             09/01/04             3,150,000    02/18/04       79.0
   171               114       Beds               95.6             06/02/04             3,550,000    04/09/04       69.8
   172                60       Units              98.4             08/01/04             3,350,000    08/01/05       73.1
   173                55       Units              96.4             07/13/04             3,790,000    06/17/04       64.5
   174                61       Units              93.4             07/13/04             3,620,000    06/17/04       67.5
   175            10,800    Square Feet           100.0            06/14/04             3,150,000    06/10/04       76.1
   176            41,352    Square Feet           100.0            07/14/04             3,100,000    07/12/04       77.3
   177                48       Units              97.9             08/01/04             3,900,000    07/29/04       60.2
   178            14,259    Square Feet           100.0            11/01/04             4,320,000    10/30/04       53.2
   179               209       Pads               97.6             08/01/04             3,000,000    07/27/04       76.7
   180               102       Units              95.1             07/31/04             2,900,000    06/02/04       77.4
   181            14,259    Square Feet           100.0            08/26/04             4,740,000    09/21/04       46.4
   182            19,501    Square Feet           100.0            08/17/04             2,750,000    08/01/04       79.9
   183            10,400    Square Feet           100.0            08/12/04             3,150,000    08/09/04       69.8
   184                72       Units              97.2             08/10/04             2,920,000    06/18/04       71.8
   185            29,646    Square Feet           77.7             08/05/04             3,580,000    04/19/04       57.7
   186            31,631    Square Feet           90.5             09/01/04             3,100,000    08/26/04       64.5
   187            45,537    Square Feet           86.4             09/08/04             2,700,000    08/15/04       74.0
   188            29,017    Square Feet           91.6             09/13/04             3,700,000    06/21/04       51.9
   189            12,722    Square Feet           100.0            06/14/04             2,375,000    06/10/04       75.4
   190                90       Pads               94.4             06/21/04             2,800,000    05/11/04       63.8
   191                19       Units              100.0            07/22/04             4,500,000    06/01/04       39.0
   192               472       Units              87.7             09/22/04             2,320,000    08/03/04       73.3
   193            26,481    Square Feet           100.0            07/21/04             2,700,000    07/01/04       62.8
   194            24,300    Square Feet           100.0            08/25/04             4,100,000    07/26/04       38.9
   195            19,600    Square Feet           100.0            08/05/04             4,480,000    08/10/04       33.5
   196               101       Pads               97.0             07/05/04             2,060,000    05/13/04       70.0
   197            13,926    Square Feet           100.0            08/09/04             3,300,000    08/06/04       38.6
   198            12,366    Square Feet           100.0            06/17/04             2,500,000    06/14/04       39.9
   199            13,142    Square Feet           100.0            08/09/04             2,325,000    08/13/04       38.6
   200            12,600    Square Feet           100.0            08/09/04             1,975,000    08/13/04       38.6
   201            13,000    Square Feet           100.0            08/09/04             1,975,000    08/17/04       38.6
   202            46,984    Square Feet           100.0            10/01/04             2,300,000    07/20/04       31.5
   203            12,600    Square Feet           100.0            08/09/04             1,725,000    08/17/04       38.6
   204            12,500    Square Feet           100.0            10/01/04             2,100,000    07/20/04       26.7

                                   ORIGINAL                                                     CURRENT           LOAN        % OF
                ORIGINAL           BALANCE              CURRENT            % OF INITIAL         BALANCE          GROUP        LOAN
  LOAN #     BALANCE ($)(3)      PER UNIT ($)        BALANCE ($)(3)        POOL BALANCE       PER UNIT ($)       1 OR 2     GROUP 1
  ------     --------------      ------------        --------------        ------------       ------------       ------     -------

    1              106,500,000           63,130         106,217,269.87         5.4%                    62,962      1          7.0%
   1.1              35,105,556           68,834          35,012,359.77                                 68,652      1
   1.2              29,725,333           60,051          29,646,419.88                                 59,892      1
   1.3              23,153,889           64,316          23,092,421.38                                 64,146      1
   1.4              18,515,222           57,501          18,466,068.84                                 57,348      1
    2               88,000,000              138          88,000,000.00         4.4%                       138      1          5.8%
    3               50,000,000              107          50,000,000.00         2.5%                       107      1          3.3%
    4               39,650,000              139          39,472,916.58         2.0%                       138      1          2.6%
    5               39,750,000               46          39,460,143.12         2.0%                        46      1          2.6%
   5.1               1,050,000               30           1,042,343.41                                     29      1
   5.2               2,000,000               20           1,985,416.02                                     19      1
   5.3               2,675,000               90           2,655,493.91                                     89      1
   5.4                 900,000               27             893,437.20                                     27      1
   5.5               2,600,000               62           2,581,040.81                                     62      1
   5.6               1,800,000               39           1,786,874.41                                     38      1
   5.7               1,500,000               53           1,489,062.00                                     53      1
   5.8               2,825,000               53           2,804,400.11                                     53      1
   5.9                 375,000               17             372,265.50                                     17      1
   5.10                570,000               16             565,843.56                                     16      1
   5.11              1,500,000               50           1,489,062.00                                     49      1
   5.12                925,000               27             918,254.90                                     27      1
   5.13              6,390,000               85           6,343,404.14                                     84      1
   5.14                920,000               17             913,291.36                                     17      1
   5.15              1,400,000               58           1,389,791.20                                     58      1
   5.16              1,500,000               42           1,489,062.00                                     42      1
   5.17              7,500,000               63           7,445,310.02                                     62      1
   5.18                200,000              111             198,541.60                                    110      1
   5.19              3,120,000               52           3,097,248.97                                     51      1
    6               38,000,000          117,284          38,000,000.00         1.9%                   117,284      2          0.0%
    7               36,250,000              150          36,250,000.00         1.8%                       150      1          2.4%
    8               32,000,000           22,222          32,000,000.00         1.6%                    22,222      2          0.0%
   8.1              18,250,000           25,777          18,250,000.00                                 25,777      2
   8.2              13,750,000           18,784          13,750,000.00                                 18,784      2
    9               32,000,000               37          32,000,000.00         1.6%                        37      1          2.1%
    10              30,500,000           82,656          30,500,000.00         1.5%                    82,656      1          2.0%
    11              30,000,000              145          30,000,000.00         1.5%                       145      1          2.0%
    12              27,500,000           47,743          27,463,229.52         1.4%                    47,679      2          0.0%
    13              27,000,000          135,000          27,000,000.00         1.4%                   135,000      2          0.0%
    14              27,000,000              137          27,000,000.00         1.4%                       137      1          1.8%
   14.1             10,000,000              156          10,000,000.00                                    156      1
   14.2             10,000,000              145          10,000,000.00                                    145      1
   14.3              7,000,000              109           7,000,000.00                                    109      1
    15              24,755,000              151          24,755,000.00         1.2%                       151      1          1.6%
    16              23,000,000               83          23,000,000.00         1.2%                        83      1          1.5%
    17              22,500,000               20          22,458,003.34         1.1%                        20      1          1.5%
    18              21,840,000           44,390          21,810,516.65         1.1%                    44,330      2          0.0%
    19              21,500,000           43,788          21,480,448.51         1.1%                    43,748      2          0.0%
    20              20,250,000              136          20,250,000.00         1.0%                       136      1          1.3%
    21              19,750,000              172          19,750,000.00         1.0%                       172      1          1.3%
    22              19,000,000              128          19,000,000.00         1.0%                       128      1          1.3%
    23              19,000,000              165          19,000,000.00         1.0%                       165      1          1.3%
    24              18,800,000               87          18,800,000.00         0.9%                        87      1          1.2%
    25              18,600,000               67          18,600,000.00         0.9%                        67      1          1.2%
    26              18,400,000              470          18,400,000.00         0.9%                       470      1          1.2%
    27              18,250,000           68,868          18,250,000.00         0.9%                    68,868      2          0.0%
    28              18,000,000           31,250          17,981,474.06         0.9%                    31,218      2          0.0%
    29              17,750,000           41,863          17,750,000.00         0.9%                    41,863      2          0.0%
    30              17,500,000               93          17,500,000.00         0.9%                        93      1          1.2%
    31              17,250,000              119          17,250,000.00         0.9%                       119      1          1.1%
   31.1             10,350,000              122          10,350,000.00                                    122      1
   31.2              6,900,000              116           6,900,000.00                                    116      1
    32              17,013,000           46,997          17,013,000.00         0.9%                    46,997      2          0.0%
    33              17,000,000               89          17,000,000.00         0.9%                        89      1          1.1%
    34              17,000,000               32          16,871,277.12         0.9%                        32      1          1.1%
   34.1             10,905,660               29          10,823,083.06                                     29      1
   34.2              5,388,680               37           5,347,877.27                                     37      1
   34.3                705,660               57             700,316.79                                     56      1
    35              16,500,000               92          16,500,000.00         0.8%                        92      1          1.1%
    36              16,500,000              161          16,500,000.00         0.8%                       161      1          1.1%
    37              15,450,000           54,401          15,450,000.00         0.8%                    54,401      1          1.0%
    38              15,300,000          106,250          15,300,000.00         0.8%                   106,250      2          0.0%
    39              15,000,000           44,910          15,000,000.00         0.8%                    44,910      2          0.0%
    40              15,000,000               38          15,000,000.00         0.8%                        38      1          1.0%
    41              14,500,000               91          14,500,000.00         0.7%                        91      1          1.0%
    42              14,350,000              117          14,350,000.00         0.7%                       117      1          0.9%
    43              14,000,000           58,333          14,000,000.00         0.7%                    58,333      2          0.0%
    44              13,500,000              230          13,500,000.00         0.7%                       230      1          0.9%
    45              13,500,000              106          13,500,000.00         0.7%                       106      1          0.9%
    46              13,500,000               45          13,471,478.84         0.7%                        45      1          0.9%
    47              13,400,000           40,854          13,400,000.00         0.7%                    40,854      2          0.0%
    48              13,350,000           59,598          13,338,788.86         0.7%                    59,548      2          0.0%
    49              13,000,000              180          12,988,620.70         0.7%                       180      1          0.9%
    50              12,750,000               95          12,750,000.00         0.6%                        95      1          0.8%
    51              12,550,000           25,930          12,514,117.16         0.6%                    25,856      2          0.0%
    52              12,250,000               55          12,250,000.00         0.6%                        55      1          0.8%
    53              12,000,000           47,431          11,956,301.73         0.6%                    47,258      2          0.0%
    54              11,690,000              215          11,690,000.00         0.6%                       215      1          0.8%
    55              11,500,000               93          11,500,000.00         0.6%                        93      1          0.8%
   55.1              9,700,000               89           9,700,000.00                                     89      1
   55.2              1,800,000              123           1,800,000.00                                    123      1
    56              11,500,000           38,333          11,475,832.55         0.6%                    38,253      2          0.0%
    57              11,400,000               79          11,389,130.06         0.6%                        79      1          0.8%
    58              11,250,000               45          11,107,073.66         0.6%                        44      1          0.7%
    59              11,000,000               85          10,978,260.90         0.6%                        85      1          0.7%
    60              10,900,000               87          10,900,000.00         0.5%                        87      1          0.7%
    61              10,600,000              122          10,586,812.52         0.5%                       122      1          0.7%
    62              10,250,000              114          10,233,277.88         0.5%                       114      1          0.7%
    63              10,177,000              223          10,177,000.00         0.5%                       223      1          0.7%
    64              10,000,000           38,911          10,000,000.00         0.5%                    38,911      2          0.0%
    65              10,000,000           26,247          10,000,000.00         0.5%                    26,247      2          0.0%
    66               9,750,000               52           9,750,000.00         0.5%                        52      1          0.6%
    67               9,600,000              138           9,600,000.00         0.5%                       138      1          0.6%
    68               9,250,000               64           9,250,000.00         0.5%                        64      1          0.6%
    69               9,200,000               62           9,200,000.00         0.5%                        62      1          0.6%
    70               9,100,000           75,833           9,080,249.70         0.5%                    75,669      2          0.0%
    71               9,000,000               74           9,000,000.00         0.5%                        74      1          0.6%
    72               8,800,000              143           8,784,292.96         0.4%                       143      1          0.6%
    73               8,600,000               89           8,583,912.29         0.4%                        89      1          0.6%
    74               8,500,000              107           8,500,000.00         0.4%                       107      1          0.6%
    75               8,500,000               80           8,488,193.67         0.4%                        79      1          0.6%
   75.1              3,190,000               99           3,185,569.15                                     99      1
   75.2              2,135,000               85           2,132,034.53                                     85      1
   75.3              1,575,000               70           1,572,812.36                                     70      1
   75.4              1,600,000               59           1,597,777.63                                     59      1
    76               8,200,000              273           8,193,023.37         0.4%                       273      1          0.5%
    77               8,080,000              135           8,080,000.00         0.4%                       135      1          0.5%
    78               8,000,000               52           8,000,000.00         0.4%                        52      1          0.5%
    79               8,000,000              110           7,982,990.00         0.4%                       110      1          0.5%
    80               7,700,000              114           7,692,909.27         0.4%                       114      1          0.5%
    81               7,400,000           33,790           7,400,000.00         0.4%                    33,790      2          0.0%
    82               7,350,000               97           7,350,000.00         0.4%                        97      1          0.5%
    83               7,175,000              231           7,175,000.00         0.4%                       231      1          0.5%
    84               7,050,000               97           7,043,277.80         0.4%                        97      1          0.5%
    85               7,000,000              159           7,000,000.00         0.4%                       159      1          0.5%
    86               6,900,000               84           6,900,000.00         0.3%                        84      1          0.5%
    87               6,650,000              194           6,650,000.00         0.3%                       194      1          0.4%
    88               6,630,000              175           6,624,888.15         0.3%                       175      1          0.4%
    89               6,500,000               51           6,500,000.00         0.3%                        51      1          0.4%
    90               6,500,000               71           6,493,476.45         0.3%                        71      1          0.4%
    91               6,400,000              282           6,400,000.00         0.3%                       282      1          0.4%
    92               6,250,000              189           6,250,000.00         0.3%                       189      1          0.4%
    93               6,200,000              122           6,200,000.00         0.3%                       122      1          0.4%
    94               6,150,000              130           6,150,000.00         0.3%                       130      1          0.4%
    95               5,950,000              174           5,950,000.00         0.3%                       174      1          0.4%
    96               5,950,000              142           5,944,345.55         0.3%                       142      1          0.4%
    97               5,900,000              288           5,888,840.26         0.3%                       287      1          0.4%
    98               5,800,000              132           5,800,000.00         0.3%                       132      1          0.4%
    99               5,700,000               81           5,700,000.00         0.3%                        81      1          0.4%
   100               5,680,000           21,037           5,663,497.99         0.3%                    20,976      2          0.0%
   101               5,600,000               98           5,600,000.00         0.3%                        98      1          0.4%
   102               5,600,000               57           5,592,570.00         0.3%                        57      1          0.4%
   103               5,500,000          137,500           5,500,000.00         0.3%                   137,500      1          0.4%
   104               5,525,000           30,694           5,498,661.30         0.3%                    30,548      2          0.0%
   105               5,345,000              250           5,345,000.00         0.3%                       250      1          0.4%
   106               5,325,000              112           5,315,148.76         0.3%                       112      1          0.4%
   107               5,300,000               39           5,280,149.80         0.3%                        39      1          0.3%
   108               5,250,000              122           5,240,091.66         0.3%                       121      1          0.3%
   109               5,200,000               76           5,200,000.00         0.3%                        76      1          0.3%
   110               5,200,000              100           5,200,000.00         0.3%                       100      1          0.3%
   111               5,200,000               85           5,200,000.00         0.3%                        85      1          0.3%
   112               5,200,000              117           5,200,000.00         0.3%                       117      1          0.3%
   113               5,200,000           72,222           5,195,283.18         0.3%                    72,157      2          0.0%
   114               5,000,000              270           5,000,000.00         0.3%                       270      1          0.3%
  114.1              1,800,000              300           1,800,000.00                                    300      1
  114.2              3,200,000              255           3,200,000.00                                    255      1
   115               5,000,000               67           5,000,000.00         0.3%                        67      1          0.3%
   116               4,900,000            4,410           4,900,000.00         0.2%                     4,410      1          0.3%
   117               4,800,000               80           4,800,000.00         0.2%                        80      1          0.3%
   118               4,800,000           36,923           4,795,479.46         0.2%                    36,888      2          0.0%
   119               4,640,000           31,351           4,627,005.22         0.2%                    31,264      2          0.0%
   120               4,600,000              100           4,595,592.20         0.2%                       100      1          0.3%
   121               4,600,000               16           4,589,840.69         0.2%                        16      1          0.3%
   122               4,500,000               69           4,500,000.00         0.2%                        69      1          0.3%
   123               4,500,000              169           4,494,063.51         0.2%                       169      1          0.3%
   124               4,500,000              106           4,491,488.35         0.2%                       106      1          0.3%
   125               4,250,000              123           4,246,384.06         0.2%                       123      1          0.3%
   126               4,240,000               97           4,240,000.00         0.2%                        97      1          0.3%
   127               4,200,000           63,636           4,196,044.53         0.2%                    63,576      2          0.0%
   128               4,150,000               41           4,137,861.55         0.2%                        41      1          0.3%
   129               4,100,000              268           4,100,000.00         0.2%                       268      1          0.3%
  129.1              2,500,000              323           2,500,000.00                                    323      1
  129.2              1,600,000              211           1,600,000.00                                    211      1
   130               4,000,000               59           4,000,000.00         0.2%                        59      1          0.3%
   131               4,000,000           24,845           3,995,995.18         0.2%                    24,820      2          0.0%
   132               4,000,000           33,333           3,981,486.11         0.2%                    33,179      2          0.0%
   133               3,937,500               39           3,924,343.49         0.2%                        38      1          0.3%
   134               4,000,000              293           3,911,114.76         0.2%                       286      1          0.3%
   135               3,900,000           46,429           3,896,114.14         0.2%                    46,382      2          0.0%
   136               3,850,000              214           3,850,000.00         0.2%                       214      1          0.3%
   137               3,800,000          271,429           3,800,000.00         0.2%                   271,429      1          0.3%
   138               3,750,000               63           3,742,953.86         0.2%                        63      1          0.2%
   139               3,750,000           25,000           3,739,449.17         0.2%                    24,930      2          0.0%
   140               3,720,000               83           3,720,000.00         0.2%                        83      1          0.2%
   141               3,650,000               57           3,646,870.27         0.2%                        57      1          0.2%
   142               3,600,000          171,429           3,593,039.15         0.2%                   171,097      1          0.2%
   143               3,600,000              113           3,592,977.92         0.2%                       112      1          0.2%
   144               3,555,000              204           3,552,068.98         0.2%                       204      1          0.2%
   145               3,550,000               73           3,543,060.28         0.2%                        73      1          0.2%
   146               3,525,000              184           3,525,000.00         0.2%                       184      1          0.2%
   147               3,500,000              173           3,500,000.00         0.2%                       173      1          0.2%
   148               3,450,000           45,395           3,450,000.00         0.2%                    45,395      2          0.0%
   149               3,440,000           31,852           3,423,600.90         0.2%                    31,700      2          0.0%
   150               3,400,000            3,807           3,400,000.00         0.2%                     3,807      1          0.2%
  150.1              1,572,100            3,494           1,572,100.00                                  3,494      1
  150.2              1,827,900            4,126           1,827,900.00                                  4,126      1
   151               3,350,000           14,378           3,350,000.00         0.2%                    14,378      2          0.0%
   152               3,333,000              208           3,330,052.50         0.2%                       208      1          0.2%
   153               3,300,000            6,613           3,300,000.00         0.2%                     6,613      1          0.2%
   154               3,200,000               30           3,200,000.00         0.2%                        30      1          0.2%
   155               3,185,000               83           3,180,626.04         0.2%                        83      1          0.2%
   156               3,150,000           33,511           3,146,876.59         0.2%                    33,477      2          0.0%
   157               3,015,000              255           3,012,181.63         0.2%                       255      1          0.2%
   158               3,000,000           35,714           2,997,333.41         0.2%                    35,683      2          0.0%
   159               2,990,000              202           2,984,086.35         0.2%                       201      1          0.2%
   160               2,950,000           28,365           2,941,312.96         0.1%                    28,282      2          0.0%
   161               2,925,000              126           2,921,036.23         0.1%                       125      1          0.2%
   162               2,900,000               68           2,894,599.10         0.1%                        68      1          0.2%
   163               2,875,000               61           2,875,000.00         0.1%                        61      1          0.2%
   164               2,700,000               46           2,697,672.84         0.1%                        46      1          0.2%
   165               2,632,500               59           2,632,500.00         0.1%                        59      1          0.2%
   166               2,600,000              163           2,600,000.00         0.1%                       163      1          0.2%
   167               2,510,000              169           2,505,035.70         0.1%                       169      1          0.2%
   168               2,500,000              167           2,500,000.00         0.1%                       167      1          0.2%
   169               2,500,000              169           2,496,632.00         0.1%                       168      1          0.2%
   170               2,500,000           24,272           2,488,532.48         0.1%                    24,161      1          0.2%
   171               2,500,000           21,930           2,479,033.23         0.1%                    21,746      2          0.0%
   172               2,450,000           40,833           2,450,000.00         0.1%                    40,833      2          0.0%
   173               2,450,000           44,545           2,444,812.91         0.1%                    44,451      2          0.0%
   174               2,450,000           40,164           2,444,611.67         0.1%                    40,076      2          0.0%
   175               2,400,000              222           2,397,719.21         0.1%                       222      1          0.2%
   176               2,400,000               58           2,395,490.46         0.1%                        58      1          0.2%
   177               2,350,000           48,958           2,346,648.97         0.1%                    48,889      2          0.0%
   178               2,300,000              161           2,300,000.00         0.1%                       161      1          0.2%
   179               2,300,000           11,005           2,300,000.00         0.1%                    11,005      2          0.0%
   180               2,250,000           22,059           2,245,611.20         0.1%                    22,016      2          0.0%
   181               2,200,000              154           2,200,000.00         0.1%                       154      1          0.1%
   182               2,200,000              113           2,198,171.75         0.1%                       113      1          0.1%
   183               2,200,000              212           2,197,968.99         0.1%                       211      1          0.1%
   184               2,100,000           29,167           2,097,942.88         0.1%                    29,138      2          0.0%
   185               2,075,000               70           2,066,286.54         0.1%                        70      1          0.1%
   186               2,000,000               63           2,000,000.00         0.1%                        63      1          0.1%
   187               2,000,000               44           1,998,293.95         0.1%                        44      1          0.1%
   188               1,925,000               66           1,918,527.20         0.1%                        66      1          0.1%
   189               1,800,000              141           1,798,289.41         0.1%                       141      1          0.1%
   190               1,800,000           20,000           1,785,814.55         0.1%                    19,842      1          0.1%
   191               1,760,000           92,632           1,756,521.75         0.1%                    92,449      1          0.1%
   192               1,700,000            3,602           1,700,000.00         0.1%                     3,602      1          0.1%
   193               1,700,000               64           1,696,712.92         0.1%                        64      1          0.1%
   194               1,600,000               66           1,596,946.82         0.1%                        66      1          0.1%
   195               1,500,000               77           1,498,683.63         0.1%                        76      1          0.1%
   196               1,450,000           14,356           1,441,584.48         0.1%                    14,273      1          0.1%
   197               1,045,000               75           1,034,971.37         0.1%                        74      1          0.1%
   198               1,000,000               81             997,984.75         0.1%                        81      1          0.1%
   199                 927,500               71             921,001.20         0.0%                        70      1          0.1%
   200                 861,000               68             853,676.95         0.0%                        68      1          0.1%
   201                 834,000               64             827,657.58         0.0%                        64      1          0.1%
   202                 725,000               15             725,000.00         0.0%                        15      1          0.0%
   203                 726,500               58             720,240.39         0.0%                        57      1          0.0%
   204                 560,000               45             560,000.00         0.0%                        45      1          0.0%

               % OF                                                                  NET
               LOAN         CROSSED      RELATED      INTEREST       ADMIN.        MORTGAGE                         MONTHLY DEBT
  LOAN #      GROUP 2       LOAN(4)    BORROWER(5)     RATE %        FEE %        RATE %(6)      ACCRUAL TYPE     SERVICE ($)(2,7)
  ------      -------       -------    -----------     ------        -----        ---------      ------------     ----------------

    1          0.0%                                    6.24600      0.04110        6.20490        Actual/360             700,637.04
   1.1
   1.2
   1.3
   1.4
    2          0.0%                                    5.76000      0.04110        5.71890        Actual/360             428,266.67
    3          0.0%                                    5.79000      0.05110        5.73890        Actual/360             244,600.69
    4          0.0%                                    4.95000      0.09110        4.85890        Actual/360             211,639.80
    5          0.0%                                    5.69000      0.05110        5.63890        Actual/360             240,397.02
   5.1
   5.2
   5.3
   5.4
   5.5
   5.6
   5.7
   5.8
   5.9
   5.10
   5.11
   5.12
   5.13
   5.14
   5.15
   5.16
   5.17
   5.18
   5.19
    6          8.2%                                    5.40000      0.04110        5.35890        Actual/360             213,381.70
    7          0.0%                                    5.57000      0.04110        5.52890        Actual/360             207,418.39
    8          6.9%                                    5.48000      0.04110        5.43890        Actual/360             181,291.14
   8.1
   8.2
    9          0.0%                                    5.75000      0.04110        5.70890        Actual/360             186,743.31
    10         0.0%                                    5.75000      0.04110        5.70890        Actual/360             191,877.45
    11         0.0%                         M          4.98000      0.04110        4.93890        Actual/360             126,229.17
    12         5.9%                         R          5.76000      0.04110        5.71890        Actual/360             173,170.48
    13         5.8%                                    5.71000      0.06610        5.64390        Actual/360             156,879.26
    14         0.0%                                    5.63000      0.04110        5.58890        Actual/360             155,512.47
   14.1
   14.2
   14.3
    15         0.0%                         S          4.98000      0.05110        4.92890        Actual/360             104,160.10
    16         0.0%                                    5.84000      0.04110        5.79890        Actual/360             135,539.63
    17         0.0%                                    5.91000      0.04110        5.86890        Actual/360             133,599.72
    18         4.7%                         R          5.71000      0.04110        5.66890        Actual/360             136,869.42
    19         4.6%                                    5.64000      0.04110        5.59890        Actual/360             123,969.82
    20         0.0%                                    5.84000      0.04110        5.79890        Actual/360             119,333.80
    21         0.0%                         M          4.99000      0.04110        4.94890        Actual/360              83,267.74
    22         0.0%                                    4.95000      0.04110        4.90890        Actual/360              79,463.54
    23         0.0%                                    5.56000      0.04110        5.51890        Actual/360             117,359.00
    24         0.0%                                    5.60000      0.04110        5.55890        Actual/360             110,945.79
    25         0.0%                         A          6.05000      0.04110        6.00890        Actual/360             133,793.26
    26         0.0%                                    6.40000      0.04110        6.35890        Actual/360             123,090.83
    27         3.9%                                    5.15000      0.04110        5.10890        Actual/360              99,649.79
    28         3.9%                                    5.13500      0.10110        5.03390        Actual/360              98,118.44
    29         3.8%                         B          5.25000      0.04110        5.20890        Actual/360              98,016.16
    30         0.0%                                    5.35000      0.04110        5.30890        Actual/360              97,722.40
    31         0.0%                         P          5.70000      0.04110        5.65890        Actual/360              84,229.35
   31.1
   31.2
    32         3.7%                         B          5.40000      0.04110        5.35890        Actual/360              96,862.18
    33         0.0%                                    5.80000      0.04110        5.75890        Actual/360              99,748.02
    34         0.0%                         A          6.60000      0.04110        6.55890        Actual/360             127,750.25
   34.1
   34.2
   34.3
    35         0.0%                         C          5.73000      0.04110        5.68890        Actual/360              98,703.88
    36         0.0%                                    5.63000      0.04110        5.58890        Actual/360              95,035.40
    37         0.0%                                    5.83000      0.10110        5.72890        Actual/360             109,178.71
    38         3.3%                                    5.59000      0.04110        5.54890        Actual/360              87,737.63
    39         3.2%                         D          5.65000      0.04110        5.60890        Actual/360              86,585.37
    40         0.0%                                    5.32000      0.04110        5.27890        Actual/360              83,482.10
    41         0.0%                                    4.60000      0.04110        4.55890          30/360                55,583.33
    42         0.0%                         S          4.98000      0.05110        4.92890        Actual/360              60,379.62
    43         3.0%                         D          5.15000      0.04110        5.10890        Actual/360              76,443.67
    44         0.0%                                    5.28000      0.04110        5.23890        Actual/360              74,798.55
    45         0.0%                                    5.79000      0.04110        5.74890        Actual/360              79,125.71
    46         0.0%                                    5.34000      0.04110        5.29890        Actual/360              75,301.82
    47         2.9%                         D          5.39000      0.04110        5.34890        Actual/360              75,161.50
    48         2.9%                                    5.95000      0.04110        5.90890        Actual/360              79,611.35
    49         0.0%                                    5.79000      0.04110        5.74890        Actual/360              76,195.13
    50         0.0%                                    5.41000      0.04110        5.36890        Actual/360              77,612.36
    51         2.7%                                    5.70000      0.04110        5.65890        Actual/360              72,840.25
    52         0.0%                                    5.50000      0.04110        5.45890        Actual/360              71,535.81
    53         2.6%                                    5.74000      0.04110        5.69890        Actual/360              80,149.58
    54         0.0%                                    5.31000      0.04110        5.26890        Actual/360              64,987.73
    55         0.0%                                    5.81000      0.04110        5.76890        Actual/360              67,549.85
   55.1
   55.2
    56         2.5%                         R          5.64000      0.04110        5.59890        Actual/360              80,019.12
    57         0.0%                                    5.45000      0.04110        5.40890        Actual/360              64,370.77
    58         0.0%                                    5.09000      0.04110        5.04890        Actual/360             119,819.22
    59         0.0%                                    5.65000      0.12110        5.52890        Actual/360              63,495.94
    60         0.0%                                    5.93000      0.09110        5.83890        Actual/360              64,861.27
    61         0.0%                         E          6.13000      0.04110        6.08890        Actual/360              69,140.76
    62         0.0%                         A          5.85000      0.04110        5.80890        Actual/360              68,356.50
    63         0.0%                                    5.56000      0.04110        5.51890        Actual/360              58,167.58
    64         2.1%                                    5.36000      0.04110        5.31890        Actual/360              55,903.65
    65         2.1%                                    4.99000      0.04110        4.94890        Actual/360              42,160.88
    66         0.0%                         F          5.94000      0.04110        5.89890        Actual/360              58,080.60
    67         0.0%                                    5.00000      0.04110        4.95890        Actual/360              51,534.88
    68         0.0%                         L          5.52000      0.04110        5.47890        Actual/360              52,637.00
    69         0.0%                                    5.70000      0.04110        5.65890        Actual/360              54,099.25
    70         1.9%                                    6.84000      0.04110        6.79890        Actual/360              59,567.86
    71         0.0%                         P          5.73000      0.04110        5.68890        Actual/360              43,571.88
    72         0.0%                                    6.11000      0.04110        6.06890        Actual/360              53,384.40
    73         0.0%                                    5.90000      0.04110        5.85890        Actual/360              51,009.74
    74         0.0%                                    6.01000      0.04110        5.96890        Actual/360              51,016.46
    75         0.0%                                    5.56000      0.04110        5.51890        Actual/360              52,502.44
   75.1
   75.2
   75.3
   75.4
    76         0.0%                                    5.90000      0.04110        5.85890        Actual/360              48,637.19
    77         0.0%                         F          5.50000      0.04110        5.45890        Actual/360              45,877.35
    78         0.0%                                    5.17000      0.04110        5.12890        Actual/360              43,780.73
    79         0.0%                                    5.31000      0.04110        5.26890        Actual/360              44,474.07
    80         0.0%                                    5.59000      0.04110        5.54890        Actual/360              44,155.54
    81         1.6%                                    5.66000      0.04110        5.61890        Actual/360              42,762.24
    82         0.0%                                    5.33000      0.04110        5.28890        Actual/360              54,859.23
    83         0.0%                                    5.21000      0.08110        5.12890        Actual/360              39,443.04
    84         0.0%                                    5.45000      0.04110        5.40890        Actual/360              39,808.24
    85         0.0%                                    5.47000      0.04110        5.42890        Actual/360              39,613.57
    86         0.0%                                    5.74000      0.04110        5.69890        Actual/360              40,222.70
    87         0.0%                                    5.45000      0.04110        5.40890        Actual/360              37,549.62
    88         0.0%                                    6.27000      0.04110        6.22890        Actual/360              40,908.33
    89         0.0%                                    5.69000      0.09110        5.59890        Actual/360              31,248.90
    90         0.0%                                    5.24000      0.04110        5.19890        Actual/360              35,852.99
    91         0.0%                                    5.35000      0.04110        5.30890        Actual/360              35,738.48
    92         0.0%                                    5.20000      0.04110        5.15890        Actual/360              34,319.43
    93         0.0%                                    5.70000      0.04110        5.65890        Actual/360              43,352.39
    94         0.0%                                    6.10000      0.04110        6.05890        Actual/360              37,268.68
    95         0.0%                                    5.65000      0.04110        5.60890        Actual/360              28,403.67
    96         0.0%            2            O          6.15000      0.04110        6.10890        Actual/360              37,164.66
    97         0.0%                                    5.85000      0.04110        5.80890        Actual/360              34,806.52
    98         0.0%                                    5.56000      0.04110        5.51890        Actual/360              33,150.43
    99         0.0%                                    5.60000      0.04110        5.55890        Actual/360              32,722.50
   100         1.2%                                    5.63000      0.04110        5.58890        Actual/360              32,715.22
   101         0.0%                         L          5.52000      0.04110        5.47890        Actual/360              31,866.50
   102         0.0%                                    5.80000      0.04110        5.75890        Actual/360              35,399.33
   103         0.0%                                    5.54000      0.04110        5.49890        Actual/360              31,366.57
   104         1.2%                         G          5.77000      0.04110        5.72890        Actual/360              32,312.63
   105         0.0%                                    6.14000      0.04110        6.09890        Actual/360              32,528.65
   106         0.0%                                    5.95000      0.04110        5.90890        Actual/360              31,755.09
   107         0.0%                                    5.54000      0.04110        5.49890        Actual/360              34,776.65
   108         0.0%                                    5.86000      0.04110        5.81890        Actual/360              31,005.42
   109         0.0%                                    5.43000      0.04110        5.38890        Actual/360              29,297.05
   110         0.0%                                    5.60000      0.04110        5.55890        Actual/360              29,852.11
   111         0.0%                         C          5.99000      0.04110        5.94890        Actual/360              31,953.66
   112         0.0%                                    5.30000      0.04110        5.25890        Actual/360              28,875.84
   113         1.1%                         H          5.65000      0.04110        5.60890        Actual/360              30,016.26
   114         0.0%                                    5.64000      0.04110        5.59890        Actual/360              34,790.92
  114.1
  114.2
   115         0.0%                         A          7.46000      0.04110        7.41890        Actual/360              40,157.46
   116         0.0%                                    5.22000      0.04110        5.17890        Actual/360              39,312.76
   117         0.0%                         C          5.73000      0.04110        5.68890        Actual/360              28,713.86
   118         1.0%                         I          5.50000      0.04110        5.45890        Actual/360              27,253.87
   119         1.0%                                    5.79000      0.04110        5.74890        Actual/360              27,195.80
   120         0.0%                                    5.43000      0.04110        5.38890        Actual/360              25,916.63
   121         0.0%                                    5.28000      0.04110        5.23890        Actual/360              31,073.98
   122         0.0%                                    5.38000      0.04110        5.33890        Actual/360              25,212.73
   123         0.0%                                    5.83000      0.04110        5.78890        Actual/360              28,527.74
   124         0.0%                         H          5.85000      0.04110        5.80890        Actual/360              26,547.34
   125         0.0%                                    5.90000      0.04110        5.85890        Actual/360              25,208.30
   126         0.0%                                    5.46000      0.04110        5.41890        Actual/360              23,967.95
   127         0.9%                                    5.50000      0.04110        5.45890        Actual/360              23,847.14
   128         0.0%                                    5.59000      0.04110        5.54890        Actual/360              25,708.16
   129         0.0%                                    5.64000      0.04110        5.59890        Actual/360              28,528.56
  129.1
  129.2
   130         0.0%                         J          5.47000      0.04110        5.42890        Actual/360              37,945.76
   131         0.9%                                    5.25000      0.04110        5.20890        Actual/360              22,088.15
   132         0.9%                                    5.19000      0.04110        5.14890        Actual/360              23,828.53
   133         0.0%                                    6.20000      0.04110        6.15890        Actual/360              24,115.97
   134         0.0%                                    6.74000      0.04110        6.69890        Actual/360              35,374.21
   135         0.8%                                    5.27000      0.10110        5.16890        Actual/360              21,584.28
   136         0.0%                                    5.52000      0.04110        5.47890        Actual/360              21,908.21
   137         0.0%                                    4.97000      0.04110        4.92890        Actual/360              20,329.61
   138         0.0%                                    5.88000      0.04110        5.83890        Actual/360              22,194.65
   139         0.8%                                    5.77000      0.09110        5.67890        Actual/360              21,931.65
   140         0.0%                                    5.50000      0.04110        5.45890        Actual/360              21,121.75
   141         0.0%                                    5.87000      0.04110        5.82890        Actual/360              21,579.47
   142         0.0%                                    5.75000      0.04110        5.70890        Actual/360              21,008.62
   143         0.0%                                    5.71000      0.09110        5.61890        Actual/360              20,917.23
   144         0.0%                                    6.02000      0.04110        5.97890        Actual/360              21,359.75
   145         0.0%                                    5.70000      0.04110        5.65890        Actual/360              20,604.22
   146         0.0%                                    5.70000      0.04110        5.65890        Actual/360              20,459.12
   147         0.0%                                    5.85000      0.04110        5.80890        Actual/360              20,647.93
   148         0.7%                                    5.58000      0.04110        5.53890        Actual/360              19,762.24
   149         0.7%                         G          5.77000      0.04110        5.72890        Actual/360              20,118.63
   150         0.0%                                    5.79000      0.04110        5.74890        Actual/360              21,471.88
  150.1
  150.2
   151         0.7%                                    6.57000      0.09110        6.47890        Actual/360              25,114.95
   152         0.0%                                    5.75000      0.04110        5.70890        Actual/360              19,450.48
   153         0.0%                                    5.81000      0.04110        5.76890        Actual/360              20,880.33
   154         0.0%                         K          5.37000      0.04110        5.32890        Actual/360              17,909.08
   155         0.0%                                    5.62000      0.04110        5.57890        Actual/360              19,787.59
   156         0.7%                         N          5.29000      0.04110        5.24890        Actual/360              17,472.54
   157         0.0%                                    5.53000      0.04110        5.48890        Actual/360              17,175.63
   158         0.6%                         G          5.73000      0.04110        5.68890        Actual/360              17,469.09
   159         0.0%                         Q          6.07000      0.04110        6.02890        Actual/360              21,542.21
   160         0.6%                                    5.55000      0.04110        5.50890        Actual/360              18,203.77
   161         0.0%                                    5.69000      0.04110        5.64890        Actual/360              18,295.46
   162         0.0%                                    5.92000      0.04110        5.87890        Actual/360              17,238.09
   163         0.0%                                    5.64000      0.04110        5.59890        Actual/360              16,577.36
   164         0.0%                                    5.85000      0.04110        5.80890        Actual/360              15,928.41
   165         0.0%                                    5.50000      0.04110        5.45890        Actual/360              18,108.63
   166         0.0%                                    5.48000      0.04110        5.43890        Actual/360              14,729.91
   167         0.0%                         Q          6.07000      0.04110        6.02890        Actual/360              18,083.93
   168         0.0%                         K          5.63000      0.04110        5.58890        Actual/360              16,172.75
   169         0.0%                                    5.72000      0.04110        5.67890        Actual/360              15,682.33
   170         0.0%                                    5.94000      0.04110        5.89890        Actual/360              14,892.46
   171         0.5%                                    5.85000      0.04110        5.80890        Actual/360              17,695.11
   172         0.5%                         D          5.15000      0.04110        5.10890        Actual/360              13,377.64
   173         0.5%                         I          5.33000      0.04110        5.28890        Actual/360              13,650.64
   174         0.5%                         I          5.15000      0.04110        5.10890        Actual/360              13,377.64
   175         0.0%                         O          6.15000      0.04110        6.10890        Actual/360              14,990.79
   176         0.0%                                    5.88000      0.10110        5.77890        Actual/360              14,204.58
   177         0.5%                                    5.42000      0.04110        5.37890        Actual/360              14,319.00
   178         0.0%                                    6.22000      0.04110        6.17890        Actual/360              15,129.77
   179         0.5%                                    5.44000      0.04110        5.39890        Actual/360              12,972.70
   180         0.5%                                    5.71000      0.12110        5.58890        Actual/360              13,073.27
   181         0.0%                                    5.22000      0.04110        5.17890        Actual/360              12,107.63
   182         0.0%                                    5.99000      0.04110        5.94890        Actual/360              13,175.97
   183         0.0%                                    5.58000      0.04110        5.53890        Actual/360              12,602.01
   184         0.5%                         N          5.34000      0.04110        5.29890        Actual/360              11,713.62
   185         0.0%                         E          5.75000      0.04110        5.70890        Actual/360              13,053.96
   186         0.0%                                    5.38000      0.09110        5.28890        Actual/360              11,205.66
   187         0.0%                                    5.89000      0.04110        5.84890        Actual/360              11,849.94
   188         0.0%                                    5.72000      0.04110        5.67890        Actual/360              15,954.49
   189         0.0%            2            O          6.15000      0.04110        6.10890        Actual/360              11,243.09
   190         0.0%                                    6.31000      0.04110        6.26890        Actual/360              13,219.73
   191         0.0%                                    5.65000      0.04110        5.60890        Actual/360              10,159.35
   192         0.0%                                    6.30000      0.04110        6.25890        Actual/360              11,266.98
   193         0.0%                                    5.75000      0.04110        5.70890        Actual/360               9,920.74
   194         0.0%                                    5.81000      0.04110        5.76890        Actual/360               9,398.24
   195         0.0%                                    5.78000      0.04110        5.73890        Actual/360               8,782.20
   196         0.0%                                    6.48000      0.04110        6.43890        Actual/360              10,793.74
   197         0.0%            1            Q          4.89000      0.04110        4.84890        Actual/360              14,428.95
   198         0.0%                                    5.56000      0.04110        5.51890        Actual/360               5,715.59
   199         0.0%            1            Q          4.89000      0.04110        4.84890        Actual/360              10,404.35
   200         0.0%            1            Q          4.89000      0.04110        4.84890        Actual/360              10,948.58
   201         0.0%            1            Q          4.89000      0.04110        4.84890        Actual/360               9,854.26
   202         0.0%                         J          5.40000      0.04110        5.35890        Actual/360               7,832.28
   203         0.0%            1            Q          4.89000      0.04110        4.84890        Actual/360               9,318.78
   204         0.0%                         J          5.07000      0.04110        5.02890        Actual/360               7,108.23

             ANNUAL DEBT                        FIRST                                                                      PAYMENT
  LOAN #   SERVICE ($)(8)    NOTE DATE     PAYMENT DATE(11)     REM. TERM     REM. AMORT    I/O PERIOD(12)   SEASONING    DUE DATE
  ------   --------------    ---------     ----------------     ---------     ----------    --------------   ---------    --------

    1         8,407,644.47   08/19/04          10/01/04            82            298              0              2            1
   1.1
   1.2
   1.3
   1.4
    2         5,139,200.04   09/01/04          10/01/04            58             0               60             2            1
    3         2,935,208.28   10/18/04          12/01/04            60             0               60             0            1
    4         2,539,677.60   06/15/04          08/01/04            116           356              0              4            1
    5         2,884,764.24   04/12/04          06/01/04            54            318              0              6            1
   5.1
   5.2
   5.3
   5.4
   5.5
   5.6
   5.7
   5.8
   5.9
   5.10
   5.11
   5.12
   5.13
   5.14
   5.15
   5.16
   5.17
   5.18
   5.19
    6         2,560,580.40   09/20/04          11/01/04            119           360              24             1            1
    7         2,489,020.68   10/22/04          12/01/04            120           360              24             0            1
    8         2,175,493.68   06/30/04          08/07/04            56            360              24             4            7
   8.1
   8.2
    9         2,240,919.72   10/14/04          12/01/04            120           360              24             0            1
    10        2,302,529.40   09/10/04          11/01/04            83            300              12             1            1
    11        1,514,750.04   11/03/04          01/01/05            60             0               60             0            1
    12        2,078,045.76   09/16/04          11/01/04            179           299              0              1            1
    13        1,882,551.12   08/12/04          10/01/04            118           360              36             2            1
    14        1,866,149.64   10/29/04          12/01/04            120           360              0              0            1
   14.1
   14.2
   14.3
    15        1,249,921.20   08/31/04          10/01/04            82             0               84             2            1
    16        1,626,475.56   08/31/04          10/01/04            118           360              24             2            1
    17        1,603,196.64   08/06/04          10/01/04            118           358              0              2            1
    18        1,642,433.04   09/15/04          11/01/04            179           299              0              1            1
    19        1,487,637.84   09/29/04          11/01/04            119           359              0              1            1
    20        1,432,005.60   10/22/04          12/01/04            180           360              0              0            1
    21          999,212.88   10/06/04          12/01/04            60             0               60             0            1
    22          953,562.48   10/29/04          12/01/04            84             0               84             0            1
    23        1,408,308.00   10/20/04          12/01/04            120           300              0              0            1
    24        1,331,349.48   09/16/04          11/01/04            119           336              24             1            1
    25        1,605,519.12   10/31/04          12/01/04            240           240              0              0            1
    26        1,477,089.96   10/14/04          12/01/04            60            300              0              0            1
    27        1,195,797.48   10/05/04          12/01/04            120           360              0              0            1
    28        1,177,421.28   09/15/04          11/01/04            119           359              0              1            1
    29        1,176,193.92   08/25/04          10/01/04            82            360              24             2            1
    30        1,172,668.80   10/31/04          12/01/04            120           360              0              0            1
    31        1,010,752.20   10/15/04          12/01/04            84             0               84             0            1
   31.1
   31.2
    32        1,162,346.16   05/13/04          07/01/04            79            348              12             5            1
    33        1,196,976.24   10/31/04          12/01/04            120           360              0              0            1
    34        1,533,003.00   07/01/04          08/01/04            236           236              0              4            1
   34.1
   34.2
   34.3
    35        1,184,446.56   07/13/04          09/01/04            117           336              24             3            1
    36        1,140,424.80   10/21/04          12/01/04            120           360              0              0            1
    37        1,310,144.52   10/05/04          12/01/04            120           240              0              0            1
    38        1,052,851.56   11/02/04          01/01/05            120           360              0              0            1
    39        1,039,024.44   07/23/04          09/01/04            117           360              36             3            1
    40        1,001,785.20   10/26/04          12/01/04            120           360              12             0            1
    41          666,999.96   10/28/04          12/01/04            60             0               60             0            1
    42          724,555.44   08/31/04          10/01/04            82             0               84             2            1
    43          917,324.04   08/19/04          10/01/04            118           360              36             2            1
    44          897,582.60   11/03/04          01/01/05            120           360              0              0            1
    45          949,508.52   07/29/04          09/01/04            117           360              24             3            1
    46          903,621.84   08/30/04          10/01/04            118           358              0              2            1
    47          901,938.00   09/14/04          11/01/04            119           360              36             1            1
    48          955,336.20   09/20/04          11/01/04            119           359              0              1            1
    49          914,341.56   09/10/04          11/01/04            119           359              0              1            1
    50          931,348.32   10/27/04          12/01/04            120           300              0              0            1
    51          874,083.00   07/30/04          09/01/04            117           357              0              3            1
    52          858,429.72   10/31/04          12/01/04            120           336              24             0            1
    53          961,794.96   08/05/04          10/01/04            118           262              0              2            1
    54          779,852.76   09/30/04          11/01/04            59            360              24             1            1
    55          810,598.20   08/31/04          10/01/04            118           360              36             2            1
   55.1
   55.2
    56          960,229.44   09/10/04          11/01/04            239           239              0              1            1
    57          772,449.24   09/20/04          11/01/04            119           359              0              1            1
    58        1,437,830.64   09/01/04          10/01/04            118           118              0              2            1
    59          761,951.28   08/13/04          10/01/04            118           358              0              2            1
    60          778,335.24   09/24/04          11/01/04            119           360              24             1            1
    61          829,689.12   09/08/04          11/01/04            119           299              0              1            1
    62          820,278.00   09/16/04          11/01/04            143           269              0              1            1
    63          698,010.96   10/14/04          12/01/04            120           360              0              0            1
    64          670,843.80   09/30/04          11/01/04            119           360              12             1            1
    65          505,930.56   09/01/04          10/01/04            59             0               61             2            1
    66          696,967.20   10/27/04          12/01/04            120           360              0              0            1
    67          618,418.56   10/29/04          12/01/04            120           360              0              0            1
    68          631,644.00   10/08/04          12/01/04            120           360              0              0            1
    69          649,191.00   10/31/04          12/01/04            120           348              12             0            1
    70          714,814.32   07/29/03          09/01/04            117           357              0              3            1
    71          522,862.56   09/14/04          11/01/04            83             0               84             1            1
    72          640,612.80   08/16/04          10/01/04            118           358              0              2            1
    73          612,116.88   08/18/04          10/01/04            118           358              0              2            1
    74          612,197.52   10/29/04          12/01/04            120           360              0              0            1
    75          630,029.28   09/16/04          11/01/04            119           299              0              1            1
   75.1
   75.2
   75.3
   75.4
    76          583,646.28   09/29/04          11/01/04            83            359              0              1            1
    77          550,528.20   10/20/04          12/01/04            120           360              0              0            1
    78          525,368.76   10/31/04          12/01/04            120           360              0              0            1
    79          533,688.84   08/04/04          10/01/04            118           358              0              2            1
    80          529,866.48   09/08/04          11/01/04            119           359              0              1            1
    81          513,146.88   09/21/04          11/01/04            119           360              12             1            1
    82          658,310.76   10/22/04          12/01/04            180           204              0              0            1
    83          473,316.48   10/31/04          12/01/04            120           360              0              0            1
    84          477,698.88   09/14/04          11/01/04            119           359              0              1            1
    85          475,362.84   10/29/04          12/01/04            120           360              0              0            1
    86          482,672.40   10/15/04          12/01/04            108           360              0              0            1
    87          450,595.44   10/31/04          12/01/04            120           360              0              0            1
    88          490,899.96   09/10/04          11/01/04            119           359              0              1            1
    89          374,986.80   09/30/04          11/01/04            59             0               60             1            1
    90          430,235.88   09/13/04          11/01/04            119           359              0              1            1
    91          428,861.76   10/31/04          12/01/04            120           360              0              0            1
    92          411,833.16   10/04/04          12/01/04            120           360              0              0            1
    93          520,228.68   10/15/04          12/01/04            120           240              0              0            1
    94          447,224.16   10/20/04          12/01/04            120           360              0              0            1
    95          340,844.04   10/29/04          12/01/04            84             0               84             0            1
    96          445,975.92   09/28/04          11/01/04            119           335              0              1            1
    97          417,678.24   08/27/04          10/01/04            118           358              0              2            1
    98          397,805.16   10/13/04          12/01/04            120           360              12             0            1
    99          392,670.00   11/02/04          01/01/05            120           360              0              0            1
   100          392,582.64   07/30/04          09/01/04            117           357              0              3            1
   101          382,398.00   10/22/04          12/01/04            120           360              0              0            1
   102          424,791.96   09/13/04          11/01/04            83            299              0              1            1
   103          376,398.84   10/29/04          12/01/04            120           360              0              0            1
   104          387,751.56   05/28/04          07/01/04            67            355              0              5            1
   105          390,343.80   09/29/04          12/01/04            180           360              35             0            1
   106          381,061.08   08/30/04          10/01/04            118           358              0              2            1
   107          417,319.80   08/09/04          10/01/04            118           262              0              2            1
   108          372,065.04   08/12/04          10/01/04            118           358              0              2            1
   109          351,564.60   10/12/04          12/01/04            120           360              0              0            1
   110          358,225.32   10/31/04          12/01/04            120           360              0              0            1
   111          383,443.92   07/22/04          09/01/04            117           336              24             3            1
   112          346,510.08   10/22/04          12/01/04            120           360              0              0            1
   113          360,195.12   09/29/04          11/01/04            119           359              0              1            1
   114          417,491.04   10/27/04          12/01/04            240           240              0              0            1
  114.1
  114.2
   115          481,889.52   12/02/03          12/01/04            240           240              0              0            1
   116          471,753.12   10/07/04          12/01/04            180           180              0              0            1
   117          344,566.32   07/15/04          09/01/04            117           336              24             3            1
   118          327,046.44   09/08/04          11/01/04            119           359              0              1            1
   119          326,349.60   07/08/04          09/01/04            117           357              0              3            1
   120          310,999.56   09/01/04          11/01/04            119           359              0              1            1
   121          372,887.76   09/03/04          11/01/04            119           239              0              1            1
   122          302,552.76   10/31/04          12/01/04            120           360              12             0            1
   123          342,332.88   10/01/04          11/01/04            119           299              0              1            1
   124          318,568.08   08/25/04          10/01/04            118           358              0              2            1
   125          302,499.60   09/29/04          11/01/04            119           359              0              1            1
   126          287,615.40   10/31/04          12/01/04            120           360              12             0            1
   127          286,165.68   10/01/04          11/01/04            119           359              0              1            1
   128          308,497.92   08/25/04          10/01/04            82            298              0              2            1
   129          342,342.72   10/27/04          12/01/04            240           240              0              0            1
  129.1
  129.2
   130          455,349.12   10/31/04          12/01/04            144           144              0              0            1
   131          265,057.80   09/22/04          11/01/04            107           359              0              1            1
   132          285,942.36   07/12/04          09/01/04            81            297              0              3            1
   133          289,391.64   06/30/04          08/01/04            116           356              0              4            1
   134          424,490.52   03/05/04          05/01/04            173           173              0              7            1
   135          259,011.36   09/30/04          11/01/04            119           359              0              1            1
   136          262,898.52   10/31/04          12/01/04            120           360              0              0            1
   137          243,955.32   10/12/04          12/01/04            84            360              0              0            1
   138          266,335.80   08/31/04          10/01/04            178           358              0              2            1
   139          263,179.80   07/09/04          09/01/04            117           357              0              3            1
   140          253,461.00   10/22/04          12/01/04            120           360              0              0            1
   141          258,953.64   09/10/04          11/01/04            119           359              0              1            1
   142          252,103.44   08/09/04          10/01/04            118           358              0              2            1
   143          251,006.76   08/31/04          10/01/04            118           358              0              2            1
   144          256,317.00   09/15/04          11/01/04            179           359              0              1            1
   145          247,250.64   09/01/04          10/01/04            118           358              0              2            1
   146          245,509.44   10/07/04          12/01/04            120           360              0              0            1
   147          247,775.16   10/19/04          12/01/04            120           360              0              0            1
   148          237,146.88   09/01/04          11/01/04            119           360              24             1            1
   149          241,423.56   05/28/04          07/01/04            67            355              0              5            1
   150          257,662.56   10/21/04          12/01/04            120           300              0              0            1
  150.1
  150.2
   151          301,379.40   10/01/04          12/01/04            240           240              0              0            1
   152          233,405.76   09/14/04          11/01/04            119           359              0              1            1
   153          250,563.96   10/29/04          12/01/04            120           300              0              0            1
   154          214,908.96   10/24/04          12/01/04            84            360              0              0            1
   155          237,451.08   09/27/04          11/01/04            83            299              0              1            1
   156          209,670.48   09/22/04          11/01/04            107           359              0              1            1
   157          206,107.56   09/29/04          11/01/04            119           359              0              1            1
   158          209,629.08   09/30/04          11/01/04            119           359              0              1            1
   159          258,506.52   09/23/04          11/01/04            239           239              0              1            1
   160          218,445.24   08/30/04          10/01/04            118           298              0              2            1
   161          219,545.52   09/03/04          11/01/04            119           299              0              1            1
   162          206,857.08   08/03/04          10/01/04            118           358              0              2            1
   163          198,928.32   10/22/04          12/01/04            120           360              0              0            1
   164          191,140.92   09/28/04          11/01/04            83            359              0              1            1
   165          217,303.56   10/12/04          12/01/04            120           240              0              0            1
   166          176,758.92   10/26/04          12/01/04            120           360              0              0            1
   167          217,007.16   09/23/04          11/01/04            239           239              0              1            1
   168          194,073.00   10/12/04          12/01/04            120           276              0              0            1
   169          188,187.96   09/22/04          11/01/04            119           299              0              1            1
   170          178,709.52   05/28/04          07/01/04            79            355              0              5            1
   171          212,341.32   06/11/04          08/01/04            236           236              0              4            1
   172          160,531.68   10/12/04          12/01/04            120           360              36             0            1
   173          163,807.68   08/31/04          10/01/04            118           358              0              2            1
   174          160,531.68   08/31/04          10/01/04            82            358              0              2            1
   175          179,889.48   09/28/04          11/01/04            119           335              0              1            1
   176          170,454.96   08/30/04          10/01/04            118           358              0              2            1
   177          171,828.00   09/30/04          11/01/04            119           299              0              1            1
   178          181,557.24   11/05/04          01/01/05            180           300              0              0            1
   179          155,672.40   08/25/04          10/01/04            82            360              12             2            1
   180          156,879.24   08/03/04          10/01/04            118           358              0              2            1
   181          145,291.56   10/04/04          12/01/04            120           360              0              0            1
   182          158,111.64   09/14/04          11/01/04            119           359              0              1            1
   183          151,224.12   09/28/04          11/01/04            119           359              0              1            1
   184          140,563.44   09/22/04          11/01/04            107           359              0              1            1
   185          156,647.52   07/07/04          09/01/04            99            297              0              3            1
   186          134,467.92   10/07/04          12/01/04            120           360              24             0            1
   187          142,199.28   09/13/04          11/01/04            119           359              0              1            1
   188          191,453.88   09/27/04          11/01/04            179           179              0              1            1
   189          134,917.08   09/28/04          11/01/04            119           335              0              1            1
   190          158,636.76   06/30/04          08/01/04            116           236              0              4            1
   191          121,912.20   08/20/04          10/01/04            118           358              0              2            1
   192          135,203.76   10/07/04          12/01/04            120           300              0              0            1
   193          119,048.88   08/16/04          10/01/04            118           358              0              2            1
   194          112,778.88   09/01/04          10/01/04            118           358              0              2            1
   195          105,386.40   09/20/04          11/01/04            119           359              0              1            1
   196          129,524.88   07/09/04          09/01/04            237           237              0              3            1
   197          173,147.40   09/23/04          11/01/04            85             85              0              1            1
   198           68,587.08   08/04/04          10/01/04            118           358              0              2            1
   199          124,852.20   09/23/04          11/01/04            110           110              0              1            1
   200          131,382.96   09/23/04          11/01/04            94             94              0              1            1
   201          118,251.12   09/23/04          11/01/04            103           103              0              1            1
   202           93,987.36   10/31/04          12/01/04            120           120              0              0            1
   203          111,825.36   09/23/04          11/01/04            93             93              0              1            1
   204           85,298.76   10/31/04          12/01/04            96             96              0              0            1

                                                                                                                REMAINING
                  GRACE              MATURITY/                  FINAL     MATURITY/ARD     MATURITY            PREPAYMENT
  LOAN #      PERIOD(23,24)        ARD DATE (13)    ARD LOAN   MAT DATE  BALANCE ($)(14)   LTV %(1)     PROVISION (PAYMENTS)(15)
  ------      -------------        -------------    --------   --------  ---------------   --------     ------------------------

    1               0                09/01/11          No                      91,856,126    40.5          L(24),Def(56),O(2)
   1.1                                                                         30,278,501
   1.2                                                                         25,638,065
   1.3                                                                         19,970,202
   1.4                                                                         15,969,358
    2               5                09/01/09          No                      88,000,000    76.9          L(24),Def(31),O(3)
    3               5                11/01/09          No                      50,000,000    72.5          L(24),Def(34),O(2)
    4               7                07/01/14          No                      32,544,681    63.9          L(24),Def(88),O(4)
    5               7                05/01/09          No                      36,339,395    66.3          L(24),Def(26),O(4)
   5.1                                                                            959,909
   5.2                                                                          1,828,397
   5.3                                                                          2,445,481
   5.4                                                                            822,779
   5.5                                                                          2,376,916
   5.6                                                                          1,645,558
   5.7                                                                          1,371,298
   5.8                                                                          2,582,611
   5.9                                                                            342,824
   5.10                                                                           521,093
   5.11                                                                         1,371,298
   5.12                                                                           845,634
   5.13                                                                         5,841,729
   5.14                                                                           841,063
   5.15                                                                         1,279,878
   5.16                                                                         1,371,298
   5.17                                                                         6,856,490
   5.18                                                                           182,840
   5.19                                                                         2,852,300
    6               5                10/01/14          No                      33,208,168    69.9          L(24),Def(91),O(4)
    7               5                11/01/14          No                      31,806,175    61.8          L(24),Def(94),O(2)
    8               0                07/07/09          No                      30,711,376    70.4          L(24),Def(28),O(4)
   8.1                                                                         17,515,082
   8.2                                                                         13,196,294
    9               7                11/01/14          No                      28,196,237    67.9          L(24),Def(92),O(4)
    10              7                10/01/11          No                      26,749,389    50.0          L(24),Def(55),O(4)
    11              5                12/01/09          No                      30,000,000    74.1          L(23),Def(27),O(10)
    12              5                10/01/19          No                      16,232,167    45.9         L(24),Def(142),O(13)
    13              5                09/01/14          No                      24,260,634    68.5          L(24),Def(90),O(4)
    14              5                11/01/14          No                      22,639,860    58.1          L(24),Def(94),O(2)
   14.1                                                                         8,385,134
   14.2                                                                         8,385,134
   14.3                                                                         5,869,593
    15              5                09/01/11          No                      24,755,000    66.0          L(24),Def(55),O(3)
    16              5                09/01/14          No                      20,308,653    70.0          L(24),Def(90),O(4)
    17              7                09/01/14          No                      19,026,758    59.5          L(24),Def(90),O(4)
    18              7                10/01/19          No                      12,854,409    47.1         L(24),Def(142),O(13)
    19              7                10/01/14          No                      18,035,321    65.3          L(24),Def(91),O(4)
    20              7                11/01/19          No                      14,652,265    57.8          L(24),Def(152),O(4)
    21              7                11/01/09          No                      19,750,000    77.6          L(24),Def(23),O(13)
    22              5                11/01/11          No                      19,000,000    69.1          L(24),Def(56),O(4)
    23              5                11/01/14          No                      14,489,097    59.1          L(24),Def(94),O(2)
    24              7                10/01/14          No                      16,142,395    67.8          L(24),Def(91),O(4)
    25              7                11/01/24          No                         436,410    1.5           L(24),Def(212),O(4)
    26              5                11/01/09          No                      16,735,427    72.8          L(24),Def(32),O(4)
    27              7                11/01/14          No                      15,074,464    56.9          L(24),Def(92),O(4)
    28              7                10/01/14          No                      14,862,045    65.2          L(24),Def(91),O(4)
    29              7                09/01/11          No                      16,430,496    73.0          L(24),Def(54),O(4)
    30              7                11/01/14          No                      14,547,153    53.5          L(24),Def(92),O(4)
    31              7                11/01/11          No                      17,250,000    68.2          L(24),Def(56),O(4)
   31.1                                                                        10,350,000
   31.2                                                                         6,900,000
    32              15               06/01/11          No                      15,380,708    67.2          L(24),Def(51),O(4)
    33              7                11/01/14          No                      14,328,294    66.0          L(24),Def(92),O(4)
    34              7                07/01/24          No                         490,198    1.8           L(24),Def(209),O(3)
   34.1                                                                           314,466
   34.2                                                                           155,383
   34.3                                                                            20,348
    35              7                08/01/14          No                      14,213,460    68.7          L(24),Def(89),O(4)
    36              7                11/01/14          No                      13,835,470    62.9          L(24),Def(92),O(4)
    37              7                11/01/14          No                      10,059,615    35.4          L(24),Def(92),O(4)
    38              7                12/01/14          No                      12,814,496    58.2          L(23),Def(93),O(4)
    39              7                08/01/14          No                      13,462,607    62.6          L(24),Def(89),O(4)
    40              7                11/01/14          No                      12,778,089    63.9          L(24),Def(92),O(4)
    41              5                11/01/09          No                      14,500,000    75.1          L(24),Def(34),O(2)
    42              5                09/01/11          No                      14,350,000    66.7          L(24),Def(55),O(3)
    43              7                09/01/14          No                      12,434,081    67.2          L(24),Def(90),O(4)
    44              7                12/01/14          No                      11,198,062    65.5          L(23),Def(93),O(4)
    45              7                08/01/14          No                      11,907,408    69.2          L(24),Def(89),O(4)
    46              7                09/01/14          No                      11,218,800    57.8       L(58),Grtr1%orYM(56),O(4)
    47              7                10/01/14          No                      11,962,302    69.5          L(24),Def(91),O(4)
    48              7                10/01/14          No                      11,303,519    66.6          L(24),Def(91),O(4)
    49              7                10/01/14          No                      10,954,774    61.7          L(24),Def(91),O(4)
    50              7                11/01/14          No                       9,672,018    53.0          L(24),Def(92),O(4)
    51              7                08/01/14          No                      10,547,104    64.7          L(24),Def(89),O(4)
    52              7                11/01/14          No                      10,491,247    68.1          L(24),Def(92),O(4)
    53              5                09/01/14          No                       8,440,814    49.2          L(24),Def(92),O(2)
    54              7                10/01/09          No                      11,203,032    76.6          L(24),Def(33),O(2)
    55              7                09/01/14          No                      10,353,903    67.2          L(24),Def(90),O(4)
   55.1                                                                         8,733,292
   55.2                                                                         1,620,611
    56              7                10/01/24          No                         238,602    1.5          L(24),Def(190),O(25)
    57              7                10/01/14          No                       9,507,017    66.5          L(24),Def(91),O(4)
    58              7                09/01/14          No                          62,047    0.2           L(24),Def(90),O(4)
    59              7                09/01/14          No                       9,229,498    67.1          L(24),Def(90),O(4)
    60              7                10/01/14          No                       9,644,980    67.2          L(24),Def(91),O(4)
    61              7                10/01/14          No                       8,243,117    62.1          L(24),Def(91),O(4)
    62              7                10/01/16          No                       6,553,950    42.0          L(24),Def(116),O(3)
    63              5                11/01/14          No                       8,515,253    66.5          L(24),Def(93),O(3)
    64              7                10/01/14          No                       8,528,882    68.2          L(24),Def(91),O(4)
    65              10               10/01/09          No                      10,000,000    80.0          L(24),Def(31),O(4)
    66              7                11/01/14          No                       8,252,045    61.8          L(24),Def(92),O(4)
    67              7                11/01/14          No                       7,891,175    56.4          L(24),Def(92),O(4)
    68              5                11/01/14          No                       7,730,014    65.5          L(24),Def(92),O(4)
    69              7                11/01/14          No                       7,819,923    57.1          L(24),Def(92),O(4)
    70              7                08/01/14          No                       7,901,317    65.8          L(24),Def(89),O(4)
    71              7                10/01/11          No                       9,000,000    68.2          L(24),Def(56),O(3)
    72              7                09/01/14          No                       7,485,407    57.6          L(24),Def(90),O(4)
    73              7                09/01/14          No                       7,270,291    62.9          L(24),Def(90),O(4)
    74              7                11/01/14          No                       7,208,943    65.5          L(24),Def(92),O(4)
    75              7                10/01/14          No                       6,482,747    53.6          L(24),Def(91),O(4)
   75.1                                                                         2,432,937
   75.2                                                                         1,628,314
   75.3                                                                         1,201,215
   75.4                                                                         1,220,282
    76              7                10/01/11          No                       7,394,420    61.6          L(24),Def(56),O(3)
    77              7                11/01/14          No                       6,748,149    66.5          L(24),Def(92),O(4)
    78              7                11/01/14          No                       6,612,226    55.1          L(24),Def(92),O(4)
    79              5                09/01/14          No                       6,641,888    33.2          L(24),Def(92),O(2)
    80              5                10/01/14          No                       6,449,277    59.2          L(24),Def(91),O(4)
    81              7                10/01/14          No                       6,363,445    65.9          L(24),Def(91),O(4)
    82              10               11/01/19          No                       1,335,592    14.4         L(24),Def(143),O(13)
    83              7                11/01/14          No                       5,937,932    63.2          L(24),Def(92),O(4)
    84              7                10/01/14          No                       5,879,340    62.5          L(24),Def(91),O(4)
    85              7                11/01/14          No                       5,840,731    48.7          L(24),Def(92),O(4)
    86              5                11/01/13         Yes      11/01/34         5,945,521    58.7          L(24),Def(81),O(3)
    87              7                11/01/14          No                       5,545,244    66.0          L(24),Def(92),O(4)
    88              7                10/01/14          No                       5,666,143    55.6          L(24),Def(91),O(4)
    89              5                10/01/09          No                       6,500,000    67.7          L(24),Def(31),O(4)
    90              7                10/01/14          No                       5,384,924    49.6       L(59),Grtr1%orYM(56),O(4)
    91              7                11/01/14          No                       5,320,101    62.6          L(24),Def(92),O(4)
    92              7                11/01/14          No                       5,170,763    53.9          L(24),Def(92),O(4)
    93              7                11/01/14          No                       4,016,505    45.1          L(24),Def(92),O(4)
    94              7                11/01/14          No                       5,229,615    50.8          L(24),Def(92),O(4)
    95              7                11/01/11          No                       5,950,000    67.6          L(24),Def(56),O(4)
    96              7                10/01/14          No                       4,915,462    62.3          L(24),Def(91),O(4)
    97              7                09/01/14          No                       4,980,335    66.4          L(24),Def(90),O(4)
    98              7                11/01/14          No                       4,973,665    68.1          L(24),Def(92),O(4)
    99              7                12/01/14          No                       4,775,493    65.9          L(23),Def(93),O(4)
   100              7                08/01/14          No                       4,763,336    67.1          L(24),Def(89),O(4)
   101              5                11/01/14          No                       4,679,830    65.0          L(24),Def(94),O(2)
   102              5                10/01/11          No                       4,776,561    62.8         Grtr 1%orYM(81),O(2)
   103              7                11/01/14          No                       4,599,100    59.0          L(24),Def(92),O(4)
   104              7                06/01/10          No                       5,063,582    69.8          L(24),Def(39),O(4)
   105              9                11/01/19          No                       4,315,545    61.7         L(24),Def(143),O(13)
   106              7                09/01/14          No                       4,508,336    67.5          L(24),Def(90),O(4)
   107              7                09/01/14          No                       3,701,316    48.7          L(24),Def(90),O(4)
   108              7                09/01/14          No                       4,432,977    63.3          L(24),Def(90),O(4)
   109              7                11/01/14          No                       4,333,430    62.4          L(24),Def(92),O(4)
   110              7                11/01/14          No                       4,356,268    60.5          L(24),Def(92),O(4)
   111              7                08/01/14         Yes      08/01/34         4,507,766    69.4          L(24),Def(89),O(4)
   112              5                11/01/14          No                       4,315,772    66.4          L(24),Def(94),O(2)
   113              7                10/01/14          No                       4,363,363    65.1          L(24),Def(91),O(4)
   114              7                11/01/24          No                         102,364    1.5          L(24),Def(191),O(25)
  114.1                                                                            36,851
  114.2                                                                            65,514
   115              7                11/01/24          No                         181,445    2.1           L(24),Def(213),O(3)
   116              7                11/01/19          No                          52,262    0.5          L(24),Def(143),O(13)
   117              7                08/01/14          No                       4,134,824    68.9          L(24),Def(89),O(4)
   118              7                10/01/14          No                       4,009,180    64.2          L(24),Def(91),O(4)
   119              7                08/01/14          No                       3,910,108    67.4          L(24),Def(89),O(4)
   120              7                10/01/14          No                       3,833,771    53.2          L(24),Def(91),O(4)
   121              10               10/01/14          No                       2,931,389    37.1          L(24),Def(91),O(4)
   122              15               11/01/14          No                       3,839,837    63.2          L(24),Def(92),O(4)
   123              7                10/01/14          No                       3,464,178    55.3          L(24),Def(91),O(4)
   124              7                09/01/14          No                       3,798,561    67.2          L(24),Def(90),O(4)
   125              7                10/01/14          No                       3,593,168    66.5          L(24),Def(91),O(4)
   126              7                11/01/14          No                       3,625,986    68.4          L(24),Def(92),O(4)
   127              7                10/01/14          No                       3,508,032    66.8          L(24),Def(91),O(4)
   128              7                09/01/11         Yes      09/01/29         3,522,627    42.4          L(24),Def(54),O(4)
   129              7                11/01/24          No                          83,939    1.4          L(24),Def(191),O(25)
  129.1                                                                            51,182
  129.2                                                                            32,757
   130              7                11/01/16          No                          32,070    0.5           L(24),Def(116),O(4)
   131              7                10/01/13          No                       3,400,964    50.0       L(58),Grtr1%orYM(45),O(4)
   132              7                08/01/11          No                       3,363,725    43.9          L(24),Def(54),O(3)
   133              7                07/01/14          No                       3,358,804    62.8          L(24),Def(88),O(4)
   134              7                04/01/19          No                          68,225    1.1           L(24),Def(145),O(4)
   135              7                10/01/14          No                       3,234,038    64.7          L(24),Def(91),O(4)
   136              7                11/01/14          No                       3,217,383    65.7          L(24),Def(92),O(4)
   137              7                11/01/11          No                       3,361,092    52.5          L(24),Def(56),O(4)
   138              7                09/01/19          No                       2,718,921    32.8         L(24),Def(141),O(13)
   139              7                08/01/14          No                       3,158,207    56.4          L(24),Def(89),O(4)
   140              5                11/01/14          No                       3,106,821    66.8          L(24),Def(92),O(4)
   141              7                10/01/14          No                       3,083,141    64.2          L(24),Def(91),O(4)
   142              7                09/01/14          No                       3,029,740    55.1          L(24),Def(90),O(4)
   143              7                09/01/14          No                       3,026,078    67.2          L(24),Def(90),O(4)
   144              7                10/01/19          No                       2,595,849    57.7         L(24),Def(142),O(13)
   145              15               09/01/14          No                       2,983,143    67.0          L(24),Def(90),O(4)
   146              7                11/01/14          No                       2,962,064    67.0          L(24),Def(92),O(4)
   147              7                11/01/14          No                       2,954,362    67.1          L(24),Def(92),O(4)
   148              7                10/01/14          No                       3,027,997    60.9          L(24),Def(91),O(4)
   149              7                06/01/10          No                       3,152,710    73.3          L(24),Def(39),O(4)
   150              7                11/01/14          No                       2,613,481    55.0          L(24),Def(92),O(4)
  150.1                                                                         1,208,428
  150.2                                                                         1,405,053
   151              7                11/01/24          No                          92,810    2.1          L(24),Def(191),O(25)
   152              7                10/01/14          No                       2,805,252    46.8          L(24),Def(91),O(4)
   153              7                11/01/14          No                       2,538,350    60.9          L(24),Def(92),O(4)
   154              5                11/01/11          No                       2,854,680    52.4          L(24),Def(58),O(2)
   155              10               10/01/11          No                       2,705,516    62.9          L(24),Def(56),O(3)
   156              7                10/01/13          No                       2,681,271    63.1       L(58),Grtr1%orYM(45),O(4)
   157              7                10/01/14          No                       2,520,605    60.7          L(24),Def(91),O(4)
   158              7                10/01/14          No                       2,523,453    61.5          L(24),Def(91),O(4)
   159              7                10/01/24          No                          71,579    1.5          L(24),Def(190),O(25)
   160              7                09/01/14          No                       2,248,915    58.9          L(24),Def(90),O(4)
   161              7                10/01/14          No                       2,240,915    54.5          L(24),Def(91),O(4)
   162              7                09/01/14          No                       2,453,065    62.9          L(24),Def(90),O(4)
   163              5                11/01/14          No                       2,411,462    60.3          L(24),Def(94),O(2)
   164              7                10/01/11          No                       2,432,354    59.3          L(24),Def(55),O(4)
   165              7                11/01/14          No                       1,692,062    41.8          L(24),Def(92),O(4)
   166              7                11/01/14          No                       2,170,088    60.3          L(24),Def(92),O(4)
   167              7                10/01/24          No                          60,088    1.5          L(24),Def(190),O(25)
   168              5                11/01/14          No                       1,810,129    54.9          L(24),Def(93),O(3)
   169              5                10/01/14          No                       1,917,302    51.1          L(24),Def(93),O(2)
   170              7                06/01/11          No                       2,256,234    71.6          L(24),Def(51),O(4)
   171              7                07/01/24          No                          56,574    1.6          L(24),Def(187),O(25)
   172              7                11/01/14          No                       2,175,942    65.0          L(24),Def(92),O(4)
   173              7                09/01/14          No                       2,035,364    53.7          L(24),Def(90),O(4)
   174              7                09/01/11          No                       2,175,502    60.1          L(24),Def(54),O(4)
   175              7                10/01/14          No                       1,982,707    62.9          L(24),Def(91),O(4)
   176              7                09/01/14          No                       2,027,712    65.4          L(24),Def(90),O(4)
   177              7                10/01/14          No                       1,783,509    45.7          L(24),Def(91),O(4)
   178              7                12/01/19         Yes      12/01/30         1,393,240    32.3         L(23),Def(144),O(13)
   179              7                09/01/11          No                       2,095,952    69.9          L(24),Def(55),O(3)
   180              7                09/01/14          No                       1,891,298    65.2          L(24),Def(90),O(4)
   181              7                11/01/14         Yes      11/01/34         1,821,272    38.4          L(24),Def(92),O(4)
   182              7                10/01/14          No                       1,864,952    67.8          L(24),Def(91),O(4)
   183              7                10/01/14          No                       1,842,084    58.5          L(24),Def(91),O(4)
   184              7                10/01/13          No                       1,790,015    61.3       L(58),Grtr1%orYM(45),O(4)
   185              7                02/01/13         Yes      08/01/29         1,684,836    47.1          L(24),Def(71),O(4)
   186              5                11/01/14          No                       1,746,838    56.3          L(24),Def(92),O(4)
   187              7                10/01/14          No                       1,690,399    62.6          L(24),Def(91),O(4)
   188              7                10/01/19          No                          24,319    0.7          L(24),Def(142),O(13)
   189              7                10/01/14          No                       1,487,031    62.3          L(24),Def(91),O(4)
   190              7                07/01/14          No                       1,194,211    42.7          L(24),Def(88),O(4)
   191              7                09/01/14          No                       1,476,720    32.8          L(24),Def(90),O(4)
   192              7                11/01/14          No                       1,329,290    57.3          L(24),Def(92),O(4)
   193              7                09/01/14          No                       1,430,710    53.0          L(24),Def(90),O(4)
   194              7                09/01/14          No                       1,348,984    32.9          L(24),Def(90),O(4)
   195              7                10/01/14          No                       1,263,632    28.2          L(24),Def(91),O(4)
   196              7                08/01/24          No                          39,723    1.9          L(24),Def(188),O(25)
   197              7                12/01/11          No                           3,530    0.2           L(24),Def(58),O(3)
   198              7                09/01/14          No                         836,735    33.5          L(24),Def(90),O(4)
   199              7                01/01/14          No                           4,420    0.2           L(24),Def(83),O(3)
   200              7                09/01/12          No                           3,318    0.2           L(24),Def(67),O(3)
   201              7                06/01/13          No                           3,633    0.2           L(24),Def(76),O(3)
   202              7                11/01/14          No                           4,325    0.2           L(24),Def(92),O(4)
   203              7                08/01/12          No                           2,759    0.2           L(24),Def(66),O(3)
   204              7                11/01/12          No                           2,229    0.1           L(24),Def(68),O(4)

                                           MOST RECENT   MOST RECENT                                       UW
  LOAN #   2002 NOI ($)    2003 NOI ($)         NOI ($)    NOI DATE         UW NOI ($)     UW NCF ($)  DSCR(1,9,10)    TITLETYPE
  ------   ------------    ------------         -------    --------         ----------     ----------  ------------    ---------

    1       21,855,594      16,815,102      17,982,288     07/31/04        21,228,509     17,813,147       2.12      Fee/Leasehold
   1.1       6,954,661       5,953,363       5,926,985     07/31/04         6,761,896      5,683,990                 Fee/Leasehold
   1.2       6,099,968       4,976,098       5,639,019     07/31/04         6,024,575      5,081,789                 Fee/Leasehold
   1.3       4,771,207       3,029,965       3,356,404     07/31/04         4,662,671      3,841,523                 Fee/Leasehold
   1.4       4,029,758       2,855,676       3,059,880     07/31/04         3,779,367      3,205,845                 Fee/Leasehold
    2        7,861,612       7,905,131       8,026,552     05/31/04         9,366,662      8,209,272       1.60      Fee/Leasehold
    3                0               0               0       NAP            5,510,417      4,783,425       1.63           Fee
    4                0               0               0       NAP            3,707,865      3,479,605       1.37           Fee
    5        5,798,716       5,529,343       4,946,348     07/31/04         6,718,642      6,175,000       2.14           Fee
   5.1         240,331         258,313         251,503     07/31/04           231,318        212,928                      Fee
   5.2         421,304         323,867         244,089     07/31/04           212,574        176,652                      Fee
   5.3         264,039         282,529         315,599     07/31/04           360,887        337,554                      Fee
   5.4         129,343         148,558         139,220     07/31/04           115,770        101,835                      Fee
   5.5         353,694         345,468         305,185     07/31/04           279,265        252,713                      Fee
   5.6         141,546         104,781         136,070     07/31/04           167,800        137,511                      Fee
   5.7         222,242         215,240         225,798     07/31/04           218,812        197,224                      Fee
   5.8         297,811         312,995         311,489     07/31/04           320,982        282,090                      Fee
   5.9          73,470         -28,284         -23,289     07/31/04            63,581         54,110                      Fee
   5.10        457,717         428,486         295,187     07/31/04           -84,844        -92,419                      Fee
   5.11        202,290          -9,640         -39,110     07/31/04            81,921         63,038                      Fee
   5.12        156,029         185,928         157,352     07/31/04            97,009         82,567                      Fee
   5.13        128,923       1,089,503       1,118,667     07/31/04         1,176,054      1,113,403                      Fee
   5.14        140,869         205,144         216,286     07/31/04           213,481        188,183                      Fee
   5.15        164,111         176,955         167,922     07/31/04           174,587        155,508                      Fee
   5.16        411,164         186,427         -43,838     07/31/04            40,354         25,678                      Fee
   5.17      1,130,927         861,339         839,951     07/31/04         2,035,141      1,931,843                      Fee
   5.18         38,223          48,579          42,621     07/31/04           -10,092        -10,452                      Fee
   5.19        824,683         393,155         285,646     07/31/04         1,024,042        965,034                      Fee
    6                0               0               0       NAP            3,503,658      3,438,858       1.34           Fee
    7        2,846,157       3,315,158       3,701,958     04/30/04         3,565,248      3,238,361       1.30           Fee
    8        2,404,396       2,903,064       2,781,609     07/31/04         2,955,828      2,775,828       1.28           Fee
   8.1       1,152,465       1,556,620       1,663,689     07/31/04         1,702,674      1,614,174                      Fee
   8.2       1,251,931       1,346,444       1,117,920     07/31/04         1,253,154      1,161,654                      Fee
    9                0               0               0       NAP            3,297,302      3,086,849       1.38           Fee
    10       5,669,568       4,952,196       5,252,982     06/30/04         4,450,705      3,673,273       1.60      Fee/Leasehold
    11       3,167,688       2,310,747       2,039,791     06/30/04         2,836,875      2,589,906       1.71           Fee
    12               0               0       1,268,902     06/30/04         2,722,702      2,607,502       1.25           Fee
    13               0               0               0       NAP            2,250,187      2,210,187       1.17           Fee
    14       1,801,911       1,859,961       2,434,452     07/31/04         2,658,491      2,310,520       1.24           Fee
   14.1        712,389         569,180         681,839     07/31/04           880,630        764,600                      Fee
   14.2        245,861         611,106       1,096,573     07/31/04           993,282        868,996                      Fee
   14.3        843,661         679,675         656,040     07/31/04           784,579        676,924                      Fee
    15       3,168,964       3,521,368       3,511,846     06/30/04         3,112,731      2,841,357       2.27           Fee
    16       1,634,939       1,885,654       2,065,761     07/31/04         2,133,978      1,953,653       1.20           Fee
    17       2,054,090       2,205,306       2,205,306     12/31/03         2,610,198      2,367,103       1.48           Fee
    18               0               0         387,669     06/30/04         2,143,554      2,037,774       1.24           Fee
    19               0       1,248,757       1,620,435     08/31/04         1,910,552      1,787,802       1.20           Fee
    20       1,652,284       2,001,917       2,001,917     12/31/03         1,929,756      1,833,733       1.28           Fee
    21       1,628,343       1,726,338       1,842,741     05/31/04         2,047,629      1,882,379       1.88           Fee
    22               0               0               0       NAP            1,815,982      1,638,387       1.72           Fee
    23       1,942,385       1,642,390       2,313,756     07/26/04         2,180,394      1,992,033       1.41           Fee
    24       2,037,161       2,099,910       2,136,407     05/31/04         2,132,758      1,917,085       1.44           Fee
    25               0               0               0       NAP            2,215,665      2,066,671       1.29           Fee
    26       2,019,299       2,297,581       2,623,183     09/30/04         2,175,667      2,098,718       1.42        Leasehold
    27               0               0       1,131,713     08/31/04         1,629,932      1,563,932       1.31           Fee
    28               0               0               0       NAP            1,783,162      1,706,364       1.45           Fee
    29       1,672,767       1,449,428       1,400,086     06/30/04         1,580,940      1,471,548       1.25           Fee
    30         457,181       1,052,391       1,607,703     06/30/04         1,821,439      1,563,288       1.33           Fee
    31         824,585               0       2,135,591     Various          1,756,092      1,568,239       1.55           Fee
   31.1        824,585               0       1,297,953     06/30/04         1,051,219        940,634                      Fee
   31.2              0               0         837,638     05/31/04           704,873        627,605                      Fee
    32       1,755,947       1,566,530       1,519,454     02/29/04         1,529,362      1,438,862       1.24           Fee
    33       2,431,377       2,241,850       2,159,913     06/30/04         2,203,175      1,978,026       1.65           Fee
    34               0               0               0       NAP            2,414,768      2,261,478       1.48           Fee
   34.1              0               0               0       NAP            1,550,885      1,443,776                      Fee
   34.2              0               0               0       NAP              766,319        724,904                      Fee
   34.3              0               0               0       NAP               97,564         92,798                      Fee
    35       1,480,145       1,473,930       1,407,198     04/30/04         1,476,995      1,435,482       1.21           Fee
    36       1,819,293       1,850,513       1,851,462     06/30/04         1,851,275      1,693,256       1.48           Fee
    37       2,655,223       2,681,045       2,968,530     08/31/04         2,675,152      2,268,416       1.73           Fee
    38               0               0               0       NAP            1,375,965      1,332,765       1.27           Fee
    39       1,514,536       1,542,763       1,590,972     05/31/04         1,446,770      1,346,570       1.30           Fee
    40       1,281,389       1,168,771         700,686     06/30/04         1,629,675      1,513,335       1.51           Fee
    41       1,384,412       1,158,461       1,286,424     08/31/04         1,394,277      1,270,502       1.90           Fee
    42       1,855,629       1,653,137       1,785,700     05/31/04         1,635,880      1,459,754       2.01           Fee
    43       1,342,873       1,490,376       1,571,998     06/30/04         1,597,746      1,525,746       1.66           Fee
    44               0               0               0       NAP            1,341,103      1,309,539       1.46           Fee
    45       1,235,595       1,163,108       1,105,110     07/31/04         1,312,601      1,229,632       1.30           Fee
    46       1,741,722       1,778,226       1,460,292     05/31/04         1,547,624      1,398,759       1.55           Fee
    47       1,204,389       1,112,252       1,036,929     07/31/04         1,192,970      1,110,970       1.23           Fee
    48               0               0               0       NAP            1,169,504      1,146,404       1.20           Fee
    49               0         811,131         867,591     07/30/04         1,438,532      1,344,741       1.47           Fee
    50               0               0         227,819     09/30/04         1,414,771      1,295,527       1.39           Fee
    51       1,167,199       1,060,204       1,016,080     05/31/04         1,301,853      1,160,041       1.33           Fee
    52       1,106,639       1,125,606       1,125,606     12/31/03         1,267,046      1,137,819       1.33           Fee
    53       1,262,784       1,234,726       1,480,023     06/30/04         1,442,344      1,379,094       1.43           Fee
    54               0         718,229         865,747     04/30/04         1,165,191      1,064,171       1.36           Fee
    55       1,060,962       1,143,712       1,143,712     12/31/03         1,121,823      1,014,615       1.25           Fee
   55.1        894,898         964,696         964,696     12/31/03           982,187        887,240                      Fee
   55.2        166,064         179,016         179,016     12/31/03           139,637        127,376                      Fee
    56               0               0               0     00/00/00         1,264,925      1,204,325       1.25           Fee
    57       1,169,792       1,105,833       1,149,687     07/31/04         1,141,522      1,082,967       1.40           Fee
    58          14,033          29,900           3,363     05/31/04         1,674,266      1,521,084       1.06           Fee
    59       1,053,178       1,067,022       1,134,425     05/31/04         1,137,752      1,032,090       1.35           Fee
    60       1,423,712       1,346,917       1,396,732     06/30/04         1,119,238        989,076       1.27           Fee
    61               0               0               0       NAP            1,116,299      1,050,955       1.27           Fee
    62               0               0               0       NAP            1,181,855      1,117,081       1.36           Fee
    63               0               0               0       NAP              950,498        943,541       1.35           Fee
    64       1,078,889       1,056,368         975,020     07/31/04         1,019,875        950,230       1.42           Fee
    65         911,496         939,202         905,876     06/30/04           973,439        886,571       1.75           Fee
    66       1,218,851       1,288,379       1,304,347     06/30/04         1,267,941      1,106,080       1.59      Fee/Leasehold
    67         990,019       1,062,646       1,236,050     07/31/04         1,133,285      1,064,935       1.72           Fee
    68               0               0               0       NAP              985,946        886,344       1.40           Fee
    69               0               0               0       NAP              911,816        849,822       1.31           Fee
    70               0         488,701         491,488     08/31/04           905,795        881,795       1.23           Fee
    71         429,370         459,505         616,656     07/31/04           971,729        862,876       1.65           Fee
    72         748,888         874,468         915,302     07/31/04           893,820        837,168       1.31           Fee
    73         872,542         911,184         911,184     12/31/03           911,260        836,965       1.37           Fee
    74               0               0               0       NAP              887,241        796,912       1.30           Fee
    75         417,937         427,279         626,926     06/30/04         1,187,353      1,077,324       1.71           Fee
   75.1              0               0               0       NAP              562,679        525,523                      Fee
   75.2        231,972         237,150         252,988     06/30/04           231,693        206,393                      Fee
   75.3        185,965         190,129         202,464     06/30/04           187,019        162,683                      Fee
   75.4              0               0         171,474     06/30/04           205,963        182,724                      Fee
    76         835,958         974,320         980,409     06/30/04           939,022        907,309       1.55           Fee
    77               0               0               0       NAP              820,887        772,098       1.40           Fee
    78         771,173         746,921         885,918     07/31/04         1,069,854      1,001,733       1.91           Fee
    79       1,649,120       1,808,128       1,853,920     05/31/04         1,684,615      1,585,171       2.97        Leasehold
    80               0               0               0       NAP              809,512        760,105       1.43           Fee
    81               0               0               0       NAP              633,097        607,547       1.18        Leasehold
    82         957,378         947,426         823,084     07/31/04           964,750        947,293       1.44        Leasehold
    83         720,689         711,769         711,769     12/31/03           663,742        644,200       1.36           Fee
    84         734,019         786,614         786,614     12/31/03           788,118        711,253       1.49           Fee
    85         782,511         890,948               0    00/00/0000          833,108        781,207       1.64           Fee
    86               0               0               0       NAP              741,423        679,854       1.41           Fee
    87               0         621,591         618,081     08/31/04           598,873        583,701       1.30           Fee
    88         567,076         686,840         731,699     06/30/04           752,152        706,841       1.44           Fee
    89               0               0               0       NAP              733,036        589,045       1.57           Fee
    90         562,579         801,019         782,563     05/31/04           799,155        711,824       1.65           Fee
    91         390,668         564,304         698,882     06/30/04           644,566        617,366       1.44           Fee
    92         725,859         730,945         763,575     07/31/04           705,170        673,320       1.63           Fee
    93               0               0               0       NAP              675,896        628,182       1.21           Fee
    94         784,774         926,842         912,120     05/31/04           694,919        646,265       1.45           Fee
    95         511,338         574,949         619,738     10/31/04           577,054        528,474       1.55           Fee
    96               0         387,259         480,123     04/30/04           612,258        574,839       1.30           Fee
    97               0               0               0       NAP              585,223        574,973       1.38           Fee
    98               0         432,225         346,507     07/31/04           560,295        500,134       1.26           Fee
    99         182,910         419,750         424,492     01/31/04           618,626        559,350       1.42           Fee
   100         590,051         599,590         589,486     07/31/04           585,559        518,059       1.32           Fee
   101         505,110         459,460         590,171     07/31/04           544,588        499,226       1.31           Fee
   102         684,817         734,021         729,756     05/31/04           632,520        582,583       1.37           Fee
   103               0         157,339         297,423     08/31/04           470,309        462,309       1.23           Fee
   104         456,876         515,459         521,916     06/30/04           537,756        492,756       1.27           Fee
   105               0               0               0       NAP              499,770        466,586       1.20           Fee
   106               0               0               0       NAP              558,715        519,642       1.36           Fee
   107         633,271         620,272         655,998     07/30/04           646,396        604,243       1.45           Fee
   108         493,026         489,201         492,462     05/31/04           536,202        493,513       1.33           Fee
   109               0         387,437         381,752     06/30/04           525,197        480,388       1.37           Fee
   110         478,249         569,152         569,152     12/31/03           483,904        444,723       1.24           Fee
   111         531,646         536,047         536,047     12/31/03           528,242        507,857       1.32           Fee
   112               0               0         355,807     08/31/04           532,795        456,674       1.32           Fee
   113               0               0         430,820     07/31/04           478,366        463,966       1.29           Fee
   114         282,537         520,938         634,525     08/31/04           568,309        536,514       1.29           Fee
  114.1              0         204,356         220,320     08/31/04           203,890        189,672                      Fee
  114.2        282,537         316,582         414,205     08/31/04           364,419        346,842                      Fee
   115               0               0               0       NAP              701,604        690,184       1.43        Leasehold
   116               0          -9,041         890,640     09/30/04           588,132        573,882       1.22           Fee
   117         470,422         486,617         487,560     04/30/04           485,706        469,473       1.36           Fee
   118         400,791         407,493         392,843     06/30/04           449,202        414,102       1.27           Fee
   119         136,932         364,013         480,078     06/30/04           444,501        404,541       1.24           Fee
   120         620,532         672,034         745,276     02/29/04           473,780        434,995       1.40           Fee
   121         361,871         455,546         436,924     06/30/04           812,742        664,872       1.78           Fee
   122         514,996         524,534         512,955     08/31/04           514,602        460,807       1.52           Fee
   123         494,772         564,032         619,249     07/31/04           507,995        472,242       1.38           Fee
   124         395,274         426,985         445,058     06/30/04           458,126        423,685       1.33           Fee
   125               0               0               0       NAP              417,281        395,854       1.31           Fee
   126         284,538         132,139         132,139     12/31/03           407,687        377,188       1.31           Fee
   127               0               0         358,735     09/30/04           393,744        380,544       1.33           Fee
   128               0               0               0       NAP              690,568        647,745       2.10           Fee
   129               0         463,936         586,741     08/01/04           510,444        487,504       1.42           Fee
  129.1              0         303,553         312,848     08/01/04           274,360        263,060                      Fee
  129.2              0         160,383         273,893     08/31/04           236,084        224,444                      Fee
   130               0               0               0       NAP              626,571        559,715       1.23           Fee
   131         480,064         555,552         500,325     08/31/04           467,764        427,514       1.61           Fee
   132         463,700         498,766         514,233     03/31/04           500,661        464,661       1.63           Fee
   133         534,890         554,845         492,542     06/30/04           440,444        384,331       1.33           Fee
   134               0               0               0       NAP              539,086        516,031       1.22           Fee
   135               0               0         293,770     08/31/04           397,150        380,350       1.47           Fee
   136               0               0               0       NAP              367,767        345,140       1.31           Fee
   137               0               0         177,388     08/31/04           370,563        367,413       1.51           Fee
   138         557,260         635,543         626,276     06/30/04           570,824        495,934       1.86           Fee
   139         560,176         472,115         424,454     05/31/04           407,731        370,231       1.41           Fee
   140         296,646         356,991         385,740     08/31/04           399,000        346,745       1.37           Fee
   141               0               0               0       NAP              370,907        324,279       1.25           Fee
   142               0               0          50,128     09/30/04           310,138        305,638       1.21           Fee
   143         287,814         399,597         378,939     05/31/04           387,242        354,082       1.41           Fee
   144               0               0               0       NAP              380,443        355,036       1.39           Fee
   145         357,045         361,778         375,837     05/31/04           364,556        349,396       1.41           Fee
   146               0               0               0       NAP              331,256        307,225       1.25           Fee
   147         399,583         361,966         395,824     07/31/04           355,420        329,109       1.33           Fee
   148         392,261         405,654         395,149     06/30/04           374,625        365,052       1.54           Fee
   149         366,578         324,192         338,869     06/30/04           341,408        314,408       1.30           Fee
   150         147,557         437,343         411,146     07/31/04           378,169        361,232       1.40           Fee
  150.1         65,498         222,551         203,812     07/31/04           174,842        166,952                      Fee
  150.2         82,059         214,792         207,334     07/31/04           203,327        194,280                      Fee
   151         593,780         603,003         569,153     05/31/04           439,599        369,699       1.23        Leasehold
   152               0               0               0       NAP              431,671        411,049       1.76           Fee
   153         354,420         372,938         388,899     07/31/04           355,496        345,900       1.38           Fee
   154               0         374,581         442,933     09/30/04           377,116        331,621       1.54           Fee
   155         258,739         282,238         271,100     04/30/04           347,223        315,111       1.33           Fee
   156         391,251         365,573         333,141     08/31/04           354,009        330,509       1.58           Fee
   157         282,278         278,361         281,854     05/31/04           282,154        267,221       1.30           Fee
   158         352,743         301,253         275,319     08/31/04           276,631        255,631       1.22           Fee
   159               0               0               0       NAP              314,051        311,828       1.21           Fee
   160         188,481         366,266         408,472     06/30/04           300,706        269,506       1.23           Fee
   161               0               0               0       NAP              334,728        312,001       1.42           Fee
   162         293,129         319,752         360,958     12/31/04           377,261        317,455       1.53           Fee
   163         360,413         369,070         373,986     05/31/04           330,672        305,349       1.53           Fee
   164               0               0               0       NAP              301,094        277,378       1.45           Fee
   165               0               0               0       NAP              347,276        323,790       1.49           Fee
   166               0               0               0       NAP              299,214        279,389       1.58           Fee
   167               0               0               0       NAP              263,102        260,879       1.20           Fee
   168         215,279          71,890         273,191     07/31/04           265,435        239,459       1.23           Fee
   169               0               0               0       NAP              255,431        253,208       1.35           Fee
   170         284,607         256,965         281,160     08/31/04           280,756        275,606       1.54           Fee
   171               0               0         348,588     07/31/04           278,466        263,917       1.24           Fee
   172         204,335         236,344         251,962     06/30/04           242,796        218,616       1.36           Fee
   173         219,322         265,591         257,741     06/30/04           256,274        242,524       1.48           Fee
   174         253,386         194,061         223,774     06/30/04           229,491        210,215       1.31           Fee
   175               0         104,243         153,290     04/30/04           245,839        228,537       1.27           Fee
   176               0               0               0       NAP              251,384        223,265       1.31           Fee
   177         194,145         260,066               0    00/00/0000          262,281        250,281       1.46           Fee
   178               0               0               0       NAP              273,967        272,551       1.50           Fee
   179         289,045         283,048         270,944     05/31/04           257,829        247,379       1.59           Fee
   180               0               0         278,948     07/31/04           234,361        207,092       1.32           Fee
   181               0               0               0       NAP              315,531        313,392       2.16           Fee
   182               0               0               0       NAP              239,203        213,813       1.35           Fee
   183               0               0               0     06/30/04           224,499        211,602       1.40           Fee
   184         272,571         243,540         231,160     08/31/04           216,312        198,312       1.41           Fee
   185               0               0               0       NAP              208,932        196,729       1.26           Fee
   186               0               0               0       NAP              265,359        233,412       1.74           Fee
   187         288,996         297,591         280,192     07/31/04           242,250        191,583       1.35           Fee
   188         259,445         293,137         272,948     05/31/04           271,989        238,375       1.25           Fee
   189               0         102,431         156,961     04/30/04           193,354        180,932       1.30           Fee
   190         233,147         231,453         233,834     05/31/04           223,608        217,842       1.37           Fee
   191         232,385         262,997         272,164     05/31/04           233,554        228,329       1.87           Fee
   192         108,266         155,659         191,842     07/31/04           190,757        184,620       1.37           Fee
   193         137,587         199,350         187,639     05/31/04           251,034        220,216       1.85           Fee
   194         336,506         333,972         336,291     05/31/04           293,492        264,818       2.35           Fee
   195               0         342,389         346,014     06/30/04           289,420        266,515       2.53           Fee
   196         184,618         186,090         209,185     05/31/04           166,025        160,975       1.24           Fee
   197         245,967         275,991         275,991     12/31/03           254,591        251,404       1.32           Fee
   198         152,653         195,751         207,547    00/00/0000          165,516        149,952       2.19           Fee
   199         183,870         183,173         183,173     12/31/03           175,826        171,689       1.32           Fee
   200         170,705         170,556         170,556     12/31/03           163,837        161,057       1.32           Fee
   201         161,311         161,847         161,847     12/31/03           153,860        150,480       1.32           Fee
   202         175,466         198,629         207,427     06/30/04           172,396        145,987       1.55           Fee
   203         149,652         148,939         148,939     12/31/03           142,417        134,857       1.32           Fee
   204         145,679         145,485         157,547     06/30/04           138,267        124,484       1.46           Fee

                                                            UPFRONT ESCROW(16)
                  ------------------------------------------------------------------------------------------------------------------
                  UPFRONT CAPEX    UPFRONT ENGIN.   UPFRONT ENVIR.   UPFRONT TI/LC    UPFRONT RE TAX   UPFRONT INS.    UPFRONT OTHER
LOAN #    PML %      RESERVE ($)      RESERVE ($)      RESERVE ($)     RESERVE ($)       RESERVE ($)    RESERVE ($)      RESERVE ($)
------    -----      -----------      -----------      -----------     -----------       -----------    -----------      -----------

  1                                    4,330,919            5,625                         2,670,801                      23,180,404
 1.1
 1.2
 1.3
 1.4
  2                                       20,738                                            476,931         45,104
  3                                                                     1,500,000                                         3,000,000
  4                                                                                          74,668         61,936
  5                      14,358           78,750                          350,254           400,593        290,070            2,643
 5.1
 5.2
 5.3
 5.4
 5.5
 5.6
 5.7
 5.8
 5.9
 5.10
 5.11
 5.12
 5.13
 5.14
 5.15
 5.16
 5.17
 5.18
 5.19
  6                                      151,000                                            205,660                          25,000
  7                                                                       500,000           640,813         20,962          388,778
  8                                       86,000                                            186,651
 8.1
 8.2
  9                                                                         9,167           113,173         42,449          153,333
  10                     64,175                                                             278,099        106,077          557,267
  11                                                                                         77,419
  12                                                                                         29,106         42,783
  13                                                                                         23,333         14,057
  14       13.0           6,000                                                             122,243                         185,711
 14.1      13.0
 14.2      13.0
 14.3      13.0
  15
  16                    250,000           67,609                          120,000           279,922          3,603
  17                      9,305                                            54,167           136,125         61,677
  18                                                                                         74,828         23,698
  19                     10,229          250,313                                            147,813        373,716        1,200,000
  20                      2,609                                                              97,217         10,704
  21                                     100,000                                            103,076         15,521
  22                                       5,863
  23                                                                       11,995            35,154          8,812          200,000
  24                                     430,000                                            168,324          3,978
  25                                                                    1,000,000
  26                                                                                         17,786                           9,983
  27       1.0            5,500                                                             176,088         12,754
  28                                                        4,000                           182,246         87,901
  29                      9,116                                                             290,000         90,757          607,656
  30                      3,151                                            18,362            56,589         32,243        1,900,000
  31                    207,000                                         1,000,000           146,569          3,782          177,000
 31.1      25.0
 31.2      25.0
  32                      7,542           53,125                                            180,010         63,579        1,023,434
  33                      3,194                                           500,000           218,300         43,000
  34                                      15,313           33,600                                                         1,597,283
 34.1
 34.2
 34.3
  35                      3,006                                                                                              81,414
  36       12.0           1,795           57,813                          250,000                            7,292
  37                    450,000                                                              67,738        359,575
  38
  39                      8,350           62,500                                             85,199         25,648        3,072,979
  40                      3,309           14,531                            9,722            30,008        110,061          166,500
  41                     25,000                                           100,000                                           300,000
  42
  43       2.0            6,000                                                              96,126         23,837           60,083
  44                     19,250                                                             181,154
  45       4.0            1,913                                             6,250           146,667         19,292           67,309
  46
  47                      6,833        1,500,000                                            365,753         30,814           67,684
  48                                                                                         23,620          8,979
  49                        903                                            56,250            93,140         14,968           28,158
  50                                                                                        181,552         14,948
  51                                     565,035                                            216,160         42,923          586,480
  52                      2,767            3,250                            7,500           159,050         45,584           56,146
  53                                      78,981                                            183,774         43,860
  54       15.0                                                                              66,011          4,441          177,000
  55                      1,827            9,890                          210,417           141,000         10,163           55,679
 55.1
 55.2
  56                                                                                         21,250         18,360
  57                      1,812                                           150,000           209,917         10,557
  58                      4,167                                             6,667            57,258         13,259        2,089,456
  59                                       6,875                                             38,209          3,685
  60                                     650,000                          600,000           159,286         18,153          178,000
  61       2.0            1,089                                             6,171           132,621         38,582           50,000
  62                                                                                                                        500,000
  63
  64                                                                                         54,706
  65                                     318,063                                            174,634
  66                      3,133           65,625            1,000           5,850           138,505         91,445           11,494
  67
  68                                       5,250                                             10,777         42,840           57,700
  69                      1,230           13,125                            3,333            78,960         25,839        1,518,700
  70                                                                                         89,450         20,000
  71                                                                      182,000                            6,550
  72                      1,077                                             4,133            45,785          3,704
  73                      1,203                                            80,000           143,597          9,355           20,000
  74                                                                      450,000                                         2,700,000
  75     Various          1,883            5,500            8,000           8,333            67,216         48,003          200,000
 75.1      16.0
 75.2      17.0
 75.3      19.0
 75.4      12.0
  76                                                                                         34,825         20,241
  77                        750                                             2,500            24,709         25,906
  78                      1,912           61,875                                             31,530         17,891
  79       13.0                                                                              14,598          5,000
  80                                                                                         21,727                          28,800
  81                                                                                          3,605          6,637          500,000
  82
  83                        388                                             2,001            93,212          7,840
  84                        893                                             5,956            52,818          5,808          590,000
  85
  86                                     207,696                           50,000            13,723
  87                        428                                             1,250           130,000          7,725
  88                        517                            60,000           3,333           200,791         20,554
  89                                   1,261,000                        1,125,000            71,918          3,507
  90
  91                        284            1,000                            2,500            40,199          1,918
  92                        414            2,500                                             73,772          5,157
  93                                      85,150                                             34,104          3,648          700,000
  94       17.0                            9,375                          300,000            61,346          7,151
  95       17.0          12,500                                           109,400            12,936
  96                                      15,625                                            122,618         15,032
  97                                                                      211,050             3,397          5,700
  98                                       8,100                                             56,297          5,108          200,000
  99                     34,628
 100                      5,625           46,125                                             22,628         55,304          150,000
 101                                                                        3,064            13,341          1,425
 102                      1,224                                             3,264            27,677          8,836
 103
 104                      3,750           17,500                                             75,574         16,175           15,700
 105                                                                                         97,006          1,402
 106                                      10,063                                             61,491          1,619
 107                      1,700                                                             109,335         57,013
 108       6.0              540            9,750            3,600         100,000            48,329          8,813          170,000
 109                                      23,750                          125,000            20,958         10,966           45,000
 110                        647                                             3,000            32,500         20,000
 111                        764                                                                                              26,822
 112                                                                                        119,900         18,959
 113                      1,200                                                              13,341          4,502          150,000
 114                                                                                         15,849          5,437
114.1
114.2
 115                                      50,625
 116                                                                                        118,842          3,157
 117                        754                                                                                              23,684
 118       8.0            2,925            7,625                                             49,400          9,525
 119                      3,330           39,546                                              5,690          7,803            3,151
 120       17.0                            3,750                           25,000            21,556          2,491
 121
 122                        812                                             6,250            52,930          7,976           20,175
 123                        444                                             2,917            23,976          5,198
 124                        531                                             2,500            30,106          3,569            9,318
 125                        432                                             1,667            40,320          2,624          150,000
 126                        544          100,000                            1,667            38,168          7,500           19,292
 127                                                                                         69,588          5,940
 128                                      37,500
 129                                                                                         19,131          5,314
129.1
129.2
 130                      1,122           28,125                                                                             80,000
 131
 132                                                                                        125,568
 133                      1,276                                             1,250            59,682          5,917          150,000
 134       24.0                           10,625                                                            10,992        1,420,000
 135                                                                                         40,186         10,709
 136                        224                                            51,250            27,513         11,078
 137       10.0                                                                               2,057          1,657
 138       10.0                           78,750
 139                                                                                         28,752         12,639
 140                     45,101                                                               9,549          3,000
 141                                                                                         38,254          4,051
 142       8.0                                                                               21,423          5,538
 143                                       1,250                                            161,629          1,263
 144                                                                                         40,854          5,843          179,298
 145                        608                                                              41,042          8,080
 146                                                                       42,000            52,158          1,203          374,350
 147                        771           20,663                            1,667            13,818          4,824           32,500
 148
 149                      2,250           33,125                                             44,741         17,031           10,200
 150
150.1
150.2
 151                                                                                         27,386         27,486
 152       3.0                                                                                7,459          3,901
 153
 154                                                                                         11,750          4,407
 155                                                                        2,250            84,427          7,485
 156                     23,500                                                              10,791
 157                                      13,750                                             18,477
 158                      1,750            4,375                                             39,510          2,944          300,000
 159
 160                                       2,844                                             10,818         11,223            5,000
 161       3.0              291                                            27,846             8,194          1,403          100,000
 162                                      12,963                           90,000            22,417          4,482
 163                                      10,500                                             10,914          3,580
 164                        738           61,400                            1,869                            2,875
 165
 166                                                                                                                        285,375
 167
 168                                                                       25,000            13,527          3,845
 169
 170                        429                                                               4,075          2,324
 171                                      33,750                                                            28,426
 172                      2,015                                                              10,827          8,195          372,515
 173       2.0            1,146                                                              20,790          1,356
 174       2.0            1,607                                                              23,620         11,248          100,000
 175                                       1,250                                              9,129          2,513
 176                                                                                         10,837          8,758
 177                                                                                         19,936         15,940
 178
 179                     35,000                                                              10,556          1,537
 180                                       9,063                                             16,061         19,525
 181
 182                                                                                         21,666          1,889
 183                                                                       40,000             1,605          2,108           23,400
 184                     18,000                                                              14,208
 185       8.0              371                                           150,000            27,794          3,600
 186                                                                                         16,938         10,891
 187                                      11,563                           30,365            53,233          5,244
 188       14.0                                                                              13,957          6,058
 189                                       1,250                                             40,733          2,511
 190                                       1,406            3,500                             9,148          5,013
 191       10.0           1,441
 192                                                                                         34,134          3,971
 193                                                       85,800                            59,426         23,953
 194       18.0
 195                                                                                         40,667          1,627
 196                                                                                          4,420         14,746
 197
 198
 199
 200
 201
 202                        587                                                                                              17,000
 203
 204                        208            1,250                                                                             26,000

                                                  MONTHLY ESCROW(17,20,21,22)
                ------------------------------------------------------------------------------------------------------
                MONTHLY CAPEX    MONTHLY ENVIR.    MONTHLY TI/LC      MONTHLY RE TAX   MONTHLY INS.     MONTHLY OTHER      SINGLE
  LOAN #           RESERVE ($)       RESERVE ($)      RESERVE ($)         RESERVE ($)    RESERVE ($)       RESERVE ($)     TENANT
  ------           -----------       -----------      -----------         -----------    -----------       -----------     ------

    1                 252,843                                                340,698                                         No
   1.1                                                                                                                       No
   1.2                                                                                                                       No
   1.3                                                                                                                       No
   1.4                                                                                                                       No
    2                  10,657                             84,257             249,222         11,276                          No
    3                   7,817                                                                                               Yes
    4                   2,385                                                 74,668          5,161                          No
    5                  14,358                             50,254              40,059         29,007            31,720     Various
   5.1                                                                                                                      Yes
   5.2                                                                                                                       No
   5.3                                                                                                                       No
   5.4                                                                                                                       No
   5.5                                                                                                                       No
   5.6                                                                                                                       No
   5.7                                                                                                                      Yes
   5.8                                                                                                                       No
   5.9                                                                                                                      Yes
   5.10                                                                                                                      No
   5.11                                                                                                                      No
   5.12                                                                                                                      No
   5.13                                                                                                                     Yes
   5.14                                                                                                                      No
   5.15                                                                                                                      No
   5.16                                                                                                                      No
   5.17                                                                                                                     Yes
   5.18                                                                                                                      No
   5.19                                                                                                                      No
    6                                                                         29,380                                         No
    7                   4,036                              8,333              50,655          2,727                          No
    8                  15,000                                                 33,095                                         No
   8.1                                                                                                                       No
   8.2                                                                                                                       No
    9                                                      9,167              22,448         14,150                         Yes
    10                 64,175                                                 46,350         21,103            81,250        No
    11                                                                                                                       No
    12                  9,600                                                 14,553          6,112                          No
    13                  2,500                                                 11,668          7,029                          No
    14                  3,297                              8,577              22,075          2,734            20,000        No
   14.1                                                                                                                      No
   14.2                                                                                                                      No
   14.3                                                                                                                      No
    15                                                                                                                       No
    16                  5,598                              9,925              46,654          3,603                          No
    17                  9,305                              4,167              13,613          6,853                          No
    18                  8,200                                                  6,803          3,385                          No
    19                 10,229                                                 16,424         26,849                          No
    20                  2,609                                                 19,444          2,141                         Yes
    21                  1,850                             11,667              14,725          2,587                          No
    22                                                                                                                       No
    23                  1,439                             11,995              17,577          4,406                          No
    24                  3,500             1,000           14,000              33,365          3,978                          No
    25                                                                                                                      Yes
    26                  1,220                              5,329               4,446          8,183                          No
    27                  5,500                                                 13,545          2,126                          No
    28                  6,400                                                 20,250          5,494                          No
    29                  9,116                                                 48,333          7,563                          No
    30                  3,151                             18,362               9,432          5,374                          No
    31                  2,464                             13,250              24,428          1,891                          No
   31.1                                                                                                                      No
   31.2                                                                                                                      No
    32                  7,542                                                 25,716          3,553                          No
    33                  3,194                                                 36,383          7,167                          No
    34                                                                                                                      Yes
   34.1                                                                                                                     Yes
   34.2                                                                                                                     Yes
   34.3                                                                                                                     Yes
    35                  3,006                                                                                                No
    36                  1,795                             50,000                              2,431                         Yes
    37                                                                        15,642         27,660                          No
    38                                                                                                                       No
    39                  8,350                                                 14,200          5,130                          No
    40                  3,309                              9,722              15,004          7,520                          No
    41                  1,984                             30,000              26,448          8,595                          No
    42                                                                                                                       No
    43                  6,000                                                 12,016          3,973                          No
    44                                                                                                                       No
    45                  1,913                              6,250              18,333          3,998                          No
    46                                                                                                                       No
    47                  6,833                                                 30,479          4,318                          No
    48                  2,200                                                  2,147          4,489                          No
    49                    903                              6,250              10,349          4,160                          No
    50                  2,660                              7,277              27,283          4,983                          No
    51                 11,818                                                 27,020          7,154                          No
    52                  2,767                              7,500              27,996          5,582                          No
    53                                                                        23,375          3,529                          No
    54                  1,106                                                  9,430          2,220                          No
    55                  1,827                             10,417              17,625          5,081                          No
   55.1                                                                                                                      No
   55.2                                                                                                                      No
    56                  5,000                                                 10,625          2,623                          No
    57                  1,812                                                 19,083          3,519                          No
    58                  4,167                              6,667               9,543          3,607            13,040        No
    59                    974                              7,100               8,206                                         No
    60                                                                        13,274          1,684                          No
    61                  1,089                              6,171              10,202          2,968                          No
    62                                                                                                                      Yes
    63                                                                                                                      Yes
    64                  5,804                                                 18,235                                         No
    65                  7,234                                                 19,404                                         No
    66                  3,133                              5,850              13,850          8,088               884        No
    67                                                                                                                       No
    68                  2,286                              6,015              10,777          3,570                          No
    69                  1,230                              3,333              13,160          4,307                          No
    70                  2,500                                                 14,908          3,333                          No
    71                  1,512                                                                 6,550                          No
    72                  1,077                              4,133               9,157            926                          No
    73                  1,203                              5,215              11,966          3,118                          No
    74                                                                                                                       No
    75                  1,883                              8,333               7,441          3,117                          No
   75.1                                                                                                                      No
   75.2                                                                                                                      No
   75.3                                                                                                                      No
   75.4                                                                                                                      No
    76                    625                                                  8,706          1,840                          No
    77                    750                              2,500               6,467          2,506                          No
    78                  1,912                                                  5,255          1,988                          No
    79                                                                         7,299          2,313                          No
    80                                                                         1,975                                         No
    81                    913                                                    515                                         No
    82                                                                                                                      Yes
    83                    388                              2,001              15,535          1,307                          No
    84                    893                              5,956               4,402          1,205                          No
    85                                                                                                                       No
    86                    684                              4,167               6,862                                        Yes
    87                    428                              1,250              10,000          1,288                          No
    88                    517                              3,333              31,534          1,880                          No
    89                  1,503                                                 18,879          3,507                          No
    90                                                                                                                       No
    91                    284                              2,500               6,700            320                          No
    92                    414                                                 17,666          1,305                          No
    93                    635                              2,115               6,821          1,824                          No
    94                  1,108                              2,946               8,764            894                          No
    95                                                                                                                       No
    96                    350                              2,624              11,147          1,367                          No
    97                                                                           849          1,900                         Yes
    98                    781                              4,167               9,142            464                          No
    99                                                                                                                       No
   100                  5,625                                                  7,543          5,028                          No
   101                    716                              3,064               4,447            475                          No
   102                  1,223                              3,264              13,838            884                          No
   103                                                                                                                       No
   104                  3,750                                                 15,115          2,696                          No
   105                    270                              1,670               8,084            467                          No
   106                                                     2,917               6,149            540                          No
   107                  1,700                                                  9,940          4,751                          No
   108                    540                              2,710               6,904          2,938                          No
   109                    862                              2,917               3,493            914                          No
   110                    647                              3,000               5,417          3,333                          No
   111                    764                                                                                                No
   112                    997                              5,347               9,992          1,580                          No
   113                  1,200                                                  4,447          1,501                          No
   114                    389                              1,500               3,170            777                          No
  114.1                                                                                                                     Yes
  114.2                                                                                                                      No
   115                                                                                                                      Yes
   116                                                                         8,375                                         No
   117                    754                                                                                                No
   118                  2,925                                                  4,117          1,587                          No
   119                  3,330                                                  5,690          3,902                          No
   120                    573                                417               5,389            830                          No
   121                                                                                                                       No
   122                    812                              6,250               4,411          1,520                          No
   123                    444                              2,917               2,664            866                          No
   124                    531                              2,500               7,526          1,190                          No
   125                    432                              1,667               5,760            875                          No
   126                    544                              1,667               6,361          1,250                          No
   127                  1,110                                                  6,959          1,980                          No
   128                                                                                                                      Yes
   129                    344                              1,250               3,826            759                          No
  129.1                                                                                                                      No
  129.2                                                                                                                      No
   130                  1,122                                                                                               Yes
   131                                                                                                                       No
   132                                                                        12,557                                         No
   133                  1,276                              1,250               9,947          1,972                          No
   134                                                                                        1,832                         Yes
   135                  1,400                                                  3,653          1,785                          No
   136                    224                              1,250               4,585          1,846                          No
   137                    263                                                  2,057            829                          No
   138                                                                                                                       No
   139                  3,125                                                  4,423          1,580                          No
   140                    751                              3,604               3,013          1,000                          No
   141                  1,219                                                  7,651          1,350                         Yes
   142                    375                                                  3,571            462                          No
   143                    373                              2,400               8,081            631                          No
   144                    246                              1,871               3,714            584                          No
   145                    608                                                  4,104            898                          No
   146                    160                              1,843               4,742            602                          No
   147                    771                              1,667               4,606          1,025                          No
   148                                                                                                                       No
   149                  2,250                                                  8,948          2,839                          No
   150                                                                                                                       No
  150.1                                                                                                                      No
  150.2                                                                                                                      No
   151                  5,715                                                  5,477          2,499                          No
   152                                                                         2,486            557                          No
   153                                                                                                                       No
   154                  1,307                                                 11,750          4,407                          No
   155                    504                              2,163               7,036          1,497                          No
   156                                                                         5,396                                         No
   157                    148                              1,100               4,619                                         No
   158                  1,750                                                  6,585            736                          No
   159                                                                                                                      Yes
   160                  2,546                                                    983          3,741                          No
   161                    291                              1,846               1,366            468                          No
   162                  1,243                              3,742               5,604            345                          No
   163                    586                                782               3,638          1,193                          No
   164                    738                              1,869                                958                         Yes
   165                                                     4,167                                                            Yes
   166                                                                                                                       No
   167                                                                                                                      Yes
   168                                                       629               6,557            481                          No
   169                                                                                                                      Yes
   170                    429                                                    582            525                          No
   171                  1,213                                                                 2,369                          No
   172                  2,015                                                  3,609          1,024                          No
   173                  1,146                                                  1,733            678                          No
   174                  1,607                                                  1,968          1,125                          No
   175                     90                              1,575               1,522            228                          No
   176                    345                              2,000               2,167          2,190                          No
   177                                                                         3,879          2,657                          No
   178                                                                                                                      Yes
   179                    435                                                  1,056            512                          No
   180                  2,272                                                  2,008          2,441                          No
   181                                                                                                                      Yes
   182                    163                              1,389               2,166            189                          No
   183                     87                                                  1,605                                         No
   184                  1,500                                                  4,736                                         No
   185                    371                              1,112               3,088            400                          No
   186                    395                                                  4,235                                         No
   187                    920                              3,302               4,839          1,311                          No
   188                                                                         2,326          1,010                          No
   189                    159                                869               3,703            228                          No
   190                    480                                                  2,473            386                          No
   191                                                                                                                       No
   192                    257                                                  2,845            441                          No
   193                    385                              2,193               5,943          1,843                          No
   194                                                                                                                       No
   195                    163                              1,693               4,067            542                          No
   196                    198                                                  1,473          1,341                          No
   197                                                                                                                       No
   198                                                                                                                       No
   199                                                                                                                      Yes
   200                                                                                                                      Yes
   201                                                                                                                      Yes
   202                    587                                                                                                No
   203                                                                                                                      Yes
   204                    208                                                                                               Yes

                                         LARGEST TENANT
           ----------------------------------------------------------------------------------------------
                                                                                               LEASE
  LOAN #   LARGEST TENANT                                                 UNIT SIZE         EXPIRATION
  ------   --------------                                                 ---------         ----------

    1
   1.1
   1.2
   1.3
   1.4
    2      The Shubert Organization                                          31,610          10/31/09
    3      ABB Inc.                                                         469,027          12/01/09
    4      Hobby Lobby                                                       65,000          04/30/19
    5      Social Security Administration ("GSA/SSA")                       272,108           Various
   5.1     K&G Men's Company, Inc.                                           35,477          05/31/06
   5.2     Space, Ltd.                                                       25,869          06/30/05
   5.3     Blockbuster Video                                                  6,075          01/31/09
   5.4     Rynn's Luggage                                                    14,633          07/31/06
   5.5     Baltimore County Public Schools                                   14,721          07/31/08
   5.6     TAG Engineering, Inc.                                             32,270          08/31/09
   5.7     Social Security Administration ("GSA/SSA")                        28,087          12/17/05
   5.8     A&P (Superfresh)                                                  41,566          10/31/11
   5.9     Mattress Warehouse                                                22,192          04/30/14
   5.10
   5.11    Kenwood Kitchens                                                   3,300          12/31/06
   5.12    Atlantic Air                                                       9,000          04/30/05
   5.13    Social Security Administration ("GSA/SSA")                        75,076          11/15/12
   5.14    Cabinet Max Corporation                                           24,318          12/31/08
   5.15    Baltimore Holistic                                                22,500          03/31/05
   5.16    Radio One                                                         17,501          05/31/14
   5.17    Social Security Administration ("GSA/SSA")                       119,905          01/13/07
   5.18
   5.19    Social Security Administration ("GSA/SSA")                        49,040          11/05/06
    6
    7      Rutherford Mulhall                                                20,462          09/30/05
    8
   8.1
   8.2
    9      Kmart                                                            862,450          09/01/16
    10
    11     EDO Corporation                                                   53,352          06/01/14
    12
    13
    14     Various                                                          Various           Various
   14.1    Harris Group, Inc                                                 15,124          12/17/10
   14.2    Dept of Social Health Service (DSHS)                              44,839          06/30/13
   14.3    Church at the Center                                               8,758          07/31/08
    15     Ameristar Casinos                                                 46,054          12/31/07
    16     Burlington Coat Factory                                           50,000          01/31/10
    17     Dupont Dow Elastomers LLC                                        819,358          02/29/08
    18
    19
    20     GSA                                                              149,105          06/30/21
    21     US Army                                                           77,029          02/18/07
    22     CACI, Inc.                                                        74,091          11/30/09
    23     Healthcare Specialists of North Unity HC (UMP)                    12,034          12/29/19
    24     Marshalls                                                         27,305          01/31/10
    25     Universal Technical Institute of Arizona, Inc.                   279,015          07/01/24
    26     Keoki's Paradise Restaurant                                        7,000          02/15/06
    27
    28
    29
    30     Supreme Chocolatier                                               87,500          04/30/16
    31
   31.1    Mitsubishi Motors Sales                                           49,079          08/31/06
   31.2    Focus Technologies, Inc.                                          34,553          07/10/10
    32
    33     Internal Revenue Service                                          32,155          05/07/05
    34     Foss Manufacturing                                               371,800          08/31/24
   34.1    Foss Manufacturing                                               371,800          08/31/24
   34.2    Foss Manufacturing                                               143,762          08/31/24
   34.3    Foss Manufacturing                                                12,448          08/31/24
    35     Hannaford Brothers                                                63,728          10/31/09
    36     Pacific Gas & Electric                                           102,580          05/31/09
    37
    38
    39
    40     Safe & Secure                                                    260,000          12/31/10
    41     Burlington Coat Factory                                           70,000          01/30/09
    42     AT&T Wireless                                                     21,616          07/31/07
    43
    44     Top Tomato                                                        10,770          08/15/14
    45     Save Mart Supermarkets                                            44,870          10/31/16
    46     Burlington Coat Factory                                           91,925          08/31/11
    47
    48
    49     Stonewood Tavern & Grill                                           7,091          09/14/10
    50     Viet Hoa Mkt                                                     101,789          07/14/24
    51
    52     Price Chopper                                                     40,700          11/30/09
    53
    54     Team Henderson, Inc.                                              14,703          09/30/05
    55     Mercede Cinemas                                                    8,836          04/06/05
   55.1    Mercede Cinemas                                                    8,836          04/06/05
   55.2    Successful Realtors, Corp.                                         3,500          04/30/08
    56
    57     Hobby Lobby                                                       70,225          04/30/19
    58     Wiggin & Nourie, P.A.                                             50,000          07/31/19
    59     Farmer Jack                                                       53,465          01/31/12
    60     Texas Roadhouse Holdings, LLC                                     37,185          03/31/14
    61     Robert's Craft                                                    23,500          07/30/14
    62     Xpedite Systems, Inc.                                             90,008          05/31/16
    63     Best Buy                                                          45,680          08/22/19
    64
    65
    66     Consumer Satisfaction                                             42,008          05/31/07
    67     Kids "R" Us                                                       18,278          01/31/18
    68     Price Rite                                                        33,072          11/30/19
    69     Sun Display                                                       34,436          04/30/08
    70
    71     AutoStyle, Inc.                                                   13,231          06/30/05
    72     Host Marriot Corporation                                           5,254          07/06/09
    73     Golds Gym                                                         35,922          02/01/12
    74     Safenet                                                           45,452          11/30/13
    75     Antique Mall                                                      27,711          01/31/07
   75.1    Antique Mall                                                      27,711          01/31/07
   75.2    Napoli Italian Restaurant                                          4,630          02/28/09
   75.3    Jung                                                               4,200          01/31/09
   75.4    Crescent College                                                   4,400             MTM
    76     Vista Cantina                                                      4,246          12/22/22
    77     Staples                                                           20,388          12/31/18
    78     Elder Beerman                                                     73,549          01/31/16
    79     Home Pacific Century Bank                                          6,278          10/31/09
    80     Wal-Mart                                                          39,910          01/31/24
    81
    82     Federal Express                                                   75,965          11/06/19
    83     Walgreens                                                         13,905          08/31/37
    84     Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P.     46,760          08/31/08
    85     Basset Furniture Direct                                           15,659          07/31/07
    86     Nextel South Corp.                                                82,092          07/18/16
    87     Walgreens                                                         14,490          08/31/23
    88     Pizzeria Uno                                                       4,678          10/31/06
    89     Hewlett-Packard Company                                          103,854          07/31/13
    90     Marshall's                                                        28,831          01/01/09
    91     The Men's Wearhouse                                                5,000          08/31/06
    92     Loehmann's                                                        16,600          06/01/15
    93     Astoria Restaurant Corp.                                          13,350          12/31/19
    94     Michaels                                                          18,140          02/28/06
    95     Landmark Escrow                                                    4,340          08/31/05
    96     Keystone Medical                                                   8,500          02/28/12
    97     HIP of New York                                                   20,500          04/27/19
    98     Concrete Pictures, Inc.                                            7,850          06/30/09
    99     Stone Mountain                                                    14,000          08/27/12
   100
   101     TJ Maxx                                                           26,277          05/31/08
   102     Chicago Furniture Group                                           79,129          05/16/16
   103
   104
   105     Mattress Firm                                                      4,000          08/31/09
   106     Dollar Tree                                                       10,050          09/26/08
   107     Metal Spray Painting, Inc.                                        10,000          03/31/07
   108     Pizza Palace                                                       4,535          09/30/07
   109     CVS Pharmacy                                                      12,590          01/31/12
   110     Smart and Final Food Corp                                         17,672          08/31/06
   111     Price Chopper Supermarket                                         38,930          05/17/24
   112     Nenzian & Associates                                               9,245          09/30/09
   113
   114
  114.1    Petco                                                              6,000          02/28/13
  114.2    University of Pennsylvania Dental School                           6,000          06/30/08
   115     Dick's Sporting Goods                                             75,000          01/30/25
   116
   117     Price Chopper Supermarket                                         45,850          07/30/14
   118
   119
   120     Rite Aid                                                          18,718          05/31/12
   121     Paper Enterprises Inc.                                           177,705          06/30/14
   122     Renaissance Center for Plastic Surgery and Wellness                5,000          01/31/11
   123     Carr Riggs & Ingram, LLP                                          11,261          01/31/11
   124     Dollar Express                                                     9,000          04/30/11
   125     Meridian Title                                                     4,670          12/31/08
   126     New Medical Management                                             3,400          06/30/05
   127
   128     Intermec Technologies, Inc.                                      100,300          12/17/17
   129
  129.1    Home Grown, Inc.                                                   2,841          11/30/11
  129.2    AAA Mid-Atlantic, Inc.                                             3,870          05/31/07
   130     GN NetTest                                                        67,320          04/30/10
   131
   132
   133     Big Lots                                                          27,104          02/01/07
   134     Santa Monica Wilshire Imaging, LLC                                13,667          04/12/12
   135
   136     Coquina Blue Restaurant                                            4,289          04/11/14
   137
   138     Carter's Pet                                                       9,889      7/31/06, 10/31/06
   139
   140     State of Washington                                               12,501          07/31/06
   141     Hobby Lobby                                                       63,602          05/31/14
   142
   143     OB2, L.L.C.                                                        5,600          01/01/10
   144     McAllister's Deli                                                  3,678          09/30/09
   145     Food Lion                                                         33,000          06/26/21
   146     Payless Shoestore, Inc.                                            2,738          06/30/09
   147     Robert D. Russo and Associates                                     2,613          06/30/09
   148
   149
   150
  150.1
  150.2
   151
   152     Baja Fresh                                                         3,034          12/21/13
   153
   154     Kash N' Karry                                                     46,052          10/18/15
   155     Family Dollar                                                     10,000          07/01/10
   156
   157     Fedex Kinko's                                                      6,580          05/31/09
   158
   159     Walgreens                                                         14,820          10/31/29
   160
   161     Deseret Book Company                                               5,000          11/15/13
   162     Webster Insurance Company                                         23,758          10/31/08
   163     Food Lion                                                         35,032          07/20/20
   164     Certech, Inc.                                                     59,000          07/31/09
   165     T&WA Montgomery LLC                                               44,400          05/31/19
   166     Stone Canyon Cafe                                                  3,500          03/21/19
   167     Walgreens                                                         14,820          07/31/29
   168     UBS Financial Services                                             7,619          01/07/14
   169     Walgreens                                                         14,820          07/31/79
   170
   171
   172
   173
   174
   175     Sunnyside Farms Market, Inc.                                       3,600          06/30/07
   176     Sierra West Express                                                9,240          06/30/07
   177
   178     Walgreens                                                         14,259          08/31/79
   179
   180
   181     Walgreens                                                         14,259          08/25/29
   182     Dollar Tree                                                        8,000          01/31/09
   183     Countrywide Home Loans                                             2,470          09/30/06
   184
   185     Bed, Bath & Beyond                                                23,046          01/31/15
   186     Dollar Tree                                                       12,028          03/31/09
   187     Chayn's                                                            8,133          12/31/07
   188     Hospice of the Valleys                                             6,513          02/28/05
   189     CY Ross LLC                                                        8,500          05/31/13
   190
   191
   192
   193     Beeco Plumbing                                                     6,000          07/31/07
   194     Superior Moulding                                                 16,500 8/31/16, 8/30/16, 11/21/16
   195     Famous Footwear                                                   10,000          01/31/08
   196
   197     Walgreens                                                         12,750          11/31/11
   198     Morgan Stanley                                                     2,936          04/30/06
   199     Walgreens                                                         13,142          12/31/13
   200     Walgreens                                                         12,600          08/31/12
   201     Walgreens                                                         13,000          05/31/13
   202     R.E. Michel                                                       15,164          09/30/05
   203     Walgreens                                                         12,600          07/31/12
   204     St. Elizabeth's Hospital                                          12,500          12/01/22

                                              2ND LARGEST TENANT
           ----------------------------------------------------------------------------------------------------
                                                                                                       LEASE
  LOAN #   2ND LARGEST TENANT                                                          UNIT SIZE     EXPIRATION
  ------   ------------------                                                          ---------     ----------

    1
   1.1
   1.2
   1.3
   1.4
    2      Mokrynski & Associates                                                         28,692      03/31/08
    3
    4      CNMK Texas Properties, Ltd.                                                    38,597      12/31/23
    5      The Great Atlantic & Pacific Tea Company, Inc. A&P (Superfresh)                41,566      10/31/11
   5.1
   5.2     Dynamex Operations East                                                        14,006      02/29/08
   5.3     Diamond Dental                                                                  4,500      04/30/10
   5.4     Zeffert Catering                                                               13,871      09/30/11
   5.5     The Johns Hopkins University                                                   14,312      03/31/09
   5.6     Greater Harvest Worship & Deliverance Ministry                                  4,908      10/31/09
   5.7
   5.8     UPS                                                                             6,892      04/30/05
   5.9
   5.10
   5.11    CKO Aerobics Studio                                                             3,075      03/31/11
   5.12    Steamco                                                                         5,400      06/30/06
   5.13
   5.14    Carpet Depot                                                                   10,244      10/31/04
   5.15    Comcast                                                                         1,500      01/31/07
   5.16
   5.17
   5.18
   5.19    Friendly Finance                                                               11,344      10/31/08
    6
    7      Ryan Beck Management Company, Inc.                                             20,462      01/31/14
    8
   8.1
   8.2
    9
    10
    11     Integrated Systems Analysts, Inc.                                              17,784      05/01/05
    12
    13
    14     Various                                                            Various                 Various
   14.1    Chiron Corporation                                                             14,946      03/31/08
   14.2    Marine Exchange                                                                 4,031      08/31/06
   14.3    National CASA Association                                                       7,284      05/31/06
    15     Jone, Jones, Close & Brown, Chartered                                          40,231      01/31/06
    16     Jo-Ann Stores                                                                  44,992      01/31/11
    17     Dexco Polymers LP                                                             180,150      04/14/07
    18
    19
    20
    21     TGI Fridays, Inc                                                                9,598      10/31/09
    22     Online Resources Corporation                                                   73,905      09/30/14
    23     Lafayette Orthopedic Clinic (USB)                                              10,956      08/29/11
    24     Stitching Post                                                                 23,364      07/09/10
    25
    26     Roys Poipu Bar & Grill                                                          4,954      09/30/14
    27
    28
    29
    30     Integrated Payment Systems                                                     34,261      05/31/12
    31
   31.1    Olympus America, Inc.                                                          15,851      01/15/08
   31.2    PST Services, Inc.                                                             17,785      12/31/05
    32
    33     URS Group                                                                      29,325      01/31/11
    34
   34.1
   34.2
   34.3
    35     Toys R' Us                                                                     45,453      08/31/16
    36
    37
    38
    39
    40     Gold and Silver Corp.                                                          83,464      04/30/09
    41     The Fresh Market                                                               24,500      09/30/13
    42     Business Suites                                                                20,269      07/31/09
    43
    44     CVS                                                                            10,125      12/14/23
    45     Rite Aid/Dollar Tree                                                           27,454      01/31/17
    46     Toys R' Us                                                                     45,300      01/31/18
    47
    48
    49     Calistoga Bakery                                                                6,000      05/31/09
    50     Kingsway Buffet                                                                 9,838      02/27/09
    51
    52     Big Lots                                                                       32,080      01/31/13
    53
    54     Headwaters Capital, LLC                                                         5,401      06/30/06
    55     Batchelder Enterprises                                                          4,121      11/30/04
   55.1    Batchelder Enterprises                                                          4,121      11/30/04
   55.2    Dr. Dahdah                                                                      1,455      12/31/06
    56
    57     Linens n' Things                                                               33,060      01/31/15
    58     CCA Global Partners, Inc.                                                      29,000      12/31/08
    59     CVS                                                                            11,655      11/30/11
    60     EMC Corporation                                                                11,969      12/31/05
    61     AA Callisters                                                                  10,000      12/31/07
    62
    63
    64
    65
    66     City of Philadelphia                                                           39,116      06/30/07
    67     Outback Steakhouse                                                              6,400      10/31/08
    68     Big Lots                                                                       30,030      01/31/15
    69     Mel Howard                                                                     26,400      06/30/13
    70
    71     Oasis Gymnastics & Sport                                                        9,712      08/31/07
    72     Severn Mortgage                                                                 4,330      05/31/07
    73     Carrabba's Grill                                                                8,915      10/31/11
    74     Logistics Management                                                           10,194      08/31/09
    75     Napoli Italian Restaurant                                                       4,630      02/28/09
   75.1    Diamonds For You                                                                2,600      10/31/12
   75.2    Rafanan                                                                         2,855      08/31/06
   75.3    Esquivel                                                                        2,000      06/30/08
   75.4    Garcia's Outlet                                                                 3,594      07/31/06
    76     Joe Wilcox Indian Den                                                           3,091      12/31/05
    77     Children of America                                                            13,000      12/31/14
    78     Jo-Ann Stores                                                                  10,032      01/31/07
    79     Irvine J's Market                                                               4,500      04/30/13
    80     Godfather's Pizza                                                               3,000      02/28/09
    81
    82
    83     Applebee's                                                                      6,040      06/16/19
    84     Innovative Emergency Management, Inc.                                           9,880      09/04/06
    85     La-Z-Boy                                                                       14,944      07/31/10
    86
    87     Sherwin Williams                                                                5,949      09/30/12
    88     Blockbuster Video                                                               3,840      01/31/07
    89     Procter & Gamble                                                               22,467      01/31/05
    90     Save-A-Lot                                                                     17,400      11/01/11
    91     Mattress Warehouse                                                              4,240      10/31/13
    92     Citibank                                                                        5,500      11/01/13
    93     Pain D'Avignor III, Ltd.                                                       10,280      07/31/14
    94     Office Depot - sublet to Golfsmith                                             15,001      02/28/18
    95     Dermatology                                                                     2,600      12/31/12
    96     Tias Restaurant                                                                 5,451      03/31/17
    97
    98     Asher Resources, LLC                                                            4,834      09/30/09
    99     Frank's Auto Supply                                                            13,533      05/27/12
   100
   101     Dollar Tree                                                                     9,933      01/31/07
   102     Carpetland USA                                                                  9,100      08/16/06
   103
   104
   105     Willow Bend Mortgage Co.                                                        3,953      09/30/08
   106     Cato                                                                            5,200      10/06/08
   107     Absolute Magic                                                                  8,000      07/31/05
   108     Discovery Shop                                                                  4,200      08/31/05
   109     Auto Zone                                                                      12,000      10/31/14
   110     Island Crafts                                                                  11,556      10/31/08
   111     Yankee One Dollar                                                               4,240      07/20/09
   112     Colonial Bank                                                                   5,119      03/31/14
   113
   114
  114.1
  114.2    Keller Williams Real Estate                                                     4,000      06/30/09
   115
   116
   117     Dollar Tree                                                                     7,680      02/28/12
   118
   119
   120     Guaranty Bank                                                                  12,942      06/30/08
   121     Department of Sanitation                                                      108,200      07/31/13
   122     Cafe Pasta and Grille                                                           4,950      01/31/07
   123     Legendary, Inc.                                                                 8,047      02/28/11
   124     Super Video                                                                     4,800      04/30/08
   125     Romano's Pizza                                                                  3,895      06/30/09
   126     DeChistopher Brothers                                                           3,400      04/30/07
   127
   128
   129
  129.1    Mellon Bank                                                                     2,654      10/31/11
  129.2    Mothers Work, Inc.                                                              2,477      04/30/06
   130
   131
   132
   133     Dollar General                                                                 11,250      08/15/09
   134
   135
   136     Amscot Corporation                                                              4,012      04/11/14
   137
   138     Mitri's Rugs                                                                    3,711      01/01/06
   139
   140     Pemco Mutual                                                                    9,426      04/30/13
   141
   142
   143     Lon Sen Chinese Restaurant                                                      4,800      09/01/09
   144     Commonwealth Land Title                                                         3,105      05/31/09
   145     Dollar General                                                                  7,200      02/28/11
   146     Sprint Spectrum L.P.                                                            2,500      06/30/09
   147     Daniel and Judith Doctor, MD                                                    2,151      06/30/14
   148
   149
   150
  150.1
  150.2
   151
   152     Paradise Florist and Gifts                                                      1,400      04/30/09
   153
   154     Dollar Tree                                                                    17,303      10/30/09
   155     Dr. Ramsey                                                                      3,380      02/01/10
   156
   157     Quadralenium Corp                                                               5,225      10/31/13
   158
   159
   160
   161     Bravo Entertainment Corporation/Blockbuster Video                               4,531      12/22/08
   162     Burzenski & Company                                                             9,500      10/31/10
   163     The CATO Corporation                                                            4,050      01/31/05
   164
   165
   166     Image Tile & Carpet                                                             2,805      10/31/09
   167
   168     Ridge Property Services, Inc.                                                   5,119      12/31/05
   169
   170
   171
   172
   173
   174
   175     Payless                                                                         3,000      02/28/09
   176     Mitsubishi                                                                      4,646      07/31/07
   177
   178
   179
   180
   181
   182     Blockbuster Video                                                               6,000      12/31/10
   183     PV Robinson D.D.S., Ltd                                                         1,950      10/31/12
   184
   185
   186     Fashion Bug                                                                     6,600      01/31/15
   187     AIG Specialty Auto                                                              6,073      05/31/08
   188     Loma Linda                                                                      3,165      05/31/05
   189     Rent-A-Center                                                                   4,222      02/28/07
   190
   191
   192
   193     Country Club Cleaners                                                           4,903      07/31/07
   194     Soundabout/Farias                                                               4,100      04/30/09
   195     Payless ShoeSource, Inc.                                                        3,000      11/30/07
   196
   197     H&R Block                                                                       1,176        MTM
   198     Khaki & Black                                                                   2,480        MTM
   199
   200
   201
   202     Rexel, Inc.                                                                     8,000      07/31/06
   203
   204

                                                  3RD LARGEST TENANT
           ---------------------------------------------------------------------------------
                                                                              LEASE
  LOAN #   3RD LARGEST TENANT                                UNIT SIZE      EXPIRATION
  ------   ------------------                                ---------      ----------

    1
   1.1
   1.2
   1.3
   1.4
    2      Sun Microsystems, Inc.                               21,997       01/15/07
    3
    4      Ross Dress for Less                                  30,187       12/31/23
    5      K&G Men's Company, Inc.                              35,477       05/31/06
   5.1
   5.2     Anderson Mid-Atlantic                                11,092       11/30/05
   5.3     Alice Manor Adult Daycare                             4,300       03/31/05
   5.4
   5.5
   5.6     Chesapeake Controls                                   2,125       08/31/05
   5.7
   5.8
   5.9
   5.10
   5.11    Bragg Enterprises                                     2,525       05/31/06
   5.12    Jay Bee Press                                         5,250       09/30/05
   5.13
   5.14    Battery Warehouse                                     6,450       07/31/07
   5.15
   5.16
   5.17
   5.18
   5.19
    6
    7      EMC Corporation                                      15,905       08/31/05
    8
   8.1
   8.2
    9
    10
    11     MTS Technologies, Inc. (Sublet from ISA)             17,784       05/01/05
    12
    13
    14     Various                                      Various              Various
   14.1    Johnson Christie Andrews                              8,827       07/13/10
   14.2    Q2 Brand Intelligence                                 3,781       03/19/05
   14.3    Interact Networks, Inc.                               4,762       02/28/07
    15     Deloitte & Touche                                    17,073       05/31/06
    16     OfficeMax                                            31,295       01/31/09
    17     The Dow Chemical Company                            117,097       04/14/09
    18
    19
    20
    21     Team Washington, Inc. (Domino's Pizza)                2,150       03/31/07
    22
    23     Unity Surgical Center (Surgery) (USB)                10,388       08/29/16
    24     Sears Hardware                                       21,794       11/09/05
    25
    26     Whaler's General Store                                4,132       11/30/13
    27
    28
    29
    30     Visiting Nurse Service of New York                   10,504       02/28/13
    31
   31.1    All American Transistor of California, Inc.           7,908       05/31/06
   31.2    Camino Real Foods, Inc.                               5,996       09/30/05
    32
    33     GSA-Labor Department                                 12,332       01/31/12
    34
   34.1
   34.2
   34.3
    35     Eckerd                                               13,088       11/30/08
    36
    37
    38
    39
    40     Fast Trucking Corp.                                  38,948       07/31/08
    41     Chuck E. Cheese                                      11,742       07/31/07
    42     Wachovia Securities                                  12,211       09/30/04
    43
    44     Totenville Auto Spa                                   5,100       01/01/24
    45     Chinese Buffet                                        6,658       05/31/09
    46     Harlem Furniture                                     27,700       08/31/14
    47
    48
    49     Eye Associates of Southwest Florida                   4,188       01/14/07
    50     Kim Chau Restaurant                                   3,317       02/27/09
    51
    52     Movieplex Cinemas                                    20,230       07/31/11
    53
    54     United Breweries of America                           4,709       12/31/07
    55     Successful Realtors, Corp.                            3,500       04/30/08
   55.1    Clarion Insurance                                     2,897       02/28/06
   55.2    Mailboxes, Etc.                                       1,364       06/30/15
    56
    57     Eyemart Express                                       8,425       01/21/05
    58     Cellular Specialties, Inc.                           18,249       04/30/07
    59     Fashion Bug                                          10,932       01/31/05
    60     Veredus Asset Management, LLC                        10,320       06/30/05
    61     Remax Results                                         6,737       05/31/08
    62
    63
    64
    65
    66     Quest Communications                                 26,500       11/30/06
    67     Famous Footwear                                       5,200       09/30/09
    68     AJ Wright                                            25,341       02/20/14
    69     Garvin Brown                                         16,700       10/31/10
    70
    71     Buydirect, Inc.                                       9,503       11/30/11
    72     Loudoun Physical                                      3,520       01/31/10
    73     Florida Pizza Partner                                 3,500       06/30/06
    74     Safenet                                               8,237       11/30/13
    75     Crescent College                                      4,400         MTM
   75.1    Quick Signs                                           1,995       03/31/06
   75.2    Wienerschinitzel                                      2,565       06/30/10
   75.3    Campos                                                1,400       09/30/05
   75.4    Kim                                                   2,820       02/28/08
    76     Coyo T's                                              2,564       01/31/07
    77     Davanne, Ltd                                          9,322       02/28/11
    78     Sam Goody                                             8,071       01/31/10
    79     First Commercial Bank                                 3,778       03/31/11
    80     New York Bagel Company                                2,400       02/28/09
    81
    82
    83     Hollywood Video                                       5,520       05/25/09
    84     Hawthorn, Waymouth and Carroll                        7,397       12/31/08
    85     Blinds To Go                                          4,071       03/26/09
    86
    87     Auto Zone                                             5,400       01/31/18
    88     Sylvan Learning Center                                3,500       06/30/09
    89
    90     Carpetland USA                                       17,160       10/01/10
    91     Suburban Hospital                                     4,237       05/31/08
    92     Washington Mutual                                     5,500       08/01/07
    93     Manhattan Beach Inc.                                 10,280       07/31/14
    94     Office Depot                                         14,000       02/28/18
    95     Arleen Azar                                           2,250       08/31/11
    96     Shogun Japanese Steakhouse                            4,460       01/31/08
    97
    98     Medical Staffing Network                              3,035       06/13/07
    99     Pet Supply Plus                                      10,906       11/28/10
   100
   101     Movie Express                                         4,434       10/31/09
   102     Design Dinette                                        6,007       08/30/11
   103
   104
   105     Nails Now                                             2,986       08/31/07
   106     Amy's Hallmark                                        4,200       09/21/08
   107     Pepperidge Farm, Inc.                                 6,000       06/30/05
   108     Stockdale Optical                                     2,210       03/31/06
   109     Brook Lane Health Services                            8,595       05/31/05
   110     Beall's Outlet                                       10,152       04/30/05
   111     Rent Way Inc.                                         3,000       08/06/05
   112     Amedisys Inc.                                         5,000       04/30/09
   113
   114
  114.1
  114.2    Vitamin Shoppe Industries, Inc.                       2,550       01/31/09
   115
   116
   117     SeaComm Federal Credit Union                          6,800       05/14/11
   118
   119
   120     Big 5                                                 5,840       05/31/12
   121
   122     Kneaded Energy                                        4,800       09/30/09
   123     Trustmark National Bank                               3,789       05/15/09
   124     Ming He & Li Fang Zhang                               4,664       10/31/11
   125     Shape Express Trio Body Works                         3,148       06/30/07
   126     SRI Udupri Dosa House, LLC                            3,400       10/31/07
   127
   128
   129
  129.1    Tinder Box                                            2,250       09/30/05
  129.2    Elizabeth Maar Boutique                               1,221       10/31/08
   130
   131
   132
   133     Cinevieu Entertainment, LLC                          10,625       02/27/05
   134
   135
   136     Washington Mutual                                     3,524       04/11/14
   137
   138     Rent-A-Center                                         3,300       01/31/05
   139
   140     John L. Scott                                         9,005       03/31/12
   141
   142
   143     Just Par, Inc.                                        4,200       09/01/07
   144     Christina's Mexican Restaurant                        3,047       08/31/14
   145     Movie Gallery                                         3,600       06/26/06
   146     Warren Buck                                           1,500       08/31/09
   147     Stuart Bender, M.D., P.C.                             1,887       02/28/09
   148
   149
   150
  150.1
  150.2
   151
   152     Country Clutter                                       1,344       05/12/09
   153
   154     Eckerd                                               10,000       02/24/06
   155     Rentown                                               3,360       04/01/10
   156
   157
   158
   159
   160
   161     Bajio Restaurant                                      3,156       11/30/10
   162     Navajo Funding Group, LLC                             2,900       07/31/06
   163     Movie Gallery                                         3,612       04/30/05
   164
   165
   166     Judith's                                              1,890       08/31/09
   167
   168     GK Development, Inc.                                  2,367       05/26/16
   169
   170
   171
   172
   173
   174
   175     Mongolian Grill                                       2,400       08/31/07
   176     Polar-ply Corp.                                       4,646       03/25/07
   177
   178
   179
   180
   181
   182     Sally's Beauty                                        1,700       02/16/09
   183     Smoke Shop                                            1,300       05/31/09
   184
   185
   186     Household Finance                                     1,796       12/31/09
   187     North Chase Rehabilitation                            2,822       06/30/08
   188     ADET Total Healthcare                                 2,868       05/31/05
   189     Clear Channel
   190
   191
   192
   193     Las Regias                                            2,310       07/31/07
   194     Mid Valley Lighting                                   3,700       12/31/08
   195     Today's Vision                                        2,500       12/31/07
   196
   197
   198     Sylvan Learning Center                                2,400       05/31/06
   199
   200
   201
   202     Xpedex                                                6,900       07/31/05
   203
   204

                            FOOTNOTES TO ANNEX A-1

 (1)  With respect to cross-collateralized and cross-defaulted mortgage loans, the UW DSCR, Current LTV % and Maturity LTV % are calculated on an aggregate basis.

 (2)  With respect to Highland Hotel Portfolio (Loan # 1) Monthly Debt Service
      reflects the first principal and interest payment made into the trust.
      Please refer to Annex C for the complete amortization schedule.

 (3)  For Mortgage Loans secured by multiple Mortgaged Properties, each Mortgage
      Loan's Original Balance and Current Balance is allocated to the respective
      Mortgaged Properties based on the Mortgage Loan documentation or the
      Mortgage Loan Seller's determination of the appropriate allocation.

 (4)  Each number identifies a group of cross collateralized, cross defaulted mortgaged loans.

 (5)  Each letter identifies a group of related borrowers.

 (6)  For each Mortgage Loan, the excess of the related Interest Rate over the related Servicing Fee Rate and the Trustee Fee Rate (together, the "Admin
      Fee").

 (7)  The Monthly Debt Service for Loan #'s 2, 3, 11, 15, 21, 22, 31, 42, 65,
      71, 89 and 95 were calculated as 1/12th of the product of (i) the Current
      Balance, (ii) the Interest Rate and (iii) 365/360.

      The Monthly Debt Service for Loan # 41 was calculated as 1/12th of the product of (I) the Current Balance and (ii) the Interest Rate.

 (8)  Annual Debt Service is calculated by multiplying the Monthly Debt Service by 12.

 (9)  The UW DSCR for all partial interest-only loans were calculated based on the first principal and interest payment made into the trust during the term of the loan. The Monthly Debt Service shown for partial interest-only loans is the first principal and interest payment into the trust.

(10)  With respect to Jefferson Mills (Loan #58), the loan is a fully-amortizing 10-year loan. The loan has an UW DSCR of 1.06x.

      With respect to Piilani Garden Apartments (Loan #13) and Crimson Crossing
      Apartments (Loan #81), the loans have UW DSCR's of 1.17x and 1.18x, respectively. The DSCR's reflect principal and interest payments following the Piilani Garden Apartments loan's and the Crimson Crossing Apartments loan's initial interest only periods of 36 months and 12 months, respectively. Based on their initial interest only payments, the loan's UW
      DSCR's would be 1.41x and 1.43x, respectively.

(11)  With respect to Loan #'s 34, 52, 105, 125 and 150 the applicable Mortgage
      Loan Seller will remit to the Trustee an amount that will be sufficient to cover the interest shortfall that would otherwise occur on the first
      Distribution Date as a result of the mortgage loan not having its first due date until January 2005.

(12)  For Mortgage Loans with an I/O component, the I/O Period reflects the initial interest only period as of the respective Note Date of the
      Mortgage Loan.

(13)  For ARD Loans, the related Anticipated Repayment Date.

(14)  For ARD Loans, calculated as of the related Anticipated Repayment Date.

(15)  The "L" component of the prepayment provision represents remaining lockout payments.

      With respect to Loan #'s identified as 33, 47, 96, 105, 119, 155, 175 and
      189, the Lockout Period could in some cases be impacted by the timing of the securitization of the associated B-note.

(16)  Represents the amount deposited by the borrower at origination. All or a portion of this amount may have been released pursuant to the terms of the related loan documents.

(17)  Represents the monthly amounts required to be deposited by the borrower.
      The amount required to be deposited in such account may be capped pursuant to the loan documents.

(18)  With respect to certain of the mortgage loans, the respective appraised values are reflective of stabilized values as defined in their respective appraisals.

(19)  With respect to Summit Centre (Loan #21), the loan is structured with a
      $750,000 holdback relating to the lease renewal of the property's largest tenant (GSA). The loan's Current LTV was calculated assuming the GSA does not renew its lease and the holdback funds are used to pay down the principal balance of the loan.

(20)  With respect to Fountain Square (Loan #7), the Monthly Capex Reserve of
      $8,333 begins in Year 2 through Year 3 of the Loan and $20,178 thereafter.

(21)  With respect to Birch Run Station (Loan #16), Monthly Capex Reserve and
      Monthly TI/LC Reserve begin on the 45th payment date and 13th payment date, respectively.

(22)  With respect to GK Barrington Office Building (Loan #168), the Monthly
      TI/LC Reserve begins on the 13th payment date.

(23)  In the case of certain loans with due dates of the first day of the month, a 5 day grace period means a date no later than the sixth calendar day of such month.

(24)  In the case of certain mortgage loans, if the last day of the related grace period is not a business day the last day of the grace period will be either the immediately preceding or succeeding business day, as the case may be.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                       ANNEX A-2

                              CUT-OFF DATE BALANCES

                                                                                                WEIGHTED AVERAGES
                                                                           --------------------------------------------------------
                                             AGGREGATE          % OF                    STATED             CUT-OFF
                             NUMBER OF        CUT-OFF         INITIAL                 REMAINING              DATE     LTV RATIO
                              MORTGAGE          DATE            POOL       MORTGAGE      TERM       UW       LTV          AT
CUT-OFF DATE BALANCES          LOANS          BALANCE         BALANCE        RATE     (MOS.)(1)    DSCR     RATIO    MATURITY(1)
-----------------------------------------------------------------------------------------------------------------------------------

$560,000 - $2,999,999             47     $    95,929,946         4.8%      5.6863%       128       1.46x     65.2%       45.7%
$3,000,000 - $3,999,999           27          96,307,811         4.9       5.7022%       122       1.42x     70.2%       54.6%
$4,000,000 - $4,999,999           15          66,713,760         3.4       5.5691%       130       1.41x     69.7%       48.5%
$5,000,000 - $6,999,999           30         172,481,953         8.7       5.7370%       121       1.38x     72.6%       58.1%
$7,000,000 - $9,999,999           20         166,153,849         8.4       5.6594%       118       1.55x     70.6%       57.6%
$10,000,000 - $14,999,999         25         302,556,695        15.2       5.4816%       115       1.42x     74.5%       60.4%
$15,000,000 - $24,999,999         26         480,669,720        24.2       5.5942%       121       1.45x     73.3%       58.7%
$25,000,000 - $49,999,999         11         359,146,289        18.1       5.5006%       103       1.45x     73.3%       63.7%
$50,000,000 - $106,217,270         3         244,217,270        12.3       5.9775%        69       1.83x     62.9%       60.2%
                             ------------------------------------------------------------------------------------------------------
TOTAL:                           204     $ 1,984,177,292       100.0%      5.6340%       111       1.49x     71.3%       58.7%
                             ======================================================================================================

                                 MORTGAGE RATES

                                                                                                WEIGHTED AVERAGES
                                                                           --------------------------------------------------------
                                             AGGREGATE          % OF                    STATED             CUT-OFF
                             NUMBER OF        CUT-OFF         INITIAL                 REMAINING              DATE     LTV RATIO
                              MORTGAGE          DATE            POOL       MORTGAGE      TERM       UW       LTV          AT
MORTGAGE RATES                 LOANS          BALANCE         BALANCE        RATE     (MOS.)(1)    DSCR     RATIO    MATURITY(1)
-----------------------------------------------------------------------------------------------------------------------------------

4.6000% - 4.9999%                 14     $   179,985,464         9.1%      4.9389%        81       1.76x     72.2%       68.2%
5.0000% - 5.4999%                 52         442,361,822        22.3       5.3167%       111       1.44x     71.4%       58.6%
5.5000% - 5.9999%                113       1,104,075,813        55.6       5.7212%       112       1.43x     73.5%       61.5%
6.0000% - 6.4999%                 20         219,541,551        11.1       6.2051%       113       1.71x     59.7%       44.4%
6.5000% - 6.9999%                  4          33,212,642         1.7       6.6791%       196       1.36x     67.7%       19.2%
7.0000% - 7.4600%                  1           5,000,000         0.3       7.4600%       240       1.43x     57.1%        2.1%
                             ------------------------------------------------------------------------------------------------------
TOTAL:                           204     $ 1,984,177,292       100.0%      5.6340%       111       1.49x     71.3%       58.7%
                             ======================================================================================================

                       ORIGINAL TERM TO MATURITY IN MONTHS

                                                                                                WEIGHTED AVERAGES
                                                                           --------------------------------------------------------
                                             AGGREGATE          % OF                    STATED             CUT-OFF
                             NUMBER OF        CUT-OFF         INITIAL                 REMAINING              DATE     LTV RATIO
ORIGINAL TERM TO              MORTGAGE          DATE            POOL       MORTGAGE      TERM       UW       LTV          AT
MATURITY IN MONTHS(1)          LOANS          BALANCE         BALANCE        RATE     (MOS.)(1)    DSCR     RATIO    MATURITY(1)
-----------------------------------------------------------------------------------------------------------------------------------

60 - 84                           34         633,024,059        31.9%      5.6230%        70       1.73x     67.9%       64.8%
85 - 120                         146       1,160,569,695        58.5       5.5900%       119       1.39x     73.2%       60.9%
121 - 240                         24         190,583,538         9.6       5.9383%       200       1.31x     70.7%       25.5%
                             ------------------------------------------------------------------------------------------------------
TOTAL:                           204     $ 1,984,177,292       100.0%      5.6340%       111       1.49x     71.3%       58.7%
                             ======================================================================================================

(1)  For the ARD loans, the Anticipated Repayment Date.

                                     A-2-1

                      REMAINING TERM TO MATURITY IN MONTHS

                                                                                                WEIGHTED AVERAGES
                                                                           --------------------------------------------------------
                                             AGGREGATE          % OF                    STATED             CUT-OFF
                             NUMBER OF        CUT-OFF         INITIAL                 REMAINING              DATE     LTV RATIO
REMAINING TERM TO             MORTGAGE          DATE            POOL       MORTGAGE      TERM       UW       LTV          AT
MATURITY IN MONTHS(2)          LOANS          BALANCE         BALANCE        RATE     (MOS.)(2)    DSCR     RATIO    MATURITY(2)
-----------------------------------------------------------------------------------------------------------------------------------

54 - 84                           34     $   633,024,059        31.9%      5.6230%        70       1.73x     67.9%       64.8%
85 - 120                         146       1,160,569,695        58.5       5.5900%       119       1.39x     73.2%       60.9%
121 - 240                         24         190,583,538         9.6       5.9383%       200       1.31x     70.7%       25.5%
                             ------------------------------------------------------------------------------------------------------
TOTAL:                           204     $ 1,984,177,292       100.0%      5.6340%       111       1.49x     71.3%       58.7%
                             ======================================================================================================

                     ORIGINAL AMORTIZATION TERM IN MONTHS(1)

                                                                                                WEIGHTED AVERAGES
                                                                           --------------------------------------------------------
                                             AGGREGATE          % OF                    STATED             CUT-OFF
                             NUMBER OF        CUT-OFF         INITIAL                 REMAINING              DATE     LTV RATIO
ORIGINAL AMORTIZATION         MORTGAGE          DATE            POOL       MORTGAGE      TERM       UW       LTV          AT
TERM IN MONTHS                 LOANS          BALANCE         BALANCE        RATE     (MOS.)(2)    DSCR     RATIO    MATURITY(2)
-----------------------------------------------------------------------------------------------------------------------------------

86 - 180                          12     $    31,479,263         1.9%      5.3810%       138       1.19x     47.8%        0.4%
181 - 240                         17         111,815,005         6.7       6.0007%       202       1.41x     65.7%       12.6%
241 - 300                         27         330,044,276        19.7       5.9199%       109       1.64x     63.4%       48.9%
301 - 330                          1          39,460,143         2.4       5.6900%        54       2.14x     72.0%       66.3%
331 - 360                        134       1,162,323,606        69.4       5.5836%       116       1.38x     74.2%       63.5%
                             ------------------------------------------------------------------------------------------------------
TOTAL:                           191     $ 1,675,122,292       100.0%      5.6764%       119       1.45x     70.9%       56.1%
                             ======================================================================================================

                    REMAINING AMORTIZATION TERM IN MONTHS(1)

                                                                                                WEIGHTED AVERAGES
                                                                           --------------------------------------------------------
                                             AGGREGATE          % OF                    STATED             CUT-OFF
                             NUMBER OF        CUT-OFF         INITIAL                 REMAINING              DATE     LTV RATIO
REMAINING AMORTIZATION        MORTGAGE          DATE            POOL       MORTGAGE      TERM       UW       LTV          AT
TERM IN MONTHS                 LOANS          BALANCE         BALANCE        RATE     (MOS.)(2)    DSCR     RATIO    MATURITY(2)
-----------------------------------------------------------------------------------------------------------------------------------

85 - 240                          29     $   143,294,268         8.6%      5.8646%       188       1.36x     61.8%        9.9%
241 - 300                         27         330,044,276        19.7       5.9199%       109       1.64x     63.4%       48.9%
301 - 330                          1          39,460,143         2.4       5.6900%        54       2.14x     72.0%       66.3%
331 - 360                        134       1,162,323,606        69.4       5.5836%       116       1.38x     74.2%       63.5%
                             ------------------------------------------------------------------------------------------------------
TOTAL:                           191     $ 1,675,122,292       100.0%      5.6764%       119       1.45x     70.9%       56.1%
                             ======================================================================================================

(1)  Does not include the mortgage loans that are interest-only for their entire term.

(2)  For the ARD loans, the Anticipated Repayment Date.

                                     A-2-2

                               AMORTIZATION TYPES

                                                                                                WEIGHTED AVERAGES
                                                                           --------------------------------------------------------
                                             AGGREGATE          % OF                    STATED             CUT-OFF
                             NUMBER OF        CUT-OFF         INITIAL                 REMAINING              DATE     LTV RATIO
                              MORTGAGE          DATE            POOL       MORTGAGE      TERM       UW       LTV          AT
AMORTIZATION TYPES             LOANS          BALANCE         BALANCE        RATE     (MOS.)(1)    DSCR     RATIO    MATURITY(1)
-----------------------------------------------------------------------------------------------------------------------------------

BALLOON LOANS
   Balloon                       130     $ 1,079,494,032        54.4%      5.6926%       115       1.51x     70.3%       57.0%
   Partial Interest Only          32         467,538,000        23.6       5.5742%       108       1.34x     75.0%       66.4%
   Interest Only                  13         309,055,000        15.6       5.4043%        66       1.73x     73.0%       73.0%
                             ------------------------------------------------------------------------------------------------------
SUBTOTAL                         175     $ 1,856,087,032        93.5%      5.6148%       105       1.50x     71.9%       62.1%

ARD LOANS
   ARD                             5     $    17,604,148         0.9%      5.7036%       112       1.66x     57.9%       47.5%
   Partial Interest Only           1           5,200,000         0.3       5.9900%       117       1.32x     80.0%       69.4%
                             ------------------------------------------------------------------------------------------------------
SUBTOTAL                           6     $    22,804,148         1.1%      5.7689%       113       1.58x     63.0%       52.5%

FULLY AMORTIZING LOANS            23     $   105,286,113         5.3%      5.9437%       209       1.29x     61.3%        1.3%
                             ------------------------------------------------------------------------------------------------------
TOTAL:                           204     $ 1,984,177,292       100.0%      5.6340%       111       1.49x     71.3%       58.7%
                             ======================================================================================================

             UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS(2)

                                                                                                WEIGHTED AVERAGES
                                                                           --------------------------------------------------------
UNDERWRITTEN                                 AGGREGATE          % OF                    STATED             CUT-OFF
CASH FLOW                    NUMBER OF        CUT-OFF         INITIAL                 REMAINING              DATE     LTV RATIO
DEBT SERVICE                  MORTGAGE          DATE            POOL       MORTGAGE      TERM       UW       LTV          AT
COVERAGE RATIOS                LOANS          BALANCE         BALANCE        RATE     (MOS.)(1)    DSCR     RATIO    MATURITY(1)
-----------------------------------------------------------------------------------------------------------------------------------

1.06x                              1     $    11,107,047         0.6%      5.0900%       118       1.06x     44.6%       20.0%
1.17x - 1.19x                      2          34,400,000         1.7       5.6992%       118       1.17x     76.4%       67.9%
1.20x - 1.29x                     46         442,767,251        22.3       5.7345%       135       1.24x     74.6%       53.8%
1.30x - 1.39x                     61         478,104,536        24.1       5.5648%       117       1.34x     74.9%       63.1%
1.40x - 1.49x                     39         316,081,809        15.9       5.7129%       126       1.44x     73.6%       55.7%
1.50x - 1.69x                     30         346,615,468        17.5       5.6451%        85       1.60x     70.6%       65.8%
1.70x - 1.99x                     15         151,904,275         7.7       5.1418%        87       1.78x     69.2%       63.5%
2.00x - 2.97x                     10         203,196,880        10.2       5.8229%        79       2.17x     55.0%       50.0%
                             ------------------------------------------------------------------------------------------------------
TOTAL:                           204     $ 1,984,177,292       100.0%      5.6340%       111       1.49x     71.3%       58.7%
                             ======================================================================================================

                             CUT-OFF DATE LTV RATIOS

                                                                                                WEIGHTED AVERAGES
                                                                           --------------------------------------------------------
                                             AGGREGATE          % OF                    STATED             CUT-OFF
                             NUMBER OF        CUT-OFF         INITIAL                 REMAINING              DATE     LTV RATIO
CUT-OFF DATE                  MORTGAGE          DATE            POOL       MORTGAGE      TERM       UW       LTV          AT
LTV RATIOS                     LOANS          BALANCE         BALANCE        RATE     (MOS.)(1)    DSCR     RATIO    MATURITY(1)
-----------------------------------------------------------------------------------------------------------------------------------

26.7% - 50.0%                     18     $   151,780,833         7.6%      5.9694%        95       2.03x     45.6%       33.9%
50.1% - 60.0%                     16         103,775,665         5.2       5.7115%       113       1.59x     56.9%       41.4%
60.1% - 70.0%                     48         404,312,000        20.4       5.5763%       124       1.50x     67.3%       51.2%
70.1% - 75.0%                     40         419,478,851        21.1       5.6174%       100       1.51x     72.8%       62.2%
75.1% - 80.0%                     82         904,829,943        45.6       5.6024%       112       1.38x     78.2%       66.7%
                             ------------------------------------------------------------------------------------------------------
TOTAL:                           204     $ 1,984,177,292       100.0%      5.6340%       111       1.49x     71.3%       58.7%
                             ======================================================================================================

(1)  For ARD loans, the Anticipated Repayment Date.

(2)  With respect to Jefferson Mills which has an UW DSCR of 1.06x, the loan is a 10-year fully-amortizing loan. With respect to Piilani Garden Apartments and Crimson Crossing Apartment, the loans have UW DSCR's of 1.17x and
     1.18x, respectively. The DSCR's reflect P&I payment following each loan's initial interest only periods of 36 months and 12 months, respectively.
     Based on their initial interest only payments, the loan's UW DSCR's would be 1.41x and 1.43x respectively.

                                     A-2-3

                           MATURITY DATE LTV RATIOS(2)

                                                                                                WEIGHTED AVERAGES
                                                                           --------------------------------------------------------
                                             AGGREGATE          % OF                    STATED             CUT-OFF
                             NUMBER OF        CUT-OFF         INITIAL                 REMAINING              DATE     LTV RATIO
MATURITY DATE                 MORTGAGE          DATE            POOL       MORTGAGE      TERM       UW       LTV          AT
LTV RATIOS(1)                  LOANS          BALANCE         BALANCE        RATE     (MOS.)(1)    DSCR     RATIO    MATURITY(1)
-----------------------------------------------------------------------------------------------------------------------------------

14.4% - 29.9%                      2     $     8,848,684         0.5%      5.4062%       170       1.62x     71.3%       16.7%
30.0% - 49.9%                     25     $   263,552,110        14.0       5.8967%       116       1.79x     57.2%       42.2%
50.0% - 59.9%                     40     $   337,636,123        18.0       5.5992%       119       1.43x     68.3%       56.0%
60.0% - 69.9%                    101     $   947,852,129        50.4       5.5731%       111       1.44x     75.6%       65.8%
70.0% - 80.0%                     13     $   321,002,133        17.1       5.5394%        65       1.55x     76.3%       74.3%
                             ------------------------------------------------------------------------------------------------------
TOTAL:                           181     $ 1,878,891,180       100.0%      5.6166%       105       1.50x     71.8%       62.0%
                             ======================================================================================================

                         TYPE OF MORTGAGED PROPERTIES(3)

                                                                                       WEIGHTED AVERAGES
                                                                           ---------------------------------------
                                             AGGREGATE          % OF                  CUT-OFF
                             NUMBER OF        CUT-OFF         INITIAL                   DATE
                             MORTGAGED          DATE            POOL         UW         LTV
PROPERTY TYPE                PROPERTIES       BALANCE         BALANCE       DSCR       RATIO    OCCUPANCY (4),(5)
------------------------------------------------------------------------------------------------------------------

OFFICE
   Suburban                       46     $   517,584,407        26.1%       1.58x       72.3%       94.3%
   CBD                             7          63,970,000         3.2        1.44x       72.7%       92.5%
                             ---------------------------------------------------------------------------------
SUBTOTAL                          53     $   581,554,407        29.3%       1.57x       72.4%       94.1%

RETAIL
   Anchored                       51     $   378,205,252        19.1%       1.42x       73.9%       96.8%
   Unanchored                     27         125,037,850         6.3        1.41x       73.5%       96.0%
   Shadow Anchored                11          39,650,660         2.0        1.45x       72.4%       93.0%
                             ---------------------------------------------------------------------------------
SUBTOTAL                          89     $   542,893,762        27.4%       1.42x       73.7%       96.3%

MULTIFAMILY
   Garden                         47     $   459,234,883        23.1%       1.32x       75.1%       92.9%
   Mid/High Rise                   3          19,035,438         1.0        1.24x       75.5%       96.9%
                             ---------------------------------------------------------------------------------
SUBTOTAL                          50     $   478,270,321        24.1%       1.32x       75.1%       93.0%

INDUSTRIAL
   Warehouse/Distribution         14     $   137,889,602         6.9%       1.45x       70.2%       99.0%
   Flex                            9          23,621,955         1.2        1.75x       67.2%       90.6%
                             ---------------------------------------------------------------------------------
SUBTOTAL                          23     $   161,511,557         8.1%       1.49x       69.7%       97.8%

HOTEL                              6     $   152,167,270         7.7%       1.98x       49.6%        NAP

MIXED USE                          8     $    46,464,044         2.3%       1.74x       66.7%       92.5%

SELF STORAGE                       5     $    13,300,000         0.7%       1.32x       65.3%       85.0%

MANUFACTURED HOUSING               4     $     8,015,932         0.4%       1.46x       73.3%       96.3%
                             ---------------------------------------------------------------------------------
TOTAL:                           238     $ 1,984,177,292       100.0%       1.49x       71.3%       94.7%
                             =================================================================================

(1)  For ARD loans, the Anticipated Repayment Date.

(2)  Excludes fully amortizing mortgage loans.

(3)  Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averaged presented at the mortgage loan level in other tables in this prospectus.

(4)  Current occupancy rates have been calculated in this table based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrowers as of the dates set forth on Annex A-1 to this prospectus supplement.

(5)  Excludes mortgage loans secured by hotels.

                                     A-2-4

                       MORTGAGED PROPERTIES BY LOCATION(1)

                                                                                                WEIGHTED AVERAGES
                                                                           --------------------------------------------------------
                                             AGGREGATE          % OF                    STATED             CUT-OFF
                             NUMBER OF        CUT-OFF         INITIAL                 REMAINING              DATE     LTV RATIO
                             MORTGAGED         DATE            POOL       MORTGAGE      TERM        UW       LTV          AT
LOCATION                     PROPERTIES       BALANCE         BALANCE        RATE     (MOS.)(2)    DSCR     RATIO    MATURITY(2)
-----------------------------------------------------------------------------------------------------------------------------------

Texas                             24     $   201,561,943        10.2%      5.5132%       104       1.45x     74.3%       64.3%
New York                          21         200,832,889        10.1       5.6536%       117       1.44x     70.9%       56.8%
New Jersey                         6         157,943,310         8.0       5.8205%        78       1.69x     68.3%       63.8%
Florida                           15         151,958,681         7.7       5.5524%       112       1.42x     70.9%       60.2%
California                        21         117,665,971         5.9       5.6595%       109       1.58x     66.9%       56.9%
Pennsylvania                      12          89,770,000         4.5       5.6084%       132       1.42x     75.3%       58.5%
Maryland                          25          79,423,915         4.0       5.6696%        87       1.74x     74.8%       65.7%
Virginia                           4          77,534,293         3.9       5.1032%        72       1.71x     73.0%       71.9%
Ohio                               9          70,574,997         3.6       5.6723%       117       1.56x     74.1%       60.6%
Washington                         7          62,170,000         3.1       5.5000%       119       1.36x     71.6%       62.0%
Indiana                            6          56,989,362         2.9       5.6779%       118       1.32x     76.3%       60.4%
Louisiana                         10          51,143,051         2.6       5.6311%       117       1.42x     69.8%       55.6%
Illinois                           7          48,936,089         2.5       5.5702%       105       1.45x     70.4%       57.5%
Nevada                             5          47,028,512         2.4       5.1084%        88       2.06x     66.2%       64.5%
Hawaii                             2          45,400,000         2.3       5.9896%        94       1.27x     77.8%       70.2%
Arizona                            5          42,832,473         2.2       5.9111%       157       1.43x     67.9%       36.4%
Arkansas                           2          38,939,062         2.0       5.7246%       197       1.25x     76.4%       32.8%
North Carolina                     6          36,746,356         1.9       5.5226%       108       1.33x     75.6%       62.0%
Georgia                            2          36,546,420         1.8       6.1505%        87       1.99x     50.8%       43.9%
Colorado                           4          36,297,719         1.8       5.7802%        89       1.56x     59.6%       51.3%
Tennessee                          2          36,231,474         1.8       5.3088%        87       1.36x     76.1%       67.8%
Michigan                           6          32,219,076         1.6       5.4383%       115       1.45x     75.2%       63.9%
Oklahoma                           3          31,295,611         1.6       5.5503%        92       1.28x     71.8%       64.1%
New Hampshire                      4          27,978,351         1.4       6.0005%       189       1.31x     56.1%        1.2%
Massachusettes                     2          27,716,069         1.4       6.0037%        95       1.88x     57.3%       48.8%
Mississippi                        3          27,299,639         1.4       5.7824%       191       1.23x     76.7%       37.9%
Minnesota                          2          24,785,815         1.2       5.8739%       118       1.21x     78.2%       68.0%
Utah                               5          22,338,003         1.1       5.7648%       113       1.30x     74.1%       60.0%
Vermont                            1          20,250,000         1.0       5.8400%       180       1.28x     79.9%       57.8%
Oregon                             1          18,250,000         0.9       5.1500%       120       1.31x     68.8%       56.9%
Wisconsin                          3          18,230,373         0.9       5.9219%       128       1.27x     76.2%       60.4%
Connecticut                        4          12,992,584         0.7       5.7011%       119       1.43x     74.5%       62.7%
Kentucky                           1          10,900,000         0.5       5.9300%       119       1.27x     76.0%       67.2%
Idaho                              2           5,918,370         0.3       5.7103%       119       1.32x     72.1%       58.0%
South Carolina                     2           5,073,172         0.3       5.7917%       120       1.45x     75.4%       63.5%
Kansas                             1           3,924,343         0.2       6.2000%       116       1.33x     73.4%       62.8%
Nebraska                           1           3,646,870         0.2       5.8700%       119       1.25x     76.0%       64.2%
Alabama                            1           2,632,500         0.1       5.5000%       120       1.49x     65.0%       41.8%
New Mexico                         1           2,200,000         0.1       5.2200%       120       2.16x     46.4%       38.4%
                             ------------------------------------------------------------------------------------------------------
TOTAL:                           238     $ 1,984,177,292       100.0%      5.6340%       111       1.49x     71.3%       58.7%
                             ======================================================================================================

(1)  Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

(2)  For the ARD loans, the Anticipated Repayment Date.

                                     A-2-5

                       CURRENT OCCUPANCY RATES(1),(3),(5)

                                                                                                WEIGHTED AVERAGES
                                                                           --------------------------------------------------------
                                             AGGREGATE          % OF                    STATED             CUT-OFF
                             NUMBER OF        CUT-OFF         INITIAL                 REMAINING              DATE     LTV RATIO
CURRENT                       MORTGAGE          DATE            POOL       MORTGAGE      TERM       UW       LTV          AT
OCCUPANCY RATES                LOANS          BALANCE         BALANCE        RATE     (MOS.)(4)    DSCR     RATIO    MATURITY(4)
-----------------------------------------------------------------------------------------------------------------------------------

0.0% - 70.0%                       6     $     8,308,966         0.5%      5.6900%        54       2.14x     72.0%       66.3%
70.1% - 80.0%                      8          69,307,745         3.8       5.5074%       146       1.25x     66.2%       38.9%
80.1% - 90.0%                     24         181,425,519         9.9       5.6543%       112       1.35x     75.9%       66.1%
90.1% - 95.0%                     44         464,274,446        25.3       5.5155%        91       1.50x     74.9%       67.9%
95.1% - 100.0%                   150       1,108,693,347        60.5       5.6232%       121       1.46x     72.3%       57.2%
                             ------------------------------------------------------------------------------------------------------
TOTAL:                           232     $ 1,832,010,022       100.0%      5.5949%       113       1.45x     73.1%       60.1%
                             ======================================================================================================

                          YEARS BUILT/RENOVATED(2),(3)

                                                                                                WEIGHTED AVERAGES
                                                                           --------------------------------------------------------
                                             AGGREGATE          % OF                    STATED             CUT-OFF
                             NUMBER OF        CUT-OFF         INITIAL                 REMAINING              DATE     LTV RATIO
YEARS                         MORTGAGE          DATE            POOL       MORTGAGE      TERM       UW       LTV          AT
BUILT/RENOVATED                LOANS          BALANCE         BALANCE        RATE     (MOS.)(4)    DSCR     RATIO    MATURITY(4)
-----------------------------------------------------------------------------------------------------------------------------------

1928 - 1959                        1     $     6,250,000         0.3%      5.2000%       120       1.63x     65.1%       53.9%
1960 - 1969                        6          26,646,808         1.3       5.6993%       142       1.37x     74.7%       49.8%
1970 - 1979                       10          53,823,198         2.7       5.4713%       122       1.49x     71.2%       58.4%
1980 - 1989                       36         315,589,417        15.9       5.7342%       108       1.60x     68.4%       58.0%
1990 - 1999                       71         610,531,288        30.8       5.5821%        93        155x     72.2%       64.6%
2000 - 2004                      114         971,336,581        49.0%      5.6441%       122       1.42x     71.6%       55.6%
                             ------------------------------------------------------------------------------------------------------
TOTAL:                           238     $ 1,984,177,292       100.0%      5.6340%       111       1.49x     71.3%       58.7%
                             ======================================================================================================

                              PREPAYMENT PROTECTION

                                                                                                WEIGHTED AVERAGES
                                                                           --------------------------------------------------------
                                             AGGREGATE          % OF                    STATED             CUT-OFF
                             NUMBER OF        CUT-OFF         INITIAL                 REMAINING              DATE     LTV RATIO
                              MORTGAGE          DATE            POOL       MORTGAGE      TERM       UW       LTV          AT
PREPAYMENT PROTECTION          LOANS          BALANCE         BALANCE        RATE     (MOS.)(4)    DSCR     RATIO    MATURITY(4)
-----------------------------------------------------------------------------------------------------------------------------------

Defeasance                       198     $ 1,949,378,952        98.2%      5.6385%       111       1.49x     71.3%       58.8%
Yield Maintenance                  6          34,798,340         1.8       5.3804%       110       1.54x     67.6%       56.9%
                             ------------------------------------------------------------------------------------------------------
TOTAL:                           204     $ 1,984,177,292       100.0%      5.6340%       111       1.49x     71.3%       58.7%
                             ======================================================================================================

(1)  Current occupancy rates have been calculated in this table based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrowers as of the dates set forth on Annex A-1 to this prospectus supplement.

(2)  Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties, the year of the most recent renovation date with respect to each Mortgaged Property.

(3)  Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly fromweighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

(4)  For the ARD loans, the Anticipated Repayment Date.

(5)  Excludes mortgage loans secured by hotels.

                                     A-2-6

              CUT-OFF DATE BALANCES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                                WEIGHTED AVERAGES
                                                                           --------------------------------------------------------
                                             AGGREGATE          % OF                    STATED             CUT-OFF
                             NUMBER OF        CUT-OFF         INITIAL                 REMAINING              DATE     LTV RATIO
                              MORTGAGE          DATE            POOL       MORTGAGE      TERM       UW       LTV          AT
CUT-OFF DATE BALANCES          LOANS          BALANCE         BALANCE        RATE     (MOS.)(1)    DSCR     RATIO    MATURITY(1)
-----------------------------------------------------------------------------------------------------------------------------------

$560,000 - $3,999,999             56     $   138,506,927         9.1%      5.7596%       126       1.45x     66.9%       49.1%
$4,000,000 - $6,999,999           39         209,219,741        13.8       5.6967%       126       1.40x     70.8%       53.8%
$7,000,000 - $9,999,999           18         149,673,599         9.9       5.5878%       118       1.58x     70.0%       56.7%
$10,000,000 - $14,999,999         17         205,871,655        13.6       5.4724%       110       1.43x     73.6%       61.3%
$15,000,000 - $24,999,999         18         336,084,280        22.1       5.6581%       122       1.53x     72.5%       57.4%
$25,000,000 - $49,999,999          7         234,683,060        15.5       5.4653%        96       1.55x     71.4%       63.4%
$50,000,000 - $99,999,999          2         138,000,000         9.1       5.7709%        59       1.61x     75.3%       75.3%
$100,000,000 - $106,217,270        1         106,217,270         7.0       6.2460%        82       2.12x     46.8%       40.5%
                             ------------------------------------------------------------------------------------------------------
TOTAL:                           158     $ 1,518,256,532       100.0%      5.6622%       108       1.55x     69.9%       58.0%
                             ======================================================================================================

                 MORTGAGE RATES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                                WEIGHTED AVERAGES
                                                                           --------------------------------------------------------
                                             AGGREGATE          % OF                    STATED             CUT-OFF
                             NUMBER OF        CUT-OFF         INITIAL                 REMAINING              DATE     LTV RATIO
                              MORTGAGE          DATE            POOL       MORTGAGE      TERM       UW       LTV          AT
MORTGAGE RATES                 LOANS          BALANCE         BALANCE        RATE     (MOS.)(1)    DSCR     RATIO    MATURITY(1)
-----------------------------------------------------------------------------------------------------------------------------------

4.6000% - 4.9999%                 13     $   169,985,464        11.2%      4.9359%        82       1.76x     71.8%       67.5%
5.0000% - 5.4999%                 33         234,862,860        15.5       5.3160%       120       1.51x     68.1%       51.8%
5.5000% - 5.9999%                 89         868,084,266        57.2       5.7273%       106       1.48x     72.9%       62.9%
6.0000% - 6.4999%                 20         219,541,551        14.5       6.2051%       113       1.71x     59.7%       44.4%
6.5000% - 7.4600%                  3          25,782,392         1.7       6.7880%       227       1.43x     61.9%        1.8%
                             ------------------------------------------------------------------------------------------------------
TOTAL:                           158     $ 1,518,256,532       100.0%      5.6622%       108       1.55x     69.9%       58.0%
                             ======================================================================================================

       ORIGINAL TERM TO MATURITY IN MONTHS FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                                WEIGHTED AVERAGES
                                                                           --------------------------------------------------------
                                             AGGREGATE          % OF                    STATED             CUT-OFF
                             NUMBER OF        CUT-OFF         INITIAL                 REMAINING              DATE     LTV RATIO
ORIGINAL TERM TO              MORTGAGE          DATE            POOL       MORTGAGE      TERM       UW       LTV          AT
MATURITY IN MONTHS(1)          LOANS          BALANCE         BALANCE        RATE     (MOS.)(1)    DSCR     RATIO    MATURITY(1)
-----------------------------------------------------------------------------------------------------------------------------------

60 - 84                           25     $   538,612,699        35.5%      5.6662%        70       1.80x     66.7%       63.8%
85 - 120                         114         855,638,907        56.4       5.6062%       119       1.42x     72.4%       59.7%
121 - 240                         19         124,004,926         8.2       6.0302%       202       1.35x     67.2%       20.5%
                             ------------------------------------------------------------------------------------------------------
TOTAL:                           158     $ 1,518,256,532       100.0%      5.6622%       108       1.55x     69.9%       58.0%
                             ======================================================================================================

(1)  For the ARD loans, the Anticipated Repayment Date.

                                     A-2-7

      REMAINING TERM TO MATURITY IN MONTHS FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                                WEIGHTED AVERAGES
                                                                           --------------------------------------------------------
                                             AGGREGATE          % OF                    STATED             CUT-OFF
                             NUMBER OF        CUT-OFF         INITIAL                 REMAINING              DATE     LTV RATIO
REMAINING TERM TO             MORTGAGE          DATE            POOL       MORTGAGE      TERM       UW       LTV          AT
MATURITY IN MONTHS(2)          LOANS          BALANCE         BALANCE        RATE     (MOS.)(2)    DSCR     RATIO    MATURITY(2)
-----------------------------------------------------------------------------------------------------------------------------------

54 - 84                           25     $   538,612,699        35.5%      5.6662%        70       1.80x     66.7%       63.8%
85 - 120                         114         855,638,907        56.4       5.6062%       119       1.42x     72.4%       59.7%
121 - 240                         19         124,004,926         8.2       6.0302%       202       1.35x     67.2%       20.5%
                             ------------------------------------------------------------------------------------------------------
TOTAL:                           158     $ 1,518,256,532       100.0%      5.6622%       108       1.55x     69.9%       58.0%
                             ======================================================================================================

     ORIGINAL AMORTIZATION TERM IN MONTHS FOR LOAN GROUP 1 MORTGAGE LOANS(1)

                                                                                                WEIGHTED AVERAGES
                                                                           --------------------------------------------------------
                                             AGGREGATE          % OF                    STATED             CUT-OFF
                             NUMBER OF        CUT-OFF         INITIAL                 REMAINING              DATE     LTV RATIO
ORIGINAL AMORTIZATION         MORTGAGE          DATE            POOL       MORTGAGE      TERM       UW       LTV          AT
TERM IN MONTHS                 LOANS          BALANCE         BALANCE        RATE     (MOS.)(2)    DSCR     RATIO    MATURITY(2)
-----------------------------------------------------------------------------------------------------------------------------------

86 - 120                           8     $    16,749,621         1.4%      5.0507%       112       1.16x     41.9%        0.2%
121 - 240                         18         109,239,781         9.0       5.9917%       192       1.41x     63.0%       12.7%
241 - 300                         21         259,544,780        21.3       5.9827%        95       1.73x     60.2%       49.4%
301 - 330                          1          39,460,143         3.2       5.6900%        54       2.14x     72.0%       66.3%
331 - 360                         98         794,207,208        65.1       5.6155%       120       1.42x     73.5%       62.2%
                             ------------------------------------------------------------------------------------------------------
TOTAL:                           146     $ 1,219,201,532       100.0%      5.7220%       119       1.50x     69.2%       54.3%
                             ======================================================================================================

    REMAINING AMORTIZATION TERM IN MONTHS FOR LOAN GROUP 1 MORTGAGE LOANS(1)

                                                                                                WEIGHTED AVERAGES
                                                                           --------------------------------------------------------
                                             AGGREGATE          % OF                    STATED             CUT-OFF
                             NUMBER OF        CUT-OFF         INITIAL                 REMAINING              DATE     LTV RATIO
REMAINING AMORTIZATION        MORTGAGE          DATE            POOL       MORTGAGE      TERM       UW       LTV          AT
TERM IN MONTHS                 LOANS          BALANCE         BALANCE        RATE     (MOS.)(2)    DSCR     RATIO    MATURITY(2)
-----------------------------------------------------------------------------------------------------------------------------------

85 - 120                           8     $    16,749,621         1.4%      5.0507%       112       1.16x     41.9%        0.2%
121 - 240                         18         109,239,781         9.0       5.9917%       192       1.41x     63.0%       12.7%
241 - 300                         21         259,544,780        21.3       5.9827%        95       1.73x     60.2%       49.4%
301 - 330                          1          39,460,143         3.2       5.6900%        54       2.14x     72.0%       66.3%
331 - 360                         98         794,207,208        65.1       5.6155%       120       1.42x     73.5%       62.2%
                             ------------------------------------------------------------------------------------------------------
TOTAL:                           146     $ 1,219,201,532       100.0%      5.7220%       119       1.50x     69.2%       54.3%
                             ======================================================================================================

(1)  Does not include the mortgage loans that are interest-only for their entire term.

(2)  For the ARD loans, the Anticipated Repayment Date.

                                     A-2-8

               AMORTIZATION TYPES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                                WEIGHTED AVERAGES
                                                                           --------------------------------------------------------
                                             AGGREGATE          % OF                    STATED             CUT-OFF
                             NUMBER OF        CUT-OFF         INITIAL                 REMAINING              DATE     LTV RATIO
                              MORTGAGE          DATE            POOL       MORTGAGE      TERM       UW       LTV          AT
AMORTIZATION TYPES             LOANS          BALANCE         BALANCE        RATE     (MOS.)(1)    DSCR     RATIO    MATURITY(1)
-----------------------------------------------------------------------------------------------------------------------------------

BALLOON LOANS
   Balloon                       101     $   840,641,138        55.4%      5.7132%       112       1.57x     69.0%       56.6%
   Interest Only                  12         299,055,000        19.7       5.4181%        66       1.73x     72.8%       72.8%
   Partial Interest Only          19         267,775,000        17.6       5.6668%       114       1.36x     74.1%       64.8%
                             ------------------------------------------------------------------------------------------------------
SUBTOTAL                         132     $ 1,407,471,138        92.7%      5.6417%       102       1.56x     70.7%       61.6%

ARD LOANS
   ARD                             5     $    17,604,148         1.2%      5.7036%       112       1.66x     57.9%       47.5%
   Interest Only                   1           5,200,000         0.3       5.9900%       117       1.32x     80.0%       69.4%
                             ------------------------------------------------------------------------------------------------------
SUBTOTAL                           6     $    22,804,148         1.5%      5.7689%       113       1.58x     63.0%       52.5%

FULLY AMORTIZING LOANS            20     $    87,981,247         5.8%      5.9621%       203       1.30x     58.9%        1.2%
                             ------------------------------------------------------------------------------------------------------
TOTAL:                           158     $ 1,518,256,532       100.0%      5.6622%       108       1.55x     69.9%       58.0%
                             ======================================================================================================

               UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS
                       FOR LOAN GROUP 1 MORTGAGE LOANS(2)

                                                                                                WEIGHTED AVERAGES
                                                                           --------------------------------------------------------
UNDERWRITTEN                                 AGGREGATE          % OF                    STATED             CUT-OFF
CASH FLOW                    NUMBER OF        CUT-OFF         INITIAL                 REMAINING              DATE     LTV RATIO
DEBT SERVICE                  MORTGAGE          DATE            POOL       MORTGAGE      TERM       UW       LTV          AT
COVERAGE RATIOS                LOANS          BALANCE         BALANCE        RATE     (MOS.)(1)    DSCR     RATIO    MATURITY(1)
-----------------------------------------------------------------------------------------------------------------------------------

1.06x                              1     $    11,107,074         0.7%      5.0900%       118       1.06x     44.6%        0.2%
1.20x - 1.29x                     27         210,771,076        13.9       5.8192%       147       1.24x     72.9%       49.3%
1.30x - 1.39x                     51         373,917,053        24.6       5.5963%       117       1.34x     74.6%       62.4%
1.40x - 1.49x                     31         261,619,065        17.2       5.7798%       128       1.44x     73.4%       54.8%
1.50x - 1.59x                     16         101,497,634         6.7       5.5942%       102       1.54x     69.4%       61.9%
1.60x - 1.69x                      8         214,243,476        14.1       5.7259%        74       1.62x     71.3%       68.4%
1.70x - 1.99x                     14         141,904,275         9.3       5.1525%        89       1.78x     68.4%       62.4%
2.00x - 2.49x                      8         193,715,206        12.8       5.8444%        77       2.14x     55.8%       50.9%
2.50x - 2.97x                      2           9,481,674         0.6       5.3843%       118       2.90x     38.9%       32.4%
                             ------------------------------------------------------------------------------------------------------
TOTAL:                           158     $ 1,518,256,532       100.0%      5.6622%       108       1.55x     69.9%       58.0%
                             ======================================================================================================

             CUT-OFF DATE LTV RATIOS FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                                WEIGHTED AVERAGES
                                                                           --------------------------------------------------------
                                             AGGREGATE          % OF                    STATED             CUT-OFF
                             NUMBER OF        CUT-OFF         INITIAL                 REMAINING              DATE     LTV RATIO
CUT-OFF DATE                  MORTGAGE          DATE            POOL       MORTGAGE      TERM       UW       LTV          AT
LTV RATIOS                     LOANS          BALANCE         BALANCE        RATE     (MOS.)(1)    DSCR     RATIO    MATURITY(1)
-----------------------------------------------------------------------------------------------------------------------------------

26.7% - 49.9%                     18     $   151,780,833        10.0%      5.9694%        95       2.03x     45.6%       33.9%
50.0% - 59.9%                     14          95,798,183         6.3       5.7524%       115       1.59x     57.0%       41.0%
60.0% - 64.9%                     10          60,474,522         4.0       6.0014%       166       1.40x     63.8%       30.9%
65.0% - 69.9%                     27         264,985,036        17.5       5.4936%       115       1.57x     67.7%       54.9%
70.0% - 74.9%                     30         309,889,450        20.4       5.6575%        95       1.56x     72.4%       64.5%
75.0% - 80.0%                     59         635,328,508        41.8       5.6154%       109       1.42x     78.0%       67.0%
                             ------------------------------------------------------------------------------------------------------
TOTAL:                           158     $ 1,518,256,532       100.0%      5.6622%       108       1.55x     69.9%       58.0%
                             ======================================================================================================

(1)  For the ARD loans, the Anticipated Repayment Date.

(2)  With respect to Jefferson Mills which has an UW DSCR of 1.06x, the loan is a 10-year fully-amortizing loan.

                                     A-2-9

     MATURITY DATE LTV RATIOS FOR LOAN GROUP 1 MORTGAGE LOANS(2)

                                                                                                WEIGHTED AVERAGES
                                                                           --------------------------------------------------------
                                             AGGREGATE          % OF                    STATED             CUT-OFF
                             NUMBER OF        CUT-OFF         INITIAL                 REMAINING              DATE     LTV RATIO
MATURITY DATE                 MORTGAGE          DATE        LOAN GROUP 1   MORTGAGE      TERM       UW       LTV          AT
LTV RATIOS(1)                  LOANS          BALANCE         BALANCE        RATE     (MOS.)(1)    DSCR     RATIO    MATURITY(1)
-----------------------------------------------------------------------------------------------------------------------------------

14.4% - 29.9%                      2     $     8,848,684         0.6%      5.4062%       170       1.62x     71.3%       16.7%
30.0% - 49.9%                     20         195,993,927        13.7       5.9663%       101       1.95x     51.1%       40.6%
50.0% - 59.9%                     34         290,964,553        20.3       5.6332%       119       1.44x     68.3%       55.8%
60.0% - 64.9%                     30         246,593,494        17.2       5.5789%       118       1.39x     74.4%       62.6%
65.0% - 69.9%                     43         430,046,096        30.1       5.5811%       105       1.54x     75.5%       67.1%
70.0% - 77.6%                      9         257,828,532        18.0       5.5850%        65       1.60x     76.3%       74.7%
                             ------------------------------------------------------------------------------------------------------
TOTAL:                           138     $ 1,430,275,286       100.0%      5.6437%       103       1.56x     70.6%       61.5%
                             ======================================================================================================

         TYPE OF MORTGAGED PROPERTIES FOR LOAN GROUP 1 MORTGAGE LOANS(3)

                                                                                       WEIGHTED AVERAGES
                                                                                ---------------------------------
                                              AGGREGATE         % OF                 CUT-OFF
                             NUMBER OF         CUT-OFF        INITIAL                  DATE
                             MORTGAGED           DATE       LOAN GROUP 1     UW         LTV
PROPERTY TYPE               PROPERTIES         BALANCE        BALANCE       DSCR       RATIO    OCCUPANCY(4),(5)
-----------------------------------------------------------------------------------------------------------------

OFFICE
   Suburban                       46     $   517,584,407        34.1%       1.58x       72.3%       94.3%
   CBD                             7          63,970,000         4.2        1.44x       72.7%       92.5%
                             ------------------------------------------------------------------------------------
SUBTOTAL                          53     $   581,554,407        38.3%       1.56x       72.4%       94.1%

RETAIL
   Anchored                       51     $   378,205,252        24.9%       1.42x       73.9%       96.8%
   Unanchored                     27         125,037,850         8.2        1.41x       73.5%       96.2%
   Shadow Anchored                11          39,650,660         2.6        1.45x       72.4%       93.0%
                             ------------------------------------------------------------------------------------
SUBTOTAL                          89     $   542,893,762        35.8%       1.42x       73.7%       96.3%

INDUSTRIAL
   Warehouse/Distribution         14     $   137,889,602         9.1%       1.45x       70.2%       99.0%
   Flex                            9          23,621,955         1.6        1.75x       67.2%       90.6%
                             ------------------------------------------------------------------------------------
SUBTOTAL                          23     $   161,511,557        10.6%       1.49x       69.7%       97.8%

HOTEL                              6     $   152,167,270        10.0%       1.98x       49.6%        NAP

MIXED USE                          8     $    46,464,044         3.1%       1.74x       66.7%       92.5%

MULTIFAMILY
   Garden                          4     $    14,649,561         1.0%       1.37x       62.6%       94.9%

SELF STORAGE                       5     $    13,300,000         0.9%       1.32x       65.3%       85.0%

MANUFACTURED HOUSING               3     $     5,715,932         0.4%       1.41x       72.0%       95.8%
                             ------------------------------------------------------------------------------------
Total:                           191     $ 1,518,256,532       100.0%       1.55x       69.9%       95.3%
                             ====================================================================================

(1)  For the ARD loans, the Anticipated Repayment Date.

(2)  Excludes fully amortizing mortgage loans.

(3)  Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averaged presented at the mortgage loan level in other tables in this prospectus.

(4)  Current occupancy rates have been calculated in this table based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrowers as of the dates set forth on Annex A-1 to this prospectus supplement.

(5)  Excludes mortgage loans secured by hotels.

                                     A-2-10

       MORTGAGED PROPERTIES BY LOCATION FOR LOAN GROUP 1 MORTGAGE LOANS(1)

                                                                                                WEIGHTED AVERAGES
                                                                          -------------------------------------------------------
                                              AGGREGATE         % OF                   STATED              CUT-OFF
                             NUMBER OF         CUT-OFF        INITIAL                REMAINING               DATE     LTV RATIO
                             MORTGAGED           DATE       LOAN GROUP 1  MORTGAGE      TERM        UW       LTV          AT
LOCATION                     PROPERTIES        BALANCE        BALANCE       RATE     (MOS.)(2)     DSCR     RATIO    MATURITY(2)
---------------------------------------------------------------------------------------------------------------------------------

Texas                             19     $   159,151,781        10.5%      5.5431%       105       1.46x     73.3%       62.7%
New Jersey                         6         157,943,310        10.4       5.8205%        78       1.69x     68.3%       63.8%
New York                          18         151,405,990        10.0       5.6497%       117       1.48x     68.5%       53.2%
Florida                           13         126,496,746         8.3       5.5489%       112       1.45x     70.3%       59.9%
California                        21         117,665,971         7.8       5.6595%       109       1.58x     66.9%       56.9%
Pennsylvania                      12          89,770,000         5.9       5.6084%       132       1.42x     75.3%       58.5%
Virginia                           4          77,534,293         5.1       5.1032%        72       1.71x     73.0%       71.9%
Maryland                          24          74,228,631         4.9       5.6710%        85       1.77x     74.6%       65.7%
Ohio                               6          56,934,494         3.7       5.6141%       110       1.63x     73.1%       62.9%
Louisiana                          9          48,201,738         3.2       5.6360%       117       1.43x     69.3%       55.4%
Nevada                             5          47,028,512         3.1       5.1084%        88       2.06x     66.2%       64.5%
Arizona                            4          39,093,023         2.6       5.9246%       161       1.43x     68.0%       34.5%
Georgia                            2          36,546,420         2.4       6.1505%        87       1.99x     50.8%       43.9%
Colorado                           4          36,297,719         2.4       5.7802%        89       1.56x     59.6%       51.3%
Indiana                            4          31,839,362         2.1       5.9206%       138       1.40x     74.8%       52.0%
Washington                         4          30,720,000         2.0       5.6143%       120       1.26x     70.5%       59.2%
Illinois                           4          28,057,525         1.8       5.4344%       111       1.51x     68.6%       56.6%
New Hampshire                      4          27,978,351         1.8       6.0005%       189       1.31x     56.1%        1.2%
Massachusettes                     2          27,716,069         1.8       6.0037%        95       1.88x     57.3%       48.8%
Minnesota                          2          24,785,815         1.6       5.8739%       118       1.21x     78.2%       68.0%
Vermont                            1          20,250,000         1.3       5.8400%       180       1.28x     79.9%       57.8%
Hawaii                             1          18,400,000         1.2       6.4000%        60       1.42x     80.0%       72.8%
North Carolina                     3          13,358,209         0.9       5.6917%       119       1.43x     77.7%       65.9%
Connecticut                        4          12,992,584         0.9       5.7011%       119       1.43x     74.5%       62.7%
Michigan                           2          12,978,261         0.9       5.6084%       118       1.41x     77.4%       65.4%
Utah                               2          12,653,099         0.8       6.0679%       116       1.27x     76.1%       59.7%
Kentucky                           1          10,900,000         0.7       5.9300%       119       1.27x     76.0%       67.2%
Mississippi                        2           5,489,122         0.4       6.0700%       239       1.21x     63.8%        1.5%
South Carolina                     2           5,073,172         0.3       5.7917%       120       1.45x     75.4%       63.5%
Kansas                             1           3,924,343         0.3       6.2000%       116       1.33x     73.4%       62.8%
Nebraska                           1           3,646,870         0.2       5.8700%       119       1.25x     76.0%       64.2%
Idaho                              1           2,921,036         0.2       5.6900%       119       1.42x     71.1%       54.5%
Alabama                            1           2,632,500         0.2       5.5000%       120       1.49x     65.0%       41.8%
New Mexico                         1           2,200,000         0.1       5.2200%       120       2.16x     46.4%       38.4%
Wisconsin                          1           1,441,584         0.1       6.4800%       237       1.24x     70.0%        1.9%
                             ------------------------------------------------------------------------------------------------------
TOTAL:                           191     $ 1,518,256,532       100.0%      5.6622%       108       1.55x     69.9%       58.0%
                             ======================================================================================================

(1)  Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

(2)  For the ARD loans, the Anticipated Repayment Date.

                                     A-2-11

       CURRENT OCCUPANCY RATES FOR LOAN GROUP 1 MORTGAGE LOANS(1),(3),(5)

                                                                                                WEIGHTED AVERAGES
                                                                           --------------------------------------------------------
                                             AGGREGATE          % OF                    STATED             CUT-OFF
                             NUMBER OF        CUT-OFF         INITIAL                 REMAINING              DATE     LTV RATIO
CURRENT                      MORTGAGED          DATE        LOAN GROUP 1   MORTGAGE      TERM       UW       LTV          AT
OCCUPANY RATES               PROPERTIES       BALANCE         BALANCE        RATE     (MOS.)(4)    DSCR     RATIO    MATURITY(4)
-----------------------------------------------------------------------------------------------------------------------------------

0.0% - 70.0%                       6     $     8,308,966         0.6%      5.6900%        54       2.14x     72.0%       66.3%
70.1% - 80.0%                      7          41,844,515         3.1       5.3417%       124       1.26x     58.7%       34.3%
80.1% - 90.0%                     20         122,288,401         9.0       5.7368%       109       1.36x     74.9%       65.6%
90.1% - 95.0%                     28         309,047,834        22.6       5.5384%        91       1.57x     74.7%       67.9%
95.1% - 100.0%                   124         884,599,547        64.8       5.6339%       118       1.50x     71.6%       57.3%
                             ------------------------------------------------------------------------------------------------------
TOTAL:                           185     $ 1,366,089,263       100.0%      5.6129%       111       1.50x     72.2%       59.8%
                             ======================================================================================================

          YEARS BUILT/RENOVATED FOR LOAN GROUP 1 MORTGAGE LOANS(2),(3)

                                                                                                WEIGHTED AVERAGES
                                                                           --------------------------------------------------------
                                             AGGREGATE          % OF                    STATED             CUT-OFF
                             NUMBER OF        CUT-OFF         INITIAL                 REMAINING              DATE     LTV RATIO
YEARS                        MORTGAGED          DATE        LOAN GROUP 1   MORTGAGE      TERM       UW       LTV          AT
BUILT/RENOVATED              PROPERTIES       BALANCE         BALANCE        RATE     (MOS.)(4)    DSCR     RATIO    MATURITY(4)
-----------------------------------------------------------------------------------------------------------------------------------

1953 - 1959                        1     $     6,250,000         0.4%      5.2000%       120       1.63x     65.1%       53.9%
1960 - 1969                        4          10,985,815         0.7       5.8158%       182       1.35x     72.6%       29.1%
1970 - 1979                        7          39,275,255         2.6       5.5267%       123       1.52x     68.8%       55.4%
1980 - 1989                       32         289,518,481        19.1       5.7359%       106       1.63x     68.5%       58.6%
1990 - 1999                       59         462,763,789        32.6       5.6242%        94       1.61x     71.4%       63.6%
2000 - 2004                       88         677,463,193        44.6       5.6680%       117       1.47x     69.5%       54.2%
                             ------------------------------------------------------------------------------------------------------
TOTAL:                           191     $ 1,518,256,532       100.0%      5.6622%       108       1.55x     69.9%       58.0%
                             ======================================================================================================

              PREPAYMENT PROTECTION FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                                WEIGHTED AVERAGES
                                                                           --------------------------------------------------------
                                             AGGREGATE          % OF                    STATED             CUT-OFF
                             NUMBER OF        CUT-OFF         INITIAL                 REMAINING              DATE     LTV RATIO
                              MORTGAGE          DATE        LOAN GROUP 1   MORTGAGE      TERM       UW       LTV          AT
Prepayment Protection          LOANS          BALANCE         BALANCE        RATE     (MOS.)(4)    DSCR     RATIO    MATURITY(4)
-----------------------------------------------------------------------------------------------------------------------------------

Defeasance                       155     $ 1,492,699,007        98.3%      5.6664%       108       1.55x     70.0%       58.0%
Yield Maintenance                  3          25,557,525         1.7       5.4153%       111       1.54x     67.9%       56.8%
                             ------------------------------------------------------------------------------------------------------
TOTAL:                           158     $ 1,518,256,532       100.0%      5.6622%       108       1.55x     69.9%       58.0%
                             ======================================================================================================

(1)  Current occupancy rates have been calculated in this table based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrowers as of the dates set forth on Annex A-1 to this prospectus supplement.

(2)  Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties, the year of the most recent renovation date with respect to each Mortgaged Property.

(3)  Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

(4)  For the ARD loans, the Anticipated Repayment Date.

(5)  Excludes mortgage loans secured by hotels.

                                     A-2-12

              CUT-OFF DATE BALANCES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                                WEIGHTED AVERAGES
                                                                           --------------------------------------------------------
                                             AGGREGATE          % OF                    STATED             CUT-OFF
                             NUMBER OF        CUT-OFF         INITIAL                 REMAINING             DATE       LTV RATIO
                              MORTGAGE          DATE        LOAN GROUP 2   MORTGAGE      TERM       UW       LTV          AT
CUT-OFF DATE BALANCES          LOANS          BALANCE         BALANCE        RATE       (MOS.)     DSCR     RATIO      MATURITY
-----------------------------------------------------------------------------------------------------------------------------------

$2,097,943 - $2,999,999           10     $    24,747,307         5.3%      5.4752%       122       1.35x    71.2%        54.2%
$3,000,000 - $3,999,999            8          28,983,522         6.2       5.5692%       118       1.48x    68.6%        51.9%
$4,000,000 - $4,999,999            3          13,618,529         2.9       5.5985%       118       1.28x    78.8%        66.1%
$5,000,000 - $6,999,999            3          16,357,442         3.5       5.6834%       101       1.29x    77.7%        67.4%
$7,000,000 - $9,999,999            2          16,480,250         3.5       6.3102%       118       1.21x    76.1%        65.8%
$10,000,000 - $14,999,999          8          96,685,040        20.8       5.5011%       127       1.40x    76.4%        58.5%
$15,000,000 - $24,999,999          8         144,585,439        31.0       5.4455%       119       1.28x    75.1%        61.6%
$25,000,000 - $38,000,000          4         124,463,230        26.7       5.5673%       116       1.27x    77.0%        64.4%
                             ------------------------------------------------------------------------------------------------------
TOTAL:                            46     $   465,920,760       100.0%      5.5423%       119       1.32x    75.5%        61.2%
                             ======================================================================================================

                 MORTGAGE RATES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                                WEIGHTED AVERAGES
                                                                           --------------------------------------------------------
                                             AGGREGATE          % OF                    STATED              CUT-OFF
                             NUMBER OF        CUT-OFF         INITIAL                 REMAINING              DATE      LTV RATIO
                              MORTGAGE          DATE        LOAN GROUP 2   MORTGAGE      TERM       UW        LTV         AT
MORTGAGE RATES                 LOANS          BALANCE         BALANCE        RATE       (MOS.)     DSCR      RATIO     MATURITY
-----------------------------------------------------------------------------------------------------------------------------------

4.9900% - 5.4999%                 20     $   217,498,963        46.7%      5.3024%        99       1.38x     75.3%       67.0%
5.5000% - 5.9999%                 24         235,991,548        50.7       5.6988%       136       1.26x     75.7%       56.5%
6.5000% - 6.8400%                  2          12,430,250         2.7       6.7672%       150       1.23x     75.2%       48.6%
                             ------------------------------------------------------------------------------------------------------
TOTAL:                            46     $   465,920,760       100.0%      5.5423%       119       1.32x     75.5%       61.2%
                             ======================================================================================================

       ORIGINAL TERM TO MATURITY IN MONTHS FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                                WEIGHTED AVERAGES
                                                                           --------------------------------------------------------
                                             AGGREGATE          % OF                    STATED             CUT-OFF
                             NUMBER OF        CUT-OFF         INITIAL                 REMAINING             DATE       LTV RATIO
ORIGINAL TERM TO              MORTGAGE          DATE        LOAN GROUP 2   MORTGAGE      TERM       UW       LTV          AT
MATURITY IN MONTHS             LOANS          BALANCE         BALANCE        RATE       (MOS.)     DSCR     RATIO      MATURITY
-----------------------------------------------------------------------------------------------------------------------------------

60 - 120                          41     $   399,342,148        85.7%      5.5048%       107       1.33x     75.2%       65.6%
121 - 180                          2          49,273,746        10.6       5.7379%       179       1.25x     78.6%       46.4%
181 - 240                          3          17,304,866         3.7       5.8501%       239       1.24x     73.1%        1.6%
                             ------------------------------------------------------------------------------------------------------
TOTAL:                            46     $   465,920,760       100.0%      5.5423%       119       1.32x     75.5%       61.2%
                             ======================================================================================================

                                     A-2-13

      REMAINING TERM TO MATURITY IN MONTHS FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                                WEIGHTED AVERAGES
                                                                           --------------------------------------------------------
                                             AGGREGATE          % OF                    STATED             CUT-OFF
                             NUMBER OF        CUT-OFF         INITIAL                 REMAINING              DATE      LTV RATIO
REMAINING TERM TO             MORTGAGE          DATE        LOAN GROUP 2   MORTGAGE      TERM       UW       LTV          AT
MATURITY IN MONTHS             LOANS          BALANCE         BALANCE        RATE       (MOS.)     DSCR     RATIO      MATURITY
-----------------------------------------------------------------------------------------------------------------------------------

56 - 120                          41     $   399,342,148        85.7%      5.5048%       107       1.33x     75.2%       65.6%
121 - 180                          2          49,273,746        10.6       5.7379%       179       1.25x     78.6%       46.4%
181 - 240                          3          17,304,866         3.7       5.8501%       239       1.24x     73.1%        1.6%
                             ------------------------------------------------------------------------------------------------------
TOTAL:                            46     $   465,920,760       100.0%      5.5423%       119       1.32x     75.5%       61.2%
                             ======================================================================================================

     ORIGINAL AMORTIZATION TERM IN MONTHS FOR LOAN GROUP 2 MORTGAGE LOANS(1)

                                                                                                WEIGHTED AVERAGES
                                                                           --------------------------------------------------------
                                             AGGREGATE          % OF                    STATED              CUT-OFF
                             NUMBER OF        CUT-OFF         INITIAL                 REMAINING              DATE      LTV RATIO
ORIGINAL AMORTIZATION         MORTGAGE          DATE        LOAN GROUP 2   MORTGAGE      TERM       UW        LTV         AT
TERM IN MONTHS                 LOANS          BALANCE         BALANCE        RATE       (MOS.)     DSCR      RATIO     MATURITY
-----------------------------------------------------------------------------------------------------------------------------------

240 - 300                          9     $    87,804,362        19.3%      5.7206%       174       1.29x     74.6%       38.3%
301 - 360                         36         368,116,398        80.7       5.5147%       108       1.31x     75.6%       66.2%
                             ------------------------------------------------------------------------------------------------------
TOTAL:                            45     $   455,920,760       100.0%      5.5544%       120       1.31x     75.4%       60.8%
                             ======================================================================================================

    REMAINING AMORTIZATION TERM IN MONTHS FOR LOAN GROUP 2 MORTGAGE LOANS(1)

                                                                                                WEIGHTED AVERAGES
                                                                           --------------------------------------------------------
                                             AGGREGATE          % OF                    STATED             CUT-OFF
                             NUMBER OF        CUT-OFF         INITIAL                 REMAINING              DATE      LTV RATIO
REMAINING AMORTIZATION        MORTGAGE          DATE        LOAN GROUP 2   MORTGAGE      TERM       UW       LTV          AT
TERM IN MONTHS                 LOANS          BALANCE         BALANCE        RATE       (MOS.)     DSCR     RATIO      MATURITY
-----------------------------------------------------------------------------------------------------------------------------------

236 - 300                          9     $    87,804,362        19.3%      5.7206%       174       1.29x     74.6%       38.3%
301 - 360                         36         368,116,398        80.7       5.5147%       108       1.31x     75.6%       66.2%
                             ------------------------------------------------------------------------------------------------------
TOTAL:                            45     $   455,920,760       100.0%      5.5544%       120       1.31x     75.4%       60.8%
                             ======================================================================================================

(1)  Does not include the mortgage loans that are interest-only for their entire term.

                                     A-2-14

               AMORTIZATION TYPES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                                WEIGHTED AVERAGES
                                                                           --------------------------------------------------------
                                             AGGREGATE          % OF                    STATED             CUT-OFF
                             NUMBER OF        CUT-OFF         INITIAL                 REMAINING              DATE     LTV RATIO
                              MORTGAGE          DATE        LOAN GROUP 2   MORTGAGE      TERM       UW       LTV          AT
AMORTIZATION TYPES             LOANS          BALANCE         BALANCE        RATE       (MOS.)     DSCR     RATIO      MATURITY
-----------------------------------------------------------------------------------------------------------------------------------

BALLOON LOANS
   Balloon                        29     $   238,852,894        51.3%      5.6201%       128       1.31x     74.9%       58.5%
   Partial Interest Only          13         199,763,000        42.9       5.4501%       101       1.31x     76.2%       68.6%
   Interest Only                   1          10,000,000         2.1       4.9900%        59       1.75x     80.0%       80.0%
                             ------------------------------------------------------------------------------------------------------
SUBTOTAL                          43     $   448,615,894        96.3%      5.5304%       114       1.32x     75.6%       63.5%

FULLY AMORTIZING                   3     $    17,304,866         3.7%      5.8501%       239       1.24x     73.1%        1.6%
                             ------------------------------------------------------------------------------------------------------
TOTAL:                            46     $   465,920,760       100.0%      5.5423%       119       1.32x     75.5%       61.2%
                             ======================================================================================================

               UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS
                       FOR LOAN GROUP 2 MORTGAGE LOANS(1)

                                                                                                WEIGHTED AVERAGES
                                                                           --------------------------------------------------------
UNDERWRITTEN                                 AGGREGATE          % OF                    STATED              CUT-OFF
CASH FLOW                    NUMBER OF        CUT-OFF         INITIAL                 REMAINING               DATE     LTV RATIO
DEBT SERVICE                  MORTGAGE          DATE        LOAN GROUP 2   MORTGAGE      TERM       UW        LTV         AT
COVERAGE RATIOS                LOANS          BALANCE         BALANCE        RATE       (MOS.)     DSCR      RATIO     MATURITY
-----------------------------------------------------------------------------------------------------------------------------------

1.17x - 1.19x                      2     $    34,400,000         7.4%      5.6692%       118       1.17x     76.4%       67.9%
1.20x - 1.29x                     19         231,996,175        49.8       5.6574%       125       1.24x     76.2%       57.8%
1.30x - 1.39x                     10         104,187,483        22.4       5.4519%       116       1.32x     75.6%       65.3%
1.40x - 1.49x                      8          54,462,744        11.7       5.3913%       118       1.44x     74.5%       60.1%
1.50x - 1.59x                      3           8,896,877         1.9       5.4412%       105       1.57x     72.9%       64.0%
1.60x - 1.75x                      4          31,977,481         6.9       5.1174%        94       1.68x     71.9%       66.2%
                             ------------------------------------------------------------------------------------------------------
TOTAL:                            46     $   465,920,760       100.0%      5.5423%       119       1.32x     75.5%       61.2%
                             ======================================================================================================

             CUT-OFF DATE LTV RATIOS FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                                WEIGHTED AVERAGES
                                                                           --------------------------------------------------------
                                             AGGREGATE          % OF                    STATED              CUT-OFF
                             NUMBER OF        CUT-OFF         INITIAL                 REMAINING               DATE      LTV RATIO
CUT-OFF DATE                  MORTGAGE          DATE        LOAN GROUP 2   MORTGAGE      TERM       UW        LTV          AT
LTV RATIOS                     LOANS          BALANCE         BALANCE        RATE       (MOS.)     DSCR      RATIO      MATURITY
-----------------------------------------------------------------------------------------------------------------------------------

51.9% - 59.9%                      2     $     7,977,481         1.7%      5.2201%        94       1.62x     55.4%       47.0%
60.0% - 64.9%                      2           4,791,462         1.0       5.3741%       118       1.47x     62.4%       49.8%
65.0% - 69.9%                      8          72,619,396        15.6       5.5194%       122       1.33x     69.2%       55.5%
70.0% - 74.9%                      8          74,530,985        16.0       5.5226%       106       1.28x     73.6%       54.9%
75.0% - 80.0%                     26         306,001,435        65.7       5.5635%       122       1.31x     78.2%       64.7%
                             ------------------------------------------------------------------------------------------------------
TOTAL:                            46     $   465,920,760       100.0%      5.5423%       119       1.32x     75.5%       61.2%
                             ======================================================================================================

(1)  With respect to Piilani Garden Apartments and Crimson Crossing Apartment,
     the loans have UW DSCR's of 1.17x and 1.18x, respectively. The DSCR's reflect P&I payment following each loan's initial interest only periods of
     36 months and 12 months, respectively. Based on their initial interest only payments, the loan's UW DSCR's would be 1.41x and 1.43x respectively.

                                     A-2-15

           MATURITY DATE LTV RATIOS FOR LOAN GROUP 2 MORTGAGE LOANS(3)

                                                                                                WEIGHTED AVERAGES
                                                                           --------------------------------------------------------
                                             AGGREGATE          % OF                    STATED              CUT-OFF
                             NUMBER OF        CUT-OFF         INITIAL                 REMAINING               DATE     LTV RATIO
MATURITY DATE                 MORTGAGE          DATE        LOAN GROUP 2   MORTGAGE      TERM       UW        LTV         AT
LTV RATIOS                     LOANS          BALANCE         BALANCE        RATE       (MOS.)     DSCR      RATIO     MATURITY
-----------------------------------------------------------------------------------------------------------------------------------

43.9% - 49.9%                      5     $    67,558,183        15.1%      5.6949%       160       1.31x     74.8%       46.7%
50.0% - 59.9%                      6          46,671,570        10.4       5.3871%       118       1.33x     68.3%       56.7%
60.0% - 64.9%                      9          50,342,475        11.2       5.5590%       115       1.35x     73.2%       63.1%
65.0% - 80.0%                     23         284,043,665        63.3       5.5097%       103       1.31x     77.4%       68.7%
                             ------------------------------------------------------------------------------------------------------
TOTAL:                            43     $   448,615,894       100.0%      5.5304%       114       1.32x     75.6%       63.5%
                             ======================================================================================================

        TYPE OF MORTGAGED PROPERTIES FOR LOAN GROUP 2 MORTGAGE LOANS(1)

                                                                                       WEIGHTED AVERAGES
                                                                               -----------------------------
                                             AGGREGATE          % OF                  CUT-OFF
                             NUMBER OF        CUT-OFF          INITIAL                  DATE
                             MORTGAGED          DATE         LOAN GROUP 2    UW         LTV
PROPERTY TYPE                PROPERTIES       BALANCE          BALANCE      DSCR       RATIO    OCCUPANCY(2)
------------------------------------------------------------------------------------------------------------

MULTIFAMILY
   Garden                         43     $   444,585,322        95.4%       1.32x       75.5%       92.8%
   Mid/High Rise                   3          19,035,438         4.1        1.24x       75.5%       96.9%
                             -------------------------------------------------------------------------------
SUBTOTAL                          46     $   463,620,760        99.5%       1.31x       75.5%       93.0%

MANUFACUTERED HOUSING              1     $     2,300,000         0.5%       1.59x       76.7%       97.6%
                             -------------------------------------------------------------------------------
TOTAL:                            47     $   465,920,760       100.0%       1.32x       75.5%       93.0%
                             ===============================================================================

(1)  Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

(2)  Current occupancy rates have been calculated in this table based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrowers as of the dates set forth on Annex A-1 to this prospectus supplement.

(3)  Excludes fully amortizing mortgage loans.

       MORTGAGED PROPERTIES BY LOCATION FOR LOAN GROUP 2 MORTGAGE LOANS(1)

                                                                                                WEIGHTED AVERAGES
                                                                          ---------------------------------------------------------
                                             AGGREGATE         % OF                    STATED              CUT-OFF
                             NUMBER OF        CUT-OFF         INITIAL                REMAINING               DATE      LTV RATIO
                             MORTGAGED          DATE        LOAN GROUP 2  MORTGAGE     TERM         UW       LTV          AT
LOCATION                     PROPERTIES       BALANCE         BALANCE        RATE      (MOS.)      DSCR     RATIO      MATURITY
-----------------------------------------------------------------------------------------------------------------------------------

New York                           3     $    49,426,899        10.6%      5.6655%       119       1.33x     78.3%       68.0%
Texas                              5          42,410,162         9.1       5.4008%       102       1.41x     78.2%       70.3%
Arkansas                           2          38,939,062         8.4       5.7246%       197       1.25x     76.4%       32.8%
Tennessee                          2          36,231,474         7.8       5.3088%        87       1.36x     76.1%       67.8%
Washington                         3          31,450,000         6.8       5.3885%       118       1.46x     72.6%       64.8%
Oklahoma                           3          31,295,611         6.7       5.5503%        92       1.28x     71.8%       64.1%
Hawaii                             1          27,000,000         5.8       5.7100%       118       1.17x     76.3%       68.5%
Florida                            2          25,461,935         5.5       5.5696%       113       1.27x     73.8%       62.0%
Indiana                            2          25,150,000         5.4       5.3706%        93       1.23x     78.3%       70.9%
North Carolina                     3          23,388,147         5.0       5.4260%       102       1.28x     74.4%       59.8%
Mississippi                        1          21,810,517         4.7       5.7100%       179       1.24x     79.9%       47.1%
Illinois                           3          20,878,564         4.5       5.7528%        96       1.37x     72.9%       58.6%
Michigan                           4          19,240,815         4.1       5.3235%       113       1.48x     73.7%       62.8%
Oregon                             1          18,250,000         3.9       5.1500%       120       1.31x     68.8%       56.9%
Wisconsin                          2          16,788,789         3.6       5.8740%       119       1.27x     76.7%       65.4%
Ohio                               3          13,640,503         2.9       5.9151%       147       1.27x     78.4%       51.2%
Utah                               3           9,684,904         2.1       5.3687%       109       1.33x     71.4%       60.5%
Maryland                           1           5,195,283         1.1       5.6500%       119       1.29x     77.5%       65.1%
Arizona                            1           3,739,449         0.8       5.7700%       117       1.41x     66.8%       56.4%
Idaho                              1           2,997,333         0.6       5.7300%       119       1.22x     73.1%       61.5%
Louisiana                          1           2,941,313         0.6       5.5500%       118       1.23x     77.0%       58.9%
                             ------------------------------------------------------------------------------------------------------
TOTAL:                            47     $   465,920,760       100.0%      5.5423%       119       1.32x     75.5%       61.2%
                             ======================================================================================================

         CURRENT OCCUPANCY RATES FOR LOAN GROUP 2 MORTGAGE LOANS(1),(2)

                                                                                                WEIGHTED AVERAGES
                                                                           --------------------------------------------------------
                                             AGGREGATE          % OF                    STATED              CUT-OFF
                             NUMBER OF        CUT-OFF         INITIAL                 REMAINING              DATE      LTV RATIO
CURRENT                       MORTGAGE          DATE        LOAN GROUP 2   MORTGAGE      TERM       UW       LTV          AT
OCCUPANY RATES                 LOANS          BALANCE         BALANCE        RATE       (MOS.)     DSCR     RATIO      MATURITY
-----------------------------------------------------------------------------------------------------------------------------------

75.0% - 84.9%                      2     $    65,463,230        14.1%      5.5510%       144       1.30x     79.0%       59.8%
85.0% - 89.9%                      3          21,137,118         4.5       5.6346%       115       1.36x     74.1%       62.5%
90.0% - 94.9%                     16         155,226,612        33.3       5.4698%        92       1.34x     75.1%       67.9%
95.0% - 100.0%                    26         224,093,801        48.1       5.5812%       131       1.30x     74.9%       56.9%
                             ------------------------------------------------------------------------------------------------------
TOTAL:                            47     $   465,920,760       100.0%      5.5423%       119       1.32X     75.5%       61.2%
                             ======================================================================================================

(1)  Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

(2)  Current occupancy rates have been calculated in this table based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrwers as of the dates set forth on Annex A-1 to this prospectus supplement.

                                     A-2-17

          YEARS BUILT/RENOVATED FOR LOAN GROUP 2 MORTGAGE LOANS(1),(2)

                                                                                                WEIGHTED AVERAGES
                                                                           --------------------------------------------------------
                                             AGGREGATE          % OF                    STATED             CUT-OFF
                             NUMBER OF        CUT-OFF          INITIAL                REMAINING              DATE     LTV RATIO
YEARS                        MORTGAGED          DATE         LOAN GROUP 2  MORTGAGE      TERM      UW        LTV         AT
BUILT/RENOVATED              PROPERTIES       BALANCE          BALANCE       RATE       (MOS.)    DSCR      RATIO     MATURITY
-----------------------------------------------------------------------------------------------------------------------------------

1968 - 1979                        5     $    30,208,937         6.5%      5.4751%       116      1.39x     76.9%       65.5%
1980 - 1989                        4          26,070,935         5.6       5.7152%       127      1.36x     67.2%       51.1%
1990 - 1999                       12         115,767,500        24.8       5.4022%        85      1.31x     75.3%       68.8%
2000 - 2004                       26         293,873,388        63.1       5.5890%       132      1.31x     76.2%       58.7%
                             ------------------------------------------------------------------------------------------------------
TOTAL:                            47     $   465,920,760       100.0%      5.5423%       119      1.32x     75.5%       61.2%
                             ======================================================================================================

              PREPAYMENT PROTECTION FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                                WEIGHTED AVERAGES
                                                                           --------------------------------------------------------
                                             AGGREGATE          % OF                    STATED              CUT-OFF
                             NUMBER OF        CUT-OFF         INITIAL                 REMAINING              DATE      LTV RATIO
                              MORTGAGE          DATE        LOAN GROUP 2   MORTGAGE      TERM       UW       LTV         AT
PREPAYMENT PROTECTION          LOANS          BALANCE         BALANCE        RATE       (MOS.)     DSCR     RATIO      MATURITY
-----------------------------------------------------------------------------------------------------------------------------------

Defeasance                        43     $   456,679,945        98.0%      5.5475%       119       1.31x     75.7%       61.3%
Yield Maintenance                  3           9,240,815         2.0       5.2841%       107       1.55x     66.9%       57.0%
                             ------------------------------------------------------------------------------------------------------
TOTAL:                            46     $   465,920,760       100.0%      5.5423%       119       1.32x     75.5%       61.2%
                             ======================================================================================================

(1)  Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties, the year of the most recent recent renovation date with respect to each Mortgaged Property.

(2)  Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

                                     A-2-18

                                                                      ANNEX A-3

                    DESCRIPTION OF TOP TEN MORTGAGE LOANS OR
                 GROUPS OF CROSS-COLLATERALIZED MORTGAGE LOANS

                                     A-3-1

--------------------------------------------------------------------------------
                           HIGHLAND HOTEL PORTFOLIO
--------------------------------------------------------------------------------

[PICTURES OMITTED]

                                        [PICTURES OMITTED]

[PICTURES OMITTED]

                                        [PICTURES OMITTED]

--------------------------------------------------------------------------------

                                     A-3-2

--------------------------------------------------------------------------------
                           HIGHLAND HOTEL PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:       $106,500,000

 CUT-OFF DATE PRINCIPAL BALANCE:   $106,217,270

 % OF POOL BY IPB:                 5.4%

 SHADOW RATING (M/S):              Baa3/BBB-

 LOAN SELLER:                      JPMorgan Chase Bank

 BORROWER:                         HH FP Portfolio LLC

 SPONSOR:                          Highland Hospitality L.P.

 ORIGINATION DATE:                 08/19/04

 INTEREST RATE:                    6.2460%

 INTEREST ONLY PERIOD:             NAP

 MATURITY DATE:                    09/01/11

 AMORTIZATION TYPE:                Balloon

 ORIGINAL AMORTIZATION:            300 Months

 REMAINING AMORTIZATION:           298 Months

 CALL PROTECTION:                  L(24),Def(56),O(2)

 CROSS-COLLATERALIZATION:          No

 LOCK BOX:                         CMA

 ADDITIONAL DEBT:                  $53,500,000

 ADDITIONAL DEBT TYPE:             B-Note ($28,500,000);
                                   Mezzanine Loan ($25,000,000)

 LOAN PURPOSE:                     Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
 ESCROWS/RESERVES:                 INITIAL                MONTHLY
                                 ----------------------------------
  Taxes:                          $2,670,801             $340,698

  Immediate Repairs:              $4,330,919                   $0

  Environmental:                      $5,625                   $0

  FF&E:(1)                       $23,180,404             $252,843
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:            Portfolio

 TITLE:                             Fee/Leasehold

 PROPERTY TYPE:                     Hotel -- Full Service

 ROOMS:                             1,687

 LOCATION:                          Various

 YEAR BUILT/RENOVATED:              Various

 OCCUPANCY:                         69.6%

 OCCUPANCY DATE:                    06/30/04

 HISTORICAL NOI:

   2002:                            $21,855,594

   2003:                            $16,815,102

   TTM AS OF 7/31/04:               $17,982,288

 UW REVENUES:                       $79,771,019

 UW EXPENSES:                       $58,542,510

 UW NOI:                            $21,228,509

 UW NET CASH FLOW:                  $17,813,147

 APPRAISED VALUE:                   $227,000,000

 APPRAISAL DATES:                   07/14/04, 08/01/04
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
                                   A-NOTE               B-NOTE
                                -----------------------------------
 CUT-OFF DATE LOAN/ROOM:          $62,962              $ 79.81

 CUT-OFF DATE LTV:                  46.8%                59.3%

 MATURITY DATE LTV:                 40.5%                51.3%

 UW DSCR:                           2.12x                1.66x
--------------------------------------------------------------------------------
(1)  Includes budgeted Property Improvement Plan (PIP) expenditures of
     $23,180,404 to be allocated between the four properties as follows:
     $6,944,958 (Ravinia), $1,817,352 (Parsippany), $6,743,332 (Boston), and
     $7,674,762 (Wind Watch).

---------------------------------------------------------------------------------------------------------------------------
                                                     PORTFOLIO SUMMARY
                                                                                                                  ORIGINAL
                                                                                                   ORIGINAL      ALLOCATED
                                                           # OF    YEAR/BUILT      APPRAISED      ALLOCATED     LOAN AMOUNT
 PROPERTY NAME                             LOCATION       ROOMS    RENOVATED         VALUE       LOAN AMOUNT     PER ROOM
---------------------------------------------------------------------------------------------------------------------------

 HILTON PARSIPPANY                      Parsippany, NJ      510    1981/2001     $ 80,900,000   $ 35,105,556      $68,834
 CROWNE PLAZA RAVINIA                   Atlanta, GA         495       1986         62,300,000     29,725,333      $60,051
 HYATT REGENCY WIND WATCH               Hauppauge, NY       360       1989         46,600,000     23,153,889      $64,316
 COURTYARD BY MARRIOTT-BOSTON TREMONT   Boston, MA          322    1925/1997       37,200,000     18,515,222      $57,501
---------------------------------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE                                   1,687                  $227,000,000   $106,500,000      $63,130
---------------------------------------------------------------------------------------------------------------------------

                                      A-3-3

--------------------------------------------------------------------------------
                           HIGHLAND HOTEL PORTFOLIO
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
                               INDIVIDUAL PROPERTY HISTORICAL OPERATING STATISTICS

                                                    OCCUPANCY                               ADR
                                        ---------------------------------- --------------------------------------
                                                                TTM AS OF                              TTM AS OF
                  PROPERTY                  2002       2003      7/31/04        2002         2003       7/31/04
-----------------------------------------------------------------------------------------------------------------

 HILTON PARSIPPANY                          54.8%      60.2%       59.1%     $ 139.93     $ 123.61     $ 125.36
 CROWNE PLAZA RAVINIA                       61.7%      65.6%       63.7%     $ 104.62     $  95.96     $ 100.19
 HYATT REGENCY WIND WATCH                   71.8%      72.5%       75.9%     $ 122.90     $ 110.82     $ 110.27
 COURTYARD BY MARRIOTT-BOSTON TREMONT       78.1%      84.6%       86.0%     $ 113.63     $  98.29     $  99.38
-----------------------------------------------------------------------------------------------------------------
 TOTAL/WA PORTFOLIO                         64.9%      69.1%       69.2%     $ 120.92     $ 107.93     $ 109.80
-----------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                           REVPAR
                                             -----------------------------------
                                                                       TTM AS OF
                  PROPERTY                       2002        2003      7/31/04
--------------------------------------------------------------------------------

 HILTON PARSIPPANY                             $ 76.68     $ 74.36     $ 74.12
 CROWNE PLAZA RAVINIA                          $ 64.54     $ 62.93     $ 63.77
 HYATT REGENCY WIND WATCH                      $ 88.26     $ 80.37     $ 83.72
 COURTYARD BY MARRIOTT-BOSTON TREMONT          $ 88.75     $ 83.11     $ 87.53
--------------------------------------------------------------------------------
 TOTAL/WA PORTFOLIO                            $ 77.89     $ 73.96     $ 75.69
--------------------------------------------------------------------------------

THE LOAN. The Highland Hotel Portfolio loan is secured by first mortgage interests in four full service hotels located in four states containing a total of 1,687 rooms.

THE BORROWER. The borrower is HH FP Portfolio LLC, a special purpose entity controlled by Highland Hospitality Corporation ("Highland"). Highland is a
self-advised real estate investment trust that owns upscale full service, premium limited service and extended stay properties in major convention, business, resort, and airport markets in the United States and all-inclusive resort properties in certain beachfront destinations outside the country. The company completed its initial public offering in December 2003 and currently has a portfolio of 14 hotels with 4,168 rooms. Highland completed the acquisition of the subject portfolio from Wyndham International in August 2004 for $227 million
($134,558 per room).

THE PROPERTIES.

HILTON PARSIPPANY

The Hilton Parsippany hotel is a 510-room, commercially oriented full service hotel built in 1981 and located in Parsippany, New Jersey. The main hotel building contains the main lobby, two full service restaurants and approximately
19,971 square feet of meeting space. The 510 guest rooms include 144 king rooms and 5 suites. The guest rooms are contained in four guest room wings connected to the main building via elevators and several corridors. The guest room wings form a square around a courtyard that contains the hotel's outdoor pool and sundeck. The property also offers an indoor pool, an outdoor whirlpool, a fitness center, outdoor basketball and tennis courts with supporting facilities, and a gift shop. The property's main restaurant holds 183 guests and serves three meals a day. The hotel also offers a Ruth's Chris Steakhouse (leased), which serves lunch and dinner and holds up to 240 guests. The property's meeting space consists of an approximately 10,080 square foot Grand Ballroom, an approximately 2,304 square foot ballroom and several smaller rooms. The property underwent a major renovation of both guest and common areas between 1999 and
2001 and a total of approximately $9.8 million ($19,300 per room) has been spent on improvements since 1999. In addition, Highland plans on spending an additional $1.8 million on capital improvements at the property (escrowed at closing).

CROWNE PLAZA ATLANTA-RAVINIA

The Crowne Plaza Atlanta-Ravinia hotel is a 495-room, full service hotel located in the Perimeter section of Atlanta, Georgia. The hotel was constructed in 1986 and has operated under the Crowne Plaza brand name for several years. The hotel's main structure consists of a 15-story tower and offers a variety of guest room configurations including 43 suites. The hotel offers two full service restaurants including a 200-seat Italian restaurant that is leased to a third-party operator, a bar/lounge and approximately 32,965 square feet of meeting room space contained in 11 rooms. Other amenities include a business center, an indoor pool, an outdoor whirlpool and sundeck, a fitness center, a leased gift shop, outdoor basketball and tennis courts and a parking structure that is shared with the adjoining office complex. The property underwent a significant capital improvement program in 1999 and 2000 and approximately $5.1 million ($10,300 per room) has been spent on capital improvements since 1999.
Highland plans on spending an additional $6.9 million ($14,000 per room) at the property which amount was escrowed at loan closing. The property operates under the Crowne Plaza brand name, based on a franchise agreement with Holiday
Hospitality Franchising, Inc.

HYATT REGENCY WIND WATCH

The Hyatt Regency Wind Watch is a 360-room full service luxury resort hotel located in Hauppauge, Long Island, New York. The 10-story hotel was built in
1989 and operated as a Wyndham until August 2004. It was reflagged as a Hyatt upon closing in August under a management and franchise agreement between the borrower and Hyatt Corporation. The hotel offers approximately 14,804 square feet of meeting and banquet facilities contained in 10 rooms and two on-site food and beverage facilities. The hotel's amenities include the Hamlet Wind
Watch Golf Club (not part of the collateral), an 18-hole championship golf course located adjacent to the property, basketball, tennis and volleyball courts, indoor and outdoor swimming pools, whirlpool, spa, sauna, fitness center, gift shop and business center. The hotel has undergone approximately
$3.7 million ($11,100 per room) of capital improvements since 1999 with the majority of improvements completed between 1999 and 2001. In addition, Highland has escrowed an additional $7.7 million ($21,400 per room) for property improvements in accordance with Hyatt's Property Improvement Plan.
--------------------------------------------------------------------------------

                                     A-3-4

--------------------------------------------------------------------------------
                           HIGHLAND HOTEL PORTFOLIO
--------------------------------------------------------------------------------

COURTYARD BY MARRIOTT-BOSTON TREMONT

The Courtyard by Marriott-Boston Tremont is a 322-room full service hotel located in the Midtown Cultural District of downtown Boston, Massachusetts. The
14-story property was built in 1925 and has operated as Wyndham Tremont since
1988 when the property underwent a major renovation that included the addition of 41 new guestrooms. Highland executed a management and franchise agreement with Marriott on September 22, 2004 pursuant to which the property will be reflagged as a Courtyard by Marriott. Marriott commenced managing the property during October 2004 and the actual reflagging is expected to occur on or about
January 1, 2005. The property offers approximately 13,153 square feet of meeting space, a limited fitness center, a business center and a gift shop. The property also features a restaurant, a piano lounge and three night clubs all of which are leased to a third party operator. The hotel's guest rooms are located on floors 6 through 12 and 15 while the meeting space is located on the first and fifth floors. The property has undergone approximately $3.6 million ($11,100 per room) in capital improvements since 1999. In addition, Highland escrowed an additional $6.7 million ($20,800 per room) at closing for property improvements in accordance with the Marriott Property Improvement Plan (PIP).

THE MARKETS(1).

HILTON PARSIPPANY

The Hilton Parsippany hotel is located in Parsippany, New Jersey approximately
23 miles from Newark International Airport and approximately 32 miles from New
York City. The property is located in the Mack-Cali Business Campus, an 11 building, approximately 1.7 million square foot office campus with major tenants including Deloitte & Touche, Prudential, Cendant, and Kraft Foods. The campus is located in close proximity to U.S. Route 10, which in turn provides access to two of the region's major arteries: Interstates 80 and 287. The property's competitive set consists of five full service hotels that contain 1,685 rooms.
The commercial and meeting and group segments account for approximately 53% and approximately 32% of total accommodated room night demand, respectively, in the subject's competitive set. While diminished corporate demand and overall softness in the hospitality sector contributed to significant declines in rate, occupancy and RevPAR between 2001 and 2003, the competitive set and subject property have shown signs of stabilizing in 2004 with the subject's RevPAR thorugh June 2004 increasing approximately 2.2% over the same period in 2003.
The competitive set's supply has remained relatively unchanged in recent years and currently only one new hotel, an 80 room limited service Homewood Suites hotel located approximately 10 miles west of the property, is planned.

CROWNE PLAZA ATLANTA-RAVINIA

The Crowne Plaza Atlanta-Ravinia hotel is located in the Perimeter section of north-central Atlanta, Georgia approximately 21 miles from the Hartsfield
International Airport and 30 minutes from historic Buckhead. The hotel is easily accessible to the airport via Atlanta's MARTA transportation system. The hotel is located in the Central Perimeter in an area developed with numerous office developments, a regional mall and supporting mall strip centers, medical centers, and apartment and condominium developments. The property is located within the Ravinia Office Complex whose largest tenant is the Intercontinental
Group of Hotels with other major tenants including Gold Kist, Cox
Communications, and Hewlett-Packard. The Perimeter Mall is located immediately west of the property and is one of Atlanta's major retail destinations. The property's competitive set includes eight hotels that collectively contain 2,468 rooms. The property has more meeting space than any of its competitors and as such derives a larger percentage of its accommodated room night demand from the meeting and group segment (approximately 40%) than its competitive set
(approximately 30%). While the hotel and its competitive set experienced RevPAR declines between 2001 and 2003, the property maintained healthy RevPAR indexes of approximately 106.7, 105.9 and 107.9 in each of those years. Through June
2004, the property experienced an increase of approximately 2.7% in RevPAR versus the same period in 2003. There has been no addition to supply in the property's market in the last few years and no new hotels are currently planned or under development.

HYATT REGENCY WIND WATCH

The Hyatt Regency Wind Watch hotel is located in the hamlet of Hauppauge, New
York. Hauppauge is located in the town of Islip within central Suffolk County approximately 90 minutes from New York City. The property is located in close proximity to the Hauppauge Business Center, MacArthur Islip Airport, and the
Ronkonkoma train station, which provides train service to Manhattan. The primary demand drivers for the hotel include corporations such as Computer Associates and Forest Laboratories and the MacArthur Islip Airport. During 2004, Forest
Laboratories entered into a 3-year agreement to lease 41 rooms for use by its employees and guests. In addition, Forest Laboratories has leased the Great
South Bay room for use by its employees as a fitness center. The property's competitive set consists of four full service hotels and a premium limited service hotel that collectively contain 1,115 rooms. The competitive set's market mix is approximately 42% from commercial, approximately 28% from meeting and group, approximately 20% from leisure, and approximately 10% from contract demand. Both the subject and its competitive set experienced declines in performance during the economic downturn of 2002 and 2003, in large part due to their reliance on the transient commercial and meeting and group segments.
However, improved economic conditions in 2004 have resulted in stabilizing performance across the competitive set. The property experienced an approximate
7.9% increase in RevPAR for the six month period ending June 2004 versus the same period in 2003. The hotel's RevPAR index for 2002, 2003 and six months through June 2004 was approximately 104.7, 99.9 and 110.5, respectively. Only one new hotel is currently being developed in the market area. A 120-room
Holiday Inn & Suites hotel is expected to open in May 2005 approximately 10 miles east of the subject.
--------------------------------------------------------------------------------
(1)  Certain information was obtained from the Highland Hotel Portfolio appraisals dated July 14, 2004 and August 1, 2004. The appraisals rely upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisals.

                                     A-3-5

--------------------------------------------------------------------------------
                           HIGHLAND HOTEL PORTFOLIO
--------------------------------------------------------------------------------

COURTYARD BY MARRIOTT-BOSTON TREMONT

The Courtyard by Marriott-Boston Tremont Hotel is located in the heart of
Boston's Theatre District with close proximity to the Financial District and famous tourist attractions including Newbury Street and Faneuil Hall
Marketplace. Major demand generators for the hotel include local corporations, the area's tourist attractions and the Boston Convention Center. The hotel's competitive set consists of five full service hotels that collectively contain
2,621 rooms. The overall market has a commercial demand mix that comprises approximately 44% of accommodated room night demand followed by meeting and group demand (approximately 27%) and leisure demand (approximately 20%). The economic downturn and resulting slowdown in commercial, meeting and group and leisure segments resulted in significant declines in the competitive set's performance in 2002 and 2003. The property experienced annual RevPAR declines of approximately 16.6% and approximately 6.4% in 2002 and 2003 but with improving economic fundamentals resulting in increased corporate, group and leisure demand, the property experienced an approximate 6.2% increase in RevPAR for the six month period ending June 2004 compared to the same period in 2003. While there are several hotels currently under construction or planned in the property's overall market, two hotels, the Courtyard by Marriott-Back Bay and the Loews hotel, are expected to compete with the Courtyard by Marriott-Boston
Tremont Boston Hotel. The Loews is expected to open in 2007, while the Courtyard opened in May 2004.

PROPERTY MANAGEMENT.

Hyatt Corporation manages the Hyatt Regency Wind Watch. There are 212 Hyatt
Hotels and Resorts around the world, which are managed by affiliated groups of companies. Subsidiaries of Hyatt International Corporation operate 90 hotels and resorts in 39 countries, with an additional 22 hotels under development. Hyatt
Hotels Corporation and its subsidiaries operate, lease and franchise 124 hotels and resorts in the United States, Canada, and the Caribbean.

Marriott International, Inc. manages the Boston Tremont, which is in the process of being reflagged as a Courtyard by Marriott. Marriott is a worldwide hospitality company with over 2,800 lodging properties, totaling over 505,000 rooms, including over 8,500 vacation ownership villas, in the United States and
69 other countries and territories. The company is headquartered in Washington,
D.C., and has approximately 128,000 employees. In fiscal year 2003, the company reported sales from continuing operations of approximately $9 billion. Marriott operates and franchises hotels under the Marriott, JW Marriott, The
Ritz-Carlton, Renaissance, Residence Inn, Courtyard, TownePlace Suites,
Fairfield Inn, SpringHill Suites and Ramada International brand names; develops and operates vacation ownership resorts under the Marriott Vacation Club
International, Horizons, The Ritz-Carlton Club and Marriott Grand Residence Club
brand names; operates Marriott Executive Apartments; provides furnished corporate housing through the Marriott ExecuStay division; and operates conference centers.

Crestline Hotels & Resorts, Inc. manages the Hilton Parsippany and the Crowne
Plaza Atlanta--Ravinia. Crestline is one of the nation's largest independent hospitality management companies. The company's current portfolio of managed properties includes 36 hotels, resorts, and conference and convention centers with over 7,900 rooms. Crestline Hotels & Resorts is active in 11 states and the
District of Columbia, independently managing properties under brand names such as: Marriott, Hilton, Holiday Inn, Crowne Plaza, Renaissance, Radisson,
Residence, Courtyard and others. Crestline is a subsidiary of Barcelo Crestline.
-------------------------------------------------------------------------------

                                     A-3-6

--------------------------------------------------------------------------------
                           HIGHLAND HOTEL PORTFOLIO
--------------------------------------------------------------------------------

                                 [MAP OMITTED]

--------------------------------------------------------------------------------

                                     A-3-7

--------------------------------------------------------------------------------
                               CONTINENTAL PLAZA
--------------------------------------------------------------------------------

                                [PICTURE OMITTED]

                                [PICTURE OMITTED]

--------------------------------------------------------------------------------
                                     A-3-8

--------------------------------------------------------------------------------
                               CONTINENTAL PLAZA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:        $88,000,000

 CUT-OFF DATE PRINCIPAL
    BALANCE:                        $88,000,000

 % OF POOL BY IPB:                  4.4%

 LOAN SELLER:                       Barclays Capital Real Estate Inc.

 BORROWER:                          MSNW Continental Associates, LLC

 SPONSOR:                           Normandy Real Estate Partners, LLC,
                                    Morgan Stanley Real Estate Funds and
                                    Wafra Investments

 ORIGINATION DATE:                  09/01/04

 INTEREST RATE:                     5.7600%

 INTEREST ONLY PERIOD:              60 months

 MATURITY DATE:                     09/01/09

 AMORTIZATION TYPE:                 Interest Only

 ORIGINAL AMORTIZATION:             NAP

 REMAINING AMORTIZATION:            NAP

 CALL PROTECTION:                   L(24),Def(31),O(3)

 CROSS-COLLATERALIZATION:           No

 LOCK BOX:(1)                       CMA

 ADDITIONAL DEBT:(2)                $8,740,000

 ADDITIONAL DEBT TYPE:              Mezzanine Debt

 LOAN PURPOSE:                      Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
 ESCROWS/RESERVES:                      INITIAL                      MONTHLY
                                    --------------------------------------------
  Taxes:                               $476,931                     $249,222

  Insurance:                            $45,104                      $11,276

  CapEx:                                     $0                      $10,657

  Required Repairs:                     $20,738                           $0

  Ground Rent:                          $44,373                           $0

  TI/LC:                                     $0                      $84,257
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:            Single Asset

 TITLE:                             Fee/Leasehold

 PROPERTY TYPE:                     Office -- Suburban

 SQUARE FOOTAGE:                    639,315

 LOCATION:                          Hackensack, NJ

 YEAR BUILT/RENOVATED:              1968/1999

 OCCUPANCY:                         90.5%

 OCCUPANCY DATE:                    08/31/04

 NUMBER OF TENANTS:                 111

 HISTORICAL NOI:

   2002:                            $7,861,612

   2003:                            $7,905,131

   TTM AS OF 5/31/04:               $8,026,552

 UW REVENUES:                       $16,690,418

 UW EXPENSES:                       $7,323,756

 UW NOI:                            $ 9,366,662

 UW NET CASH FLOW:                  $ 8,209,272

 APPRAISED VALUE:                   $114,500,000

 APPRAISAL DATE:                    06/24/04
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE LOAN/SF:                 $138

 CUT-OFF DATE LTV:                     76.9%

 MATURITY DATE LTV:                    76.9%

 UW DSCR:                              1.60x
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
                                                     SIGNIFICANT TENANTS

                                                                    MOODY'S/    SQUARE     % OF       BASE         LEASE
 TENANT NAME                 PARENT COMPANY                          S&P(3)      FEET      GLA     RENT PSF   EXPIRATION YEAR
-----------------------------------------------------------------------------------------------------------------------------

 THE SHUBERT ORGANIZATION   NAP                                       NAP       31,610     4.9%     $ 24.25        2009
 MORKRYNSKI & ASSOCIATES    NAP                                       NAP       28,692     4.5%     $ 24.87        2008
 SUN MICROSYSTEMS, INC.     Sun Microsystems, Inc. (NASD: SUNW)     Baa3/BB+    21,997     3.4%     $ 28.00        2007
-----------------------------------------------------------------------------------------------------------------------------

(1)  Springing upon the occurrence of an event of default or failure to maintain a DSCR of 1.20x.

(2)  A $3,000,000 loan to MSNW Continental Acquisition, LLC, the parent of the borrower ("MSNW Acquisition"), is held by an affiliate of the borrower
     ("Continental Finance Inc.") and secured by MSNW Acquisition's ownership interest in the borrower. A $5,740,000 loan to an indirect equity owner of the borrower is held by Continental Finance Inc. and secured by that owner's 76.25% membership interest in the entity that holds a 41% ownership interest in MSNW Acquisition. For further information, see "Description of the Mortgage Pool--Additional Debt--Mezzanine Debt" in the prospectus supplement.

(3)  Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

                                     A-3-9

--------------------------------------------------------------------------------
                                CONTINENTAL PLAZA
--------------------------------------------------------------------------------

THE LOAN. The Continental Plaza loan is secured by a first mortgage interest in three office buildings and one retail building located in Hackensack, New
Jersey.

THE BORROWER. The borrower is MSNW Continental Associates LLC, a single purpose, single member Delaware limited liability company with two independent directors.
The sponsor is Normandy Real Estate Partners LLC, a private real estate investment company founded by Finn Wentworth and David Welsh in 2002. Morgan
Stanley Real Estate Funds ("MSREF") and Wafra Investments are additional equity partners in this transaction. MSREF is an active investor in domestic and international commercial properties. Wafra Investments is a U.S. registered investment advisor beneficially owned by The Public Institution for Social
Security of Kuwait (PIFAS). PIFAS is an autonomous agency controlled by the
State of Kuwait.

THE PROPERTY. Continental Plaza consists of two 10-story office buildings (Plaza
I and II), one 13-story office building (Plaza III), and one 1-story retail building totaling in aggregate 639,315 square feet. Plaza I and II are connected by a below grade concourse which includes retail shops and offices.
Additionally, the one-story retail building is occupied by TGI Friday's and is located between Plaza I and II. Continental Plaza consists of two tracts of land upon which the improvements have been constructed. The borrower owns a fee simple interest with respect to tract I and a leasehold interest with respect to tract II. The property is located off Route 4, and is in close proximity to the
Garden State Parkway and is within half a mile from the New Jersey Transit North
Hackensack Train Station. Amenities at the property include a security card access system, a conference center, a cafeteria, a U.S. Mail Substation, computer networking and equipment servicing, a dry cleaner, covered parking, a travel agency, a hair salon, Fed Ex, UPS, and DHL dropboxes, a Bank of America branch, and 24 hour/7day per week security guard service. The subject is occupied by 111 tenants, none of which occupies more than 4.9% of the total net rentable square footage. National tenants at the complex include Bank of
America, Sun Microsystems, UBS Painewebber, and The Shubert Organization.

THE MARKET(1). The property is located in Hackensack, New Jersey in the Bergen
County submarket, within the northern-central New Jersey office market. The existing multi-tenant office inventory is estimated to be approximately 156.6 million square feet with a 1st quarter 2004 overall vacancy rate of approximately 20.6% (32 million square feet). Bergen County is the third largest submarket in the north-central New Jersey office market, with a total existing inventory of approximately 22.3 million square feet. Office inventory within
Bergen County has increased from approximately 20.36 million square feet in
1996, translating into an average annual expansion of just over 250,436 square feet per year. Most of this growth has occurred in the northern and western portions of the county. Bergen County had a first quarter 2004 availability rate of approximately 19.5%. The first quarter 2004 average asking rental rate was approximately $25.32 per square foot, which is up from the approximate $24.69 per square foot level reported for the previous quarter. The comparables cited in the appraisal were constructed between 1979 and 1990 comprising a total of approximately 3.88 million square feet of rentable area and are on average approximately 91.05% leased. There have been no office additions made to the
Hackensack market over the past five years due to its built-up nature and scarcity of land. It is projected that any new construction will be in the form of redevelopment, expansion or renovations.

THE GROUND LEASE. A portion of the Continental Plaza property, which includes the two 10-story buildings located on tract II, is subject to a ground lease with an unaffiliated third party. The ground lease term expires on April 30,
2067, subject to extension to June 30, 2103. The ground lease and ground lessor's estoppel certificate contain standard leasehold mortgagee protections.
See "Risk Factors--Mortgage Loans Secured by Leasehold Interests May Expose
Investors to Greater Risks of Default and Loss" in the prospectus supplement.

PROPERTY MANAGEMENT. Continental Plaza is managed by Normandy Continental
Manager, LLC, a Delaware limited liability company, an affiliate of the borrower, pursuant to the Property Management and Leasing Agreement dated
September 1, 2004.
-------------------------------------------------------------------------------

(1)  Certain information was obtained from the Continental Plaza appraisal dated
     June 24, 2004. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                     A-3-10

--------------------------------------------------------------------------------
                               CONTINENTAL PLAZA
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                     LEASE ROLLOVER SCHEDULE(1)

                 NUMBER      SQUARE      % OF                    % OF BASE    CUMULATIVE    CUMULATIVE    CUMULATIVE    CUMULATIVE %
               OF LEASES     FEET        GLA       BASE RENT       RENT      SQUARE FEET     % OF GLA     BASE RENT    OF BASE RENT
 YEAR           EXPIRING   EXPIRING   EXPIRING     EXPIRING      EXPIRING      EXPIRING      EXPIRING      EXPIRING      EXPIRING
------------------------------------------------------------------------------------------------------------------------------------

 VACANT           NAP       52,333       8.2%         NAP          NAP          52,333          8.2%         NAP           NAP
 2004+MTM           7       36,613       5.7     $   950,842        6.3%        88,946         13.9%     $   950,842         6.3%
 2005              21      109,540      17.1       2,730,854       18.1        198,486         31.0%     $ 3,681,696        24.4%
 2006              12       51,738       8.1       1,396,343        9.3        250,224         39.1%     $ 5,078,038        33.7%
 2007              18       90,702      14.2       2,456,936       16.3        340,926         53.3%     $ 7,534,974        50.0%
 2008              24      128,467      20.1       3,368,998       22.3        469,393         73.4%     $10,903,972        72.3%
 2009              10       73,538      11.5       1,817,008       12.1        542,931         84.9%     $12,720,980        84.4%
 2010               7       49,393       7.7       1,203,240        8.0        592,324         92.6%     $13,924,220        92.4%
 2011               1        5,015       0.8              --        0.0        597,339         93.4%     $13,924,220        92.4%
 2012               4       15,532       2.4         495,712        3.3        612,871         95.9%     $14,419,932        95.6%
 2013               1        9,430       1.5         300,000        2.0        622,301         97.3%     $14,719,932        97.6%
 2014               1        4,652       0.7         106,996        0.7        626,953         98.1%     $14,826,928        98.3%
 THEREAFTER         5       12,362       1.9         250,514        1.7        639,315        100.0%     $15,077,442       100.0%
 TOTAL            111      639,315       100%    $15,077,442        100%
------------------------------------------------------------------------------------------------------------------------------------

(1)  The above table represents the lease rollover schedule as determined by the
     Underwriter's rentroll.

                                     A-3-11

--------------------------------------------------------------------------------
                                CONTINENTAL PLAZA
--------------------------------------------------------------------------------

                                 [MAP OMITTED]

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                                     A-3-12

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                               CONTINENTAL PLAZA
--------------------------------------------------------------------------------

                                [GRAPH OMITTED]

                                [GRAPH OMITTED]

                                [GRAPH OMITTED]

                  Note: This exhibit is provided for illustrative purposes only.

--------------------------------------------------------------------------------

                                     A-3-13

--------------------------------------------------------------------------------
                                 ABB BUILDING
--------------------------------------------------------------------------------

                               [PICTURE OMITTED]

                               [PICTURE OMITTED]

--------------------------------------------------------------------------------

                                     A-3-14

--------------------------------------------------------------------------------
                                  ABB BUILDING
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:         $50,000,000

 CUT-OFF DATE PRINCIPAL BALANCE:     $50,000,000

 % OF POOL BY IPB:                   2.5%

 LOAN SELLER:                        Barclays Capital Real Estate Inc.

 BORROWER:                           3150 Briarpark LP

 SPONSOR:                            N/A

 ORIGINATION DATE:                   10/18/04

 INTEREST RATE:                      5.7900%

 INTEREST ONLY PERIOD:               60 months

 MATURITY DATE:                      11/01/09

 AMORTIZATION TYPE:                  Interest Only

 ORIGINAL AMORTIZATION:              NAP

 REMAINING AMORTIZATION:             NAP

 CALL PROTECTION:                    L(24),Def(34),0(2)

 CROSS-COLLATERALIZATION:            No

 LOCK BOX:                           Hard

 ADDITIONAL DEBT:(1)                 See Footnote (1)

 ADDITIONAL DEBT TYPE:               NAP

 LOAN PURPOSE:                       Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
 ESCROWS/RESERVES:                INITIAL                   MONTHLY
                                  ----------------------------------

  Taxes:(2)                              $0                    $0

  Insurance:(2)                          $0                    $0

  CapEx:                                 $0                $7,817

  TI/LC(3):                      $1,500,000                    $0

  Other:(4)                      $3,000,000                    $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:            Single Asset

 TITLE:                             Fee

 PROPERTY TYPE:                     Office - Suburban

 SQUARE FOOTAGE:                    469,027

 LOCATION:                          Houston, TX

 YEAR BUILT/RENOVATED:              1999/NAP

 OCCUPANCY:                         100%

 OCCUPANCY DATE:                    09/23/04

 NUMBER OF TENANTS:                 1

 HISTORICAL NOI:

   2002:                            NAP

   2003:                            NAP

   TTM:                             NAP

 UW REVENUES:                       $10,076,179

 UW EXPENSES:                       $4,565,762

 UW NOI:                            $5,510,417

 UW NET CASH FLOW:                  $4,783,425

 APPRAISED VALUE:                   $69,000,000

 APPRAISAL DATE:                    08/15/04
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE LOAN/SF:            $107

 CUT-OFF DATE LTV:                72.5%

 MATURITY DATE LTV:               72.5%

 UW DSCR:                         1.63x
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
                                            SIGNIFICANT TENANTS

                                           MOODY'S/      SQUARE       % OF        BASE           LEASE
    TENANT NAME       PARENT COMPANY         S&P          FEET         GLA      RENT PSF     EXPIRATION YEAR
------------------------------------------------------------------------------------------------------------

 ABB INC.          ABB Ltd.                Ba2/BB+       469,027      100%      $ 13.77           2009
------------------------------------------------------------------------------------------------------------

(1)  Not applicable with respect to the borrower. 3150 BP Tenant Corp., the 99%
     limited partner, and sole member of the master lessee, has incurred unsecured debt in the original principal amount of $13,000,000 from Alton
     Properties & Trading S.A. ("Alton"), a Panama corporation (the "Tenant
     Debt"). The Tenant Debt is interest-only, bears interest at a rate of
     14.50% per annum, and matures on the earlier to occur of October 18, 2009 and the date on which the master tenant transfers its interest in the related mortgaged property. Alton has entered into a subordination and standstill agreement with lender which provides that Alton will not be entitled to exercise remedies following a default or an event of default under the Tenant Debt without the consent of the lender. In addition, the lender has received a pledge of the note evidencing the Tenant Debt as collateral for Alton's obligations under the subordination and standstill agreement.

(2)  At closing, the borrower was not required to fund an escrow for taxes or insurance. Tax and insurance reserves will be collected upon the occurrence and continuance of an event of default under the loan documents or if the borrower fails to provide evidence of payment to the lender.

(3)  At closing, the borrower deposited $1,500,000 into a TI/LC escrow account.

(4)  As additional security for the loan, at closing the lender required an upfront reserve of $3,000,000. In addition, on October 1 of each year during the term of the loan, the borrower is required to deliver to lender either (x) $3,000,000 in cash or (y) an irrevocable letter of credit in the face amount of $3,000,000 from an issuer with a long-term senior debt rating of at least "A" by S&P.

                                     A-3-15

--------------------------------------------------------------------------------
                                 ABB BUILDING
--------------------------------------------------------------------------------

THE LOAN. The ABB Building loan is secured by a first mortgage interest in a
469,027 square foot office building located in Houston, Texas.

THE BORROWER. The borrower is 3150 Briarpark, L.P. a single purpose limited partnership company with a bankruptcy remote general partner that is a limited liability company wholly-owned by a single corporation with an independent director. The sponsors are high net worth clients of Falcon Real Estate
Advisors, Ltd. ("Falcon"), a real estate advisory firm based in New York City that specializes in providing advisory and asset management services primarily for non-U.S. individuals and institutional investors in real estate located in the United States. Falcon maintains operational control over the property and has a fiduciary responsibility to the borrower under an asset management agreement that was approved by and assigned to Lender.

The borrower has entered into a master lease of its entire interest in the property with 3150 Briarpark Tenant L.P., a Delaware limited partnership, as master lessee, in order to accommodate restrictions under Islamic law with respect to certain investors in the master lessee which prohibit such investors from paying interest and otherwise engaging in conventional mortgage borrowing.
The master lessee is a single purpose bankruptcy remote entity which has no material assets other than its interest in the master lease.

The master lease provides for ongoing monthly lease payments in an amount equal to the interest payments due under the ABB Building loan and, other expenses of the borrower. The master lease contains a purchase option with respect to the property in favor of the master lessee at a purchase price equaling an initial option payment of $9,905,461 and a final option payment in the amount of the outstanding principal balance on the ABB Building loan.

THE PROPERTY. The ABB Building is a 9-story Class A office building consisting of 469,027 square feet and includes a 5-story detached parking garage containing
2,164 spaces. The property was built in 1999 and is 100% leased to ABB, Inc., an affiliate of ABB Holdings, Inc. ABB Inc. is a subsidiary of ABB Group, which is held by the parent company ABB Ltd. (Moody's Ba2/S&P BB+). ABB Group, through its subsidiaries, manufactures equipment and offers services to the power transmission and distribution, automation, and oil, gas, and petrochemicals industries, and offers construction and financial services. ABB markets its products and services worldwide, and employs over 100,000 employees worldwide as of June 2004. For the six months ended June 2004, ABB reported $9.2 billion in revenue, and $90 million in net income. The lease is guaranteed by ABB Ltd. ABB has 20 years of renewal options consisting of four (4) 5-year options or two (2)
10-year options at 95% of the fair market rent with 18 months prior written notice.

THE MARKET(1). The ABB Building is located in the Westchase submarket in
Houston, Texas. The neighborhood is just west of the CBD at the intersection of the Sam Houston Tollway and Westheimer Road. The property is in close proximity to Route 8, which provides access to Interstates 10 and 610. The availability of land and office space, lack of zoning restrictions, amenities such as hotels, restaurants and retail facilities, access to all areas of the city, and proximity to the labor pools that reside in Houston's west side have historically made this an attractive site for small businesses and large international firms. The submarket occupancy of approximately 91.4% (based on
1,622,251 total square feet and 6 buildings), as defined by its competitive set, compares favorably to the overall Class A Houston office market occupancy of approximately 82.3%. The submarket average base rent per square foot is approximately $16.91, while the base rent per square foot at the subject property is approximately $13.77 triple net as of January 1, 2005.

RESERVES. The loan was structured with an upfront TI/LC reserve of
$1,500,000.00. In addition, the lender required an upfront reserve of
$3,000,000, and on October 1 of each year during the loan term, the borrower is required to deliver an additional $3,000,000, either in cash or in the form of an irrevocable letter of credit from an issuer with a long-term senior debt rationg of at least "A" from S&P. Excess cash flow will also be swept upon any of the following: (i) the date upon which ABB's long term senior unsecured credit rating falls below "BB" by S&P, (ii) April 1, 2008, unless ABB has exercised its extension option pursuant to its lease, (iii) the date on which
ABB delivers notice to the borrower of either its termination of the lease or its intention not to exercise the extension option, (iv) the date on which ABB vacates the property, (v) if there is a default in posting any annual installment of $3,000,000 as described above or (vi) the occurrence of an event of default. Excess cash flow will continue to be swept until one of the following events occurs: (i) the loan is paid in full, (ii) ABB exercises its extension option under its lease, (iii) an acceptable replacement tenant enters into a lease with the borrower, which lease provides for a lease term expiring no earlier than December 31, 2014, and such tenant is in occupancy of the ABB space, and (iv) ABB's long term senior unsecured credit rating is at least "BB"
by S&P.

PROPERTY MANAGEMENT. The ABB Building is managed by Falcon Real Estate
Investment Company, Ltd. ("Falcon") . Falcon currently provides management services for over 5 million square feet of commercial real estate in major markets nationwide. Falcon maintains operational control over the asset in accordance with an asset management agreement that was approved by and assigned to the lender. Falcon has a fiduciary responsibility to the borrower as stipulated in the asset management agreement.
--------------------------------------------------------------------------------
(1)  Certain information was obtained from the ABB Building appraisal dated
     August 15, 2004. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                     A-3-16

--------------------------------------------------------------------------------
                                 ABB BUILDING
--------------------------------------------------------------------------------

                                 [MAP OMITTED]

--------------------------------------------------------------------------------

                                     A-3-17

--------------------------------------------------------------------------------
                              SHERMAN TOWN CENTER
--------------------------------------------------------------------------------

                               [PICTURE OMITTED]

                               [PICTURE OMITTED]

                               [PICTURE OMITTED]

--------------------------------------------------------------------------------

                                     A-3-18

--------------------------------------------------------------------------------
                              SHERMAN TOWN CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:         $39,650,000

 CUT-OFF DATE PRINCIPAL
    BALANCE:                         $39,472,917

 % OF POOL BY IPB:                   2.0%

 LOAN SELLER:                        JPMorgan Chase Bank

 BORROWER:                           A-S 60 Hwy 75 -- Loy Lake, LP

 SPONSOR:                            NewQuest Properties

 ORIGINATION DATE:                   06/15/04

 INTEREST RATE:                      4.9500%

 INTEREST ONLY PERIOD:               NAP

 MATURITY DATE:                      07/01/14

 AMORTIZATION TYPE:                  Balloon

 ORIGINAL AMORTIZATION:              360 months

 REMAINING AMORTIZATION:             356 months

 CALL PROTECTION:                    L(24),Def(88),O(4)

 CROSS-COLLATERALIZATION:            No

 LOCK BOX:                           No

 ADDITIONAL DEBT:                    No

 ADDITIONAL DEBT TYPE:               NAP

 LOAN PURPOSE:                       Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
 ESCROWS/RESERVES:                 INITIAL                  MONTHLY
                               -------------------------------------------------
   Taxes:                            $74,668                $74,668

   Insurance:                        $61,936                 $5,161

   Cap Ex:                                $0                 $2,385

   Other:                       $9,318,574(4)                    $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:         Single Asset

 TITLE:                          Fee

 PROPERTY TYPE:                  Retail -- Shadow Anchored

 SQUARE FOOTAGE:                 285,312(1)

 LOCATION:                       Sherman, TX

 YEAR BUILT:                     2004

 OCCUPANCY:                      98.6%(2)

 OCCUPANCY DATE:                 09/16/04

 NUMBER OF TENANTS:              18

 HISTORICAL NOI:                 The property was built in 2004,
                                 therefore no historical NOI is available

 UW REVENUES:                    $5,164,078

 UW EXPENSES:                    $1,456,213

 UW NOI:                         $3,707,865

 UW NET CASH FLOW:               $3,479,605

 APPRAISED VALUE:                $50,900,000(3)

 APPRAISAL DATE:                 04/29/05
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE LOAN/SF:           $138(5)

 CUT-OFF DATE LTV:               77.5%

 MATURITY DATE LTV:              63.9%

 UW DSCR:                        1.37x
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
                                                     SIGNIFICANT TENANTS

                                                          MOODY'S/      SQUARE                      BASE            LEASE
       TENANT NAME               PARENT COMPANY            S&P(6)        FEET       % OF GLA     RENT PSF     EXPIRATION YEAR
------------------------------------------------------------------------------------------------------------------------------

 BELKS(7)                       Belks, Inc.                 NAP                   See footnote 7 below             2024
 CINEMARK                      Cinemark, Inc.               NAP        38,597     13.5%         $ 14.50            2023
 ROSS                        Ross Stores, Inc.            NAP/BBB      30,187     10.6%         $  9.50            2015
 BED, BATH & BEYOND        Bed Bath & Beyond Inc.         NAP/BBB      19,000      6.7%         $  7.82            2015
 PETCO                  PETCO Animal Supplies, Inc.        Ba3/BB      15,030      5.3%         $ 14.10            2014
 OLD NAVY                         Gap Inc.                Ba1/BB+      14,723      5.2%         $ 13.50            2010
------------------------------------------------------------------------------------------------------------------------------

(1)  The square footage doesn't include the improvements totaling approximately
     73,777 square feet owned and occupied by Belks and subject to a land lease with the Sherman Tower Center borrower with rent payable at $239,775 per year.

(2)  The property is 98.6% leased but the physical occupany is approximately
     85.0% as of October, 2004.

(3)  Represents the appraised value upon completion of certain remaining construction at the subject property. The lender has held back funds for the remaining construction costs and tenant obligations of the Sherman Town
     Center borrower.

(4)  The lender held back at closing approximately $9,318,574 for the remaining construction costs and tenant obligations of the Sherman Town Center borrower. Based on tenants that have finished construction/build-out of their space and taken occupancy, the current balance of the holdback account is approximately $4.4 million.

(5)  The cut-off date loan/square feet does not include the 73,777 square feet of improvements owned and occupied by Belks and subject to a land lease with the Sherman Town Center borrower. If included in the calculation the cut-off date loan/square feet would be $110.

(6)  Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

(7)  Belks owns and occupies 73,777 square feet of improvements at Sherman Town
     Center. Belks has entered into a land lease with the Sherman Town Center borrower expiring in 2024 requiring a current lease payment of $239,775 per year. While the improvements do not serve as collateral for the loan, the land and assignment of leases and rents do.

                                     A-3-19

--------------------------------------------------------------------------------
                              SHERMAN TOWN CENTER
--------------------------------------------------------------------------------

THE LOAN. The Sherman Town Center loan is secured by a first mortgage interest in a 285,312 square foot anchored retail center located in Sherman, Texas.

THE BORROWER. The borrower is A-S 60 Hwy 75 -- Loy Lake, LP, a special purpose entity whose principals are collectively known as NewQuest Properties. NewQuest
Properties is based in Houston and reportedly has over 2,500,000 square feet in development nationwide. The development firm has a portfolio of over 100 properties, including more than 50 retail centers across Texas.

The four principals of A-S 60 Hwy 75 -- Loy Lake, L.P. are Steve Alvis, Jay
Sears, Kyle Lippman, and H. Dean Lane, Jr. The principals began NewQuest
Properties in 1992. Steve Alvis has 23 years of real estate experience. Jay
Sears was the founder of Sears Realty Company, a commercial leasing and brokerage company, before joining NewQuest Properties. Kyle Lippman has 20 years of commercial law experience, and joined NewQuest Properties in 2001. H. Dean
Lane has 19 years of commercial property leasing and brokerage experience.

THE PROPERTY. Sherman Town Center is a 285,312 square foot Class A, anchored retail center located in Sherman, Texas. The subject improvements are constructed on an approximately 55.6 acre parcel and are part of a larger anchored retail center that was completed in 2003 and 2004 and contains 678,343 square feet in 23 buildings. The center is shadow anchored by a Wal-Mart
Supercenter located adjacent to the subject that is the only Wal-Mart in Sherman and the only Wal-Mart within an approximate 10-mile radius of the property. The center is also shadow anchored by Home Depot and Target. The collateral tenants include Belks (land lease), Hobby Lobby, Cinemark, Petco, Ross Dress for Less,
Bed Bath & Beyond, Old Navy, and Pier One Imports. The Cinemark theatre is the only new release theatre north of McKinney, Texas which is located approximately
28 miles south of Sherman. Sherman Town Center is located on US Highway 75, the primary north-south arterial serving the North Texas region and considered to be a primary growth corridor in North Texas. The subject along with its adjacent retail uses forms the largest retail destination in a wide area serving over 20 cities in North Texas and Southern Oklahoma.

Sherman Town Center's in-place leases range from approximately $7.25 per square foot to $26.75 per square foot, with an average rate of approximately $18.62 per square foot. The center's in-line rents range from approximately $16.32 per square foot to $26.75 per square foot, with an average in-line rent of approximately $17.43 per square foot. Its anchor rents range from approximately
$7.25 per square foot to $15.25 per square foot, with an average anchor rent of approximately $10.12 per square foot. The leases are all typically structured on a triple net basis.

As of September 2004, the property is approximately 98.6% leased and approximately 78.5% occupied. The loan was structured with four separate holdbacks totaling approximately $9,318,574. The holdbacks include: (i)
approximately $885,020 for leases signed and if the tenant will be in occupancy within 120 days of closing (105% of the outstanding landlord's obligation due under the lease plus six months of rent), (ii) approximately $2,227,553 for leases signed and the tenant will not be in occupancy within 120 days of closing
(110% of the landlord's obligation due under the lease plus 12 months rent),
(iii) approximately $3,250,074 for the completion of tenant build-out, and (iv)
for unleased space, the economic value of the leases or approximately
$2,955,927.

THE MARKET(1). Sherman Town Center is located at the southwest corner of US
Highway 75 and Loy Lake in Sherman, Texas, approximately 65 miles north of the
Dallas central business district. US Highway 75 is the major north-south arterial serving the region and connects Dallas, Texas to Tulsa, Oklahoma.
Highway 75 is a major growth corridor and is largely responsible for the rapid development of North Texas towns including McKinney and Allen. US 75 intersects with US Highway 82 one quarter mile south of the subject property. Highway 82 is a major east-west arterial serving the region. The subject serves a relatively wide trade area that stretches from north Texas to southern Oklahoma. The primary trade area covers approximately 20 square miles. The 2003 estimated population within a 20-mile radius of the subject was approximately 126,639.

Due to its distance from the Dallas metropolitan statistical area, the Sherman region is not included in a conventional retail submarket tracking. The most relevant retail submarket for which data is available is Southwest Collin
County, which contains the cities of Plano, Allen, and McKinney. Southwest
Collin County is the most comparable submarket to Sherman versus other Dallas suburbs because these three cities are geographically close to Sherman, are linked and centered along US Highway 75, have shopping centers similar to the subject property, and have all grown as a result of the same northbound wave of development that is now reaching Sherman.

Recent growth in the submarket has been attributable to an increase in retail development, which has been supported by both neighborhood demographics and primary traffic carriers within the area. The Southwest Collin County Submarket contains a total of approximately 4,600,000 square feet of retail space contained in neighborhood and community centers. The majority of the submarket is comprised of Class B and C properties with lower occupancy levels and rental rates than the subject property.

In the fourth quarter of 2003, the average asking rent was reported at approximately $19.37 per square foot (approximately $25.92 per square foot for centers built after 1994) and average vacancy was reported at approximately 6.4%
(approximately 4.4% for centers built after 1994) during the same period. Market occupancy rates range from approximately 85% to 90%, with comparable properties to the subject having an average occupancy rate of approximately 89.2%.
Comparable property rents for anchor space ranged from approximately $8.50 per square foot to approximately $16.00 per square foot, with in-line rents ranging from approximately $14.00 per square foot to approximately $25.00 per square foot.

PROPERTY MANAGEMENT. The subject property is managed by Home Asset, Inc.
officially doing business as NewQuest Properties. NewQuest Properties manages all of its own property, which includes more than 100 properties and over
2,000,000 square feet of retail space in 50 retail centers across Texas.
--------------------------------------------------------------------------------

(1)  Certain information was obtained from the Sherman Town Center appraisal dated April 29, 2004. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                     A-3-20

--------------------------------------------------------------------------------
                              SHERMAN TOWN CENTER
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
                                                     LEASE ROLLOVER SCHEDULE(1)

                 NUMBER     SQUARE     % OF                    % OF BASE    CUMULATIVE    CUMULATIVE    CUMULATIVE    CUMULATIVE %
               OF LEASES     FEET        GLA      BASE RENT      RENT      SQUARE FEET     % OF GLA     BASE RENT    OF BASE RENT
       YEAR     EXPIRING   EXPIRING   EXPIRING    EXPIRING     EXPIRING      EXPIRING      EXPIRING      EXPIRING      EXPIRING
----------------------------------------------------------------------------------------------------------------------------------

 VACANT           NAP       61,324       21.5%       NAP         NAP          61,324         21.5%         NAP           NAP
 2004 & MTM         0            0        0.0           $0         0.0%       61,324         21.5%             $0          0.0%
 2005               0            0        0.0            0         0.0        61,324         21.5%             $0          0.0%
 2006               0            0        0.0            0         0.0        61,324         21.5%             $0          0.0%
 2007               0            0        0.0            0         0.0        61,324         21.5%             $0          0.0%
 2008               0            0        0.0            0         0.0        61,324         21.5%             $0          0.0%
 2009               8       25,864        9.1       37,201        17.5        87,188         30.6%        $37,201         17.5%
 2010               1        5,950        2.1        9,173         4.3        93,188         32.6%        $46,374         21.8%
 2011               0            0        0.0            0         0.0        93,188         32.6%        $46,374         21.8%
 2012               0            0        0.0            0         0.0        93,188         32.6%        $46,374         21.8%
 2013               0            0        0.0            0         0.0        93,188         32.6%        $46,374         21.8%
 2014               5       39,390       13.8       51,195        24.0       132,528         46.5%        $97,569         45.8%
 AFTER              4      152,784       53.5      115,542        54.2       285,312        100.0%       $213,111        100.0%
----------------------------------------------------------------------------------------------------------------------------------
 TOTAL             18      285,312      100.0%    $213,111       100.0%
----------------------------------------------------------------------------------------------------------------------------------

(1)  The lease rollover schedule is based on a property rent roll dated 9/16/04.
     The property had a physical occupancy of 78.5% on this date. Multiple tenants with signed leases have taken occupancy since 9/16/04 and the physical occupancy as of 10/29/04 is approximately 85.0%.

                                     A-3-21

--------------------------------------------------------------------------------
                              SHERMAN TOWN CENTER
--------------------------------------------------------------------------------

                                 [MAP OMITTED]

--------------------------------------------------------------------------------

                                     A-3-22

--------------------------------------------------------------------------------
                              SHERMAN TOWN CENTER
--------------------------------------------------------------------------------

                                 [MAP OMITTED]

--------------------------------------------------------------------------------

                                     A-3-23

--------------------------------------------------------------------------------
                             MEADOWS BUSINESS PARK
--------------------------------------------------------------------------------

[PICTURE OMITTED]

                    [PICTURE OMITTED]

                                   [PICTURE OMITTED]

                                                  [PICTURE OMITTED]

--------------------------------------------------------------------------------

                                     A-3-24

--------------------------------------------------------------------------------
                              MEADOWS BUSINESS PARK
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:           $39,750,000

 CUT-OFF DATE PRINCIPAL BALANCE:       $39,460,143

 % OF POOL BY IPB:                     2.0%

 SHADOW RATING (M/S):                  Baa2/BBB

 LOAN SELLER:                          CIBC, Inc.

 BORROWER:                             A & E Subsidiary LLC

 SPONSOR:                              Emmes Realty Services, LLC

 ORIGINATION DATE:                     04/12/04

 INTEREST RATE:                        5.6900%

 INTEREST ONLY PERIOD:                 NAP

 MATURITY DATE:                        05/01/09

 AMORTIZATION TYPE:                    Balloon

 ORIGINAL AMORTIZATION:                324 Months

 REMAINING AMORTIZATION:               318 Months

 CALL PROTECTION:                      L(24),Def(26),O(4)

 CROSS-COLLATERALIZATION:              No

 LOCK BOX:                             Springing

 ADDITIONAL DEBT:                      No

 ADDITIONAL DEBT TYPE:                 NAP

 LOAN PURPOSE:                         Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
 ESCROWS/RESERVES:                         INITIAL             MONTHLY
                                        ----------------------------------------
   Taxes:                                 $400,593             $40,059

   Insurance:                             $290,070             $29,007

   CapEx(1):                               $14,358             $14,358

   Required Repairs:                       $78,750                  $0

   TI/LC(2):                              $350,254             $50,254

   GSA Reserve(3):                              $0             $31,720

   Holdback Reserve(4):                   $288,732                  $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:               Portfolio

 TITLE:                                Fee

 PROPERTY TYPE:                        Various

 SQUARE FOOTAGE:                       862,716

 LOCATION:                             Baltimore, MD

 YEAR BUILT/RENOVATED:                 Various

 OCCUPANCY:                            82.8%

 OCCUPANCY DATE:                       09/02/04

 NUMBER OF TENANTS:                    57

 HISTORICAL NOI:

   2002:                               $5,798,716

   2003:                               $5,529,343

   TTM AS OF 7/31/04:                  $4,946,348

 UW REVENUES:                          $9,700,088

 UW EXPENSES:                          $2,981,449

 UW NOI:                               $6,718,672

 UW NET CASH FLOW:                     $6,175,000

 APPRAISED VALUE:                      $54,770,000

 APPRAISAL DATE:                       02/04/04
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE LOAN/SF:                $45.74

 CUT-OFF DATE LTV:                    72.0%

 MATURITY DATE LTV:                   66.3%

 UW DSCR:                             2.14x
--------------------------------------------------------------------------------

(1)  Replacement reserves will be collected at a monthly rate of $14,358, capped at $145,980 and replenished if drawn upon.

(2)  At closing, the guarantor deposited $350,254 into the TI/LC reserve account. TI/LC reserves will be collected at an annual rate of $603,049, capped at $750,000 and replenished if drawn upon.

(3)  The guarantor is required to make monthly deposits of $31,720 representing
     TI reimbursement under the GSA lease at the Dunleavy Building until October
     1, 2007. These funds will be deposited into a GSA reserve account and shall not be applicable to the TI/LC reserve cap. Funds shall be remitted to the guarantor if the following conditions are met (i) the GSA waives or fails to exercise its termination option under the Dunleavy GSA lease and the
     Gwynn Oak Building GSA lease, and the GSA exercises its renewal option under the Gwynn Oak Building GSA lease and the Oak Meadows GSA leases; (ii)
     there is no event of default under the loan and (iii) DSCR of the portfolio is no less than 1.25x. In the event that GSA exercises one of the termination options described above or fails to exercise a renewal option described above, funds shall be remitted to the guarantor if the following conditions are met (a) a qualified replacement lease is entered into with respect to the applicable leased premises; (b) the guarantor shall have substantially completed all landlord's work and other pre-opening obligations of the landlord under such replacement lease; and (c) the replacement tenant having taken possession of the demised premises, having paid its first month's rental payment and having delivered a clean estoppel to the lender. If the reserve release conditions are satisfied, the lender will first apply the reserve balance to the TI/LC reserve to bring its balance to $200,000 (if necessary), and subsequently remit any remaining funds to the guarantor.

(4)  At closing, the lender held back $288,732 in connection with Radio One and
     Mattress Warehouse taking occupancy at the subject property. Funds will be remitted to the guarantor if (i) all work associated with the tenants'
     spaces has been substantially completed, (ii) all leasing costs associated with the tenants' spaces has been paid, (iii) the tenants have taken occupancy and opened for business, (iv) tenants provided the lender with estoppels attesting to the aforementioned and (v) there has been no default under the leases.

                                     A-3-25

--------------------------------------------------------------------------------
                              MEADOWS BUSINESS PARK
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                    SIGNIFICANT TENANTS
                                                                                                                     LEASE
                                                                                 SQUARE      % OF      BASE RENT   EXPIRATION
 TENANT NAME                            PARENT COMPANY         MOODY'S/S&P(1)     FEET        GLA         PSF         YEAR
---------------------------------------------------------------------------------------------------------------------------------

 SOCIAL SECURITY ADMINISTRATION
  ("GSA/SSA")                      United States Government       Aaa/AAA       272,1082     31.5%     $ 16.512    Various(2)
---------------------------------------------------------------------------------------------------------------------------------

(1)  Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

(2)  The Social Security Administration is currently subject to six leases at four properties within the Meadows Business Park as outlined in the table below:

--------------------------------------------------------------------------------
 PROPERTY NAME          SQUARE FEET      BASE RENT PSF     LEASE EXPIRATION YEAR
--------------------------------------------------------------------------------
 MEADOWS EAST              70,004          $ 17.01                  2007

 MEADOWS EAST              49,901          $ 19.32                  2015

 DUNLEAVY                  75,076          $ 16.07                  2012

 OAK MEADOWS               19,570          $ 15.83                  2006

 OAK MEADOWS               29,470          $ 19.73                  2015

 GWYNN OAK                 28,087          $  8.56                  2005

 TOTAL/WTD. AVG.          272,108          $ 16.51
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                               YEAR    SQUARE                                                              APPRAISED
         PROPERTY NAME            LOCATION    BUILT     FEET    OCCUPANCY                      TOP TENANTS                   VALUE
------------------------------------------------------------------------------------------------------------------------------------

BRAKA BUILDING               Baltimore, MD   1970      35,477     100.0%   K&G Men's Company, Inc.                       $ 1,400,000

WHITESTONE BUILDING          Baltimore, MD   1967     102,442      61.9%   Space, Ltd., Dynamex Operations East and        2,700,000
                                                                           Anderson Mid-Atlantic

FOUR SIXES BUILDING          Baltimore, MD   1973      29,759     100.0%   Blockbuster Video, Diamond Dental and           3,400,000
                                                                           Alice Manor Adult Daycare

BROOKVIEW BUILDING           Baltimore, MD   1969      33,003      86.4%   Rynn's Luggage and Zeffert Catering             1,200,000

MEADOWWOOD EAST BUILDING     Baltimore, MD   1971      41,746      69.5%   Baltimore County Public Schools and The         3,400,000
                                                                           Johns Hopkins University

BELTWAY BUILDING             Baltimore, MD   1962      46,507      89.8%   TAG Engineering, Inc. and Chesapeake            3,000,000
                                                                           Controls Co., Inc.

GWYNN OAK BUILDING           Baltimore, MD   1968      28,087     100.0%   Social Security Administration                  2,000,000

MICHAEL BUILDING             Baltimore, MD   1968      53,336      90.9%   The Great Atlantic & Pacific Tea Company,       4,000,000
                                                                           Inc. and UPS Service Parts Logistics, Inc.

HUNTER BUILDING              Baltimore, MD   1972      22,192     100.0%   Mattress Warehouse                                470,000

EDWARDS BUILDING             Baltimore, MD   1972      36,457       0.0%   NAP                                             2,300,000

PROFESSIONAL BUILDING        Baltimore, MD   1965      30,252      52.3%   Kenwood Kitchens, Inc., Christopher Goode       2,100,000
                                                                           d/b/a CKO Aerobics and Bragg Enterprises,
                                                                           Inc.

RADCLIFFE BUILDING           Baltimore, MD   1964      33,730      72.0%   Atlantic Air, Steamco and Jay Bee Press         1,200,000

DUNLEAVY BUILDING            Baltimore, MD   1969      75,076     100.0%   Social Security Administration                  8,800,000

SATHER BUILDING              Baltimore, MD   1968      53,092     100.0%   Cabinet Max Corporation, Carpet Depot           1,300,000
                                                                           and Battery Warehouse

MEADOWWOOD WEST BUILDING     Baltimore, MD   1971      24,000     100.0%   Center for Holistic Services, Inc. and          1,850,000
                                                                           Comcast

EVENS BUILDING               Baltimore, MD   1968      35,471      49.3%   Radio One                                       2,100,000

MEADOWS EAST BUILDING        Baltimore, MD   1973     119,905     100.0%   Social Security Administration                  9,400,000

1ST NATIONAL BANK BUILDING   Baltimore, MD   1970       1,800       0.0%   NAP                                               250,000

OAK MEADOWS BUILDING         Baltimore, MD   1973      60,384     100.0%   Social Security Administration and Friendly     3,900,000
                                                                           Finance
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                862,716      82.8%                                                 $54,770,000
------------------------------------------------------------------------------------------------------------------------------------

                                     A-3-26

--------------------------------------------------------------------------------
                              MEADOWS BUSINESS PARK
--------------------------------------------------------------------------------

THE LOAN. The Meadows Business Park loan is secured by a fee interest in a
19-property, 862,716 square foot mixed-use portfolio located in Baltimore,
Maryland. The loan is shadow rated BBB by S&P and Baa2 by Moody's.

THE BORROWER. The borrower is A&E Subsidiary LLC whose sole member is A&E
Partners, LP, fee owner and guarantor/mortgagor of the loan. The borrower and guarantor each are single asset entities sponsored by Emmes Realty Services, LLC
("Emmes") and Apollo Real Estate Advisors ("Apollo").

Emmes is a full service real estate company specializing in acquisitions, property management, and leasing services. Emmes' portfolio comprises over 22 million square feet of commercial real estate with a market value in excess of
$1 billion. Apollo, which was formed in 1990, has managed 8 real estate funds with investments in over 210 real estate transactions.

THE PROPERTY. Meadows Business Park is a 19-building, mixed-use portfolio totaling 862,716 square feet. The properties, built in the 1960's and 1970's, are situated on 51.4 acres in Baltimore, Maryland.

The properties consist of 5 multi-story office buildings, 6 single-story office buildings, 6 industrial/flex, 1 retail/mixed use building with first floor retail and second floor office space, and 1 single-story retail building.
Collectively, the properties provide surface parking for 2,737 vehicles resulting in a parking ratio of 3.7/1,000 square feet. The borrower acquired the properties in 1994 and has since invested approximately $15.8 million in capital improvements.

The properties are currently 82.8% leased to 57 tenants. The largest tenant, the
Social Security Administration ("GSA/SSA"), which has been in occupancy at one or more of the properties since at least the early 1970's, leases a total of
272,108 square feet (31.2% of the NRA) in 4 properties. GSA/SSA uses the space at the properties for administrative purposes and includes the following divisions: Office of the Inspector General, Office of Research, Evaluation, and
Statistics, Office of Environmental Health & Safety, Office of Investigations -
Allegation Management Division, and the Office of Acquisition and Grants. The
GSA/SSA main headquarters campus is located directly across the street from the properties. In addition to the GSA/SSA, other significant tenants include the regional headquarters and training center for The Great Atlantic & Pacific Tea
Company, Inc. (41,566 square feet or 4.8% of NRA) and K&G Men's Clothing
Wearhouse (35,477 square feet or 4.1% of NRA).

An all excess cash flow sweep will be instituted in the event that the DSCR falls below 1.15x for a period of two consecutive quarters. The lender will sweep all excess cash flow at the subject until such time that the DSCR exceeds
1.25x for a period of two consecutive quarters.

There are no releases of individual properties permitted under the loan documents.

THE MARKET(1).

The properties are located in Baltimore County, in the northern part of the state of Maryland. In 2003, Baltimore County had a population of 780,654 with a median household income of $55,286. In 2003, the population within a 5-mile radius of the properties was 360,145 with a median household income of $41,744.
According to the U.S. Department of Labor Statistics, largest employment sectors in 2003 were services (31.1%), trade (20.2%), and government (17.0%).

Baltimore County is served by an extensive transportation network that includes five interstate highways (Interstates 95, 70, 97, 83, and 795). Interstate 95
connects Baltimore with New York, Philadelphia, and Wilmington to the north, and with Washington, D.C. and numerous other cities stretching to Miami to the south.

The properties are situated immediately off of Interstate 695 (Baltimore
Beltway) and in the immediate neighborhood of the GSA/SSA headquarters, a major economic influence in the area with over 3 million square feet of space on approximately 280 acres of land and approximately 9,700 employees.
--------------------------------------------------------------------------------

(1)  Certain information was obtained from the Meadows Business Park appraisal dated February 4, 2004. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                     A-3-27

--------------------------------------------------------------------------------
                              MEADOWS BUSINESS PARK
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
The tables below are based on Reis's Office/Retail Reports and Torto Wheaton's
Industrial Report for the Baltimore Market and the West/Northwest Submarket as
of 2nd Quarter 2004.

BALTIMORE MARKET

PROPERTY TYPE           SQUARE FEET          VACANCY          RENTAL RATE

 Office                   51.3 MM             13.1%            $19.90/sf

 Industrial              173.2 MM             14.3%             $5.79/sf

 Retail                   31.3 MM              4.9%       $17.69/sf - $20.48/sf

WEST/NORTHWEST SUBMARKET

PROPERTY TYPE            SQUARE FEET         VACANCY          RENTAL RATE

 Office                    7.25 MM            12.1%            $17.91/sf

 Industrial                18.3 MM             8.0%             $3.59/sf

 Retail                     7.9 MM             4.5%       $18.15/sf - $21.35/sf

PROPERTY MANAGEMENT. The properties are managed by an affiliate of the borrower.
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                       LEASE ROLLOVER SCHEDULE

                                                                              CUMULATIVE
                NUMBER OF     SQUARE      % OF                     % OF        SQUARE      CUMULATIVE    CUMULATIVE      CUMULATIVE
                  LEASES       FEET        GLA      BASE RENT    BASE RENT      FEET        % OF GLA     BASE RENT    % OF BASE RENT
      YEAR       EXPIRING    EXPIRING    EXPIRING    EXPIRING     EXPIRING    EXPIRING      EXPIRING      EXPIRING       EXPIRING
------------------------------------------------------------------------------------------------------------------------------------

 VACANT            NAP       148,390       17.2%       NAP          NAP        148,390        17.2%         NAP            NAP
 2004 & MTM         2         11,498        1.3       $67,142        0.9%      159,888        18.5%        $67,142          0.9%
 2005              11        130,752       15.2       924,429       11.7       290,640        33.7%       $991,571         12.6%
 2006              11         95,407       11.1       810,961       10.3       386,047        44.7%     $1,802,531         22.9%
 2007               8         87,112       10.1     1,351,618       17.2       473,159        54.8%     $3,154,150         40.1%
 2008               7         71,652        8.3       554,462        7.0       544,811        63.2%     $3,708,611         47.1%
 2009               5         57,565        6.7       603,948        7.7       602,376        69.8%     $4,312,560         54.8%
 2010               5          7,688        0.9       123,580        1.6       610,064        70.7%     $4,436,140         56.4%
 2011               3         58,512        6.8       396,584        5.0       668,576        77.5%     $4,832,724         61.4%
 2012               1         75,076        8.7     1,206,800       15.3       743,652        86.2%     $6,039,524         76.7%
 2013               0              0        0.0             0        0.0       743,652        86.2%     $6,039,524         76.7%
 2014               2         39,693        4.6       287,143        3.6       783,345        90.8%     $6,326,666         80.4%
 AFTER              2         79,371        9.2     1,545,502       19.6       862,716       100.0%     $7,872,168        100.0%
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL             57        862,716      100.0%   $7,872,168      100.0%
------------------------------------------------------------------------------------------------------------------------------------

                                     A-3-28

--------------------------------------------------------------------------------
                              MEADOWS BUSINESS PARK
--------------------------------------------------------------------------------

                                 [MAP OMITTED]

--------------------------------------------------------------------------------

                                     A-3-29

--------------------------------------------------------------------------------
                          WALDEN POND AT EAST MORICHES
--------------------------------------------------------------------------------

                               [PICTURE OMITTED]

                               [PICTURE OMITTED]

                               [PICTURE OMITTED]

--------------------------------------------------------------------------------

                                     A-3-30

--------------------------------------------------------------------------------
                          WALDEN POND AT EAST MORICHES
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:            $38,000,000

 CUT-OFF DATE PRINCIPAL BALANCE:        $38,000,000

 % OF POOL BY IPB:                      1.9%

 LOAN SELLER:                           JPMorgan Chase Bank

 BORROWER:                              Frowein Road LLC

 SPONSOR:                               Rosario C. Cassata
                                        Robert L. Nicolia

 ORIGINATION DATE:                      09/20/04

 INTEREST RATE:                         5.4000%

 INTEREST ONLY PERIOD:                  24 Months

 MATURITY DATE:                         10/01/14

 AMORTIZATION TYPE:                     IO-Balloon

 ORIGINAL AMORTIZATION:                 360 Months

 REMAINING AMORTIZATION:                360 Months

 CALL PROTECTION:                       L(24),Def(91),O(4)

 CROSS-COLLATERALIZATION:               No

 LOCK BOX:                              No

 ADDITIONAL DEBT:                       $1,870,000

 ADDITIONAL DEBT TYPE:                  Unsecured debt to principals of
                                        the borrower

 LOAN PURPOSE:                          Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
 ESCROWS/RESERVES:                INITIAL                  MONTHLY
                              --------------------------------------------------
   Taxes:                         $205,660                 $29,380

   Engineering:                   $151,000                      $0

   Other(1):                       $25,000                      $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:        Single Asset

 TITLE:                         Fee

 PROPERTY TYPE:                 Multifamily -- Garden

 UNITS:                         324

 LOCATION:                      East Moriches, NY

 YEAR BUILT:                    2004

 OCCUPANCY:                     83.3%

 OCCUPANCY DATE:                10/01/04

 HISTORICAL NOI:                The property completed construction in 2004,
                                therefore no historical NOI is available.

 UW REVENUES:                   $5,261,802

 UW EXPENSES:                   $1,758,144

 UW NOI:                        $3,503,658

 UW NET CASH FLOW:              $3,438,858

 APPRAISED VALUE:               $47,500,000

 APPRAISAL DATE:                07/20/04
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE LOAN/SF:         $117,284

 CUT-OFF DATE LTV:             80.0%

 MATURITY DATE LTV:            69.9%

 UW DSCR:                      1.34x
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
                                                  MULTIFAMILY INFORMATION

                                                            APPROXIMATE
                                            AVERAGE UNIT   NET RENTABLE    % OF TOTAL    AVERAGE MONTHLY    AVERAGE MONTHLY
           UNIT MIX         NO. OF UNITS    SQUARE FEET         SF             SF          ASKING RENT       MARKET RENT
-----------------------------------------------------------------------------------------------------------------------------

 ONE BEDROOM                     20             957            19,140         4.8%            $1,246            $1,225

 TWO BEDROOM                    304            1,244          378,022         95.2            $1,438            $1,421

 TOTAL/WEIGHTED AVERAGE         324            1,226          397,162        100.0%           $1,426            $1,409
-----------------------------------------------------------------------------------------------------------------------------

(1)  Tax and insurance deductible deposit.

                                     A-3-31

--------------------------------------------------------------------------------
                         WALDEN POND AT EAST MORICHES
--------------------------------------------------------------------------------

THE LOAN. The Walden Pond at East Moriches loan is secured by a first mortgage interest in a 324-unit luxury garden apartment complex located in East Moriches,
New York.

THE BORROWER. The borrower is Frowein Road LLC., a special purpose entity with
East Moriches Corp. as a 1% owner and LLC manager. The Cassata Organization, owning 49.5%, and Nicolia LLC, also owning 49.5%, are the members. The Cassata
Organization is a real estate development and management company that has been in business for over 35 years.

Rosario Cassata and Robert Nicolia are the sponsors. They are both experienced owners and operators of apartment and senior citizen buildings in the Long
Island market and have developed single family homes, shopping centers, office buildings, mini-storage units and over 1,400 senior citizen and open market apartments throughout Long Island and Florida.

THE PROPERTY. Walden Pond at East Moriches is a newly constructed 324-unit luxury garden apartment complex situated on a 38.71 acre parcel. The units are contained in 20, two-story buildings. The property serves as an apartment home community for adults of age 55 and over. The unit mix includes 20 one-bedroom apartments with an average size of approximately 957 square feet and in-place rent ranging from approximately $1,199 to approximately $1,400 and 304 two-bedroom apartments with sizes ranging from approximately 1,186 to 1,276 square feet and in-place rents ranging from approximately $1,199 to $1,649.

The property features an approximately 10,000 square foot community center with a fitness center, indoor/outdoor hot tubs, theater room, billiard room, library with fireplace, pool, meeting room, catering facilities, outdoor veranda and three garage buildings. Other amenities include a 6 acre lake, golf area with chipping and putting green, shuffleboard, bocci ball and tennis courts, and picnic area with tables and barbeques. Unit amenities include central air, walk-in closets, washer and dryer, and covered outdoor porches. Safety and security features include a 24 hour gated entrance with video surveillance, on-site management office, fire sprinklers and smoke and heat detection units in every unit, as well as security alarm and panic systems in selected units.

The borrower purchased the land in 2000 and the property has been constructed in phases since 2003. Construction on the final phase was competed in July 2004.
Leasing activity began in June 2003 and as of October 2004, the property is approximately 83.3% occupied (270 occupied units). The property has averaged approximately 20 new leases per month for the past eight months and is projected to achieve a stabilized occupancy level by January 2005.

THE MARKET(1). Walden Pond is located in East Moriches, New York in Suffolk
County on the southern shore of Long Island. East Moriches is bordered on the north by Manorville, on the west by Center Moriches, on the south by Moriches
Bay, and on the east by Eastport. Walden Pond is located along the north side of
Frowein Road, west of its intersection with Pine Street and it is approximately
1,400 feet east of Gideon Road. It is easily accessible as it is located one mile west of the Montauk Highway and is within two miles of the Sunrise Highway, which are the primary east/west routes serving the south shore of Suffolk
County. The subject property is also less than five miles away from the Long
Island Expressway, which is the primary commercial east/west route connecting eastern Long Island to New York City.

The subject neighborhood is primarily residential with commercial establishments located along the major roadways. As of the first quarter of 2004, the
Brookhaven/East Suffolk submarket average vacancy was approximately 3.4%. The annualized submarket vacancy has been approximately 3.5%, 2.6%, and 2.5% over 1,
3, and 5 years, respectively. The current inventory level in the Brookhaven/East
Suffolk submarket consists of 107 properties and 17,793 units with no additional construction in the past year.

As of the first quarter of 2004, the Brookhaven/East Suffolk average asking rent for properties built after 1984 was approximately $1,517 per month with a mean for all properties of approximately $1,220 per month. The submarket rent has grown approximately 1.2% in the first quarter of 2004 with annualized increases of approximately 2.1%, 3.0%, and 3.6% over 1, 3, and 5 years, respectively.
Single family homes in the East Moriches area range in price from approximately
$450,000 to $700,000.

The Nassau-Suffolk PMSA has an average annual household income of approximately
$100,300 and a median annual household income of approximately $78,900, one of the highest in the region. The Nassau-Suffolk PMSA had a 2002 population of approximately 2.8 million with an annual growth of approximately 0.6% from
1992-2002. The 2003 estimated population within a 15-mile radius was approximately 331,780 with approximately 21.81%, or 72,361, of the population over the age of 55. Within this trade area, there are approximately 1,451 senior apartment units (excluding the subject) with an average occupancy of approximately 95.4%.

PROPERTY MANAGEMENT. The property is self-managed by the sponsors, Rosario
Cassata and Robert Nicolia. They manage over 1,400 units.
--------------------------------------------------------------------------------

(1)  Certain information was obtained from the Walden Pond at East Moriches appraisal dated July 20, 2004. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                     A-3-32

--------------------------------------------------------------------------------
                         WALDEN POND AT EAST MORICHES
--------------------------------------------------------------------------------

                                 [MAP OMITTED]

--------------------------------------------------------------------------------

                                     A-3-33

--------------------------------------------------------------------------------
                                FOUNTAIN SQUARE
--------------------------------------------------------------------------------

                               [PICTURE OMITTED]

                               [PICTURE OMITTED]

--------------------------------------------------------------------------------

                                     A-3-34

--------------------------------------------------------------------------------
                                 FOUNTAIN SQUARE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:            $36,250,000

 CUT-OFF DATE PRINCIPAL BALANCE:        $36,250,000

 % OF POOL BY IPB:                      1.8%

 LOAN SELLER:                           Barclays Capital Real Estate Inc.

 BORROWER(1):                           NNN Fountain Square, LLC

 SPONSOR:                               Anthony W. Thompson

 ORIGINATION DATE:                      10/28/04

 INTEREST RATE:                         5.5700%

 INTEREST ONLY PERIOD:                  24 months

 MATURITY DATE:                         11/01/14

 AMORTIZATION TYPE:                     IO-Balloon

 ORIGINAL AMORTIZATION:                 360 Months

 REMAINING AMORTIZATION:                360 Months

 CALL PROTECTION:                       L(24), Def(94), O(2)

 CROSS-COLLATERALIZATION:               No

 LOCK BOX:                              Hard

 ADDITIONAL DEBT:                       NAP

 ADDITIONAL DEBT TYPE:                  NAP

 LOAN PURPOSE:                          Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
 ESCROWS/RESERVES:                    INITIAL                 MONTHLY
                                   ---------------------------------------------
   Taxes:                             $640,813                $50,655

   Insurance:                          $20,962                 $2,727

   CapEx:                                   $0                 $4,036

   TI/LC(2):                          $500,000                 $8,333

   Other(3):                          $388,778                     $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:                 Single Asset

 TITLE:                                  Fee

 PROPERTY TYPE:                          Office -- Suburban

 SQUARE FOOTAGE:                         242,139

 LOCATION:                               Boca Raton, FL

 YEAR BUILT/RENOVATED5:                  1987/1998

 OCCUPANCY:                              95.9%

 OCCUPANCY DATE:                         10/14/04

 NUMBER OF TENANTS:                      52

 HISTORICAL NOI:

   2002:                                 $2,846,157

   2003:                                 $3,315,158

   ANNUALIZED AS OF APRIL 2004:          $3,701,958

 UW REVENUES:                            $5,894,408

 UW EXPENSES                             $2,329,159

 UW NOI:                                 $3,565,248

 UW NET CASH FLOW:                       $3,238,361

 APPRAISED VALUE:                        $51,500,000

 APPRAISAL DATE:                         10/07/04
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE LOAN/SF:                    $150

 CUT-OFF DATE LTV:                        70.4%

 MATURITY DATE LTV:                       61.8%

 UW DSCR:                                 1.30x
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
                                                   SIGNIFICANT TENANTS

                                                                MOODY'S/    SQUARE     % OF      BASE         LEASE
 TENANT NAME                             PARENT COMPANY          S&P(4)      FEET      GLA     RENT PSF   EXPIRATION YEAR
---------------------------------------------------------------------------------------------------------------------------

 RUTHERFORD MULHALL             NAP                               NAP       20,462     8.5%     $ 16.98        2005

 RYAN BECK MANAGEMENT COMPANY   NAP                               NAP       20,462     8.5%     $ 12.50        2014

 EMC CORPORATION                EMC Corporation (NYSE: EMC)      NR/BBB     15,905     6.6%     $ 21.06        2005
---------------------------------------------------------------------------------------------------------------------------

(1)  25 entities own undivided interests in the Fountain Square property as tenants in common and are joint and several borrowers under the Fountain
     Square loan.

(2)  $8,333 per month beginning in Year 2 through Year 3 of the loan and thereafter $20,178 per month.

(3)  Holdback until estoppel from Ryan Beck Management Company is received.

(4)  Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

(5)  Building I and II were constructed in 1987 and 1989, respectively, and
     Building III was constructed in 1998.

                                     A-3-35

--------------------------------------------------------------------------------
                                 FOUNTAIN SQUARE
--------------------------------------------------------------------------------

THE LOAN. The Fountain Square loan is secured by a first mortgage interest in three office buildings containing 242,139 square feet located in Boca Raton,
Florida.

THE BORROWER. The borrower, NNN Fountain Square, LLC, is a multi-member Delaware single purpose limited liability company with nine members, seven of which are individuals and one of which is a single purpose entity with two independent managers. Each other borrower is a single member Delaware limited liability with a corporate springing member and two individuals as independent managers. Triple
Net Properties, LLC is the manager of NNN Fountain Square, LLC and the vice president of each other borrower within the tenant-in-common structure. The sponsor, Anthony W. Thompson, has been involved in the securities and real estate industry since 1969. Triple Net Properties, LLC has advised that it is the subject of and cooperating in an investigation by the Securities and
Exchange Commission. For additional information, see "Risk Factors--Litigation or Other Legal Proceedings Could Adversely Affect the Mortgage Loans" in the
prospectus supplement.

THE PROPERTY. Fountain Square consists of three contiguous class A office buildings that contain a total of 242,139 square feet located on a 15.1 acre parcel of land. Buildings I and II were constructed in 1987 and 1989, respectively, and Building III was constructed in 1998. The property is currently 95.9% occupied by 52 tenants that encompass a mix of corporate and professional tenants. The tenant roster includes Gap, Inc., Liberty Mutual
Insurance, Robert Half International, Eli Lilly and Company, American Express,
Wachovia Bank, Bank Atlantic Bancorp. Inc., and EMC Corporation. Each building has four stories and offers a similar physical layout, including a center core design with an average floor plate of between 14,000 and 25,000 square feet.
Amenities at the buildings include onsite security with card key access and TV monitors, a central courtyard between the buildings, onsite banking, a restaurant, and 859 outdoor parking spaces.

The loan was structured with an upfront TI/LC reserve of $500,000. $100,000 will be collected in both years 2 and 3 and a reserve of $242,139 will be collected during each year thereafter. In addition, $48,432 in replacement reserves will be collected per year.

THE MARKET(1). Fountain Square is located in Boca Raton, Florida in Palm Beach
County. The subject property is located in the North Military Trail corridor of the Boca Raton East submarket approximately 20 miles south of West Palm Beach.
The surrounding area offers an extensive selection of restaurants, retail and banking services, and lodging. Demand generators include Florida Atlantic
University, which has a population of 25,000 students and the Town Center Mall, an approximately 1.23 million square foot regional mall anchored by Sears,
Burdines, Lord & Taylor, Nordstrom's, Saks Fifth Avenue, Ann Taylor, and
Bloomingdales that is located approximately two miles from the Fountain Square property. Access to the neighborhood is via Interstate 95 (approximately 1 mile east) and the Florida Turnpike which offer interchanges on Glades Road, located approximately 1/4 mile south of the property. As of year end 2003, the population totaled approximately 82,408 and 233,710 with an average household income of approximately $103,751 and $87,405, within a 3 and 5-mile radius of the subject property, respectively. As of second quarter 2004, the Boca Raton
East submarket contained approximately 3.546 million square feet of office space in 62 buildings, with an average asking rent of approximately $24.51 NNN and submarket vacancy of approximately 13.7%.

PROPERTY MANAGEMENT. Fountain Square is managed by Triple Net Properties Realty,
Inc., a subsidiary of Triple Net Properties, LLC, and an affiliate of the borrower, and submanaged by America's Capital Partners (ACP), which is not affiliated with the borrower. ACP has managed the property since 1999. ACP is one of the largest owner/managers of commercial real estate in the Miami-Dade,
Broward, and Palm Beach County MSA. ACP's portfolio is comprised of approximately 27 office properties encompassing 49 suburban office buildings consisting of approximately 5.2 million square feet.
--------------------------------------------------------------------------------

(1)  Certain information was obtained from the Fountain Square appraisal dated
     October 7, 2004. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                     A-3-36

--------------------------------------------------------------------------------
                                FOUNTAIN SQUARE
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                       LEASE ROLLOVER SCHEDULE

                 NUMBER      SQUARE      % OF                   % OF BASE    CUMULATIVE    CUMULATIVE    CUMULATIVE    CUMULATIVE %
               OF LEASES     FEET        GLA      BASE RENT       RENT      SQUARE FEET     % OF GLA     BASE RENT    OF BASE RENT
 YEAR           EXPIRING   EXPIRING   EXPIRING    EXPIRING      EXPIRING      EXPIRING      EXPIRING      EXPIRING      EXPIRING
------------------------------------------------------------------------------------------------------------------------------------

 VACANT           NAP        9,892       4.1%            NAP        NAP          9,892         4.1%            NAP         NAP
 2004 & MTM         1        1,613       0.7         $ 30,663       0.7%        11,505         4.8%     $   30,663         0.7%
 2005               8       65,135      26.9        1,215,253      29.2         76,640        31.7%     $1,245,916        29.9%
 2006              13       42,795      17.7          828,272      19.9        119,435        49.3%     $2,074,188        49.8%
 2007              10       55,901      23.1        1,033,656      24.8        175,336        72.4%     $3,107,844        74.7%
 2008               5       14,254       5.9          249,114       6.0        189,590        78.3%     $3,356,958        80.7%
 2009               5       11,372       4.7          216,024       5.2        200,962        83.0%     $3,572,982        85.9%
 2010               8       18,772       7.8          302,828       7.3        219,734        90.7%     $3,875,809        93.1%
 2011               1        1,943       0.8           30,155       0.7        221,677        91.5%     $3,905,965        93.9%
 2012               0           --       0.0               --       0.0        221,677        91.5%     $3,905,965        93.9%
 2013               0           --       0.0               --       0.0        221,677        91.5%     $3,905,965        93.9%
 2014               1       20,462       8.5          255,775       6.1        242,139       100.0%     $4,161,740       100.0%
 AFTER              0           --       0.0               --       0.0        242,139       100.0%     $4,161,740       100.0%
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL             52      242,139     100.0%     $4,161,740      100.0%
------------------------------------------------------------------------------------------------------------------------------------

                                     A-3-37

--------------------------------------------------------------------------------
                                 FOUNTAIN SQUARE
--------------------------------------------------------------------------------

                                 [MAP OMITTED]

--------------------------------------------------------------------------------

                                     A-3-38

--------------------------------------------------------------------------------
                                 FOUNTAIN SQUARE
--------------------------------------------------------------------------------
                         FOUNTAIN SQUARE STACKING PLAN

                               FOUNTAIN SQUARE 1

                               [GRAPHIC OMITTED]

                               FOUNTAIN SQUARE 2

                               [GRAPHIC OMITTED]

                               FOUNTAIN SQUARE 3

                               [GRAPHIC OMITTED]

                  Note: This exhibit is provided for illustrative purposes only.

--------------------------------------------------------------------------------

                                     A-3-39

--------------------------------------------------------------------------------
                    JEFFERSON COMMONS - STILLWATER/KNOXVILLE
--------------------------------------------------------------------------------

[PICTURE OMITTED]

                                             [PICTURE OMITTED]

[PICTURE OMITTED]

--------------------------------------------------------------------------------

                                     A-3-40

--------------------------------------------------------------------------------
                     JEFFERSON COMMONS-STILLWATER/KNOXVILLE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:           $32,000,000

 CUT-OFF PRINCIPAL BALANCE:            $32,000,000

 % OF POOL BY IPB:                     1.6%

 LOAN SELLER:                          JPMorgan Chase Bank

 BORROWER:                             Jefferson Commons-Knoxville, LP and
                                       Jefferson Commons-Stillwater, LP

 SPONSOR:                              JPI Investment Company, LP

 ORIGINATION DATE:                     06/30/04

 INTEREST RATE:                        5.4800%

 INTEREST ONLY PERIOD:                 24 Months

 MATURITY DATE:                        07/07/09

 AMORTIZATION TYPE:                    IO-Balloon

 ORIGINAL AMORTIZATION:                360 Months

 REMAINING AMORTIZATION:               360 Months

 CALL PROTECTION:                      L(24),Def(28),O(4)

 CROSS-COLLATERALIZATION:              No

 LOCK BOX:                             Hard

 ADDITIONAL DEBT:                      Yes

 ADDITIONAL DEBT TYPE:                 Mezzanine

 LOAN PURPOSE:                         Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
 ESCROWS/RESERVES:                    INITIAL             MONTHLY
                                  ----------------------------------------------
   Taxes:                            $186,651             $33,095

   Insurance:                              $0                  $0

   CapEx                                   $0             $15,000

   Engineering:                       $86,000                  $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:             Portfolio

 TITLE:                              Fee

 PROPERTY TYPE:                      Multifamily - Garden

 BEDS:                               1,440

 LOCATION:                           Stillwater, OK & Knoxville, TN

 YEAR BUILT/RENOVATED:               1999/NAP

 OCCUPANCY:                          93.4%

 OCCUPANCY DATE:                     09/24/04

 HISTORICAL NOI:

   2002:                             $2,404,396

   2003:                             $2,903,064

   TTM AS OF 7/31/2004:              $2,781,609

 UW REVENUES:                        $5,548,734

 UW EXPENSES:                        $2,592,905

 UW NOI:                             $2,955,828

 UW NET CASH FLOW:                   $2,775,828

 APPRAISED VALUE:                    $43,600,000

 APPRAISAL DATES:                    05/11/04, 05/13/04
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE LOAN/BED:             $22,222

 CUT-OFF DATE LTV:                  73.4%

 MATURITY DATE LTV:                 70.4%

 UW DSCR:                           1.28x
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                              PORTFOLIO

                                                                # OF     # OF   % OF TOTAL    AVERAGE RENT                APPRAISED
PROPERTY NAME                     LOCATION         YEAR BUILT   UNITS    BEDS      BEDS         PER BED      OCCUPANCY      VALUE
------------------------------------------------------------------------------------------------------------------------------------

JEFFERSON COMMONS -- STILLWATER   Stillwater, OK      1999       234     732       50.8%         $327          93.0%     $20,800,000

JEFFERSON COMMONS -- KNOXVILLE    Knoxville, TN       1999       211     708       49.2          $383          93.9%      22,800,000
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                           445    1,440     100.0%         $355          93.4%     $43,600,000
------------------------------------------------------------------------------------------------------------------------------------

                                     A-3-41

--------------------------------------------------------------------------------
                    JEFFERSON COMMONS-STILLWATER/KNOXVILLE
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
                                          MULTIFAMILY INFORMATION -- STILLWATER

                                                           APPROXIMATE                  AVERAGE MONTHLY
                                           AVERAGE UNIT   NET RENTABLE    % OF TOTAL     ASKING RENT      AVERAGE MONTHLY
           UNIT MIX         NO. OF BEDS    SQUARE FEET         SF             SF           PER BED         MARKET RENT
-----------------------------------------------------------------------------------------------------------------------------

 ONE BEDROOM/ONE BATH            18             477           8,586          10.8%           $625              $465

 TWO BEDROOM/TWO BATH           108             380          20,520          25.8            $390              $345

 THREE BEDROOM/TWO BATH         126             329          13,818          17.4            $340              $345

 FOUR BEDROOM/TWO BATH          240             279          16,740          21.1            $285              $295

 FOUR BEDROOM/FOUR BATH         240             330          19,800          24.9            $310              $295
-----------------------------------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE         732           1,795          79,464         100.0%           $327              $315
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
                                           MULTIFAMILY INFORMATION -- STILLWATER

                                                             APPROXIMATE                  AVERAGE MONTHLY
                                             AVERAGE UNIT   NET RENTABLE    % OF TOTAL     ASKING RENT      AVERAGE MONTHLY
            UNIT MIX          NO. OF BEDS    SQUARE FEET         SF             SF           PER BED         MARKET RENT
-----------------------------------------------------------------------------------------------------------------------------

 ONE BEDROOM/ONE BATH              27             377          10,179          15.1%           $600              $502

 TWO BEDROOM/TWO BATH              54             380          10,260          15.3            $470              $443

 THREE BEDROOM/THREE BATH           3             290             290           0.4            $425              $397

 FOUR BEDROOM/TWO BATH            456             283          32,262          48.0            $360              $355

 FOUR BEDROOM/FOUR BATH           168             339          14,238          21.2            $380              $355
-----------------------------------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE           708           1,669          67,229         100.0%           $383              $367
-----------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THE LOAN. The Jefferson Commons-Stillwater/Knoxville loan is secured by a first mortgage interest in two student housing apartment properties.

THE BORROWER. The borrowers are Jefferson Commons-Knoxville, L.P. and Jefferson
Commons-Stillwater, L.P., both special purpose entities. The sponsor of the loan is JPI Investment Company, L.P. ("JPIIC"). JPIIC is an experienced, fully integrated real estate firm that specializes in the acquisition, development, construction and management of residential communities, headquartered in Irving,
Texas. JPIIC is one of the largest developers of luxury multifamily properties in the US, and currently has over 24,000 units under management. JPIIC was a subsidiary of Southland Financial until the early 1990's when Hunt Realty invested in the partnership with the current management team.

THE PROPERTY. The Jefferson Commons-Stillwater/Knoxville portfolio consists of two student housing properties named Jefferson Commons at Stillwater Apartments and Jefferson Commons at Knoxville Apartments. The properties consist of 445 units containing 1,440 beds with a weighted average occupancy of approximately
93.4% and a weighted average monthly rent of approximately $354 per bed. Each apartment rents by the bed on an 11.5 month lease with parental guarantees for both rent payments and damage.

Jefferson Commons at Stillwater Apartments consists of 16 three story apartment buildings built on approximately 19.40 acres of land, and containing 234 fully-furnished apartment units (732 beds). It is located in Stillwater,
Oklahoma and is approximately 1.3 miles northeast of Oklahoma State University.
The property is five years old and was developed by JPIIC in 1999. Amenities at
Jefferson Commons at Stillwater Apartments include a pool, fitness center, volleyball court, basketball court, tennis court, business center, and clubhouse. Parking is also available at the property. The property's occupancy is approximately 93.0% and weighted average monthly rent is approximately $327 per bed.
--------------------------------------------------------------------------------

                                     A-3-42

--------------------------------------------------------------------------------
                    JEFFERSON COMMONS-STILLWATER/KNOXVILLE
--------------------------------------------------------------------------------

Jefferson Commons at Knoxville Apartments consists of 12 three story apartment buildings on approximately 8.04 acres of land, with 211 fully-furnished apartment units (708 beds). It is located in Knoxville, Tennessee and is approximately a half a mile from the University of Tennessee campus. It is also five years old and was developed by JPIIC in 1999. Amenities at Jefferson
Commons at Knoxville include a fitness center, computer lab, and clubhouse.
Parking is also available at the property. The property's occupancy is approximately 93.9% and weighted average monthly rent is approximately $383 per bed.

THE MARKETS(1).

JEFFERSON COMMONS AT STILLWATER APARTMENTS

The property is located in Stillwater, Oklahoma, approximately 65 miles west of
Tulsa and approximately 65 miles northeast of Oklahoma City. The property's neighborhood is bordered by West Airport Rd, West McElroy, North Jardot, and
North Washington. Oklahoma State University (OSU) is located in the Southwest area of Stillwater and is the subject area's predominant development. Jefferson
Commons at Stillwater Apartments is about 1.3 miles from the OSU campus and the university provides a shuttle bus for students to get to the campus from the property. There were approximately 21,113 students enrolled at the main campus in Fall 2003, an increase of approximately 1.9% from the 20,724 students enrolled in Fall 2002.

As of Fall 2003, the market area contained approximately 13,787 beds. OSU on-campus housing for Fall 2003 contained approximately 6,204 beds. The housing market consists mainly of university owned residence halls, private garden style complexes, and private rental houses. The majority of students live in the
Knoblock Street/University Avenue area on the southeast corner of campus or along the upper stretch of North Perkins Road, which is the location of the property. Overall occupancy for the market area was approximately 94.8% in Fall
2003, an increase from approximately 90.3% occupancy in Fall 2002. Occupancy for university on-campus housing has been 100% for the past two years. OSU estimates that approximately 33.9% of all undergraduates live in university owned residence halls.

JEFFERSON COMMONS AT KNOXVILLE APARTMENTS

The property is located in central Knoxville, Tennessee, on the southeast corner of Grand Avenue and S. Seventeenth Street. The neighborhood boundaries are considered to be IH 40 to the north, the Tennessee River to the south, US
Highway 129 to the west, and Henley Street to the east. Jefferson Commons at
Knoxville Apartments is located in a residential and commercial oriented area and is approximately 0.5 miles away from the University of Tennessee (UTK), four to six blocks north of the university.

Approximately 27,281 students are presently enrolled at UTK, with approximately
70.0% of students commuting to campus. The property is not only within walking distance from UTK, but is also served by the free trolley provided for students in the immediate area around campus. The overall occupancy for the University of
Tennessee off-campus student housing market was approximately 89.6% in 2003, the same rate as in 2002. During 2003, approximately 108 new off-campus beds were delivered to the market.

New construction in the area includes two new student housing apartment complexes scheduled for completion in Fall 2004. Three off-campus student housing properties currently compete with the property, with a total of 1,572 beds, average occupancy of approximately 84%, and an average rent of $346 per bed.

PROPERTY MANAGEMENT. The property manager of Jefferson Commons at Stillwater
Apartments and Jefferson Commons at Knoxville Apartments is JPI Apartment
Management, LP. JPI Apartment Management, LP has provided management and related services to over 148 conventional properties totaling approximately 60,000 units and 34 student living properties totaling approximately 23,000 beds. It is an experienced, fully integrated real estate firm that specializes and is solely involved in providing multifamily property management and leasing services. The property manager is affiliated with the borrower.
--------------------------------------------------------------------------------

(1)  Certain information was obtained from the Jefferson Commons --
     Stillwater/Knoxville appraisal dated May 11, 2004 and May 13, 2004. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                     A-3-43

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                    JEFFERSON COMMONS - STILLWATER/KNOXVILLE
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                                     A-3-45

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                             1475 NITTERHOUSE DRIVE
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                                     A-3-46

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                             1475 NITTERHOUSE DRIVE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:            $32,000,000

 CUT-OFF DATE PRINCIPAL BALANCE:        $32,000,000

 % OF POOL BY IPB:                      1.6%

 LOAN SELLER:                           CIBC, Inc.

 BORROWER:                              AG/BVK Chambersburg Holdings, LP

 SPONSOR:                               Angelo, Gordon & Company

 ORIGINATION DATE:                      10/14/04

 INTEREST RATE:                         5.7500%

 INTEREST ONLY PERIOD:                  24 Months

 MATURITY DATE:                         11/01/14

 AMORTIZATION TYPE:                     IO-Balloon

 ORIGINAL AMORTIZATION:                 360 Months

 REMAINING AMORTIZATION:                360 Months

 CALL PROTECTION:                       L(24),DEF(92),O(4)

 CROSS-COLLATERALIZATION:               No

 LOCK BOX:                              Springing

 ADDITIONAL DEBT:                       No

 ADDITIONAL DEBT TYPE:                  NAP

 LOAN PURPOSE:                          Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
 ESCROWS/RESERVES:                      INITIAL                MONTHLY
                                   ---------------------------------------------
   Taxes:                              $113,173                $22,448

   Insurance:                          $195,782                $14,180

   CapEx(1):                                 $0                     $0

   TI/LC:                                $9,167                 $9,167
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:           Single Asset

 TITLE:                            Fee

 PROPERTY TYPE:                    Industrial -- Warehouse/Distribution

 SQUARE FOOTAGE:                   862,450

 LOCATION:                         Chambersburg, PA

 YEAR BUILT/RENOVATED:             1999/NAP

 OCCUPANCY:                        100.0%

 OCCUPANCY DATE:                   10/05/04

 NUMBER OF TENANTS:                1

 HISTORICAL NOI:

   2002:                           NAP

   2003:                           NAP

   TTM AS OF 8/31/04:              NAP

 UW REVENUES:                      $3,399,281

 UW EXPENSES:                      $101,978

 UW NOI:                           $3,297,302

 UW NET CASH FLOW:                 $3,086,849

 APPRAISED VALUE:                  $41,500,000

 APPRAISAL DATE:                   08/25/04
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE LOAN/SF:             $37

 CUT-OFF DATE LTV:                 77.1%

 MATURITY DATE LTV:                67.9%

 UW DSCR:                          1.38x
--------------------------------------------------------------------------------

(1)  Reserves for capital improvements will not be collected for the first two years of the loan term. Commencing on December 1, 2006 reserves for capital improvements will be collected at a rate of $125,000/year ($10,417/month).

----------------------------------------------------------------------------------------------------------------------
                                                  SIGNIFICANT TENANTS

                                           MOODY'S/      SQUARE       % OF       BASE RENT
    TENANT NAME        PARENT COMPANY        S&P          FEET        GLA           PSF          LEASE EXPIRATION YEAR
----------------------------------------------------------------------------------------------------------------------

 KMART                Kmart Corporation      NAP         862,450     100.0%       $ 4.26                 2016
----------------------------------------------------------------------------------------------------------------------

                                     A-3-47

--------------------------------------------------------------------------------
                            1475 NITTERHOUSE DRIVE
--------------------------------------------------------------------------------

THE LOAN. The 1475 Nitterhouse Drive loan is secured by a fee interest in an
862,450 square foot warehouse/distribution facility located in Chambersburg, PA.

THE BORROWER. The borrower is AG/BVK Chambersburg Holdings, LP, a single asset entity owned by Sam Kirschenbaum, Angelo, Gordon & Company ("Angelo Gordon") and
Blue Vista Sponsor Equity Fund, LLC ("Blue Vista"). AG/BVK Chambersburg, GP,
Inc. is the borrower's general partner, with AG/BVK Chambersburg Partners, LLC as the limited partner. The limited partner is the sole owner of the general partner and is managed by AG Asset Manager, Inc., an entity under the control of
Angelo Gordon.

Mr. Kirschenbaum is a principal of Hidrock Realty Inc., a fully integrated real estate firm specializing in leasing services, financial services, construction management, acquisitions, and property management.

Angelo Gordon is an investment management firm founded in 1988 by John Angelo and Michael Gordon. Angelo Gordon currently manages approximately $10 billion of investments for individual and institutional investors and since 1993, has invested over $2.8 billion in more than 100 real estate transactions encompassing approximately 160 properties.

Blue Vista is a $30 million investment fund that provides co-investment capital to purchasers of commercial real estate.

THE PROPERTY. 1475 Nitterhouse Drive is an 862,450 square foot warehouse/distribution building situated on an approximately 50.20-acre site in
Chambersburg, PA. The property, which was constructed in 1999, has 2 drive-up doors and 79 working dock-high doors of which 13 have rail spur access.
Approximately 98.5% of the property's NRA (849,200 square feet) consists of warehouse space with 32 foot clear ceilings, while the remaining 1.5% (13,250 square feet) is utilized as office space.

The property is 100% occupied by Kmart, which is subject to a 15-year, absolute triple net lease at a current base rent of $4.26 per square foot
($3,675,560/year) that increases by 12% every five years and expires on
September 1, 2016. Kmart has 2, five-year extension options at rental rates of
$6.15 per square foot and $7.07 per square foot, respectively. Kmart must give
12 months notice of its intention to exercise the extension options. Kmart
Corporation, the tenant's parent company, which is a wholly owned subsidiary of
Kmart Management Corporation, which is a wholly owned subsidiary of Kmart
Holding Corporation, guarantees the lease. Kmart invested approximately $30 million into its space including the installation of racking systems, conveyor systems, scanners, computer systems, technology infrastructure, and backup generators.

The property represents one of four Kmart national specialty centers (the other three are located in Forest Park, GA, Groveport, OH, and Mira Loma, CA) that support Kmart's distribution strategy. The property receives goods directly from suppliers and distributes them to regional distribution centers in Morrisville,
PA, Warren, OH, and Greensboro, NC, which support 393 stores, primarily on the east coast.

The loan is structured with a $110,000/year TI/LC reserve and a full cash flow sweep in the last year of the loan term, which will provide approximately $3.2 million by loan maturity.

The lender will institute an all excess cash flow sweep in the event that Kmart
Holding Corporation's market capitalization drops below $1 billion or DSCR drops below 1.15x for two consecutive calendar quarters.

THE MARKET(1). The property is located on the east side of Nitterhouse Road in
Chambersburg, Pennsylvania and has good access to eastern/western Pennsylvania and other parts of the mid-atlantic and mid-west via Interstates 81 and 76
(Pennsylvania Turnpike). Interstate 81 is a north-south freeway that extends from upstate New York (through Syracuse) to the north, and to Knoxville,
Tennessee to the south. Interstate 76 is an east-west freeway that connects eastern and western Pennsylvania. Interstate 76 feeds into Interstate 80 to the west and Interstate 95 to the east.

The property is located within the Chambersburg 5 Industrial Park which contains a large number of warehouse and distribution properties occupied by companies that include Amazon.com, Nursery Supplies, Ventura Foods, Ozburn-Hessey
Logistics, and Chambersburg Cold Storage.

As of 2003, the population for Chambersburg totaled approximately 18,076 people with a median household income of approximately $47,189.

The property is located in the Central Pennsylvania industrial market, which had a total inventory of 173.3 million square feet (1,679 buildings) with a vacancy rate of 8.8% as of the first quarter of 2004. The Central Pennsylvania industrial market is comprised of four submarkets: Harrisburg West, York County,
Harrisburg East, and Lancaster County. The property is located in the Harrisburg
West submarket, which is the largest of the four submarkets with a total inventory of 51.5 million square feet (335 buildings) with a vacancy rate of
10.7% as of the first quarter of 2004.

PROPERTY MANAGEMENT. The property is managed by SJ Properties Chambersburg, LLP, an affiliate of Sam Kirschenbaum.
--------------------------------------------------------------------------------

(1)  Certain information was obtained from the 1475 Nitterhouse Drive appraisal dated September 13, 2004. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                     A-3-48

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                            1475 NITTERHOUSE DRIVE
--------------------------------------------------------------------------------

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                                     A-3-49

--------------------------------------------------------------------------------
                             THE WESTIN WESTMINSTER
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                                     A-3-50

--------------------------------------------------------------------------------
                             THE WESTIN WESTMINSTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:             $30,500,000

 CUT-OFF DATE PRINCIPAL BALANCE:         $30,500,000

 % OF POOL BY IPB:                       1.5%

 LOAN SELLER:                            CIBC, Inc.

 BORROWER:                               Inland Pacific Colorado, LLC

 SPONSOR:                                Timothy O'Byrne

 ORIGINATION DATE:                       09/10/04

 INTEREST RATE:                          5.7500%

 INTEREST ONLY PERIOD:                   12 months

 MATURITY DATE:                          10/01/11

 AMORTIZATION TYPE:                      IO-Balloon

 ORIGINAL AMORTIZATION:                  300 Months

 REMAINING AMORTIZATION:                 300 Months

 CALL PROTECTION:                        L(24),Def(55),O(4)

 CROSS-COLLATERALIZATION:                No

 LOCK BOX:                               Hard

 ADDITIONAL DEBT:                        Yes

 ADDITIONAL DEBT TYPE:                   Mezzanine

 LOAN PURPOSE:                           Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
 ESCROWS/RESERVES:                       INITIAL            MONTHLY
                                     -------------------------------------------
   Taxes:                                $278,099           $46,350

   Insurance:                            $257,154           $21,103

   FF&E (1):                             $ 64,175           $64,175

   Ground Lease:(2)                      $406,250           $81,250
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:                 Single Asset

 TITLE:                                  Fee/Leasehold

 PROPERTY TYPE:                          Hotel -- Full Service

 ROOMS:                                  369

 LOCATION:                               Westminster, CO

 YEAR BUILT/RENOVATED:                   2000

 OCCUPANCY:                              67.3%

 OCCUPANCY DATE:                         08/31/04

 HISTORICAL NOI:

   2002:                                 $5,669,568

   2003:                                 $4,952,196

   TTM AS OF 8/31//04:                   $5,252,982

 UW REVENUES:                            $19,435,809

 UW EXPENSES:                            $14,985,103

 UW NOI:                                 $4,450,705

 UW NET CASH FLOW:                       $3,673,273

 APPRAISED VALUE:                        $53,500,000

 APPRAISAL DATE:                         07/19/04
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE LOAN/UNIT:                 $82,656

 CUT-OFF DATE LTV:                       57.0%

 MATURITY DATE LTV:                      50.0%

 UW DSCR:                                1.60x
--------------------------------------------------------------------------------

(1)  Contractual FF&E reserves will be collected at a rate of 4% of total revenues.

(2)  Rents under both the conference center lease and the pavilion lease are payable quarterly in arrears. The initial deposit of $406,250 represents the rents for the quarter ending September 30, 2004, together with one-third of the installment of rents for the quarter ending December 31,
     2004. The monthly deposit is subject to escalation; the conference center rent increases annually during the term of the loan, while the pavilion rent remains constant.

--------------------------------------------------------------------------------------------------
                                      HOTEL OPERATING HISTORY

                                   2002              2003              T-12          UNDERWRITTEN
--------------------------------------------------------------------------------------------------

 OCCUPANCY                           61.82%            64.31%            67.32%            68.00%

 AVERAGE DAILY RATE (ADR)          $119.47           $104.09           $104.26           $105.00

 REVPAR                             $73.85            $66.93            $70.18            $71.40

 REVENUE                       $19,634,454       $18,306,004       $19,298,774       $19,435,809

 EXPENSES                      $13,964,886       $13,353,808       $14,045,792       $14,985,103

 NOI                            $5,669,568        $4,952,196        $5,252,982        $4,450,705

 FF&E                             $807,722          $383,823          $332,665          $777,432

 CASH FLOW                      $4,861,846        $4,568,373        $4,920,317        $3,673,273
--------------------------------------------------------------------------------------------------

                                      A-3-51

--------------------------------------------------------------------------------
                            THE WESTIN WESTMINSTER
--------------------------------------------------------------------------------

THE LOAN. The Westin Westminster loan is secured by a fee interest in a
369-room, full service hotel, and a leasehold interest in the adjacent conference center and pavilion located in Westminster, Colorado. The first year of the loan is interest only.

THE BORROWER. The borrower is Inland Pacific Colorado, LLC, a single asset entity that is 100% owned by Timothy L. O'Byrne, who has been a developer of commercial real estate since 1994 and has developed four movie theaters and four hotels (including the subject property).

THE PROPERTY. The Westin Westminster is a 13-story, 369-room, full-service hotel located in Westminster, Colorado. The property includes amenities such as 35,694 square feet of indoor meeting space, 21,034 square feet of outdoor meeting space, a restaurant, a lounge, a pavilion, an indoor swimming pool, an outdoor whirlpool, an exercise room, a business center, and a gift shop. The property was constructed by the borrower between 1999 and early 2000 (at a total cost of approximately $69 million of which the City of Westminster reportedly contributed approximately $15 million) as part of a master planned project, which includes the Westminster Promenade, an outdoor pedestrian village that is connected to the property via walkway and features a variety of restaurants and cafes, a 24-screen AMC movie theatre, walking trails, a three-rink ice arena, and an insect zoo.

The property's room demand is segmented among commercial business (41%), meeting and group demand (48%), and leisure demand (11%). The property's primary demand generators are the Church Ranch Corporate Center (0.25 miles from the property),
Interlocken Advanced Technology Business Park (5.0 miles from the property), and
Storage Tek (7.0 miles from the property).

Room demand has increased at the property as the local economy and the hospitality industry have improved, as evidenced by substantial increases in future rooms sold. Rooms pre-sold for the next three calendar years as of August
2004 are up 17%, 82%, and 1,855%, respectively, versus the level of pre-sales in
August 2003, all at rates above the pre-sale rates from one year ago.

CONFERENCE CENTER GROUND LEASE

The hotel portion of the property was constructed on land contributed by the
City of Westminster as part of an economic development incentive package. The conference center at the property is owned by the City of Westminster and leased to the borrower. The initial term of the lease is 25 years, commenced on April
1, 2000 and expires on March 31, 2025. The borrower has one, 25-year extension option.

PAVILION GROUND LEASE

The pavilion, a free-standing approximately 4,800 square foot facility, is owned by the City of Westminster and leased to the borrower. According to the lease agreement dated February 24, 2000, lease payments equal $175,000 annually throughout the 25-year term of the lease, which expires in March 2025. The borrower has one, 25-year extension option.

BUSINESS ASSISTANCE REBATE

In 1997, the City of Westminster offered a "Business Assistance Rebate" as an incentive for the development of the hotel. The rebate is payable to the owner of the hotel in quarterly installments, each equal to the sum of the City's receipts during the prior quarter from (a) the City's accommodations tax on hotel guests, (b) the City's fees for use of the conference center, and (c) the
City's sales and use tax for the hotel and conference center. As originally structured, the rebate would be paid until the aggregate amount of all rebates equaled a $13,750,000 present value from the sale of the hotel parcel to the developer, using a discount rate of eight percent (8%) per year, or until a total of 60 quarterly rebate installments were paid (whichever came first). In
August, 2004, the rebate was modified so that the term of the rebate would continue until 2026, when a total of 104 quarterly rebate installments would have been paid (with the same overall maximum amount).

MEZZANINE LOAN

Ashford Hospitality Finance, LP provided mezzanine financing in the amount of
$11,000,000. The mezzanine loan is secured by a pledge of equity interests and is fully subordinated to the first mortgage loan pursuant to an intercreditor agreement. The mezzanine loan has a term of 7 years wherein the borrower is required to make interest only payments at an interest rate of the greater of available cash flow (not to exceed 14%) or 12% for the first two years and 14%
for the remaining five years.

At closing, a cash management agreement was executed whereby all property revenues are required to be deposited in a hard lock box.
--------------------------------------------------------------------------------

                                     A-3-52

--------------------------------------------------------------------------------
                            THE WESTIN WESTMINSTER
--------------------------------------------------------------------------------

THE MARKET(1). The property is located in Westminster, Jefferson County,
Colorado, which is part of the Denver-Aurora Consolidated Metropolitan
Statistical Area ("CMSA"). Jefferson County has a population of 540,700, which accounts for 23.5% of the CMSA population of 2.3 million persons. In 2003, the median household income in the CMSA was reported to be $59,688. The property is accessible via primary regional access routes that include Interstates 25 and
70. Interstate 25 is the major north/south regional access route serving the city of Denver extending from northern Wyoming to the Mexico-United States border.

Room night demand in the local market has posted positive growth in each historic year registering an average annual compounded growth of 15.7% between
2000 and 2003. Consistent with historical trends, demand has registered an increase of 8.5% in 2004 year-to-date data through May. Although demand growth has been strong, increases in supply have outpaced demand growth, resulting in declines in overall market occupancy. Areawide occupancy levels declined from a high of 68.3% in 2000 to 57.4% in 2002. Given the lack of additional supply and the recovery of corporate and group travel, occupancy in year-to-date 2004 has increased significantly to 58.1%, compared to 53.5% during the same period in
2003.

Average rate in the competitive market decreased 2.2% in 2001, 11.3% in 2002, and 5.6% in 2003, resulting in an average annual decline of 6.4% between 2000 and 2003. Year-to-date figures indicate some waning of the average rate declines, as illustrated by the 0.4% decrease in 2004.

PROPERTY MANAGEMENT. The property is managed by Westin License Company West, an affiliate of Starwood Hotels ("Starwood")(NYSE: HOT). Starwood's hotel business includes 738 owned, managed, or franchised hotels with approximately 229,000 rooms.

FRANCHISE. There is no formal franchise agreement between the borrower and
Starwood. Instead, Starwood operates the property under the "Westin" name (and related trademarks and intellectual property rights) pursuant to the management agreement.

-------------------------------------------------------------------------------

(1)  Certain information was obtained from the Westin Westminister's appraisal dated July 19, 2004. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                     A-3-53

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                            THE WESTIN WESTMINSTER
--------------------------------------------------------------------------------

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                                     A-3-54

ANNEX B
CERTAIN CHARACTERISTICS OF THE MULTIFAMILY & MANUFACTURED HOUSING LOANS

   LOAN #     ORIGINATOR   PROPERTY NAME                                       STREET ADDRESS
   ------     ----------   -------------                                       --------------

     6           JPMCB     Walden Pond at East Moriches                        181 Frowein Road
     8           JPMCB     Jefferson Commons - Stillwater/Knoxville            Various
    8.1          JPMCB     Jefferson Commons - Knoxville                       1640 Grand Avenue
    8.2          JPMCB     Jefferson Commons - Stillwater                      1822 North Perkins Road
     12          JPMCB     The Greens at Hurricane Creek Apartments            5100 Hurricane Drive
     13          JPMCB     Piilani Garden Apartments                           150 Manino Circle
     18          JPMCB     The Links at Oxford Apartments                      44 Public Road 3151
     19          CIBC      Crystal Lakes Apartments                            2545 Northwest 207th Street
     27          CIBC      Orenco Gardens Apartments                           6199 NE Alder Street
     28          JPMCB     Campus Crossings                                    285 North Rutherford Boulevard
     29          CIBC      Keeneland Crest Apartments                          5540 Ashview Drive
     32          CIBC      Summit Square Apartments                            614 Snowcrest Trail
     38          JPMCB     The Reserve on Stinson                              730 Stinson Drive
     39          CIBC      Campus Commons Apartments                           1920 Northeast Terre View Drive and 1405 Merman Drive
     43          CIBC      Santa Fe Ridge                                      1415 NE Santa Fe Lane
     47          CIBC      South Shore Lakes                                   3850 FM 518 East
     48          JPMCB     Aberdeen Apartments                                 437 West Gorham Street
     51          CIBC      L'Atriums on the Creek Apartments                   1676 Carter Drive
     53        Barclays    Lorlyn of Batavia Apartments                        1034 Lorlyn Circle
     56          JPMCB     Southern View Apartments                            400 South Futrall Drive
     64          JPMCB     Elizabeth Lakes                                     5302 Sara Lane
     65          JPMCB     3737 Hillcroft Apartments                           3737 Hillcroft Street
     70          CIBC      Center Pointe at Radisson                           8927 Center Pointe Drive
     81          JPMCB     Crimson Crossing Apartments                         1466 North Kinser Pike
    100          CIBC      Northpointe Apartments                              4333 Chesford Road
    103          JPMCB     The Reserve at Summerset                            1123 Frick Lane
    104          CIBC      Waterford Place Apartments Phase II                 1521-1617 Lorelei Drive
    113          CIBC      Springfield Farms Apartments                        415 Baker Hill Lane
    118          CIBC      Holladay Hills                                      3690 South Highland Drive
    119          CIBC      Northwood and Gypsy Lane Manor Apartments           461, 465, 475 and 483 Gypsy Lane
    127          JPMCB     Las Misiones Apartments                             3807 Plantation Boulevard
    131          JPMCB     Venoy Pines Apartments                              7127 Bonnie Drive
    132          JPMCB     Pinetree Meadows - Phase I                          418 Lock Road
    135          JPMCB     South Main Apartments                               4021-4051 William Bill Luther Drive
    137          JPMCB     The Bentley Apartments                              1545 South Bentley Avenue
    139          JPMCB     The Vineyards II                                    6706 North Dysart Road
    142          JPMCB     Bentley Plaza Apartments                            2335-2339 South Bentley Avenue
    148          JPMCB     Brooks Towne Townhomes                              1002 College Court
    149          CIBC      Waterford Place Apartments Phase I                  1503-1519 Lorelei Drive
    151          JPMCB     Mayflower Apartments                                263 South Main Street
    156          JPMCB     Plymouth House Apartments                           42560 Postiff Avenue
    158          CIBC      Brookside Apartments                                2300 Sunnybrook Drive
    160          JPMCB     Oak Woods Apartments                                10861 Alco Avenue
    170          CIBC      Eastwood Hills MHP                                  11315 Hill Ridge Drive
    171          JPMCB     University Apartments at High Point                 806, 812 and 904 Sixth Street
    172          CIBC      College Crest Apartments                            1555 NE Merman Drive
    173          CIBC      Avion Townhomes                                     7905 South Old Bingham Highway
    174          CIBC      Riverview Apartments                                1665 South Riverside Drive
    177          JPMCB     55 Nagle Avenue                                     55 Nagle Avenue
    179          JPMCB     Eldora Estates                                      610 East Eldora Road
    180          JPMCB     Bradford Square Apartments                          2442 East 51st Street
    184          JPMCB     Orleans Place Apartments                            23210 Heritage Drive
    190          JPMCB     Park Plaza Estates                                  1130 Fireside Drive
    191          JPMCB     The Windsor Apartments                              8600 Burton Way
    196          JPMCB     Park Lawn Estates                                   250 Scott Drive

                                      B-1

                                                                                          NUMBER OF      PROPERTY
   LOAN #    CITY                     STATE        ZIP CODE      COUNTY                   PROPERTIES     TYPE
   ------    ----                     -----        --------      ------                   ----------     ----

     6       East Moriches             NY            11940       Suffolk                      1          Multifamily
     8       Various                 Various        Various      Various                      2          Multifamily
    8.1      Knoxville                 TN            37916       Knox                         1          Multifamily
    8.2      Stillwater                OK            74075       Payne                        1          Multifamily
     12      Bryant                    AR            72022       Saline                       1          Multifamily
     13      Kihei                     HI            96753       Maui                         1          Multifamily
     18      Oxford                    MS            38655       Lafayette                    1          Multifamily
     19      Miami                     FL            33056       Miami-Dade                   1          Multifamily
     27      Hillsboro                 OR            97124       Washington                   1          Multifamily
     28      Murfreesboro              TN            37130       Rutherford                   1          Multifamily
     29      Indianapolis              IN            46237       Marion                       1          Multifamily
     32      Durham                    NC            27707       Durham                       1          Multifamily
     38      Norman                    OK            73072       Cleveland                    1          Multifamily
     39      Pullman                   WA            99163       Whitman                      1          Multifamily
     43      Silverdale                WA            98383       Kitsap                       1          Multifamily
     47      League City               TX            77573       Galveston                    1          Multifamily
     48      Madison                   WI            53703       Dane                         1          Multifamily
     51      Arlington                 TX            76010       Tarrant                      1          Multifamily
     53      Batavia                   IL            60510       Kane                         1          Multifamily
     56      Fayetteville              AR            72701       Washington                   1          Multifamily
     64      Waterford                 MI            48327       Oakland                      1          Multifamily
     65      Houston                   TX            77057       Harris                       1          Multifamily
     70      Lysander                  NY            13027       Onondaga                     1          Multifamily
     81      Bloomington               IN            47404       Monroe                       1          Multifamily
    100      Columbus                  OH            43224       Franklin                     1          Multifamily
    103      Pittsburgh                PA            15217       Allegheny                    1          Multifamily
    104      Zion                      IL            60099       Lake                         1          Multifamily
    113      Williamsport              MD            21795       Washington                   1          Multifamily
    118      Salt Lake City            UT            84106       Salt Lake                    1          Multifamily
    119      Youngstown                OH            44054       Mahoning                     1          Multifamily
    127      Mission                   TX            78572       Hidalgo                      1          Multifamily
    131      Westland                  MI            48185       Wayne                        1          Multifamily
    132      Deerfield Beach           FL            33442       Broward                      1          Multifamily
    135      Hope Mills                NC            28348       Cumberland                   1          Multifamily
    137      Los Angeles               CA            90025       Los Angeles                  1          Multifamily
    139      Glendale                  AZ            85307       Maricopa                     1          Multifamily
    142      Los Angeles               CA            90064       Los Angeles                  1          Multifamily
    148      Madison                   WI            53715       Dane                         1          Multifamily
    149      Zion                      IL            60099       Lake                         1          Multifamily
    151      Akron                     OH            44308       Summit                       1          Multifamily
    156      Plymouth                  MI            48170       Wayne                        1          Multifamily
    158      Nampa                     ID            83686       Canyon                       1          Multifamily
    160      Baton Rouge               LA            70816       East Baton Rouge             1          Multifamily
    170      Conroe                    TX            77385       Montgomery                   1          Manufactured Housing
    171      High Point                NC            27262       Guilford                     1          Multifamily
    172      Pullman                   WA            99163       Whitman                      1          Multifamily
    173      West Jordon               UT            84088       Salt Lake                    1          Multifamily
    174      Salt Lake City            UT            84104       Salt Lake                    1          Multifamily
    177      Inwood                    NY            10040       New York                     1          Multifamily
    179      Pharr                     TX            78577       Hidalgo                      1          Manufactured Housing
    180      Tulsa                     OK            74105       Tulsa                        1          Multifamily
    184      Woodhaven                 MI            48183       Wayne                        1          Multifamily
    190      Minneapolis               MN            55432       Anoka                        1          Manufactured Housing
    191      Los Angeles               CA            90048       Los Angeles                  1          Multifamily
    196      Holmen                    WI            54650       La Crosse                    1          Manufactured Housing

             PROPERTY                            CURRENT
   LOAN #    SUBTYPE                           BALANCE ($)         LOAN #
   ------    -------                           -----------         ------

     6       Garden                           38,000,000.00          6
     8       Garden                           32,000,000.00          8
    8.1      Garden                           18,250,000.00         8.1
    8.2      Garden                           13,750,000.00         8.2
     12      Garden                           27,463,229.52          12
     13      Garden                           27,000,000.00          13
     18      Garden                           21,810,516.65          18
     19      Garden                           21,480,448.51          19
     27      Garden                           18,250,000.00          27
     28      Garden                           17,981,474.06          28
     29      Garden                           17,750,000.00          29
     32      Garden                           17,013,000.00          32
     38      Garden                           15,300,000.00          38
     39      Garden                           15,000,000.00          39
     43      Garden                           14,000,000.00          43
     47      Garden                           13,400,000.00          47
     48      Mid/High Rise                    13,338,788.86          48
     51      Garden                           12,514,117.16          51
     53      Garden                           11,956,301.73          53
     56      Garden                           11,475,832.55          56
     64      Garden                           10,000,000.00          64
     65      Garden                           10,000,000.00          65
     70      Garden                            9,080,249.70          70
     81      Garden                            7,400,000.00          81
    100      Garden                            5,663,497.99         100
    103      Garden                            5,500,000.00         103
    104      Garden                            5,498,661.30         104
    113      Garden                            5,195,283.18         113
    118      Garden                            4,795,479.46         118
    119      Garden                            4,627,005.22         119
    127      Garden                            4,196,044.53         127
    131      Garden                            3,995,995.18         131
    132      Garden                            3,981,486.11         132
    135      Garden                            3,896,114.14         135
    137      Garden                            3,800,000.00         137
    139      Garden                            3,739,449.17         139
    142      Garden                            3,593,039.15         142
    148      Garden                            3,450,000.00         148
    149      Garden                            3,423,600.90         149
    151      Mid/High Rise                     3,350,000.00         151
    156      Garden                            3,146,876.59         156
    158      Garden                            2,997,333.41         158
    160      Garden                            2,941,312.96         160
    170      Manufactured Housing              2,488,532.48         170
    171      Garden                            2,479,033.23         171
    172      Garden                            2,450,000.00         172
    173      Garden                            2,444,812.91         173
    174      Garden                            2,444,611.67         174
    177      Mid/High Rise                     2,346,648.97         177
    179      Manufactured Housing              2,300,000.00         179
    180      Garden                            2,245,611.20         180
    184      Garden                            2,097,942.88         184
    190      Manufactured Housing              1,785,814.55         190
    191      Garden                            1,756,521.75         191
    196      Manufactured Housing              1,441,584.48         196

                                                          PAD                   STUDIO                       ONE BEDROOM
                                                  --------------------   -------------------------   -----------------------------
             LOAN                                 NO. OF       AVERAGE       NO. OF       AVERAGE           NO. OF        AVERAGE
   LOAN #    GROUP      UNITS/BEDS/PADS             PADS      PAD RENT      STUDIOS   STUDIO RENT       1-BR UNITS      1-BR RENT
   ------    -----      ---------------             ----      --------      -------   -----------       ----------      ---------

     6         2                    324                0             0            0             0               20          1,246
     8         2                  1,440                0             0            0             0                0              0
    8.1        2                    708                0             0            0             0               27            600
    8.2        2                    732                0             0            0             0               18            625
     12        2                    576                0             0            0             0              192            535
     13        2                    200                0             0            0             0                0              0
     18        2                    492                0             0            0             0              164            532
     19        2                    491                0             0          149           499              249            601
     27        2                    265                0             0            0             0              144            827
     28        2                    576                0             0            0             0                0              0
     29        2                    424                0             0            0             0              168            686
     32        2                    362                0             0            0             0              114            591
     38        2                    144                0             0            0             0                0              0
     39        2                    334                0             0            0             0               48            433
     43        2                    240                0             0            0             0               24            733
     47        2                    328                0             0            0             0              160            666
     48        2                    224                0             0            1           950                2            850
     51        2                    484                0             0            0             0              160            486
     53        2                    253                0             0            0             0               77            716
     56        2                    300                0             0            0             0              100            476
     64        2                    257                0             0            0             0              106            660
     65        2                    381                0             0            0             0              256            503
     70        2                    120                0             0            0             0                8            825
     81        2                    219                0             0            0             0                0              0
    100        2                    270                0             0            0             0              132            412
    103        1                     40                0             0            0             0                4          1,148
    104        2                    180                0             0            0             0              120            589
    113        2                     72                0             0            0             0                0              0
    118        2                    130                0             0            0             0                0              0
    119        2                    148                0             0            2           525                7            365
    127        2                     66                0             0            0             0               24            725
    131        2                    161                0             0            0             0               64            654
    132        2                    120                0             0            8           620               48            720
    135        2                     84                0             0            0             0               12            550
    137        1                     14                0             0            0             0                0              0
    139        2                    150                0             0            0             0               48            540
    142        1                     21                0             0            0             0                4          1,233
    148        2                     76                0             0            0             0                0              0
    149        2                    108                0             0            0             0               72            578
    151        2                    233                0             0           25           592              181            633
    156        2                     94                0             0            0             0               42            640
    158        2                     84                0             0            0             0               48            553
    160        2                    104                0             0            0             0               80            435
    170        1                    103                0           225            0             0                0              0
    171        2                    114                0             0            0             0                0              0
    172        2                     60                0             0            0             0                1            450
    173        2                     55                0             0            0             0                0              0
    174        2                     61                0             0            0             0                0              0
    177        2                     48                0             0           12           934               24          1,090
    179        2                    209                0           140            0             0                0              0
    180        2                    102                0             0           20           325               44            375
    184        2                     72                0             0            0             0               20            570
    190        1                     90                0           335            0             0                0              0
    191        1                     19                0             0            3         1,400                3          1,800
    196        1                    101                0           281            0             0                0              0

                                      B-2

                     TWO BEDROOM                    THREE BEDROOM                    FOUR BEDROOM
             -----------------------------   -----------------------------   -----------------------------
                     NO. OF       AVERAGE           NO. OF        AVERAGE            NO. OF       AVERAGE
   LOAN #        2-BR UNITS     2-BR RENT       3-BR UNITS      3-BR RENT        4-BR UNITS     4-BR RENT
   ------        ----------     ---------       ----------      ---------        ----------     ---------

     6                  304         1,438                0              0                 0             0
     8                    0             0                0              0                 0             0
    8.1                  54           470                3            425               624           365
    8.2                 108           390              126            340               480           298
     12                 384           661                0              0                 0             0
     13                 200         1,322                0              0                 0             0
     18                 328           644                0              0                 0             0
     19                  61           750               32            875                 0             0
     27                  78           993               42          1,193                 0             0
     28                  96           509              288            442               192           411
     29                 256           785                0              0                 0             0
     32                 212           676               36            860                 0             0
     38                  24           435               96            638                24         1,596
     39                 100           734                0              0               186           780
     43                 112           886              104          1,050                 0             0
     47                 168           833                0              0                 0             0
     48                  62           661               39            624               120           593
     51                 226           637               98            783                 0             0
     53                 176           818                0              0                 0             0
     56                 200           587                0              0                 0             0
     64                 151           787                0              0                 0             0
     65                 125           657                0              0                 0             0
     70                  72           950               40          1,100                 0             0
     81                   0             0              219            442                 0             0
    100                 138           479                0              0                 0             0
    103                  29         1,806                7          2,255                 0             0
    104                  60           715                0              0                 0             0
    113                  64          $767                8            850                 0             0
    118                  66           611               64            725                 0             0
    119                 139           550                0              0                 0             0
    127                  42           975                0              0                 0             0
    131                  97           735                0              0                 0             0
    132                  64           800                0              0                 0             0
    135                  72           642                0              0                 0             0
    137                  10         2,688                4          4,600                 0             0
    139                 102           609                0              0                 0             0
    142                  16         2,144                1          2,700                 0             0
    148                   4           563               72            608                 0             0
    149                  36           715                0              0                 0             0
    151                  27           706                0              0                 0             0
    156                  52           715                0              0                 0             0
    158                  36           651                0              0                 0             0
    160                  24           530                0              0                 0             0
    170                   0             0                0              0                 0             0
    171                   0             0              114            400                 0             0
    172                   1           510               53            765                 5           860
    173                   0             0               55            754                 0             0
    174                   0             0               61            710                 0             0
    177                  12         1,174                0              0                 0             0
    179                   0             0                0              0                 0             0
    180                  38           481                0              0                 0             0
    184                  52           715                0              0                 0             0
    190                   0             0                0              0                 0             0
    191                  13         2,000                0              0                 0             0
    196                   0             0                0              0                 0             0

                         UTILITIES                 ELEVATOR
   LOAN #               TENANT PAYS                 PRESENT        LOAN #
   ------               -----------                 -------        ------

     6                     None                       No             6
     8                     None                       No             8
    8.1                    None                       No            8.1
    8.2                    None                       No            8.2
     12                    None                       Yes            12
     13                  Electric                     No             13
     18           Electric, Water, Sewer              Yes            18
     19                  Electric                     No             19
     27               Electric, Water                 No             27
     28                    None                       No             28
     29                  Electric                     No             29
     32                  Electric                     No             32
     38                    None                       No             38
     39                  Electric                     No             39
     43                   Electric                    No             43
     47           Electric, Water, Sewer              No             47
     48               Electric, Water                 Yes            48
     51         Electric, Gas, Water, Sewer           No             51
     53                Electric,Gas                   No             53
     56                Electric, Gas                  No             56
     64                Electric, Gas                  No             64
     65           Electric, Water, Sewer              No             65
     70                Electric, Gas                  No             70
     81           Electric, Water, Sewer              No             81
    100                Electric, Gas                  No            100
    103               Electric, Water                 No            103
    104                  Electric                     No            104
    113           Electric, Water, Sewer              No            113
    118                Electric, Gas                  No            118
    119                  Electric                     Yes           119
    127                    None                       No            127
    131                Electric, Gas                  No            131
    132                    None                       No            132
    135         Electric, Gas, Water, Sewer           No            135
    137                    None                       Yes           137
    139                    None                       No            139
    142                Electric, Gas                  Yes           142
    148                Electric, Gas                  No            148
    149                  Electric                     No            149
    151                    None                       Yes           151
    156                  Electric                     No            156
    158                  Electric                     No            158
    160                  Electric                     No            160
    170                                               NAP           170
    171                    None                       No            171
    172                    None                       No            172
    173                Electric, Gas                  No            173
    174                  Electric                     No            174
    177                Electric, Gas                  Yes           177
    179                                               NAP           179
    180                  Electric                     No            180
    184                Electric, Gas                  No            184
    190                                               NAP           190
    191                Electric, Gas                  Yes           191
    196                                               No            196

                                                                        ANNEX C

               HIGHLAND HOTEL PORTFOLIO LOAN AMORTIZATION SCHEDULE
               ---------------------------------------------------

                      HIGHLAND HOTEL PORTFOLIO LOAN                                 HIGHLAND HOTEL PORTFOLIO LOAN
                                A NOTE                                                        B NOTE
                                ------                                                        ------

                                                      TOTAL                                                                 TOTAL
 DATE          INTEREST ($)    PRINCIPAL ($)       PAYMENT ($)          DATE        INTEREST ($)     PRINCIPAL ($)       PAYMENT ($)
 ----          -----------     -------------       ----------           ----        ------------     -------------       -----------

  10/1/2004              -                -                 -         10/1/2004               -                 -                 -
  11/1/2004     571,981.56       128,655.48        700,637.04         11/1/2004      160,290.42         34,428.93        194,719.35
  12/1/2004     552,860.89       147,966.68        700,827.57         12/1/2004      154,932.10         39,596.72        194,528.82
   1/1/2005     570,493.75       130,158.12        700,651.87          1/1/2005      159,873.48         34,831.04        194,704.52
   2/1/2005     569,793.69       130,865.15        700,658.84          2/1/2005      159,677.30         35,020.25        194,697.55
   3/1/2005     514,016.62       187,198.02        701,214.64          3/1/2005      144,046.50         50,095.25        194,141.75
   4/1/2005     568,082.99       132,592.89        700,675.88          4/1/2005      159,197.90         35,482.61        194,680.51
   5/1/2005     549,067.59       151,797.79        700,865.38          5/1/2005      153,869.08         40,621.94        194,491.02
   6/1/2005     566,553.39       134,137.74        700,691.13          6/1/2005      158,769.25         35,896.01        194,665.26
   7/1/2005     547,579.29       153,300.91        700,880.20          7/1/2005      153,452.00         41,024.19        194,476.19
   8/1/2005     565,007.40       135,699.13        700,706.53          8/1/2005      158,336.00         36,313.85        194,649.85
   9/1/2005     564,277.55       136,436.26        700,713.81          9/1/2005      158,131.47         36,511.11        194,642.58
  10/1/2005     545,364.89       155,537.37        700,902.26         10/1/2005      152,831.44         41,622.68        194,454.12
  11/1/2005     562,707.17       138,022.29        700,729.46         11/1/2005      157,691.39         36,935.54        194,626.93
  12/1/2005     543,836.92       157,080.57        700,917.49         12/1/2005      152,403.25         42,035.65        194,438.90
   1/1/2006     561,119.96       139,625.32        700,745.28          1/1/2006      157,246.60         37,364.52        194,611.12
   2/1/2006     560,368.98       140,383.77        700,752.75          2/1/2006      157,036.15         37,567.49        194,603.64
   3/1/2006     505,457.74       195,842.20        701,299.94          3/1/2006      141,647.98         52,408.47        194,056.45
   4/1/2006     558,560.59       142,210.18        700,770.77          4/1/2006      156,529.37         38,056.25        194,585.62
   5/1/2006     539,802.30       161,155.40        700,957.70          5/1/2006      151,272.60         43,126.09        194,398.69
   6/1/2006     556,928.94       143,858.09        700,787.03          6/1/2006      156,072.12         38,497.24        194,569.36
   7/1/2006     538,214.71       162,758.81        700,973.52          7/1/2006      150,827.70         43,555.18        194,382.88
   8/1/2006     555,279.80       145,523.67        700,803.47          8/1/2006      155,609.97         38,942.95        194,552.92
   9/1/2006     554,497.10       146,314.17        700,811.27          9/1/2006      155,390.63         39,154.49        194,545.12
  10/1/2006     535,848.53       165,148.56        700,997.09         10/1/2006      150,164.61         44,194.69        194,359.30
  11/1/2006     552,821.90       148,006.06        700,827.96         11/1/2006      154,921.17         39,607.26        194,528.43
  12/1/2006     534,218.56       166,794.78        701,013.34         12/1/2006      149,707.83         44,635.22        194,343.05
   1/1/2007     551,128.74       149,716.09        700,844.83          1/1/2007      154,446.69         40,064.87        194,511.56
   2/1/2007     550,323.49       150,529.36        700,852.85          2/1/2007      154,221.03         40,282.51        194,503.54
   3/1/2007     496,335.11       205,055.73        701,390.84          3/1/2007      139,091.48         54,874.07        193,965.55
   4/1/2007     548,410.98       152,460.93        700,871.91          4/1/2007      153,685.07         40,799.41        194,484.48
   5/1/2007     529,926.74       171,129.36        701,056.10          5/1/2007      148,505.10         45,795.18        194,300.28
   6/1/2007     546,670.55       154,218.71        700,889.26          6/1/2007      153,197.34         41,269.79        194,467.13
   7/1/2007     528,233.31       172,839.67        701,072.98          7/1/2007      148,030.54         46,252.87        194,283.41
   8/1/2007     544,911.47       155,995.32        700,906.79          8/1/2007      152,704.38         41,745.23        194,449.61
   9/1/2007     544,072.44       156,842.70        700,915.14          9/1/2007      152,469.25         41,971.99        194,441.24
  10/1/2007     525,705.35       175,392.81        701,098.16         10/1/2007      147,322.11         46,936.11        194,258.22
  11/1/2007     542,285.52       158,647.44        700,932.96         11/1/2007      151,968.49         42,454.95        194,423.44
  12/1/2007     523,966.67       177,148.82        701,115.49         12/1/2007      146,834.87         47,406.02        194,240.89
   1/1/2008     540,479.44       160,471.52        700,950.96          1/1/2008      151,462.36         42,943.08        194,405.44
   2/1/2008     539,616.34       161,343.21        700,959.55          2/1/2008      151,220.49         43,176.35        194,396.84
   3/1/2008     503,990.58       197,323.97        701,314.55          3/1/2008      141,236.83         52,805.01        194,041.84
   4/1/2008     537,687.25       163,291.53        700,978.78          4/1/2008      150,679.88         43,697.73        194,377.61
   5/1/2008     519,492.57       181,667.51        701,160.08          5/1/2008      145,581.06         48,615.25        194,196.31
   6/1/2008     535,831.89       165,165.38        700,997.27          6/1/2008      150,159.94         44,199.18        194,359.12
   7/1/2008     517,687.30       183,490.77        701,178.07          7/1/2008      145,075.16         49,103.16        194,178.32
   8/1/2008     533,956.64       167,059.31        701,015.95          8/1/2008      149,634.43         44,706.01        194,340.44
   9/1/2008     533,058.11       167,966.79        701,024.90          9/1/2008      149,382.63         44,948.86        194,331.49
  10/1/2008     514,988.42       186,216.54        701,204.96         10/1/2008      144,318.83         49,832.60        194,151.43
  11/1/2008     531,153.14       169,890.75        701,043.89         11/1/2008      148,848.78         45,463.72        194,312.50
  12/1/2008     513,134.88       188,088.55        701,223.43         12/1/2008      143,799.40         50,333.56        194,132.96
   1/1/2009     529,227.74       171,835.33        701,063.07          1/1/2009      148,309.22         45,984.10        194,293.32
   2/1/2009     528,303.53       172,768.75        701,072.28          2/1/2009      148,050.22         46,233.89        194,284.11
   3/1/2009     476,338.07       225,252.04        701,590.11          3/1/2009      133,487.57         60,278.71        193,766.28
   4/1/2009     526,162.77       174,930.84        701,093.61          4/1/2009      147,450.30         46,812.48        194,262.78
   5/1/2009     508,279.26       192,992.56        701,271.82          5/1/2009      142,438.68         51,645.90        194,084.58
   6/1/2009     524,183.90       176,929.44        701,113.34          6/1/2009      146,895.74         47,347.31        194,243.05
   7/1/2009     506,353.82       194,937.18        701,291.00          7/1/2009      141,899.10         52,166.29        194,065.39
   8/1/2009     522,183.81       178,949.45        701,133.26          8/1/2009      146,335.25         47,887.88        194,223.13
   9/1/2009     521,221.33       179,921.52        701,142.85          9/1/2009      146,065.52         48,148.01        194,213.53
  10/1/2009     503,471.25       197,848.48        701,319.73         10/1/2009      141,091.29         52,945.37        194,036.66
  11/1/2009     519,189.50       181,973.60        701,163.10         11/1/2009      145,496.13         48,697.16        194,193.29
  12/1/2009     501,494.28       199,845.15        701,339.43         12/1/2009      140,537.27         53,479.69        194,016.96
   1/1/2010     517,135.88       184,047.68        701,183.56          1/1/2010      144,920.63         49,252.20        194,172.83
   2/1/2010     516,145.98       185,047.44        701,193.42          2/1/2010      144,643.22         49,519.74        194,162.96
   3/1/2010     465,297.41       236,402.71        701,700.12          3/1/2010      130,393.57         63,262.70        193,656.27
   4/1/2010     513,879.21       187,336.81        701,216.02          4/1/2010      144,007.99         50,132.38        194,140.37
   5/1/2010     496,327.38       205,063.54        701,390.92          5/1/2010      139,089.32         54,876.16        193,965.48
   6/1/2010     511,768.69       189,468.36        701,237.05          6/1/2010      143,416.54         50,702.80        194,119.34
   7/1/2010     494,273.84       207,137.54        701,411.38          7/1/2010      138,513.84         55,431.17        193,945.01
   8/1/2010     509,635.54       191,622.76        701,258.30          8/1/2010      142,818.76         51,279.33        194,098.09
   9/1/2010     508,604.90       192,663.68        701,268.58          9/1/2010      142,529.93         51,557.88        194,087.81
  10/1/2010     491,195.48       210,246.58        701,442.06         10/1/2010      137,651.17         56,263.17        193,914.34
  11/1/2010     506,437.85       194,852.32        701,290.17         11/1/2010      141,922.64         52,143.58        194,066.22
  12/1/2010     489,086.94       212,376.13        701,463.07         12/1/2010      137,060.28         56,833.05        193,893.33
   1/1/2011     504,247.57       197,064.42        701,311.99          1/1/2011      141,308.85         52,735.55        194,044.40
   2/1/2011     503,187.66       198,134.90        701,322.56          2/1/2011      141,011.82         53,022.01        194,033.83
   3/1/2011     453,529.54       248,287.84        701,817.38          3/1/2011      127,095.78         66,443.23        193,539.01
   4/1/2011     500,786.57       200,559.91        701,346.48          4/1/2011      140,338.95         53,670.96        194,009.91
   5/1/2011     483,588.25       217,929.60        701,517.85          5/1/2011      135,519.34         58,319.19        193,838.53
   6/1/2011     498,535.73       202,833.18        701,368.91          6/1/2011      139,708.18         54,279.30        193,987.48
   7/1/2011     481,398.18       220,141.50        701,539.68          7/1/2011      134,905.60         58,911.10        193,816.70
   8/1/2011     496,260.76       205,130.82        701,391.58          8/1/2011      139,070.65         54,894.16        193,964.81
   9/1/2011     495,157.46       206,245.11        701,402.57          9/1/2011      138,761.46         55,192.35        193,953.81
   9/1/2011              -    91,856,126.02     91,856,126.02          9/1/2011               -     24,581,216.82     24,581,216.82

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                         ANNEX D

OCTOBER 29, 2004                                               JPMCC 2004-CIBC10

                      STRUCTURAL AND COLLATERAL TERM SHEET

                      ------------------------------------
                                 $1,352,082,000
                                  (Approximate)

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 2004-CIBC10
                      ------------------------------------
                               JPMORGAN CHASE BANK
                                    CIBC INC.
                        BARCLAYS CAPITAL REAL ESTATE INC.
                              Mortgage Loan Sellers

JPMORGAN                   CIBC WORLD MARKETS                  BARCLAYS CAPITAL

CREDIT SUISSE FIRST BOSTON                                  WACHOVIA SECURITIES

The analyses in this report are based upon information provided by JPMorgan
Chase Bank, CIBC Inc. and Barclays Capital Real Estate Inc. (the "Sellers").
J.P. Morgan Securities Inc., CIBC World Markets Corp., Barclays Capital Inc.,
Credit Suisse First Boston LLC and Wachovia Capital Markets, LLC (the
"Underwriters") make no representations as to the accuracy or completeness of the information contained herein. The information contained herein is qualified in its entirety by the information in the Prospectus and Prospectus Supplement for the securities referred to herein (the "Securities"). The information contained herein supersedes any previous information delivered to you by the
Underwriters and will be superseded by the applicable Prospectus and Prospectus
Supplement. These materials are subject to change, completion, or amendment from time to time without notice, and the Underwriters are under no obligation to keep you advised of such changes. These materials are not intended as an offer or solicitation with respect to the purchase or sale of any Security. Any investment decision with respect to the Securities should be made by you based upon the information contained in the Prospectus and Prospectus Supplement relating to the Securities. You should consult your own counsel, accountant, and other advisors as to the legal, tax, business, financial and related aspects of a purchase of the Securities.

The attached information contains certain tables and other statistical analyses
(the "Computational Materials") which have been prepared in reliance upon information furnished by the Sellers. They may not be provided to any third party other than the addressee's legal, tax, financial and/or accounting advisors for the purposes of evaluating said material. Numerous assumptions were used in preparing the Computational Materials which may or may not be reflected therein. As such, no assurance can be given as to the Computational
Materials' accuracy, appropriateness or completeness in any particular context;
nor as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance.
These Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. Any weighted average lives, yields and principal payment periods shown in the Computational
Materials are based on prepayment assumptions, and changes in such prepayment assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates shown in the attached Computational Materials. Furthermore, unless otherwise provided, the Computational Materials assume no losses on the underlying assets and no interest shortfalls. The specific characteristics of the Securities may differ from those shown in the Computational Materials due to differences between the actual underlying assets and the hypothetical underlying assets used in preparing the Computational Materials. The principal amount and designation of any Security described in the Computational Materials are subject to change prior to issuance. Neither the Underwriters nor any of their affiliates make any representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the Securities. THIS
INFORMATION IS FURNISHED TO YOU SOLELY BY THE UNDERWRITERS AND NOT BY THE
ISSUER OF THE SECURITIES OR ANY OF ITS AFFILIATES. THE UNDERWRITERS ARE NOT
ACTING AS AGENT FOR THE ISSUER OR ITS AFFILIATES IN CONNECTION WITH THE
PROPOSED TRANSACTION.

STRUCTURAL AND COLLATERAL TERM SHEET                         JPMCC 2004-CIBC10

                                  KEY FEATURES

  CO-LEAD MANAGERS:        J.P. Morgan Securities Inc. (Sole Bookrunner)
                           CIBC World Markets Corp.
                           Barclays Capital Inc.

  CO-MANAGERS:             Credit Suisse First Boston LLC
                           Wachovia Capital Markets, LLC

  MORTGAGE LOAN SELLERS:   JPMorgan Chase Bank (45.3%)
                           CIBC Inc. (36.8%)
                           Barclays Capital Real Estate Inc. (17.9%)

  MASTER SERVICER:         GMAC Commercial Mortgage Corporation

  SPECIAL SERVICER:        Lennar Partners, Inc.

  TRUSTEE:                 Wells Fargo Bank, National Association

  RATING AGENCIES:         Moody's Investors Service, Inc.
                           Standard & Poor's Ratings Services

  PRICING DATE:            On or about November 16, 2004

  CLOSING DATE:            On or about November 23, 2004

  CUT-OFF DATE:            With respect to each mortgage loan, the related due date of such mortgage loan in
                           November 2004 or such other date in November 2004, or, with respect to those mortgage loans that were originated in October 2004 and have their first payment date in December 2004, November 1, 2004, or, with respect to those mortgage loans that were originated in November 2004 and have their first payment date in
                           January 2005, the origination date specified in the prospectus supplement.

  DISTRIBUTION DATE:       12th of each month, or if the 12th day is not a business day, on the next succeeding business day, beginning in December 2004

  PAYMENT DELAY:           11 days

  TAX STATUS:              REMIC

  ERISA CONSIDERATION:     Class A-1, A-2, A-3, A-4, A-5, A-6, A-J, B, C, D & E

  OPTIONAL TERMINATION:    1.0% (Clean-up Call)

  MINIMUM DENOMINATIONS:   $10,000

  SETTLEMENT TERMS:        DTC, Euroclear and Clearstream Banking

                           COLLATERAL CHARACTERISTICS

COLLATERAL CHARACTERISTICS                                     ALL MORTGAGE LOANS        LOAN GROUP 1         LOAN GROUP 2
--------------------------                                    --------------------   -------------------   -----------------

      INITIAL POOL BALANCE (IPB):                                $1,984,177,292         $1,518,256,532        $465,920,760
      NUMBER OF MORTGAGE LOANS:                                        204                    158                  46
      NUMBER OF MORTGAGED PROPERTIES:                                  238                    191                  47
      AVERAGE CUT-OFF DATE BALANCE PER MORTGAGE LOAN:               $9,726,359            $9,609,219           $10,128,712
      AVERAGE CUT-OFF DATE BALANCE PER PROPERTY:                    $8,336,879            $7,948,987            $9,913,208
      WEIGHTED AVERAGE (WA) CURRENT MORTGAGE RATE:                    5.6340%               5.6622%              5.5423%
      WEIGHTED AVERAGE UNDERWRITTEN (UW) DSCR:                         1.49x                 1.55x                1.32x
      WEIGHTED AVERAGE CUT-OFF DATE LOAN-TO-VALUE (LTV):               71.3%                 69.9%                75.5%
      WEIGHTED AVERAGE MATURITY DATE LTV1,2:                           62.0%                 61.5%                63.5%
      WEIGHTED AVERAGE REMAINING TERM TO MATURITY (MONTHS)2:            111                   108                  119
      WEIGHTED AVERAGE ORIGINAL AMORTIZATION TERM (MONTHS)3:            333                   329                  345
      WEIGHTED AVERAGE SEASONING (MONTHS):                               1                     1                    2
      10 LARGEST MORTGAGE LOANS AS % OF IPB:                           24.8%                 31.5%                51.2%
      % OF MORTGAGE LOANS WITH ADDITIONAL DEBT:                        22.0%                 22.6%                19.9%
      % OF MORTGAGE LOANS WITH SINGLE TENANTS:                         12.9%                 16.9%                 0.0%

      1  Excludes the fully amortizing mortgage loans.

      2  Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.

      3  Excludes mortgage loans that are interest only for the entire term.

                                    2 of 12
THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR
SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                         JPMCC 2004-CIBC10

                        APPROXIMATE SECURITIES STRUCTURE

PUBLICLY OFFERED CLASSES

            EXPECTED RATINGS      APPROXIMATE FACE     CREDIT SUPPORT      EXPECTED WEIGHTED    EXPECTED PAYMENT
   CLASS     (MOODY'S/ S&P)           AMOUNT(1)       (% OF BALANCE)(2)   AVG. LIFE (YEARS)(3)      WINDOW(3)
------------------------------------------------------------------------------------------------------------------

 A-1            Aaa/AAA             $ 36,467,000           20.000%                1.10           12/04-12/06
 A-2            Aaa/AAA             $ 91,592,000           20.000%                3.79           12/06-05/09
 A-3            Aaa/AAA             $250,536,000           20.000%                4.91           05/09-12/09
 A-4            Aaa/AAA             $180,896,000           20.000%                6.60           12/09-09/11
 A-5            Aaa/AAA             $174,874,000           20.000%                7.50           09/11-06/14
 A-6            Aaa/AAA             $387,056,000           20.000%                9.83           06/14-11/14
 A-J            Aaa/AAA             $119,051,000           14.000%                9.97           11/14-11/14
 B               Aa2/AA             $ 62,006,000           10.875%                9.97           11/14-11/14
 C              Aa3/AA-             $ 17,361,000           10.000%                9.97           11/14-11/14
 D               A1/A+              $ 14,881,000            9.250%                9.97           11/14-11/14
 E                A2/A              $ 17,362,000            8.375%                9.97           11/14-11/14

PRIVATELY OFFERED CLASSES

              EXPECTED RATINGS      APPROXIMATE FACE      CREDIT SUPPORT      EXPECTED WEIGHTED      EXPECTED PAYMENT
   CLASS       (MOODY'S/ S&P)           AMOUNT(1)        (% OF BALANCE)(2)   AVG. LIFE (YEARS)(3)        WINDOW(3)
-----------------------------------------------------------------------------------------------------------------------

 X-1              Aaa/AAA            $1,984,177,292            N/A                   N/A                    N/A
 X-2              Aaa/AAA            $1,917,535,000            N/A                   N/A                    N/A
 A-1A             Aaa/AAA            $  465,920,000           20.000%                N/A                    N/A
 F                 A3/A-             $   22,322,000            7.250%                N/A                    N/A
 G               Baa1/BBB+           $   27,282,000            5.875%                N/A                    N/A
 H                Baa2/BBB           $   22,322,000            4.750%                N/A                    N/A
 J               Baa3/BBB-           $   27,283,000            3.375%                N/A                    N/A
 K                Ba1/BB+            $    4,960,000            3.125%                N/A                    N/A
 L                 Ba2/BB            $    7,441,000            2.750%                N/A                    N/A
 M                Ba3/BB-            $   12,401,000            2.125%                N/A                    N/A
 N                 B1/B+             $    4,960,000            1.875%                N/A                    N/A
 P                  B2/B             $    7,441,000            1.500%                N/A                    N/A
 Q                 B3/B-             $    2,480,000            1.375%                N/A                    N/A
 NR                NR/NR             $   27,283,292            N/A                   N/A                    N/A

1  Approximate, subject to a permitted variance of plus or minus 10%.

2  The credit support percentages set forth for Class A-1, A-2, A-3, A-4, A-5,
A-6 and A-1A Certificates are represented in the aggregate.

3  The weighted average life and period during which distributions of principal would be received with respect to each Class of Certificates is based on the assumptions set forth under "Yield and Maturity Considerations-Weighted Average
Life" in the prospectus supplement, and the assumptions that (a) there are no prepayments or losses on the mortgage loans, (b) each mortgage loan pays off on its scheduled maturity date or anticipated repayment date and (c) no excess interest is generated on the mortgage loans.

                                    3 of 12
THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR
SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                         JPMCC 2004-CIBC10

                              STRUCTURAL OVERVIEW

 o For the purposes of making distributions to the Class A-1, A-2, A-3, A-4,
   A-5, A-6 and A-1A Certificates, the pool of mortgage loans will be deemed to consist of two loan groups ("Loan Group 1" and "Loan Group 2").
   Generally, interest and principal distributions on the Class A-1, A-2, A-3,
   A-4, A-5 and A-6 Certificates will be based on amounts available relating to Loan Group 1 and interest and principal distributions on the Class A-1A
   Certificates will be based on amounts available relating to Loan Group 2.

 o Interest payments will be made concurrently to the Class A-1, A-2, A-3, A-4,
   A-5, A-6 and A-1A Certificates (pro-rata based on entitlement to the Class
   A-1, A-2, A-3, A-4, A-5 and A-6 Certificates, from Loan Group 1, and to the
   Class A-1A Certificates from Loan Group 2, the foregoing classes, collectively, the "Class A Certificates"), Class X-1 and X-2 Certificates
   and then, after payment of the principal distribution amount to such
   Classes (other than the Class X-1 and X-2 Certificates) then interest and principal will be paid sequentially to the Class A-J, B, C, D, E, F, G, H,
   J, K, L, M, N, P, Q and NR Certificates.

 o The pass-through rates on the Class B, C, D, E, F, G, H and J Certificates will equal one of (i) a fixed rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), (iii) a rate equal to the lesser of a specified fixed pass-through rate and the rate described in clause (ii) above and (iv) the rate described in clause (ii) above less a specified percentage. In the aggregate, the Class X-1 and X-2 Certificates will receive the net interest on the mortgage loans in excess of the interest paid on the other
   Certificates.

 o All Classes will accrue interest on a 30/360 basis.

 o Generally, the Class A-1, A-2, A-3, A-4, A-5 and A-6 Certificates will be entitled to receive distributions of principal collected or advanced only in respect of mortgage loans in Loan Group 1 until the certificate balance of the Class A-1A Certificates has been reduced to zero, and the Class A-1A
   Certificates will be entitled to receive distributions of principal collected or advanced only in respect of mortgage loans in Loan Group 2 until the certificate balance of the Class A-6 Certificates has been reduced to zero. However, on any distribution date on which the certificate balances of the Class A-J Certificates through Class NR Certificates have been reduced to zero, distributions of principal collected or advanced in respect to the mortgage loans will be distributed (without regard to loan group) to the Class A-1, A-2, A-3, A-4, A-5, A-6 and A-1A Certificates,
   pro-rata. After the certificate balances of the Class A-1, A-2, A-3, A-4,
   A-5, A-6, and A-1A Certificates have been reduced to zero, principal payments will be paid sequentially to the Class A-J, B, C, D, E, F, G, H,
   J, K, L, M, N, P, Q and NR Certificates, until the certificate balance for each such Class has been reduced to zero. The Class X-1 and Class X-2
   Certificates do not have a certificate balance and therefore are not entitled to any principal distributions.

 o Losses will be borne by the Classes (other than the Class X-1 and X-2
   Certificates) in reverse sequential order, from the Class NR Certificates up to the Class A-J Certificates and then pro-rata to the Class A-1, A-2,
   A-3, A-4, A-5, A-6, and A-1A Certificates (without regard to loan group).

 o Yield maintenance charges calculated by reference to a U.S. Treasury rate, to the extent received, will be allocated first to the Offered Certificates and the Class A-1A, F, G, H and J Certificates in the following manner: the holders of each Class of Offered Certificates and the Class A-1A, F, G, H
   and J Certificates will receive, (with respect to the related Loan Group, if applicable in the case of the Class A-1, A-2, A-3, A-4, A-5, A-6 and
   A-1A Certificates) on each Distribution Date an amount of yield maintenance charges determined in accordance with the formula specified below (with any remaining amount payable to the Class X-1 Certificates).

                   Group Principal Paid to Class     (Pass-Through Rate on Class -- Discount Rate)
                  -------------------------------    ----------------------------------------------
   YM Charge  x                                   x
                     Group Total Principal Paid         (Mortgage Rate on Loan -- Discount Rate)

 o Any prepayment penalties based on a percentage of the amount being prepaid will be distributed to the Class X-1 Certificates.

 o The transaction will provide for a collateral value adjustment feature (an appraisal reduction amount calculation) for problem or delinquent mortgage loans. Under certain circumstances, the Special Servicer will be required to obtain a new appraisal and to the extent any such appraisal results in a downward adjustment of the collateral value, the interest portion of any
   P&I Advance will be reduced in proportion to such adjustment.
-------------------------------------------------------------------------------

                                    4 of 12
THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR
SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                         JPMCC 2004-CIBC10

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    5 of 12
THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR
SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                         JPMCC 2004-CIBC10

                ALL MORTGAGE LOANS -- COLLATERAL CHARACTERISTICS

                         CUT-OFF DATE PRINCIPAL BALANCE

 RANGE OF PRINCIPAL              NUMBER OF       PRINCIPAL       % OF        WA       WA UW
 BALANCES                          LOANS         BALANCE         IPB        LTV       DSCR
------------------------------ ------------ ----------------- --------- ---------- ----------

    $560,000 --   $2,999,999       47        $   95,929,946       4.8%      65.2%      1.46x
  $3,000,000 --   $3,999,999       27            96,307,811       4.9       70.2%      1.42x
  $4,000,000 --   $4,999,999       15            66,713,760       3.4       69.7%      1.41x
  $5,000,000 --   $6,999,999       30           172,481,953       8.7       72.6%      1.38x
  $7,000,000 --   $9,999,999       20           166,153,849       8.4       70.6%      1.55x
 $10,000,000 --  $14,999,999       25           302,556,695      15.2       74.5%      1.42x
 $15,000,000 --  $24,999,999       26           480,669,720      24.2       73.3%      1.45x
 $25,000,000 --  $49,999,999       11           359,146,289      18.1       73.3%      1.45x
 $50,000,000 -- $106,217,270        3           244,217,270      12.3       62.9%      1.83x
------------------------------    ---        --------------     -----       ----       ----
 TOTAL/WEIGHTED AVERAGE:          204        $1,984,177,292     100.0%      71.3%      1.49x
------------------------------    ---        --------------     -----       ----       ----
 AVERAGE PER LOAN: $9,726,359
 AVERAGE PER PROPERTY:  $8,336,879

                        RANGE OF MORTGAGE INTEREST RATES

 RANGE OF MORTGAGE INTEREST     NUMBER OF        PRINCIPAL        % OF        WA       WA UW
 RATES                            LOANS          BALANCE          IPB        LTV       DSCR
----------------------------- ------------ ------------------- --------- ---------- ----------

 4.6000% -- 4.9999%                14        $   179,985,464       9.1%      72.2%      1.76x
 5.0000% -- 5.4999%                52            442,361,822      22.3       71.4%      1.44x
 5.5000% -- 5.9999%               113          1,104,075,813      55.6       73.5%      1.43x
 6.0000% -- 6.4999%                20            219,541,551      11.1       59.7%      1.71x
 6.5000% -- 6.9999%                 4             33,212,642       1.7       67.7%      1.36x
 7.0000% -- 7.4600%                 1              5,000,000       0.3       57.1%      1.43x
-----------------------------     ---        ---------------     -----       ----       ----
 TOTAL/WEIGHTED AVERAGE:          204        $ 1,984,177,292     100.0%      71.3%      1.49x
-----------------------------     ---        ---------------     -----       ----       ----
 WEIGHTED AVERAGE MORTGAGE INTEREST RATE:             5.6340%

                     ORIGINAL TERM TO MATURITY/ARD IN MONTHS

 ORIGINAL TERM TO            NUMBER OF       PRINCIPAL        % OF        WA       WA UW
 MATURITY/ARD                  LOANS         BALANCE          IPB        LTV       DSCR
-------------------------- ------------ ----------------- ---------- ---------- ----------

 60 -- 84                       34        $  633,024,059      31.9%     67.9%      1.73x
 85 -- 120                     146         1,160,569,695      58.5      73.2%      1.39x
 121 -- 240                     24           190,583,538       9.6      70.7%      1.31x
--------------------------     ---        --------------     -----      ----       ----
 TOTAL/WEIGHTED AVERAGE:       204        $1,984,177,292     100.0%     71.3%      1.49x
--------------------------     ---        --------------     -----      ----       ----
 WA ORIGINAL TERM TO MATURITY/ARD:                   112

                             GEOGRAPHIC DISTRIBUTION

                            NUMBER OF       PRINCIPAL        % OF        WA       WA UW
 STATE                     PROPERTIES        BALANCE         IPB        LTV       DSCR
------------------------- ------------ ----------------- ---------- ---------- ----------

 TEXAS                        24         $  201,561,943       10.2%      74.3%      1.45x
 NEW YORK                     21            200,832,889       10.1       70.9%      1.44x
 NEW JERSEY                    6            157,943,310        8.0       68.3%      1.69x
 FLORIDA                      15            151,958,681        7.7       70.9%      1.42x
 CALIFORNIA                   21            117,665,971        5.9       66.9%      1.58x
   Northern California         3             31,932,954        1.6       73.3%      1.48x
   Southern California        18             85,733,017        4.3       64.5%      1.61x
 OTHER                       151          1,154,214,498       58.2       71.7%      1.48x
-------------------------    ---         --------------      -----       ----       ----
 TOTAL/WEIGHTED AVERAGE      238         $1,984,177,292      100.0%      71.3%      1.49x

               UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS

                             NUMBER OF      PRINCIPAL        % OF        WA       WA UW
 UW DSCR                       LOANS         BALANCE         IPB        LTV       DSCR
-------------------------- ------------ ----------------- --------- ---------- ----------

 1.06X                          1        $   11,107,074       0.6%      44.6%      1.06x
 1.17X -- 1.19X                 2            34,400,000       1.7       76.4%      1.17x
 1.20X -- 1.29X                46           442,767,251      22.3       74.6%      1.24x
 1.30X -- 1.39X                61           478,104,536      24.1       74.9%      1.34x
 1.40X -- 1.49X                39           316,081,809      15.9       73.6%      1.44x
 1.50X -- 1.69X                30           346,615,468      17.5       70.6%      1.60x
 1.70X -- 1.99X                15           151,904,275       7.7       69.2%      1.78x
 2.00X -- 2.97X                10           203,196,880      10.2       55.0%      2.17x
--------------------------    ---        --------------     -----       ----       ----
 TOTAL/WEIGHTED AVERAGE:      204        $1,984,177,292     100.0%      71.3%      1.49x

                    REMAINING TERMS TO MATURITY/ARD IN MONTHS

RANGE OF REMAINING TERMS TO             NUMBER OF       PRINCIPAL        % OF        WA       WA UW
MATURITY/ARD                              LOANS         BALANCE          IPB        LTV       DSCR
------------------------------------- ------------ ----------------- ---------- ---------- ----------

  54 --  84                                 34      $  633,024,059       31.9%      67.9%      1.73x
  85 -- 120                                146       1,160,569,695       58.5       73.2%      1.39x
 121 -- 240                                 24         190,583,538        9.6       70.7%      1.31x
-------------------------------------      ---      --------------      -----       ----       ----
 TOTAL/WEIGHTED AVERAGE:                   204      $1,984,177,292      100.0%      71.3%      1.49x
-------------------------------------     ----      --------------      -----       ----       ----
 WA REMAINING TERM TO MATURITY/ARD:        111

                           PROPERTY TYPE DISTRIBUTION

                                                      NUMBER OF       PRINCIPAL        % OF        WA       WA UW
 PROPERTY TYPE                 SUB PROPERTY TYPE     PROPERTIES       BALANCE          IPB        LTV       DSCR
-------------------------- ------------------------ ------------ ----------------- ---------- ---------- ----------

  OFFICE                   Suburban                       46      $  517,584,407       26.1%      72.3%      1.58x
                           CBD                             7          63,970,000        3.2       72.7%      1.44x
                            Subtotal                      53      $  581,554,407       29.3%      72.4%      1.57x
-------------------------- ------------------------     ----      --------------      -----      -----      -----
  RETAIL                   Anchored                       51      $  378,205,252       19.1%      73.9%      1.42x
                           Shadow Anchored                11          39,650,660        2.0       72.4%      1.45x
                           Unanchored                     27         125,037,850        6.3       73.5%      1.41x
                            Subtotal                      89      $  542,893,762       27.4%      73.7%      1.42x
-------------------------- ------------------------     ----      --------------      -----      -----      -----
  MULTIFAMILY              Garden                         47      $  459,234,883       23.1%      75.1%      1.32x
                           Mid/High Rise                   3          19,035,438        1.0       75.5%      1.24x
                            Subtotal                      50      $  478,270,321       24.1%      75.1%      1.32x
-------------------------- ------------------------     ----      --------------      -----      -----      -----
  INDUSTRIAL               Warehouse/Distribution         14      $  137,889,602        6.9%      70.2%      1.45x
                           Flex                            9          23,621,955        1.2       67.2%      1.75x
                            Subtotal                      23      $  161,511,557        8.1%      69.7%      1.49x
-------------------------- ------------------------     ----      --------------      -----      -----      -----
  HOTEL                    Full Service                    6      $  152,167,270        7.7%      49.6%      1.98x
-------------------------- ------------------------     ----      --------------      -----      -----      -----
  MIXED USE                Office/Retail                   7      $   41,116,167        2.1%      67.1%      1.77x
                           Office/Industrial               1           5,347,877        0.3       63.7%      1.48x
                            Subtotal                       8      $   46,464,044        2.3%      66.7%      1.74x
-------------------------- ------------------------     ----      --------------      -----      -----      -----
  SELF STORAGE             Self Storage                    5      $   13,300,000        0.7%      65.3%      1.32x
-------------------------- ------------------------     ----      --------------      -----      -----      -----
  MANUFACTURED HOUSING     Manufactured Housing            4      $    8,015,932        0.4%      73.3%      1.46x
-------------------------- ------------------------     ----      --------------      -----      -----      -----
  TOTAL/WEIGHTED AVERAGE                                 238      $1,984,177,292      100.0%      71.3%      1.49x

                                    6 of 12
THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR
SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                         JPMCC 2004-CIBC10

                ALL MORTGAGE LOANS -- COLLATERAL CHARACTERISTICS

                      ORIGINAL AMORTIZATION TERM IN MONTHS(1)

                                   NUMBER OF      PRINCIPAL       % OF        WA       WA UW
 ORIGINAL AMORTIZATION TERM          LOANS         BALANCE        IPB        LTV       DSCR
-------------------------------- ------------ ---------------- --------- ---------- ----------

  86 -- 180                            12      $   31,479,263      1.9%      47.8%      1.19x
 181 -- 240                            17         111,815,005      6.7       65.7%      1.41x
 241 -- 300                            27         330,044,276     19.7       63.4%      1.64x
 301 -- 330                             1          39,460,143      2.4       72.0%      2.14x
 331 -- 360                           134       1,162,323,606     69.4       74.2%      1.38x
--------------------------------      ---      --------------    -----       ----       ----
 TOTAL/WEIGHTED AVERAGE:              191      $1,675,122,292    100.0%      70.9%      1.45x
--------------------------------     ----      --------------    -----       ----       ----
 WA ORIGINAL AMORTIZATIONTERM:        333

                        LTV RATIOS AS OF THE CUT-OFF DATE

                             NUMBER OF       PRINCIPAL       % OF        WA       WA UW
 CUT-OFF DATE LTV              LOANS         BALANCE         IPB        LTV       DSCR
-------------------------- ------------ ----------------- --------- ---------- ----------

 26.7% -- 50.0%                  18       $  151,780,833       7.6%      45.6%      2.03x
 50.1% -- 60.0%                  16          103,775,665       5.2       56.9%      1.59x
 60.1% -- 70.0%                  48          404,312,000      20.4       67.3%      1.50x
 70.1% -- 75.0%                  40          419,478,851      21.1       72.8%      1.51x
 75.1% -- 80.0%                  82          904,829,943      45.6       78.2%      1.38x
--------------------------      ---       --------------     -----       ----       ----
 TOTAL/WEIGHTED AVERAGE:        204       $1,984,177,292     100.0%      71.3%      1.49x

                               AMORTIZATION TYPES

                             NUMBER OF       PRINCIPAL        % OF        WA       WA UW
 AMORTIZATION TYPES            LOANS         BALANCE          IPB        LTV       DSCR
-------------------------- ------------ ----------------- ---------- ---------- ----------

 BALLOON LOANS2               130         $1,079,494,032       54.4%      70.3%      1.51x
 PARTIAL INTEREST ONLY         32            467,538,000       23.6       75.0%      1.34x
 FULLY AMORTIZING              13            309,055,000       15.6       73.0%      1.73x
 ARD LOANS                     23            105,286,113        5.3       61.3%      1.29x
 INTEREST ONLY                  5             17,604,148        0.9       57.9%      1.66x
 INTEREST ONLY-ARD              1              5,200,000        0.3       80.0%      1.32x
--------------------------    ---         --------------      -----       ----       ----
 TOTAL/WEIGHTED AVERAGE:      204         $1,984,177,292      100.0%      71.3%      1.49x

                           CURRENT OCCUPANCY RATES(4)

                             NUMBER OF      PRINCIPAL       % OF        WA       WA UW
 CURRENT OCCUPANCY RATES    PROPERTIES       BALANCE        IPB        LTV       DSCR
-------------------------- ------------ ---------------- --------- ---------- ----------

 0.0% -- 70.0%                 6         $    8,308,966      0.5%      72.0%      2.14x
 70.1% -- 80.0%                8             69,307,745      3.8       66.2%      1.25x
 80.1% -- 90.0%               24            181,425,519      9.9       75.9%      1.35x
 90.1% -- 95.0%               44            464,274,446     25.3       74.9%      1.49x
 95.1% -- 100.0%             150          1,108,693,347     60.5       72.3%      1.46x
--------------------------   ---         --------------    -----       ----       ----
 TOTAL/WEIGHTED AVERAGE:     232         $1,832,010,022    100.0%      73.1%      1.45x

                    REMAINING AMORTIZATION TERM IN MONTHS(1)

                                     NUMBER OF       PRINCIPAL       % OF        WA       WA UW
 REMAINING AMORTIZATION TERM           LOANS         BALANCE         IPB        LTV       DSCR
---------------------------------- ------------ ----------------- --------- ---------- ----------

  85 -- 240                              29      $  143,294,268       8.6%      61.8%      1.36x
 241 -- 300                              27         330,044,276      19.7       63.4%      1.64x
 301 -- 330                               1          39,460,143       2.4       72.0%      2.14x
 331 -- 360                             134       1,162,323,606      69.4       74.2%      1.38x
----------------------------------      ---      --------------     -----       ----       ----
 TOTAL/WEIGHTED AVERAGE:                191      $1,675,122,292     100.0%      70.9%      1.45x
----------------------------------      ---      --------------     -----       ----       ----
 WA REMAINING AMORTIZATION TERM:        332

                      LTV RATIOS AS OF THE MATURITY/ARD(3)

                             NUMBER OF       PRINCIPAL       % OF        WA       WA UW
 MATURITY/ARD LTV              LOANS         BALANCE         IPB        LTV       DSCR
-------------------------- ------------ ----------------- --------- ---------- ----------

 14.4% -- 29.9%                  2        $    8,848,684       0.5%      71.3%      1.62x
 30.0% -- 49.9%                 25           263,552,110      14.0       57.2%      1.79x
 50.0% -- 59.9%                 40           337,636,123      18.0       68.3%      1.43x
 60.0% -- 69.9%                101           947,852,129      50.4       75.6%      1.44x
 70.0% -- 80.0%                 13           321,002,133      17.1       76.3%      1.55x
--------------------------     ---        --------------     -----       ----       ----
 TOTAL/WEIGHTED AVERAGE:       181        $1,878,891,180     100.0%      71.8%      1.50x

                             YEAR BUILT/RENOVATED(5)

                             NUMBER OF       PRINCIPAL       % OF        WA       WA UW
 YEAR BUILT/RENOVATED       PROPERTIES       BALANCE         IPB        LTV       DSCR
-------------------------- ------------ ----------------- --------- ---------- ----------

 1953 -- 1959                   1        $    6,250,000       0.3%      65.1%      1.63x
 1960 -- 1969                   6            26,646,808       1.3       74.7%      1.37x
 1970 -- 1979                  10            53,823,198       2.7       71.2%      1.49x
 1980 -- 1989                  36           315,589,417      15.9       68.4%      1.60x
 1990 -- 1999                  71           610,531,288      30.8       72.2%      1.55x
 2000 -- 2004                 114           974,336,581      49.0       71.6%      1.42x
--------------------------    ---        --------------     -----       ----       ----
 TOTAL/WEIGHTED AVERAGE:      238        $1,984,177,292     100.0%      71.3%      1.49x

                              PREPAYMENT PROTECTION

                             NUMBER OF       PRINCIPAL        % OF        WA       WA UW
 PREPAYMENT PROTECTION         LOANS         BALANCE          IPB        LTV       DSCR
-------------------------- ------------ ----------------- ---------- ---------- ----------

 DEFEASANCE                   198        $1,949,378,952       98.2%      71.3%      1.49x
 YIELD MAINTENANCE              6            34,798,340        1.8       67.6%      1.54x
--------------------------    ---        --------------      -----       ----       ----
 TOTAL/WEIGHTED AVERAGE:      204        $1,984,177,292      100.0%      71.3%      1.49x

1 Excludes loans that are interest only for the entire term.

2 Excludes the mortgage loans which pay interest only for a portion of their term.

3 Excludes the fully amortizing mortgage loans.

4 Excludes the hotel properties.

5 Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties, the year of the most recent renovation date with respect to each Mortgaged Property.

                                    7 of 12
THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR
SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                         JPMCC 2004-CIBC10

                   COLLATERAL CHARACTERISTICS -- LOAN GROUP 1

                         CUT-OFF DATE PRINCIPAL BALANCE

RANGE OF PRINCIPAL               NUMBER OF       PRINCIPAL        % OF        WA       WA UW
BALANCES                           LOANS          BALANCE          IPB        LTV       DSCR
------------------------------- ------------ ----------------- ---------- ---------- ----------

     $560,000 --   $3,999,999       56        $  138,506,927       9.10%    66.9%      1.45x
   $4,000,000 --   $6,999,999       39           209,219,741      13.8      70.8%      1.40x
   $7,000,000 --   $9,999,999       18           149,673,599       9.9      70.0%      1.58x
  $10,000,000 --  $14,999,999       17           205,871,655      13.6      73.6%      1.43x
  $15,000,000 --  $24,999,999       18           336,084,280      22.1      72.5%      1.53x
  $25,000,000 --  $49,999,999        7           234,683,060      15.5      71.4%      1.55x
  $50,000,000 --  $99,999,999        2           138,000,000       9.1      75.3%      1.61x
 $100,000,000 -- $106,217,270        1           106,217,270       7.0      46.8%      2.12x
------------------------------- ----------    --------------     ------     ----       ----
 TOTAL/WEIGHTED AVERAGE:            158       $1,518,256,532      100.0%    69.9%      1.55x
------------------------------- ----------    --------------     ------     ----       ----
 AVERAGE PER LOAN:              $9,609,219
 AVERAGE PER PROPERTY:          $7,948,987

                        RANGE OF MORTGAGE INTEREST RATES

RANGE OF MORTGAGE INTEREST     NUMBER OF       PRINCIPAL        % OF        WA       WA UW
RATES                            LOANS          BALANCE          IPB        LTV       DSCR
----------------------------- ------------ ----------------- ---------- ---------- ----------

 4.6000% -- 4.9999%                 13     $  169,985,464       11.2%      71.8%      1.76x
 5.0000% -- 5.4999%                 33        234,862,860       15.5       68.1%      1.51x
 5.5000% -- 5.9999%                 89        868,084,266       57.2       72.9%      1.48x
 6.0000% -- 6.4999%                 20        219,541,551       14.5       59.7%      1.71x
 6.5000% -- 7.4600%                  3         25,782,392        1.7       61.9%      1.43x
-----------------------------       --     --------------      -----       ----       ----
 TOTAL/WEIGHTED AVERAGE:           158     $1,518,256,532      100.0%      69.9%      1.55x
-----------------------------      ---     --------------      -----       ----       ----
 WA MORTGAGE INTEREST RATE:     5.6622%

                     ORIGINAL TERM TO MATURITY/ARD IN MONTHS

ORIGINAL TERM TO             NUMBER OF       PRINCIPAL       % OF        WA       WA UW
MATURITY/ARD                   LOANS          BALANCE         IPB        LTV       DSCR
-------------------------- ------------ ----------------- ---------- ---------- ----------

  60 --  84                    25         $  538,612,699     35.5%      66.7%      1.80x
  85 -- 120                   114            855,638,907     56.4       72.4%      1.42x
 121 -- 240                    19            124,004,926      8.2       67.2%      1.35x
--------------------------    ---         --------------    -----       ----       ----
 TOTAL/WEIGHTED AVERAGE:      158         $1,518,256,532    100.0%      69.9%      1.55x
--------------------------    ---         --------------    -----       ----       ----
 WA ORIGINAL TERM TO MATURITY/ARD:                   109

                            GEOGRAPHIC DISTRIBUTION

                            NUMBER OF       PRINCIPAL        % OF        WA       WA UW
 STATE                     PROPERTIES       BALANCE          IPB        LTV       DSCR
------------------------- ------------ ----------------- ---------- ---------- ----------

 TEXAS                         19        $  159,151,781      10.5%      73.3%      1.46x
 NEW JERSEY                     6           157,943,310      10.4       68.3%      1.69x
 NEW YORK                      18           151,405,990      10.0       68.5%      1.48x
 FLORIDA                       13           126,496,746       8.3       70.3%      1.45x
 CALIFORNIA                    21           117,665,971       7.8       66.9%      1.58x
   Southern California         18            85,733,017       5.6       73.3%      1.48x
   Northern California          3            31,932,954       2.1       64.5%      1.61x
 PENNSYLVANIA                  12            89,770,000       5.9       75.3%      1.42x
 VIRGINIA                       4            77,534,293       5.1       73.0%      1.71x
 OTHER                         98           638,288,440        42       69.2%      1.56x
-------------------------     ---        --------------     -----       ----       ----
 TOTAL/WEIGHTED AVERAGE       191        $1,518,256,532     100.0%      69.9%      1.55x

               UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS

                             NUMBER OF       PRINCIPAL       % OF        WA       WA UW
 UW DSCR                       LOANS         BALANCE         IPB        LTV       DSCR
-------------------------- ------------ ----------------- --------- ---------- ----------

 1.06X                         1          $   11,107,074       0.7%      44.6%      1.06x
 1.20X -- 1.29X               27             210,771,076      13.9       72.9%      1.24x
 1.30X -- 1.39X               51             373,917,053      24.6       74.6%      1.34x
 1.40X -- 1.49X               31             261,619,065      17.2       73.4%      1.44x
 1.50X -- 1.59X               16             101,497,634       6.7       69.4%      1.54x
 1.60X -- 1.69X                8             214,243,476      14.1       71.3%      1.62x
 1.70X -- 1.99X               14             141,904,275       9.3       68.4%      1.78x
 2.00X -- 2.49X                8             193,715,206      12.8       55.8%      2.14x
 2.50X -- 2.97X                2               9,481,674       0.6       38.9%      2.90x
--------------------------    ---         --------------     -----       ----       ----
 TOTAL/WEIGHTED AVERAGE:      158         $1,518,256,532     100.0%      69.9%      1.55x

                    REMAINING TERMS TO MATURITY/ARD IN MONTHS

RANGE OF REMAINING TERMS TO             NUMBER OF      PRINCIPAL        % OF        WA       WA UW
MATURITY/ARD                              LOANS         BALANCE          IPB        LTV       DSCR
------------------------------------- ------------ ----------------- ---------- ---------- ----------

  54 --  84                               25      $  538,612,699       35.5%      66.7%      1.80x
  85 -- 120                              114         855,638,907       56.4       72.4%      1.42x
 121 -- 240                               19         124,004,926        8.2       67.2%      1.35x
-------------------------------------    ---      --------------      -----       ----       ----
 TOTAL/WEIGHTED AVERAGE:                 158      $1,518,256,532      100.0%      69.9%      1.55x
-------------------------------------    ---      --------------      -----       ----       ----
 WA REMAINING TERM TO MATURITY/ARD:      108

                           PROPERTY TYPE DISTRIBUTION

                                                      NUMBER OF       PRINCIPAL        % OF        WA       WA UW
 PROPERTY TYPE                 SUB PROPERTY TYPE     PROPERTIES        BALANCE         IPB        LTV       DSCR
-------------------------- ------------------------ ------------ ----------------- ---------- ---------- ----------

  OFFICE                   Suburban                       46      $  517,584,407       34.1%      72.3%      1.58x
                           CBD                             7          63,970,000        4.2       72.7%      1.44x
                            Subtotal                      53      $  581,554,407       38.3%      72.4%      1.57x
-------------------------- ------------------------     ----      --------------      -----      -----      -----
  RETAIL                   Anchored                       51      $  378,205,252       24.9%      73.9%      1.42x
                           Shadow Anchored                11          39,650,660        2.6       72.4%      1.45x
                           Unanchored                     27         125,037,850        8.2       73.5%      1.41x
                            Subtotal                      89      $  542,893,762       35.8%      73.7%      1.42x
-------------------------- ------------------------     ----      --------------      -----      -----      -----
  INDUSTRIAL               Warehouse/Distribution         14      $  137,889,602        9.1%      70.2%      1.45x
                           Flex                            9          23,621,955        1.6       67.2%      1.75x
                            Subtotal                      23      $  161,511,557       10.6%      69.7%      1.49x
-------------------------- ------------------------     ----      --------------      -----      -----      -----
  HOTEL                    Full Service                    6      $  152,167,270       10.0%      49.6%      1.98x
-------------------------- ------------------------     ----      --------------      -----      -----      -----
  MIXED USE                Office/Industrial               1      $    5,347,877        0.4%      63.7%      1.48x
                           Office/Retail                   7          41,116,167        2.7       67.1%      1.77x
                            Subtotal                       8      $   46,464,044        3.1%      66.7%      1.74x
-------------------------- ------------------------     ----      --------------      -----      -----      -----
  MULTIFAMILY              Garden                          4      $   14,649,561        1.0%      62.6%      1.37x
-------------------------- ------------------------     ----      --------------      -----      -----      -----
  STORAGE                  Self Storage                    5      $   13,300,000        0.9%      65.3%      1.32x
-------------------------- ------------------------     ----      --------------      -----      -----      -----
  MANUFACTURED HOUSING     Manufactured Housing            3      $    5,715,932        0.4%      72.0%      1.41x
-------------------------- ------------------------     ----      --------------      -----      -----      -----
  TOTAL/WEIGHTED AVERAGE                                 191      $1,518,256,532      100.0%      69.9%      1.55x

                                    8 of 12
THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR
SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                         JPMCC 2004-CIBC10

                   COLLATERAL CHARACTERISTICS -- LOAN GROUP 1

                     ORIGINAL AMORTIZATION TERM IN MONTHS(1)

                                    NUMBER OF       PRINCIPAL       % OF        WA       WA UW
 ORIGINAL AMORTIZATION TERM           LOANS         BALANCE         IPB        LTV       DSCR
--------------------------------- ------------ ----------------- --------- ---------- ----------

  86 -- 120                             8        $   16,749,621      1.4%      41.9%      1.16x
 121 -- 240                             18          109,239,781      9.0       63.0%      1.41x
 241 -- 300                             21          259,544,780     21.3       60.2%      1.73x
 301 -- 330                             1            39,460,143      3.2       72.0%      2.14x
 331 -- 360                             98          794,207,208     65.1       73.5%      1.42x
---------------------------------      ---       --------------    -----       ----       ----
 TOTAL/WEIGHTED AVERAGE:               146       $1,219,201,532    100.0%      69.2%      1.50x
---------------------------------      ---       --------------    -----       ----       ----
 WA ORIGINAL AMORTIZATION TERM:        329

                        LTV RATIOS AS OF THE CUT-OFF DATE

                             NUMBER OF       PRINCIPAL        % OF         WA        WA UW
 CUT-OFF DATE LTV              LOANS         BALANCE          IPB         LTV        DSCR
-------------------------- ------------ ----------------- ----------- ----------- ----------

 26.7% -- 49.9%                  18      $  151,780,833      10.00%       45.60%      2.03x
 50.0% -- 59.9%                  14          95,798,183        6.3           57%      1.59x
 60.0% -- 64.9%                  10          60,474,522        4.0         63.8%      1.40x
 65.0% -- 69.9%                  27         264,985,036       17.5         67.7%      1.57x
 70.0% -- 74.9%                  30         309,889,450       20.4         72.4%      1.56x
 75.0% -- 80.0%                  59         635,328,508       41.8           78%      1.42x
--------------------------       --      --------------      ------       -----       ----
 TOTAL/WEIGHTED AVERAGE:        158      $1,518,256,532      100.00%      69.90%      1.55x

                               AMORTIZATION TYPES

                             NUMBER OF       PRINCIPAL        % OF        WA       WA UW
 AMORTIZATION TYPES            LOANS         BALANCE          IPB        LTV       DSCR
-------------------------- ------------ ----------------- ---------- ---------- ----------

 BALLOON LOANS2               101          $  840,641,138       55.4%      69.0%      1.57x
 INTEREST ONLY                 12             299,055,000       19.7       72.8%      1.73x
 PARTIAL INTEREST-ONLY         19             267,775,000       17.6       74.1%      1.36x
 FULLY AMORTIZING              20              87,981,247        5.8       58.9%      1.30x
 ARD LOANS                      5              17,604,148        1.2       57.9%      1.66x
 INTEREST ONLY ARD              1               5,200,000        0.3       80.0%      1.32x
--------------------------    ---          --------------      -----       ----       ----
 TOTAL/WEIGHTED AVERAGE:      158          $1,518,256,532      100.0%      69.9%      1.55x

                           CURRENT OCCUPANCY RATES(4)

                             NUMBER OF       PRINCIPAL       % OF        WA       WA UW
 CURRENT OCCUPANCY RATES    PROPERTIES       BALANCE         IPB        LTV       DSCR
-------------------------- ------------ ----------------- --------- ---------- ----------

  0.0% -- 70.0%                 6         $    8,308,966       0.6%     72.0%      2.14x
 70.1% -- 80.0%                 7             41,844,515       3.1      58.7%      1.26x
 80.1% -- 90.0%                20            122,288,401       9.0      74.9%      1.36x
 90.1% -- 95.0%                28            309,047,834      22.6      74.7%      1.57x
 95.1% -- 100.0%              124            884,599,547      64.8      71.6%      1.50x
--------------------------    ---         --------------     -----      ----       ----
 TOTAL/WEIGHTED AVERAGE:      185         $1,366,089,263     100.0%     72.2%      1.50x

                    REMAINING AMORTIZATION TERM IN MONTHS(1)

                                     NUMBER OF       PRINCIPAL       % OF        WA        WA UW
 REMAINING AMORTIZATION TERM           LOANS         BALANCE         IPB        LTV        DSCR
---------------------------------- ------------ ----------------- --------- ----------- ----------

  85 -- 120                              8       $   16,749,621       1.4%      41.90%      1.16x
 121 -- 240                             18          109,239,781       9.0        63.0%      1.41x
 241 -- 300                             21          259,544,780      21.3        60.2%      1.73x
 301 -- 330                              1           39,460,143       3.2        72.0%      2.14x
 331 -- 360                             98          794,207,208      65.1        73.5%      1.42x
----------------------------------      --       --------------     -----       -----       ----
 TOTAL/WEIGHTED AVERAGE:               146       $1,219,201,532     100.0%       69.2%      1.50x
----------------------------------     ---       --------------     -----       -----       ----
 WA REMAINING AMORTIZATION TERM:       328

                      LTV RATIOS AS OF THE MATURITY/ARD(3)

                             NUMBER OF       PRINCIPAL       % OF        WA       WA UW
 MATURITY/ARD LTV              LOANS         BALANCE         IPB        LTV       DSCR
-------------------------- ------------ ----------------- --------- ---------- ----------

 14.4% -- 29.9%                 2         $    8,848,684      0.6%     71.3%      1.62x
 30.0% -- 49.9%                20            195,993,927     13.7      51.1%      1.95x
 50.0% -- 59.9%                34            290,964,553     20.3      68.3%      1.44x
 60.0% -- 64.9%                30            246,593,494     17.2      74.4%      1.39x
 65.0% -- 69.9%                43            430,046,096     30.1      75.5%      1.54x
 70.0% -- 77.6%                 9            257,828,532     18.0      76.3%      1.60x
--------------------------    ---         --------------    -----      ----       ----
 TOTAL/WEIGHTED AVERAGE:      138         $1,430,275,286    100.0%     70.6%      1.56x

                             YEAR BUILT/RENOVATED(5)

                             NUMBER OF       PRINCIPAL       % OF        WA       WA UW
 YEAR BUILT/RENOVATED       PROPERTIES       BALANCE         IPB        LTV       DSCR
-------------------------- ------------ ----------------- --------- ---------- ----------

 1953                          1         $    6,250,000       0.4%     65.1%      1.63x
 1960 -- 1969                  4             10,985,815       0.7      72.6%      1.35x
 1970 -- 1979                  7             39,275,255       2.6      68.8%      1.52x
 1980 -- 1989                 32            289,518,481      19.1      68.5%      1.63x
 1990 -- 1999                 58            494,763,789      32.6      71.4%      1.61x
 2000 -- 2004                 89            677,463,193      44.6      69.5%      1.47x
--------------------------   ---         --------------     -----      ----       ----
 TOTAL/WEIGHTED AVERAGE:     191         $1,518,256,532     100.0%     69.9%      1.55x

                              PREPAYMENT PROTECTION

                             NUMBER OF       PRINCIPAL        % OF        WA       WA UW
 PREPAYMENT PROTECTION         LOANS         BALANCE          IPB        LTV       DSCR
-------------------------- ------------ ----------------- ---------- ---------- ----------

 DEFEASANCE                   155         $1,492,699,007      98.3%      70.0%      1.55x
 YIELD MAINTENANCE              3             25,557,525       1.7       67.9%      1.54x
--------------------------    ---         --------------     -----       ----       ----
 TOTAL/WEIGHTED AVERAGE:      158         $1,518,256,532     100.0%      69.9%      1.55x

1 Excludes loans that are interest only for the entire term.

2 Excludes the mortgage loans which pay interest only for a portion of their term.

3 Excludes the fully amortizing mortgage loans.

4 Excludes the hotel properties.

5 Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties, the year of the most recent renovation date with respect to each Mortgaged Property.

                                    9 of 12
THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR
SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                         JPMCC 2004-CIBC10

                   COLLATERAL CHARACTERISTICS -- LOAN GROUP 2

                         CUT-OFF DATE PRINCIPAL BALANCE

RANGE OF PRINCIPAL                 NUMBER OF        PRINCIPAL        % OF          WA         WA UW
BALANCES                             LOANS           BALANCE         IPB          LTV         DSCR
-----------------------------   --------------   --------------   ---------   ----------   ----------

  $2,097,943 --  $2,999,999              10       $ 24,747,307        5.3%        71.2%        1.35x
  $3,000,000 --  $3,999,999               8         28,983,522        6.2         68.6%        1.48x
  $4,000,000 --  $4,999,999               3         13,618,529        2.9         78.8%        1.28x
  $5,000,000 --  $6,999,999               3         16,357,442        3.5         77.7%        1.29x
  $7,000,000 --  $9,999,999               2         16,480,250        3.5         76.1%        1.21x
 $10,000,000 -- $14,999,999               8         96,685,040       20.8         76.4%        1.40x
 $15,000,000 -- $24,999,999               8        144,585,439       31.0         75.1%        1.28x
 $25,000,000 -- $38,000,000               4        124,463,230       26.7         77.0%        1.27x
-----------------------------   -----------       ------------      -----         ----         ----
 TOTAL/WEIGHTED AVERAGE:                 46       $465,920,760      100.0%        75.5%        1.32x
-----------------------------   -----------       ------------      -----         ----         ----
 AVERAGE PER LOAN:              $10,128,712
 AVERAGE PER PROPERTY:          $ 9,913,208

                        RANGE OF MORTGAGE INTEREST RATES

RANGE OF MORTGAGE INTEREST        NUMBER OF       PRINCIPAL         % OF          WA         WA UW
RATES                               LOANS          BALANCE           IPB          LTV         DSCR
-----------------------------   ------------   ---------------   ----------   ----------   ----------

 4.9900% -- 5.4999%                   20        $217,498,963         46.7%        75.3%        1.38x
 5.5000% -- 5.9999%                   24         235,991,548         50.7         75.7%        1.26x
 6.0000% -- 6.8400%                    2          12,430,250          2.7         75.2%        1.23x
-----------------------------         --        ------------        -----         ----         ----
 TOTAL/WEIGHTED AVERAGE:              46        $465,920,760        100.0%        75.5%        1.32x
-----------------------------         --        ------------        -----         ----         ----
 WA MORTGAGE INTEREST RATE:         5.5423%

                       ORIGINAL TERM TO MATURITY IN MONTHS

                                     NUMBER OF        PRINCIPAL         % OF          WA         WA UW
 ORIGINAL TERM TO MATURITY             LOANS          BALANCE           IPB          LTV         DSCR
--------------------------------   ------------   ---------------   ----------   ----------   ----------

 60 -- 120                               41        $399,342,148         85.7%        75.2%        1.33x
 121 -- 180                               2          49,273,746         10.6         78.6%        1.25x
 181 -- 240                               3          17,304,866          3.7         73.1%        1.24x
--------------------------------         --        ------------        -----         ----         ----
 TOTAL/WEIGHTED AVERAGE:                 46        $465,920,760        100.0%        75.5%        1.32x
--------------------------------         --        ------------        -----         ----         ----
 WA ORIGINAL TERM TO MATURITY:          121

                            GEOGRAPHIC DISTRIBUTION

                              NUMBER OF       PRINCIPAL         % OF          WA         WA UW
 STATE                       PROPERTIES        BALANCE          IPB          LTV         DSCR
-------------------------   ------------   --------------   ----------   ----------   ----------

 NEW YORK                        3         $ 49,426,899        10.6%        78.3%        1.33x
 TEXAS                           5           42,410,162         9.1         78.2%        1.41x
 ARKANSAS                        2           38,939,062         8.4         76.4%        1.25x
 TENNESSEE                       2           36,231,474         7.8         76.1%        1.36x
 OTHER                          35          298,913,163        64.2         74.5%        1.30x
-------------------------       --         ------------       -----         ----         ----
 TOTAL/WEIGHTED AVERAGE         47         $465,920,760       100.0%        75.5%        1.32x

               UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS

                               NUMBER OF       PRINCIPAL        % OF          WA         WA UW
 UW DSCR                         LOANS          BALANCE         IPB          LTV         DSCR
--------------------------   ------------   --------------   ---------   ----------   ----------

 1.17X -- 1.19X                    2         $ 34,400,000        7.4%        76.4%        1.17x
 1.20X -- 1.29X                   19          231,996,175       49.8         76.2%        1.24x
 1.30X -- 1.39X                   10          104,187,483       22.4         75.6%        1.32x
 1.40X -- 1.49X                    8           54,462,744       11.7         74.5%        1.44x
 1.50X -- 1.59X                    3            8,896,877        1.9         72.9%        1.57x
 1.60X -- 1.75X                    4           31,977,481        6.9         71.9%        1.68x
--------------------------        --         ------------      -----         ----         ----
 TOTAL/WEIGHTED AVERAGE:          46         $465,920,760      100.0%        75.5%        1.32x

                      REMAINING TERMS TO MATURITY IN MONTHS

RANGE OF REMAINING TERMS              NUMBER OF       PRINCIPAL          % OF          WA         WA UW
TO MATURITY                             LOANS          BALANCE           IPB          LTV         DSCR
---------------------------------   ------------   ---------------   ----------   ----------   ----------

 56 -- 120                                41        $399,342,148         85.7%        75.2%        1.33x
 121 -- 180                                2          49,273,746         10.6         78.6%        1.25x
 181 -- 240                                3          17,304,866          3.7         73.1%        1.24x
---------------------------------         --        ------------        -----         ----         ----
 TOTAL/WEIGHTED AVERAGE:                  46        $465,920,760        100.0%        75.5%        1.32x
---------------------------------         --        ------------        -----         ----         ----
 WA REMAINING TERM TO MATURITY:          119

                           PROPERTY TYPE DISTRIBUTION

                                                    NUMBER OF      PRINCIPAL       % OF        WA       WA UW
 PROPERTY TYPE                SUB PROPERTY TYPE    PROPERTIES      BALANCE         IPB        LTV       DSCR
-------------------------- ---------------------- ------------ --------------- ---------- ---------- ----------

  MULTIFAMILY              Garden                      43       $ 444,585,322      95.4%      75.5%      1.32x
                           Mid/High Rise                3          19,035,438       4.1       75.5%      1.24x
                            Subtotal                   46       $ 463,620,760      99.5%      75.5%      1.31x
-------------------------- ----------------------    ----       -------------     -----      -----      -----
  MANUFACTURED HOUSING     Manufactured Housing         1       $   2,300,000       0.5%      76.7%      1.59x
-------------------------- ----------------------    ----       -------------     -----      -----      -----
  TOTAL/WEIGHTED AVERAGE                               47       $ 465,920,760     100.0%      75.5%      1.32x

                                    10 of 12
THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR
SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                         JPMCC 2004-CIBC10

                   COLLATERAL CHARACTERISTICS -- LOAN GROUP 2

                     ORIGINAL AMORTIZATION TERM IN MONTHS(1)

                                      NUMBER OF       PRINCIPAL         % OF          WA         WA UW
 ORIGINAL AMORTIZATION TERM             LOANS          BALANCE          IPB          LTV         DSCR
---------------------------------   ------------   --------------   ----------   ----------   ----------

 240 -- 300                               9         $ 87,804,362        19.3%        74.6%        1.29x
 301 -- 360                              36          368,116,398        80.7         75.6%        1.31x
---------------------------------        --         ------------       -----         ----         ----
 TOTAL/WEIGHTED AVERAGE:                 45         $465,920,760       100.0%        75.4%        1.31x
---------------------------------        --         ------------       -----         ----         ----
 WA ORIGINAL AMORTIZATION TERM:         345

                        LTV RATIOS AS OF THE CUT-OFF DATE

                               NUMBER OF       PRINCIPAL         % OF          WA         WA UW
 CUT-OFF DATE LTV                LOANS          BALANCE          IPB          LTV         DSCR
--------------------------   ------------   --------------   ----------   ----------   ----------

 51.9% -- 59.9%                    2         $  7,977,481        1.70%        55.4%        1.62x
 60.0% -- 64.9%                    2            4,791,462        1.00         62.4%        1.47x
 65.0% -- 69.9%                    8           72,619,396       15.6          69.2%        1.33x
 70.0% -- 74.9%                    8           74,530,985       16.0          73.6%        1.28x
 75.0% -- 80.0%                   26          306,001,435       65.7          78.2%        1.31x
--------------------------        --         ------------      ------         ----         ----
 TOTAL/WEIGHTED AVERAGE:          46         $465,920,760       100.0%        75.5%        1.32x

                               AMORTIZATION TYPES

                               NUMBER OF        PRINCIPAL         % OF          WA         WA UW
 AMORTIZATION TYPES              LOANS          BALANCE           IPB          LTV         DSCR
--------------------------   ------------   ---------------   ----------   ----------   ----------

 BALLOON LOANS2                   29         $238,852,894         51.3%        74.9%        1.31x
 PARTIAL INTEREST-ONLY            13          199,763,000         42.9         76.2%        1.31x
 FULLY AMORTIZING                  3           17,304,866          3.7         73.1%        1.24x
 INTEREST ONLY                     1           10,000,000          2.1         80.0%        1.75x
--------------------------        --         ------------        -----         ----         ----
 TOTAL/WEIGHTED AVERAGE:          46         $465,920,760        100.0%        75.5%        1.32x

                           CURRENT OCCUPANCY RATES(4)

                               NUMBER OF       PRINCIPAL         % OF          WA         WA UW
 CURRENT OCCUPANCY RATES      PROPERTIES        BALANCE          IPB          LTV         DSCR
--------------------------   ------------   --------------   ----------   ----------   ----------

 75.0% -- 84.9%                    2         $ 65,463,230        14.1%        79.0%        1.30x
 85.0% -- 89.9%                    3           21,137,118         4.5         74.1%        1.36x
 90.0% -- 94.9%                   16          155,226,612        33.3         75.1%        1.34x
 95.0% -- 100.0%                  26          224,093,801        48.1         74.9%        1.30x
--------------------------        --         ------------       -----         ----         ----
 TOTAL/WEIGHTED AVERAGE:          47         $465,920,760       100.0%        75.5%        1.32x

                    REMAINING AMORTIZATION TERM IN MONTHS(1)

REMAINING AMORTIZATION              NUMBER OF       PRINCIPAL         % OF          WA         WA UW
TERM                                  LOANS          BALANCE          IPB          LTV         DSCR
--------------------------------- ------------   --------------   ----------   ----------   ----------

 236 -- 300                              9        $ 87,804,362        19.3%        74.6%        1.29x
 301 -- 360                             36         368,116,398        80.7         75.6%        1.31x
---------------------------------       --        ------------       -----         ----         ----
 TOTAL/WEIGHTED AVERAGE:                45        $455,920,760       100.0%        75.4%        1.31x
---------------------------------       --        ------------       -----         ----         ----
 WA REMAINING AMORTIZATIONTERM:        344

                      LTV RATIOS AS OF THE MATURITY DATE(3)

                               NUMBER OF       PRINCIPAL         % OF          WA         WA UW
 MATURITY DATE LTV               LOANS          BALANCE          IPB          LTV         DSCR
--------------------------   ------------   --------------   ----------   ----------   ----------

 43.9% -- 49.9%                    5         $ 67,558,183        15.1%        74.8%        1.31x
 50.0% -- 59.9%                    6           46,671,570        10.4         68.3%        1.33x
 60.0% -- 64.9%                    9           50,342,475        11.2         73.2%        1.35x
 65.0% -- 80.0%                   23          284,043,665        63.3         77.4%        1.31x
--------------------------        --         ------------       -----         ----         ----
 TOTAL/WEIGHTED AVERAGE:          43         $448,615,894       100.0%       75.60%        1.32x

                             YEAR BUILT/RENOVATED(5)

                               NUMBER OF       PRINCIPAL        % OF          WA         WA UW
 YEAR BUILT/RENOVATED         PROPERTIES        BALANCE         IPB          LTV         DSCR
--------------------------   ------------   --------------   ---------   ----------   ----------

 1968 -- 1979                      5         $ 30,208,937        6.5%        76.9%        1.39x
 1980 -- 1989                      4           26,070,935        5.6         67.2%        1.36x
 1990 -- 1999                     12          115,767,500       24.8         75.3%        1.31x
 2000 -- 2004                     26          293,673,388       63.1         76.2%        1.31x
--------------------------        --         ------------      -----         ----         ----
 TOTAL/WEIGHTED AVERAGE:          47         $465,920,760      100.0%        75.5%        1.32x

                              PREPAYMENT PROTECTION

                               NUMBER OF        PRINCIPAL         % OF          WA         WA UW
 PREPAYMENT PROTECTION           LOANS          BALANCE           IPB          LTV         DSCR
--------------------------   ------------   ---------------   ----------   ----------   ----------

 DEFEASANCE                       43         $456,679,945         98.0%        75.7%        1.31x
 YIELD MAINTENANCE                 3            9,240,815          2.0         66.9%        1.55x
--------------------------        --         ------------        -----         ----         ----
 TOTAL/WEIGHTED AVERAGE:          46         $465,920,760        100.0%        75.5%        1.32x

1 Excludes loans that are interest only for the entire term.

2 Excludes the mortgage loans which pay interest only for a portion of their term.

3 Excludes the fully amortizing mortgage loans.

4 Excludes the hotel properties.

5 Range of Year Built/Renovated references the earlier of the year built or with respect to renovated properties, the year of the most recent renovation date with respect to each Mortgaged Property.

                                    11 of 12
THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR
SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                         JPMCC 2004-CIBC10

                             TOP 10 MORTGAGE LOANS

 LOAN         LOAN NAME                    LOAN      CUT-OFF DATE       % OF
SELLER(1)    (LOCATION)                    GROUP        BALANCE          IPB
---------    ----------                   -------   --------------     -------

 JPMCB       Highland Hotel Portfolio       1        $106,217,270        5.4%
             (Various, Various)
 BARCLAYS    Continental Plaza              1          88,000,000        4.4
             (Hackensack, NJ)
 BARCLAYS    ABB Building                   1          50,000,000        2.5
             (Houston, TX)
 JPMCB       Sherman Town Center            1          39,472,917        2.0
             (Sherman, TX)
 CIBC        Meadows Business Park          1          39,460,143        2.0
             (Baltimore, MD)
 JPMCB       Walden Pond at East Moriches   2          38,000,000        1.9
             (East Moriches, NY)
 BARCLAYS    Fountain Square                1          36,250,000        1.8
             (Boca Raton, FL)
 JPMCB       Jefferson Commons --           2          32,000,000        1.6
             Stillwater/Knoxville
             (Various, Various)
 CIBC        1475 Nitterhouse Drive         1          32,000,000        1.6
             (Chambersburg, PA)
 CIBC        The Westin Westminster         1          30,500,000        1.5
             (Westminster, CO)

 LOAN                     UNIT OF    LOAN PER       UW      CUT-OFF DATE   PROPERTY
SELLER(1)       UNITS     MEASURE      UNIT        DSCR       LTV RATIO      TYPE
---------     ----------  -------   ----------    ------    ------------   --------

 JPMCB          1,687      Rooms    $ 62,962       2.12x        46.8%     Hotel
 BARCLAYS     639,315       SF      $    138       1.60x        76.9%     Office
 BARCLAYS     469,027       SF      $    107       1.63x        72.5%     Office
 JPMCB        285,312       SF      $    138       1.37x        77.5%     Retail
 CIBC         862,716       SF      $     46       2.14x        72.0%     Various
 JPMCB            324      Units    $117,284       1.34x        80.0%     Multifamily
 BARCLAYS     242,139       SF      $    150       1.30x        70.4%     Office
 JPMCB          1,440      Beds     $ 22,222       1.28x        73.4%     Multifamily
 CIBC         862,450       SF      $     37       1.38x        77.1%     Industrial
 CIBC             369      Rooms    $ 82,656       1.60x        57.0%     Hotel

  TOTAL/WEIGHTED AVERAGE:      $491,900,330     24.8%          1.66x     67.9%

 1 "JPMCB" = JPMorgan Chase Bank; "CIBC" = CIBC Inc.; "Barclays" = Barclays
   Capital Real Estate Inc.

                                    12 of 12
THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR
SALES REPRESENTATIVE.

[WELLS FARGO LOGO OMITTED]                                                            ---------------------------------------------
                              J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.    For Additional Information please contact
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 CTSLink Customer Service
CORPORATE TRUST SERVICES                        SERIES 2004-CIBC10                                    (301) 815-6600
9062 OLD ANNAPOLIS ROAD                                                                  Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                           @ www.ctslink.com/cmbs
                                                                                      ---------------------------------------------
                                                                                                PAYMENT DATE:  12/13/04
                                                                                                RECORD DATE:   11/30/04
------------------------------------------------------------------------------------------------------------------------------------
                                            DISTRIBUTION DATE STATEMENT

                      =======================================================================

                      STATEMENT SECTIONS                                              PAGE(S)
                      ------------------                                              -------

                      Certificate Distribution Detail                                    2
                      Certificate Factor Detail                                          3
                      Reconciliation Detail                                              4
                      Other Required Information                                         5
                      Cash Reconciliation Detail                                         6
                      Ratings Detail                                                     7
                      Current Mortgage Loan and Property Stratification Tables         8 - 10
                      Mortgage Loan Detail                                              11
                      Principal Prepayment Detail                                       12
                      Historical Detail                                                 13
                      Delinquency Loan Detail                                           14
                      Specially Serviced Loan Detail                                  15 - 16
                      Modified Loan Detail                                              17
                      Liquidated Loan Detail                                            18
                      =======================================================================

                   DEPOSITOR                                  MASTER SERVICER                           SPECIAL SERVICER
==============================================  =========================================  =========================================
J.P. Morgan Chase Commercial Mortgage           GMAC Commercial Mortgage Corporation       Lennar Partners, Inc.
  Securities Corp.                              200 Witmer Road                            760 N.W. 107th Avenue
270 Park Avenue                                 Horsham, PA 19044-8015                     Miami, FL 33172
10th Floor
New York, NY 10017

Contact:      Brian Baker                       Contact:      Darri Cunningham             Contact:      Steve Bruha
Phone Number: (212) 834-3813                    Phone Number: (215) 328-1784               Phone Number: (305) 229-6614
==============================================  =========================================  =========================================

This report has been compiled from information provided to Wells Fargo Bank, N.A. by various third parties, which may include the
Master Servicer, Special Servicer and others. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.

------------------------------------------------------------------------------------------------------------------------------------
Copyright , Wells Fargo Bank, N.A.                                                                                    Page 1 of 18

[WELLS FARGO LOGO OMITTED]                                                            ---------------------------------------------
                              J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.    For Additional Information please contact
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 CTSLink Customer Service
CORPORATE TRUST SERVICES                        SERIES 2004-CIBC10                                    (301) 815-6600
9062 OLD ANNAPOLIS ROAD                                                                  Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                           @ www.ctslink.com/cmbs
                                                                                      ---------------------------------------------
                                                                                                PAYMENT DATE:  12/13/04
                                                                                                RECORD DATE:   11/30/04
------------------------------------------------------------------------------------------------------------------------------------
                                          CERTIFICATE DISTRIBUTION DETAIL

====================================================================================================================================
Class     CUSIP     Pass-Through    Original    Beginning     Principal       Interest    Prepayment   Realized Loss/
                       Rate          Balance     Balance    Distribution    Distribution   Premium    Additional Trust     Total
                                                                                                       Fund Expenses    Distribution
====================================================================================================================================
  A-1                0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
  A-2                0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
  A-3                0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
  A-4                0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
  A-5                0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
  A-6                0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
 A-1-A               0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
  A-J                0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
   B                 0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
   C                 0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
   D                 0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
   E                 0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
   F                 0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
   G                 0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
   H                 0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
   J                 0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
   K                 0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
   L                 0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
   M                 0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
   N                 0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
   P                 0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
   Q                 0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
  NR                 0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
   S                 0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
   R                 0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
  LR                 0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
====================================================================================================================================
Totals                                0.00          0.00           0.00          0.00         0.00           0.00           0.00
====================================================================================================================================

====================================
Class        Ending     Current
             Balance  Subordination
                        Level (1)
====================================
  A-1          0.00        0.00
  A-2          0.00        0.00
  A-3          0.00        0.00
  A-4          0.00        0.00
  A-5          0.00        0.00
  A-6          0.00        0.00
 A-1-A         0.00        0.00
  A-J          0.00        0.00
   B           0.00        0.00
   C           0.00        0.00
   D           0.00        0.00
   E           0.00        0.00
   F           0.00        0.00
   G           0.00        0.00
   H           0.00        0.00
   J           0.00        0.00
   K           0.00        0.00
   L           0.00        0.00
   M           0.00        0.00
   N           0.00        0.00
   P           0.00        0.00
   Q           0.00        0.00
  NR           0.00        0.00
   S           0.00        0.00
   R           0.00        0.00
  LR           0.00        0.00
====================================
Totals         0.00        0.00
====================================

============================================================================================================================
Class      Cusip       Pass-Through      Original      Beginning        Interest       Prepayment     Total          Ending
                          Rate           Notional      Notional       Distribution       Premium    Distribution    Notional
                                          Amount        Amount                                                       Amount
============================================================================================================================
X-1                     0.000000           0.00           0.00            0.00            0.00        0.00           0.00
X-2                     0.000000           0.00           0.00            0.00            0.00        0.00           0.00
============================================================================================================================
(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and deviding the result by (A).

------------------------------------------------------------------------------------------------------------------------------------
Copyright , Wells Fargo Bank, N.A.                                                                                    Page 2 of 18

[WELLS FARGO LOGO OMITTED]                                                            ---------------------------------------------
                              J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.    For Additional Information please contact
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 CTSLink Customer Service
CORPORATE TRUST SERVICES                        SERIES 2004-CIBC10                                    (301) 815-6600
9062 OLD ANNAPOLIS ROAD                                                                  Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                           @ www.ctslink.com/cmbs
                                                                                      ---------------------------------------------
                                                                                                PAYMENT DATE:  12/13/04
                                                                                                RECORD DATE:   11/30/04
------------------------------------------------------------------------------------------------------------------------------------

                                                    CERTIFICATE FACTOR DETAIL

   =============================================================================================================================
      Class\         CUSIP         Beginning      Principal         Interest        Prepayment     Realized Loss/       Ending
     Component                      Balance      Distribution     Distribution       Premium      Additional Trust      Balance
                                                                                                    Fund Expenses
   =============================================================================================================================
      A-1                        0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
      A-2                        0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
      A-3                        0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
      A-4                        0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
      A-5                        0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
      A-6                        0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
     A-1-A                       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
      A-J                        0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
       B                         0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
       C                         0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
       D                         0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
       E                         0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
       F                         0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
       G                         0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
       H                         0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
       J                         0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
       K                         0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
       L                         0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
       M                         0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
       N                         0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
       P                         0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
       Q                         0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
      NR                         0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
       S                         0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
       R                         0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
      LR                         0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
   =============================================================================================================================

   ===========================================================================================
     Class         CUSIP         Beginning         Interest        Prepayment         Ending
                                  Notional       Distribution       Premium          Notional
                                   Amount                                             Amount
   ===========================================================================================
      X-1                        0.00000000       0.00000000       0.00000000       0.00000000
      X-2                        0.00000000       0.00000000       0.00000000       0.00000000
   ===========================================================================================

------------------------------------------------------------------------------------------------------------------------------------
Copyright , Wells Fargo Bank, N.A.                                                                                     Page 3 of 18

[WELLS FARGO LOGO OMITTED]                                                            ---------------------------------------------
                              J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.    For Additional Information please contact
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 CTSLink Customer Service
CORPORATE TRUST SERVICES                        SERIES 2004-CIBC10                                    (301) 815-6600
9062 OLD ANNAPOLIS ROAD                                                                  Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                           @ www.ctslink.com/cmbs
                                                                                      ---------------------------------------------
                                                                                                PAYMENT DATE:  12/13/04
                                                                                                RECORD DATE:   11/30/04
------------------------------------------------------------------------------------------------------------------------------------

                                                      RECONCILIATION DETAIL

               ADVANCE SUMMARY                                            MASTER SERVICING FEE SUMMARY

P & I Advances Outstanding                      0.00      Current Period Accrued Master Servicing Fees                       0.00
Servicing Advances Outstanding                  0.00      Less Master Servicing Fees on Delinquent Payments                  0.00
                                                          Less Reductions to Master Servicing Fees                           0.00
Reimbursements for Interest on P&I              0.00      Plus Master Servicing Fees on Delinquent Payments Received         0.00
Advances paid from general collections                    Plus Adjustments for Prior Master Servicing Calculation            0.00
                                                          Total Master Servicing Fees Collected                              0.00
Reimbursements for Interest on Servicing        0.00
Advances paid from general collections

 CERTIFICATE INTEREST RECONCILIATION

====================================================================================================================================
 Class     Accrued         Net Aggregate      Distributable     Distributable       Additional      Interest     Remaining Unpaid
         Certificate         Prepayment        Certificate   Certificate Interest   Trust Fund    Distribution     Distributable
           Interest      Interest Shortfall      Interest         Adjustment         Expenses                   Certificate Interest
====================================================================================================================================
  A-1       0.00                0.00               0.00              0.00               0.00          0.00              0.00
  A-2       0.00                0.00               0.00              0.00               0.00          0.00              0.00
  A-3       0.00                0.00               0.00              0.00               0.00          0.00              0.00
  A-4       0.00                0.00               0.00              0.00               0.00          0.00              0.00
  A-5       0.00                0.00               0.00              0.00               0.00          0.00              0.00
  A-6       0.00                0.00               0.00              0.00               0.00          0.00              0.00
 A-1-A      0.00                0.00               0.00              0.00               0.00          0.00              0.00
  X-1       0.00                0.00               0.00              0.00               0.00          0.00              0.00
  X-2       0.00                0.00               0.00              0.00               0.00          0.00              0.00
  A-J       0.00                0.00               0.00              0.00               0.00          0.00              0.00
   B        0.00                0.00               0.00              0.00               0.00          0.00              0.00
   C        0.00                0.00               0.00              0.00               0.00          0.00              0.00
   D        0.00                0.00               0.00              0.00               0.00          0.00              0.00
   E        0.00                0.00               0.00              0.00               0.00          0.00              0.00
   F        0.00                0.00               0.00              0.00               0.00          0.00              0.00
   G        0.00                0.00               0.00              0.00               0.00          0.00              0.00
   H        0.00                0.00               0.00              0.00               0.00          0.00              0.00
   J        0.00                0.00               0.00              0.00               0.00          0.00              0.00
   K        0.00                0.00               0.00              0.00               0.00          0.00              0.00
   L        0.00                0.00               0.00              0.00               0.00          0.00              0.00
   M        0.00                0.00               0.00              0.00               0.00          0.00              0.00
   N        0.00                0.00               0.00              0.00               0.00          0.00              0.00
   P        0.00                0.00               0.00              0.00               0.00          0.00              0.00
   Q        0.00                0.00               0.00              0.00               0.00          0.00              0.00
====================================================================================================================================
  Totals    0.00                0.00               0.00              0.00               0.00          0.00              0.00
====================================================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
Copyright , Wells Fargo Bank, N.A.                                                                                      Page 4 of 18

[WELLS FARGO LOGO OMITTED]                                                            ---------------------------------------------
                              J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.    For Additional Information please contact
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 CTSLink Customer Service
CORPORATE TRUST SERVICES                        SERIES 2004-CIBC10                                    (301) 815-6600
9062 OLD ANNAPOLIS ROAD                                                                  Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                           @ www.ctslink.com/cmbs
                                                                                      ---------------------------------------------
                                                                                                PAYMENT DATE:  12/13/04
                                                                                                RECORD DATE:   11/30/04
------------------------------------------------------------------------------------------------------------------------------------

                                                     OTHER REQUIRED INFORMATION

------------------------------------------------------------------------------------------------------------------------------------

Available Distribution Amount                  0.00               Additional Trust Fund Expenses/(Gains)         0.00

Aggregate Number of Outstanding Loans             0                         Fees Paid to Special Servicer        0.00

Aggregate Unpaid Principal Balance of Loans    0.00                         Interest on Advances                 0.00

Aggregate Stated Principal Balance of Loans    0.00                         Other Expenses of Trust              0.00

Aggregate Amount of Master Servicing Fee       0.00

Aggregate Amount of Special Servicing Fee      0.00

Aggregate Amount of Trustee Fee                0.00

Aggregate Primary Servicing Fee                0.00                Appraisal Reduction Amount

Aggregate Trust Fund Expenses                  0.00                =================================================================
                                                                                       Appraisal      Cumulative        Most Recent
                                                                        Loan           Reduction         ASER            App. Red.
                                                                       Number           Effected        Amount              Date
                                                                   =================================================================

                                                                   =================================================================
                                                                   Total
                                                                   =================================================================

------------------------------------------------------------------------------------------------------------------------------------
Copyright , Wells Fargo Bank, N.A.                                                                                      Page 5 of 18

[WELLS FARGO LOGO OMITTED]                                                            ---------------------------------------------
                              J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.    For Additional Information please contact
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 CTSLink Customer Service
CORPORATE TRUST SERVICES                        SERIES 2004-CIBC10                                    (301) 815-6600
9062 OLD ANNAPOLIS ROAD                                                                  Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                           @ www.ctslink.com/cmbs
                                                                                      ---------------------------------------------
                                                                                                PAYMENT DATE:  12/13/04
                                                                                                RECORD DATE:   11/30/04
------------------------------------------------------------------------------------------------------------------------------------

                                                     CASH RECONCILIATION DETAIL

------------------------------------------------------------------------------------------------------------------------------------

TOTAL FUNDS COLLECTED
 INTEREST:
     Interest paid or advanced                                                              0.00
     Interest reductions due to Non-Recoverability Determinations                           0.00
     Interest Adjustments                                                                   0.00
     Deferred Interest                                                                      0.00
     Net Prepayment Interest Shortfall                                                      0.00
     Net Prepayment Interest Excess                                                         0.00
     Extension Interest                                                                     0.00
     Interest Reserve Withdrawal                                                            0.00
                                                                                                 -------
          TOTAL INTEREST COLLECTED                                                                  0.00

 PRINCIPAL:
     Scheduled Principal                                                                    0.00
     Unscheduled Principal                                                                  0.00
          Principal Prepayments                                                             0.00
          Collection of Principal after Maturity Date                                       0.00
          Recoveries from Liquidation and Insurance Proceeds                                0.00
          Excess of Prior Principal Amounts paid                                            0.00
          Curtailments                                                                      0.00
     Negative Amortization                                                                  0.00
     Principal Adjustments                                                                  0.00
                                                                                                 -------
          TOTAL PRINCIPAL COLLECTED                                                                 0.00
 OTHER:
     Prepayment Penalties/Yield Maintenance                                                 0.00
     Repayment Fees                                                                         0.00
     Borrower Option Extension Fees                                                         0.00
     Equity Payments Received                                                               0.00
     Net Swap Counterparty Payments Received                                                0.00
                                                                                                 -------
          TOTAL OTHER FUNDS COLLECTED                                                               0.00
                                                                                                 -------
TOTAL FUNDS COLLECTED                                                                               0.00
                                                                                                 =======

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

TOTAL FUNDS DISTRIBUTED
   FEES:
      Master Servicing Fee                                                                  0.00
      Trustee Fee                                                                           0.00
      Certificate Administration Fee                                                        0.00
      Insurer Fee                                                                           0.00
      Miscellaneous Fee                                                                     0.00
                                                                                                 -------
            TOTAL FEES                                                                              0.00

  ADDITIONAL TRUST FUND EXPENSES:
      Reimbursement for Interest on Advances                                                0.00
      ASER Amount                                                                           0.00
      Special Servicing Fee                                                                 0.00
      Rating Agency Expenses                                                                0.00
      Attorney's Fees & Expenses                                                            0.00
      Bankruptcy Expense                                                                    0.00
      Taxes Imposed on Trust Fund                                                           0.00
      Non-Recoverable Advances                                                              0.00
      Other Expenses                                                                        0.00

                                                                                                 -------
            TOTAL ADDITIONAL TRUST FUND EXPENSES                                                    0.00

      Interest Reserve Deposit                                                              0.00

  PAYMENTS TO CERTIFICATE HOLDERS & OTHERS:
     Interest Distribution                                                                  0.00
     Principal Distribution                                                                 0.00
     Yield Maintenance/Prepayment Penalties                                                 0.00
     Borrower Option Extension Fees                                                         0.00
     Equity Payments Paid                                                                   0.00
     Net Swap Counterparty Payments Paid                                                    0.00
                                                                                                 -------
            TOTAL PAYMENTS TO CERTIFICATEHOLDERS & OTHERS                                           0.00
                                                                                                 -------
TOTAL FUNDS DISTRIBUTED                                                                             0.00
                                                                                                 =======

------------------------------------------------------------------------------------------------------------------------------------
Copyright , Wells Fargo Bank, N.A.                                                                                      Page 6 of 18

[WELLS FARGO LOGO OMITTED]                                                            ---------------------------------------------
                              J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.    For Additional Information please contact
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 CTSLink Customer Service
CORPORATE TRUST SERVICES                        SERIES 2004-CIBC10                                    (301) 815-6600
9062 OLD ANNAPOLIS ROAD                                                                  Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                           @ www.ctslink.com/cmbs
                                                                                      ---------------------------------------------
                                                                                                PAYMENT DATE:  12/13/04
                                                                                                RECORD DATE:   11/30/04
------------------------------------------------------------------------------------------------------------------------------------

                                                           RATINGS DETAIL

------------------------------------------------------------------------------------------------------------------------------------

            ============================================================================================================
                                                         Original Ratings                  Current Ratings (1)
                   Class             CUSIP      ------------------------------------------------------------------------
                                                        Fitch Moody's S & P                Fitch Moody's S & P
            ============================================================================================================
                    A-1
                    A-2
                    A-3
                    A-4
                    A-5
                    A-6
                   A-1-A
                    X-1
                    X-2
                    A-J
                     B
                     C
                     D
                     E
                     F
                     G
                     H
                     J
                     K
                     L
                     M
                     N
                     P
                     Q
            ============================================================================================================
              NR - Designates that the class was not rated by the above agency at the time of original issuance.
               X - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.
             N/A - Data not available this period.

         1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

                 Fitch, Inc.                            Moody's Investors Service              Standard & Poor's Rating Services
                 One State Street Plaza                 99 Church Street                       55 Water Street
                 New York, New York 10004               New York, New York 10007               New York, New York 10041
                 (212) 908-0500                         (212) 553-0300                         (212) 438-2430

------------------------------------------------------------------------------------------------------------------------------------
Copyright , Wells Fargo Bank, N.A.                                                                                      Page 7 of 18

[WELLS FARGO LOGO OMITTED]                                                            ---------------------------------------------
                              J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.    For Additional Information please contact
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 CTSLink Customer Service
CORPORATE TRUST SERVICES                        SERIES 2004-CIBC10                                    (301) 815-6600
9062 OLD ANNAPOLIS ROAD                                                                  Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                           @ www.ctslink.com/cmbs
                                                                                      ---------------------------------------------
                                                                                                PAYMENT DATE:  12/13/04
                                                                                                RECORD DATE:   11/30/04
------------------------------------------------------------------------------------------------------------------------------------

                                      CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                      SCHEDULED BALANCE                                                         STATE (3)
================================================================  ==================================================================
                                   %of                                                              % of
 Scheduled    # of   Scheduled     Agg.  WAM         Weighted                   # of    Scheduled    Agg    WAM          Weighted
  Balance    loans    Balance      Bal.  (2)  WAC   Avg DSCR (1)     State     Props.    Balance     Bal.   (2)  WAC    Avg DSCR (1)
================================================================  ==================================================================

================================================================  ==================================================================
  Totals                                                             Totals
================================================================  ==================================================================

  See footnotes on last page of this section.

------------------------------------------------------------------------------------------------------------------------------------
Copyright , Wells Fargo Bank, N.A.                                                                                      Page 8 of 18

[WELLS FARGO LOGO OMITTED]                                                            ---------------------------------------------
                              J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.    For Additional Information please contact
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 CTSLink Customer Service
CORPORATE TRUST SERVICES                        SERIES 2004-CIBC10                                    (301) 815-6600
9062 OLD ANNAPOLIS ROAD                                                                  Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                           @ www.ctslink.com/cmbs
                                                                                      ---------------------------------------------
                                                                                                PAYMENT DATE:  12/13/04
                                                                                                RECORD DATE:   11/30/04
------------------------------------------------------------------------------------------------------------------------------------

                                      CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

          DEBT SERVICE COVERAGE RATIO                                                       PROPERTY TYPE (3)
================================================================  ================================================================
                                 % of                                                               % of
 Debt Service    # of  Scheduled  Agg.   WAM          Weighted                    # of   Scheduled   Agg.  WAM        Weighted
Coverage Ratio  loans   Balance   Bal.   (2)  WAC  Avg DSCR (1)   Property Type  Props.   Balance    Bal.  (2)   WAC  Avg DSCR (1)
================================================================  ================================================================

================================================================  ================================================================
    Totals                                                           Totals
================================================================  ================================================================

                            NOTE RATE                                                         SEASONING
================================================================  ================================================================
                                % of                                                               % of
    Note       # of  Scheduled   Agg.  WAM            Weighted                   # of  Scheduled   Agg   WAM            Weighted
    Rate      loans   Balance    Bal.   (2)  WAC    Avg DSCR (1)    Seasoning   loans   Balance    Bal.   (2)  WAC    Avg DSCR (1)
================================================================  ================================================================

================================================================  ================================================================
   Totals                                                            Totals
================================================================  ================================================================

See footnotes on last page of this section.

------------------------------------------------------------------------------------------------------------------------------------
Copyright , Wells Fargo Bank, N.A.                                                                                      Page 9 of 18

[WELLS FARGO LOGO OMITTED]                                                            ---------------------------------------------
                              J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.    For Additional Information please contact
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 CTSLink Customer Service
CORPORATE TRUST SERVICES                        SERIES 2004-CIBC10                                    (301) 815-6600
9062 OLD ANNAPOLIS ROAD                                                                  Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                           @ www.ctslink.com/cmbs
                                                                                      ---------------------------------------------
                                                                                                PAYMENT DATE:  12/13/04
                                                                                                RECORD DATE:   11/30/04
------------------------------------------------------------------------------------------------------------------------------------

         ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)                REMAINING AMORTIZATION TERM (FULLY AMORTIZING LOANS)
================================================================   ================================================================
 Anticipated                     % of                                 Remaining                    % of
  Remaining     # of  Scheduled   Agg.   WAM         Weighted       Amortization  # of  Scheduled   Agg.   WAM         Weighted
   Term (2)    loans   Balance    Bal.   (2)  WAC  Avg DSCR (1)        Term      loans   Balance    Bal.   (2)  WAC  Avg DSCR (1)
================================================================   ================================================================

================================================================   ================================================================
   Totals                                                              Totals
================================================================   ================================================================

           REMAINING STATED TERM (ARD AND BALLOON LOANS)                                 AGE OF MOST RECENT NOI
================================================================   ================================================================
 Remaining                      % of                                                               % of
   Stated      # of  Scheduled   Agg.   WAM         Weighted         Age of Most. # of  Scheduled   Agg.   WAM         Weighted
    Term      loans   Balance    Bal.   (2)  WAC  Avg DSCR (1)       Recent NOI  loans   Balance    Bal.   (2)  WAC  Avg DSCR (1)
================================================================   ================================================================

================================================================   ================================================================
   Totals                                                              Totals
================================================================   ================================================================

(1)   Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Paying Agent makes no representations as to the accuracy of the data provided for this calculation.

(2)   Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the
      Anticipated Repayment Date, if applicable, and the maturity date.

(3)   Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off
      Date balance of each property as disclosed in the offering document.

------------------------------------------------------------------------------------------------------------------------------------
Copyright , Wells Fargo Bank, N.A.                                                                                     Page 10 of 18

[WELLS FARGO LOGO OMITTED]                                                            ---------------------------------------------
                              J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.    For Additional Information please contact
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 CTSLink Customer Service
CORPORATE TRUST SERVICES                        SERIES 2004-CIBC10                                    (301) 815-6600
9062 OLD ANNAPOLIS ROAD                                                                  Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                           @ www.ctslink.com/cmbs
                                                                                      ---------------------------------------------
                                                                                                PAYMENT DATE:  12/13/04
                                                                                                RECORD DATE:   11/30/04
------------------------------------------------------------------------------------------------------------------------------------

                                                        MORTGAGE LOAN DETAIL
====================================================================================================================================
                                                                                                               Anticipated
 Loan                    Property                                   Interest       Principal       Gross        Repayment   Maturity
Number         ODCR      Type (1)          City          State       Payment        Payment        Coupon          Date        Date
====================================================================================================================================

====================================================================================================================================
Totals
====================================================================================================================================

====================================================================================================================================
                  Neg.          Beginning          Ending          Paid        Appraisal      Appraisal         Res.          Mod.
 Loan            Amort          Scheduled         Scheduled        Thru        Reduction      Reduction         Strat         Code
Number           (Y/N)           Balance            Balance        Date          Date          Amoount           (2)           (3)
====================================================================================================================================

====================================================================================================================================
Totals
====================================================================================================================================

      (1) Property Type Code                                 (2) Resolution Strategy Code
      ----------------------                                 ----------------------------

MF - Multi-Family       OF - Office        1 - Modification   6 - DPO                10 - Deed In Lieu Of
RT - Retail             MU - Mixed Use     2 - Foreclosure    7 - REO                     Foreclosure
HC - Health Care        LO - Lodging       3 - Bankruptcy     8 - Resolved           11 - Full Payoff
IN - Industrial         SS - Self Storage  4 - Extension      9 - Pending Return     12 - Reps and Warranties
WH - Warehouse          OT - Other         5 - Note Sale          to Master Servicer 13 - Other or TBD
MH - Mobile Home Park

(3) Modification Code
---------------------

 1 - Maturity Date Extension
 2 - Authorization Change
 3 - Principal Write-Off
 4 - Combination

------------------------------------------------------------------------------------------------------------------------------------
Copyright , Wells Fargo Bank, N.A.                                                                                     Page 11 of 18

[WELLS FARGO LOGO OMITTED]                                                            ---------------------------------------------
                              J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.    For Additional Information please contact
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 CTSLink Customer Service
CORPORATE TRUST SERVICES                        SERIES 2004-CIBC10                                    (301) 815-6600
9062 OLD ANNAPOLIS ROAD                                                                  Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                           @ www.ctslink.com/cmbs
                                                                                      ---------------------------------------------
                                                                                                PAYMENT DATE:  12/13/04
                                                                                                RECORD DATE:   11/30/04
------------------------------------------------------------------------------------------------------------------------------------

                                                     PRINCIPAL PREPAYMENT DETAIL

====================================================================================================================================
                   Offering Document        Principal Prepayment Amount                        Prepayment Penalties
Loan Number         Cross-Reference    ------------------------------------    ----------------------------------------------------
                                       Payoff Amount     Curtailment Amount     Prepayment Premium      Yield Maintenance Charge
====================================================================================================================================

====================================================================================================================================
     Totals
====================================================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
Copyright , Wells Fargo Bank, N.A.                                                                                     Page 12 of 18

[WELLS FARGO LOGO OMITTED]                                                            ---------------------------------------------
                              J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.    For Additional Information please contact
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 CTSLink Customer Service
CORPORATE TRUST SERVICES                        SERIES 2004-CIBC10                                    (301) 815-6600
9062 OLD ANNAPOLIS ROAD                                                                  Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                           @ www.ctslink.com/cmbs
                                                                                      ---------------------------------------------
                                                                                                PAYMENT DATE:  12/13/04
                                                                                                RECORD DATE:   11/30/04
------------------------------------------------------------------------------------------------------------------------------------

                                                         HISTORICAL DETAIL

===========================================================================================================
                                                  Delinquencies
-----------------------------------------------------------------------------------------------------------
                   30-59               60-89        90 Days
Distribution       Days                Days         or More    Foreclosure        REO         Modifications
    Date         #  Balance         #  Balance     #  Balance   #  Balance     #  Balance      #  Balance
===========================================================================================================

===========================================================================================================

====================================================================================
                           Prepayments                         Rate and
                                                               Maturities
------------------------------------------------------------------------------------
Distribution       Curtailments        Payoff        Next Weighted Avg.
    Date            #  Balance        #  Balance       Coupon   Remit         WAM
====================================================================================

====================================================================================

Note: Foreclosure and REO Totals are excluded from the delinquencies aging categories.

------------------------------------------------------------------------------------------------------------------------------------
Copyright , Wells Fargo Bank, N.A.                                                                                     Page 13 of 18

[WELLS FARGO LOGO OMITTED]                                                            ---------------------------------------------
                              J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.    For Additional Information please contact
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 CTSLink Customer Service
CORPORATE TRUST SERVICES                        SERIES 2004-CIBC10                                    (301) 815-6600
9062 OLD ANNAPOLIS ROAD                                                                  Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                           @ www.ctslink.com/cmbs
                                                                                      ---------------------------------------------
                                                                                                PAYMENT DATE:  12/13/04
                                                                                                RECORD DATE:   11/30/04
------------------------------------------------------------------------------------------------------------------------------------

                                                       DELINQUENCY LOAN DETAIL

================================================================================================================================
                 Offering            # of     Paid        Current      Outstanding      Status of      Resolution    Servicing
Loan Number      Document          Months    Through       P & I         P & I           Mortgage      Strategy       Transfer
              Cross-Reference      Delinq.     Date       Advances      Advances         Loan (1)        Code (2)       Date
================================================================================================================================

================================================================================================================================
  Totals
================================================================================================================================

==============================================================================
                   Foreclosure   Actual      Outstanding
Loan Number           Date        Loan        Servicing    Bankruptcy     REO
                                 Balance       Advances      Date         Date
==============================================================================

==============================================================================
  Totals
==============================================================================

                      (1) Status of Mortgage Loan                                      (2) Resolution Strategy Code
                      ---------------------------                                      ----------------------------

A - Payments Not Received       2 - Two Months Delinquent            1 - Modification   6 - DPO                 10 - Deed In Lieu Of
    But Still in Grace Period   3 - Three or More Months Delinquent  2 - Foreclosure    7 - REO                      Foreclosure
B - Late Payment But Less       4 - Assumed Scheduled Payment        3 - Bankruptcy     8 - Resolved            11 - Full Payoff
    Than 1 Month Delinquent         (Performing Matured Loan)        4 - Extension      9 - Pending Return      12 - Reps and
0 - Current                     7 - Foreclosure                      5 - Note Sale          to Master Servicer       Warranties
1 - One Month Delinquent        9 - REO                                                                         13 - Other or TBD

------------------------------------------------------------------------------------------------------------------------------------
Copyright , Wells Fargo Bank, N.A.                                                                                     Page 14 of 18

[WELLS FARGO LOGO OMITTED]                                                            ---------------------------------------------
                              J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.    For Additional Information please contact
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 CTSLink Customer Service
CORPORATE TRUST SERVICES                        SERIES 2004-CIBC10                                    (301) 815-6600
9062 OLD ANNAPOLIS ROAD                                                                  Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                           @ www.ctslink.com/cmbs
                                                                                      ---------------------------------------------
                                                                                                PAYMENT DATE:  12/13/04
                                                                                                RECORD DATE:   11/30/04
------------------------------------------------------------------------------------------------------------------------------------

                                               SPECIALLY SERVICED LOAN DETAIL - PART 1

====================================================================================================================================
                                   Offering       Servicing    Resolution
Distribution       Loan            Document        Transfer    Strategy       Scheduled      Property                   Interest
    Date          Number        Cross-Reference      Date        Code (1)      Balance        Type (2)        State       Rate
====================================================================================================================================

===============================================================================================================================

===============================================================================================================================
                                                      Net                                                           Remaining
 Distribution        Loan            Actual        Operating         NOI                   Note      Maturity      Amortizaton
     Date           Number           Balance         Income          Date        DSCR      Date        Date           Term
===============================================================================================================================

===============================================================================================================================

                    (1) Resolution Strategy Code                                                 (2) Property Type Code
                    ----------------------------                                                 ----------------------

1 - Modification     6 - DPO                   10 - Deed In Lieu Of                  MF - Multi-Family           OF - Office
2 - Foreclosure      7 - REO                        Foreclosure                      RT - Retail                 MU - Mixed use
3 - Bankruptcy       8 - Resolved              11 - Full Payoff                      HC - Health Care            LO - Lodging
4 - Extension        9 - Pending Return        12 - Reps and Warranties              IN - Industrial             SS - Self Storage
5 - Note Sale            to Master Servicer    13 - Other or TBD                     WH - Warehouse              OT - Other
                                                                                     MH - Mobile Home Park
------------------------------------------------------------------------------------------------------------------------------------
Copyright , Wells Fargo Bank, N.A.                                                                                     Page 15 of 18

[WELLS FARGO LOGO OMITTED]                                                            ---------------------------------------------
                              J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.    For Additional Information please contact
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 CTSLink Customer Service
CORPORATE TRUST SERVICES                        SERIES 2004-CIBC10                                    (301) 815-6600
9062 OLD ANNAPOLIS ROAD                                                                  Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                           @ www.ctslink.com/cmbs
                                                                                      ---------------------------------------------
                                                                                                PAYMENT DATE:  12/13/04
                                                                                                RECORD DATE:   11/30/04
------------------------------------------------------------------------------------------------------------------------------------

                                               SPECIALLY SERVICED LOAN DETAIL - PART 2

====================================================================================================================================
                              Offering      Resolution     Site
Distribution      Loan       Document       Strategy    Inspection    Phase 1   Appraisal   Appraisal      Other REO
    Date         Number   Cross-Reference   Code (1)      Date         Date        Date       Value     Property Revenue    Comment
====================================================================================================================================

====================================================================================================================================

                                                    (1) Resolution Strategy Code
                                                    ----------------------------

                           1  -  Modification         6 - DPO                    10 - Deed In Lieu Of
                           2  -  Foreclosure          7 - REO                         Foreclosure
                           3  -  Bankruptcy           8 - Resolved               11 - Full Payoff
                           4  -  Extension            9 - Pending Return         12 - Reps and Warranties
                           5  -  Note Sale                to Master Servicer     13 - Other or TBD

------------------------------------------------------------------------------------------------------------------------------------
Copyright , Wells Fargo Bank, N.A.                                                                                     Page 16 of 18

[WELLS FARGO LOGO OMITTED]                                                            ---------------------------------------------
                              J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.    For Additional Information please contact
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 CTSLink Customer Service
CORPORATE TRUST SERVICES                        SERIES 2004-CIBC10                                    (301) 815-6600
9062 OLD ANNAPOLIS ROAD                                                                  Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                           @ www.ctslink.com/cmbs
                                                                                      ---------------------------------------------
                                                                                                PAYMENT DATE:  12/13/04
                                                                                                RECORD DATE:   11/30/04
------------------------------------------------------------------------------------------------------------------------------------

                                                        MODIFIED LOAN DETAIL

====================================================================================================================================
                Offering
   Loan         Document           Pre-Modification
  Number     Cross-Reference           Balance           Modification Date                Modification Description
====================================================================================================================================

====================================================================================================================================
     Totals
====================================================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
Copyright , Wells Fargo Bank, N.A.                                                                                     Page 17 of 18

[WELLS FARGO LOGO OMITTED]                                                            ---------------------------------------------
                              J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.    For Additional Information please contact
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 CTSLink Customer Service
CORPORATE TRUST SERVICES                        SERIES 2004-CIBC10                                    (301) 815-6600
9062 OLD ANNAPOLIS ROAD                                                                  Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                           @ www.ctslink.com/cmbs
                                                                                      ---------------------------------------------
                                                                                                PAYMENT DATE:  12/13/04
                                                                                                RECORD DATE:   11/30/04
------------------------------------------------------------------------------------------------------------------------------------

                                                       LIQUIDATED LOAN DETAIL

============================================================================================================================

             Final
            Recovery        Offering                                                              Gross Proceeds
 Loan     Determination     Document         Appraisal   Appraisal       Actual         Gross      as a % of
Number        Date       Cross-Reference        Date       Value         Balance       Proceeds   Actual Balance
============================================================================================================================

============================================================================================================================
  Current Total
============================================================================================================================
Cummulative Total
============================================================================================================================

==============================================================================
                                           Net
                                         Proceeds
           Aggregate         Net        as a % of                Repurchased
 Loan     Liquidation    Liquidation      Actual     Realized     by Seller
Number      Expenses*      Proceeds       Balance       Loss        (Y/N)
==============================================================================

==============================================================================
  Current Total
==============================================================================
Cummulative Total
==============================================================================

* Aggregate liquidation expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.)

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 18 of 18

PROSPECTUS

                       MORTGAGE PASS-THROUGH CERTIFICATES
                             (ISSUABLE IN SERIES)

     [LOGO OMITTED] J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                                    DEPOSITOR

                               ----------------

     J.P. Morgan Chase Commercial Mortgage Securities Corp. will periodically offer certificates in one or more series. Each series of certificates will represent the entire beneficial ownership interest in a trust fund.
Distributions on the certificates of any series will be made only from the assets of the related trust fund.

     The certificates of each series will not represent an obligation of the depositor, any servicer or any of their respective affiliates. Neither the certificates nor any assets in the related trust fund will be guaranteed or insured by any governmental agency or instrumentality or by any other person, unless otherwise provided in the prospectus supplement.

     The primary asset of the trust fund may include:

    o multifamily and commercial mortgage loans, including participations therein;

    o mortgage-backed securities evidencing interests in or secured by multifamily and commercial mortgage loans, including participations therein, and other mortgage-backed securities;

    o direct obligations of the United States or other government agencies; or

    o a combination of the assets described above.

INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. YOU SHOULD REVIEW THE
INFORMATION APPEARING UNDER THE CAPTION "RISK FACTORS" BEGINNING ON PAGE 9 OF
THIS PROSPECTUS AND IN THE RELATED PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY
OFFERED CERTIFICATE.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED THESE CERTIFICATES OR PASSED UPON THE
ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
A CRIMINAL OFFENSE.

                                October 29, 2004

             IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
            PROSPECTUS AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

     Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) the accompanying prospectus supplement for each series, which describes the specific terms of the offered certificates. If the terms of the offered certificates vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

     You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the related prospectus supplement. The information in this prospectus is accurate only as of the date of this prospectus.

     Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption "Index of Principal Definitions" beginning on page 108 in this prospectus.

     In this prospectus, the terms "Depositor," "we," "us" and "our" refer to
J.P. Morgan Chase Commercial Mortgage Securities Corp.

     If you require additional information, the mailing address of our principal executive offices is J.P. Morgan Chase Commercial Mortgage Securities
Corp., 270 Park Avenue, New York, New York 10017, and telephone number is (212)
834-9299.

                                       ii

SUMMARY OF PROSPECTUS ..............................    1
RISK FACTORS .......................................    9
   Your Ability to Resell Certificates May Be
      Limited Because of Their
      Characteristics ..............................    9
   The Assets of the Trust Fund may not be
      Sufficient to Pay Your Certificates ..........    9
   Prepayments of the Mortgage Assets Will
      Affect the Timing of Your Cash Flow
      and May Affect Your Yield ....................   10
   Ratings Do Not Guarantee Payment and
      do not Address Prepayment Risks ..............   11
   Commercial and Multifamily Mortgage
      Loans Have Risks that may Affect
      Payments on Your Certificates ................   12
   Borrowers May Be Unable to Make
      Balloon Payments .............................   14
   Credit Support May Not Cover Losses .............   14
   Assignment of Leases and Rents may be
      Limited by State Law .........................   15
   Failure to Comply with Environmental
      Law may Result in Additional Losses ..........   15
   Hazard Insurance May Be Insufficient to
      Cover all Losses on Mortgaged
      Properties ...................................   16
   Poor Property Management May
      Adversely Affect the Performance of
      the Related Mortgaged Property ...............   16
   One Action Jurisdiction May Limit the
      Ability of the Servicer to Foreclose on a
      Mortgaged Property ...........................   16
   Rights Against Tenants May Be Limited if
      Leases are not Subordinate to
      Mortgage or do not Contain
      Attornment Provisions ........................   17
   If Mortgaged Properties Are Not in
      Compliance With Current Zoning Laws
      Restoration Following a Casualty Loss
      May Be Limited ...............................   17
   Inspections of the Mortgaged Properties
      Will Be Limited ..............................   17
   Compliance with Americans with
      Disabilities Act May Result in

   Some Certificates May Not Be
      Appropriate for Benefit Plans ................   18
   Certain Federal Tax Considerations
      Regarding Residual Certificates ..............   18

   Certain Federal Tax Considerations
      Regarding Original Issue Discount ............   19
   Bankruptcy Proceedings Could Adversely
      Affect Payments on Your Certificates .........   19
   Book-Entry System for Certain Classes
      May Decrease Liquidity and Delay
      Payment ......................................   19
   Delinquent and Non-Performing
      Mortgage Loans Could Adversely

   Certain Shortfalls in Collections of

   Controlled Amortization Classes and
      Companion Classes ............................   30
   Other Factors Affecting Yield, Weighted

   Distributions of Interest on the
      Certificates .................................   35
   Distributions of Principal on the
      Certificates .................................   36
   Distributions on the Certificates in
      Respect of Prepayment Premiums or in

   Book-Entry Registration and Definitive
      Certificates .................................   40

                                       iii

DESCRIPTION OF THE POOLING
   AGREEMENTS ..................................   42
   General .....................................   42
   Assignment of Mortgage Loans;
      Repurchases ..............................   42
   Representations and Warranties;
      Repurchases ..............................   43
   Collection and Other Servicing

   Modifications, Waivers and Amendments
      of Mortgage Loans ........................   48
   Realization Upon Defaulted Mortgage
      Loans ....................................   48
   Hazard Insurance Policies ...................   49
   Due-on-Sale and Due-on-Encumbrance
      Provisions ...............................   50
   Servicing Compensation and Payment of
      Expenses .................................   50
   Evidence as to Compliance ...................   51
   Certain Matters Regarding the Master

   Insurance or Guarantees with Respect to

CERTAIN LEGAL ASPECTS OF MORTGAGE

   Due-on-Sale and Due-on-Encumbrance              65
   Subordinate Financing .......................   65
   Default Interest and Limitations on

   Forfeiture for Drug, RICO and Money
      Laundering Violations ....................   68
CERTAIN FEDERAL INCOME TAX
   CONSEQUENCES ................................   68
FEDERAL INCOME TAX CONSEQUENCES
   FOR REMIC CERTIFICATES ......................   68
   General .....................................   68
   Characterization of Investments in REMIC

      Election to Treat All Interest Under the
         Constant Yield Method. ................   77
      Sale or Exchange of Regular

      Treatment of Certain Items of REMIC
         Income and Expense. ...................   81
      Limitations on Offset or Exemption of
         REMIC Income. .........................   82
      Tax-Related Restrictions on Transfer of
         Residual Certificates. ................   83
      Sale or Exchange of a Residual
         Certificate. ..........................   86
      Mark to Market Regulations. ..............   87
   Taxes That May Be Imposed on the REMIC
      Pool .....................................   87
      Prohibited Transactions. .................   87
      Contributions to the REMIC Pool After
         the Startup Day .......................   88
      Net Income from Foreclosure Property......   88
   Liquidation of the REMIC Pool ...............   88

                                       iv

   Administrative Matters                                88
   Limitations on Deduction of Certain

FEDERAL INCOME TAX CONSEQUENCES
   FOR CERTIFICATES AS TO WHICH NO

      Sale or Exchange of Standard

   Reporting Requirements and Backup

   Unrelated Business Taxable Income;

INCORPORATION OF CERTAIN

                                       v

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                             SUMMARY OF PROSPECTUS

     This summary highlights selected information from this document and does not contain all of the information that you need to consider in making an investment decision. Please read this entire prospectus and the accompanying prospectus supplement as well as the terms and provisions of the related pooling and servicing agreement carefully to understand all of the terms of a series of certificates. An Index of Principal Definitions is included at the end of this prospectus.

Title of Certificates.........   Mortgage pass-through certificates, issuable
                                 in series.

Depositor.....................   J.P. Morgan Chase Commercial Mortgage
                                 Securities Corp., a wholly owned subsidiary of
                                 JPMorgan Chase Bank, a New York banking
                                 corporation, which is a wholly owned subsidiary
                                 of JPMorgan Chase & Co., a Delaware
                                 corporation.

Master Servicer...............   The master servicer, if any, for a series of
                                 certificates will be named in the related
                                 prospectus supplement. The master servicer for
                                 any series of certificates may be an affiliate
                                 of the depositor or a special servicer.

Special Servicer..............   One or more special servicers, if any, for a
                                 series of certificates will be named, or the
                                 circumstances under which a special servicer
                                 will be appointed will be described, in the
                                 related prospectus supplement. A special
                                 servicer for any series of certificates may be
                                 an affiliate of the depositor or the master
                                 servicer.

Trustee.......................   The trustee for each series of certificates
                                 will be named in the related prospectus
                                 supplement.

The Trust Assets..............   Each series of certificates will represent in
                                 the aggregate the entire beneficial ownership
                                 interest in a trust fund consisting primarily
                                 of:

A. Mortgage Assets............   The mortgage assets with respect to each
                                 series of certificates will, in general,
                                 consist of a pool of loans secured by liens on,
                                 or security interests in:

                                 o  residential properties consisting of five
                                    or more rental or cooperatively-owned
                                    dwelling units or shares allocable to a
                                    number of those units and the related
                                    leases; or

                                 o  office buildings, shopping centers, retail
                                    stores and establishments, hotels or motels,
                                    nursing homes, hospitals or other
                                    health-care related facilities, mobile home
                                    parks, warehouse facilities, mini-warehouse
                                    facilities, self-storage facilities,
                                    industrial plants, parking lots, mixed use
                                    or various other types of income-producing
                                    properties described in this prospectus or
                                    unimproved land.

                                       1

                                 If so specified in the related prospectus
                                 supplement, a trust fund may include mortgage
                                 loans secured by liens on real estate projects
                                 under construction. No one will guarantee the
                                 mortgage loans, unless otherwise provided in
                                 the related prospectus supplement. If so
                                 specified in the related prospectus
                                 supplement, some mortgage loans may be
                                 delinquent. In no event will delinquent
                                 mortgage loans comprise 20 percent or more of
                                 the trust fund at the time the mortgage loans
                                 are transferred to the trust fund.

                                 As described in the related prospectus
                                 supplement, a mortgage loan:

                                 o  may provide for no accrual of interest or
                                    for accrual of interest at a mortgage
                                    interest rate that is fixed over its term or
                                    that adjusts from time to time, or that the
                                    borrower may elect to convert from an
                                    adjustable to a fixed mortgage interest
                                    rate, or from a fixed to an adjustable
                                    mortgage interest rate;

                                 o  may provide for level payments to maturity
                                    or for payments that adjust from time to
                                    time to accommodate changes in the mortgage
                                    interest rate or to reflect the occurrence
                                    of certain events, and may permit negative
                                    amortization;

                                 o  may be fully amortizing or partially
                                    amortizing or non-amortizing, with a balloon
                                    payment due on its stated maturity date;

                                 o  may prohibit prepayments over its term or
                                    for a certain period and/or require payment
                                    of a premium or a yield maintenance penalty
                                    in connection with certain prepayments; and

                                 o  may provide for payments of principal,
                                    interest or both, on due dates that occur
                                    monthly, quarterly, semi-annually or at
                                    another interval specified in the related
                                    prospectus supplement.

                                 Some or all of the mortgage loans in any trust
                                 fund may have been originated by an affiliate
                                 of the depositor. See "Description of the
                                 Trust Funds--Mortgage Loans" in this
                                 prospectus.

                                 If specified in the related prospectus
                                 supplement, the mortgage assets with respect
                                 to a series of certificates may also include,
                                 or consist of:

                                 o  private mortgage participations, mortgage
                                    pass-through certificates or other
                                    mortgage-backed securities; or

                                 o  Certificates insured or guaranteed by any
                                    of the Federal Home Loan Mortgage
                                    Corporation, the Federal National Mortgage
                                    Association, the

                                       2

                                    Governmental National Mortgage Association
                                    or the Federal Agricultural Mortgage
                                    Corporation.

                                 Each of the above mortgage assets will
                                 evidence an interest in, or will be secured by
                                 a pledge of, one or more mortgage loans that
                                 conform to the descriptions of the mortgage
                                 loans contained in this prospectus. See
                                 "Description of the Trust Funds--MBS" in this
                                 prospectus.

B. Certificate Account........   Each trust fund will include one or more
                                 certificate accounts established and maintained
                                 on behalf of the certificateholders. The person
                                 or persons designated in the related prospectus
                                 supplement will be required to, to the extent
                                 described in this prospectus and in that
                                 prospectus supplement, deposit all payments and
                                 other collections received or advanced with
                                 respect to the mortgage assets and other assets
                                 in the trust fund into the certificate
                                 accounts. A certificate account may be
                                 maintained as an interest bearing or a
                                 non-interest bearing account, and its funds may
                                 be held as cash or invested in certain
                                 obligations acceptable to the rating agencies
                                 rating one or more classes of the related
                                 series of offered certificates. See
                                 "Description of the Trust Funds--Certificate
                                 Accounts" and "Description of the Pooling
                                 Agreements--Certificate Account" in this
                                 prospectus.

C. Credit Support.............   If so provided in the related prospectus
                                 supplement, partial or full protection against
                                 certain defaults and losses on the mortgage
                                 assets in the related trust fund may be
                                 provided to one or more classes of certificates
                                 of the related series in the form of
                                 subordination of one or more other classes of
                                 certificates of that series, which other
                                 classes may include one or more classes of
                                 offered certificates, or by one or more other
                                 types of credit support, such as a letter of
                                 credit, insurance policy, guarantee, reserve
                                 fund or another type of credit support
                                 described in this prospectus, or a combination
                                 of these features. The amount and types of any
                                 credit support, the identification of any
                                 entity providing it and related information
                                 will be set forth in the prospectus supplement
                                 for a series of offered certificates. See "Risk
                                 Factors--Credit Support May Not Cover Losses,"
                                 "Description of the Trust Funds--Credit
                                 Support" and "Description of Credit Support" in
                                 this prospectus.

D. Cash Flow Agreements.......   If so provided in the related prospectus
                                 supplement, a trust fund may include guaranteed
                                 investment contracts pursuant to which moneys
                                 held in the funds and accounts established for
                                 the related series will be invested at a
                                 specified rate. The trust fund may also

                                       3

                                 include interest rate exchange agreements,
                                 interest rate cap or floor agreements, or
                                 currency exchange agreements, all of which are
                                 designed to reduce the 3 effects of interest
                                 rate or currency exchange rate fluctuations on
                                 the mortgage assets or on one or more classes
                                 of certificates. The principal terms of that
                                 guaranteed investment contract or other
                                 agreement, including, without limitation,
                                 provisions relating to the timing, manner and
                                 amount of any corresponding payments and
                                 provisions relating to their termination, will
                                 be described in the prospectus supplement for
                                 the related series. In addition, the related
                                 prospectus supplement will contain certain
                                 information that pertains to the obligor under
                                 any cash flow agreements of this type. See
                                 "Description of the Trust Funds--Cash Flow
                                 Agreements" in this prospectus.

Description of Certificates...   We will offer certificates in one or more
                                 classes of a series of certificates issued
                                 pursuant to a pooling and servicing agreement
                                 or other agreement specified in the related
                                 prospectus supplement. The certificates will
                                 represent in the aggregate the entire
                                 beneficial ownership interest in the trust fund
                                 created by that agreement.

                                 As described in the related prospectus
                                 supplement, the certificates of each series,
                                 may consist of one or more classes of
                                 certificates that, among other things:

                                 o  are senior or subordinate to one or more
                                    other classes of certificates in entitlement
                                    to certain distributions on the
                                    certificates;

                                 o  are principal-only certificates entitled to
                                    distributions of principal, with
                                    disproportionately small, nominal or no
                                    distributions of interest;

                                 o  are interest-only certificates entitled to
                                    distributions of interest, with
                                    disproportionately small, nominal or no
                                    distributions of principal;

                                 o  provide for distributions of interest on,
                                    or principal of, the certificates that begin
                                    only after the occurrence of certain events,
                                    such as the retirement of one or more other
                                    classes of certificates of that series;

                                 o  provide for distributions of principal of
                                    the certificates to be made, from time to
                                    time or for designated periods, at a rate
                                    that is faster, or slower than the rate at
                                    which payments or other collections of
                                    principal are received on the mortgage
                                    assets in the related trust fund;

                                       4

                                 o  provide for controlled distributions of
                                    principal to be made based on a specified
                                    schedule or other methodology, subject to
                                    available funds; or

                                 o  provide for distributions based on
                                    collections of prepayment premiums, yield
                                    maintenance penalties or equity
                                    participations on the mortgage assets in the
                                    related trust fund.

                                 Each class of certificates, other than
                                 interest-only certificates and residual
                                 certificates which are only entitled to a
                                 residual interest in the trust fund, will have
                                 a stated principal balance. Each class of
                                 certificates, other than principal-only
                                 certificates and residual certificates, will
                                 accrue interest on its stated principal
                                 balance or, in the case of interest-only
                                 certificates, on a notional amount. Each class
                                 of certificates entitled to interest will
                                 accrue interest based on a fixed, variable or
                                 adjustable pass-through interest rate. The
                                 related prospectus supplement will specify the
                                 principal balance, notional amount and/or
                                 fixed pass-through interest rate, or, in the
                                 case of a variable or adjustable pass-through
                                 interest rate, the method for determining that
                                 rate, as applicable, for each class of offered
                                 certificates.

                                 The certificates will not be guaranteed or
                                 insured by anyone, unless otherwise provided
                                 in the related prospectus supplement. See
                                 "Risk Factors--The Assets of the Trust Fund
                                 may not be Sufficient to Pay Your
                                 Certificates" and "Description of the
                                 Certificates" in this prospectus.

Distributions of Interest on the
 Certificates.................   Interest on each class of offered
                                 certificates, other than certain classes of
                                 principal-only certificates and certain classes
                                 of residual certificates, of each series will
                                 accrue at the applicable fixed, variable or
                                 adjustable pass-through interest rate on the
                                 principal balance or, in the case of certain
                                 classes of interest-only certificates, on the
                                 notional amount, outstanding from time to time.
                                 Interest will be distributed to you as provided
                                 in the related prospectus supplement on
                                 specified distribution dates. Distributions of
                                 interest with respect to one or more classes of
                                 accrual certificates may not begin until the
                                 occurrence of certain events, such as the
                                 retirement of one or more other classes of
                                 certificates, and interest accrued with respect
                                 to a class of accrual certificates before the
                                 occurrence of that event will either be added
                                 to its principal balance or otherwise deferred.
                                 Distributions of interest with respect to one
                                 or more classes of certificates may be reduced
                                 to the extent of certain delinquencies, losses
                                 and other contingencies

                                       5

                                 described in this prospectus and in the
                                 related prospectus supplement. See "Risk
                                 Factors--Prepayments of the Mortgage Assets
                                 will Affect the Timing of Your Cash Flow and
                                 May Affect Your Yield"; "Yield and Maturity
                                 Considerations" and "Description of the
                                 Certificates--Distributions of Interest on the
                                 Certificates" in this prospectus.

Distributions of Principal of the
 Certificates.................   Each class of certificates of each series,
                                 other than certain classes of interest-only
                                 certificates and certain classes of residual
                                 certificates, will have a principal balance.
                                 The principal balance of a class of
                                 certificates will represent the maximum amount
                                 that you are entitled to receive as principal
                                 from future cash flows on the assets in the
                                 related trust fund.

                                 Distributions of principal with respect to one
                                 or more classes of certificates may:

                                 o  be made at a rate that is faster, and, in
                                    some cases, substantially faster, than the
                                    rate at which payments or other collections
                                    of principal are received on the mortgage
                                    assets in the related trust fund;

                                 o  or may be made at a rate that is slower,
                                    and, in some cases, substantially slower,
                                    than the rate at which payments or other
                                    collections of principal are received on the
                                    mortgage assets in the related trust fund;

                                 o  not commence until the occurrence of
                                    certain events, such as the retirement of
                                    one or more other classes of certificates of
                                    the same series;

                                 o  be made, subject to certain limitations,
                                    based on a specified principal payment
                                    schedule resulting in a controlled
                                    amortization class of certificates; or

                                 o  be contingent on the specified principal
                                    payment schedule for a controlled
                                    amortization class of the same series and
                                    the rate at which payments and other
                                    collections of principal on the mortgage
                                    assets in the related trust fund are
                                    received.

                                 Unless otherwise specified in the related
                                 prospectus supplement, distributions of
                                 principal of any class of offered certificates
                                 will be made on a pro rata basis among all of
                                 the certificates of that class. See
                                 "Description of the
                                 Certificates--Distributions of Principal on
                                 the Certificates" in this prospectus.

Advances......................   If provided in the related prospectus
                                 supplement, if a trust fund includes mortgage
                                 loans, the master servicer, a special servicer,
                                 the trustee, any provider of credit

                                       6

                                 support and/or any other specified person may
                                 be obligated to make, or have the option of
                                 making, certain advances with respect to
                                 delinquent scheduled payments of principal
                                 and/or interest on those mortgage loans. Any
                                 of the advances of principal and interest made
                                 with respect to a particular mortgage loan
                                 will be reimbursable from subsequent
                                 recoveries from the related mortgage loan and
                                 otherwise to the extent described in this
                                 prospectus and in the related prospectus
                                 supplement. If provided in the prospectus
                                 supplement for a series of certificates, any
                                 entity making these advances may be entitled
                                 to receive interest on those advances while
                                 they are outstanding, payable from amounts in
                                 the related trust fund. If a trust fund
                                 includes mortgage participations, pass-through
                                 certificates or other mortgage-backed
                                 securities, any comparable advancing
                                 obligation will be described in the related
                                 prospectus supplement. See "Description of the
                                 Certificates--Advances in Respect of
                                 Delinquencies" in this prospectus.

Termination...................   If so specified in the related prospectus
                                 supplement, the mortgage assets in the related
                                 trust fund may be sold, causing an early
                                 termination of a series of certificates in the
                                 manner set forth in the prospectus supplement.
                                 If so provided in the related prospectus
                                 supplement, upon the reduction of the principal
                                 balance of a specified class or classes of
                                 certificates by a specified percentage or
                                 amount, the party specified in the prospectus
                                 supplement may be authorized or required to bid
                                 for or solicit bids for the purchase of all of
                                 the mortgage assets of the related trust fund,
                                 or of a sufficient portion of the mortgage
                                 assets to retire the class or classes, as
                                 described in the related prospectus supplement.
                                 See "Description of the
                                 Certificates--Termination" in this prospectus.

Registration of Book-Entry
 Certificates.................   If so provided in the related prospectus
                                 supplement, one or more classes of the offered
                                 certificates of any series will be book-entry
                                 certificates offered through the facilities of
                                 The Depository Trust Company. Each class of
                                 book-entry certificates will be initially
                                 represented by one or more certificates
                                 registered in the name of a nominee of The
                                 Depository Trust Company. No person acquiring
                                 an interest in a class of book-entry
                                 certificates will be entitled to receive
                                 definitive certificates of that class in fully
                                 registered form, except under the limited
                                 circumstances described in this prospectus. See
                                 "Risk Factors--Book-Entry System for Certain
                                 Classes May Decrease Liquidity and Delay
                                 Payment" and "Description of the
                                 Certificates--Book-Entry

                                       7

                                 Registration and Definitive Certificates" in
                                 this prospectus.

Certain Federal Income Tax
 Consequences.................   The federal income tax consequences to
                                 certificateholders will vary depending on
                                 whether one or more elections are made to treat
                                 the trust fund or specified portions of the
                                 trust fund as one or more "real estate mortgage
                                 investment conduits" (each, a "REMIC") under
                                 the provisions of the Internal Revenue Code.
                                 The prospectus supplement for each series of
                                 certificates will specify whether one or more
                                 REMIC elections will be made. See "Certain
                                 Federal Income Tax Consequences" in this
                                 prospectus.

Certain ERISA Considerations...  If you are a fiduciary of any retirement plans or certain other employee benefit plans
                                 and arrangements, including individual
                                 retirement accounts, annuities, Keogh plans,
                                 and collective investment funds and insurance
                                 company general and separate accounts in which
                                 those plans, accounts, annuities or
                                 arrangements are invested, that are subject to
                                 ERISA or Section 4975 of the Internal Revenue
                                 Code, you should carefully review with your
                                 legal advisors whether the purchase or holding
                                 of offered certificates could give rise to a
                                 transaction that is prohibited or is not
                                 otherwise permissible either under ERISA or the
                                 Internal Revenue Code. See "Certain ERISA
                                 Considerations" in this prospectus and in the
                                 related prospectus supplement.

Legal Investment..............   The applicable prospectus supplement will
                                 specify whether the offered certificates will
                                 constitute "mortgage related securities" for
                                 purposes of the Secondary Mortgage Market
                                 Enhancement Act of 1984, as amended. If your
                                 investment activities are subject to legal
                                 investment laws and regulations, regulatory
                                 capital requirements or review by regulatory
                                 authorities, then you may be subject to
                                 restrictions on investment in the offered
                                 certificates. You should consult your own legal
                                 advisors for assistance in determining the
                                 suitability and consequences to you of the
                                 purchase, ownership and sale of the offered
                                 certificates. See "Legal Investment" in this
                                 prospectus and in the related prospectus
                                 supplement.

Rating........................   At their dates of issuance, each class of
                                 offered certificates will be rated at least
                                 investment grade by one or more nationally
                                 recognized statistical rating agencies. See
                                 "Rating" in this prospectus and "Ratings" in
                                 the related prospectus supplement.

                                       8

                                 RISK FACTORS

     You should carefully consider the following risks and the risks described under "Risk Factors" in the prospectus supplement for the applicable series of certificates before making an investment decision. In particular, distributions on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Thus, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

YOUR ABILITY TO RESELL CERTIFICATES MAY BE LIMITED BECAUSE OF THEIR
CHARACTERISTICS

     We cannot assure you that a secondary market for the certificates will develop or, if it does develop, that it will provide you with liquidity of investment or will continue for the life of your certificates. The prospectus supplement for any series of offered certificates may indicate that an underwriter intends to make a secondary market in those offered certificates;
however, no underwriter will be obligated to do so. Any resulting secondary market may provide you with less liquidity than any comparable market for certificates that evidence interests in single-family mortgage loans.

     The primary source of ongoing information regarding the offered certificates of any series, including information regarding the status of the related mortgage assets and any credit support for your certificates, will be the periodic reports delivered to you. See "Description of the
Certificates--Reports to Certificateholders" in this prospectus. We cannot assure you that any additional ongoing information regarding your certificates will be available through any other source. The limited nature of the available information in respect of a series of offered certificates may adversely affect its liquidity, even if a secondary market for those certificates does develop.

     Even if a secondary market does develop with respect to any series or class of certificates, the market value of those certificates will be affected by several factors, including:

    o  The perceived liquidity of the certificates;

    o  The anticipated cash flow of the certificates, which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying mortgage loans and prevailing interest rates;

    o  The price payable at any given time in respect of certain classes of offered certificates may be extremely sensitive to small fluctuations in prevailing interest rates, particularly, for a class with a relatively long average life, a companion class to a controlled amortization class, a class of interest-only certificates or principal-only certificates;
       and

    o  The relative change in price for an offered certificate in response to an upward or downward movement in prevailing interest rates may not equal the relative change in price for that certificate in response to an equal but opposite movement in those rates. Accordingly, the sale of your certificates in any secondary market that may develop may be at a discount from the price you paid.

     We are not aware of any source through which price information about the offered certificates will be generally available on an ongoing basis.

     Except to the extent described in this prospectus and in the related prospectus supplement, you will have no redemption rights, and the certificates of each series will be subject to early retirement only under certain specified circumstances described in this prospectus and in the related prospectus supplement. See "Description of the Certificates--Termination" in this prospectus.

THE ASSETS OF THE TRUST FUND MAY NOT BE SUFFICIENT TO PAY YOUR CERTIFICATES

    Unless otherwise specified in the related prospectus supplement,

    o  The certificates of any series and the mortgage assets in the related trust fund will not be guaranteed or insured by the depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person or entity; and

                                       9

     o  The certificates of any series will not represent a claim against or security interest in the trust funds for any other series.

     Accordingly, if the related trust fund has insufficient assets to make payments on a series of offered certificates, no other assets will be available to make those payments. Additionally, certain amounts on deposit from time to time in certain funds or accounts constituting part of a trust fund may be withdrawn under certain conditions, as described in the related prospectus supplement, for purposes other than the payment of principal of or interest on the related series of certificates. If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of subordinate certificates, if losses or shortfalls in collections have occurred with respect to any distribution date, all or a portion of the amount of these losses or shortfalls will be borne first by one or more classes of the subordinate certificates, and, thereafter, by the remaining classes of certificates in the priority and manner and subject to the limitations specified in the prospectus supplement.

PREPAYMENTS OF THE MORTGAGE ASSETS WILL AFFECT THE TIMING OF YOUR CASH FLOW AND
MAY AFFECT YOUR YIELD

     As a result of, among other things, prepayments on the mortgage loans in any trust fund, the amount and timing of distributions of principal and/or interest on the offered certificates of the related series may be highly unpredictable. Prepayments on the mortgage loans in any trust fund will result in a faster rate of principal payments on one or more classes of the related series of certificates than if payments on those mortgage loans were made as scheduled. Thus, the prepayment experience on the mortgage loans in a trust fund may affect the average life of one or more classes of offered certificates of the related series.

     The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. For example, if prevailing interest rates fall significantly below the mortgage interest rates of the mortgage loans included in a trust fund, then, subject to, among other things, the particular terms of the mortgage loans and the ability of borrowers to get new financing, principal prepayments on those mortgage loans are likely to be higher than if prevailing interest rates remain at or above the rates on those mortgage loans. Conversely, if prevailing interest rates rise significantly above the mortgage interest rates of the mortgage loans included in a trust fund, then principal prepayments on those mortgage loans are likely to be lower than if prevailing interest rates remain at or below the rates on those mortgage loans. We cannot assure you as to the actual rate of prepayment on the mortgage loans in any trust fund or that the rate of prepayment will conform to any model described in this prospectus or in any prospectus supplement. As a result, depending on the anticipated rate of prepayment for the mortgage loans in any trust fund, the retirement of any class of certificates of the related series could occur significantly earlier or later than expected.

     The extent to which prepayments on the mortgage loans in any trust fund ultimately affect the average life of your certificates will depend on the terms of your certificates.

    o  A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund increases the "call risk" or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

    o  A class of certificates that entitles the holders of the certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund increases the likelihood of "extension risk" or an extended average life of that class if the rate of prepayment is relatively slow.

     As described in the related prospectus supplement, the respective entitlements of the various classes of certificate of any series to receive payments, especially prepayments, of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events such

                                       10

as the retirement of one or more classes of certificates of that series, or subject to certain contingencies such as the rate of prepayments and defaults with respect to those mortgage loans.

     A series of certificates may include one or more controlled amortization classes, which will entitle you to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more specifically described in the related prospectus supplement, a companion class may entitle you to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, or may entitle you to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow.
As described in the related prospectus supplement, a companion class absorbs some (but not all) of the "call risk" and/or "extension risk" that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

     A series of certificates may include one or more classes of offered certificates offered at a premium or discount. Yields on those classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the mortgage loans in the related trust fund. Where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, as with certain classes of interest-only certificates, you might fail to recover your original investment under some prepayment scenarios. The extent to which the yield to maturity of any class of offered certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the amount and timing of distributions on those certificates. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. See "Yield and Maturity Considerations" in this prospectus.

RATINGS DO NOT GUARANTEE PAYMENT AND DO NOT ADDRESS PREPAYMENT RISKS

     Any rating assigned to a class of offered certificates by a rating agency will only reflect its assessment of the probability that you will receive payments to which you are entitled. This rating will not constitute an assessment of the probability that:

    o  principal prepayments on the related mortgage loans will be made;

    o  the degree to which the rate of prepayments might differ from the rate of prepayments that was originally anticipated; or

    o  the likelihood of early optional termination of the related trust fund.

     Furthermore, the rating will not address the possibility that prepayment of the related mortgage loans at a higher or lower rate than you anticipated may cause you to experience a lower than anticipated yield or that if you purchase a certificate at a significant premium you might fail to recover your initial investment under certain prepayment scenarios.

     The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of that series. These criteria are sometimes based upon analysis of the

                                       11

behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting that analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, the criteria may be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans in the related trust fund. However, we cannot assure you that those values will not decline in the future. See "Description of Credit Support" and "Rating" in this prospectus.

COMMERCIAL AND MULTIFAMILY MORTGAGE LOANS HAVE RISKS THAT MAY AFFECT PAYMENTS
ON YOUR CERTIFICATES

     A description of risks associated with investments in mortgage loans is included under "Certain Legal Aspects of Mortgage Loans" in this prospectus.
Commercial and multifamily lending generally exposes the lender to a greater risk of loss than one- to-four-family residential lending. Commercial and multifamily lending typically involves larger loans to single borrowers or groups of related borrowers than residential one-to four-family mortgage loans.
Further, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project. If the cash flow from the project is reduced (for example, if leases are not obtained or renewed), the borrower's ability to repay the loan may be impaired. Commercial and multifamily real estate can be affected significantly by the supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender that impact the cash flow of the property. For example, some laws, such as the Americans with Disabilities Act, may require modifications to properties, and rent control laws may limit rent collections in the case of multifamily properties. A number of the mortgage loans may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant or a small number of significant tenants. Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net operating income from those mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

     Furthermore, the value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including:

    o  Changes in general or local economic conditions and/or specific industry segments;

    o  Declines in real estate values;

    o  Declines in rental or occupancy rates;

    o  Increases in interest rates, real estate tax rates and other operating expenses;

    o  Changes in governmental rules, regulations and fiscal policies, including environmental legislation;

    o  Acts of God; and

    o  Other factors beyond the control of a master servicer or special servicer.

     The type and use of a particular mortgaged property may present additional risk. For instance:

    o  Mortgaged properties that operate as hospitals and nursing homes may present special risks to lenders due to the significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions.

    o  Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements.

                                       12

    o  The ability of a borrower to repay a mortgage loan secured by shares allocable to one or more cooperative dwelling units may depend on the ability of the dwelling units to generate sufficient rental income, which may be subject to rent control or stabilization laws, to cover both debt service on the loan as well as maintenance charges to the cooperative. Further, a mortgage loan secured by cooperative shares is subordinate to the mortgage, if any, on the cooperative apartment building.

     The economic performance of mortgage loans that are secured by full service hotels, limited service hotels, hotels associated with national franchise chains, hotels associated with regional franchise chains and hotels that are not affiliated with any franchise chain but may have their own brand identity, are affected by various factors, including:

    o  Adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

    o  Construction of competing hotels or resorts;

    o  Continuing expenditures for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives;

    o  Deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel; and

    o  Changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors.

     Additionally, the hotel and lodging industry is generally seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses.
The demand for particular accommodations may also be affected by changes in travel patterns caused by changes in energy prices, strikes, relocation of highways, the construction of additional highways and other factors.

     The viability of any hotel property that is the franchisee of a national or regional chain depends in part on the continued existence and financial strength of the franchisor, the public perception of the franchise service mark and the duration of the franchise licensing agreements. The transferability of franchise license agreements may be restricted and, in the event of a foreclosure on that hotel property, the property would not have the right to use the franchise license without the franchisor's consent. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hotel property, it is unlikely that the trustee (or servicer or special servicer) or purchaser of that hotel property would be entitled to the rights under any existing liquor license for that hotel property. It is more likely that those persons would have to apply for new licenses. We cannot assure you that a new license could be obtained or that it could be obtained promptly.

     Other multifamily properties, hotels, retail properties, office buildings, mobile home parks, nursing homes and self-storage facilities located in the areas of the mortgaged properties compete with the mortgaged properties to attract residents and customers. The leasing of real estate is highly competitive. The principal means of competition are price, location and the nature and condition of the facility to be leased. A borrower under a mortgage loan competes with all lessors and developers of comparable types of real estate in the area in which the mortgaged property is located. Those lessors or developers could have lower rentals, lower operating costs, more favorable locations or better facilities. While a borrower under a mortgage loan may renovate, refurbish or expand the mortgaged property to maintain it and remain competitive, that renovation, refurbishment or expansion may itself entail significant risk. Increased competition could adversely affect income from and market value of the mortgaged properties. In addition, the business conducted at each mortgaged property may face competition from other industries and industry segments.

     It is anticipated that some or all of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to that

                                       13

mortgage loan, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets generally, we cannot assure you that enforcement of those recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property. See "Certain Legal Aspects of Mortgage
Loans--Foreclosure" in this prospectus.

     Further, the concentration of default, foreclosure and loss risks in individual mortgage loans in a particular trust fund will generally be greater than for pools of single-family loans because mortgage loans in a trust fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

BORROWERS MAY BE UNABLE TO MAKE BALLOON PAYMENTS

     Certain of the mortgage loans included in a trust fund may be non-amortizing or only partially amortizing over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments)
at their stated maturity. Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property. The ability of a borrower to accomplish either of these goals will be affected by:

    o  The value of the related mortgaged property;

    o  The level of available mortgage interest rates at the time of sale or refinancing;

    o  The borrower's equity in the related mortgaged property;

    o  The financial condition and operating history of the borrower and the related mortgaged property;

    o  Tax laws and rent control laws, with respect to certain residential properties;

    o  Medicaid and Medicare reimbursement rates, with respect to hospitals and nursing homes;

    o  Prevailing general economic conditions; and

    o  The availability of credit for loans secured by multifamily or commercial real properties generally.

     Neither the depositor nor any of its affiliates will be required to refinance any mortgage loan.

     If described in this prospectus and in the related prospectus supplement, to maximize recoveries on defaulted mortgage loans, the master servicer or a special servicer may, within prescribed limits, extend and modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. While a master servicer or a special servicer generally will be required to determine that any extension or modification is reasonably likely to produce a greater recovery, taking into account the time value of money, than liquidation, we cannot assure you that any extension or modification will in fact increase the present value of receipts from or proceeds of the affected mortgage loans.

CREDIT SUPPORT MAY NOT COVER LOSSES

     The prospectus supplement for a series of certificates will describe any credit support provided for those certificates. Any use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement, and may not cover all potential losses or risks. For example, it may or may not cover fraud or negligence by a mortgage loan originator or other parties.

                                       14

     A series of certificates may include one or more classes of subordinate certificates, if so provided in the related prospectus supplement. Although subordination is intended to reduce the risk to holders of senior certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances described in the related prospectus supplement. In addition, if principal payments on one or more classes of certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the later paid classes of certificates of that series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those subordinate classes of certificates.
Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series.

     The amount of any applicable credit support supporting one or more classes of offered certificates, including the subordination of one or more classes of certificates, will be determined on the basis of criteria established by each rating agency rating those classes of certificates. Such criteria will be based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we cannot assure you that the default, delinquency or loss experience on the related mortgage assets will not exceed the assumed levels. See "--Ratings Do Not Guarantee Payment and Do
Not Address Prepayment Risks," "Description of the Certificates" and
"Description of Credit Support" in this prospectus.

ASSIGNMENT OF LEASES AND RENTS MAY BE LIMITED BY STATE LAW

     Each mortgage loan included in any trust fund secured by mortgaged property that is subject to leases typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of Mortgage Loans--Leases and Rents" in
this prospectus.

FAILURE TO COMPLY WITH ENVIRONMENTAL LAW MAY RESULT IN ADDITIONAL LOSSES

     Under federal law and the laws of certain states, contamination of real property may give rise to a lien on the property to assure or reimburse the costs of cleanup. In several states, that lien has priority over an existing mortgage lien on that property. In addition, under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of hazardous substances or toxic substances on, in or beneath the property. This liability may be imposed without regard to whether the owner knew of, or was responsible for, the presence of those hazardous or toxic substances. The costs of any required remediation and the owner or operator's liability for them as to any property are generally not limited under these laws, ordinances and regulations and could exceed the value of the mortgaged property and the aggregate assets of the owner or operator. In addition, as to the owners or operators of mortgaged properties that generate hazardous substances that are disposed of at
"off-site" locations, the owners or operators may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the off-site locations where that person's hazardous substances were disposed.

     Under some environmental laws, such as the federal Comprehensive
Environmental Response, Compensation, and Liability Act of 1980, as amended, as well as some state laws, a

                                       15

secured lender (such as the trust) may be liable as an "owner" or "operator"
for the costs of dealing with hazardous substances affecting a borrower's or neighboring property, if agents or employees of the lender have participated in the management of the borrower's property. This liability could exist even if a previous owner caused the environmental damage. The trust's potential exposure to liability for cleanup costs may increase if the trust actually takes possession of a borrower's property, or control of its day-to-day operations, as for example through the appointment of a receiver. See "Certain Legal
Aspects of Mortgage Loans--Environmental Risks" in this prospectus.

HAZARD INSURANCE MAY BE INSUFFICIENT TO COVER ALL LOSSES ON MORTGAGED
PROPERTIES

     Unless otherwise specified in a prospectus supplement, the master servicer for the related trust fund will be required to cause the borrower on each mortgage loan in that trust fund to maintain the insurance coverage in respect of the related mortgaged property required under the related mortgage, including hazard insurance. The master servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any mortgaged property through acquisition of a blanket policy.

POOR PROPERTY MANAGEMENT MAY ADVERSELY AFFECT THE PERFORMANCE OF THE RELATED
MORTGAGED PROPERTY

     The successful operation of a real estate project also depends upon the performance and viability of the property manager. Properties deriving revenues primarily from short-term sources generally are more management intensive than properties leased to creditworthy tenants under long-term leases. The property manager is generally responsible for:

    o  operating the properties;

    o  providing building services;

    o  establishing and implementing the rental structure;

    o  managing operating expenses;

    o  responding to changes in the local market; and

    o  advising the mortgagor with respect to maintenance and capital improvements.

     Property managers may not be in a financial condition to fulfill their management responsibilities.

     Certain of the mortgaged properties are managed by affiliates of the applicable mortgagor. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the underlying property. This may adversely affect cash flow. However, the mortgage loans generally permit the lender to remove the property manager upon the occurrence of an event of default, a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

ONE ACTION JURISDICTION MAY LIMIT THE ABILITY OF THE SERVICER TO FORECLOSE ON A
MORTGAGED PROPERTY

     Several states (including California) have laws that prohibit more than one "one action" to enforce a mortgage obligation, and some courts have construed the term "one action" broadly. The special servicer may need to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the mortgage loans that include mortgaged properties where the rule could be applicable.

     In the case of a mortgage loan secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.

                                       16

RIGHTS AGAINST TENANTS MAY BE LIMITED IF LEASES ARE NOT SUBORDINATE TO MORTGAGE
OR DO NOT CONTAIN ATTORNMENT PROVISIONS

     Some of the tenant leases contain provisions that require the tenant to attorn to (that is, recognize as landlord under the lease) a successor owner of the property following foreclosure. Some of the leases may be either subordinate to the liens created by the mortgage loans or else contain a provision that requires the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement. In some states, if tenant leases are subordinate to the liens created by the mortgage loans and such leases do not contain attornment provisions, such leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.
Accordingly, in the case of the foreclosure of a mortgaged property located in such a state and leased to one or more desirable tenants under leases that do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated (e.g., if such tenants were paying above-market rents).

     If a mortgage is subordinate to a lease, the lender will not (unless it has otherwise agreed with the tenant) possess the right to dispossess the tenant upon foreclosure of the property, and if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards), the provisions of the lease will take precedence over the provisions of the mortgage.

IF MORTGAGED PROPERTIES ARE NOT IN COMPLIANCE WITH CURRENT ZONING LAWS
RESTORATION FOLLOWING A CASUALTY LOSS MAY BE LIMITED

     Due to changes in applicable building and zoning ordinances and codes which have come into effect after the construction of improvements on certain of the mortgaged properties, some improvements may not comply fully with current zoning laws (including density, use, parking and set-back requirements)
but qualify as permitted non-conforming uses. Such changes may limit the ability of the related mortgagor to rebuild the premises "as is" in the event of a substantial casualty loss. Such limitations may adversely affect the ability of the mortgagor to meet its mortgage loan obligations from cash flow.
Insurance proceeds may not be sufficient to pay off such mortgage loan in full.
In addition, if the mortgaged property were to be repaired or restored in conformity with then current law, its value could be less than the remaining balance on the mortgage loan and it may produce less revenue than before such repair or restoration.

INSPECTIONS OF THE MORTGAGED PROPERTIES WILL BE LIMITED

     The mortgaged properties will generally be inspected by licensed engineers at the time the mortgage loans will be originated to assess the structure, exterior walls, roofing interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located on the mortgaged properties. There can be no assurance that all conditions requiring repair or replacement will be identified in such inspections.

COMPLIANCE WITH AMERICANS WITH DISABILITIES ACT MAY RESULT IN ADDITIONAL LOSSES

     Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. To the extent the mortgaged properties do not comply with the act, the mortgagors may be required to incur costs to comply with the act. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.

LITIGATION CONCERNS

     There may be legal proceedings pending and, from time to time, threatened against the mortgagors or their affiliates relating to the business of or arising out of the ordinary course of business of the mortgagors and their affiliates. There can be no assurance that such litigation will not have a material adverse effect on the distributions to certificateholders.

                                       17

PROPERTY INSURANCE

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by:

     o  fire;

     o  lightning;

     o  explosion;

     o  smoke;

     o  windstorm and hail; and

     o  riot, strike and civil commotion.

     Each subject to the conditions and exclusions specified in each policy.

     The policies covering the mortgaged properties will be underwritten by different insurers under different state laws, and therefore will not contain identical terms and conditions. However, most policies do not typically cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, wet or dry rot, vermin, domestic animals and certain other kinds of risks. Unless the related mortgage specifically requires the mortgagor to insure against physical damage arising from those causes, those losses may be borne, at least in part, by the holders of one or more classes of offered certificates of the related series, to the extent they are not covered by any available credit support. See "Description of the Pooling
Agreements--Hazard Insurance Policies" in this prospectus.

SOME CERTIFICATES MAY NOT BE APPROPRIATE FOR BENEFIT PLANS

     Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of those plans. Even if ERISA does not apply, similar prohibited transaction rules may apply under Section 4975 of the
Internal Revenue Code or materially similar federal, state or local laws. Due to the complexity of regulations that govern those plans, if you are subject to
ERISA or Section 4975 of the Internal Revenue Code or to any materially similar federal, state or local law, you are urged to consult your own counsel regarding consequences under ERISA, the Internal Revenue Code or such other similar law of acquisition, ownership and disposition of the offered certificates of any series. See "Certain ERISA Considerations" in this prospectus.

CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING RESIDUAL CERTIFICATES

     If you hold certain classes of certificates that constitute a residual interest in a "real estate mortgage investment conduit" for federal income tax purposes, you will be required to report on your federal income tax returns as ordinary income your pro rata share of the taxable income of the REMIC, regardless of the amount or timing of your receipt of cash payments, as described in "Certain Federal Income Tax Consequences--Federal Income Tax
Consequences for REMIC Certificates" in this prospectus. Accordingly, under certain circumstances, if you hold residual certificates you may have taxable income and tax liabilities arising from your investment during a taxable year in excess of the cash received during that period. The requirement to report your pro rata share of the taxable income and net loss of the REMIC will continue until the principal balances of all classes of certificates of the related series have been reduced to zero, even though you, as a holder of residual certificates, have received full payment of your stated interest and principal. A portion, or, in certain circumstances, all, of your share of the
REMIC taxable income may be treated as "excess inclusion" income to you, which:

     o  generally, will not be subject to offset by losses from other activities;

     o  if you are a tax-exempt holder, will be treated as unrelated business taxable income; and

                                       18

     o  if you are a foreign holder, will not qualify for exemption from withholding tax.

     If you are an individual and you hold a class of residual certificates, you may be limited in your ability to deduct servicing fees and other expenses of the REMIC. In addition, classes of residual certificates are subject to certain restrictions on transfer. Because of the special tax treatment of classes of residual certificates, the taxable income arising in a given year on a class of residual certificates will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. As a result, the after-tax yield on the classes of residual certificates may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics.

CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING ORIGINAL ISSUE DISCOUNT

     Certain classes of certificates of a series may be issued with "original issue discount" for federal income tax purposes, which generally will result in recognition of some taxable income in advance of the receipt of cash attributable to that income. See "Certain Federal Income Tax
Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation
of Regular Certificates" in this prospectus.

BANKRUPTCY PROCEEDINGS COULD ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES

     Under the federal bankruptcy code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property, subject to certain protections available to the lender. As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property. This action would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness.

     A bankruptcy court also may:

     o  grant a debtor a reasonable time to cure a payment default on a mortgage loan;

     o  reduce monthly payments due under a mortgage loan;

     o  change the rate of interest due on a mortgage loan; or

     o  otherwise alter the mortgage loan's repayment schedule.

     Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under the federal bankruptcy code, the lender will be stayed from enforcing a borrower's assignment of rents and leases. The bankruptcy code also may interfere with the trustee's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

     As a result of the foregoing, the trustee's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

BOOK-ENTRY SYSTEM FOR CERTAIN CLASSES MAY DECREASE LIQUIDITY AND DELAY PAYMENT

     If so provided in the related prospectus supplement, one or more classes of the offered certificates of any series will be issued as book-entry certificates. Each class of book-entry

                                       19

certificates will be initially represented by one or more certificates registered in the name of a nominee for The Depository Trust Company, or DTC.
Since transactions in the classes of book-entry certificates of any series generally can be effected only through The Depository Trust Company, and its participating organizations:

    o  the liquidity of book-entry certificates in secondary trading market that may develop may be limited because investors may be unwilling to purchase certificates for which they cannot obtain physical certificates;

    o  your ability to pledge certificates to persons or entities that do not participate in the DTC system, or otherwise to take action in respect of the certificates, may be limited due to lack of a physical security representing the certificates;

    o  your access to information regarding the certificates may be limited since conveyance of notices and other communications by The Depository
       Trust Company to its participating organizations, and directly and indirectly through those participating organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect at that time; and

    o  you may experience some delay in receiving distributions of interest and principal on your certificates because distributions will be made by the trustee to DTC and DTC will then be required to credit those distributions to the accounts of its participating organizations and only then will they be credited to your account either directly or indirectly through DTC's participating organizations.

     See "Description of the Certificates--Book-Entry Registration and
Definitive Certificates" in this prospectus.

DELINQUENT AND NON-PERFORMING MORTGAGE LOANS COULD ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES

     If so provided in the related prospectus supplement, the trust fund for a particular series of certificates may include mortgage loans that are past due.
In no event will the mortgage loans that are past due comprise 20 percent or more of the trust fund at the time the mortgage loans are transferred to the trust fund. None of the mortgage loans will be non-performing (i.e., more than
90 days delinquent or in foreclosure) at the time the mortgage loans are transferred by the Depositor to a trust fund for a series. If so specified in the related prospectus supplement, a special servicer may perform the servicing of delinquent mortgage loans or mortgage loans that become non-performing after the time they are transferred to a trust fund. Credit support provided with respect to a particular series of certificates may not cover all losses related to those delinquent or non-performing mortgage loans. You should consider the risk that the inclusion of those mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments on the mortgage assets in the trust fund and the yield on your certificates of that series. See "Description of the
Trust Funds--Mortgage Loans--General" in this prospectus.

                                       20

                         DESCRIPTION OF THE TRUST FUNDS

GENERAL

     The primary assets of each trust fund will consist of:

     1. various types of multifamily or commercial mortgage loans,

     2. mortgage participations, pass-through certificates or other mortgage-backed securities ("MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans, or

     3. a combination of mortgage loans and MBS.

     J.P. Morgan Chase Commercial Mortgage Securities Corp. (the "Depositor")
will establish each trust fund. Each mortgage asset will be selected by the
Depositor for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder of the mortgage asset (a "Mortgage
Asset Seller"), which prior holder may or may not be the originator of that mortgage loan or the issuer of that MBS and may be our affiliate. The mortgage assets will not be guaranteed or insured by the Depositor or any of its affiliates or, unless otherwise provided in the related prospectus supplement, by any governmental agency or instrumentality or by any other person. The discussion under the heading "--Mortgage Loans" below, unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.

MORTGAGE LOANS

     General. The mortgage loans will be evidenced by promissory notes (the
"Mortgage Notes") secured by mortgages, deeds of trust or similar security instruments (the "Mortgages") that create liens on fee or leasehold estates in properties (the "Mortgaged Properties") consisting of

     o  Residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures; or

     o  Office buildings, retail stores and establishments, hotels or motels, nursing homes, assisted living facilities, continuum care facilities, day care centers, schools, hospitals or other healthcare related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, distribution centers, transportation centers, industrial plants, parking facilities, entertainment and/or recreation facilities, mixed use properties and/or unimproved land.

     The multifamily properties may include mixed commercial and residential structures, apartment buildings owned by private cooperative housing corporations ("Cooperatives"), and shares of the Cooperative allocable to one or more dwelling units occupied by non-owner tenants or to vacant units. Each
Mortgage will create a first priority or junior priority mortgage lien on a borrower's fee estate in a Mortgaged Property. If a Mortgage creates a lien on a borrower's leasehold estate in a property, then, unless otherwise specified in the related prospectus supplement, the term of that leasehold will exceed the term of the Mortgage Note by at least two years. Unless otherwise specified in the related prospectus supplement, a person other than the Depositor will have originated each mortgage loan, and the originator may be or may have been an affiliate of the Depositor.

     If so specified in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction. In that case, the related prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, the mortgage assets for a particular series of

                                       21

certificates may include mortgage loans that are delinquent or non-performing as of the date those certificates are issued. In that case, the related prospectus supplement will set forth, as to those mortgage loans, available information as to the period of the delinquency or non-performance of those loans, any forbearance arrangement then in effect, the condition of the related
Mortgaged Property and the ability of the Mortgaged Property to generate income to service the mortgage debt.

     Default and Loss Considerations with Respect to the Mortgage
Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of that property (that is, its ability to generate income). Moreover, some or all of the mortgage loans included in a particular trust fund may be non-recourse loans, which means that, absent special facts, recourse in the case of default will be limited to the Mortgaged Property and those other assets, if any, that were pledged to secure repayment of the mortgage loan.

     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the risk of default on that loan. Unless otherwise defined in the related prospectus supplement, the "Debt Service Coverage Ratio" of a mortgage loan at any given time is the ratio of (1) the Net Operating Income derived from the related Mortgaged Property for a twelve-month period to (2) the annualized scheduled payments on the mortgage loan and any other loans senior thereto that are secured by the related Mortgaged Property. Unless otherwise defined in the related prospectus supplement, "Net Operating Income" means, for any given period, the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that
Mortgaged Property during that period other than:

     o  non-cash items such as depreciation and amortization,

     o  capital expenditures, and

     o  debt service on the related mortgage loan or on any other loans that are secured by that Mortgaged Property.

     The Net Operating Income of a Mortgaged Property will fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income (and, with respect to a mortgage loan secured by a Cooperative apartment building, maintenance payments from tenant-stockholders of a Cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain healthcare-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of a commercial property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on those properties may pose greater risks than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of Mortgaged Properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses ("Net
Leases"). However, the existence of these "net of expense"

                                       22

provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

     Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating risk of loss if a property must be liquidated following a default. Unless otherwise defined in the related prospectus supplement, the
"Loan-to-Value Ratio" of a mortgage loan at any given time is the ratio
(expressed as a percentage) of

     o  the then outstanding principal balance of the mortgage loan and any other loans senior thereto that are secured by the related Mortgaged
        Property to

     o  the Value of the related Mortgaged Property.

     The "Value" of a Mortgaged Property is generally its fair market value determined in an appraisal obtained by the originator at the origination of that loan. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a Mortgaged Property, and thus

     (a)    the greater the incentive of the borrower to perform under the terms of the related mortgage loan (in order to protect its equity); and

     (b)    the greater the cushion provided to the lender against loss on liquidation following a default.

     Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a Mortgaged Property as of the date of initial issuance of the related series of certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions, the real estate market and other factors described in this prospectus. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on:

     o  the market comparison method (which compares recent resale value of comparable properties at the date of the appraisal),

     o  the cost replacement method which calculates the cost of replacing the property at that date,

     o  the income capitalization method which projects value based upon the property's projected net cash flow, or

     o  upon a selection from or interpolation of the values derived from those methods.

     Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

     While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, we cannot assure you that all of these factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See "Risk Factors--Commercial and Multifamily Mortgage Loans Have
Risks that May Affect Payments on Your Certificates" and "--Borrowers May Be
Unable to Make Balloon Payments" in this prospectus.

     Payment Provisions of the Mortgage Loans. In general, each mortgage loan:

     o  will provide for scheduled payments of principal, interest or both, to be made on specified dates ("Due Dates") that occur monthly, quarterly, semi-annually or annually,

                                       23

     o  may provide for no accrual of interest or for accrual of interest at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed interest rate, or from a fixed to an adjustable interest rate,

     o  may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events, and may permit negative amortization,

     o  may be fully amortizing or partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date, and

     o  may prohibit over its term or for a certain period prepayments (the period of that prohibition, a "Lock-out Period" and its date of expiration, a "Lock-out Date") and/or require payment of a premium or a yield maintenance penalty (a "Prepayment Premium") in connection with certain prepayments, in each case as described in the related prospectus supplement.

     A mortgage loan may also contain a provision that entitles the lender to a share of appreciation of the related Mortgaged Property, or profits realized from the operation or disposition of that Mortgaged Property or the benefit, if any, resulting from the refinancing of the mortgage loan (this provision, an
"Equity Participation"), as described in the related prospectus supplement. If holders of any class or classes of offered certificates of a series will be entitled to all or a portion of an Equity Participation in addition to payments of interest on and/or principal of those offered certificates, the related prospectus supplement will describe the Equity Participation and the method or methods by which distributions will be made to holders of those certificates.

     Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain certain information pertaining to the mortgage loans in the related trust fund, which will generally be current as of a date specified in the related prospectus supplement and which, to the extent then applicable and specifically known to the Depositor, will include the following:

     o  the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans,

     o  the type or types of property that provide security for repayment of the mortgage loans,

     o  the earliest and latest origination date and maturity date of the mortgage loans,

     o  the original and remaining terms to maturity of the mortgage loans, or the respective ranges of remaining terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans,

     o  the original Loan-to-Value Ratios of the mortgage loans, or the range of the Loan-to-Value Ratios, and the weighted average original
        Loan-to-Value Ratio of the mortgage loans,

     o  the interest rates borne by the mortgage loans, or range of the interest rates, and the weighted average interest rate borne by the mortgage loans,

     o  with respect to mortgage loans with adjustable mortgage interest rates
        ("ARM Loans"), the index or indices upon which those adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the ARM
        Loan,

     o  information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums,

                                       24

     o  the Debt Service Coverage Ratios of the mortgage loans (either at origination or as of a more recent date), or the range of the Debt
        Service Coverage Ratios, and the weighted average of the Debt Service
        Coverage Ratios, and

     o  the geographic distribution of the Mortgaged Properties on a state-by-state basis.

     In appropriate cases, the related prospectus supplement will also contain certain information available to the Depositor that pertains to the provisions of leases and the nature of tenants of the Mortgaged Properties. If we are unable to tabulate the specific information described above at the time offered certificates of a series are initially offered, we will provide more general information of the nature described above in the related prospectus supplement, and specific information will be set forth in a report which we will make available to purchasers of those certificates at or before the initial issuance of the certificates and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days following that issuance.

MBS

     MBS may include:

     o  private (that is, not guaranteed or insured by the United States or any agency or instrumentality of the United States) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities
        or

     o  certificates insured or guaranteed by the Federal Home Loan Mortgage
        Corporation ("FHLMC"), the Federal National Mortgage Association
        ("FNMA"), the Governmental National Mortgage Association ("GNMA") or the
        Federal Agricultural Mortgage Corporation ("FAMC") provided that, unless otherwise specified in the related prospectus supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

     Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement
(an "MBS Agreement"). The issuer of the MBS (the "MBS Issuer") and/or the servicer of the underlying mortgage loans (the "MBS Servicer") will have entered into the MBS Agreement, generally with a trustee (the "MBS Trustee")
or, in the alternative, with the original purchaser or purchasers of the MBS.

     The MBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. The MBS
Issuer, the MBS Servicer or the MBS Trustee will make distributions in respect of the MBS on the dates specified in the related prospectus supplement. The MBS
Issuer or the MBS Servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

     Reserve funds, subordination or other credit support similar to that described for the certificates under "Description of Credit Support" may have been provided with respect to the MBS. The type, characteristics and amount of credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

     The prospectus supplement for a series of certificates that evidence interests in MBS will specify, to the extent available:

     o  the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the trust fund,

     o  the original and remaining term to stated maturity of the MBS, if applicable,

                                       25

    o  the pass-through or bond rate of the MBS or the formula for determining the rates,

    o  the payment characteristics of the MBS,

    o  the MBS Issuer, MBS Servicer and MBS Trustee, as applicable,

    o  a description of the credit support, if any,

    o  the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity,

    o  the terms on which mortgage loans may be substituted for those originally underlying the MBS,

    o  the type of mortgage loans underlying the MBS and, to the extent available to the Depositor and appropriate under the circumstances, the other information in respect of the underlying mortgage loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus
       Supplements" above, and

    o  the characteristics of any cash flow agreements that relate to the MBS.

CERTIFICATE ACCOUNTS

     Each trust fund will include one or more certificate accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in that prospectus supplement, deposit all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds held in a certificate account may be held as cash or invested in certain obligations acceptable to each rating agency rating one or more classes of the related series of offered certificates.

CREDIT SUPPORT

     If so provided in the prospectus supplement for a series of certificates, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of that series in the form of subordination of one or more other classes of certificates of that series or by one or more other types of credit support, such as letters of credit, overcollateralization, insurance policies, guarantees, surety bonds or reserve funds, or a combination of them. The amount and types of credit support, the identification of the entity providing it (if applicable) and related information with respect to each type of credit support, if any, will be set forth in the prospectus supplement for a series of certificates. See "Risk Factors--Credit Support May Not Cover Losses" and
"Description of Credit Support" in this prospectus.

CASH FLOW AGREEMENTS

     If so provided in the prospectus supplement for a series of certificates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for those series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or currency exchange agreements, which agreements are designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets on one or more classes of certificates. The principal terms of a guaranteed investment contract or other agreement (any of these agreements, a "Cash Flow
Agreement"), and the identity of the Cash Flow Agreement obligor, will be described in the prospectus supplement for a series of certificates.

                                       26

                       YIELD AND MATURITY CONSIDERATIONS

GENERAL

     The yield on any offered certificate will depend on the price you paid, the fixed, variable or adjustable pass-through interest rate of the certificate and the amount and timing of distributions on the certificate. See "Risk
Factors--Prepayments of the Mortgage Assets will Affect the Timing of Your Cash
Flow and May Affect Your Yield" in this prospectus. The following discussion contemplates a trust fund that consists solely of mortgage loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect that the MBS payment characteristics may have on the yield to maturity and weighted average lives of the offered certificates of the related series.

PASS-THROUGH RATE

     The certificates of any class within a series may have a fixed, variable or adjustable pass-through interest rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The prospectus supplement with respect to any series of certificates will specify the pass-through interest rate for each class of offered certificates of that series or, in the case of a class of offered certificates with a variable or adjustable pass-through interest rate, the method of determining the pass-through interest rate; the effect, if any, of the prepayment of any mortgage loan on the pass-through interest rate of one or more classes of offered certificates; and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

PAYMENT DELAYS

     With respect to any series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the distribution date on which those payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on those mortgage loans were distributed to certificateholders on or near the date they were due.

CERTAIN SHORTFALLS IN COLLECTIONS OF INTEREST

     When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of that prepayment only through the date of prepayment, instead of through the Due Date for the next succeeding scheduled payment. However, interest accrued on any series of certificates and distributable on them on any distribution date will generally correspond to interest accrued on the mortgage loans to their respective Due
Dates during the related Due Period. Unless otherwise specified in the prospectus supplement for a series of certificates, a "Due Period" is a specified time period generally corresponding in length to the time period between distribution dates, and all scheduled payments on the mortgage loans in the related trust fund that are due during a given Due Period will, to the extent received by a specified date (the "Determination Date") or otherwise advanced by the related master servicer or other specified person, be distributed to the holders of the certificates of that series on the next succeeding distribution date. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but that prepayment is not accompanied by interest on it to the Due Date for that mortgage loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less (that shortfall, a "Prepayment Interest Shortfall") than the corresponding amount of interest accrued and otherwise payable on the certificates of the

                                       27

related series. If that shortfall is allocated to a class of offered certificates, their yield will be adversely affected. The prospectus supplement for each series of certificates will describe the manner in which those shortfalls will be allocated among the classes of those certificates. If so specified in the prospectus supplement for a series of certificates, the master servicer for that series will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of those shortfalls. The related prospectus supplement will also describe any other amounts available to offset those shortfalls. See "Description of the Pooling
Agreements--Servicing Compensation and Payment of Expenses" in this prospectus.

YIELD AND PREPAYMENT CONSIDERATIONS

     A certificate's yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation of principal to reduce the principal balance (or notional amount, if applicable) of that certificate. The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by the amortization schedules of the mortgage loans (which, in the case of ARM Loans, may change periodically to accommodate adjustments to their mortgage interest rates), the dates on which any balloon payments are due, and the rate of principal prepayments on them (including for this purpose, prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the
Mortgaged Properties, or purchases of mortgage loans out of the related trust fund). Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as described more fully below), we cannot assure you as to that rate.

     The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on those certificates, or, in the case of a class of interest-only certificates, result in the reduction of its notional amount. An investor should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to that investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on those mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield. In addition, if an investor purchases an offered certificate at a discount (or premium), and principal payments are made in reduction of the principal balance or notional amount of that investor's offered certificates at a rate slower (or faster) than the rate anticipated by the investor during any particular period, the consequent adverse effects on that investor's yield would not be fully offset by a subsequent like increase (or decrease) in the rate of principal payments.

     A class of certificates, including a class of offered certificates, may provide that on any distribution date the holders of those certificates are entitled to a pro rata share of the prepayments on the mortgage loans in the related trust fund that are distributable on that date, to a disproportionately large share (which, in some cases, may be all) of those prepayments, or to a disproportionately small share (which, in some cases, may be none) of those prepayments. As described in the related prospectus supplement, the respective entitlements of the various classes of certificates of any series to receive distributions in respect of payments (and, in particular, prepayments) of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events, such as, the retirement of one or more classes of certificates of that series, or subject to certain contingencies, such as, prepayment and default rates with respect to those mortgage loans.

     In general, the notional amount of a class of interest-only certificates will either (1) be based on the principal balances of some or all of the mortgage assets in the related trust fund or (2) equal the principal balances of one or more of the other classes of certificates of the same series.
Accordingly, the yield on those interest-only certificates will be inversely related to the rate

                                       28

at which payments and other collections of principal are received on those mortgage assets or distributions are made in reduction of the principal balances of those classes of certificates, as the case may be.

     Consistent with the foregoing, if a class of certificates of any series consists of interest-only certificates or principal-only certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in principal-only certificates, and a higher than anticipated rate of principal prepayments on those mortgage loans will negatively affect the yield to investors in interest-only certificates. If the offered certificates of a series include those certificates, the related prospectus supplement will include a table showing the effect of various assumed levels of prepayment on yields on those certificates. Those tables will be intended to illustrate the sensitivity of yields to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

     We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the mortgage loans in any trust fund may be affected by factors such as:

     o  the availability of mortgage credit,

     o  the relative economic vitality of the area in which the Mortgaged
        Properties are located,

     o  the quality of management of the Mortgaged Properties,

     o  the servicing of the mortgage loans,

     o  possible changes in tax laws and other opportunities for investment,

     o  the existence of Lock-out Periods,

     o  requirements that principal prepayments be accompanied by Prepayment
        Premiums, and

     o  by the extent to which these provisions may be practicably enforced.

     The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage loan's interest rate, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the mortgage interest rates on the
ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either (1) converting to a fixed rate loan and thereby "locking in" that rate or (2) taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell
Mortgaged Properties in order to realize their equity in the Mortgaged
Properties, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits. We will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of those factors, as to the percentage of the principal balance of the mortgage loans that will be paid as of any date or as to the overall rate of prepayment on the mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of that series. Weighted average life refers to the average amount of time that will

                                       29

elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

     The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments
(for this purpose, the term "prepayment" includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the related trust fund), is paid to that class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant
Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption
("SPA") prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the
CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

     The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of those series and the percentage of the initial principal balance of each class that would be outstanding on specified distribution dates based on the assumptions stated in that prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at other rates specified in that prospectus supplement. Those tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

CONTROLLED AMORTIZATION CLASSES AND COMPANION CLASSES

     A series of certificates may include one or more controlled amortization classes, which will entitle the holders of those certificates to receive principal distributions according to a specified principal payment schedule, which schedule is supported by creating priorities, as described in the related prospectus supplement, to receive principal payments from the mortgage loans in the related trust fund. Unless otherwise specified in the related prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class. In general, a planned amortization class has a "prepayment collar," that is, a range of prepayment rates that can be sustained without disruption, that determines the principal cash flow of those certificates. That prepayment collar is not static, and may expand or contract after the issuance of the planned amortization class depending on the actual prepayment experience for the underlying mortgage loans. Distributions of principal on a planned amortization class would be made in accordance with the specified schedule so long as prepayments on the underlying mortgage loans remain at a relatively constant rate within the prepayment collar and, as described below, companion classes exist to absorb
"excesses" or "shortfalls" in principal payments on the underlying mortgage loans. If the rate of prepayment on the underlying mortgage loans from time to time falls outside the prepayment collar, or

                                       30

fluctuates significantly within the prepayment collar, especially for any extended period of time, that event may have material consequences in respect of the anticipated weighted average life and maturity for a planned amortization class. A targeted amortization class is structured so that principal distributions generally will be payable on it in accordance with its specified principal payments schedule so long as the rate of prepayments on the related mortgage assets remains relatively constant at the particular rate used in establishing that schedule. A targeted amortization class will generally afford the holders of those certificates some protection against early retirement or some protection against an extended average life, but not both.

     Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more particularly described in the related prospectus supplement, a companion class will entitle the holders of those certificates to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and will entitle the holders of those certificates to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund enhances the risk of early retirement of that class, or call risk, if the rate of prepayment is relatively fast; while a class of certificates that entitles the holders of those certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund enhances the risk of an extended average life of that class, or extension risk, if the rate of prepayment is relatively slow. Thus, as described in the related prospectus supplement, a companion class absorbs some (but not all) of the "call risk" and/or "extension risk" that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of that mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of your certificates and, if those certificates were purchased at a discount, reduce your yield.

     Negative Amortization. The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur. A mortgage loan that provides for the payment of interest calculated at a rate lower than the rate at which interest accrues on it would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. This slower

                                       31

rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. In addition, negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series. The portion of any mortgage loan negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable on them, which deferred interest may be added to the principal balance of the certificates. Accordingly, the weighted average lives of mortgage loans that permit negative amortization and that of the classes of certificates to which the negative amortization would be allocated or that would bear the effects of a slower rate of amortization on those mortgage loans, may increase as a result of that feature.

     Negative amortization also may occur in respect of an ARM Loan that limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate, provides that its scheduled payment will adjust less frequently than its mortgage interest rate or provides for constant scheduled payments notwithstanding adjustments to its mortgage interest rate.
Accordingly, during a period of declining interest rates, the scheduled payment on that mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate, thereby resulting in the accelerated amortization of that mortgage loan. This acceleration in amortization of its principal balance will shorten the weighted average life of that mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on that mortgage loan.

     The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon (1) whether that offered certificate was purchased at a premium or a discount and (2) the extent to which the payment characteristics of those mortgage loans delay or accelerate the distributions of principal on that certificate or, in the case of an interest-only certificate, delay or accelerate the amortization of the notional amount of that certificate. See "--Yield and Prepayment Considerations" above.

     Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

     Losses and Shortfalls on the Mortgage Assets. The yield on your certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of those losses and shortfalls. In general, the earlier that any loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects of the shortfall.

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by a reduction in the entitlements to interest and/or principal balances of one or more classes of certificates, or by establishing a priority of payments among those classes of certificates.

                                       32

     The yield to maturity on a class of Subordinate Certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

     Additional Certificate Amortization. In addition to entitling the holders of one or more classes of a series of certificates to a specified portion, which may during specified periods range from none to all, of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of those series, may provide for distributions of principal of those certificates from:

   1.  amounts attributable to interest accrued but not currently distributable on one or more classes of accrual certificates,

   2.  Excess Funds, or

   3.  any other amounts described in the related prospectus supplement.

     Unless otherwise specified in the related prospectus supplement, "Excess
Funds" will, in general, represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent (1) interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently accrued on the certificates of that series, or (2) Prepayment Premiums, payments from Equity
Participations or any other amounts received on the mortgage assets in the related trust fund that do not constitute interest on, or principal of, those certificates.

     The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of those certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of those sources would have any material effect on the rate at which those certificates are amortized.

     Optional Early Termination. If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the related prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, the specified party may be authorized or required to solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of those mortgage assets to retire that class or classes, as set forth in the related prospectus supplement. In the absence of other factors, any early retirement of a class of offered certificates would shorten the weighted average life of those certificates and, if those certificates were purchased at premium, reduce the yield on those certificates.

                                 THE DEPOSITOR

     J.P. Morgan Chase Commercial Mortgage Securities Corp., the Depositor, is
a Delaware corporation organized on September 19, 1994. The Depositor is a wholly owned subsidiary of JPMorgan Chase Bank, a New York banking corporation, which is a wholly owned subsidiary of JPMorgan Chase & Co., a Delaware corporation. The Depositor maintains its principal office at 270 Park Avenue,
New York, New York 10017. Its telephone number is (212) 834-9299. The Depositor does not have, nor is it expected in the future to have, any significant assets.

                                       33

                                USE OF PROCEEDS

     We will apply the net proceeds to be received from the sale of the certificates of any series to the purchase of trust assets or use the net proceeds for general corporate purposes. We expect to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets we have acquired, prevailing interest rates, availability of funds and general market conditions.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     Each series of certificates will represent the entire beneficial ownership interest in a trust fund. As described in the related prospectus supplement, the certificates of each series, including the offered certificates of that series, may consist of one or more classes of certificates that, among other things:

     o  provide for the accrual of interest on the certificates at a fixed, variable or adjustable rate;

     o  are senior (collectively, "Senior Certificates") or subordinate
        (collectively, "Subordinate Certificates") to one or more other classes of certificates in entitlement to certain distributions on the certificates;

     o  are principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest;

     o  are interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal;

     o  provide for distributions of interest on, or principal of, those certificates that commence only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of that series;

     o  provide for distributions of principal of those certificates to be made, from time to time or for designated periods, at a rate that is faster, and, in some cases, substantially faster, or slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

     o  provide for controlled distributions of principal of those certificates to be made based on a specified payment schedule or other methodology, subject to available funds; or

     o  provide for distributions based on collections of Prepayment Premiums and Equity Participations on the mortgage assets in the related trust fund.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of certain classes of interest-only certificates or residual certificates, notional amounts or percentage interests, specified in the related prospectus supplement. As provided in the related prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form (those certificates, "Definitive Certificates") or may be offered in book-entry format (those certificates, "Book-Entry
Certificates") through the facilities of The Depository Trust Company ("DTC").
The offered certificates of each series (if issued as Definitive Certificates)
may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. Interests in a class of Book-Entry Certificates will be transferred on the book-entry records of DTC and its participating organizations. See "Risk
Factors--Your Ability to Resell Certificates may be Limited Because of Their
Characteristics" and "--Book-Entry System for Certain Classes May Decrease
Liquidity and Delay Payment" in this prospectus.

                                       34

DISTRIBUTIONS

     Distributions on the certificates of each series will be made on each distribution date as specified in the related prospectus supplement from the
Available Distribution Amount for that series and that distribution date.
Unless otherwise provided in the related prospectus supplement, the "Available
Distribution Amount" for any series of certificates and any distribution date will refer to the total of all payments or other collections on or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the holders of certificates of that series on that date. The particular components of the Available Distribution
Amount for any series on each distribution date will be more specifically described in the related prospectus supplement.

     Except as otherwise specified in the related prospectus supplement, distributions on the certificates of each series, other than the final distribution in retirement of that certificate, will be made to the persons in whose names those certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the
Determination Date specified in the related prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in that class. Payments will be made either by wire transfer in immediately available funds to your account at a bank or other entity having appropriate facilities for the transfer, if you have provided the person required to make those payments with wiring instructions no later than the date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, that you hold certificates in the amount or denomination specified in the prospectus supplement), or by check mailed to the address of that certificateholder as it appears on the certificate register; provided, however, that the final distribution in retirement of any class of certificates (whether
Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of those certificates at the location specified in the notice to certificateholders of the final distribution.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates of each series, other than certain classes of principal-only certificates and residual certificates ("Residual Certificates")
that have no pass-through interest rate, may have a different pass-through interest rate, which in each case may be fixed, variable or adjustable. The related prospectus supplement will specify the pass-through interest rate or, in the case of a variable or adjustable pass-through interest rate, the method for determining the pass-through interest rate, for each class. Unless otherwise specified in the related prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of any class of certificates (other than certain classes of certificates that will be entitled to distributions of accrued interest commencing only on the distribution date, or under the circumstances specified in the related prospectus supplement ("Accrual
Certificates"), and other than any class of principal-only certificates or
Residual Certificates which are not entitled to distributions of interest) will be made on each distribution date based on the Accrued Certificate Interest for that class and that distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to that class on that distribution date. Prior to the time interest is distributable on any class of
Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the principal balance of those certificates on each distribution date. With respect to each class of certificates, other than certain classes of interest-only certificates and certain classes of residual certificates, the "Accrued Certificate Interest"
for each distribution date will be equal to interest at the applicable pass-through interest rate accrued for a specified time period generally corresponding in length to the time period between distribution dates, on the outstanding principal balance of that class of certificates immediately prior to that distribution date.

                                       35

     Unless otherwise provided in the related prospectus supplement, the
Accrued Certificate Interest for each distribution date on a class of interest-only certificates will be similarly calculated except that it will accrue on a notional amount that is either:

     1. based on the principal balances of some or all of the mortgage assets in the related trust fund,

     2. equal to the principal balances of one or more other classes of certificates of the same series, or

     3. an amount or amounts specified in the applicable prospectus supplement.

     Reference to a notional amount with respect to a class of interest-only certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal. If so specified in the related prospectus supplement, the amount of Accrued
Certificate Interest that is otherwise distributable on, or, in the case of
Accrual Certificates, that may otherwise be added to the principal balance of, one or more classes of the certificates of a series will be reduced to the extent that any Prepayment Interest Shortfalls, as described under "Yield and
Maturity Considerations--Certain Shortfalls in Collections of Interest" in this prospectus, exceed the amount of any sums that are applied to offset the amount of those shortfalls. The particular manner in which those shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued
Certificate Interest that is otherwise distributable on (or, in the case of
Accrual Certificates, that may otherwise be added to the principal balance of)
a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of
Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to that class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the principal balance of that class. See "Risk
Factors--Prepayments of the Mortgage Assets will Affect the Timing of Your Cash
Flow and May Affect Your Yield" and "Yield and Maturity Considerations" in this prospectus.

DISTRIBUTIONS OF PRINCIPAL ON THE CERTIFICATES

     Each class of certificates of each series, other than certain classes of interest-only certificates and Residual Certificates, will have a principal balance which, at any time, will equal the then maximum amount that the holders of certificates of that class will be entitled to receive in respect of principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding principal balance of a class of certificates will be reduced by distributions of principal made on the certificates from time to time and, if so provided in the related prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated thereto from time to time. In turn, the outstanding principal balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated to that class from time to time, and will be increased, in the case of a class of
Accrual Certificates prior to the distribution date on which distributions of interest on the certificates are required to commence, by the amount of any
Accrued Certificate Interest in respect of those certificates (reduced as described above). The initial principal balance of each class of a series of certificates will be specified in the related prospectus supplement. As described in the related prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of that series entitled thereto until the principal balances of those certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster, and, in some cases, substantially faster, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund.
Distributions of principal with respect to one or

                                       36

more classes of certificates may not commence until the occurrence of certain events, including the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more classes of certificates may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Unless otherwise specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of that class.

DISTRIBUTIONS ON THE CERTIFICATES IN RESPECT OF PREPAYMENT PREMIUMS OR IN
RESPECT OF EQUITY PARTICIPATIONS

     If so provided in the related prospectus supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in that prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by a reduction in the entitlements to interest and/or principal balances of one or more classes of certificates, or by establishing a priority of payments among the classes of certificates.

ADVANCES IN RESPECT OF DELINQUENCIES

     If provided in the related prospectus supplement, if a trust fund includes mortgage loans, the master servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each distribution date, from its or their own funds or from excess funds held in the related certificate account that are not part of the Available Distribution Amount for the related series of certificates for that distribution date, an amount up to the aggregate of any payments of principal, other than any balloon payments, and interest that were due on or in respect of those mortgage loans during the related Due Period and were delinquent on the related Determination Date.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity's own funds will be reimbursable out of related recoveries on the mortgage loans, including amounts received under any instrument of credit support, respecting which those advances were made (as to any mortgage loan, "Related Proceeds") and those other specific sources as may be identified in the related prospectus supplement, including in the case of a series that includes one or more classes of Subordinate Certificates, collections on other mortgage loans in the related trust fund that would otherwise be distributable to the holders of one or more classes of those
Subordinate Certificates. No advance will be required to be made by a master servicer, special servicer or trustee if, in the good faith judgment of the master servicer, special servicer or trustee, as the case may be, that advance would not be recoverable from Related Proceeds or another specifically identified source (each, a "Nonrecoverable Advance"); and, if previously made by a

                                       37

master servicer, special servicer or trustee, a Nonrecoverable Advance will be reimbursable to the advancing party from any amounts in the related certificate account prior to any distributions being made to the related series of certificateholders.

     If advances have been made by a master servicer, special servicer, trustee or other entity from excess funds in a certificate account, the advancing party will be required to replace those funds in that certificate account on any future distribution date to the extent that funds in that certificate account on that distribution date are less than payments required to be made to the related series of certificateholders on that date. If so specified in the related prospectus supplement, the obligation of a master servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of a surety bond, and the identity of any obligor on that surety bond, will be set forth in the related prospectus supplement.

     If so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on those advances for the period that those advances are outstanding at the rate specified in that prospectus supplement, and that entity will be entitled to payment of that interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of certificateholders or as otherwise described in the prospectus supplement.

     The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation.

REPORTS TO CERTIFICATEHOLDERS

     On each distribution date, together with the distribution to the holders of each class of the offered certificates of a series, a master servicer or trustee, as provided in the related prospectus supplement, will forward to each holder a statement (a "Distribution Date Statement") that, unless otherwise provided in the related prospectus supplement, will set forth, among other things, in each case to the extent applicable:

    o  the amount of that distribution to holders of that class of offered certificates that was applied to reduce the principal balance of those certificates, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

    o  the amount of that distribution to holders of that class of offered certificates that is allocable to Accrued Certificate Interest, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

    o  the amount, if any, of that distribution to holders of that class of offered certificates that is allocable to (A) Prepayment Premiums and
       (B) payments on account of Equity Participations, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

    o  the amount, if any, by which that distribution is less than the amounts to which holders of that class of offered certificates are entitled;

    o  if the related trust fund includes mortgage loans, the aggregate amount of advances included in that distribution;

    o  if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related master servicer (and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer) and other customary information as the reporting party deems necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

    o  information regarding the aggregate principal balance of the related mortgage assets on or about that distribution date;

                                       38

      o  if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of those mortgage loans that are delinquent in varying degrees;

      o  if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to those mortgage loans during the specified period, generally equal in length to the time period between distribution dates, during which prepayments and other unscheduled collections on the mortgage loans in the related trust fund must be received in order to be distributed on a particular distribution date;

      o  the principal balance or notional amount, as the case may be, of each class of certificates (including any class of certificates not offered hereby) at the close of business on that distribution date, separately identifying any reduction in that principal balance or notional amount due to the allocation of any losses in respect of the related mortgage assets, any increase in that principal balance or notional amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the principal balance of a class of Accrual Certificates, if any, in the event that Accrued
         Certificate Interest has been added to that balance;

      o  if the class of offered certificates has a variable pass-through interest rate or an adjustable pass-through interest rate, the pass-through interest rate applicable to that class for that distribution date and, if determinable, for the next succeeding distribution date;

      o  the amount deposited in or withdrawn from any reserve fund on that distribution date, and the amount remaining on deposit in that reserve fund as of the close of business on that distribution date;

      o  if the related trust fund includes one or more instruments of credit support, like a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under that instrument as of the close of business on that distribution date; and

      o  to the extent not otherwise reflected through the information furnished as described above, the amount of credit support being afforded by any classes of Subordinate Certificates.

     The prospectus supplement for each series of certificates may describe additional information to be included in reports to the holders of the offered certificates of that series.

     Within a reasonable period of time after the end of each calendar year, the master servicer or trustee for a series of certificates, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate of that series a statement containing the information set forth in the first three categories described above, aggregated for that calendar year or the applicable portion of that year during which that person was a certificateholder. This obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Internal Revenue
Code of 1986, as amended (the "Code"), as are from time to time in force. See, however, "Description of the Certificates--Book-Entry Registration and
Definitive Certificates" in this prospectus.

     If the trust fund for a series of certificates includes MBS, the ability of the related master servicer or trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying that MBS will depend on the reports received with respect to that
MBS. In those cases, the related prospectus supplement will describe the loan-specific information to be included in the distribution date statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.

                                       39

VOTING RIGHTS

     The voting rights evidenced by each series of certificates will be allocated among the respective classes of that series in the manner described in the related prospectus supplement.

     Certificateholders will generally not have a right to vote, except with respect to required consents to certain amendments to the agreement pursuant to which the certificates are issued and as otherwise specified in the related prospectus supplement. See "Description of the Pooling Agreements--Amendment"
in this prospectus. The holders of specified amounts of certificates of a particular series will have the right to act as a group to remove the related trustee and also upon the occurrence of certain events which if continuing would constitute an event of default on the part of the related master servicer. See "Description of the Pooling Agreements--Events of Default," and
"--Resignation and Removal of the Trustee" in this prospectus.

TERMINATION

     The obligations created by the pooling and servicing or other agreement creating a series of certificates will terminate following:

     o  the final payment or other liquidation of the last mortgage asset underlying the series or the disposition of all property acquired upon foreclosure of any mortgage loan underlying the series, and

     o  the payment to the certificateholders of the series of all amounts required to be paid to them.

     Written notice of termination will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of that series at the location to be specified in the notice of termination.

     If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the prospectus supplement, in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the prospectus supplement may be authorized or required to bid for or solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of those mortgage assets to retire those class or classes, in the manner set forth in the prospectus supplement.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of that series will be offered in book-entry format through the facilities of The Depository Trust Company, and that class will be represented by one or more global certificates registered in the name of DTC or its nominee.

     DTC is a limited-purpose trust company organized under the New York
Banking Law, a "banking corporation" within the meaning of the New York Banking
Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency"
registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations
("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants", which maintain accounts with
DTC, include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange,
Inc., the American Stock Exchange, Inc. and the National Association of
Securities Dealers, Inc. Access to the DTC system also is

                                       40

available to others like banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants").

     Purchases of Book-Entry Certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the Book-Entry
Certificates on DTC's records.

     The ownership interest of each actual purchaser of a Book-Entry
Certificate (a "Certificate Owner") is in turn to be recorded on the Direct and
Indirect Participants' records. Certificate Owners will not receive written confirmation from DTC of their purchases, but Certificate Owners are expected to receive written confirmations providing details of those transactions, as well as periodic statements of their holdings, from the Direct or Indirect
Participant through which each Certificate Owner entered into the transaction.
Transfers of ownership interest in the Book-Entry Certificates are to be accomplished by entries made on the books of Participants acting on behalf of
Certificate Owners. Certificate Owners will not receive certificates representing their ownership interests in the Book-Entry Certificates, except in the event that use of the book-entry system for the Book-Entry Certificates of any series is discontinued as described below.

     DTC has no knowledge of the actual Certificate Owners of the Book-Entry
Certificates; DTC's records reflect only the identity of the Direct
Participants to whose accounts those certificates are credited, which may or may not be the Certificate Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Direct
Participants, by Direct Participants to Indirect Participants, and by Direct
Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the Book-Entry Certificates will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless
DTC has reason to believe that it will not receive payment on that date.
Disbursement of those distributions by Participants to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of that Participant (and not of DTC, the Depositor or any trustee or master servicer), subject to any statutory or regulatory requirements as may be in effect from time to time.
Under a book-entry system, Certificate Owners may receive payments after the related distribution date.

     Unless otherwise provided in the related prospectus supplement, the only certificateholder of record will be the nominee of DTC, and the Certificate
Owners will not be recognized as certificateholders under the agreement pursuant to which the certificates are issued. Certificate Owners will be permitted to exercise the rights of certificateholders under that agreement only indirectly through the Participants who in turn will exercise their rights through DTC. The Depositor is informed that DTC will take action permitted to be taken by a certificateholder under that agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry
Certificates are credited.

     Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing that interest.

     Unless otherwise specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued as Definitive
Certificates to Certificate Owners or their nominees, rather than to DTC or its nominee, only if

     o  the Depositor advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those certificates and the Depositor is unable to locate a qualified successor or

                                       41

     o  the Depositor notifies DTC of its intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from DTC, the Participants holding beneficial interests in the Book-Entry
        Certificates agree to initiate such termination.

     Upon the occurrence of either of the events described above, DTC will be required to notify all Participants of the availability through DTC of
Definitive Certificates. Upon surrender by DTC of the certificate or certificates representing a class of Book-Entry Certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the Certificate Owners identified in those instructions the Definitive Certificates to which they are entitled, and thereafter the holders of those Definitive Certificates will be recognized as certificateholders of record under the related agreement pursuant to which the certificates are issued.

                     DESCRIPTION OF THE POOLING AGREEMENTS

GENERAL

     The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement (in either case, a "Pooling Agreement"). In general, the parties to a Pooling Agreement will include the Depositor, a trustee, a master servicer and, in some cases, a special servicer appointed as of the date of the Pooling
Agreement. However, a Pooling Agreement may include a Mortgage Asset Seller as a party, and a Pooling Agreement that relates to a trust fund that consists solely of MBS may not include a master servicer or other servicer as a party.
All parties to each Pooling Agreement under which certificates of a series are issued will be identified in the related prospectus supplement. If so specified in the related prospectus supplement, an affiliate of the Depositor, or the
Mortgage Asset Seller or an affiliate of the Mortgage Asset Seller, may perform the functions of master servicer or special servicer. Any party to a Pooling
Agreement may own certificates.

     A form of a Pooling Agreement has been filed as an exhibit to the
Registration Statement of which this prospectus is a part. However, the provisions of each Pooling Agreement will vary depending upon the nature of the certificates to be issued and the nature of the related trust fund. The following summaries describe certain provisions that may appear in a Pooling
Agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related Pooling Agreement that materially differs from the description contained in this prospectus and, if the related trust fund includes MBS, will summarize all of the material provisions of the related
Pooling Agreement. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling Agreement for each series of certificates and the description of those provisions in the related prospectus supplement. We will provide a copy of the Pooling Agreement (without exhibits)
that relates to any series of certificates without charge upon written request of a holder of a certificate of that series addressed to J.P. Morgan Chase
Commercial Mortgage Securities Corp., 270 Park Avenue, New York, New York
10017, Attention: President.

ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

     At the time of issuance of any series of certificates, we will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund. The trustee will, concurrently with the assignment, deliver the certificates to or at the direction of the Depositor in exchange for the mortgage loans and the other assets to be included in the trust fund for that series. Each mortgage loan will be identified in a schedule. That schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include the address of the related Mortgaged
Property and type of that property; the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; and the original and outstanding principal balance.

                                       42

     With respect to each mortgage loan to be included in a trust fund, we will deliver (or cause to be delivered) to the related trustee (or to a custodian appointed by the trustee) certain loan documents which, unless otherwise specified in the related prospectus supplement, will include the original
Mortgage Note endorsed, without recourse, to the order of the trustee, the original Mortgage, or a certified copy, in each case with evidence of recording indicated on it and an assignment of the Mortgage to the trustee in recordable form. Unless otherwise provided in the prospectus supplement for a series of certificates, the related Pooling Agreement will require us or another party to the agreement to promptly cause each assignment of Mortgage to be recorded in the appropriate public office for real property records.

     The trustee (or a custodian appointed by the trustee) for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt of the mortgage loan documents, and the trustee (or that custodian) will hold those documents in trust for the benefit of the certificateholders of that series. Unless otherwise specified in the related prospectus supplement, if that document is found to be missing or defective, and that omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series, the trustee (or that custodian) will be required to notify the master servicer and the Depositor, and one of those persons will be required to notify the relevant Mortgage Asset Seller. In that case, and if the
Mortgage Asset Seller cannot deliver the document or cure the defect within a specified number of days after receipt of that notice, then, except as otherwise specified below or in the related prospectus supplement, the Mortgage
Asset Seller will be obligated to repurchase the related mortgage loan from the trustee at a price that will be specified in the related prospectus supplement.
If so provided in the prospectus supplement for a series of certificates, a
Mortgage Asset Seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of that series of certificates, to replace those mortgage loans with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective loan documentation and neither the Depositor nor, unless it is the Mortgage Asset
Seller, the master servicer will be obligated to purchase or replace a mortgage loan if a Mortgage Asset Seller defaults on its obligation to do so.
Notwithstanding the foregoing, if a document has not been delivered to the related trustee (or to a custodian appointed by the trustee) because that document has been submitted for recording, and neither that document nor a certified copy, in either case with evidence of recording on it, can be obtained because of delays on the part of the applicable recording office, then, unless otherwise specified in the related prospectus supplement, the
Mortgage Asset Seller will not be required to repurchase or replace the affected mortgage loan on the basis of that missing document so long as it continues in good faith to attempt to obtain that document or that certified copy.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Unless otherwise provided in the prospectus supplement for a series of certificates, the Depositor will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, certain representations and warranties (the person making those representations and warranties, the "Warranting Party") covering, by way of example:

     o  the accuracy of the information set forth for that mortgage loan on the schedule of mortgage loans delivered upon initial issuance of the certificates;

     o  the enforceability of the related Mortgage Note and Mortgage and the existence of title insurance insuring the lien priority of the related
        Mortgage;

     o  the Warranting Party's title to the mortgage loan and the authority of the Warranting Party to sell the mortgage loan; and

                                       43

     o  the payment status of the mortgage loan.

     It is expected that in most cases the Warranting Party will be the
Mortgage Asset Seller; however, the Warranting Party may also be an affiliate of the Mortgage Asset Seller, the Depositor or an affiliate of the Depositor, the master servicer, a special servicer or another person acceptable to the
Depositor. The Warranting Party, if other than the Mortgage Asset Seller, will be identified in the related prospectus supplement.

     Unless otherwise provided in the related prospectus supplement, each
Pooling Agreement will provide that the master servicer and/or trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the certificateholders of the related series. If that Warranting Party cannot cure that breach within a specified period following the date on which it was notified of the breach, then, unless otherwise provided in the related prospectus supplement, it will be obligated to repurchase that mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a Warranting Party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of that series of certificates, to replace that mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy available to holders of the certificates of any series or to the related trustee on their behalf for a breach of representation and warranty by a Warranting Party and neither the
Depositor nor the master servicer, in either case unless it is the Warranting
Party, will be obligated to purchase or replace a mortgage loan if a Warranting
Party defaults on its obligation to do so.

     In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, we will not include any mortgage loan in the trust fund for any series of certificates if anything has come to our attention that would cause us to believe that the representations and warranties made in respect of that mortgage loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be specified in the related prospectus supplement.

COLLECTION AND OTHER SERVICING PROCEDURES

     The master servicer for any trust fund, directly or through sub-servicers, will be required to make reasonable efforts to collect all scheduled payments under the mortgage loans in that trust fund, and will be required to follow the same collection procedures as it would follow with respect to mortgage loans that are comparable to the mortgage loans in that trust fund and held for its own account, provided those procedures are consistent with:

     1. the terms of the related Pooling Agreement and any related instrument of credit support included in that trust fund,

     2. applicable law, and

     3. the servicing standard specified in the related Pooling Agreement and prospectus supplement (the "Servicing Standard").

     The master servicer for any trust fund, directly or through sub-servicers, will also be required to perform as to the mortgage loans in that trust fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling
Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting

                                       44

property inspections on a periodic or other basis; managing (or overseeing the management of) Mortgaged Properties acquired on behalf of that trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise (each, an "REO
Property"); and maintaining servicing records relating to those mortgage loans.
Unless otherwise specified in the related prospectus supplement, the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support.
See "Description of Credit Support" in this prospectus.

SUB-SERVICERS

     A master servicer may delegate its servicing obligations in respect of the mortgage loans serviced thereby to one or more third-party servicers; provided that, unless otherwise specified in the related prospectus supplement, the master servicer will remain obligated under the related Pooling Agreement. A sub-servicer for any series of certificates may be an affiliate of the
Depositor or master servicer. Unless otherwise provided in the related prospectus supplement, each sub-servicing agreement between a master servicer and a sub-servicer (a "Sub-Servicing Agreement") will provide that, if for any reason the master servicer is no longer acting in that capacity, the trustee or any successor master servicer may assume the master servicer's rights and obligations under that Sub-Servicing Agreement. A master servicer will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers removal to be in the best interests of certificateholders.

     Unless otherwise provided in the related prospectus supplement, a master servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer's compensation pursuant to the related Pooling Agreement is sufficient to pay those fees. Each sub-servicer will be reimbursed by the master servicer that retained it for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under a Pooling Agreement. See "--Certificate Account" and
"--Servicing Compensation and Payment of Expenses" in this prospectus.

SPECIAL SERVICERS

     To the extent so specified in the related prospectus supplement, one or more special servicers may be a party to the related Pooling Agreement or may be appointed by the master servicer or another specified party. A special servicer for any series of certificates may be an affiliate of the Depositor or the master servicer. A special servicer may be entitled to any of the rights, and subject to any of the obligations, described in this prospectus in respect of a master servicer. The related prospectus supplement will describe the rights, obligations and compensation of any special servicer for a particular series of certificates. The master servicer will not be liable for the performance of a special servicer.

CERTIFICATE ACCOUNT

     General. The master servicer, the trustee and/or a special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on or in respect of those mortgage loans, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A certificate account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held in a certificate account may be invested pending each succeeding distribution date in United States government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series
("Permitted Investments"). Unless otherwise provided in the related prospectus supplement, any interest or other income earned on funds in a certificate account will be paid to the related master servicer, trustee or any special servicer as additional compensation. A certificate account may be maintained with the related master servicer, special servicer or Mortgage Asset Seller or with a depository institution

                                       45

that is an affiliate of any of the foregoing or of the Depositor, provided that it complies with applicable rating agency standards. If permitted by the applicable rating agency or agencies and so specified in the related prospectus supplement, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or any special servicer or serviced by either on behalf of others.

     Deposits. Unless otherwise provided in the related Pooling Agreement and described in the related prospectus supplement, a master servicer, trustee or special servicer will be required to deposit or cause to be deposited in the certificate account for each trust fund that includes mortgage loans, within a certain period following receipt (in the case of collections on or in respect of the mortgage loans) or otherwise as provided in the related Pooling
Agreement, the following payments and collections received or made by the master servicer, the trustee or any special servicer subsequent to the cut-off date (other than payments due on or before the cut-off date):

   1. all payments on account of principal, including principal prepayments, on the mortgage loans;

   2. all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion retained by the master servicer or any special servicer as its servicing compensation or as compensation to the trustee;

   3. all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related mortgage loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the master servicer
      (or, if applicable, a special servicer) and/or the terms and conditions of the related Mortgage) (collectively, "Insurance and Condemnation
      Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired by foreclosure or otherwise ("Liquidation Proceeds"), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any Mortgaged Properties acquired by the trust fund through foreclosure or otherwise;

   4. any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under "Description of Credit Support" in this prospectus;

   5. any advances made as described under "Description of the
      Certificates--Advances in Respect of Delinquencies" in this prospectus;

   6. any amounts paid under any Cash Flow Agreement, as described under
      "Description of the Trust Funds--Cash Flow Agreements" in this prospectus;

   7. all proceeds of the purchase of any mortgage loan, or property acquired in respect of a mortgage loan, by the Depositor, any Mortgage Asset
      Seller or any other specified person as described under "--Assignment of
      Mortgage Loans; Repurchases" and "--Representations and Warranties;
      Repurchases" in this prospectus, all proceeds of the purchase of any defaulted mortgage loan as described under "--Realization Upon Defaulted
      Mortgage Loans" in this prospectus, and all proceeds of any mortgage asset purchased as described under "Description of the
      Certificates--Termination" in this prospectus (all of the foregoing, also
      "Liquidation Proceeds");

   8. any amounts paid by the master servicer to cover Prepayment Interest
      Shortfalls arising out of the prepayment of mortgage loans as described under "--Servicing Compensation and Payment of Expenses" in this prospectus;

   9. to the extent that this item does not constitute additional servicing compensation to the master servicer or a special servicer, any payments on account of modification or

                                       46

      assumption fees, late payment charges, Prepayment Premiums or Equity
      Participations with respect to the mortgage loans;

   10. all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies" in this prospectus;

   11. any amount required to be deposited by the master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the certificate account; and

   12. any other amounts required to be deposited in the certificate account as provided in the related Pooling Agreement and described in the related prospectus supplement.

     Withdrawals. Unless otherwise provided in the related Pooling Agreement and described in the related prospectus supplement, a master servicer, trustee or special servicer may make withdrawals from the certificate account for each trust fund that includes mortgage loans for any of the following purposes:

   1. to make distributions to the certificateholders on each distribution date;

   2. to pay the master servicer, the trustee or a special servicer any servicing fees not previously retained by them out of payments on the particular mortgage loans as to which those fees were earned;

   3. to reimburse the master servicer, a special servicer, the trustee or any other specified person for any unreimbursed amounts advanced by it as described under "Description of the Certificates--Advances in Respect of
      Delinquencies" in this prospectus, the reimbursement to be made out of amounts received that were identified and applied by the master servicer or a special servicer, as applicable, as late collections of interest on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit support with respect to those mortgage loans;

   4. to reimburse the master servicer, the trustee or a special servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund and properties acquired in respect of the mortgage loans, the reimbursement to be made out of amounts that represent Liquidation
      Proceeds and Insurance and Condemnation Proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which those fees were earned or those expenses were incurred or out of amounts drawn under any form of credit support with respect to those mortgage loans and properties;

   5. to reimburse the master servicer, a special servicer, the trustee or other specified person for any advances described in clause (3) above made by it and/or any servicing expenses referred to in clause (4) above incurred by it that, in the good faith judgment of the master servicer, special servicer, trustee or other specified person, as applicable, will not be recoverable from the amounts described in clauses (3) and (4), respectively, the reimbursement to be made from amounts collected on other mortgage loans in the same trust fund or, if so provided by the related Pooling Agreement and described in the related prospectus supplement, only from that portion of amounts collected on those other mortgage loans that is otherwise distributable on one or more classes of
      Subordinate Certificates of the related series;

   6. if described in the related prospectus supplement, to pay the master servicer, a special servicer, the trustee or any other specified person interest accrued on the advances described in clause (3) above made by it and the servicing expenses described in clause (4) above incurred by it while they remain outstanding and unreimbursed;

                                       47

   7.  if and as described in the related prospectus supplement, to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to Mortgaged Properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on those Mortgaged Properties;

   8.  to reimburse the master servicer, the special servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as described under "--Certain Matters Regarding the Master
       Servicer and the Depositor" in this prospectus;

   9.  if described in the related prospectus supplement, to pay the fees of trustee;

   10. to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as described under "--Certain Matters
       Regarding the Trustee" in this prospectus;

   11. if described in the related prospectus supplement, to pay the fees of any provider of credit support;

   12. if described in the related prospectus supplement, to reimburse prior draws on any form of credit support;

   13. to pay the master servicer, a special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the certificate account as additional compensation;

   14. to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any Mortgaged Property acquired by the trust fund by foreclosure or otherwise;

   15. if one or more elections have been made to treat the trust fund or designated portions of the trust fund as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as described under "Certain Federal Income Tax
       Consequences--Federal Income Tax Consequences for REMIC Certificates" and
       "--Taxes That May Be Imposed on the REMIC Pool" in this prospectus;

   16. to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect a defaulted mortgage loan in connection with the liquidation of that mortgage loan or property;

   17. to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling Agreement for the benefit of certificateholders;

   18. to make any other withdrawals permitted by the related Pooling
       Agreement and described in the related prospectus supplement; and

   19. to clear and terminate the certificate account upon the termination of the trust fund.

MODIFICATIONS, WAIVERS AND AMENDMENTS OF MORTGAGE LOANS

     A master servicer or special servicer may agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable Servicing Standard. For example, the related prospectus supplement may provide that a mortgage loan may be amended to extend the maturity date or change the interest rate.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     A borrower's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make

                                       48

mortgage loan payments may also be unable to make timely payment of taxes and insurance premiums and to otherwise maintain the related Mortgaged Property. In general, the master servicer or the special servicer, if any, for a series of certificates will be required to monitor any mortgage loan in the related trust fund that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related Mortgaged Property and take any other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the servicer is able to assess the success of the corrective action or the need for additional initiatives.

     The time within which the servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the certificateholders may vary considerably depending on the particular mortgage loan, the Mortgaged Property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the Mortgaged Property is located. If a borrower files a bankruptcy petition, the master servicer may not be permitted to accelerate the maturity of the related mortgage loan or to foreclose on the related Mortgaged
Property for a considerable period of time, and that mortgage loan may be restructured in the resulting bankruptcy proceedings. See "Certain Legal
Aspects of Mortgage Loans" in this prospectus.

     The related prospectus supplement will describe the remedies available to a servicer in connection with a default on a mortgage loan. Such remedies include instituting foreclosure proceedings, exercising any power of sale contained in mortgage, obtaining a deed in lieu of foreclosure or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise.

HAZARD INSURANCE POLICIES

     Unless otherwise specified in the related prospectus supplement, each
Pooling Agreement will require the master servicer to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for the coverage required under the related Mortgage or, if the Mortgage permits the mortgagee to dictate to the borrower the insurance coverage to be maintained on the related Mortgaged Property, the coverage consistent with the requirements of the Servicing Standard. Unless otherwise specified in the related prospectus supplement, the coverage generally will be in an amount equal to the lesser of the principal balance owing on that mortgage loan and the replacement cost of the related Mortgaged Property. The ability of a master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a master servicer under that policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the master servicer's normal servicing procedures and/or to the terms and conditions of the related Mortgage and
Mortgage Note) will be deposited in the related certificate account. The
Pooling Agreement may provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in a trust fund. If the blanket policy contains a deductible clause, the master servicer will be required, in the event of a casualty covered by the blanket policy, to deposit in the related certificate account all sums that would have been deposited in that certificate account but for that deductible clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.
Although the policies covering the Mortgaged Properties will be

                                       49

underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks. Accordingly, a Mortgaged Property may not be insured for losses arising from that cause unless the related Mortgage specifically requires, or permits the mortgagee to require, that coverage.

     The hazard insurance policies covering the Mortgaged Properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, those clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of
(1) the replacement cost of the improvements less physical depreciation and (2)
that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related Mortgaged Property made without the lender's consent. Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the Mortgaged Property.
Unless otherwise provided in the related prospectus supplement, the master servicer will determine whether to exercise any right the trustee may have under that provision in a manner consistent with the Servicing Standard. Unless otherwise specified in the related prospectus supplement, the master servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a Mortgaged Property.
See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and
Due-on-Encumbrance" in this prospectus.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Unless otherwise specified in the related prospectus supplement, a master servicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust fund.
Because that compensation is generally based on a percentage of the principal balance of each mortgage loan outstanding from time to time, it will decrease in accordance with the amortization of the mortgage loans. The prospectus supplement with respect to a series of certificates may provide that, as additional compensation, the master servicer may retain all or a portion of late payment charges, Prepayment Premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account. Any sub-servicer will receive a portion of the master servicer's compensation as its sub-servicing compensation.

     In addition to amounts payable to any sub-servicer, a master servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to certificateholders. Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on those expenses at the rate specified in the prospectus supplement, and the fees of any special servicer, may be required to be borne by the trust fund.

                                       50

     If provided in the related prospectus supplement, a master servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to Prepayment Interest Shortfalls. See "Yield and
Maturity Considerations--Certain Shortfalls in Collections of Interest" in this prospectus.

EVIDENCE AS TO COMPLIANCE

     Unless otherwise provided in the related prospectus supplement, each
Pooling Agreement will require, on or before a specified date in each year, the master servicer to cause a firm of independent public accountants to furnish to the trustee a statement to the effect that, on the basis of the examination by that firm conducted substantially in compliance with either the Uniform Single
Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the master servicer of mortgage loans under pooling and servicing agreements substantially similar to each other (which may include that Pooling Agreement) was conducted through the preceding calendar year or other specified twelve month period in compliance with the terms of those agreements except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for FHLMC, or paragraph 4 of the Uniform Single Audit
Program for Mortgage Bankers, requires it to report.

     Each Pooling Agreement will also require, on or before a specified date in each year, the master servicer to furnish to the trustee a statement signed by one or more officers of the master servicer to the effect that the master servicer has fulfilled its material obligations under that Pooling Agreement throughout the preceding calendar year or other specified twelve month period.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

     The related prospectus supplement will describe certain protections afforded to a servicer under the related Pooling Agreement. For example, the
Pooling Agreement may permit the servicer to resign from its obligations under the Pooling Agreement provided certain conditions are met. In addition, the
Pooling Agreement may provide that none of the master servicer, the Depositor or any director, officer, employee or agent of either of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling Agreement or for errors in judgment. The Pooling Agreement may also provide that the master servicer, the
Depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to the Pooling Agreement or the related series of certificates. In addition, the Pooling Agreement may provide that none of the servicer, special servicer or the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its responsibilities under the
Pooling Agreement.

EVENTS OF DEFAULT

     Each prospectus supplement will describe the events which will trigger a default (each an "Event of Default"). For example, the related prospectus supplement may provide that a default will occur if a servicer fails to make remittance as required under the Pooling Agreement, if a special servicer fails to make the required deposit, or if either the servicer or special servicer materially fails to perform any of its obligations contained in the related
Pooling Agreement.

     The related prospectus supplement will describe the remedies available if an Event of Default occurs with respect to the master servicer under a Pooling
Agreement, which remedies may include the termination of all of the rights and obligations of the master servicer as master servicer under the Pooling
Agreement.

AMENDMENT

     Unless otherwise specified in the related prospectus supplement, each
Pooling Agreement may be amended, without the consent of any of the holders of the related series of certificates

                                       51

     1. to cure any ambiguity,

     2. to correct a defective provision in the Pooling Agreement or to correct, modify or supplement any of its provisions that may be inconsistent with any other of its provisions,

     3. to add any other provisions with respect to matters or questions arising under the Pooling Agreement that are not inconsistent with its provisions,

     4. to comply with any requirements imposed by the Code, or

     5. for any other purpose specified in the related prospectus supplement;

provided that the amendment (other than an amendment for the specific purpose referred to in clause (4) above) may not (as evidenced by an opinion of counsel to an effect satisfactory to the trustee) adversely affect in any material respect the interests of any holder; and provided further that the amendment
(other than an amendment for one of the specific purposes referred to in clauses (1) through (4) above) must be acceptable to each applicable rating agency.

     Unless otherwise specified in the related prospectus supplement, each
Pooling Agreement may also be amended, with the consent of the holders of the related series of certificates entitled to not less than 51% (or other percentage specified in the related prospectus supplement) of the voting rights for that series allocated to the affected classes, for any purpose. However, unless otherwise specified in the related prospectus supplement, that amendment may not:

   1. reduce in any manner the amount of, or delay the timing of, payments received or advanced on mortgage loans that are required to be distributed in respect of any certificate without the consent of the holder of that certificate,

   2. adversely affect in any material respect the interests of the holders of any class of certificates, in a manner other than as described in clause
      (1), without the consent of the holders of all certificates of that class, or

   3. modify the amendment provisions of the Pooling Agreement described in this paragraph without the consent of the holders of all certificates of the related series.

     Unless otherwise specified in the related prospectus supplement, the trustee will be prohibited from consenting to any amendment of a Pooling
Agreement pursuant to which one or more REMIC elections are to be or have been made unless the trustee shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund, or the designated portion, to fail to qualify as a REMIC at any time that the related certificates are outstanding.

LIST OF CERTIFICATEHOLDERS

     Unless otherwise specified in the related prospectus supplement, upon written request of three or more certificateholders of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Pooling Agreement, the trustee or other specified person will afford those certificateholders access during normal business hours to the most recent list of certificateholders of that series held by that person. If that list is of a date more than 90 days prior to the date of receipt of that certificateholder's request, then that person, if not the registrar for that series of certificates, will be required to request from that registrar a current list and to afford those requesting certificateholders access thereto promptly upon receipt.

THE TRUSTEE

     The trustee under each Pooling Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the Depositor and its affiliates and with any master servicer or special servicer and its affiliates.

                                       52

DUTIES OF THE TRUSTEE

     The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related Pooling Agreement, the certificates or any underlying mortgage loan or related document and will not be accountable for the use or application by or on behalf of the master servicer for that series of any funds paid to the master servicer or any special servicer in respect of the certificates or the underlying mortgage loans, or any funds deposited into or withdrawn from the certificate account or any other account for that series by or on behalf of the master servicer or any special servicer. If no Event of Default has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related Pooling Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Pooling Agreement, a trustee will be required to examine those documents and to determine whether they conform to the requirements of that agreement.

CERTAIN MATTERS REGARDING THE TRUSTEE

     As described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to indemnification, from amounts held in the certificate account for that series, for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related Pooling Agreement.
However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee pursuant to the related Pooling Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the Pooling
Agreement, or by reason of its reckless disregard of those obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the Pooling Agreement.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to execute any of its trusts or powers under the related Pooling Agreement or perform any of its duties under that Pooling Agreement either directly or by or through agents or attorneys, and the trustee will not be relieved of any of its duties or obligations by virtue of the appointment of any agents or attorneys.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     A trustee will be permitted at any time to resign from its obligations and duties under the related Pooling Agreement by giving written notice to the
Depositor, the servicer, the special servicer and to all certificateholders.
Upon receiving this notice of resignation, the Depositor, or other person as may be specified in the related prospectus supplement, will be required to use its best efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

     If at any time a trustee ceases to be eligible to continue as trustee under the related Pooling Agreement, or if at any time the trustee becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee, the Depositor will be authorized to remove the trustee and appoint a successor trustee. In addition, holders of the certificates of any series entitled to at least 51%
(or other percentage specified in the related prospectus supplement) of the voting rights for that series may at any time, with or without cause, remove the trustee under the related Pooling Agreement and appoint a successor trustee.

     Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

                                       53

                         DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of the certificates of any series, or with respect to the related mortgage assets.
Credit support may be in the form of letters of credit, overcollateralization, the subordination of one or more classes of certificates, insurance policies, surety bonds, guarantees or reserve funds, or any combination of the foregoing.
If so provided in the related prospectus supplement, any form of credit support may provide credit enhancement for more than one series of certificates to the extent described in that prospectus supplement.

     Unless otherwise provided in the related prospectus supplement for a series of certificates, the credit support will not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related Pooling Agreement. If losses or shortfalls occur that exceed the amount covered by the related credit support or that are not covered by that credit support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series before the former receive their intended share of that coverage.

     If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage assets, the related prospectus supplement will include a description of

     o  the nature and amount of coverage under the credit support,

     o  any conditions to payment under the credit support not otherwise described in this prospectus,

     o  any conditions under which the amount of coverage under the credit support may be reduced and under which that credit support may be terminated or replaced and

     o  the material provisions relating to the credit support.

     Additionally, the related prospectus supplement will set forth certain information with respect to the obligor under any instrument of credit support, including

     o  a brief description of its principal business activities;

     o  its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

     o  if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and

     o  its total assets, and its stockholders' equity or policyholders'
        surplus, if applicable, as of a date that will be specified in the prospectus supplement. See "Risk Factors--Credit Support May Not Cover
        Losses" in this prospectus.

SUBORDINATE CERTIFICATES

     If so specified in the related prospectus supplement, one or more classes of certificates of a series may be Subordinate Certificates. To the extent specified in the related prospectus supplement, the rights of the holders of
Subordinate Certificates to receive distributions from the certificate account on any distribution date will be subordinated to the corresponding rights of the holders of Senior Certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the method and amount of subordination provided by a class or classes of Subordinate Certificates in a series and the circumstances under which that subordination will be available.

                                       54

CROSS-SUPPORT PROVISIONS

     If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of mortgage assets prior to distributions on Subordinate Certificates evidencing interests in a different group of mortgage assets within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying those provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees. To the extent deemed by the
Depositor to be material, a copy of that instrument will accompany the Current
Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

LETTER OF CREDIT

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or certain classes of those certificates will be covered by one or more letters of credit, issued by a bank or financial institution specified in the prospectus supplement (the "L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws under a letter of credit in an aggregate fixed dollar amount, net of unreimbursed payments, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage assets on the related cut-off date or of the initial aggregate principal balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit and may otherwise be reduced as described in the related prospectus supplement. The obligations of the L/C
Bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of that letter of credit will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

CERTIFICATE INSURANCE AND SURETY BONDS

     If so provided in the prospectus supplement for a series of certificates, insurance policies and/or surety bonds provided by one or more insurance companies or sureties of the insurance companies will cover deficiencies in amounts otherwise payable on those certificates or certain classes. Those instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under that instrument. A copy of that instrument will accompany the
Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

RESERVE FUNDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or certain classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, short-term debt obligations, a demand note or a combination of those features will be

                                       55

deposited, in the amounts specified in the prospectus supplement. If so specified in the related prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related mortgage assets.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income on those amounts, if any, will be applied for the purposes, in the manner, specified in the related prospectus supplement. If so specified in the related prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls.
Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained in that reserve fund may be released from it under the conditions specified in the related prospectus supplement.

     If so specified in the related prospectus supplement, amounts deposited in any reserve fund will be invested in short-term debt obligations. Unless otherwise specified in the related prospectus supplement, any reinvestment income or other gain from those investments will be credited to the related reserve fund for that series, and any loss resulting from those investments will be charged to that reserve fund. However, that income may be payable to any related master servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the related prospectus supplement.

CREDIT SUPPORT WITH RESPECT TO MBS

     If so provided in the prospectus supplement for a series of certificates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each form of credit support, the information indicated above with respect to the credit support for each series, to the extent that information is material and available.

                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties.
Because those legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans, or mortgage loans underlying any MBS, is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See
"Description of the Trust Funds--Mortgage Loans" in this prospectus.

GENERAL

     Each mortgage loan will be evidenced by a promissory note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged
Property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor who is the borrower and usually the owner of the subject property, and a mortgagee, who is the lender.
In contrast, a deed of trust is

                                       56

a three-party instrument, among a trustor who is the equivalent of a borrower, a trustee to whom the real property is conveyed, and a beneficiary, who is the lender, for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related mortgage note. A deed to secure debt typically has two parties. The grantor (the borrower) conveys title to the real property to the grantee (the lender) generally with a power of sale, until the time the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because a land trustee holds legal title to the property under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws (including, without limitation, the
Servicemembers Civil Relief Act) and, in some deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while, unless rents are to be paid directly to the lender, retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room revenue are considered accounts receivable under the Uniform Commercial Code, also known as the UCC, in cases where hotels or motels constitute loan security, the borrower as additional security for the loan generally pledges the revenue. In general, the lender must file financing statements in order to perfect its security interest in the revenue and must file continuation statements, generally every five years, to maintain perfection of that security interest. Even if the lender's security interest in room revenue is perfected under the UCC, it may be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room revenue following a default. See "--Bankruptcy Laws"
below.

PERSONALTY

     In the case of certain types of mortgaged properties, for instance hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection.

FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the mortgage note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

                                       57

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete. Moreover, as discussed below, even a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and that the sale occurred while the borrower was insolvent and within a specified period prior to the borrower's filing for bankruptcy protection.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the Mortgaged Property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming.
Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the Mortgaged Property, the proceeds of which are used to satisfy the judgment. Those sales are made in accordance with procedures that vary from state to state.

     Equitable Limitations on Enforceability of Certain Provisions. United
States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on those principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lenders and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     Non-Judicial Foreclosure/Power of Sale. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to that sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the

                                       58

entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of that property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. Potential buyers may be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v.
Washington National Insurance Company and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal bankruptcy code, as amended from time to time (11 U.S.C.) (the "Bankruptcy
Code") and, thus, could be rescinded in favor of the bankrupt's estate, if (1)
the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent "fair consideration," which is
"reasonably equivalent value" under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the
United States Supreme Court in May 1994, the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the lesser of fair market value and the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender.
Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make those repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property.
The costs of management and operation of those mortgaged properties which are hotels, motels or restaurants or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's, including franchisors', perception of the quality of those operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the amount of the mortgage against the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "--Environmental
Risks" below. Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

                                       59

     Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due.
The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure.
Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure.

     Anti-Deficiency Legislation. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the Mortgaged Property and those other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

     Leasehold Risks. Mortgage loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a "mortgageable" ground lease.

     Cooperative Shares. Mortgage loans may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases appurtenant thereto, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Those loans are subject to certain risks not associated with mortgage loans secured by a lien on

                                       60

the fee estate of a borrower in real property. This kind of loan typically is subordinate to the mortgage, if any, on the Cooperative's building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the
Cooperative. Further, transfer of shares in a Cooperative are subject to various regulations as well as to restrictions under the governing documents of the Cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid.
Typically, a recognition agreement between the lender and the Cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

     Under the laws applicable in many states, "foreclosure" on Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the
UCC requires that a sale be conducted in a "commercially reasonable" manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary leases.

BANKRUPTCY LAWS

     The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out a junior lien.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified. In addition under certain circumstances, the outstanding amount of the loan secured by the real property may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of the lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between the value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court
(provided no sale of the property had yet occurred) prior to the filing of the debtor's petition. If this is done the full amount due under the original loan may never repaid.

     The Bankruptcy Code has been amended to provide that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary "based on the equities of the case." Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will normally constitute "cash collateral" under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the mortgaged property and the cash

                                       61

collateral is "adequately protected" as the term is defined and interpreted under the Bankruptcy Code. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to hotel revenues.

     Federal bankruptcy law provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called "ipso facto clauses" could limit the ability of the trustee to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate, which may delay a trustee's exercise of those remedies in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. For example, a mortgagee would be stayed from enforcing an assignment of the lease by a borrower related to a mortgaged property if the related borrower was in a bankruptcy proceeding.
The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents.
Similarly, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee's petition. Rents and other proceeds of a mortgage loan may also escape an assignment if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding.

     In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. However, these remedies may, in fact, be insufficient and the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease.

     If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

     In a bankruptcy or similar proceeding of a borrower, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the borrower, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long-term debt may be protected from recovery as preferences if they are payments

                                       62

in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept.
Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy
Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets.
Those state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower's mortgage loan, which may reduce the yield on the certificates in the same manner as a principal prepayment.

     In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect the trustee's status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

ENVIRONMENTAL RISKS

     Real property pledged as security for a mortgage loan may be subject to certain environmental risks. Under federal law, including the Comprehensive
Environmental Response, Compensation, and Liability Act of 1980, as amended
(also known as "CERCLA") and the laws of

                                       63

certain states, failure to perform the remediation required or demanded by the state or federal government of any condition or circumstance that

      o  may pose an imminent or substantial endangerment to the public health or welfare or the environment,

      o  may result in a release or threatened release of any hazardous material, or

      o  may give rise to any environmental claim or demand,

      o  may give rise to a lien on the property to ensure the reimbursement of remedial costs incurred by the federal or state government. In several states, the lien has priority over the lien of an existing mortgage against the property. Of particular concern may be those mortgaged properties which are, or have been, the site of manufacturing, industrial or disposal activity. Those environmental risks may give rise to (a) a diminution in value of property securing a mortgage note or the inability to foreclose against the property or (b) in certain circumstances as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of the property, the aggregate assets of the owner or operator, or the principal balance of the related indebtedness.

     The state of the law is currently unclear as to whether and under what circumstances cleanup costs, or the obligation to take remedial actions, could be imposed on a secured lender. Under the laws of some states and under CERCLA, a lender may become liable as an "owner" or an "operator" of a contaminated mortgaged property for the costs of remediation of releases or threatened releases of hazardous substances at the mortgaged property. The liability may attach if the lender or its agents or employees have participated in the management of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner, operator, or other third party.

     Excluded from CERCLA's definition of "owner or operator" is any person
"who, without participating in the management of a facility, holds indicia of ownership primarily to protect his security interest" (the "secured-creditor exemption"). This exemption for holders of a security interest such as a secured lender applies only in circumstances when the lender seeks to protect its security interest in the contaminated facility or property. Thus, if a lender's activities encroach on the actual management of that facility or property or of the borrower, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property (whether it holds the facility or property as an investment or leases it to a third party), under some circumstances the lender may incur potential CERCLA liability.

     Amendments to CERCLA provide examples of permissible actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured-creditor exemption, subject to certain conditions and limitations. Additionally, the amendments provide certain protections from CERCLA liability as an "owner or operator" to a lender who forecloses on contaminated property, as long as it seeks to divest itself of the facility at the earliest practicable commercially reasonable time on commercially reasonable terms. The amendments also limit the liability of lenders under the federal Solid Waste Disposal Act for costs of responding to leaking underground storage tanks. However, the protections afforded lenders under the amendments are subject to terms and conditions that have not been clarified by the courts. Moreover, the CERCLA secured-creditor exemption does not necessarily affect the potential for liability in actions under other federal or state laws which may impose liability on "owners or operators" but do not incorporate the secured-creditor exemption. Furthermore, the secured-creditor exemption does not protect lenders from other bases of CERCLA liability, such as that imposed on "generators" or "transporters" of hazardous substances.

     Environmental clean-up costs may be substantial. It is possible that those costs could become a liability of the applicable trust fund and occasion a loss to certificateholders if those remedial costs were incurred.

                                       64

     In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. It is possible that a property securing a mortgage loan could be subject to these transfer restrictions. If this occurs, and if the lender becomes the owner upon foreclosure, the lender may be required to clean up the contamination before selling the property.

     The cost of remediating hazardous substance contamination at a property can be substantial. If a lender is or becomes liable, it can bring an action for contribution against the owner or operator that created the environmental hazard, but that person or entity may be without substantial assets.
Accordingly, it is possible that these costs could become a liability of a trust fund and occasion a loss to certificateholders of the related series.

     To reduce the likelihood of this kind of loss, and unless otherwise provided in the related prospectus supplement, the related Pooling Agreement will provide that the master servicer may not, on behalf of the trust fund, acquire title to a Mortgaged Property or take over its operation unless the master servicer, based on a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so. There can be no assurance that any environmental site assessment obtained by the master servicer will detect all possible environmental contamination or conditions or that the other requirements of the related pooling and servicing agreement, even if fully observed by the master servicer, will in fact insulate the related trust fund from liability with respect to environmental matters.

     Even when a lender is not directly liable for cleanup costs on property securing loans, if a property securing a loan is contaminated, the value of the security is likely to be affected. In addition, a lender bears the risk that unanticipated cleanup costs may jeopardize the borrower's repayment. Neither of these two issues is likely to pose risks exceeding the amount of unpaid principal and interest of a particular loan secured by a contaminated property, particularly if the lender declines to foreclose on a mortgage secured by the property.

     If a lender forecloses on a mortgage secured by a property the operations of which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations.
Compliance may entail substantial expense.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure.
That disclosure may decrease the amount that prospective buyers are willing to pay for the affected property and thereby lessen the ability of the lender to recover its investment in a loan upon foreclosure.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

     Certain of the mortgage loans may contain "due-on-sale" and
"due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related
Mortgaged Property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce those clauses in many states. By virtue, however, of the Garn-St Germain Depository
Institutions Act of 1982 (the "Garn Act"), effective October 15, 1982, which purports to preempt state laws that prohibit the enforcement of due-on-sale clauses by providing among other matters, that "due-on-sale" clauses in certain loans made after the effective date of the Garn Act are enforceable, within certain limitations as set forth in the Garn Act, a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a "due-on-sale" provision upon transfer of an interest in the property, regardless of the master servicer's ability to demonstrate that a sale threatens its legitimate security interest.

SUBORDINATE FINANCING

     Certain of the mortgage loans may not restrict the ability of the borrower to use the Mortgaged Property as security for one or more additional loans.
Where a borrower encumbers a

                                       65

mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Mortgage notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge or fee if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential, including multifamily but not commercial, first mortgage loans originated by certain lenders after March 31, 1980. A similar Federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.
In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, no mortgage loan originated after the date of that state action will (if originated after that rejection or adoption) be eligible for inclusion in a trust fund unless (1) the mortgage loan provides for an interest rate, discount points and charges as are permitted in that state or (2) the mortgage loan provides that the terms are to be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

     Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

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SERVICEMEMBERS CIVIL RELIEF ACT

     Under the terms of the Servicemembers Civil Relief Act (the "Relief Act"),
a borrower who enters military service after the origination of that borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, upon notification by such borrower, shall not be charged interest, including fees and charges, in excess of 6% per annum during the period of that borrower's active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast
Guard and officers of the U.S. Public Health Service or the National Oceanic
and Atmospheric Administration assigned to duty with the military. Because the
Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with those certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.

TYPE OF MORTGAGED PROPERTY

     The lender may be subject to additional risk depending upon the type and use of the Mortgaged Property in question. For instance, Mortgaged Properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions.
Mortgages on Mortgaged Properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk to the lender in that:

     1. hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator; and

     2. the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements.

     In addition, Mortgaged Properties which are multifamily properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of those properties.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 (the
"ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the
ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial

                                       67

resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose these requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

FORFEITURE FOR DRUG, RICO AND MONEY LAUNDERING VIOLATIONS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt
Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the
United States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such defense will be successful.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any change or interpretation could apply retroactively. No rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions. This discussion reflects the applicable provisions of the
Code as well as regulations (the "REMIC Regulations") promulgated by the U.S.
Department of Treasury (the "Treasury"). Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates.

     For purposes of this discussion, (1) references to the mortgage loans include references to the mortgage loans underlying MBS included in the mortgage assets and (2) where the applicable prospectus supplement provides for a fixed retained yield with respect to the mortgage loans underlying a series of certificates, references to the mortgage loans will be deemed to refer to that portion of the mortgage loans held by the trust fund which does not include the Retained Interest. References to a "holder" or "certificateholder"
in this discussion generally mean the beneficial owner of a certificate.

             FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

GENERAL

     With respect to a particular series of certificates, an election may be made to treat the trust fund or one or more segregated pools of assets in the trust fund as one or more REMICs within the meaning of Code Section 860D. A trust fund or a portion of a trust fund as to which a REMIC

                                       68

election is made will be referred to as a "REMIC Pool." For purposes of this discussion, certificates of a series as to which one or more REMIC elections are made are referred to as "REMIC Certificates" and will consist of one or more classes of "Regular Certificates" and one class of Residual Certificates in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each series of REMIC
Certificates, Cadwalader, Wickersham & Taft LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming:

     1. the making of an election,

     2. compliance with the Pooling Agreement and any other governing documents
        and

     3. compliance with any changes in the law, including any amendments to the
        Code or applicable Treasury regulations under the Code, each REMIC Pool will qualify as a REMIC.

     In that case, the Regular Certificates will be considered to be "regular interests" in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the
Residual Certificates will be considered to be "residual interests" in the
REMIC Pool. The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections with respect to the related trust fund will be made, in which event references to "REMIC" or "REMIC Pool" below shall be deemed to refer to that REMIC Pool. If so specified in the applicable prospectus supplement, the portion of a trust fund as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes.
See "--Federal Income Tax Consequences for Certificates as to Which No REMIC
Election Is Made" below.

CHARACTERIZATION OF INVESTMENTS IN REMIC CERTIFICATES

     REMIC Certificates held by a domestic building and loan association will constitute "a regular or residual interest in a REMIC" within the meaning of
Code Section 7701(a)(19)(C)(xi), but only in the same proportion that the assets of the REMIC Pool would be treated as "loans . . . secured by an interest in real property which is . . . residential real property" (such as single family or multifamily properties, but not commercial properties) within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in
Code Section 7701(a)(19)(C), and otherwise will not qualify for that treatment.
REMIC Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(B), and interest, including original issue discount, on the Regular Certificates and income with respect to Residual Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) if received by a real estate investment trust in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing respective treatments, the
REMIC Certificates will qualify for the corresponding status in their entirety.
Mortgage Loans held by the REMIC Pool that have been defeased with U.S.
Treasury obligations will not qualify for the foregoing treatments. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the mortgage loans that are reinvested pending distribution to holders of REMIC
Certificates qualify for that treatment. Where two REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. Regular
Certificates will be "qualified mortgages" for another REMIC for purposes of
Code Section 860G(a)(3). REMIC Certificates held by a regulated investment company will not constitute "Government Securities" within the meaning of Code
Section 851(b)(3)(A)(i). REMIC Certificates held by certain financial institutions will constitute an "evidence of indebtedness" within the meaning of Code Section 582(c)(1).

QUALIFICATION AS A REMIC

     In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the
Code. The REMIC Pool must fulfill

                                       69

an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments." The REMIC
Regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets.
An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide "reasonable arrangements" to prevent its residual interest from being held by "disqualified organizations" and must furnish applicable tax information to transferors or agents that violate this requirement. The Pooling
Agreement for each series will contain a provision designed to meet this requirement. See "--Taxation of Residual Certificates--Tax-Related Restrictions
on Transfer of Residual Certificates--Disqualified Organizations" below.

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day in exchange for regular or residual interests, or is purchased by the REMIC Pool within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i)
whole mortgage loans, such as the mortgage loans, (ii) certificates of beneficial interest in a grantor trust that holds mortgage loans, including certain of the MBS, (iii) regular interests in another REMIC, such as MBS in a trust as to which a REMIC election has been made, (iv) loans secured by timeshare interests and (v) loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general:

     1. the fair market value of the real property security (including buildings and structural components) is at least 80% of the principal balance of the related mortgage loan or mortgage loan underlying the mortgage certificate either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security), or

     2. substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

     If the mortgage loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (1) of the preceding sentence as of the date of the last modification or at closing. A qualified mortgage includes a qualified replacement mortgage, which is any obligation that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (1) in exchange for any qualified mortgage within a three-month period thereafter or (2) in exchange for a defective obligation within a two-year period thereafter. A "defective obligation" includes

     o  a mortgage in default or as to which default is reasonably foreseeable,

     o  a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached,

     o  a mortgage that was fraudulently procured by the mortgagor, and

     o  a mortgage that was not in fact principally secured by real property
        (but only if the mortgage is disposed of within 90 days of discovery).

     A mortgage loan that is defective as described in the 4th clause in the immediately preceding sentence that is not sold or, if within two years of the
Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after that 90-day period.

     Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of

                                       70

interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the mortgage loans are received. Foreclosure property is real property acquired by the REMIC
Pool in connection with the default or imminent default of a qualified mortgage, provided the Depositor had no knowledge that the mortgage loan would go into default at the time it was transferred to the REMIC Pool. Foreclosure property generally must be disposed of prior to the close of the third calendar year following the acquisition of the property by the REMIC Pool, with an extension that may be granted by the IRS.

     In addition to the foregoing requirements, the various interests in a
REMIC Pool also must meet certain requirements. All of the interests in a REMIC
Pool must be either of the following: (1) one or more classes of regular interests or (2) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments
(or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Certificates of a series will constitute one or more classes of regular interests, and the
Residual Certificates for each REMIC Pool of that series will constitute a single class of residual interests on which distributions are made pro rata.

     If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests in the REMIC Pool. The Code, however, authorizes the Treasury
Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference
Committee Report to the Tax Reform Act of 1986 (the "Reform Act") indicates that the relief may

                                       71

be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool's income for the period of time in which the requirements for REMIC status are not satisfied.

TAXATION OF REGULAR CERTIFICATES

     General.

     A regular interest will be treated as a newly originated debt instrument for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the "Regular Certificateholder") as
they accrue, and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder's basis in the Regular Certificate allocable thereto (other than accrued market discount not yet reported as ordinary income). Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by those Regular Certificateholders.

     Original Issue Discount.

     Accrual Certificates and principal-only certificates will be, and other classes of Regular Certificates may be, issued with "original issue discount"
within the meaning of Code Section 1273(a). Holders of any class of Regular
Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to that income. The following discussion is based in part on Treasury regulations
(the "OID Regulations") under Code Sections 1271 through 1275 and in part on the provisions of the Reform Act. Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates. To the extent those issues are not addressed in those regulations, the Depositor intends to apply the methodology described in the Conference Committee Report to the Reform Act. We cannot assure you that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations.
Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions.
A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

     Each Regular Certificate, except to the extent described below with respect to a Regular Certificate on which principal is distributed by random lot ("Random Lot Certificates"), will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder's income. The total amount of original issue discount on a Regular Certificate is the excess of the "stated redemption price at maturity" of the Regular Certificate over its "issue price." The issue price of a class of Regular Certificates offered pursuant to this prospectus generally is the first price at which a substantial amount of Regular
Certificates of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the
Depositor intends to treat the issue price of a class as to which there is no substantial sale as of the issue date or that is retained by the Depositor as the fair market value of that class as of the issue date. The issue price of a
Regular Certificate also includes the amount paid by an initial Regular
Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date. The stated redemption price at maturity of a Regular Certificate

                                       72

always includes the original principal amount of the Regular Certificate, but generally will not include distributions of stated interest if those interest distributions constitute "qualified stated interest." Under the OID
Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below) provided that those interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certificate, it is possible that no interest on any class of Regular Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, we intend to treat interest with respect to the Regular Certificates as qualified stated interest. Distributions of interest on an Accrual Certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of the
Regular Certificates includes all distributions of interest as well as principal on those Regular Certificates. Likewise, we intend to treat an
"interest only" class, or a class on which interest is substantially disproportionate to its principal amount, a so-called "super-premium" class, as having no qualified stated interest. Where the interval between the issue date and the first distribution date on a Regular Certificate is shorter than the interval between subsequent distribution dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

     Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if the original issue discount is less than 0.25%
of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated
redemption price at maturity of the Regular Certificate. The Conference
Committee Report to the Reform Act provides that the schedule of distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the "Prepayment Assumption") and the anticipated reinvestment rate, if any, relating to the Regular Certificates. The Prepayment Assumption
with respect to a Series of Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and that income will be capital gain if the Regular Certificate is held as a capital asset. However, under the OID Regulations, Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method. See "--Election to Treat All
Interest Under the Constant Yield Method" below.

     A Regular Certificateholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. We intend to treat the monthly period ending on the day before each distribution date as the accrual period.
With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period, or shorter period from the date of original issue, that ends on the day before the related distribution date on the Regular Certificate. The Conference
Committee Report to the Reform Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. Other than as discussed below with respect to a Random Lot Certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of:

   3. the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period that are included in the Regular

                                       73

      Certificate's stated redemption price at maturity and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate's stated redemption price at maturity, over

     4. the adjusted issue price of the Regular Certificate at the beginning of the accrual period.

     The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

     1. the yield to maturity of the Regular Certificate at the issue date,

     2. events (including actual prepayments) that have occurred prior to the end of the accrual period, and

     3. the Prepayment Assumption.

     For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular
Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular
Certificate's stated redemption price at maturity that were made on the Regular
Certificate in those prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

     Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular
Certificates as a result of prepayments on the mortgage loans that exceed the
Prepayment Assumption, and generally will decrease, but not below zero for any period, if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the mortgage loans with respect to a series of
Regular Certificates can result in both a change in the priority of principal payments with respect to certain classes of Regular Certificates and either an increase or decrease in the daily portions of original issue discount with respect to those Regular Certificates.

     In the case of a Random Lot Certificate, we intend to determine the yield to maturity of that certificate based upon the anticipated payment characteristics of the class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Random Lot Certificate in a full accrual period would be its allocable share of the original issue discount with respect to the entire class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Random Lot Certificate, or portion of that unpaid principal balance, (a) the remaining unaccrued original issue discount allocable to that certificate (or to that portion) will accrue at the time of that distribution, and (b) the accrual of original issue discount allocable to each remaining certificate of the class (or the remaining unpaid principal balance of a partially redeemed Random Lot Certificate after a distribution of principal has been received) will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance of the class that was distributed. We believe that the foregoing treatment is consistent with the "pro rata prepayment" rules of the
OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the class as a whole. You are advised to consult your tax advisors as to this treatment.

     Acquisition Premium.

     A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily

                                       74

portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price.
Alternatively, a subsequent purchaser may elect to treat all of the acquisition premium under the constant yield method, as described below under the heading
"--Election to Treat All Interest Under the Constant Yield Method" below.

     Variable Rate Regular Certificates.

     Regular Certificates may provide for interest based on a variable rate.
Under the OID Regulations, interest is treated as payable at a variable rate if, generally:

     1. the issue price does not exceed the original principal balance by more than a specified amount, and

     2. the interest compounds or is payable at least annually at current values of

        (a)        one or more "qualified floating rates,"

        (b)        a single fixed rate and one or more qualified floating rates,

        (c)        a single "objective rate," or

        (d)        a single fixed rate and a single objective rate that is a
                   "qualified inverse floating rate."

     A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater than 0.65, but not more than 1.35. The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (1) within the control of the issuer or a related party or
(2) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate. A class of Regular Certificates may be issued under this prospectus that does not have a variable rate under the
OID Regulations, for example, a class that bears different rates at different times during the period it is outstanding so that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID
Regulations. It is possible that a class of this type may be considered to bear
"contingent interest" within the meaning of the OID Regulations. The OID
Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates. However, if final regulations dealing with contingent interest with respect to Regular
Certificates apply the same principles as the current regulations, those regulations may lead to different timing of income inclusion than would be the case under the variable interest regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular
Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

     Under the REMIC Regulations, a Regular Certificate (1) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including a rate that is subject to one or more caps or floors, or (2) bearing one or more of these variable rates for one or more periods or one or more

                                       75

fixed rates for one or more periods, and a different variable rate or fixed rate for other periods qualifies as a regular interest in a REMIC. Accordingly, unless otherwise indicated in the applicable prospectus supplement, we intend to treat Regular Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

     The amount of original issue discount with respect to a Regular
Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount" with the yield to maturity and future payments on that Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. Unless otherwise specified in the applicable prospectus supplement, we intend to treat variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

     Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, we intend to treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans or mortgage certificates having fixed or adjustable rates, as having qualified stated interest, except to the extent that initial "teaser"
rates cause sufficiently "back-loaded" interest to create more than de minimis original issue discount. The yield on those Regular Certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial "teaser rates" followed by fully indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans will be the index in effect on the pricing date (or possibly the issue date), and in the case of initial teaser rates, will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs.
Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through interest rate on the Regular Certificates.

     Deferred Interest.

     Under the OID Regulations, all interest on a Regular Certificate as to which there may be deferred interest is includible in the stated redemption price at maturity thereof. Accordingly, any deferred interest that accrues with respect to a class of Regular Certificates may constitute income to the holders of such Regular Certificates prior to the time distributions of cash with respect to such deferred interest are made.

     Market Discount.

     A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Section 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the Regular Certificate (exclusive of accrued qualified stated
interest) (1) is exceeded by the then-current principal amount of the Regular
Certificate or (2) in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of that Regular Certificate at the time of purchase. The purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on the Regular
Certificate as distributions includible in the stated redemption price at maturity of the Regular Certificate are received, in an amount not exceeding that distribution. The market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption.
The Conference Committee Report to the Reform Act provides that until regulations are issued, the market discount would accrue either (1) on the basis of a constant interest rate or

                                       76

(2) in the ratio of stated interest allocable to the relevant period to the sum of the interest for that period plus the remaining interest as of the end of that period, or in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for that period plus the remaining original issue discount as of the end of that period. You also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. You will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest distributable on those Regular
Certificates. The deferred portion of an interest expense in any taxable year generally will not exceed the accrued market discount on the Regular
Certificate for that year. The deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, you may elect to include market discount in income currently as it accrues on all market discount instruments you acquired in that taxable year or thereafter, in which case the interest deferral rule will not apply. See
"--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which that election may be deemed to be made.

     Market discount with respect to a Regular Certificate will be considered to be zero if the market discount is less than 0.25% of the remaining stated
redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under "--Original Issue Discount") remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See
"--Original Issue Discount" above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. You should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

     Premium.

     A Regular Certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If you hold a Regular Certificate as a "capital asset"
within the meaning of Code Section 1221, you may elect under Code Section 171 to amortize that premium under the constant yield method. Final regulations with respect to amortization of bond premium do not by their terms apply to prepayable obligations such as the Regular Certificates. However, the
Conference Committee Report to the Reform Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code
Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant yield method described above under "--Market Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a Regular
Certificate rather than as a separate deduction item. See "--Election to Treat
All Interest Under the Constant Yield Method" below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

     Election to Treat All Interest Under the Constant Yield Method.

     A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest.
For purposes of applying the constant yield method to a debt

                                       77

instrument subject to an election, (1) "interest" includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (2) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. You should consult their own tax advisors regarding the advisability of making an election.

     Sale or Exchange of Regular Certificates.

     If you sell or exchange a Regular Certificate, you will recognize gain or loss equal to the difference, if any, between the amount received (other than amounts allocable to accrued interest) and your adjusted basis in the Regular
Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by previously recognized losses.

     Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a
Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certificate has been held for the applicable holding period (described below). That gain will be treated as ordinary income as follows:

     1. if a Regular Certificate is held as part of a "conversion transaction"
        as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior distribution of property that was held as a part of that transaction,

     2. in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates, or

     3. to the extent that the gain does not exceed the excess, if any, of (a)
        the amount that would have been includible in the gross income of the holder if its yield on the Regular Certificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of that holder with respect to the Regular Certificate.

     In addition, gain or loss recognized from the sale of a Regular
Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are taxed at lower rates than ordinary income or short-term capital gains of those taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

                                       78

     Investors that recognize a loss on a sale or exchange of the Regular
Certificates for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886
(disclosing certain potential tax shelters) on their federal income tax returns.

     Treatment of Losses.

     Holders of Regular Certificates will be required to report income with respect to Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of
Regular Certificates, except to the extent it can be established that those losses are uncollectible. Accordingly, the holder of a Regular Certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166.

     Under Code Section 166, holders of Regular Certificates that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct, as an ordinary loss, a loss sustained during the taxable year on account of those Regular
Certificates becoming wholly or partially worthless, and, in general, holders of Regular Certificates that are not corporations and do not hold the Regular
Certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of those Regular Certificates becoming wholly worthless. Although the matter is not free from doubt, non-corporate holders of Regular Certificates should be allowed a bad debt deduction at that time as the principal balance of any class or subclass of those Regular Certificates is reduced to reflect losses resulting from any liquidated mortgage loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect those losses only after all mortgage loans remaining in the trust fund have been liquidated or that class of Regular Certificates has been otherwise retired. The IRS could also assert that losses on the Regular Certificates are deductible based on some other method that may defer those deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating "negative" original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the class. You are urged to consult your own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to the Regular Certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the IRS may take the position that losses attributable to accrued original issue discount may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Banks and thrift institutions are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.

TAXATION OF RESIDUAL CERTIFICATES

     Taxation of REMIC Income.

     Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certificates ("Residual Certificateholders"), and
will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Certificateholder are

                                       79

determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in that quarter and by allocating that daily portion among the Residual Certificateholders in proportion to their respective holdings of Residual Certificates in the REMIC Pool on that day.
REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

     1. the limitations on deductibility of investment interest expense and expenses for the production of income do not apply,

     2. all bad loans will be deductible as business bad debts, and

     3. the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

     The REMIC Pool's gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular
Certificates. The REMIC Pool's deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the mortgage loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no certificates of any class of the related series outstanding.

     The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Certificates or income from amortization of issue premium on the Regular Certificates, on the other hand. In the event that an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of those mortgage loans is prepaid, the Residual
Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because (1) the prepayment may be used in whole or in part to make distributions in reduction of principal on the
Regular Certificates and (2) the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon those distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular Certificates. When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of
Regular Certificates to the extent that those classes are not issued with substantial discount. If taxable income attributable to that kind of mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of that series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certificates, whereas to the extent that the
REMIC Pool includes fixed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual
Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of that mismatching or unrelated deductions against which to offset that income, subject to the discussion of "excess inclusions" below under "--Limitations on Offset or
Exemption of REMIC Income." The timing of that mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the Residual
Certificateholder's after-tax rate of return.

                                       80

 Basis and Losses.

     The amount of any net loss of the REMIC Pool that you may take into account is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter.
The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for that Residual Certificate. The adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual
Certificateholder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the
REMIC Pool reportable by the Residual Certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Certificateholder as to whom that loss was disallowed and may be used by that Residual Certificateholder only to offset any income generated by the same REMIC Pool.

     You will not be permitted to amortize directly the cost of your Residual
Certificate as an offset to its share of the taxable income of the related
REMIC Pool. However, that taxable income will not include cash received by the
REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets.
That recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible acceleration of the income of Residual Certificateholders described under "--Taxation of REMIC Income" above, the period of time over which the issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

     A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of a residual interest as zero rather than a negative amount for purposes of determining the
REMIC Pool's basis in its assets. Regulations have been issued addressing the federal income tax treatment of "inducement fees" received by transferees of noneconomic REMIC residual interests. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are permitted to be included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the
REMIC, determined based on actual distributions projected as remaining to be made on such interests under the Prepayment Assumption. If the holder of a residual interest sells or otherwise disposes of the residual interest, any unrecognized portion of the inducement fee would be required to be taken into account at the time of the sale or disposition. Prospective purchasers of the
Residual Certificates should consult with their tax advisors regarding the effect of these regulations.

     Further, to the extent that your initial adjusted basis (other than an original holder) in the Residual Certificate is greater that the corresponding portion of the REMIC Pool's basis in the mortgage loans, you will not recover a portion of that basis until termination of the REMIC Pool unless future
Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by that holder. The REMIC Regulations currently in effect do not so provide. See "--Treatment of Certain Items of REMIC Income and
Expense--Market Discount" below regarding the basis of mortgage loans to the
REMIC Pool and "--Sale or Exchange of a Residual Certificate" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

     Treatment of Certain Items of REMIC Income and Expense.

     Although we intend to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. We make no representation as to

                                       81

the specific method that will be used for reporting income with respect to the mortgage loans and expenses with respect to the Regular Certificates, and different methods could result in different timing of reporting of taxable income or net loss to you or differences in capital gain versus ordinary income.

     Original Issue Discount and Premium. Generally, the REMIC Pool's
deductions for original issue discount and income from amortization of issue premium on the Regular Certificates will be determined in the same manner as original issue discount income on Regular Certificates as described under
"--Taxation of Regular Certificates--Original Issue Discount" and "--Variable
Rate Regular Certificates," without regard to the de minimis rule described in that section, and "--Premium" above.

     Deferred Interest. Any deferred interest that accrues with respect to any adjustable rate mortgage loans held by the REMIC Pool will constitute income to the REMIC Pool and will be treated in a manner similar to the deferred interest that accrues with respect to Regular Certificates as described under
"--Taxation of Regular Certificates--Deferred Interest" above.

     Market Discount. The REMIC Pool will have market discount income in respect of mortgage loans if, in general, their unpaid principal balances exceed the basis of the REMIC Pool allocable to those mortgage loans. The REMIC
Pool's basis in those mortgage loans is generally the fair market value of the mortgage loans immediately after the transfer of the mortgage loans to the
REMIC Pool. The REMIC Regulations provide that the basis is equal in the aggregate to the issue prices of all regular and residual interests in the
REMIC Pool (or the fair market value at the closing date, in the case of a retained class). In respect of mortgage loans that have market discount to which Code Section 1276 applies, the accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described under "--Taxation of Regular Certificates--Market
Discount" above.

     Premium. Generally, if the basis of the REMIC Pool in the mortgage loans exceeds the unpaid principal balances of the mortgage loans, the REMIC Pool will be considered to have acquired those mortgage loans at a premium equal to the amount of that excess. As stated above, the REMIC Pool's basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices (or the fair market value of retained classes) of the regular and residual interests in the REMIC Pool immediately after the transfer of the mortgage loans to the REMIC Pool. In a manner analogous to the discussion above under "--Taxation of Regular Certificates--Premium," a REMIC Pool that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code
Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying MBS that were originated after September 27, 1985 or MBS that are
REMIC regular interests under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the mortgage loans are individuals, Code Section 171 will not be available for premium on mortgage loans, including underlying mortgage loans, originated on or prior to September 27, 1985. Premium with respect to those mortgage loans may be deductible in accordance with a reasonable method regularly employed by the related holder. The allocation of the premium pro rata among principal payments should be considered a reasonable method;
however, the IRS may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

     Limitations on Offset or Exemption of REMIC Income.

     A portion or all of the REMIC taxable income includible in determining your federal income tax liability will be subject to special treatment. That portion, referred to as the "excess inclusion," is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for that quarterly period of (1) 120% of the long-term applicable Federal rate that would have applied to the Residual Certificate if it were a debt

                                       82

instrument, on the Startup Day under Code Section 1274(d), multiplied by (2)
the adjusted issue price of such Residual Certificate at the beginning of that quarterly period. For this purpose, the adjusted issue price of a Residual
Certificate at the beginning of a quarter is the issue price of the Residual
Certificate, plus the amount of those daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to that Residual Certificate prior to the beginning of that quarterly period. Accordingly, the portion of the REMIC Pool's taxable income that will be treated as excess inclusions will be a larger portion of that income as the adjusted issue price of the Residual Certificates diminishes and all such taxable income will be so treated if the adjusted price of the
Residual Certificate is zero.

     The portion of your REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on your return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if you are an organization subject to the tax on unrelated business income imposed by Code Section 511, the excess inclusions will be treated as unrelated business taxable income to you for purposes of Code Section 511. In addition,
REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons, as defined below under "--Tax-Related
Restrictions on Transfer of Residual Certificates--Foreign Investors" below, and that portion attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax, by treaty or otherwise. See
"--Taxation of Certain Foreign Investors--Residual Certificates" below.
Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

     In addition, the Code provides three rules for determining the effect of excess inclusions on your alternative minimum taxable income of a Residual
Certificateholder. First, your alternative minimum taxable income is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, your alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year.
Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

     Tax-Related Restrictions on Transfer of Residual Certificates.

     Disqualified Organizations. If any legal or beneficial interest in a
Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (1) the present value of the total anticipated excess inclusions with respect to that
Residual Certificate for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations. The REMIC
Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable
Federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. The tax generally would be imposed on the transferor of the
Residual Certificate, except that where the transfer is through an agent, including a broker, nominee or other middleman, for a Disqualified
Organization, the tax would instead be imposed on that agent. However, a transferor of a Residual Certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the Residual Certificate is actually held by the
Disqualified Organization.

                                       83

     In addition, if a Pass-Through Entity (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in that entity, then a tax is imposed on the entity equal to the product of (1)
the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during the period the interest is held by the Disqualified Organization, and (2) the highest marginal federal corporate income tax rate. This tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for the tax if it has received an affidavit from the record holder that it is not a Disqualified Organization or stating the holder's taxpayer identification number and, during the period that person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

     If an "electing large partnership" holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified
Organizations for purposes of the tax imposed upon a Pass-Through Entity by
Section 860E(c) of the Code. An exception to this tax, otherwise available to a
Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know the affidavits are false, is not available to an electing partnership.

     For these purposes:

     1. "Disqualified Organization" means the United States, any state or one of their political subdivisions, any foreign government, any international organization, any agency or instrumentality of any of the foregoing
        (provided, that the term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by one of those governmental entities), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section
        1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from taxation under the
        Code unless that organization is subject to the tax on unrelated business income imposed by Code Section 511,

     2. "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a
        Pass-Through Entity as a nominee for another will, with respect to that interest, be treated as a Pass-Through Entity, and

     3. an "electing large partnership" means any partnership having more than
        100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code.

     The Pooling Agreement with respect to a series of certificates will provide that no legal or beneficial interest in a Residual Certificate may be transferred unless (1) the proposed transferee provides to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the Residual
Certificate, is not a Disqualified Organization and is not purchasing the
Residual Certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or other middleman), and (2) the transferor provides a statement in writing to the Depositor and the trustee that it has no actual knowledge that the affidavit is false. Moreover, the Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certificate with respect to a series will bear a legend referring to the restrictions on transfer, and each Residual
Certificateholder will be deemed to have agreed, as a condition of ownership of the Residual Certificates, to any amendments to the related Pooling Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an

                                       84

applicable excise tax must be furnished to the IRS and to the requesting party within 60 days of the request, and the Depositor or the trustee may charge a fee for computing and providing that information.

     Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the
REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Certificateholder (other than a
Residual Certificateholder who is not a U.S. Person, as defined under
"--Foreign Investors" below) is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC, including a residual interest with a positive value at issuance, is a "noneconomic residual interest" unless, at the time of the transfer, (1) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (2) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth under "--Disqualified Organizations"
above. The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the
REMIC. Under the REMIC Regulations, a safe harbor is provided if (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (2) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, (3) the transferee represents to the transferor that it will not cause income from the Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or any other person and (4) either the "formula test" or the "assets test," (each described below) is satisfied. The Pooling Agreement with respect to each series of certificates will require the transferee of a Residual Certificate to certify to the matters in clauses (1), (2) and (3) of the preceding sentence as part of the affidavit described under the heading "--Disqualified Organizations" above.
The transferor must have no actual knowledge or reason to know that those statements are false.

     The formula test is satisfied if the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest cannot exceed the sum of

     (i)        the present value of any consideration given to the transferee to acquire the interest;

     (ii)       the present value of the expected future distributions on the interest; and

     (iii)      the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

     For purposes of these computations, the transferee is assumed to pay tax at the highest rate of tax specified in Section 11(b)(1) of the Code (currently
35%) or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee.

     The assets test is satisfied if (i) the transferee must be a domestic "C"
corporation (other than a corporation exempt from taxation or a regulated investment company or real estate

                                       85

investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years); (ii) the transferee must agree in writing that any subsequent transferee of the residual interest would meet the requirements for a safe harbor transfer; and (iii) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

     Foreign Investors. The REMIC Regulations provide that the transfer of a
Residual Certificate that has "tax avoidance potential" to a "foreign person"
will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a U.S. Person (as defined below), unless the transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (1) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (2) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the Non-U.S. Person transfers the Residual Certificates back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

     The prospectus supplement relating to a series of certificates may provide that a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which a transfer may be made. The term "U.S. Person"
means a citizen or resident of the United States, a corporation or partnership
(except to the extent provided in applicable Treasury regulations) created or organized in or under the laws of the United States, any state, or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to United States federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of that trust, and one or more such U.S. Persons have the authority to control all substantial decisions of that trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on
August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

     Sale or Exchange of a Residual Certificate.

     Upon the sale or exchange of a Residual Certificate, you will recognize gain or loss equal to the excess, if any, of the amount realized over your adjusted basis, as described under "--Taxation of Residual Certificates--Basis and Losses" above, in the Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, you will have taxable income to the extent that any cash distribution to you from the REMIC Pool exceeds the adjusted basis on that distribution date. That income will be treated as gain from the sale or exchange of the Residual
Certificates. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of Residual Certificates, in which case, you will have an adjusted basis in the Residual Certificates remaining when your interest in the REMIC Pool terminates, and if you hold the Residual Certificate as a capital asset under Code Section 1221, then you will recognize a capital loss at that time in the amount of the remaining adjusted basis.

     Any gain on the sale of Residual Certificates will be treated as ordinary income (1) if you hold the Residual Certificates as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on your net investment in the conversion transaction at
120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction or (2) if you are a non-corporate taxpayer, to the extent that you have made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.

                                       86

In addition, gain or loss recognized from the sale of a Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

     The Conference Committee Report to the Reform Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code
Section 1091 will apply to dispositions of Residual Certificates where the seller of those certificates, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after the sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust)
that is economically comparable to a Residual Certificate.

     Mark to Market Regulations.

     The IRS has issued regulations, the "Mark to Market Regulations," under
Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark to Market
Regulations provide that, for purposes of this mark-to-market requirement, a
Residual Certificate is not treated as a security and thus may not be marked to market. The Mark to Market Regulations apply to all Residual Certificates acquired on or after January 4, 1995.

TAXES THAT MAY BE IMPOSED ON THE REMIC POOL

     Prohibited Transactions.

     Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include

     1. the disposition of a qualified mortgage other than for:

        (a)        substitution within two years of the Startup Day for a
                   defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a
                   defaulted) obligation at any time) or for any qualified
                   mortgage within three months of the Startup Day,

        (b)        foreclosure, default or imminent default of a qualified
                   mortgage,

        (c)        bankruptcy or insolvency of the REMIC Pool, or

        (d)        a qualified (complete) liquidation,

     2. the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold,

     3. the receipt of compensation for services or

     4. the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

     Notwithstanding (1) and (4) it is not a prohibited transaction to sell
REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call, generally, an optional termination to save administrative costs when no more than a small percentage of the certificates is outstanding. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

                                       87

 Contributions to the REMIC Pool After the Startup Day.

     In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day.
Exceptions are provided for cash contributions to the REMIC Pool:

     1. during the three months following the Startup Day,

     2. made to a qualified reserve fund by a Residual Certificateholder,

     3. in the nature of a guarantee,

     4. made to facilitate a qualified liquidation or clean-up call, and

     5. as otherwise permitted in Treasury regulations yet to be issued.

     Net Income from Foreclosure Property.

     The REMIC Pool will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed in lieu of foreclosure would be treated as "foreclosure property" for a period ending with the third calendar year following the year of acquisition of that property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

     It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the applicable prospectus supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a mortgage loan. In addition, unless otherwise disclosed in the applicable prospectus supplement, it is not anticipated that any material state income or franchise tax will be imposed on a REMIC Pool.

LIQUIDATION OF THE REMIC POOL

     If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which that adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC
Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims)
to holders of Regular Certificates and Residual Certificateholders within the
90-day period.

ADMINISTRATIVE MATTERS

     The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for that income tax return is Form
1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return.
The trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual
Certificateholder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The Residual Certificateholder owning the largest percentage interest in the Residual Certificates will be obligated to act as
"tax matters person," as defined in applicable Treasury regulations, with respect to the REMIC Pool. Each Residual Certificateholder will be deemed, by acceptance of the Residual Certificates, to have agreed (1) to the appointment of the tax matters person as provided in the preceding sentence and (2) to the irrevocable designation of the trustee as agent for performing the functions of the tax matters person.

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LIMITATIONS ON DEDUCTION OF CERTAIN EXPENSES

     An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code
Section 67, to the extent that those itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code
Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over a statutory threshold or (2) 80%
of the amount of itemized deductions otherwise allowable for that year. In the case of a REMIC Pool, those deductions may include deductions under Code
Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Those investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of those expenses allocated to them as additional gross income, but may be subject to those limitations on deductions. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause those investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, that additional gross income and limitation on deductions will apply to the allocable portion of those expenses to holders of Regular Certificates, as well as holders of Residual
Certificates, where those Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, that allocable portion will be determined based on the ratio that a REMIC
Certificateholder's income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates with respect to a
REMIC Pool. As a result, individuals, estates or trusts holding REMIC
Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular
Certificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates. Unless otherwise indicated in the applicable prospectus supplement, all those expenses will be allocable to the
Residual Certificates.

TAXATION OF CERTAIN FOREIGN INVESTORS

     Regular Certificates.

     Interest, including original issue discount, distributable to Regular
Certificateholders who are non-resident aliens, foreign corporations, or other
Non-U.S. Persons (as defined below), will be considered "portfolio interest"
and, therefore, generally will not be subject to 30% United States withholding tax, provided that the Non-U.S. Person (1) is not a "10-percent shareholder"
within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) and (2) provides the trustee, or the person who would otherwise be required to withhold tax from those distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular
Certificate is a Non-U.S. Person. If that statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the
Regular Certificate is effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Person. In the latter case, the Non-U.S. Person will be subject to United States federal income tax at regular rates. Prepayment Premiums distributable to Regular Certificateholders who are Non-U.S. Persons may be subject to 30% United States withholding tax.
Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular
Certificate. The term "Non-U.S. Person" means any person who is not a U.S.
Person.

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     The IRS has issued regulations which provide new methods of satisfying the beneficial ownership certification requirement described above. These regulations require, in the case of Regular Certificates held by a foreign partnership, that (1) the certification described above be provided by the partners rather than by the foreign partnership and (2) the partnership provide certain information, including a United States taxpayer identification number.
A look-through rule would apply in the case of tiered partnerships. Non-U.S.
Persons should consult their own tax advisors concerning the application of the certification requirements in these regulations.

     Residual Certificates.

     The Conference Committee Report to the Reform Act indicates that amounts paid to Residual Certificateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to
Residual Certificateholders may qualify as "portfolio interest," subject to the conditions described in "--Regular Certificates" above, but only to the extent that (1) the mortgage loans (including mortgage loans underlying certain MBS)
were issued after July 18, 1984 and (2) the trust fund or segregated pool of assets in the trust fund (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in
"registered form" within the meaning of Code Section 163(f)(1). Generally, whole mortgage loans will not be, but MBS and regular interests in another
REMIC Pool will be, considered obligations issued in registered form.
Furthermore, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See
"--Taxation of Residual Certificates--Limitations on Offset or Exemption of
REMIC Income" above. If the amounts paid to Residual Certificateholders who are
Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30%
(or lower treaty rate) withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See "--Tax-Related Restrictions on Transfer of Residual
Certificates--Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential." Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.

BACKUP WITHHOLDING

     Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a
"backup" withholding tax under Code Section 3406 at a current rate of 28%
(which rate will be increased to 31% commencing after 2010) on "reportable payments" (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular
Certificateholder complies with certain reporting and/or certification procedures, including the provision of its taxpayer identification number to the trustee, its agent or the broker who effected the sale of the Regular
Certificate, or that certificateholder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the IRS or allowed as a credit against the Regular Certificateholder's federal income tax liability. The New
Regulations will change certain of the rules relating to certain presumptions currently available relating to information reporting and backup withholding.
Non-U.S. Persons are urged to contact their own tax advisors regarding the application to them of backup and withholding and information reporting.

REPORTING REQUIREMENTS

     Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the Regular
Certificates will be made annually to the IRS and

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to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular
Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request that information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to a particular series of Regular Certificates. Holders through nominees must request that information from the nominee.

     The IRS's Form 1066 has an accompanying Schedule Q, Quarterly Notice to
Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation.
Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed
Treasury regulations) in which the REMIC Pool is in existence.

     Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual
Certificateholders, furnished annually, if applicable, to holders of Regular
Certificates, and filed annually with the IRS concerning Code Section 67 expenses, see "--Limitations on Deduction of Certain Expenses" above, allocable to those holders. Furthermore, under those regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the IRS concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described under "--Qualification as a REMIC" above.

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              FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS
                       TO WHICH NO REMIC ELECTION IS MADE

STANDARD CERTIFICATES

     General.

     In the event that no election is made to treat a trust fund (or a segregated pool of assets in the trust fund) with respect to a series of certificates that are not designated as "--Stripped Certificates," as described below, as a REMIC (certificates of that kind of series are referred to as
"Standard Certificates"), in the opinion of Cadwalader, Wickersham & Taft LLP the trust fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i). Where there is no fixed retained yield with respect to the mortgage loans underlying the Standard Certificates, the holder of a Standard Certificate (a "Standard
Certificateholder") in that series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust fund represented by its Standard Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion under "--Recharacterization of Servicing Fees" below.
Accordingly, the holder of a Standard Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its Standard
Certificate, including interest at the coupon rate on those mortgage loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the master servicer, in accordance with that
Standard Certificateholder's method of accounting. A Standard Certificateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that those amounts are reasonable compensation for services rendered to that trust fund. However, investors who are individuals, estates or trusts who own Standard Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code
Section 67, including deductions under Code Section 212 for the servicing fee and all the administrative and other expenses of the trust fund, to the extent that those deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over a statutory threshold, or (2) 80% of the amount of itemized deductions otherwise allowable for that year. This reduction is scheduled to be phased out from 2006 through 2009, and reinstated after 2010 under the Economic Growth and Tax Relief Reconciliation Act of 2001. As a
result, those investors holding Standard Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on those Standard Certificates with respect to interest at the pass-through rate on those Standard Certificates. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the mortgage loans underlying a series of Standard
Certificates or where the servicing fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the
"stripped bond" and "stripped coupon" rules of the Code, as described under
"--Stripped Certificates" and "--Recharacterization of Servicing Fees," below.

     Tax Status.

     In the opinion of Cadwalader, Wickersham & Taft LLP, Standard Certificates
will have the following status for federal income tax purposes:

   1.  Standard Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans....secured by

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      an interest in real property which is . . . residential real property"
      within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Standard
      Certificate is of the type described in that section of the Code.

   2. Standard Certificate owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of Code
      Section 856(c)(5)(B) to the extent that the assets of the related trust fund consist of qualified assets, and interest income on those assets will be considered "interest on obligations secured by mortgages on real property" to such extent within the meaning of Code Section 856(c)(3)(B).

   3. Standard Certificate owned by a REMIC will be considered to represent an
      "obligation . . . which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related trust fund consist of "qualified mortgages" within the meaning of Code Section 860G(a)(3).

     Premium and Discount.

     Standard Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certificates or thereafter.

     Premium. The treatment of premium incurred upon the purchase of a Standard
Certificate will be determined generally as described under "--Federal Income
Tax Consequences for REMIC Certificates--Taxation of Residual
Certificates--Treatment of Certain Items of REMIC Income and Expense--Premium"
above.

     Original Issue Discount. The original issue discount rules will be applicable to a Standard Certificateholder's interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID
Regulations, the original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of "teaser rates" on the mortgage loans.

     Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to that income. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of that accrual. However,
Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans acquired by a Standard Certificateholder are purchased at a price equal to the then unpaid principal amount of the mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of the mortgage loans (i.e., points) will be includible by that holder.

     Market Discount. Standard Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described under "--Federal Income Tax Consequences for REMIC Certificates--
Taxation of Regular Certificates--Market Discount" above, except that the ratable accrual methods described there will not apply and it is unclear whether a Prepayment Assumption would apply. Rather, the holder will accrue market discount pro rata over the life of the

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mortgage loans, unless the constant yield method is elected. Unless indicated
otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of that accrual.

     Recharacterization of Servicing Fees.

     If the servicing fee paid to the master servicer were deemed to exceed reasonable servicing compensation, the amount of that excess would represent neither income nor a deduction to certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the
Standard Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that the amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. IRS guidance indicates that a servicing fee in excess of reasonable compensation
("excess servicing") will cause the mortgage loans to be treated under the
"stripped bond" rules. That guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of those amounts is not greater than the value of the services provided.

     Accordingly, if the IRS' approach is upheld, a servicer who receives a servicing fee in excess of those amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans.
Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of those mortgage loans as "stripped coupons" and "stripped bonds." Subject to the de minimis rule discussed under "--Stripped
Certificates" below, each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Certificates, and the original issue discount rules of the Code would apply to that holder. While Standard Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the master servicer, or as including that portion as a second class of equitable interest. Applicable Treasury regulations treat that arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, a recharacterization should not have any significant effect upon the timing or amount of income reported by a
Standard Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See "--Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

     Sale or Exchange of Standard Certificates.

     Upon sale or exchange of a Standard Certificate, a Standard
Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale (other than amounts allocable to accrued interest) and its aggregate adjusted basis in the mortgage loans and the other assets represented by the Standard Certificate. In general, the aggregate adjusted basis will equal the Standard Certificateholder's cost for the
Standard Certificate, increased by the amount of any income previously reported with respect to the Standard Certificate and decreased by the amount of any losses previously reported with respect to the Standard Certificate and the amount of any distributions received on those Standard Certificates. Except as provided above with respect to market discount on any mortgage loans, and except for certain financial institutions subject to the provisions of Code
Section 582(c), that gain or loss would be capital gain or loss if the Standard
Certificate was held as a capital asset. However, gain on the sale of a
Standard Certificate will be treated as ordinary income (1) if a Standard
Certificate is held as part of a "conversion transaction" as defined in Code
Section 1258(c), up to the amount

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of interest that would have accrued on the Standard Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable
Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction or
(2) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Long-term capital gains of certain non-corporate taxpayers generally are subject to lower tax rates than ordinary income or short-term capital gains of those taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

     Investors that recognize a loss on a sale or exchange of the Standard
Certificates for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886
(disclosing certain potential tax shelters) on their federal income tax returns.

STRIPPED CERTIFICATES

     General.

     Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, certificates that are subject to those rules will be referred to as "Stripped
Certificates." Stripped Certificates include interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal and principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest as to which no REMIC election is made.

     The certificates will be subject to those rules if:

     1. we or any of our affiliates retain, for our own account or for purposes of resale, in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans,

     2. the master servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid, or retains, servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (See "--Standard
        Certificates--Recharacterization of Servicing Fees" above), and

     3. certificates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

     In general, a holder of a Stripped Certificate will be considered to own
"stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Certificate's allocable share of the servicing fees paid to the master servicer, to the extent that those fees represent reasonable compensation for services rendered. See discussion under
"--Standard Certificates-- Recharacterization of Servicing Fees" above.
Although not free from doubt, for purposes of reporting to Stripped
Certificateholders, the servicing fees will be allocated to the Stripped
Certificates in proportion to the respective entitlements to distributions of each class, or subclass, of Stripped Certificates for the related period or periods. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described under
"--Standard Certificates--General" above, subject to the limitation described there.

     Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that the stripped interest is purchased. Although the

                                       95

treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where the Stripped Certificates are issued with respect to a mortgage pool containing variable-rate mortgage loans, in the opinion of Cadwalader, Wickersham & Taft LLP (1) the trust fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i), and (2) each
Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section
1286, Code Sections 1272 through 1275, and the OID Regulations. While under
Code Section 1286 computations with respect to Stripped Certificates arguably should be made in one of the ways described under "--Taxation of Stripped
Certificates--Possible Alternative Characterizations" below, the OID
Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The applicable
Pooling Agreement will require that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

     Furthermore, Treasury regulations issued December 28, 1992 provide for the treatment of a Stripped Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount.
In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount, as described below, at a de minimis original issue discount, or, presumably, at a premium. This treatment suggests that the interest component of that Stripped Certificate would be treated as qualified stated interest under the OID Regulations, other than in the case of an interest-only Stripped Certificate or a Stripped Certificate on which the interest is substantially disproportionate to the principal amount.
Further, these final regulations provide that the purchaser of a Stripped
Certificate will be required to account for any discount as market discount rather than original issue discount if either (1) the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule, or (2) no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans. This market discount would be reportable as described under "--Federal Income Tax Consequences for REMIC
Certificates--Taxation of Regular Certificates--Market Discount" above, without regard to the de minimis rule there, assuming that a prepayment assumption is employed in that computation.

     Status of Stripped Certificates.

     No specific legal authority exists as to whether the character of the
Stripped Certificates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, in the opinion of Cadwalader, Wickersham & Taft LLP, Stripped Certificates owned by applicable holders should be considered to represent "real estate assets"
within the meaning of Code Section 856(c)(5)(B), "obligation[s] principally secured by an interest in real property" within the meaning of Code Section
860G(a)(3)(A), and "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section
7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certificates should be considered to represent
"interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on those mortgage loans qualify for that treatment.

     Taxation of Stripped Certificates.

     Original Issue Discount. Except as described under "--General" above, each
Stripped Certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable

                                       96

to that income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the Reform Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a "Stripped
Certificateholder") in any taxable year likely will be computed generally as described under "--Federal Income Tax Consequences for REMIC
Certificates--Taxation of Regular Certificates--Original Issue Discount" and
"--Variable Rate Regular Certificates" above. However, with the apparent exception of a Stripped Certificate qualifying as a market discount obligation, as described under "--General" above, the issue price of a Stripped Certificate will be the purchase price paid by each holder of the Stripped Certificate, and the stated redemption price at maturity will include the aggregate amount of the payments, other than qualified stated interest to be made on the Stripped
Certificate to that Stripped Certificateholder, presumably under the Prepayment
Assumption.

     If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of the original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by that Stripped Certificateholder's Stripped Certificate.
While the matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain, assuming no further prepayments, that the holder will not recover a portion of its adjusted basis in that Stripped Certificate to recognize an ordinary loss, if it is a corporation, or a short-term capital loss, if it is not a corporation and does not hold the Stripped Certificate in connection with a trade or business, equal to that portion of unrecoverable basis.

     As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the mortgage loans are prepaid could lead to the interpretation that the interest payments are "contingent" within the meaning of the OID
Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID Regulations, those regulations may lead to different timing of income inclusion that would be the case under the OID Regulations.
Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

     Sale or Exchange of Stripped Certificates. Sale or exchange of a Stripped
Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped
Certificateholder's adjusted basis in that Stripped Certificate, as described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of
Regular Certificates--Sale or Exchange of Regular Certificates" above. To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Certificates by more than the statutory de minimis amount, that subsequent purchaser will be required for federal income tax purposes to accrue and report that excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a
Stripped Certificateholder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

     Investors that recognize a loss on a sale or exchange of the Stripped
Certificates for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886
(disclosing certain potential tax shelters) on their federal income tax returns.

     Purchase of More Than One Class of Stripped Certificates. Where an
investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes those classes of
Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

                                       97

     Possible Alternative Characterizations. The characterizations of the
Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of

     1. one installment obligation consisting of that Stripped Certificate's pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of that Stripped
        Certificate's pro rata share of the payments attributable to interest on each mortgage loan,

     2. as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan or

     3. a separate installment obligation for each mortgage loan, representing the Stripped Certificate's pro rata share of payments of principal and/or interest to be made with respect thereto.

     Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the Stripped Certificate, or classes of
Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on that mortgage loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations issued regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

     Because of these possible varying characterizations of Stripped
Certificates and the resultant differing treatment of income recognition,
Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

     The trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certificateholder or Stripped Certificateholder
at any time during that year, the information, prepared on the basis described above, as the trustee deems to be necessary or desirable to enable those certificateholders to prepare their federal income tax returns. The information will include the amount of original issue discount accrued on certificates held by persons other than certificateholders exempted from the reporting requirements. The amounts required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a certificateholder, other than an original certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates, unless provided otherwise in the applicable prospectus supplement, the reporting will be based upon a representative initial offering price of each class of Stripped Certificates. The trustee will also file the original issue discount information with the IRS. If a certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, backup withholding at a current rate of 28.0% (which rate will be increased to 31% commencing after 2010) may be required in respect of any reportable payments, as described under "--Federal Income Tax Consequences for REMIC Certificates--Backup Withholding" above.

TAXATION OF CERTAIN FOREIGN INVESTORS

     To the extent that a certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold

                                       98

tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United
States withholding tax, or a lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the
Standard Certificateholder or Stripped Certificateholder on the sale or exchange of that certificate also will be subject to federal income tax at the same rate.

     Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be
"portfolio interest" and will be treated in the manner, and those persons will be subject to the same certification requirements, described under "--Federal
Income Tax Consequences for REMIC Certificates--Taxation of Certain Foreign
Investors--Regular Certificates" above.

                      STATE AND OTHER TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Certain
Federal Income Tax Consequences" above, you should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Thus, you should consult your own tax advisors with respect to the various tax consequences of investments in the offered certificates.

                          CERTAIN ERISA CONSIDERATIONS

GENERAL

     The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and the Code impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (all of which are referred to as "Plans"), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section
3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law ("Similar Law") materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Sections 401(a) and 501(a) of the
Code, are subject to the prohibited transaction rules set forth in Section 503 of the Code.

     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties in
Interest") who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code. Special caution should be exercised before the assets of a Plan are used to purchase an offered certificate if, with respect to those assets, the Depositor, the master servicer or the trustee or one of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve

                                       99

as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan;
or (c) is an employer maintaining or contributing to the Plan.

     Before purchasing any offered certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Section
4975 of the Code, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below)
applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable, and further should consult the applicable prospectus supplement relating to that series of offered certificates. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.

PLAN ASSET REGULATIONS

     A Plan's investment in offered certificates may cause the trust assets to be deemed Plan assets. Section 2510.3-101 of the regulations of the United
States Department of Labor ("DOL") provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by "benefit plan investors" (that is, Plans and certain employee benefit plans not subject to ERISA) is not "significant."
For this purpose, in general, equity participation in a trust fund will be
"significant" on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

     In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the trust assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan "fiduciary" with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code. In addition, if the Trust Assets constitute
Plan assets, the purchase of offered certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA or the Code.

ADMINISTRATIVE EXEMPTIONS

     Several underwriters of mortgage-backed securities have applied for and obtained individual administrative ERISA prohibited transaction exemptions (the
"Exemptions") which can only apply to the purchase and holding of mortgage-backed securities which, among other conditions, are sold in an offering with respect to which that underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If one of the
Exemptions might be applicable to a series of certificates, the related prospectus supplement will refer to the possibility, as well as provide a summary of the conditions to the applicability.

     The DOL has promulgated amendments (the "Amendments") to the Exemptions that, among other changes, permit Plans to purchase subordinated certificates rated in any of the four highest ratings categories (provided that all other requirements of the Exemptions are met). Plan fiduciaries should, and other potential investors who may be analyzing the potential liquidity of their investment may wish to, consult with their advisors regarding the Amendments.

INSURANCE COMPANY GENERAL ACCOUNTS

     Sections I and III of Prohibited Transaction Class Exemption ("PTCE")
95-60 exempt from the application of the prohibited transaction provisions of
Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code
transactions in connection with the acquisition of a security (such

                                      100

as a certificate issued by a trust fund) as well as the servicing, management and operation of a trust (such as the trust fund) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemptions. All other conditions of the Exemptions would have to be satisfied in order for PTCE
95-60 to be available. Before purchasing any class of offered certificates, an insurance company general account seeking to rely on Sections I and III of PTCE
95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

     The Small Business Job Protection Act of 1996 added a new Section 401(c)
to ERISA, which provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account.
Pursuant to Section 401(c) of ERISA, the DOL issued regulations ("401(c)
Regulations"), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insured's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets.
Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because
Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the offered certificates should consult with their counsel with respect to the applicability of Section 401(c) of
ERISA.

UNRELATED BUSINESS TAXABLE INCOME; RESIDUAL CERTIFICATES

     The purchase of a Residual Certificate by any employee benefit plan qualified under Code Section 401(a) and exempt from taxation under Code Section
501(a), including most varieties of Plans, may give rise to "unrelated business taxable income" as described in Code Sections 511-515 and 860E. Further, prior to the purchase of Residual Certificates, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing a Residual Certificate on behalf of, a "Disqualified Organization,"
which term as defined above includes certain tax-exempt entities not subject to
Code Section 511 including certain governmental plans, as discussed above under the caption "Certain Federal Income Tax Consequences--Federal Income Tax
Consequences for REMIC Certificates--Taxation of Residual
Certificates--Tax-Related Restrictions on Transfer of Residual
Certificates--Disqualified Organizations."

     Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

     The sale of certificates to an employee benefit plan is in no respect a representation by the Depositor or the Underwriter that this investment meets all relevant legal requirements with respect to investments by plans generally or by any particular plan, or that this investment is appropriate for plans generally or for any particular plan.

                               LEGAL INVESTMENT

     If so specified in the related prospectus supplement, the offered certificates will constitute "mortgage related securities" for purposes of the
Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA").
Generally, the only classes of offered certificates which will qualify as
"mortgage related securities" will be those that (1) are rated in one of the two highest

                                      101

rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a trust fund consisting of loans secured by first liens on real estate and originated by certain types of originators specified in SMMEA. The appropriate characterization of those certificates not qualifying as "mortgage related securities" ("Non-SMMEA Certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase those certificates, may be subject to significant interpretive uncertainties. Accordingly, investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult their own legal advisors in determining whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

     Those classes of offered certificates qualifying as "mortgage related securities," will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies, trustees and pension funds, created pursuant to or existing under the laws of the United
States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

     Under SMMEA, a number of states enacted legislation, on or prior to the
October 3, 1991 cut-off for those enactments, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in
"mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act
of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of offered certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has
amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12
C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. Section 1.2(m)
to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part,
"mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to

                                      102

numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any class of offered certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The National Credit Union Administration (the "NCUA") has
adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities" under certain limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's
"investment pilot program" under C.F.R. Section 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to
12 C.F.R. Section 742.4(b)(2). The Office of Thrift Supervision (the "OTS") has
issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate
Risk, Investment Securities, and Derivatives Activities," and Thrift Bulletin
73a (December 18, 2001), "Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment
Securities and End-User Derivatives Activities" (the "1998 Policy Statement")
of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the
Federal Deposit Insurance Corporation and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks
(including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

     Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain classes of offered certificates as
"mortgage related securities," no representations are made as to the proper characterization of offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions. The uncertainties described above
(and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates)
may adversely affect the liquidity of the offered certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates of any class constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                                      103

                            METHOD OF DISTRIBUTION

     The offered certificates offered by this prospectus and by the related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state our net proceeds from that sale.

     We intend that offered certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of certificates may be made through a combination of two or more of these methods.
Those methods are as follows:

     1. by negotiated firm commitment underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

     2. by placements through one or more placement agents specified in the related prospectus supplement primarily with institutional investors and dealers; and

     3. through direct offerings by the Depositor.

     If underwriters are used in a sale of any offered certificates (other than in connection with an underwriting on a best efforts basis), those certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment. The underwriters may be broker-dealers affiliated with us. Their identities and material relationships to us will be set forth in the related prospectus supplement. The managing underwriter or underwriters with respect to the offer and sale of a particular series of certificates will be set forth in the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in that prospectus supplement.

     In connection with the sale of the offered certificates, underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the offered certificates may be deemed to be underwriters in connection with those offered certificates, and any discounts or commissions received by them from us and any profit on the resale of offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Securities
Act").

     It is anticipated that the underwriting agreement pertaining to the sale of any series of certificates will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all offered certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that we will indemnify the several underwriters, and each person, if any, who controls that underwriter within the meaning of Section 15 of the
Securities Act, against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments required to be made in respect of these liabilities.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of that offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

     We anticipate that the offered certificates offered by this prospectus and the related prospectus supplement will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be
"underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of offered certificates. You should consult with your legal advisors in this regard prior to any similar reoffer or sale.

     As to each series of certificates, only those classes rated in an investment grade rating category by any rating agency will be offered by this prospectus. We may initially retain any unrated class and we may sell it at any time to one or more institutional investors.

                                      104

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     With respect to each series of certificates offered by this prospectus, there are incorporated in this prospectus and in the related prospectus supplement by reference all documents and reports filed or caused to be filed by the Depositor with respect to a trust fund pursuant to Section 13(a), 13(c),
14 or 15(d) of the Securities Exchange Act of 1934, that relate specifically to the related series of certificates. The Depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered certificates, upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to one or more of the classes of offered certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the
Depositor should be directed in writing to its principal executive offices at
270 Park Avenue, New York, New York 10017, Attention: President, or by
telephone at (212) 834-9299. The Depositor has determined that its financial statements will not be material to the offering of any Offered Certificates.

     The Depositor filed a registration statement (the "Registration
Statement") relating to the certificates with the Securities and Exchange
Commission. This prospectus is part of the Registration Statement, but the
Registration Statement includes additional information.

     Copies of the Registration Statement and other filed materials may be read and copied at the Public Reference Section of the Securities and Exchange
Commission, 450 Fifth Street N.W., Washington, D.C. 20549. Information
regarding the operation of the Public Reference Room may be obtained by calling
The Securities and Exchange Commission at 1-800-SEC-0330. The Securities and
Exchange Commission also maintains a site on the World Wide Web at
"http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system.
The Depositor has filed the Registration Statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Securities and Exchange Commission's Web site. The Securities and Exchange Commission maintains computer terminals providing access to the
EDGAR system at each of the offices referred to above.

                                 LEGAL MATTERS

     The validity of the certificates of each series and certain federal income tax matters will be passed upon for us by Cadwalader, Wickersham & Taft LLP,
New York, New York or such other counsel as may be specified in the applicable prospectus supplement.

                             FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of certificates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                    RATING

     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of those certificates of all collections on the underlying mortgage assets to which those holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with those certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent

                                      105

any assessment of the likelihood of principal prepayments by borrowers or of the degree by which those prepayments might differ from those originally anticipated. As a result, you might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                      106

                             INDEX OF DEFINED TERMS

1998 Policy Statement .......................   103
401(c) Regulations ..........................   101
Accrual Certificates ........................    35
Accrued Certificate Interest ................    35
ADA .........................................    67
Amendments ..................................   100
ARM Loans ...................................    24
Available Distribution Amount ...............    35
Bankruptcy Code .............................    59
Book-Entry Certificates .....................    34
Cash Flow Agreement .........................    26
CERCLA ......................................    63
Certificate Owner ...........................    41
certificateholder ...........................    68
Code ........................................    39
Cooperatives ................................    21
CPR .........................................    30
Debt Service Coverage Ratio .................    22
defective obligation ........................    70
Definitive Certificates .....................    34
Depositor ...................................    21
Determination Date ..........................    27
Direct Participants .........................    40
Disqualified Organization ...................    84
Distribution Date Statement .................    38
DOL .........................................   100
DTC .........................................    34
Due Dates ...................................    23
Due Period ..................................    27
EDGAR .......................................   105
electing large partnership ..................    84
Equity Participation ........................    24
Event of Default ............................    51
Excess Funds ................................    33
excess inclusion ............................    82
excess servicing ............................    94
Exemptions ..................................   100
FAMC ........................................    25
FHLMC .......................................    25
FNMA ........................................    25
foreclosure .................................    61
Garn Act ....................................    65
GNMA ........................................    25
holder ......................................    68
Indirect Participants .......................    41
Insurance and Condemnation Proceeds .........    46
L/C Bank ....................................    55
Liquidation Proceeds ........................    46
Loan-to-Value Ratio .........................    23

Lock-out Date ...............................    24
Lock-out Period .............................    24
market discount .............................    76
MBS .........................................    21
MBS Agreement ...............................    25
MBS Issuer ..................................    25
MBS Servicer ................................    25
MBS Trustee .................................    25
Mortgage Asset Seller .......................    21
Mortgage Notes ..............................    21
Mortgaged Properties ........................    21
Mortgages ...................................    21
NCUA ........................................   103
Net Leases ..................................    22
Net Operating Income ........................    22
Nonrecoverable Advance ......................    37
Non-SMMEA Certificates ......................   102
Non-U.S. Person .............................    89
OCC .........................................   102
OID Regulations .............................    72
OTS .........................................   103
Participants ................................    40
Parties in Interest .........................    99
Pass-Through Entity .........................    84
Permitted Investments .......................    45
Plans .......................................    99
Pooling Agreement ...........................    42
prepayment ..................................    29
Prepayment Assumption .......................    73
prepayment collar ...........................    30
Prepayment Interest Shortfall ...............    27
Prepayment Premium ..........................    24
PTCE ........................................   100
Random Lot Certificates .....................    72
Record Date .................................    35
Reform Act ..................................    71
Registration Statement ......................   105
Regular Certificateholder ...................    72
Regular Certificates ........................    69
Related Proceeds ............................    37
Relief Act ..................................    67
                                                 8,
REMIC .......................................    69
REMIC Certificates ..........................    69
REMIC Pool ..................................    69
REMIC Regulations ...........................    68
REO Property ................................    45
Residual Certificateholders .................    79
Residual Certificates .......................    35
secured-creditor exemption ..................    64

                                      107

Securities Act .....................   104
Senior Certificates ................    34
Servicing Standard .................    44
Similar Law ........................    99
SMMEA ..............................   101
SPA ................................    30
Standard Certificateholder .........    92
Standard Certificates ..............    92
Startup Day ........................    70
Stripped Certificateholder .........    97

Stripped Certificates. .............    95
Subordinate Certificates ...........    34
Sub-Servicing Agreement ............    45
Title V ............................    66
Treasury ...........................    68
U.S. Person ........................    86
Value ..............................    23
Warranting Party ...................    43

                                      108

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                      [THIS PAGE INTENTIONALLY LEFT BLANK]

     The attached diskette contains a Microsoft Excel(1), Version 5.0 spreadsheet file (the "Spreadsheet File") that can be put on a user-specified hard drive or network drive. The Spreadsheet File is "JPMCC 2004-CIBC10.xls." It provides, in electronic format, certain statistical information that appears under the caption "Description of the Mortgage Pool" in this prospectus supplement and in Annex A-1, Annex A-2, Annex B and Annex C to the prospectus supplement. Defined terms used in the Spreadsheet File but not otherwise defined in the Spreadsheet File shall have the respective meanings assigned to them in this prospectus supplement. All the information contained in the Spreadsheet
File is subject to the same limitations and qualifications contained in this prospectus supplement. To the extent that the information in electronic format contained in the attached diskette is different from statistical information that appears under the caption "Description of the Mortgage Pool" in this prospectus supplement and in Annex A-1, Annex A-2, Annex B and Annex C to the
prospectus supplement, the information in electronic format is superseded by the related information in print format. Prospective investors are advised to read carefully and should rely solely on the final prospectus supplement and accompanying prospectus relating to the Certificates in making their investment decision.

     Open the file as you would normally open any spreadsheet in Microsoft
Excel. Before the file is displayed, a message will appear notifying you that the file is Read Only. Click the "READ ONLY" button and, after the file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY.

---------
(1) Microsoft Excel is a registered trademark of Microsoft Corporation.

================================================================================

      YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY
REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ATTACHED PROSPECTUS. WE HAVE
NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

      WE ARE NOT OFFERING THESE CERTIFICATES IN ANY STATE WHERE THE OFFER IS
NOT PERMITTED.

                     ------------------

                    PROSPECTUS SUPPLEMENT

                          PROSPECTUS

  Incorporation of Certain Information by

      DEALERS WILL BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND
PROSPECTUS WHEN ACTING AS UNDERWRITERS OF THESE CERTIFICATES AND WITH RESPECT
TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. IN ADDITION, ALL DEALERS SELLING
THESE CERTIFICATES WILL DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS UNTIL
FEBRUARY   , 2005.

===============================================================================

===============================================================================

                                 $1,352,082,000
                                 (APPROXIMATE)

                        [LOGO OMITTED] J.P. MORGAN CHASE
                              COMMERCIAL MORTGAGE
                                SECURITIES CORP.

                              COMMERCIAL MORTGAGE
                           PASS-THROUGH CERTIFICATES,
                               SERIES 2004-CIBC10

            Class A-1 Certificates          $ 36,467,000
            Class A-2 Certificates          $ 91,592,000
            Class A-3 Certificates          $250,536,000
            Class A-4 Certificates          $180,896,000
            Class A-5 Certificates          $174,874,000
            Class A-6 Certificates          $387,056,000
            Class A-J Certificates          $119,051,000
            Class B Certificates            $ 62,006,000
            Class C Certificates            $ 17,361,000
            Class D Certificates            $ 14,881,000
            Class E Certificates            $ 17,362,000

             -----------------------------------------------------

                     P R OS P E C T U S  S UP P L E ME N T

             -----------------------------------------------------

                                    JPMORGAN
                               CIBC WORLD MARKETS
                                BARCLAYS CAPITAL
                              WACHOVIA SECURITIES
                           CREDIT SUISSE FIRST BOSTON

                               NOVEMBER   , 2004

================================================================================